     As filed with the Securities and Exchange Commission on July 27, 1999
                                                     Registration No. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                --------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                                --------------
                         CAITHNESS COSO FUNDING CORP.
            (Exact name of Registrant as specified in its charter)

                                --------------

             Delaware                             525990                            94-3328762
  (State or other jurisdiction of      (Primary Standard Industrial              (I.R.S. Employer
  incorporation or organization)        Classification Code Number)             Identification No.)

  Coso Finance Partners            California                   221119                   68-0133679
  Coso Energy Developers           California                   221119                   94-3071296
  Coso Power Developers            California                   221119                   94-3102796
     (Exact names of            (State or other           (Primary Standard
      Registrants as            jurisdiction of               Industrial              (I.R.S. Employer
    specified in their          incorporation or         Classification Code
        charters)                organization)                 Number)              Identification No.)

                    1114 Avenue of the Americas, 41st Floor
                         New York, New York 10036-7790
                                (212) 921-9099
  (Address, including zip code, and telephone number, including area code, of Caithness Coso Funding Corp.'s principal executive offices)

                                --------------
                           Christopher T. McCallion
             Executive Vice President and Chief Financial Officer
                         Caithness Coso Funding Corp.
                    1114 Avenue of the Americas, 41st Floor
                         New York, New York 10036-7790
                                (212) 921-9099
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                --------------
                                With a Copy to:
                            Mitchell S. Cohen, Esq.
                              Riordan & McKinzie
                      300 South Grand Avenue, 29th Floor
                         Los Angeles, California 90071

                                --------------
  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
                                                          Proposed Maximum  Proposed Maximum
        Title of Each Class of            Amount to be     Offering Price       Aggregate         Amount of
     Securities to be Registered           Registered      per Security(1)  Offering Price(1) Registration Fee
--------------------------------------------------------------------------------------------------------------
6.80% Senior Secured Notes due 2001..     $110,000,000          100%          $110,000,000         $30,580
--------------------------------------------------------------------------------------------------------------
9.05% Senior Secured Notes due 2009..     $303,000,000          100%          $303,000,000         $84,234
--------------------------------------------------------------------------------------------------------------
Guarantees(2)........................          (3)               (3)               (3)               (3)
--------------------------------------------------------------------------------------------------------------
 Total...............................     $413,000,000          100%          $413,000,000        $114,814
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.
(2) Coso Finance Partners, Coso Energy Developers and Coso Power Developers are each registering guarantees of the payment of the principal of, premium, if any, and interest on the Senior Secured Notes being registered hereby. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no registration fee is required with respect to the guarantees.
(3) Not applicable.

                                --------------
  The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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

                    SUBJECT TO COMPLETION, DATED     , 1999

PROSPECTUS

                          Caithness Coso Funding Corp.

                               Offer to Exchange

      Any and All Outstanding 6.80% Series A Senior Secured Notes due 2001
                                      for
                  6.80% Series B Senior Secured Notes due 2001

                                      and

      Any and All Outstanding 9.05% Series A Senior Secured Notes due 2009
                                      for
                  9.05% Series B Senior Secured Notes due 2009

  This is an offer to exchange any and all outstanding, unregistered Caithness Coso Funding Corp. 6.80% Series A Senior Secured Notes due 2001 you now hold for new, substantially identical 6.80% Series B Senior Secured Notes due 2001 and any and all outstanding, unregistered Caithness Coso Funding Corp. 9.05% Series A Senior Secured Notes due 2009 for new, substantially identical 9.05% Series B Senior Secured Notes due 2009. The 6.80% Series A Senior Secured Notes due 2001 and the 9.05% Series A Senior Secured Notes due 2009 are called the Series A notes, and the new 6.80% Series B Senior Secured Notes due 2001 and the new 9.05% Series B Senior Secured Notes due 2001 are called the Series B notes. The Series B notes will be free of the transfer restrictions that apply to the Series A notes.

  This exchange offer will expire at 5:00 p.m., New York City time, on       ,
1999, unless we extend the expiration date. You must tender your Series A notes before the exchange offer expires to obtain the respective Series B notes and the liquidity benefits they offer. Only Series B notes due 2001 may be exchanged for tendered Series A notes due 2001, and only Series B notes due 2009 may be exchanged for tendered Series A notes due 2009. We will exchange Series A notes only in integral multiples of $1,000.

  We agreed with the initial purchaser of the Series A notes to make this exchange offer and register the issuance of the Series B notes following the closing of the issuance and sale of the Series A notes to the initial purchase of those notes. This exchange offer applies to any and all outstanding Series A notes tendered before the exchange offer expires.

  The Series B notes will not trade on any established exchange. The Series B notes will have the same financial terms and covenants as the Series A notes, and are subject to the same business and financial risks.

  A description of those risks begins on page 34.

  The terms of the exchange offer will include the following:

  . We will exchange any and all outstanding Series A notes that are validly tendered and not withdrawn before the exchange offer expires;

  . You may withdraw your tender of Series A notes at any time before the exchange offer expires; and

  . We will not receive any proceeds from the exchange offer.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is       , 1999.

                               TABLE OF CONTENTS

                                                                          Page
Forward-Looking Statements...............................................   i
Prospectus Summary.......................................................   1
Risk Factors.............................................................  34
The Exchange Offer.......................................................  49
Capitalization...........................................................  59
Selected Historical and Pro Forma Financial and Operating Data...........  61
Unaudited Pro Forma Financial Data.......................................  66
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  82
Business................................................................. 101
Summary Descriptions of Principal Agreements Relating to the Coso
 Projects................................................................ 124
Regulation............................................................... 136
Management............................................................... 141

                                                                            Page
Ownership.................................................................. 147
Certain Relationships and Related Transactions............................. 150
Description of Series B Notes.............................................. 155
Material Federal Income Tax Consequences of the Exchange Offer............. 204
Plan of Distribution....................................................... 205
Legal Matters.............................................................. 205
Change in Independent Accountants.......................................... 205
Experts.................................................................... 206
Available Information...................................................... 207
Index to Financial Statements.............................................. F-1
Exhibit A--Independent Engineer's Report
Exhibit B--Energy Markets Consultant's Report
Exhibit C--Geothermal Consultant's Report

                           FORWARD-LOOKING STATEMENTS

  This prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this prospectus regarding industry prospects, our prospects and our financial position are forward-looking statements. Although we believe that our expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove to be correct. We have based these forward-looking statements on our beliefs, assumptions and expectations and on information currently available to us. These statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance or achievements to differ materially from the results, performance or achievements expressed or implied by these statements. Forward-looking statements are not guarantees of performance.

  Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, we have identified some of these risks, uncertainties and other important factors in "Risk Factors," in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in the assumptions made by our independent engineer, our energy markets consultant and our geothermal consultant in their respective reports, copies of which are included in the prospectus. You should also consider, among others, the following important factors:

  .  general economic and business conditions in the United States;

  . changes in governmental regulations affecting us and our affiliates, our and their businesses and operations and the United States electric power industry;

  .  general industry trends;

  .  changes to the competitive environment;

  .  power costs and resource availability;

  . changes in business strategy, development plans or vendor or customer relationships;

  .  availability, terms and deployment of capital; and

  .  availability of qualified personnel.

  These forward-looking statements speak only as of the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances after the date of this prospectus, and we do not assume any responsibility to do so.

                               PROSPECTUS SUMMARY

  This summary may not contain all of the information that may be important to you. We encourage you to read this entire prospectus, including the financial data and the related notes, before deciding to tender your Series A notes in the exchange offer. Whenever this prospectus uses the terms "we," "us," "our" "ourselves" or "Funding Corp.," it is referring to Caithness Coso Funding Corp., the issuer of the Series A notes and the Series B notes, which we collectively call the senior secured notes.

                                   The Issuer

  We are a special purpose corporation and a wholly owned subsidiary of Coso Finance Partners, which we call the Navy I partnership, Coso Energy Partners, which we call the BLM partnership, and Coso Power Developers, which we call the Navy II partnership. We call the Navy I partnership, the BLM partnership and the Navy II partnership the Coso partnerships. We were formed for the purpose of issuing the senior secured notes for ourselves and on behalf of the Coso partnerships. The Coso partnerships have guaranteed our obligations to repay the senior secured notes.

  On May 28, 1999, we and the Coso partnerships completed the following transactions:

  . We sold $110,000,000 of our 6.80% Series A Senior Secured Notes due 2001 and $303,000,000 of our 9.05% Series A Senior Secured Notes due 2009 to Donaldson, Lufkin & Jenrette Securities Corporation, which we call the initial purchaser of the Series A notes, under a purchase agreement, dated May 21, 1999, among the initial purchaser, the Coso partnerships and us. We call the sale of the Series A notes to the initial purchaser the Series A notes offering;

  . We loaned all of the proceeds from the Series A notes offering to the Coso partnerships; and

  . The Coso partnerships, in turn, caused the net proceeds from the Series A notes offering, together with cash on their balance sheets and funds from other sources, to (1) retire all Coso project debt that existed prior to the Series A notes offering, including the payment of accrued and unpaid interest and premiums, of approximately $150.7 million, (2) initially fund the Debt Service Reserve Account established under a Deposit and Disbursement Agreement dated as of May 28, 1998, which we call the Depositary Agreement, in the amount of $50.0 million, (3) repay approximately $216.9 million of short term debt, including accrued interest, incurred by one of our affiliates to purchase all of the remaining interests in the Coso projects as described under "The Purchase" below and (4) make distributions of the remaining balance to the owners of the Coso partnerships other than the beneficial owners of Caithness Energy, LLC, the sponsor of the Coso projects and which we call Caithness Energy.

  We have no other material assets, other than the loans we made to the Coso partnerships, and do not conduct any business, other than issuing the senior secured notes and making the loans to be Coso partnerships. Our principal executive offices are located at 1114 Avenue of the Americas, 41st floor, New York, New York 10036-7790, and our telephone number is (212) 921-9099.

                               The Coso Projects

  The Coso projects consist of three 80 megawatt (MW) geothermal power plants, which we call Navy I, BLM and Navy II, and their transmission lines, wells, gathering system and other related facilities. The Coso projects are located near one another in the Mojave Desert approximately 150 miles northeast of Los Angeles, California, and have been generating electricity since the late 1980s. Unlike fossil fuel-fired power plants, the Coso projects' power plants use geothermal energy derived from the natural heat of the earth's interior to generate electricity. Since geothermal power plants have no fossil fuel costs, we believe our plants enjoy higher and more stable gross operating margins than fossil fuel-fired power plants with similarly rated capacities.

  The Navy I partnership owns Navy I and its related facilities, the BLM partnership owns BLM and its related facilities and the Navy II partnership owns Navy II and its related facilities. The Coso partnerships and their affiliates own the exclusive right to explore, develop and use, currently without any known interference from any other power developers, a portion of the Coso Known Geothermal Resource Area. Since 1991, the Coso partnerships have drilled 56 geothermal wells, approximately 91% of which have contributed to the commercial production of geothermal energy.

  The geothermal power plants, each of which has three separate turbine generator units, have consistently operated above their nominal capacities, and the combined average capacity factor for the plants has exceeded 100%, for each of the last six years. For the three months ended March 31, 1999, the plants operated at a combined average capacity factor of approximately 99.3%.

  The Coso partnerships sell 100% of the electrical energy generated at the plants to Southern California Edison Company, which we call Edison, under three long-term Standard Offer No. 4 power purchase agreements. Each power purchase agreement expires after the last maturity date of the senior secured notes. Edison is one of the largest investor-owned electric utilities in the United States. As of December 31, 1998, Edison reported in its 1998 annual report total assets of $16.9 billion and operating revenues of $8.8 billion. Edison is currently rated A1 by Moody's and A+ by Standard & Poor's.

  Under the power purchase agreements, the Coso partnerships receive the following payments:

  . Capacity payments for being able to produce electricity at certain levels. Capacity payments are fixed throughout the lives of the power purchase agreements;

  . Capacity bonus payments if they are able to produce electricity above a specified higher level. The maximum capacity bonus payment available is also fixed throughout the lives of the power purchase agreements; and

  . Energy payments which are based on the amount of electricity their respective plants actually produce.

  Energy payments are fixed for the first ten years of "firm operation" under the power purchase agreements. Firm operation was achieved for each Coso partnership when Edison and that Coso partnership agreed that each generating unit at that Coso partnership's plant was a reliable source of generation and could reasonably be expected to operate continuously at its effective rating. After the first ten years of firm operation and until a Coso partnership's power purchase agreement expires,

Edison makes energy payments to the Coso partnership based on Edison's "avoided cost of energy." Edison's avoided cost of energy is Edison's cost to generate electricity if Edison were to produce it itself or buy it from another power producer rather than buy it from the relevant Coso partnership. The Navy I partnership and the BLM partnership currently receive energy payments from Edison based on Edison's avoided cost of energy. The Navy II partnership receives energy payments from Edison based on higher fixed energy prices provided for in its power purchase agreement and will continue to do so until at least January 2000.

  The Edison power purchase agreements will expire:

  .  in August 2011 for the Navy I partnership;

  .  in March 2019 for the BLM partnership; and

  .  in January 2010 for the Navy II partnership.

  In addition to receiving payments under the power purchase agreements, the Navy I partnership and the BLM partnership currently qualify for and receive subsidy payments from a special purpose state fund established under California Assembly Bill 1890, which we call AB1890. The California Energy Commission administers the fund. AB1890 provides in part for subsidy payments from 1998 through 2001 to power generators using renewable sources of energy, including geothermal energy, and who are being paid based on an avoided cost of energy basis. Under AB1890, the Navy I partnership and the BLM partnership are expected to continue to receive in the future subsidy payments for energy delivered to Edison by the Navy I partnership or the BLM partnership, as the case may be, whenever Edison's avoided cost of energy falls below 3.0c per kilowatt hour (kWh). This subsidy is capped at 1.0c per kWh. We expect the Navy II partnership to also qualify for these subsidy payments through 2001 once the fixed energy price period under its power purchase agreement expires.

  As of March 31, 1999, the unaudited combined net book value of the property, plant and equipment of the Coso partnerships was approximately $471.0 million, including approximately $158.4 million at the Navy I partnership, $163.2 million at the BLM partnership and $149.4 million at the Navy II partnership.

Operating Strategy

  The Coso partnerships seek to maximize cash flow at the Coso projects through active management of the Coso projects' cost structure and the Coso geothermal resource. As a result of the closing of the purchase described in "--The Purchase" below:

  . The Coso partnerships have retained two new operators at the Coso projects: FPL Energy Operating Services, Inc., which we call FPL Operating, and Coso Operating Company, LLC, which we call Coso Operating Company. FPL Operating currently operates and maintains all three plants, the transmission lines and the geothermal fields at the Coso projects under three short-term operations and maintenance, or O&M, agreements. Coso Operating Company, which is one of our affiliates, currently manages the geothermal resource, including well drilling, under three additional O&M agreements. Also:

     . FPL Operating and Coso Operating Company have retained substantially the same employees who were employed by the prior operator. Approximately 70% of the employees who currently work at the Coso projects' sites have been employed there since 1992; and

    . As a result of the change in operators and the restructuring of operator fees, the aggregate annual fees to be paid by the Coso partnerships to FPL Operating and Coso Operating Company have been reduced from approximately $7.5 million, which had been paid to the prior operator in 1998, to approximately $2.0 million. Payment of these reduced operator fees are subordinated to all payments to be made under the senior secured notes;

  . One of our affiliates, which recently purchased the managing partners of the Coso partnerships, has caused any management committee fees payable by each Coso partnership to its partners to be subordinated to all payments to be made under the senior secured notes;

  . The Coso partnerships expect to reduce annual non-fee related costs at the Coso projects, including insurance, maintenance and other costs, by approximately $1.9 million. However, the pro forma financial data included in this prospectus does not give effect to this cost savings; and

  . The Coso partnerships are expanding a steam sharing program they previously implemented among the Coso projects to enhance the management, and to optimize the overall use, of the Coso geothermal resource. As part of this program, the Coso partnerships plan to conserve the geothermal resource whenever possible by, among other things:

    . Transferring steam between and among the Coso projects and from an adjoining site, which we call BLM North, rather than drilling new wells at the Coso projects' sites prematurely; and

    . Expanding the flexible field-wide water reinjection program.

                                  The Purchase

  In late 1998, CalEnergy Company, Inc., which is now known as MidAmerican Energy Holdings Company and which we call CalEnergy, announced that it was planning to merge with MidAmerican Energy. As a consequence of the planned merger, the Federal Energy Regulatory Commission, which we call FERC, required CalEnergy to divest itself of at least a portion of its approximately 48% equity interest in the Coso projects if the Coso projects were to continue to qualify as "Qualifying Facilities," or QFs, under the Public Utility Regulatory Policies Act of 1978, which we call PURPA. See "--The Independent Power Industry." Each Coso partnership is required to operate and maintain its Coso project as a QF under its power purchase agreement and under the Indenture described below.

  On February 25, 1999, one of our affiliates, Caithness Acquisition Company, LLC, which we call Caithness Acquisition, purchased all of CalEnergy's interests in the Coso projects. Caithness Acquisition is a wholly owned subsidiary of Caithness Energy. See "--The Sponsor." The purchase price consisted of $205.0 million in cash, plus $5.0 million in contingent payments, plus the assumption of CalEnergy's and its affiliates' share of debt outstanding at the Coso projects which then totaled approximately $67.0 million. In order to complete the purchase, Caithness Acquisition arranged for short-term debt financing in the principal amount of approximately $211.5 million. Caithness Acquisition used a portion of the net proceeds from the Series A notes offering that it received from the Coso partnerships, together with funds from other sources, to repay all amounts owed under this short-term debt facility.

                                  The Sponsor

  Caithness Energy, the principal operating subsidiary of Caithness Corporation, is a developer and owner of independent power projects and is the sponsor of the Coso projects. Since 1966, the current owners of Caithness Corporation have been involved in the development of long-term investment opportunities involving natural resources. Caithness Corporation is one of the two original sponsors of the Coso projects and formed Caithness Energy in 1995 to consolidate its ownership of independent power projects.

  Caithness Energy believes that it is currently the second largest owner of geothermal power projects in the United States, based on the total electrical generating capacity of its power projects. Through its controlled affiliates, Caithness Energy owns interests in seven geothermal plants, including the Coso projects, totaling 420 MW. Caithness Energy is also seeking to develop two additional geothermal power projects with a total potential electrical generating capacity of over 400 MW, and has interests in other operating power generating facilities, including solar, wind and natural gas, totaling an additional 400 MW.

  Caithness Energy typically partners with strategic investors in its power project investments. The largest such investors in the Coso projects currently are:

  . a subsidiary of FPL Energy, Inc., the independent power subsidiary of FPL
    Group, Inc., which is the parent company of Florida Power & Light Company, one of the largest investor-owned utilities in the United States; and

  . Dominion Energy, Inc., a subsidiary of Dominion Resources, Inc., which also is a large investor-owned utility.

  Caithness Energy is headquartered in New York City and has additional offices in California, Colorado and Florida.

                             The Coso Partnerships

  Affiliates of Caithness Energy and CalEnergy formed the Coso partnerships during the 1980s to develop, own and operate Navy I, BLM and Navy II. As we described in "--The Purchase" above, Caithness Acquisition recently purchased all of CalEnergy's interests in the Coso projects. Caithness Energy now indirectly controls the BLM partnership and the Navy II partnership, while Caithness Energy and FPL Energy, Inc. indirectly share control of the Navy I partnership. You should read "Management" for more details regarding who manages and controls the Coso partnerships.

                              Recent Developments

Purchase of 1992 Notes

  Concurrently with the closing of the Series A notes offering, Coso Funding Corp., one of our other affiliates, purchased for cash all of its then outstanding 8.53% Senior Secured Notes due 1999 and 8.87% Senior Secured Notes due 2001, which we collectively call the 1992 Notes. The proceeds of the 1992 Notes were originally loaned by Coso Funding Corp. to the Coso partnerships, and these loans constituted the existing project debt that was repaid with a portion of the proceeds from the Series A notes offering.


Return to Service of Navy I Unit

  In January 1999, one of Navy I's three turbine generator units, known as Unit 1, automatically shut down when the stator coils attached to it experienced a ground fault. The stator coil was repaired, and Unit 1 was scheduled to return to service in March 1999. However, electrical faults recurred during the start-up testing stage of Unit 1's generators, and the Navy I partnership postponed Unit 1's return to service while it repaired the unit. Unit 1 returned to service prior to June 1, 1999, and is currently in service. The Navy I partnership had filed a claim in connection with Unit 1's shutdown under its business interruption and casualty insurance policies. It expects that any losses resulting from this shutdown will be covered by insurance, subject to a deductible of $500,000 for property damage and a 25-day deductible for business interruption. We have included amounts expected to be recovered under these insurance policies in the Navy I partnership's total revenues for the three months ended March 31, 1999. See "--Summary Selected Historical and Pro Forma Financial and Operating Data" and "Business--Overview of the Coso Projects-- Plants--Navy I." The other two turbine generator units at Navy I and the three generator units at BLM and Navy II are also currently in service.

Negotiations with FPL Operating and its Affiliates

  The Coso partnerships and Coso Operating Company, one of the two existing operators of the Coso projects and our affiliate, have been negotiating with FPL Operating and its affiliates to acquire all of the equity interests in the Navy I partnership held by one of FPL Operating's affiliates and to terminate the existing O&M agreements with FPL Operating. Subject to reaching a final agreement on terms, we currently expect that the Coso partnerships will sign definitive documentation prior to the end of 1999. At this time, Caithness Energy and the Coso partnerships are considering whether to engage a new independent operator to assume the operational and maintenance functions that FPL Operating currently has or whether to have Coso Operating Company assume those functions and engage additional personnel as appropriate.

                               Geothermal Energy

  Geothermal energy is:

    . an established and generally sustainable source of energy that releases significantly lower levels of emissions than result when energy is generated by burning fossil fuels;

    . derived from the natural heat of the earth when water comes sufficiently close to hot molten rock to heat the water to temperatures of 400 degrees Fahrenheit or more. The heated water then ascends toward the surface of the earth where, if geological conditions are suitable, it can be extracted for commercial use by drilling geothermal wells; and

    . a renewable source of energy so long as natural ground water flows and reinjection of extracted geothermal fluids are adequate over the long term to replenish the geothermal reservoir after geothermal fluids have been withdrawn.

  Compared to fossil fuel-fired power plants, geothermal energy facilities typically have higher capital costs, primarily as a result of wellfield development, but tend to have significantly lower variable operating costs.

                         The Independent Power Industry

  The Coso projects are part of the growing domestic independent power industry. Utilities in the United States have been the predominant producers of electric power since the early 1900s. In 1978, however, Congress enacted PURPA, which removed regulatory constraints relating to the production and sale of electricity by certain non-utility power producers. PURPA requires electric utilities to buy electricity from non-utility power producers that use renewable energy sources, known as Small Power QFs, or that produce both electrical energy and useful thermal energy used for industrial, commercial, heating or cooling purposes, known as Cogeneration QFs. This encouraged companies other than electric utilities to enter the electric power production market. Under PURPA, electric utilities are required to comply with state law guidelines and, in general, must interconnect with and buy capacity and energy offered by non-utility power producers meeting certain ownership and, in the case of Small Power QFs, fuel use standards established by FERC if there is a need for such electricity and if it is priced at or below the utility's avoided cost of energy at the time of the agreements.

  The Coso projects qualify as Small Power QFs under PURPA and the rules and regulations promulgated under PURPA by FERC. PURPA exempts the Coso projects from certain federal and state regulations. The Coso projects must continue to satisfy certain ownership and fuel-use standards to maintain their QF status. Since their inception, the Coso projects have satisfied these standards and we expect that they will continue to do so.

                         SUMMARY OF THE EXCHANGE OFFER

  On May 28, 1999, we completed the Series A notes offering. The initial purchaser subsequently resold the Series A notes in reliance on Rule 144A and other available exemptions under the Securities Act of 1933. As part of the completion of the Series A notes offering, we, the Coso partnerships and the initial purchaser entered into a registration rights agreement dated May 28, 1999, which we call the registration rights agreement, in which we agreed, among other things, to deliver this prospectus to you and complete an exchange offer for the Series A notes. Set forth below is a summary of the terms of the exchange offer. See "The Exchange Offer."

The Exchange Offer..........  We are offering to exchange (1) up to
                              $110,000,000 aggregate principal amount of our 6.80% Series B Senior Secured Notes due 2001, which have been registered under the Securities Act, for up to $110,000,000 aggregate principal amount of any and all outstanding 6.80% Series A Senior Secured Notes due 2001 and (2) up to $303,000,000 aggregate principal amount of our 9.05% Series B Senior Secured Notes due 2009, which have been registered under the Securities Act, for up to $303,000,000 aggregate principal amount of any and all outstanding 9.05% Series A Senior Secured Notes due 2009. Only Series B notes due 2001 may be exchanged for tendered Series A notes due 2001, and only Series B notes due 2009 may be exchanged for tendered Series A notes due 2009. We will exchange Series A notes only in integral multiples of $1,000.

                              In order to be exchanged, the Series A notes must be properly tendered and accepted. Subject to certain exceptions, we will accept for exchange any and all Series A notes that are properly tendered and not withdrawn before the exchange offer expires. As of the date of this prospectus, there is $413,000,000 aggregate principal amount of Series A notes outstanding. We will issue the Series B notes promptly after the exchange offer expires.

Expiration Date; Withdrawal
 Rights.....................  The exchange offer will expire at 5:00 p.m., New
                              York City time, on        , 1999, unless we
                              extend the expiration date. You may withdraw your tender of Series A notes at any time before the exchange offer expires. If we terminate this exchange offer and do not accept for exchange any Series A notes, we will promptly return tendered Series A notes to their holders.

Conditions to the Exchange
 Offer......................  The exchange offer is subject to customary conditions, any or all of which we may waive in our sole discretion. See "The Exchange Offer-- Conditions to the Exchange Offer."

Accrued Interest on the
 Notes......................  The Series B notes will bear interest from and including the date of issuance of the Series A notes. Accordingly, if you receive Series B notes in exchange for your tendered Series A notes, you will forego accrued but unpaid interest on your exchanged Series A notes for the period from and including the date of issuance of the Series A notes to the date of the exchange. Instead, you will be entitled to such interest under the Series B notes. See "The Exchange Offer--Terms of the Exchange Offer."

Procedures for Tendering
 Series A Notes.............  If you wish to tender your Series A notes, you must complete, sign and date the letter of transmittal, or a facsimile of it, in accordance with the instructions contained therein, and submit the letter of transmittal, and all other documents required by the letter of transmittal, to the exchange agent identified below on or prior to the expiration date of the exchange offer. By executing the letter of transmittal, you will represent to us that you are acquiring the Series B notes in the ordinary course of your business, that you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in any distribution of the Series B notes, and that you are not an "affiliate" of ours. See "The Exchange Offer--Procedures for Tendering."

Guaranteed Delivery
Procedures..................  If you wish to tender your Series A notes and your Series A notes are not immediately available or you cannot deliver your Series A notes and the letter of transmittal and any documents required by the letter of transmittal to the exchange agent prior to the expiration of the exchange offer, you must tender your Series A notes according to the guaranteed delivery procedures set forth in "The Exchange Offer--Guaranteed Delivery Procedures."

Material Federal Income Tax
 Considerations.............  We believe that your exchange of Series A notes for Series B notes pursuant to the exchange offer will not result in a taxable event for federal income tax purposes. See "The Exchange Offer-- Material Federal Income Tax Consequences of the Exchange Offer."

Rights of Dissenting
Holders.....................  Holders of Series A notes do not have any appraisal or dissenters' rights under Delaware General Corporation Law in connection with this exchange offer.

Exchange Agent..............  U.S. Bank Trust National Association is serving as the exchange agent for the exchange offer.

Use of Proceeds; Expenses...  We will not receive any proceeds from the issuance of Series B notes pursuant to the exchange offer. We will pay all expenses incident to the completion of the exchange offer.

   Consequences of exchanging Series A notes pursuant to this Exchange Offer

  Based on interpretative rulings by the staff of the Securities and Exchange Commission (SEC) set forth in several no-action letters issued to unrelated third parties, if you exchange your Series A notes for Series B notes pursuant to this exchange offer, we believe that you generally may offer for resale, resell or otherwise transfer your Series B notes without complying with the registration and prospectus delivery requirements of the Securities Act, provided that (1) you acquired the Series B notes in the ordinary course of your business, (2) you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a distribution of your Series B notes and (3) you are not our "affiliate" within the meaning of Rule 405 under the Securities Act. If you are not acquiring the Series B notes in the ordinary course of business, are engaged in or intend to engage in or have any arrangement or understanding with any person to participate in the distribution of the Series B notes or are our affiliate, then (1) you cannot rely on the applicable interpretations of the staff of the SEC and (2) you must comply with the registration requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Series B notes for its own account in exchange for Series A notes that were acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the Series B notes. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Series B notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and the conditions thereto have been met. See "The Exchange Offer--Purpose of the Exchange Offer."

                   Summary of the Terms of the Series B Notes

  The form and terms of the Series B notes will be identical in all material respects to the form and terms of the Series A notes, except that (1) the Series B notes will have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (2) holders of the Series B notes will not be and, upon the completion of the exchange offer, certain holders of Series A notes will no longer be, entitled to certain rights under the registration rights agreement intended for holders of transfer restricted notes, except in limited circumstances. See "The Exchange Offer--Termination of Certain Rights." The Series B notes will evidence the same debt as the Series A notes and will be governed by the Indenture.

Issuer......................  Caithness Coso Funding Corp., a Delaware
                              corporation.

Guarantors..................  The Navy I partnership, the BLM partnership and the Navy II partnership. Each Coso partnership is a California general partnership.

Securities Offered..........  The Series B notes, consisting of the following:

                                 $110,000,000 aggregate principal amount of
                                 Series B Senior Secured Notes due 2001; and

                                 $303,000,000 aggregate principal amount of
                                 Series B Senior Secured Notes due 2009.

Maturity Dates..............  The Series B notes due 2001 will mature on
                              December 15, 2001, and the Series B notes due 2009 will mature on December 15, 2009. For more details, see "Description of Series B Notes-- Principal, Maturity and Interest."

Average Life................  The average life of the Series B notes due 2001 is 1.2 years, and the average life of the Series B notes due 2009 is 7.2 years.

Interest....................  The Series B notes due 2001 will accrue interest at the rate of 6.80% per annum. We will pay interest on these notes semi-annually in arrears on December 15 and June 15, commencing December 15, 1999, to holders of record on the immediately preceding December 1 and June 1.

                              The Series B notes due 2009 will accrue interest at the rate of 9.05% per annum. We will pay interest on these notes semi-annually in arrears on December 15 and June 15, commencing December 15, 1999, to holders of record on the immediately preceding December 1 and June 1. For more details, see "Description of Series B Notes-- Principal, Maturity and Interest."

Scheduled Principal
 Payments...................  We will pay the principal of the Series B notes due 2001 in semi-annual installments, commencing December 15, 1999, as follows:

                          Scheduled     Percentage of Principal
                         Payment Date       Amount Payable
                       December 15,
                        1999...........         47.8773%
                       June 15, 2000...         11.0736%
                       December 15,
                        2000...........         16.4427%
                       June 15, 2001...         10.1900%
                       December 15,
                        2001...........         14.4164%

                              We will pay the principal of the Series B notes due 2009 in semi-annual installments, commencing June 15, 2002, as follows:

                          Scheduled     Percentage of Principal
                         Payment Date       Amount Payable
                       June 15, 2002...          2.8743%
                       December 15,
                        2002...........          4.3109%
                       June 15, 2003...          3.6564%
                       December 15,
                        2003...........          5.4584%
                       June 15, 2004...          4.1363%
                       December 15,
                        2004...........          6.2043%
                       June 15, 2005...          4.6838%
                       December 15,
                        2005...........          7.0257%
                       June 15, 2006...          5.0541%
                       December 15,
                        2006...........          7.5815%
                       June 15, 2007...          6.2601%
                       December 15,
                        2007...........          9.3898%
                       June 15, 2008...          6.4927%
                       December 15,
                        2008...........          9.7650%
                       June 15, 2009...          6.8231%
                       December 15,
                        2009...........         10.2835%

Ratings of Series B Notes...  The Series B notes due 2001 have been rated "Ba1"
                              by Moody's, "BB" by S&P and "BB+" by Duff &
                              Phelps, and the Series B notes due 2009 have been rated "Ba2" by Moody's, "BB" by S&P and "BB" by Duff & Phelps. See "Description of Series B Notes--Ratings."

Senior Secured Notes
 Guarantees.................  The Coso partnerships have fully and unconditionally guaranteed on a joint and several basis all of our obligations under the Indenture and the Series B notes, subject to fraudulent conveyance limitations. If we cannot make payments on the Series B notes when due, the Coso partnerships must make them instead.

                              The Coso partnerships' guarantees are secured by:

                                  .  a perfected, first priority lien on
                                     substantially all of the assets of the
                                     Coso partnerships; and

                                  . a perfected, first priority pledge of all ownership interests in the Coso partnerships.

                              For more details, see "Description of Series B Notes--Brief Description of Series B Notes and Guarantees."

Senior Secured Notes
 Collateral.................  The Series B notes are secured by:

                                  . a perfected, first priority pledge of the promissory notes, which we call the project notes, evidencing the Coso partnerships' obligations to repay the loans made by us to the Coso partnerships;

                                  .  a perfected, first priority lien on the
                                     funds deposited in the accounts which we established under the Depositary Agreement; and

                                  . a perfected, first priority pledge of all of our outstanding capital stock.

                              In addition, our affiliates (other than the Coso partnerships) that hold any material assets related to the Coso projects have provided a lien on these assets to secure the Series B notes. For more details, see "Description of Series B Notes--Security."

Ranking.....................  The Series B notes will rank senior in right of payment to all of our subordinated indebtedness issued in the future, if any. The Series B notes will rank equally in right of payment with our future senior borrowings, if any. See "Description of Series B Notes--Brief Description of the Series B Notes and Guarantees."

Debt Service Reserve
 Account....................  We established a Debt Service Reserve Account for the benefit of the holders of the senior secured notes under the Depositary Agreement. We initially funded the Debt Service Reserve Account at the closing of the Series A notes offering by depositing into that account $50.0 million from the proceeds of the Series A notes offering. The Depositary Agreement requires us to deposit cash in and/or post a letter of credit for the Debt Service Reserve Account in an amount equal to the aggregate amount of principal and interest due on the Series B notes on the next succeeding semi-annual scheduled payment date. For more details, see "Description of Series B Notes--Debt Service Reserve Account."

Capital Expenditure Reserve
 Account....................  We established a Capital Expenditure Reserve
                              Account for the benefit of the holders of senior secured notes under the Depositary Agreement. The Capital Expenditure Reserve Account will be funded from the Coso partnerships' revenues in accordance with the terms of the Depositary Agreement and in accordance with the operating budgets for the Coso projects as approved by Sandwell Engineering Inc., our independent engineer. Amounts on deposit in the Capital Expenditure Reserve Account will be used for capital expenditures to be made in accordance with prudent industry practice and as may be required pursuant to the terms of the Indenture and each of the three Credit Agreements between the Coso partnerships and us, respectively. For more details, see "Description of Series B Notes--Capital Expenditure Reserve Account."

Optional Redemption.........  We may not redeem the Series B notes due 2001.

                              We may redeem the Series B notes due 2009 at our option at any time and from time to time, in whole or in part, upon not less than 30 nor more than 60 days notice to each holder of these notes. If we choose to redeem the Series B notes due 2009, the redemption price will be at par, plus accrued interest through the date of redemption, plus a premium calculated to "make whole" the holder of these notes to comparable U.S. Treasury securities plus 50 basis points. For more details, see "Description of Series B Notes--Optional Redemption."

Mandatory Redemption........  We will be required to redeem the Series B notes under certain circumstances, in whole or in part, ratably among each series at a redemption price equal to the principal amount of the Series B notes being redeemed plus accrued and unpaid interest to the redemption date. For more details, see "Description of Series B Notes-- Mandatory Redemption."

Change of Control...........  If a change of control occurs, each holder of
                              Series B notes would be able to require us to repurchase its Series B notes, in whole or in part, at a price equal to 101% of the principal amount of those notes, plus any accrued and unpaid interest thereon. See "Description of Series B Notes--Repurchase at the Option of Holders upon Change of Control."

Principal Covenants.........  The Indenture contains certain restrictive covenants that, among other things, limit our ability to:

                                  .  incur additional indebtedness;

                                  .  release funds from reserve accounts
                                     established under the Depositary
                                     Agreement;

                                  .  become liable in connection with
                                     guarantees;

                                  .  create liens;

                                  .  pay dividends or make distributions;

                                  . take certain actions with respect to the Credit Agreements; and

                                  .  enter into any transaction of merger or
                                     consolidation or change our form of
                                     organization or our business.

                              For a more detailed description of these covenants, see "Description of Series B Notes-- Certain Covenants."

Principal Credit Agreement
 Covenants..................  The Credit Agreement with each Coso partnership contains certain restrictive covenants that, among other things, limit that Coso partnership's ability to:

                                  .  incur additional indebtedness;

                                  .  release funds from reserve accounts
                                     established under the Depositary
                                     Agreement;

                                  .  create liens;

                                  .  sell assets;

                                  .  sell partnership interests in the Coso
                                     partnerships;

                                  .  pay dividends or make distributions;

                                  .  enter into certain transactions with
                                     affiliates;

                                  . take certain actions with respect to the material agreements to which they are a party;

                                  .  become liable in connection with
                                     guarantees (other than their guarantees of the Series B notes); and

                                  .  enter into any transaction of merger or
                                     consolidation or change their form of
                                     organization or business.

                              For a more detailed description of these covenants, see "Description of Credit Agreements--Certain Covenants" under the heading "Description of Series B Notes."

Certain Accounts............  In accordance with the Depositary Agreement, we and the Coso partnerships have established certain accounts, including:

                                  .  the Revenue Account;

                                  .  the Principal Account;

                                  .  the Interest Account;

                                  .  the Debt Service Reserve Account;

                                  .  the Capital Expenditure Reserve Account;

                                  .  the Operating and Maintenance Fees
                                     Account;

                                  .  the Management Fees Account;

                                  .  the Distribution Account;

                                  .  the Distribution Suspense Account;

                                  .  the Loss Proceeds Account; and

                                  .  the Redemption Account.

                              The Coso partnerships have limited rights to withdraw funds from these accounts in accordance with the terms and conditions set forth in the Depositary Agreement. For more information regarding these accounts, see "Description of Series B Notes--Flow of Funds."

Absence of Public Market
 for Notes..................  There has been no public market for the Series A notes and no active public market for the Series B notes is currently anticipated. We currently do not intend to apply for the listing of the Series B notes on any securities exchange or to seek approval for quotation through any automated quotation system. Donaldson, Lufkin & Jenrette Securities Corporation, the initial purchaser of the Series A notes, has advised us that it currently intends to make a market in the Series B notes; however, it is not obligated to do so and it may discontinue any market making at any time without notice. Accordingly, we cannot assure you as to the liquidity or the trading market for the Series B notes.

                                  Risk Factors

  The "Risk Factors" section contains a discussion of certain factors that you should consider in evaluating an investment in the Series B notes.

                       The Independent Engineer's Report

  Exhibit A of this prospectus contains a report prepared by Sandwell Engineering Inc. dated May 20, 1999. We also call Sandwell Engineering Inc. our independent engineer. We included this report, which we call the independent engineer's report, to help you understand and evaluate the Coso projects. Sandwell Engineering Inc. performed an independent engineer's review of the Coso projects. The independent engineer's report assesses, as of its date, technical, environmental and economic aspects of the Coso projects, including certain financial and operational estimates and projections of the Coso projects' revenue generation capacity and associated costs. These estimates and projections were prepared by us and are our responsibility. They have not been examined, compiled or subjected to any procedures by either KPMG LLP, our independent accountants, or PricewaterhouseCoopers LLP, the former independent accountants of the Coso projects. Accordingly, neither KPMG LLP nor PricewaterhouseCoopers LLP expresses any opinion or other form of assurance with respect to these estimates and projections. The PricewaterhouseCoopers LLP reports included in this prospectus relate to the Coso partnerships' historical financial information. The KPMG LLP report included in this prospectus relates to our historical balance sheet as of April 22, 1999 (our date of inception). These reports do not extend to the estimates and projections included in the independent engineer's report and should not be read to do so.

  For purposes of preparing the estimates and projections, we relied upon assumptions about material contingencies and other matters that are not within our control nor the control of any other person. You should be aware that actual results will differ, perhaps materially, from those estimated or projected. No one can assure you that the assumptions used are correct or that the estimates and projections will match actual results of operations. Therefore, we do not make, nor intend to make, nor should you infer, any representation with respect to the likelihood of any future outcome. If actual results are materially less favorable than those shown or if the assumptions used in formulating the estimates and projections prove to be incorrect, the Coso partnerships' ability to make payments to us under their project notes, our ability to make payments of principal, premium, if any, and interest on the Series B notes when due, and the Coso partnerships' ability to meet their obligations under their guarantees could be materially and adversely affected. You should read "Risk Factors--Uncertainties of Estimates, Projections and Assumptions" for additional information about the assumptions, estimates and projections in the independent engineer's report.

  We retained Sandwell Engineering Inc. based upon its expertise in industrial and power plant engineering. It has provided services to the Coso partnerships for approximately ten years and continues to provide services to the Coso projects. Sandwell Engineering Inc. has no affiliation with Caithness Energy, the Coso partnerships or us. We did not impose any limitations on the scope of the independent engineer's investigation, nor did Caithness Energy or the Coso partnerships.

  On the basis of Sandwell Engineering Inc.'s review of the Coso projects' facilities, including the plants, wellfields and gathering system, the information provided to it on our behalf and the assumptions set forth in the independent engineer's report, Sandwell Engineering Inc. was of the opinion that:

  . The current operations and maintenance practices employed by FPL
    Operating as operator of the Coso projects' facilities are reasonable for operation and maintenance of facilities of this type, to maintain compliance with all relevant environmental and other permits and approvals that are required, and to produce the predicted revenues and cash flow of the facilities.

  . FPL Operating, as operator, has the geothermal plant operating experience and resources necessary to operate the facilities so as to produce the predicted revenues and cash flow for the Coso projects' facilities.

    . The 1999 operating and maintenance financial projections and capital expenditures forecasts proposed by us or on our behalf for the Coso projects' facilities are consistent with the operating and maintenance needs of the facilities, are prudent, and are reasonably designed to produce the predicted revenues and cash flow of the facilities.

    . If the Coso projects' facilities are maintained and operated in accordance with current practices, and if the quality and quantity of the geothermal resources for these facilities are as projected by us or on our behalf, then the eleven-year financial projections of operating and maintenance expenditures, and of capital expenditures, for these facilities are consistent with the operating and maintenance needs of these facilities. Based on these operating assumptions, the projected revenues and cash flows of these facilities, as shown in the financial projections, are reasonable.

    . All major permits and approvals required from federal, state and local agencies for current operation of the Coso projects' facilities have been obtained, and all required environmental reporting is being carried out.

    . The management organization for operating the Coso projects is acceptable. The attention given to safety matters, and the safety programs being implemented are reasonable and acceptable. The training and certification program for plant operators and maintenance staff is acceptable.

    . Assuming annual rates of interest of 6.80% for the senior secured notes due 2001 and of 9.05% for the senior secured notes due 2009, the debt service coverage ratios, or DSCR, would be:

       For the period 1999 through 2001:

         Navy I partnership:   Minimum DSCR 1.32
                               Average DSCR 1.32
         BLM partnership:      Minimum DSCR 1.28
                               Average DSCR 1.32
         Navy II partnership:  Minimum DSCR 1.32
                               Average DSCR 1.34

       For the period 2002 through 2009:

         Navy I partnership:   Minimum DSCR 1.50
                               Average DSCR 1.58
         BLM partnership:      Minimum DSCR 1.49
                               Average DSCR 1.58
         Navy II partnership:  Minimum DSCR 1.53
                               Average DSCR 1.59

  You should read "Exhibit A--The Independent Engineer's Report" for a more complete discussion of the methodology used by Sandwell Engineering Inc. and the assumptions underlying the foregoing opinions.

                     The Energy Markets Consultant's Report

  Exhibit B of this prospectus contains a report prepared by Henwood Energy Services, Inc. dated May 20, 1999. We also call Henwood Energy Services, Inc. our energy markets consultant. We included this report, which we call the energy markets consultant's report, to help you understand and evaluate the Coso projects. The energy markets consultant prepared its report to, among other things, provide:

  . an independent forecast of energy prices in the Southern California market for the period 1999 through 2009,

  . an assessment of the competitive position of the Coso projects in the Southern California market, and

  . confirmation of the reasonableness of our AB1890 payment forecasts in our projections.

These projections were prepared by us and are our responsibility. They have not been examined, compiled or subjected to any procedures by either KPMG LLP or PricewaterhouseCoopers LLP. Accordingly, neither KPMG LLP nor PricewaterhouseCoopers LLP expresses any opinion or other form of assurance with respect to these projections. The PricewaterhouseCoopers LLP reports included in this prospectus relate to the Coso partnerships' historical financial information. The KPMG LLP report included in this prospectus relates to our historical balance sheet as of April 22, 1999 (our date of inception). These reports do not extend to the projections included in the energy markets consultant's report and should not be read to do so.

  The assumptions contained in the projections and evaluated by the energy markets consultant concern a number of matters that are not within our control nor the control of any other person. You should be aware that actual results will differ, perhaps materially, from those projected. No one can assure you that the assumptions used are correct or that the projections will match actual results of operations. Therefore, we do not make, nor intend to make, nor should you infer, any representation with respect to the likelihood of any future outcome. If actual results are materially less favorable than those shown or if the assumptions evaluated in the energy markets consultant's report and utilized in preparing the projections prove to be incorrect, the Coso partnerships' ability to make payments to us under their project notes, our ability to make payments of principal, premium, if any, and interest on the Series B notes when due, and the Coso partnerships' ability to meet their obligations under their guarantees could be materially and adversely affected. You should read "Risk Factors--Uncertainties of Estimates, Projections and Assumptions" for more information.

  We retained Henwood Energy Services, Inc. based upon its expertise in power market price forecasting. It has no affiliation with Caithness Energy, the Coso partnerships or us. We did not impose any limitations on the scope of the energy markets consultant's investigation, nor did Caithness Energy or the Coso partnerships.

  Based on its analyses in the energy markets consultant's report, Henwood Energy Services, Inc. expressed the following major conclusions in its report:

  . Henwood Energy Services, Inc.'s market clearing prices forecast indicates that the Southern California annual average power price will increase from $26.9 per MW hour (MWh) in 2000 to $44.3/MWh by 2009--which translates into an average annual rate of increase of approximately 5.7% over that period (inflation is included in all prices and is equal to 3.0% per year).

  . However, there are three distinct periods of price movement. Between 2000 and 2002 in California, which Henwood Energy Services, Inc. calls the Transition Period, prices increase at an annual average rate of 12.6%. During the Transition Period, prices bid into the California Power Exchange reflect short-run marginal fuel costs because most utility-owned generators receive payments for capacity from "must-run" contracts, if in California, or through traditional tariffs, if outside of California.

  . After the Transition Period ends in March 2002, the California Power
    Exchange should cease to behave as a marginal cost pool. This change is reflected in the forecast. The average market-clearing prices increase from $34.1/MWh in 2002 to $40.4/MWh by 2005--an average rate of increase of about 5.7% per year. Price increases in this period reflect attempts by generators in California to recover at least a portion of fixed capacity costs through market sales.

  . Beyond 2005, prices are forecast to increase gradually but steadily, about 2.3% per year, which is less than the inflation rate. The growth rate during the 2005 to 2009 period is influenced largely by the introduction into the generation market of high efficiency gas-fired combined cycle plants. These plants are frequently on the margin. That is, they establish the market-clearing price, and thus are in a position to push power prices down gradually over time as they replace less efficient thermal generation plants.

  . Based on Henwood Energy Services, Inc.'s long-run natural gas price forecast and a 3.0% annual inflation rate, the energy markets consultant estimates Edison's short-run avoided cost of energy prices to be $31.3/MWh for the remaining months of 1999 (May through December), $32.4/MWh in 2000 and $33.4/MWh in 2001. These prices are higher than Henwood Energy Services, Inc.'s forecast of power prices on the California Power Exchange during the same period.

  . The energy markets consultant expects the Coso projects to be a low-cost producer in all of the years of the study. According to data provided by us or on our behalf, the annual average operating cost in 2005 is $10.83/MWh. About 70.0% of the electricity produced in the Western Systems Coordinating Council in 2005--the first year of full competition--is generated from units with higher costs. Of all the generation in the region, only hydro and wind generators have lower operating costs (hydro and wind power account for about 24.0% and 1.0%, respectively, of all electric generation in California).

  . The Coso projects' annual average operating costs are about 69.0% below annual Southern California power prices, averaged over all years of the forecast. In fact, the Coso partnerships' operating costs are significantly below even the off-peak market-clearing prices in all forecasted years.

  . The low-cost relationship between Henwood Energy Services, Inc.'s market clearing prices forecast and our operating costs continues in the Low Gas Price sensitivity cases set forth in the energy markets consultant's report. Under the worst-case scenario set forth in the energy markets consultant's report, Low Gas Price Case 2, the Coso partnerships' operating costs are, on average, about 58.0% below off-peak prices.

  . The energy markets consultant estimates that the Southern California market clearing prices will be greater than or equal to $19.7/MWh in about 96.0% of all hours in 2005. This means that the Coso partnerships, with an average operating cost of $10.8/MWh, will be below the market-clearing prices in each of those hours and, in the absence of a power purchase agreement, would be dispatched accordingly.

  . The Coso partnerships are eligible to receive AB1890 sponsored renewable energy subsidies under Tier 3 of the Existing Renewable Energy category. However, based on the assumptions made by us or on our behalf and by Henwood Energy Services, Inc., the Transition Period short-run avoided cost of energy price exceeds 3.0c per kWh (the floor price guaranteed by AB1890) during most months of 2000 and 2001. Consequently, although subsidy funds are available, short-run avoided cost of energy prices are forecast to be sufficiently high that Tier 3 producers will not require a subsidy in most months. In the event that future short-run avoided cost of energy prices are lower than forecast in the energy markets consultant's report, Henwood Energy Services, Inc. believes that the AB1890 program has ample funds to ensure that Tier 3 producers receive a minimum of 3.0c per kWh until the end of 2001.

  . Henwood Energy Services, Inc. has reviewed the methodology and assumptions used by us to estimate the AB1890 subsidy payments and it believes that our assumptions are reasonable and our methodology and calculations are consistent with and similar to its own procedures.

  You should read "Exhibit B--The Energy Markets Consultant's Report" for a more complete discussion of the conclusions expressed by Henwood Energy Services, Inc.

                       The Geothermal Consultant's Report

  Exhibit C of this prospectus contains a report prepared by GeothermEx, Inc. dated May 1999. We call GeothermEx, Inc. our geothermal consultant. We included this report, which we call the geothermal consultant's report, to help you understand and evaluate the Coso projects. The geothermal consultant's work consisted of:

  . a review of the status of the steam supply from the geothermal resource,

  . a review of resource-related capital and operating costs, and

  . an assessment of the reasonableness of the forecasts of power production and resource-related costs contained in the projections provided by us or on our behalf.

These projections have not been examined, compiled or subjected to any procedures by either KPMG LLP or PricewaterhouseCoopers LLP. Accordingly, neither KPMG LLP nor PricewaterhouseCoopers LLP expresses any opinion or other form of assurance with respect to these projections. The PricewaterhouseCoopers LLP reports included in this prospectus relate to the Coso partnerships' historical financial information. The KPMG LLP report included in this prospectus relates to our historical balance sheet as of April 22, 1999 (our date of inception). These reports do not extend to the projections included in the geothermal consultant's report and should not be read to do so.

  We omitted from Exhibit C of this prospectus Appendices A through F of the geothermal consultant's report. Appendices A through F include the production histories for Navy I, BLM and Navy II production wells and the injection histories for Navy I, BLM and Navy II injection wells. You can obtain copies of Appendices A through F of the geothermal consultant's report from us upon request (subject to possible confidentiality restrictions). See "Available Information."

  The geothermal consultant's report contains assumptions concerning material contingencies and other matters that are not within our control or the control of any other person. You should be aware that actual results will differ, perhaps materially, from those projected. No one can assure you that these assumptions are correct or that the conclusions in geothermal consultant's report will match actual results of operations. Therefore, we do not make, or intend to make, nor should you infer, any representation with respect to the likelihood of any future outcome. If actual results are materially less favorable than those shown or if the assumptions evaluated in the geothermal consultant's report prove to be incorrect, the Coso partnerships' ability to make payments to us under their project notes, our ability to make payments of principal, premium, if any, and interest on the Series B notes when due, and the Coso partnerships' ability to meet their obligations under their guarantees could be materially and adversely affected. You should read "Risk Factors-- Uncertainties of Estimates, Projections and Assumptions" for more information.

  We retained GeothermEx, Inc. based upon its expertise in the field of geothermal energy. It has no affiliation with Caithness Energy, the Coso partnerships or us.

  Based upon its review, GeothermEx, Inc. reached the following main conclusions in its report:

  . The resource data supplied to GeothermEx, Inc. by us or on our behalf appear reasonable based upon GeothermEx, Inc.'s long familiarity with the Coso projects.

  . The Coso geothermal resource has supplied steam to the plants for more than ten years and has proven to be one of the most reliable geothermal reservoirs in the United States.

  . Geothermal energy reserves at the Coso geothermal resource are more than sufficient to support the plants for 30 years. However, as in all geothermal fields, make-up well drilling will be necessary to maintain power output.

  . Development of leaseholds adjacent to the Coso projects' acreage is unlikely, and the possibility of any impact of offsetting development on the performance of the Coso geothermal resource is remote.

  . The financial projections provided to GeothermEx, Inc. by us or on our behalf show a combined generation capacity of about 264 MW until year 2006 and declining thereafter. The forecasts of the generation decline trend after year 2006 made by us are reasonable and very similar to GeothermEx, Inc.'s forecasts.

  . The well drilling and workover programs assumed in the financial projections provided by us or on our behalf are reasonable and should result in steam supply sufficient to maintain the generation capacity forecast in our financial projections.

  . Resource-related capital and operating costs assumed in our financial projections are reasonable and consistent with the historical trend and industry practice.

  You should read "Exhibit C--The Geothermal Consultant's Report" for a more complete discussion of the conclusions reached by GeothermEx, Inc.

     Summary Selected Historical and Pro Forma Financial and Operating Data

  Because we were only recently formed, we have no financial or operating history. The following tables set forth summary selected historical and pro forma financial and operating data for each of the Coso partnerships on a stand-alone basis, and summary selected pro forma financial and operating data for the Coso partnerships on a combined basis, as of and for the periods presented. The summary selected historical financial data for each of the five years ended December 31, 1998 is derived from the audited financial statements of each of the Coso partnerships. The summary selected historical financial data as of and for the three months ended March 31, 1998 and 1999 is unaudited. The pro forma financial data for the three months ended March 31, 1999 and as of March 31, 1999 is also unaudited.

  The unaudited statement of operations data for the three months ended March 31, 1998 and the two months ended February 28, 1999, have been prepared on the same basis as the audited financial statements included elsewhere in this prospectus. The unaudited statement of operations data for the one month ended March 31, 1999, has been prepared on a new basis of accounting adopted by the Coso partnerships in connection with Caithness Acquisition's purchase of all of CalEnergy's interests in the Coso projects. See "--The Purchase." In the opinion of management, the unaudited statement of operations data contain all adjustments, consisting only of normally recurring adjustments, necessary for a fair presentation of such financial information. The unaudited financial information set forth below is not necessarily indicative of results to be expected for any future periods and should be read in conjunction with the historical financial statements of the Coso partnerships, including the related notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the other financial information included elsewhere in this prospectus.

  The energy revenues received by the Coso partnerships during the five-year period ended December 31, 1998 and the three month periods ended March 31, 1998 and 1999, as reflected in the tables below, should not be viewed as an indicator of energy revenues to be received by the Coso partnerships during any future periods. During the periods reflected in the tables below, Edison made energy payments to the Coso partnerships based on the fixed energy prices provided for in the power purchase agreements, except that, since August 1997, Edison has been making energy payments to the Navy I partnership based on Edison's avoided cost of energy and, in March 1999, Edison began making payments to the BLM partnership based on Edison's avoided cost of energy. Edison's avoided cost of energy has been and is expected to be in the future substantially lower than the fixed energy prices received by the Coso partnerships in the past. Once the fixed energy price period for the Navy II partnership expires, Edison is also expected to make energy payments to the Navy II partnership based on Edison's avoided cost of energy. See "Risk Factors--Impact of Avoid Cost of Energy Pricing" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Since the information in the following tables is only a summary, you should read the historical financial statements of each of the Coso partnerships, including the related notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Unaudited Pro Forma Financial Data" and the other financial information included elsewhere in this prospectus.

                               Navy I Partnership
                                (Stand-alone)(a)

                                                                               Pro Forma
                                   Year Ended December 31,                     Year Ended
                         -------------------------------------------------    December 31,
                           1994      1995      1996      1997       1998        1998(c)
                                    (In thousands, except ratio data)
Statement of Operations
 Data:
 Energy revenues........ $ 87,223  $ 92,797  $103,940  $ 86,586(b) $39,580(b)   $39,580
 Capacity revenues(f)...   14,258    14,266    14,266    13,845     13,573       13,573
 Interest and other
  income................    2,529     2,893     3,286     1,980        585          585
                         --------  --------  --------  --------    -------      -------
   Total revenues.......  104,020   109,956   121,492   102,411     53,738       53,738
 Operating expenses.....   36,512    37,145    36,147    33,992     31,894       29,835
                         --------  --------  --------  --------    -------      -------
 Operating income....... $ 67,508  $ 72,811  $ 85,345  $ 68,419    $21,844      $23,903
                         ========  ========  ========  ========    =======      =======
Additional Financial
 Data:
 Net cash flows from
  operating
  activities............ $ 74,516  $ 70,192  $ 83,779  $ 88,540    $32,163
 Net cash flows from
  investing
  activities............  (14,954)   (7,922)   (3,149)   17,948     (7,728)
 Net cash flows from
  financing
  activities............  (23,499)  (55,846) (109,999) (119,324)   (27,323)
 Ratio of earnings to
  fixed charges(g)......     5.2x      6.4x      9.6x     10.9x       5.0x         1.8x
 EBITDA before
  cumulative effect of
  accounting
  change(h)............. $ 79,617  $ 85,581  $ 98,670  $ 81,233    $33,616      $35,259
 Capital expenditures...   14,417     6,965     2,294     4,589      6,683        6,683
                         --------  --------  --------  --------    -------      -------
 EBITDA before
  cumulative effect of
  accounting change
  less capital
  expenditures.......... $ 65,200  $ 78,616  $ 96,376  $ 76,644    $26,933      $28,576
                         ========  ========  ========  ========    =======      =======
 Ratio of EBITDA before
  cumulative effect of
  accounting change to
  fixed charges(i)......     6.1x      7.5x     11.1x     13.0x       7.8x         2.6x
 Ratio of EBITDA before
  cumulative effect of
  accounting change
  less capital
  expenditures to fixed
  charges(i)............     5.0x      6.9x     10.9x     12.2x       6.2x         2.1x
Operating Data:
 Operating capacity
  factor(j)(k)..........    114.0%    112.1%    112.1%    103.2%      94.6%
 kWh produced...........  799,200   785,400   787,688   723,116    662,560


                             Three Months Ended March 31, 1999
                             ---------------------------------
                                        Two Months     One Month              Pro Forma
                         Three Months      Ended         Ended               Three Months
                             Ended     February 28,    March 31,                Ended
                           March 31,       1999           1999                March 31,
                             1998      (prior basis) (new basis)(d)  Total     1999(e)
                                        (In thousands, except ratio data)
Statement of Operations
 Data:
 Energy revenues........    $ 9,993       $ 8,098        $4,399     $12,497    $12,497
 Capacity revenues(f)...        813           474           237         711        711
 Interest and other
  income................        136           824           827       1,651      1,651
                            -------       -------        ------     -------    -------
   Total revenues.......     10,942         9,396         5,463      14,859     14,859
 Operating expenses.....      7,423         5,716         2,692       8,408      8,079
                            -------       -------        ------     -------    -------
 Operating income.......    $ 3,519       $ 3,680        $2,771     $ 6,451    $ 6,780
                            =======       =======        ======     =======    =======
Additional Financial
 Data:
 Net cash flows from
  operating
  activities............    $ 7,804       $ 6,592        $2,665      $9,257
 Net cash flows from
  investing
  activities............        (24)         (538)         (397)       (935)
 Net cash flows from
  financing
  activities............       (108)       (1,926)          --       (1,926)
 Ratio of earnings to
  fixed charges(g)......       3.1x          5.6x          1.7x(p)     2.8x       2.0x
 EBITDA(h)..............    $ 6,476       $ 5,284        $3,554     $ 8,838    $ 9,112
 Capital expenditures...         24           538           271         809        809
                            -------       -------        ------     -------    -------
 EBITDA less capital
  expenditures..........    $ 6,452       $ 4,746        $3,283     $ 8,029    $ 8,303
                            =======       =======        ======     =======    =======
 Ratio of EBITDA to
  fixed charges(i)......       5.8x          8.0x          2.2x        3.9x       2.7x
 Ratio of EBITDA less
  capital expenditures
  to fixed charges(i)...       5.7x          7.2x          2.0x        3.5x       2.4x
Operating Data:
 Operating capacity
  factor(j)(k)..........       83.0%         73.4%         77.4%       75.4%
 kWh produced...........    143,400        83,100        46,041     129,141


    See Footnotes to Summary Selected Historical and Pro Forma Financial and
                                 Operating Data

                                BLM Partnership
                                 (Stand-alone)

                                                                           Pro Forma
                                   Year Ended December 31,                 Year Ended
                         ------------------------------------------------   Dec 31,
                           1994      1995      1996      1997      1998     1998(c)
                              (In thousands, except ratio data)
Statement of Operations
 Data:
 Energy revenues........ $ 76,134  $ 86,596  $ 87,985  $ 88,929  $ 93,352   $ 93,352
 Capacity revenues(f)...   13,929    13,938    13,938    13,939    13,847     13,847
 Interest and other
  income................    2,509     2,644     2,520     1,712     1,181      1,181
                         --------  --------  --------  --------  --------   --------
   Total revenues.......   92,572   103,178   104,443   104,580   108,380    108,380
 Operating expenses.....   41,289    40,418    40,017    43,193    44,687     40,654
                         --------  --------  --------  --------  --------   --------
 Operating income....... $ 51,283  $ 62,760  $ 64,426  $ 61,387  $ 63,693   $ 67,726
                         ========  ========  ========  ========  ========   ========
Additional Financial
 Data:
 Net cash flows from
  operating
  activities............ $ 60,603  $ 63,426  $ 64,335  $ 60,948  $ 75,520
 Net cash flows from
  investing
  activities............  (17,916)   (8,480)   (5,798)   19,280   (20,302)
 Net cash flows from
  financing
  activities............  (21,194)  (46,311)  (85,590)  (92,521)  (56,091)
 Ratio of earnings to
  fixed charges(g)......     3.2x      4.2x      4.9x      6.7x     10.2x       6.9x
 EBITDA before
  cumulative effect of
  accounting
  change(h)............. $ 63,575  $ 75,930  $ 78,357  $ 75,644  $ 78,001   $ 80,383
 Capital expenditures
  (reimbursements)......   17,437     8,425     6,033     3,728    20,302     20,302
                         --------  --------  --------  --------  --------   --------
 EBITDA before
  cumulative effect of
  accounting change
  less capital
  expenditures.......... $ 46,138  $ 67,505  $ 72,324  $ 71,916  $ 57,699   $ 60,081
                         ========  ========  ========  ========  ========   ========
 Ratio of EBITDA before
  cumulative effect of
  accounting change to
  fixed charges(i)......     4.0x      5.0x      6.0x      8.3x     12.4x       8.2x
 Ratio of EBITDA before
  cumulative effect of
  accounting change
  less capital
  expenditures to fixed
  charges(i)............     2.9x      4.5x      5.5x      7.9x      9.2x       6.1x
Operating Data:
 Operating capacity
  factor(j)(k)..........     99.5%    107.5%    107.9%     99.6%    104.4%
 kWh produced...........  697,000   753,200   758,115   697,794   731,767



                                       Three Months Ended March 31, 1999
                                      ------------------------------------
                                       Two Months     One Month              Pro Forma
                         Three Months     Ended      Ended March            Three Months
                            Ended     February 28,       31,                   Ended
                          March 31,       1999           1999                March 31,
                             1998     (prior basis) (new basis)(d)  Total     1999(e)
                                       (In thousands, except ratio data)
Statement of Operations
 Data:
 Energy revenues........   $21,592       $16,716        $3,434     $20,150    $20,150
 Capacity revenues(f)...     1,136           817           410       1,227      1,227
 Interest and other
  income................       217            78           118         196        196
                           -------       -------        ------     -------    -------
   Total revenues.......    22,945        17,611         3,962      21,573     21,573
 Operating expenses.....    11,242         8,181         3,126      11,307     10,643
                           -------       -------        ------     -------    -------
 Operating income.......   $11,703       $ 9,430        $  836     $10,266    $10,930
                           =======       =======        ======     =======    =======
Additional Financial
 Data:
 Net cash flows from
  operating
  activities............   $18,478       $10,367        $6,595     $16,962
 Net cash flows from
  investing
  activities............    (3,556)          120          (294)       (174)
 Net cash flows from
  financing
  activities............      (413)          425          (198)        227
 Ratio of earnings to
  fixed charges(g)......      6.6x         15.3x          0.7x(p)     5.6x       4.5x
 EBITDA(h)..............   $15,327       $11,980        $2,011     $13,991    $14,388
 Capital expenditures
  (reimbursements)......     3,556          (120)          311         191        191
                           -------       -------        ------     -------    -------
 EBITDA less capital
  expenditures..........   $11,771       $12,100        $1,700     $13,800    $14,197
                           =======       =======        ======     =======    =======
 Ratio of EBITDA to
  fixed charges(i)......      8.6x         19.4x          1.6x        7.6x       5.9x
 Ratio of EBITDA less
  capital expenditures
  to fixed charges(i)...      6.6x         19.6x          1.4x        7.5x       5.8x
Operating Data:
 Operating capacity
  factor(j)(k)..........      98.0%        109.8%        112.0%      110.9%
 kWh produced...........   169,400       124,400        66,656     191,056



    See Footnotes to Summary Selected Historical and Pro Forma Financial and
                                 Operating Data

                              Navy II Partnership
                                 (Stand-alone)

                                                                            Pro Forma
                                    Year Ended December 31,                 Year Ended
                         -------------------------------------------------   Dec. 31,
                           1994      1995      1996      1997       1998     1998(c)
                                    (In thousands, except ratio data)
Statement of Operations
 Data:
 Energy revenues........ $ 81,210  $ 94,372  $101,108  $  98,778  $105,546   $105,546
 Capacity revenues(f)...   14,008    14,018    14,018     14,018    14,018     14,018
 Interest and other
  income................    3,072     3,040     3,174      2,187     1,799      1,799
                         --------  --------  --------  ---------  --------   --------
   Total revenues.......   98,290   111,430   118,300    114,983   121,363    121,363
 Operating expenses.....   31,620    39,168    37,911     37,749    41,120     38,940
                         --------  --------  --------  ---------  --------   --------
 Operating income....... $ 66,670  $ 72,262  $ 80,389  $  77,234  $ 80,243   $ 82,423
                         ========  ========  ========  =========  ========   ========
Additional Financial
 Data:
 Net cash flows from
  operating
  activities............ $ 68,432  $ 70,158  $ 74,611  $  80,660  $ 84,762
 Net cash flows from
  investing
  activities............  (15,091)   (6,437)   (3,883)    14,399    (6,939)
 Net cash flows from
  financing
  activities............  (29,219)  (60,843)  (97,316)  (112,044)  (78,153)
 Ratio of earnings to
  fixed charges(g)......     4.5x      5.2x      6.6x       7.3x      9.9x       6.3x
 EBITDA before
  cumulative effect of
  accounting
  change(h)............. $ 78,470  $ 85,110  $ 93,443  $  90,588  $ 93,987   $ 95,937
 Capital expenditures...   18,894     6,367     4,333      7,992     6,939      6,939
                         --------  --------  --------  ---------  --------   --------
 EBITDA before
  cumulative effect of
  accounting change
  less capital
  expenditures.......... $ 59,576  $ 78,743  $ 89,110  $  82,596  $ 87,048   $ 88,998
                         ========  ========  ========  =========  ========   ========
 Ratio of EBITDA before
  cumulative effect of
  accounting change to
  fixed charges(i)......     5.3x      6.1x      7.7x       8.6x     11.6x       7.3x
 Ratio of EBITDA before
  cumulative effect of
  accounting change
  less capital
  expenditures to fixed
  charges(i)............     4.0x      5.7x      7.3x       7.8x     10.7x       6.8x
Operating Data:
 Operating capacity
  factor(j).............    105.9%    111.3%    110.6%     108.9%    108.6%
 kWh produced...........  742,400   779,800   777,243    762,821   760,659


                                    Three Months Ended March 31, 1999
                                   ------------------------------------  Pro Forma
                           Three    Two Months                             Three
                           Months      Ended       One Month              Months
                           Ended   February 28,   Ended March              Ended
                         March 31,     1999         31, 1999             March 31,
                           1998    (prior basis) (new basis)(d)  Total    1999(e)
                                    (In thousands, except ratio data)
Statement of Operations
 Data:
 Energy revenues........  $25,415     $16,687        $6,716     $23,403   $23,403
 Capacity revenues(f)...    1,234         822           412       1,234     1,234
 Interest and other
  income................      319         150           156         306       306
                          -------     -------        ------     -------   -------
   Total revenues.......   26,968      17,659         7,284      24,943    24,943
 Operating expenses.....   10,629       7,340         3,545      10,885    10,560
                          -------     -------        ------     -------   -------
 Operating income.......  $16,339     $10,319        $3,739     $14,058   $14,383
                          =======     =======        ======     =======   =======
Additional Financial
 Data:
 Net cash flows from
  operating
  activities............  $19,352     $12,016        $6,265     $18,281
 Net cash flows from
  investing
  activities............     (808)     (1,126)         (218)     (1,344)
 Net cash flows from
  financing
  activities............      273       1,766           518       2,284
 Ratio of earnings to
  fixed charges(g)......     7.3x       10.8x          2.1x(p)     5.1x      4.4x
 EBITDA(h)..............  $19,832     $12,658        $4,927     $17,585   $17,910
 Capital expenditures...      808       1,126           191       1,317     1,317
                          -------     -------        ------     -------   -------
 EBITDA less capital
  expenditures..........  $19,024     $11,532        $4,736     $16,268   $16,593
                          =======     =======        ======     =======   =======
 Ratio of EBITDA to
  fixed charges(i)......     8.9x       13.3x          2.7x        6.4x      5.5x
 Ratio of EBITDA less
  capital expenditures
  to fixed charges(i)...     8.5x       12.1x          2.6x        5.9x      5.1x
Operating Data:
 Operating capacity
  factor(j).............    109.9%      112.7%        112.6%      112.7%
 kWh produced...........  190,800     127,700        67,018     194,718


    See Footnotes to Summary Selected Historical and Pro Forma Financial and
                                 Operating Data

                             The Coso Partnerships
                                 (Combined)(l)

                                                                      Pro Forma
                                                                        Three
                                                           Pro Forma   Months
                                                           Year Ended   Ended
                                                            Dec. 31,  March 31,
                                                            1998(c)    1999(e)
                                                              (In thousands,
                                                            except ratio data)
Statement of Operations Data:
 Energy revenues..........................................  $238,478   $56,050
 Capacity revenues(f).....................................    41,438     3,172
 Interest and other income................................     3,565     2,153
                                                            --------   -------

   Total revenues.........................................   283,481    61,375
 Operating expenses.......................................   109,429    29,282
                                                            --------   -------
 Operating income.........................................  $174,052   $32,093
                                                            ========   =======
Additional Financial Data:
 Ratio of earnings to fixed charges(g)....................      4.8x      3.5x
 EBITDA before cumulative effect of accounting
  change(h)...............................................  $211,579   $41,410
 Capital expenditures.....................................    33,924     2,317
                                                            --------   -------
 EBITDA before cumulative effect of accounting change
  less capital expenditures...............................  $177,655   $39,093
                                                            ========   =======
 Ratio of EBITDA before cumulative effect of accounting
  change to fixed charges(i)..............................       5.8x     4.5x
 Ratio of EBITDA before cumulative effect of accounting
  change less capital expenditures to fixed charges(i)....       4.9x     4.3x


    See Footnotes to Summary Selected Historical and Pro Forma Financial and
                                 Operating Data

                                                                                           Pro Forma
                                       As of December 31,                As of     As of     As of
                          -------------------------------------------- March 31, March 31, March 31,
                            1994     1995     1996     1997     1998     1998      1999     1999(m)
                                                        (In thousands)
Balance Sheet Data:
Navy I Partnership (stand-alone)(a)
  Cash..................  $ 38,669 $ 45,093 $ 15,724 $  2,888 $    --  $ 10,560  $  6,397  $    --
  Restricted cash and
   investments..........    27,204   28,161   29,016    6,479    7,524    6,731     7,808    26,155
  Property, plant and
   equipment, net.......   211,453  205,648  194,617  186,392  180,380  183,459   158,367   158,367
  Power purchase
   agreement, net.......       --       --       --       --       --       --     14,573    14,573
  Total assets..........   298,684  301,436  264,209  209,390  201,888  213,639   198,326   212,442
  Project loans:
   Existing project
    debt, payable to
    Coso Funding
    Corp. ..............  $154,432 $127,340 $ 76,056 $ 45,666 $ 40,566 $ 45,666  $ 40,566  $    --
   Project notes(n).....       --       --       --       --       --       --        --    151,550
  Acquisition debt(o)...       --       --       --       --       --       --     77,610       --
  Partners' capital.....   131,880  164,581  167,834  155,568  149,933  158,618    66,763    49,043
                          -------- -------- -------- -------- -------- --------  --------  --------
  Total capitalization..  $286,312 $291,921 $243,890 $201,234 $190,499 $204,284  $184,939  $200,593
                          ======== ======== ======== ======== ======== ========  ========  ========
BLM Partnership (stand-
 alone)
  Cash..................  $ 31,584 $ 40,219 $ 13,166 $    873 $    --  $ 15,382  $ 17,015  $    --
  Restricted cash and
   investments..........    23,478   23,533   23,298      290      290      290       247    13,310
  Property, plant and
   equipment, net.......   220,881  216,136  208,238  197,709  201,600  197,641   163,269   163,269
  Power purchase
   agreement, net.......       --       --       --       --       --       --     20,498    20,498
  Total assets..........   298,893  305,106  269,318  224,912  228,087  236,843   223,739   221,330
  Project loans:
   Existing project
    debt, payable to
    Coso Funding
    Corp. ..............  $155,661 $137,748 $105,990 $ 76,654 $ 37,958 $ 76,654  $ 37,958  $    --
   Project notes(n).....       --       --       --       --       --       --        --    107,900
  Acquisition debt(o)...       --       --       --       --       --       --     55,256       --
  Partners' capital.....   100,261  119,560  112,666  124,113  163,191  134,686   105,606    89,800
                          -------- -------- -------- -------- -------- --------  --------  --------
  Total capitalization..  $255,922 $257,308 $218,656 $200,767 $201,149 $211,340  $198,820  $197,700
                          ======== ======== ======== ======== ======== ========  ========  ========
Navy II Partnership (stand-alone)
  Cash..................  $ 41,843 $ 44,721 $ 18,133 $  1,148 $    818 $ 19,965  $ 20,039  $    --
  Restricted cash and
   investments..........    22,771   22,841   22,391      --       --       --        --     18,590
  Property, plant and
   equipment, net.......   219,047  212,566  203,845  198,483  188,862  195,798   149,380   149,380
  Power purchase
   agreement, net.......       --       --       --       --       --       --     29,656    29,656
  Total assets..........   309,212  307,537  270,522  226,949  218,965  243,895   230,653   231,400
  Project loans:
   Existing project
    debt, payable to
    Coso Funding
    Corp. ..............  $173,413 $156,043 $124,361 $ 97,267 $ 61,323 $ 97,267  $ 61,323  $    --
   Project notes(n).....       --       --       --       --       --       --        --    153,550
  Acquisition debt(o)...       --       --       --       --       --       --     78,634       --
  Partners' capital.....   125,161  140,082  126,092  125,413  153,661  140,172    82,392    71,527
                          -------- -------- -------- -------- -------- --------  --------  --------
  Total capitalization..  $298,574 $296,125 $250,453 $222,680 $214,984 $237,439  $222,349  $225,077
                          ======== ======== ======== ======== ======== ========  ========  ========

    See Footnotes to Summary Selected Historical and Pro Forma Financial and
                                 Operating Data

                                                                    Pro Forma
                                                                      As of
                                                                    March 31,
                                                                     1999(m)
                                                                  (In thousands)
Balance Sheet Data:
The Coso partnerships (combined)(l)
  Cash..........................................................     $    --
  Restricted cash...............................................       58,055
  Property, plant and equipment, net............................      471,016
  Power purchase agreement, net.................................       64,727
  Total assets..................................................      665,172
  Project loans:
   Existing project debt, payable to Coso Funding Corp. ........     $    --
   Project notes(n).............................................      413,000
  Acquisition debt(o)...........................................          --
  Partners' capital.............................................      210,370
                                                                     --------
  Total capitalization..........................................     $623,370
                                                                     ========



    See Footnotes to Summary Selected Historical and Pro Forma Financial and
                                 Operating Data

 Footnotes to Summary Selected Historical and Pro Forma Financial and Operating
                                      Data

(a) Reflects the combined financial results of the Navy I partnership and Coso Finance Partners II, a California general partnership ("CFP II"). The Navy I partnership and CFP II were first formed as separate entities to facilitate the initial bank financing for the construction and development of Navy I. Initially, the Navy I partnership acquired all of the assets relating to the first turbine generator unit at Navy I and CFP II acquired all of the assets of Navy I relating to the second and third generator units at Navy I. In 1988, CFP II assigned all of its rights and interests in the second and third generator units at Navy I to the Navy I partnership in return for a 5.0% royalty to be paid based on the Navy I partnership's steam production. Since the Navy I partnership and CFP II operate under common ownership and management control, the historical financial statements of the entities have been combined after elimination of intercompany amounts related to the royalty arrangement. At the closing of the Series A notes offering, CFP II merged with and into the Navy I partnership and the accrued royalty was extinguished. In addition, the royalty will no longer accrue from and after the Series A notes offering. See Note 1 to Notes to Combining and Combined Financial Statements of Coso Finance Partners and Coso Finance Partners II.

(b) The decrease in energy revenues is due to the fact that Edison paid the Navy I partnership energy payments based on Edison's position that the fixed energy price period expired for the Navy I partnership in August 1997. Edison has also taken the position that the fixed energy price period for the BLM partnership expired in March 1999 and will expire for the Navy II partnership in January 2000. The Coso partnerships believe that under the power purchase agreements each of the three turbine generator units at each Coso project has its own ten-year fixed energy price period. This issue is one of several currently in dispute and subject to an ongoing lawsuit between, among others, the Coso partnerships and Edison. You should read "Business--Legal Proceedings" for more information regarding this issue and the lawsuit.

(c) Pro forma financial information is based upon the historical financial statements of each of the Coso partnerships on a stand-alone basis or the Coso partnerships on a combined basis, as the case may be, for the year ended December 31, 1998, adjusted for (1) a reduction in O&M and management committee fees, (2) a net reduction in depreciation and amortization expenses relating to Caithness Acquisition's purchase of all of CalEnergy's interests in the Coso projects and (3) an increase in interest expense relating to the offering, as if such transactions had occurred on January 1, 1998. See "Unaudited Pro Forma Financial Data."

(d) After Caithness Acquisition's purchase of all of CalEnergy's interests in the Coso projects, the Coso partnerships adopted a new basis of accounting. The purchase price was allocated to the portion of the assets and liabilities purchased from CalEnergy based on their fair values, with the amount of fair value of net assets in excess of the purchase price being allocated to long-lived assets on a pro-rata basis.

(e) Pro forma financial information is based upon the historical financial statements of each of the Coso partnerships on a stand-alone basis or the Coso partnerships on a combined basis, as the case may be, for the three months ended March 31, 1999, adjusted for (1) a reduction in O&M and management committee fees, (2) a net reduction in depreciation and amortization expenses relating to Caithness Acquisition's purchase of all of CalEnergy's interests in the Coso projects and (3) an increase in interest expense relating to the offering, as if such transactions had occurred on January 1, 1999. See "Unaudited Pro Forma Financial Data."

(f) Includes capacity payments and capacity bonus payments paid to the applicable Coso partnership under its power purchase agreement.

(g) For purposes of computing the ratio of earnings to fixed charges, fixed charges consist of interest expense and amortization of debt issuance costs. Earnings used in computing the ratio of earnings to fixed charges consist of net income plus fixed charges.

(h) EBITDA is defined as earnings before interest expense, depreciation and amortization and the cumulative effect of the accounting change for start-up costs (for the year ended December 31, 1998 only). The Coso partnerships are general partnerships and therefore do not pay income taxes. We believe that EBITDA provides useful information regarding the Coso partnerships' ability to service its indebtedness, but it should not be considered in isolation or as a substitute for operating income or cash flow from operations (in each case as determined in accordance with GAAP), as an indicator of the Coso partnerships' operating performance or as a measure of the Coso partnerships' liquidity. Other companies may calculate EBITDA in a different manner than the Coso partnerships. EBITDA does not take into consideration substantial costs and cash flows of doing business, such as interest expense, depreciation, and amortization. EBITDA does not represent funds available for discretionary use by the Coso partnerships because those funds are required for debt service, capital expenditures to replace fixed assets, working capital and other commitments and contingencies. EBITDA is not an accounting term.

(i) For purposes of computing the ratio of EBITDA before cumulative effect of accounting change to fixed charges and EBITDA before cumulative effect of accounting change less capital expenditures to fixed charges, fixed charges consist of interest expense and amortization of debt issuance costs. We believe that these ratios provide useful information regarding the Coso partnerships' ability to service its indebtedness, but they should not be considered in isolation or as a substitute for operating income or cash flow from operations (in each case as determined in accordance with GAAP) or the ratio of earnings to fixed charges, as an indicator of the Coso partnerships' operating performance or as a measure of the Coso partnerships' liquidity. Other companies may calculate these ratios in a different manner than the Coso partnerships. These ratios are not accounting terms.

(j) Based on a generating capacity of 80 MW.

(k) The reduction in the operating capacity factor for the Navy I partnership and the increase in the operating capacity factor for the BLM partnership is due to the transfer of steam from the Navy I partnership to the BLM partnership and the Navy II partnership under the steam sharing program. See "Business--Steam Sharing Program" and "Summary Descriptions of Principal Agreements Relating to the Coso Projects--Steam Exchange and Cotenancy Agreements."

(l) Reflects the mathematical summation of pro forma financial information of the Coso partnerships on a combined basis as of and for the year ended December 31, 1998, and as of and for the three months ended March 31, 1999. These combined amounts are unaudited. The combined presentation does not necessarily reflect the financial condition or results of operations that would have occurred had the Coso partnerships constituted a single entity as of or during the same period. Because the Coso partnerships are under common management and have jointly and severally guaranteed all of our obligations under the Indenture and the senior secured notes, such guarantees being secured by (1) a perfected, first priority lien on substantially all of the assets of the Coso partnerships and (2) a perfected, first priority pledge of all of the ownership interests in the Coso partnerships, the combined financial information of the Coso partnerships has been presented.

(m) Reflects (1) the completion of the Series A notes offering and the application of the proceeds therefrom and (2) certain related adjustments, as if such transactions had occurred on March 31, 1999. See "Unaudited Pro Forma Financial Data."

(n) Reflects indebtedness owed to us. We loaned all of the proceeds from the offering to the Coso partnerships at interest rates and maturities identical to the interest rates and maturities of the senior secured notes.

(o) In order to complete the purchase, Caithness Acquisition arranged for short-term debt financing in the principal amount of approximately $211.5 million. Caithness Acquisition used a portion of the proceeds from the Series A notes offering that it received from the Coso partnerships, together with funds from other sources, to repay all amounts owed under this short-term debt facility. As a result of "push down" accounting, a portion of this short-term debt has been reflected in the financial statements of each Coso partnerships on a stand-alone basis, and the entire amount of this short-term debt has been reflected in the combined financial statements of the Coso partnerships.

(p) The decrease in the ratio of earnings to fixed charges for the one month ended March 31, 1999 is primarily due to the amortization of debt issuance costs of approximately $2.0 million, $1.4 million and $2.0 million for the Navy I partnership, BLM partnership and Navy II partnership, respectively, related to the short-term debt financing associated with Caithness Acquisition's purchase of CalEnergy's interests in the Coso projects over the three-month estimated life of the short-term debt.

                                 RISK FACTORS

  In addition to the other information set forth in this prospectus, you should carefully consider the risks described below before deciding to tender your Series A notes in the exchange offer. These risks are not the only ones facing the Coso partnerships and us. Additional risks not presently known to us or that we deem immaterial may also impair the Coso partnerships' operations and our ability to make payments to you under the Series B notes.

  This prospectus also contains forward-looking statements that involve risks and uncertainties. Our and the Coso partnerships' actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by the Coso partnerships and us described below and elsewhere in this prospectus. You should read "Forward-Looking Statements" for more information regarding these forward-looking statements.

Your failure to exchange your Series A notes for Series B notes could have adverse consequences to you.

  The Series A notes were not registered under the Securities Act or under the securities laws of any state and may not be resold, offered for resale or otherwise transferred unless they are subsequently registered or resold pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your unregistered Series A notes for registered Series B notes pursuant to the exchange offer, you will not be able to resell, offer to resell or otherwise transfer the Series A notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, we and the Coso partnerships will not be obligated to register the Series A notes under the Securities Act after the Exchange Offer except in the limited circumstances provided under the registration rights agreement. In addition, to the extent that Series A notes are tendered for exchange and accepted in the exchange offer, the market for the untendered and tendered but unaccepted Series A notes could be materially and adversely affected.

Your recourse if a default occurs will be limited to the assets and cash flow of the Coso projects.

  We are a special purpose company formed for the purpose of issuing the senior secured notes for ourselves and on behalf of the Coso partnerships. At the closing of the Series A notes offering, we loaned all of the proceeds from the offering to the Coso partnerships. We do not conduct any business, other than issuing the senior secured notes and making the loans to the Coso partnerships. Our ability to make payments to you under the Series B notes will be entirely dependent on the performance of the Coso partnerships under their project notes. As is common in non-recourse, project finance structures, the assets and cash flow of the Coso partnerships are the sole source of payment under their project notes and guarantees.

  The Coso partnerships own no significant assets other than those related to the ownership and operation of the Coso projects. If a Coso partnership defaults under its project note, credit agreement or guarantee, our remedies under the Coso partnerships' project notes, credit agreements and guarantees, including foreclosure of that Coso partnership's assets, may not provide sufficient funds to pay that Coso partnership's, or any other Coso partnership's, obligations under its project notes, credit agreements and guarantees. None of our shareholders, partners or affiliates (other than the

Coso partnerships), none of the partners or affiliates of the Coso partnerships (other than the partners of the Coso partnerships solely with respect to their ownership interests in the Coso partnerships) and none of our, Caithness Energy's or the Coso partnerships' directors, officers or employees will guarantee or be in any way liable for payment of the Series B notes, the project notes or the guarantees. See "Description of Series B Notes--Brief Description of the Series B Notes and Guarantees."

Our ability to make payments to you under the Series B notes will depend entirely on the successful operation of the Coso projects.

  Our ability to make payments of principal, premium, if any, and interest on the Series B notes depends entirely on our receipt of payments from the Coso partnerships under their project notes and guarantees, and their ability to make payments under their project notes and guarantees depends entirely on the successful operation of the Coso projects. If one or more Coso partnerships cannot make payments under their project notes and guarantees, we might not have sufficient funds to pay you.

  Operating the Coso projects involves, among other things, general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Changes in these factors could make it more expensive for the Coso partnerships to operate the Coso projects, could require additional capital expenditures or could reduce certain benefits currently available to the Coso partnerships. A variety of other risks affect the Coso projects, some of which are beyond our control, including:

  . One or more of the Coso projects could perform below expected levels of output or efficiency;

  . The Coso geothermal resource could be interrupted or unavailable;

  . Operating costs could increase;

  . Energy prices paid by Edison could decrease;

  . Delivery of electrical energy to Edison could be disrupted;

  . Environmental problems could arise which could lead to fines or a shutdown of one or more plants;

  . Plant units and equipment have broken down or failed in the past and could break down or fail in the future;

  . The operators of the Coso projects could suffer labor disputes;

  . The government could change permit or governmental approval requirements;

  . Third parties could fail to perform their contractual obligations to the Coso partnerships; and

  . Catastrophic events, such as fires, earthquakes, explosions, floods, severe storms or other occurrences, could affect one or more of the Coso projects or Edison.

  No one can assure you that none of these events will happen. For some information regarding the recent shutdown of Unit 1 at Navy I resulting from equipment failure, see "Business--Overview of Coso Projects--Plants--Navy I."

  Further, no one can assure you that the Coso partnerships' operations will generate sufficient cash, that currently anticipated cost savings or capital or other operating improvements will be realized on schedule or that the Coso partnerships will be successfully operated in the future to enable the Coso partnerships to make payments under their project notes and guarantees. In addition, no one can assure you that the Coso partnerships' financial condition or results of operations in the future will match those of the past.

  In addition, the Coso partnerships must meet specified performance requirements under their power purchase agreements during the months of June through September to continue to qualify for the maximum capacity and capacity bonus payments. If one or more of the events listed above occur and substantially affect the performance of one or more of the plants during these months, operating revenues would significantly decrease. If operating revenues decrease, one or more of the Coso partnerships may not be able to make payments under their project notes and guarantees. This would impair our ability to make payments to you under the Series B notes.

Future energy payments paid by Edison to the Coso partnerships will most likely be less than historical energy payments because they will be paid based on Edison's avoided cost of energy.

  The Coso partnerships sell 100% of the electrical energy generated at the plants to Edison under the power purchase agreements. For more information regarding the power purchase agreements, see "Summary Descriptions of Principal Agreements Relating to the Coso Projects--Power Purchase Agreements."

  Under the power purchase agreements, Edison must pay to the Coso partnerships capacity payments which are fixed throughout the lives of these agreements. Edison must also pay capacity bonus payments under the power purchase agreements. The maximum annual capacity bonus payment available is also fixed throughout the lives of the power purchase agreements. Edison must also pay to the Coso partnerships energy payments which are fixed for only the first ten years of the terms of the power purchase agreements. Thereafter, energy payments will depend on Edison's avoided cost of energy, as determined under certain legislation being implemented by the California Public Utilities Commission. Edison has taken the position that the fixed energy price period expired in August 1997 for the Navy I partnership and in March 1999 for the BLM partnership, and will expire in January 2000 for the Navy II partnership. See "--The Coso partnerships and their managing partners are currently involved in material litigation with Edison, their sole customer" and "Business--Legal Proceedings."

  Edison has made energy payments to the Navy I partnership since the end of August 1997 based upon Edison's avoided cost of energy. For the year ended December 31, 1998, Edison's average avoided cost of energy paid to the Navy I partnership was 3.0c per kWh, which is substantially below the fixed energy prices earned by the Navy I partnership prior to August 1997 and by the BLM partnership and the Navy II partnership in 1998. The BLM partnership is now receiving energy payments based on Edison's avoided cost of energy and will likely receive energy payments in the future which are substantially less than the fixed energy prices it earned in 1998. We also expect that, after the Navy II partnership's fixed energy price period expires, Edison's avoided cost of energy payable to the Navy II partnership will be substantially below the fixed energy prices currently being paid by Edison to the Navy II partnership under its power purchase agreement. You should read "Management's Discussion and Analysis of Financial Condition and Results of Operations" for more information regarding energy payments received by the Coso partnerships.

  Although Edison pays the Navy I partnership and the BLM partnership energy payments based on 100% of its currently published avoided cost of energy, as determined by a methodology approved by, and subject to change by, the California Public Utilities Commission (currently based on a formula tied to the price of natural gas), this will change within the next two to three years. Under AB1890, the comprehensive restructuring legislation enacted in California in September 1996, the California Public Utilities Commission is required to calculate short-term avoided cost of energy for payments made to non-utility power generators, such as the Coso partnerships, based on the clearing price paid by the California Power Exchange when certain conditions are met. These conditions include that (1) the California Public Utilities Commission has issued an order determining that the California Power Exchange is "functioning properly" and (2) either:

    (a) the fossil-fired generation units owned by the purchasing utility (such as Edison) are authorized to charge market-based rates and the variable costs of such units are being recovered solely through clearing prices being paid by the California Power Exchange or from contracts with the independent system operator discussed under "-- The operations of the Coso projects could be adversely affected by an inability to comply with regulatory standards--Changes in California Electric Market"; or

    (b) the purchasing utility has divested ninety percent of its gas-fired generation facilities that were operated to meet load in 1994 and 1995.

For more information regarding the California Power Exchange, you should read "--The operations of the Coso projects could be adversely affected by an inability to comply with regulatory standards--Changes in California Electric Market" and "Business--Power Sales--Energy Payments." Divestiture of such gas-fired generation facilities by Edison and the other two large California utilities is expected to be complete by the end of 1999.

  It is likely that within the next two years, pursuant to AB1890, Edison's short-term avoided cost of energy will equal the then-prevailing market clearing price for wholesale energy at the California Power Exchange. Whether this pricing will be on an hourly basis, a daily or block average basis
(i.e., a daily average, daily off-peak or daily on-peak time period averages) or some other variation has not been determined. The market clearing prices for wholesale energy on the California Power Exchange have occasionally for brief periods exceeded current energy prices paid by Edison under the power purchase agreements based on its short-term avoided cost of energy. This has occurred most often during high load conditions, warm weather and other daily or seasonal peak periods. At other times, the market clearing prices have been lower than Edison's short-term avoided cost of energy. No one can predict the outcome of the final implementation of this change in computing short-term avoided cost of energy, or the performance of California Power Exchange clearing prices over time. See "--The operations of the Coso projects could be adversely affected by an inability to comply with regulatory standards--Changes in California Electric Market."

  In addition, under AB1890, the Navy I partnership has been eligible to receive since 1998 subsidy payments for energy delivered by it to Edison. Going forward, the Navy I partnership and the other Coso partnerships should at times qualify to receive subsidy payments through 2001 for energy delivered to Edison. Subsidy payments are made if Edison's avoided cost of energy falls below 3.0c per kWh, subject to a maximum subsidy of 1.0c per kWh. No one can assure you that the AB1890 fund will have funds sufficient to continue to make their subsidy payments to the Coso partnerships through 2001. See "Business-- AB1890 Energy Subsidy Payments."

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

The Navy could terminate the Coso partnerships' rights to use the Coso geothermal resource at any time.

  Under a Geothermal Power Development Service Contract with the United States Government acting through the United States Navy (the "Navy"), the Navy I partnership and the Navy II partnership have exclusive contractual rights to explore, develop and use, currently without any known interference from any other power developers, a portion of the Coso Known Geothermal Resource Area at and around Navy I and Navy II. We call this contract the Navy Contract. The Navy Contract expires in December 2009, the same month and year in which the maturity date of the Series B notes due 2009 occurs.

  The Navy has the right to terminate the Navy Contract at any time for reasons of national security, national defense preparedness or national emergency, or for any other reasons that are in the best interests of the United States Government. If the Navy were to terminate the Navy Contract, the United States Government would be obligated to pay the Navy I partnership a maximum amount of approximately $165.0 million and the Navy II partnership a maximum amount of approximately $187.5 million, or a maximum aggregate amount of approximately $352.5 million, to compensate it or them for the unamortized portion of their exploratory investment and for the investment in their installed power plant facilities. Such payment would not take into consideration the loss of anticipated future profits resulting from such termination and may be insufficient to enable the Coso partnerships to repay their project notes and guarantees fully. This would materially adversely affect our ability to make payments to you under the Series B notes. In addition, the Navy would not make any payments to the BLM partnership, which might not be able to continue to operate BLM and its facilities following such termination. For more information, you should read "Summary Descriptions of Principal Agreements Relating to the Coso Projects--The Navy Contract."

  In addition to its right to terminate the Navy Contract, the Navy may, from time to time, impose certain access and operational restrictions on all three Coso partnerships for purposes of national security, personnel safety, protection of property or protection of the environment, and under certain circumstances may impose emissions standards. The Navy has periodically ordered all personnel at the Coso projects to evacuate the plant sites and fields. Evacuation periods have typically continued for three-to-four hours, although the periods have continued for up to 12 hours. During such evacuation periods, the plants must be operated via a remote station located at the outskirts of the Navy base. This station currently utilizes rights of way obtained from the Bureau of Land Management. These rights of way are still held by CalEnergy, and CalEnergy has agreed to transfer them to the Coso partnerships once the consent of the Bureau of Land Management has been obtained. No one can assure you that this consent will be obtained. Periodic evacuations will likely recur in the future. We cannot assure you that the Coso partnerships will always be able to operate the plants from this remote station during evacuation periods. For more information regarding this station, you should read "Summary Descriptions of Principal Agreements Relating to the Coso Projects--The Navy Contract."

  The Coso partnerships rely on certain contractual arrangements among them relating to the transfer of steam among the Coso projects, which we call the steam sharing agreement. Each of the Navy and the Bureau of Land Management has reserved the right in its sole discretion to suspend or limit the transfer of steam among the Coso projects under certain circumstances. See "Business--Steam Sharing Program" and "Summary Description of Principal Agreements Relating to the Coso Projects--Steam Sharing and Co-Tenancy Agreements."

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

Our ability to repay the Series B notes will depend on unrelated third parties fulfilling their commitments to the Coso partnerships.

  The viability of the Coso projects, the Coso partnerships' ability to make payments under their project notes and guarantees, and our ability to make payments of principal, premium, if any, and interest on the Series B notes when due, may be materially and adversely affected by the performance of third parties whom we do not control under commercial agreements to which the Coso partnerships are parties. These third parties include, among others:

  . the Navy under the Navy Contract and the steam sharing agreement;

  . the Bureau of Land Management under the BLM lease, the steam sharing agreement and the leases on which BLM North is located, which we call the LADWP leases;

  . FPL Operating under its O&M agreements; and

  . Edison under the power purchase agreements.

We call these commercial agreements, together with the other documents and agreements relating to the Coso projects, the project documents.

  If any of these third parties:

  . claim that there was a defect in proceedings with respect to the approval of their project documents,

  . claim that their project documents were not duly authorized by them,

  . disavow their obligations under their project documents,

  . fail to perform their contractual or other obligations, or

  . are excused from performing their obligations because the Coso partnerships have failed to perform theirs or because an event has occurred outside of our or their control,

then the Coso partnerships may not be able to obtain alternate customers, goods or services to cover these third parties' non-performance. In particular, if Edison fails to fulfill its contractual obligations under any power purchase agreement, it would have a material adverse effect on the Coso projects' revenues and would materially and adversely affect the Coso partnerships' ability to make payments under their project notes and guarantees. This would materially and adversely affect our ability to make payments of principal, premium, if any, and interest on the Series B notes when due.

  The Coso partnerships depend on Edison's purchases of all electrical energy generated by the plants for substantially all of their operating revenues. The payments being made by Edison to the Navy II partnership for energy under its power purchase agreement currently exceed Edison's actual avoided cost of energy by a substantial margin. If this situation continues, or if Edison experiences financial, regulatory or other pressures, Edison could try to amend the Navy II partnership's power purchase agreement. Edison could also attempt, as it has in the past, to terminate the power purchase agreements. The provisions of the power purchase agreements do not permit Edison to amend or terminate any of the agreements early without the consent of the applicable Coso partnership, and the Indenture prohibits the Coso partnerships from giving such consent if the effect on the holders of the senior secured notes would be materially adverse. Nonetheless, it is possible that, upon a change in applicable legislation, case law and/or regulations, a court or governmental authority could order or allow such an amendment or termination of one or more power purchase agreements. Such an amendment or termination would materially and adversely affect the revenues of the affected Coso partnership or partnerships and consequently the cash flow available to make payments under its or their project notes and guarantees. This would materially and adversely affect our ability to make payments to you under the Series B notes. It would probably also constitute an event of default under the Indenture. See "--The Coso partnerships and their managing partners are currently involved in material litigation with Edison, their sole customer" and "Business--Legal Proceedings."

The Coso partnerships and their managing partners are currently involved in material litigation with Edison, their sole customer.

  The Coso partnerships, the Coso partnerships' managing partners and CalEnergy, which we collectively refer to as the Coso Parties, are involved in an ongoing lawsuit with Edison. Edison is the Coso partnerships' sole customer. Edison asserts a number of breach of contract claims that relate to the alleged surreptitious venting of certain non-condensable gases from unmonitored reinjection wells located adjacent to the plants. The Coso Parties have filed a cross-complaint against Edison asserting, among others, breach of contract claims, violations of state law and of decisions of the California Public Utilities Commission and that Edison's lawsuit is barred by a settlement agreement entered into in 1993. In addition, the Coso partnerships have filed a separate lawsuit against Edison seeking restitution and injunctive relief for unfair competition and false advertising. You should read "Business--Legal Proceedings" for a more thorough discussion of the issues and claims in this lawsuit.

  No one can predict at this time whether Edison will prevail on its claims against any or all of the Coso Parties or whether any or all of the Coso Parties will prevail on their claims against Edison, in part because pre-trial discovery has not been completed and in part because of the complexity of the factual and legal issues involved. While the parties to the lawsuits have signed a stipulation agreeing to a moratorium on all ongoing activities in the lawsuit to explore the possibility of a negotiated settlement, no one can assure you that the parties will be able reach a settlement or, if they do, what the terms of that settlement would be. The moratorium was originally set to expire on May 30, 1999. By agreement of the parties, this moratorium has been extended to September 30, 1999, and the parties have agreed to hold a mediation session before a former California supreme court justice during the week of September 7, 1999.

  It is possible that the parties will be unable to reach a settlement and Edison could recover significant damages in the lawsuit. Edison has not yet provided the Coso Parties with any calculation or estimate of its alleged damages, but the Coso Parties expect Edison to seek damages in an amount which would be material to the financial condition and results of operations of the Coso partnerships, either individually or taken as a whole.

Our substantial debt and our ability to incur additional debt in the future could adversely affect our financial health and prevent us from satisfying our obligations under the Series B notes.

  We have now and, after this exchange offer, will continue to have a significant amount of debt and interest expense. Assuming, as of March 31, 1999, the completion of the Series A notes offering and the Coso partnerships' use of the proceeds of the Series A notes offering, the Coso partnerships' total aggregate debt would have been $413.0 million and partners' aggregate capital would have been $210.4 million. This would have resulted in a total debt to total capitalization ratio of 0.66x as of March 31, 1999.

  Our substantial indebtedness could have important consequences to you. For example, it could:

    . make it more difficult for the Coso partnerships to make payments to us under their project notes and for us to make payments to you under the Series B notes;

    . increase our vulnerability to general adverse economic and industry conditions;

    . limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

    . limit, along with the financial and other restrictive covenants in our debt documents, among other things, our ability to borrow additional funds.

  In addition, failure to comply with covenants in our debt documents could result in an event of default which, if not cured or waived, could have a material adverse effect on us.

  In addition, we and the Coso partnerships will be able to incur additional debt from time to time in the future. The terms of the Indenture do not fully prohibit us or the Coso partnerships from doing so. If new debt is added to our current debt levels, the related risks that we now face could intensify. See "Capitalization" and "Selected Historical and Pro Forma Financial and Operating Data."

Exploring and developing geothermal resources is inherently risky.

  Geothermal exploration, development and operations are subject to uncertainties which vary among different geothermal reservoirs and are similar to those typically associated with oil and gas exploration and development, including unproductive wells and uncontrolled releases. The geographic area and sustainable output thereof can only be estimated and cannot be definitively established because of the geological complexities of geothermal reservoirs. Consequently, the Coso partnerships could experience an unexpected decline in the capacity of their geothermal wells, and the Coso geothermal reservoir might not be sufficient for the sustained production of steam and electricity throughout the maturity dates of the Series B notes.

The operations of the Coso projects could be adversely affected by the Coso partnerships' and their operators' inability to comply with regulatory standards.

 Permitting; Environmental

  The Coso partnerships and their operators are required to comply with many federal, state and local statutory and regulatory standards and to maintain numerous permits and governmental approvals required to operate the Coso projects. Some of these permits and governmental approvals contain specific conditions. Over the years, there have been numerous violations of these permits, governmental approvals and conditions, as well as of regulations of governmental authorities charged with enforcing these matters. If any Coso partnership fails to satisfy applicable permits, governmental approval, conditions or regulations, it could be prevented from operating its Coso project and incur additional costs. No one can assure you that the Coso partnerships and their operators will be able to operate the Coso projects in the future in accordance with applicable permits, governmental approvals, conditions or regulations, or that the conditions contained in these permits or governmental approvals will not change.

  In addition, the Coso partnerships usually have several applications for new permits and governmental approvals, or renewals of existing permits and governmental approvals, pending before certain governmental authorities. These governmental authorities can sometimes take up to several years to approve an application. No one can assure you that the Coso partnerships will be able to obtain, renew or maintain the permits and governmental approvals required to operate the Coso projects through the maturity dates of the Series B notes. If any Coso partnership fails to obtain, renew or maintain any required permit or governmental approval or is unable to satisfy any conditions, its operations could be limited or suspended.

  In addition, you can expect that the laws and regulations affecting the Coso projects, the Coso partnerships and us will change while the Series B notes are outstanding, and those changes could adversely affect the Coso projects, the Coso partnerships and us. For example, changes in laws or regulations (including, but not limited to, taxes and environmental laws) could impose more stringent or comprehensive requirements on the operation or maintenance of the Coso projects, resulting in increased compliance costs, the need for additional capital expenditures or the reduction of certain benefits currently available to the Coso projects, or could expose the Coso partnerships or us or both to liabilities for previous actions taken in compliance with laws in effect at the time or for actions taken by or conditions caused by third parties. In addition, the Coso partnerships could become liable for the investigation and removal of hazardous materials that may be found at the Coso projects, no matter what the source of such hazardous materials. Failure to comply with any such statutes or regulations or any change in the requirements of such statutes or regulations could result in civil or criminal liability, imposition of cleanup liens and fines and large expenditures to bring the Coso projects into compliance. You should read "Business--Environmental Matters" for more information regarding environmental requirements.

 Qualifying Facility Status

  PURPA provides QFs, such as the Coso projects, with certain exemptions from federal and state law and regulation, including regulation of the rates at which electricity can be sold. If:

  .  any Coso project fails to maintain its QF status,

  . PURPA is repealed or amendments to PURPA are enacted that substantially reduce the benefits currently afforded QFs, or

  . the requirements for the Coso projects to maintain their status as QFs are made more burdensome,

then, operations at the Coso projects or compliance with the terms of the power purchase agreements could be made much more difficult. The Coso partnerships' ability to make payments under their project notes and guarantees and our ability to make payments to you under the Series B notes when due may be materially and adversely affected by any of these events.

 Changes in California Electric Market

  The electric industry in California has changed dramatically as a result of recent decisions by the California Public Utilities Commission and the enactment of AB1890 in September 1996. The new California electric market structure, including the independent system operator/power exchange system, which we call the ISO PX system, began operations on March 31, 1998. The California Power Exchange portion of the ISO PX system, through which Edison is required to sell power generated by QFs, is responsible for managing the transactions for all power auctioned through, and purchased by, market participants except those bound by contract. The ISO portion of the ISO PX system is responsible for scheduling, transmission access and operation of the transmission assets formerly operated by Edison, San Diego Gas & Electric Company and Pacific Gas & Electric

Company. The complex grid operation, software, forecasting, bidding and market clearing mechanism of the ISO PX system has a limited operating history. Many elements of the new market structure present novel regulatory issues that have not yet been resolved, as well as many practical issues of implementation such as the development of systems, software and procedures for the California Power Exchange, the ISO and all of the market participants who will transact with the ISO PX system.

  If the still-developing ISO PX system fails or does not operate as anticipated, electricity generation, transmission and distribution in California may be materially and adversely affected. Edison's business may also be materially and adversely affected. Furthermore, since Edison's avoided cost of energy ultimately will be tied to the clearing price of the California Power Exchange, the ISO PX system's functionality will have a significant effect on the Coso partnerships.

  When the California Power Exchange began operations on March 31, 1998, the only available clearing mechanism was for day-ahead bidding. In August 1998, the California Power Exchange began hour-ahead trading. The hour-ahead mechanism has not operated during a full year of seasonal transitions, maximum load conditions and other relevant factors, and the limited operating history of the ISO PX system makes it impossible to predict how the markets or transmission systems will perform over time with any certainty. During the summer of 1998, spot prices "spiked" in several recently deregulated markets, including those in California and Illinois, creating short-term situations in which certain market participants asserted that the markets had "failed." Both FERC and the California Public Utilities Commission are reviewing pricing policies and market mechanisms in light of these experiences, and modifications to the market may occur as a result.

  In addition, a number of substantial issues remain undecided in California that will require ongoing regulatory involvement by FERC and the California Public Utilities Commission. One of these issues is the final mechanism for local reliability contracts and pricing for ancillary services from so-called "reliability must-run" plants, which are required to operate at certain times and provide certain services to maintain transmission system reliability. The Coso projects have not been designated as "reliability must-run" plants.

  Furthermore, as part of the California restructuring legislation, California's investor-owned utilities were permitted to recover certain authorized transition costs, primarily related to above-market costs associated with nuclear generation assets and with long-term power purchases, including from QFs such as the Coso projects, that are currently included in the rates paid by ratepayers, which we call stranded costs. One of these investor-owned utilities, San Diego Gas & Electric Company, has recently announced its intention to eliminate the majority of the charges for stranded costs. These continuing issues, along with ongoing monitoring by FERC and the California Public Utilities Commission of the markets and the ISO PX system, leave the deregulated market subject to potential regulatory action and revisions, with concomitant consequences both to Edison and to the payments received from Edison by the Coso partnerships under their power purchase agreements. For more information, you should read "--Future energy payments paid by Edison to the Coso partnerships will most likely be less than historical energy payments because they will be paid based on Edison's avoided cost of energy" and "Regulation."

  In addition to actions taken by the California Legislature and regulation by the California Public Utilities Commission, bills have been introduced into the United States Congress mandating the deregulation of the electric utility industry on the state level. On April 16, 1999, the Clinton Administration's latest restructuring plan was introduced. In general, the bills provide for open competition in the furnishing of electricity to all customers. No one can predict whether these bills, or any future legislation relating to the deregulation of the electric industry, will become law or, if they become law, what their final effect will be. Changes in the existing legal structure regulating the electric utility industry, particularly in California, will most likely have an impact on the manner in which electricity is distributed and payments are collected or on Edison and its business. This may affect Edison's ability to fulfill its obligations to the Coso partnerships under the power purchase agreements. For more information, you should read "--Our ability to repay the Series B notes will depend on unrelated third parties fulfilling their commitments to the Coso partnerships" and "Regulation--Energy Regulation--California Deregulation."

Although the Coso partnerships currently maintain insurance, loss proceeds might not be enough to satisfy our obligations under the Series B notes.

  The Coso partnerships currently maintain property, business interruption, earthquake, catastrophic and general liability insurance for the Coso projects. If an insurable loss occurs, the proceeds of insurance will be paid to the Depositary for the Coso partnerships' account and will be applied as required under the Indenture and the Depositary Agreement. No one can give you any assurance that this insurance coverage will be available in the future at commercially reasonable costs or terms or that the amounts for which the Coso projects are or will be insured will cover all potential losses.

  As part of the Series A notes offering, the Coso partnerships obtained title insurance policies in the aggregate amount of $200.0 million in favor of U.S. Bank Trust National Association, which we call the Trustee. Primarily because of the nature of the rights obtained by one or more of the Coso partnerships from the Navy and the Bureau of Land Management, the insurance coverage afforded by these policies is narrower, and the exceptions to coverage are broader, than those which are commonly provided to companies that are engaged in activities similar to those of the Coso partnerships. No one can assure you that the title insurer or its reinsurers will be willing or able to satisfy any claims which may be made under those policies. Also, the coverage amounts under these policies may not be sufficient to satisfy amounts outstanding under the senior secured notes at any given time. See "Business--Insurance."

  Geothermally active areas, such as the area in which the Coso projects are located, are subject to frequent low-level seismic disturbances. Serious seismic disturbances in that area are possible. The Coso partnerships currently have business interruption and property damage insurance to address certain losses which may be caused by these disturbances. This insurance coverage currently includes $200.0 million of earthquake insurance. This amount of insurance coverage is substantially less than the aggregate principal amount of the senior secured notes, and no one can assure you that seismic disturbances of a nature and magnitude so as to cause material damage to Navy I, BLM or Navy II, the transmission lines, wells, gathering system or other related facilities, or a material change in the nature of the geothermal resource, will not occur. Also, no one can assure you that insurance proceeds will be adequate to cover all losses sustained, or that insurance will continue to be available in the future in the amounts presently carried or other amounts adequate to insure against losses from seismic disturbances.

The Trustee's ability to foreclose on the Coso partnerships' assets depends on it being able to obtain the consents of third parties who do not have to consent and it being able to obtain new permits and governmental approvals.

  Certain assets comprising the collateral securing the senior secured notes require the consent of third parties as a condition to their transfer or utilization upon or following a foreclosure. Since the Coso projects are located on Navy and Bureau of Land Management property, this would include their consents as well. No one can give you any assurance that these third parties will give their consents or cooperation when asked to facilitate a transfer of assets or operating rights to the Trustee or any other person upon or following a foreclosure. Accordingly, although the Coso partnerships' obligations under their guarantees are secured by a pledge of all of their ownership interests in the Coso partnerships and liens on all of the material rights and assets of the Coso partnerships, the Trustee may not have the ability to foreclose upon all of these pledges and liens without these consents or, following a foreclosure, to operate or utilize such assets. Further, no one can assure you that the Navy or the Bureau of Land Management will permit a receiver to take control of or operate such assets pending foreclosure.

  Some of the permits and governmental approvals that serve as collateral for the senior secured notes are not transferable. In the event of a foreclosure, the acquiror of the Coso projects would have to apply for new permits and governmental approvals in order to continue the operations at the Coso projects. Any delays or inability in obtaining such new permits or appeals could reduce the proceeds available to the holders of senior secured notes in the event of a foreclosure.

  In addition, contract rights under certain project documents serve as collateral for the senior secured notes, including rights that stem from agreements to which the Coso partnerships are parties. If a bankruptcy case were commenced by or against a Coso partnership, all or part of the project documents could possibly be rejected by that Coso partnership or a trustee appointed in a bankruptcy case pursuant to section 365 and section 1123 of the federal bankruptcy code and, therefore, not be specifically enforceable.

The Coso projects are being managed by new managing partners and operators.

  Prior to Caithness Acquisition's purchase of all of CalEnergy's interests in the Coso projects on February 25, 1999, CalEnergy owned and controlled the managing partners of the Coso partnerships and operated the Coso projects. As a result, CalEnergy made most of the day-to-day business decisions relating to the management and the operations of the Coso projects. Since Caithness Acquisition purchased CalEnergy's interests in the Coso projects, Caithness Energy has indirectly owned and controlled the managing partners of the Coso partnerships, and FPL Operating and Coso Operating Company have been operating the Coso projects under their respective O&M agreements. If the Coso projects are not managed effectively, the financial health of the Coso partnerships could be materially and adversely affected. You should read "--Our ability to repay the Series B notes will depend on unrelated third parties fulfilling their commitments to the Coso partnerships" and "Management" for some related information.

Our estimates, projections and assumptions could prove to be incorrect.

  In connection with the issuance of the Series A notes, we prepared certain estimates, projections and assumptions for the revenue generation capacity of the Coso partnerships and the associated costs, and provided them to Sandwell Engineering Inc. and GeothermEx, Inc. Sandwell Engineering Inc. evaluated the reasonableness of these projections in light of the technical operating parameters of the Coso projects, the operations and maintenance budgets of the Coso projects and the related assumptions and forecasts contained therein. GeothermEx, Inc. evaluated the reasonableness of these projections with respect to the wellfield capital expenditures and production levels. These evaluations were based upon an inspection and review of certain technical, environmental, economic and regulatory aspects at the Coso projects. These projections incorporated energy payments and AB1890 subsidy payments which were based on the energy markets consultant's report. Sandwell Engineering Inc.'s report attached as Exhibit A to this prospectus and GeothermEx, Inc.'s report attached as Exhibit C to this prospectus contain some discussion of the assumptions and forecasts used in preparing the projections, which concern the operations and maintenance budgets of the Coso projects. We urge you to read these reports and the energy markets consultant's report attached as Exhibit B to this prospectus. However, you should be aware that the three consultant's reports were prepared in connection with the Series A notes offering and have not been updated since then.

  For purposes of preparing the projections, we made certain assumptions about general business and economic conditions, such as real property and sales taxes payable by the Coso partnerships and other persons, and about numerous other material contingencies and matters that are not within our control or the control of any other person and the outcome of which cannot be predicted by us or any other person with any expectation of complete accuracy. We also made assumptions concerning operations and maintenance costs under the applicable O&M agreements. You should be aware that assumptions are inherently subject to significant uncertainties, and actual results will differ, perhaps materially, from those projected. Accordingly, the projections are not necessarily indicative of future performance, and neither we nor the Coso partnerships assume any responsibility for the accuracy of the projections. If, for example, sales of revenues generated by the Coso projects from sales of electricity to Edison decline below those assumed in the projections contained in the independent engineer's report, this could impair the Coso partnerships' ability to make payments under their project notes and guarantees and our ability to make payments of principal, premium, if any, and interest on the Series B notes when due.

  We do not make, or intend to make, any representation or warranty, nor should any representation be inferred, about the likely existence of any particular future set of facts or circumstances, and you should not place undue reliance on the projections, the independent engineer's report, the energy markets consultant's report or the geothermal engineer's report. If actual results are less favorable than those shown or if the estimates and assumptions used in formulating the projections prove to be incorrect, each Coso partnership's financial performance may be less favorable than that set forth in the projections. As a consequence, the Coso partnerships' ability to make payments under their project notes and guarantees, and our ability to make payments of principal, premium, if any, and interest on the Series B notes when due could be materially and adversely affected.

  We prepared the projections contained in the independent engineer's report based on our knowledge at the time of the Series A notes offering and on certain assumptions we made. The projections have not been examined, compiled or subjected to any procedures by either KPMG LLP or by PricewaterhouseCoopers LLP. Accordingly, neither KPMG LLP nor PricewaterhouseCoopers LLP expresses any opinion or other form of assurance with respect thereto. The PricewaterhouseCoopers LLP reports included in this prospectus relate solely to the Coso partnerships' historical financial information. The KPMG LLP report included in this prospectus relates to an historical balance sheet as of April 22, 1999 (date of inception). Those reports do not extend to the projections contained in the independent engineer's report and the geothermal engineer's report and should not be read to do so. Neither we, Sandwell Engineering Inc. nor GeothermEx, Inc. intend to provide to the holders of the senior secured notes any projections or to evaluate any projections other than the projections set forth in the independent engineer's report and the geothermal engineer's report.

The Coso partnerships could be materially adversely affected by unanticipated Year 2000 compliance problems.

  At the end of 1999, the operations of the Coso partnerships' computer systems could be disrupted because these systems might interpret the Year 2000 as "1900." The Coso partnerships have been working to resolve the potential impact of the Year 2000 issue on the processing of information in their computer systems. No one can assure you, however, that the Coso partnerships will not experience material disruptions in their operations as a result of Year 2000 non-compliance.

  The Coso partnerships have also been working with third parties, including Edison, to identify and assess the potential impact that this issue may have on its relationship with these parties. If Edison fails to fulfill its contractual obligations under the power purchase agreements because it failed to resolve its own Year 2000 issues, it could have a material adverse effect on the Coso partnerships' revenues and their ability to make payments under their project notes and guarantees. While the Coso partnerships intend to continue to work with Edison and other third parties to minimize any potential Year 2000 problems, no one can assure you that these issues will be resolved to the Coso partnerships' satisfaction or that the Coso partnerships will not experience a material adverse effect to their operations from unanticipated Year 2000 issues or problems, including failure to resolve Year 2000 issues in a timely manner, or delays or changes in the estimated time of their compliance. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Issue."

We may not have the funds necessary to finance a change of control offer which may be required under the Indenture.

  If certain specific kinds of change of control events occur, we will be required under the Indenture to offer to repurchase all outstanding senior secured notes. No one can assure you that we will have sufficient funds at the time of a change of control to be able to make the required repurchases of the senior secured notes, or that restrictions contained in documents governing our other indebtedness will allow those repurchases. You should note that certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a change of control under the Indenture. See "Description of Series B Notes-- Repurchase at the Option of Holders upon a Change of Control."

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.

  One or more Coso partnerships' guarantees could be voided under federal bankruptcy law and comparable provisions of state law if the guarantees are deemed to involve a fraudulent conveyance. Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor, if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

  . received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee and either:

    . one, was insolvent or rendered insolvent by reason of such incurrence; or

    . two, was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

    . three, intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

  In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

  The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

  . the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets; or

  . if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  . it could not pay its debts as they become due.

If one or more Coso partnerships' guarantees were voided, you may be required to return payments made by the Coso partnerships to you under the guarantees.

There is no established market for the Series B notes and they will not be listed on any securities exchange.

  The Series A notes are eligible for trading in the PORTAL market. The Series B notes are a new issue of securities with no established trading market and will not be listed on any securities exchange. The initial purchaser of the Series A notes has informed us that it intends to make a market in the Series B notes. However, it may discontinue making a market at any time without notice.

  The liquidity of any market for the Series B notes will depend upon the number of holders of the Series B notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the Series B notes and other factors. A liquid trading market may not develop for the Series B notes.

                               THE EXCHANGE OFFER

Purpose of the Exchange Offer

      The exchange offer is designed to provide holders of Series A notes with an opportunity to acquire Series B notes which, unlike the Series A notes, will be freely tradable at all times, subject to any restrictions on transfer imposed by state securities or "blue sky" laws, provided that the holder is not our "affiliate" within the meaning of the Securities Act and represents that the Series B notes are being acquired in the ordinary course of the holder's business and the holder is not engaged in, and does not intend to engage in, a distribution of the Series B notes. The outstanding Series A notes in the aggregate principal amount of $413.0 million were originally issued and sold on May 28, 1999 to the initial purchaser. The sale of the Series A notes to the initial purchaser was not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act. The concurrent resale of the Series A notes to investors was not registered under the Securities Act in reliance upon the exemption provided by Rule 144A of the Securities Act. The Series A notes may not be reoffered, resold or transferred other than pursuant to a registration statement filed pursuant to the Securities Act or unless an exemption from the registration requirements of the Securities Act is available. Pursuant to Rule 144, Series A notes may generally be resold:

    . commencing one year after their original issue date, in an amount up to, for any three-month period, the greater of 1% of the Series A notes then outstanding or the average weekly trading volume of the Series A notes during the four calendar weeks immediately preceding the filing of the required notice of sale with the commission; or

    . commencing two years after the original issue date, in any amount and otherwise without restriction by a holder who is not, and has not been for the preceding 90 days, our affiliate. The Series A notes are eligible for trading in the PORTAL market, and may be resold to certain qualified institutional buyers pursuant to Rule 144A. Other exemptions may also be available under other provisions of the federal securities laws for the resale of the Series A notes.

      At the closing of the Series A notes offering, we entered into a registration rights agreement pursuant to which we agreed to file with the commission a registration statement covering the exchange by us of the Series B notes for the Series A notes. The registration rights agreement provides that:

    . unless the exchange offer would not be permitted by applicable law or commission policy, we will file a registration statement with the SEC no later than 90 days after the closing date of the Series A notes offering,

    . unless the exchange offer would not be permitted by applicable law or commission policy, we will use our best efforts to have the registration statement declared effective by the SEC no later than 180 days after the closing date of the Series A notes offering,

    . unless the exchange offer would not be permitted by applicable law or commission policy, we will commence the exchange offer no later than 30 business days after the date that the exchange offer registration statement becomes effective, and

    . if obligated to file a shelf registration statement covering the Series B notes, we will use our best efforts to file the shelf registration statement with the commission no later than 45 days after such filing obligation arises and use our best efforts to cause the shelf registration statement to be declared effective by the commission on or prior to 90 days after the date we are required to file the shelf registration statement.

      We will pay liquidated damages to each holder of transfer restricted notes, as described below, if any of the following occurs:

    . we fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing,

    . the commission does not declare any of the registration statements effective on or prior to the date specified for effectiveness,

    . we fail to consummate this exchange offer within 30 business days after the date on which the registration statement covering the exchange of notes for Series A notes is first declared effective, or

    . any registration statement filed by us pursuant to the terms of the registration rights agreement is declared effective but thereafter, subject to limited exceptions, ceases to be effective or usable in connection with resales of transfer restricted notes without being succeeded immediately by a post-effective amendment that cures such failure.

      We will pay liquidated damages to each holder of transfer restricted notes, with respect to the first 90-day period immediately following the occurrence of the first such default in an amount equal to $.05 per week per $1,000 principal amount of Series A notes. The amount of liquidated damages will increase by an additional $.05 per week per $1,000 principal amount of Series A notes with respect to each subsequent 90-day period, or portion thereof, until all defaults have been cured, up to a maximum amount of liquidated damages for all defaults of $.25 per week per $1,000 principal amount of Series A notes. "Transfer restricted notes" means each Series A note until the earliest to occur of:

    . the date on which such Series A note has been exchanged by a person other than a broker-dealer for a Series B note in the exchange offer,

    . following the exchange by a restricted broker-dealer in the offering of a Series B note for a Series A note, the date on which the Series B note is sold to a purchaser who receives from such restricted broker-dealer on or prior to the date of said sale, a copy of this prospectus,

    . the date on which the Series A note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement, or

    . the date on which the Series A note is distributed to the public pursuant to Rule 144(k) under the Securities Act.

      The staff of the SEC has issued certain interpretive letters that concluded, in circumstances similar to those contemplated by this exchange offer, that new debt securities issued in a registered exchange for outstanding debt securities, which new securities are intended to be substantially identical to the securities for which they are exchanged, may be offered for resale, resold and otherwise transferred by a holder thereof, other than a broker-dealer who purchases such securities from the issuer to resell pursuant to Rule 144A or any other available exemption under the Securities Act or a person who is an affiliate of the issuer within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provision of the Securities Act; provided that the new securities are acquired in the ordinary course of such holder's business and such holder has no arrangement with any person to participate in the distribution of the new securities. However, a broker-dealer who holds outstanding debt securities that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an

"underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the new securities received by the broker-dealer in any such exchange. See "--Resales of Notes."

      We have not requested or obtained an interpretive letter from the SEC staff with respect to this exchange offer. Neither the holders of Series A notes nor we are entitled to rely on interpretive advice provided by the staff to other persons, which advice was based on the facts and conditions represented in such letters. However, this exchange offer is being conducted in a manner intended to be consistent with the facts and conditions represented in such letters. If any holder of Series A notes has any arrangement or understanding with respect to the distribution of the Series B notes to be acquired pursuant to this exchange offer, such holder:

    . may not rely on the applicable interpretations of the SEC's the staff; and

    . must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

      In addition, each broker-dealer that receives Series B notes for its own account in exchange for Series A notes, where such Series A notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Series B notes. See "Plan of Distribution." By delivering the letter of transmittal, you will represent and warrant to us that you are acquiring the Series B notes in the ordinary course of your business and that your are not engaged in, and do not intend to engage in, a distribution of the Series B notes. If you are using this exchange offer to participate in a distribution of the Series B notes, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. If you do not exchange your Series A notes pursuant to this exchange offer, you will continue to hold Series A notes that are subject to restrictions on transfer. See "Risk Factors--Your failure to exchange your Series A notes for Series B notes could have advance consequences to you."

      It is expected that the Series B notes will be freely transferable by the holders thereof, subject to the limitations described in the immediately preceding paragraph. Sales of Series B notes acquired in this exchange offer by holders who are our "affiliates" within the meaning of the Securities Act will be subject to certain limitations on resale under Rule 144 of the Securities Act. Such persons will only be entitled to sell Series B notes in compliance with the volume limitations set forth in Rule 144, and sales of Series B notes by affiliates will be subject to certain Rule 144 requirements as to the manner of sale, notice and the availability of our current public information. The foregoing is a summary only of Rule 144 as it may apply to our affiliates. If you are an affiliate, you must consult your own legal counsel for advice as to any restrictions that might apply to the resale of your Series B notes.

      The Series B notes otherwise will be substantially identical in all material respects, including interest rate, maturity, security and restrictive covenants, to the Series A notes for which they may be exchanged pursuant to this exchange offer.

Terms of the Exchange Offer

      Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will exchange $1,000 principal amount of Series B notes due 2001 for each $1,000 principal amount of our outstanding Series A notes due 2001, and $1,000 principal amount of Series B notes due 2009 for each $1,000 principal amount of Series B notes due

2009. Only Series B notes due 2001 may be exchanged for tendered Series A notes due 2001, and only Series B notes due 2009 may be exchanged for tendered Series A notes due 2009. Series B notes will be issued only in integral multiplies of $1,000 to each tendering holder of Series A notes whose Series A notes are accepted in this exchange offer.

      The Series B notes will bear interest from and including the original issue date of the Series A notes. Accordingly, if you receive Series B notes in exchange for your tendered Series A notes, you will forego accrued but unpaid interest on your exchanged Series A notes for the period from and including the issue date of the Series A notes to the date of their exchange for Series B notes, but will be entitled to such interest under the Series B notes.

      As of      1999, $110.0 million aggregate principal amount of Series A notes due 2001 were outstanding and $303.0 million aggregate principal amount of Series A notes due 2009 were outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of Series A notes as of that date. You will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to your exchange of Series A notes pursuant to this exchange offer. We will pay all charges and expenses, other than certain transfer taxes which may be imposed, in connection with this exchange offer. See "--Payment of Expenses" below.

      As a holder of Series A notes, you do not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with this exchange offer.

Expiration Date; Extensions; Termination

      This exchange offer will expire at 5:00 P.M., New York City time, on
        , 1999 subject to our extension by notice to U.S. Bank Trust National Association, N.A., the exchange agent. We reserve the right to extend this exchange offer in our discretion, in which event the expiration date will be the time and date on which this exchange offer as so extended shall expire. We will notify the exchange agent of any extension by oral or written notice and shall mail to you an announcement thereof, each prior to 9:00 A.M., New York City time, on the next business day after the previously scheduled expiration date.

      We reserve the right to extend or terminate this exchange offer and not accept for exchange any Series A notes if any of the events set forth below under "--Conditions to the Exchange Offer" occur and are not waived by us, by giving oral or written notice of such delay or termination to the exchange agent. See "--Conditions to the Exchange Offer." The rights we reserve in this paragraph are in addition to our rights set forth below under the caption "-- Conditions to the Exchange Offer."

Procedures for Tendering

      Your tender of Series A notes pursuant to one of the procedures set forth below and our acceptance will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

      Except as set forth below, if you wish to tender your Series A notes for exchange pursuant to this exchange offer, you must transmit a properly completed and duly signed letter of transmittal, including all other documents required by such letter of transmittal, to the exchange agent at the address set forth below under "--Exchange Agent" on or prior to the expiration date. In addition, either:

    . certificates for such Series A notes must be received by the exchange agent along with the letter of transmittal; or

    . a timely confirmation of a book-entry transfer of such Series A notes, if such procedure is available, into the exchange agent's account at DTC pursuant to the procedure of book-entry transfer described below, must be received by the exchange agent prior to the expiration date; or

    . you must comply with the guaranteed delivery procedures described below. Letters of transmittal and Series A notes should not be sent to us. We are not asking you for a proxy and you are requested not to send us a proxy.

      Signatures on a letter of transmittal must be guaranteed unless the Series A notes tendered pursuant thereto are tendered:

    . by a registered holder of Series A notes who has not completed the box entitled "Special Issuance and Delivery Instructions" on the letter of transmittal, or

    . for the account of any firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office in the United States, sometimes referred to as an eligible institution.

In the event that signatures on a letter of transmittal are required to be guaranteed, such guarantee must be by an eligible institution.

      Your method of delivery of Series A notes and other documents to the exchange agent is at your election and risk, but if delivery is by mail, we suggest that the mailing be made sufficiently in advance of the expiration date to permit delivery to the exchange agent before the expiration date.

      If the letter of transmittal is signed by a person other than a registered holder of any Series A note tendered therewith, such Series A note must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name or names of the registered holder or holders appear on the Series A note.

      If the letter of transmittal or any Series A notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by us, you must submit proper evidence satisfactory of their authority to so act.

      We will resolve all questions as to the validity, form, eligibility, including time of receipt, and acceptance of tendered Series A notes, which determination will be final and binding. We reserve the absolute right to reject any or all tenders that are not in proper form or the acceptance of which would, in the opinion of our counsel be unlawful. We also reserve the right to waive any irregularities or conditions of tender as to particular Series A notes. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding. Unless waived, any irregularities in connection with tenders must be cured within such time as we shall determine. Neither the exchange agent nor we are under any duty to give notification of defects in such tenders or shall incur liabilities for failure to give such notification. Tenders of Series A notes will not be deemed to have been made until such irregularities have been cured or waived. Any Series A notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

      Our acceptance for exchange of Series A notes tendered pursuant to this exchange offer will constitute a binding agreement between the tendering person and us upon the terms and subject to the conditions of this exchange offer.

Guaranteed Delivery Procedures

      If you wish to tender your Series A notes and your Series A notes are not immediately available or you cannot deliver your Series A notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date, you may effect a tender if:

    .  your tender is made through an eligible institution;

    . prior to the expiration date, the exchange agent receives from such eligible institution a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery setting forth your name and address, the certificate number or numbers of your tendered Series A notes and the principal amount of your Series A notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof together with the certificate(s) representing the Series A notes, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent within five New York Stock Exchange trading days after the expiration date; and

    . such properly completed and executed letter of transmittal or facsimile thereof, as well as the certificate(s) representing all your tendered Series A notes in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within five New York Stock Exchange trading days after the expiration date.

      Upon request of the exchange agent, a notice of guaranteed delivery will be sent to you if you wish to tender your Series A notes according to the guaranteed delivery procedures set forth above.

Conditions to the Exchange Offer

      Notwithstanding any other provisions of this exchange offer, or any extension of this exchange offer, we will not be required to issue Series B notes in respect of any properly tendered Series A notes not previously accepted, and may terminate this exchange offer by oral or written notice to the exchange agent and the holders, or at our option, modify or otherwise amend this exchange offer, if any material change occurs that is likely to affect this exchange offer, including, but not limited to, the following:

    . there shall be instituted or threatened any action or proceeding before any court or governmental agency challenging this exchange offer or otherwise directly or indirectly relating to this exchange offer or otherwise affecting us;

    . there shall occur any development in any pending action or proceeding that, in our sole judgment, would or might have an adverse effect on our business, prohibit, restrict or delay consummation of this exchange offer, or impair the contemplated benefits of this exchange offer;

    . any statute, rule or regulation shall have been proposed or enacted, or any action shall have been taken by any governmental authority which, in our sole judgment, would or might have an adverse effect on our business, prohibit, restrict or delay consummation of this offer, or impair the contemplated benefits of this exchange offer; or

    . there exists, in our sole judgment, any actual or threatened legal impediment including a default or prospective default under an agreement, indenture or other instrument or obligation to which we are a party or by which we are bound to the consummation of the transactions contemplated by this exchange offer.

      We expressly reserve the right to terminate this exchange offer and not accept for exchange any Series A notes upon the occurrence of any of the foregoing conditions. In addition, we may amend this exchange offer at any time prior to 5:00 P.M., New York City time, on the expiration date if any of the conditions set forth above occur. Moreover, regardless of whether any of such conditions has occurred, we may amend the exchange offer in any manner which, in our good faith judgment, is advantageous to you.

      The foregoing conditions are for our sole benefit and may be waived by us, in whole or in part, in our sole discretion. Any determination we make concerning an event, development or circumstance described or referred to above will be final and binding on all parties.

Acceptance of Series A Notes for Exchange; Delivery of Series B Notes

      Upon the terms and subject to the conditions of this exchange offer, we will accept all Series A notes validly tendered prior to 5:00 P.M., New York City time, on the expiration date. We will deliver Series B notes in exchange for Series A notes promptly following the expiration date.

      For purposes of this exchange offer, we shall be deemed to have accepted validly tendered Series A notes when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the Series A notes. Under no circumstances will interest be paid by us or the exchange agent by reason of any delay in making such payment or delivery.

      If any tendered Series A notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, any such unaccepted Series A notes will be returned, at our expense, to you as promptly as practicable after the expiration or termination of this exchange offer.

Withdrawal Rights

      Your tenders of Series A notes may be withdrawn at any time prior to the expiration date.

      For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent at the address set forth below under "-- Exchange Agent." Any notice of withdrawal must specify the name of the person having tendered the Series A notes to be withdrawn, identify the Series A notes to be withdrawn, including the principal amount of such Series A notes, and, where certificates for Series A notes have been transmitted, specify the name in which such Series A notes are registered, if different from that of the withdrawing holder. If certificates for Series A notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution. If Series A notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Series A notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility, including time of receipt, of such notices which determination shall be final and binding on all parties.

      Any Series A notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of this exchange offer. Any Series A notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder, or, in the case of Series A notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described above, such Series A notes will be credited to an account maintained with DTC for the Series A notes, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Series A notes may be retendered by following one of the procedures described under "--Procedures for Tendering" above at any time on or prior to the expiration date.

Material Federal Income Tax Consequences

      The following discussion summarizing the material federal income tax consequences of this exchange offer. This discussion is not binding on the Internal Revenue Service or the courts, and we cannot assure you that the IRS will not take, and that a court would not sustain, a position contrary to that described below. Moreover, the following discussion is for general information only and does not constitute comprehensive tax advice to any particular holder of Series A notes. This summary is based on the current provisions of the Internal Revenue Code of 1986, as amended, and applicable Treasury regulations, judicial authority and administrative pronouncements. The tax consequences described below could be modified by future changes in the relevant law, which could have retroactive effect. You should consult your own tax adviser as to these and any other federal income tax consequences of this offer as well as any tax consequences to it under foreign, state, local or other law.

      Exchanges of Series A notes for Series B notes pursuant to this exchange offer should be treated as a modification of the Series A notes that does not constitute a material change in their terms, and we intend to treat the exchanges in that manner. Under that approach, a Series B note is treated as a continuation of the corresponding Series A note. An exchanging holder's holding period for a Series B note would include the holder's holding period for the Series A note. The holder would not recognize any gain or loss, and the holder's basis in the Series B note would be the same as such holder's basis in the Series A note. This exchange offer will result in no federal income tax consequences to a non-exchanging holder. See "Material Federal Income Tax Considerations of the Exchange Offer."

Exchange Agent

      U.S. Bank Trust National Association has been appointed as exchange agent for this exchange offer. All correspondence in connection with this exchange offer and the letter of transmittal should be addressed to the exchange agent as follows:

                    To: U.S. Bank Trust National Association

  By Registered or Certified                                     By Overnight Delivery or
            Mail:                         By Hand:                       Courier:
   U.S. Bank Trust National           U.S. Bank Trust            U.S. Bank Trust National
         Association                National Association               Association
    180 East Fifth Street          180 East Fifth Street          180 East Fifth Street
      St. Paul, MN 55101             St. Paul, MN 55101             St. Paul, MN 55101

                                   Attention:
                           4th Floor Bond Drop Window

                         Facsimile Transmission Number:
                        (For Eligible Institutions Only)
                                 (651) 244-1537

                             Confirm by Telephone:
                           Bondholder Communications
                                 (800) 934-6802

      You may request additional copies of this prospectus or the letter of transmittal from the exchange agent or us.

Payment of Expenses

      We have not retained any dealer-manager or similar agent in connection with this exchange offer and will not make any payments to brokers, dealers or others for soliciting acceptances of this exchange offer. We, however, will pay reasonable and customary fees and reasonable out-of-pocket expenses to the exchange agent in connection with the solicitation of acceptances. We will also pay the cash expenses to be incurred in connection with this exchange offer, including accounting, legal, printing, and related fees and expenses.

Accounting Treatment

      The Series B notes will be recorded at the same carrying value as the Series A notes, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. Our expenses of this exchange offer will be capitalized for accounting purposes.

Resales of Notes

      For resales of Series B notes, based on certain interpretive letters issued by the staff of the SEC to unrelated third parties, we believe that a holder of Series B notes who exchanges Series A notes for Series B notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in a distribution of the Series B notes, will be allowed to resell the Series B notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Series B notes a prospectus that satisfies the requirements of the Securities Act, except for:

    . a broker-dealer who purchases Series B notes directly from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act, or

    . a person who is our "affiliate" within the meaning of Rule 405 under the Securities Act.

      However, a broker-dealer who holds Series A notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an underwriter within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act. If any other holder is deemed to be an underwriter within the meaning of the Securities Act or acquires Series B notes in this exchange offer for the purpose of distributing or participating in a distribution of the Series B notes, such holder must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available. We have agreed that for a period of 180 days from the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

                                 CAPITALIZATION

  Because we were only recently formed, we have no historical balance sheet or capitalization as of March 31, 1999. The following tables set forth, as of March 31, 1999, the cash and cash equivalents, long-term debt and capitalization of (1) each Coso partnership on a stand-alone basis, on an historical basis and as adjusted to give effect to (a) the completion of the Series A notes offering and the application of the proceeds therefrom and (b) certain related adjustments, as if the Series A notes offering had occurred on March 31, 1999, and (2) the Coso partnerships on a combined basis, as adjusted to give effect to the foregoing transactions as if such transactions had occurred on March 31, 1999. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements, including the related notes thereto, found elsewhere in this prospectus.

                                                                  As of
                                                              March 31, 1999
                                                           --------------------
                                                              (In thousands)
                                                            Actual  As Adjusted
Capitalization of the Navy I Partnership (stand-alone)(a)
Cash...................................................... $  6,397  $    --
Restricted cash and investments(b)........................    7,808    26,155
                                                           ========  ========
Project loans:
  Existing project debt, payable to Coso Funding Corp..... $ 40,566  $    --
  Project notes, payable to Funding Corp..................      --    151,550
Acquisition debt(c).......................................   77,610       --
                                                           --------  --------
  Total debt..............................................  118,176   151,550
Partners' capital.........................................   66,763    49,043
                                                           --------  --------
  Total capitalization.................................... $184,939  $200,593
                                                           ========  ========
Capitalization of the BLM Partnership (stand-alone)
Cash...................................................... $ 17,015  $    --
Restricted cash and investments...........................      247    13,310
                                                           ========  ========
Project loans:
  Existing project debt, payable to Coso Funding Corp..... $ 37,958  $    --
  Project notes, payable to Funding Corp..................      --    107,900
Acquisition debt(c).......................................   55,256       --
                                                           --------  --------
  Total debt..............................................   93,214   107,900
Partners' capital.........................................  105,606    89,800
                                                           --------  --------
  Total capitalization.................................... $198,820  $197,700
                                                           ========  ========
Capitalization of the Navy II Partnership (stand-alone)
Cash...................................................... $ 20,039  $    --
Restricted cash and investments...........................      --     18,590
                                                           ========  ========
Project loans:
  Existing project debt, payable to Coso Funding Corp..... $ 61,323  $    --
  Project notes, payable to Funding Corp..................      --    153,550
Acquisition debt(c).......................................   78,634       --
                                                           --------  --------
  Total debt..............................................  139,957   153,550
Partners' capital.........................................   82,392    71,527
                                                           --------  --------
  Total capitalization.................................... $222,349  $225,077
                                                           ========  ========

                                                              March 31, 1999
                                                           --------------------
                                                              (in thousands)
                                                            Actual  As Adjusted
Capitalization of the Navy I Partnership, BLM Partnership
 and Navy II Partnership (combined)(d)
Cash.....................................................  $ 43,451  $    --
Restricted cash and investments..........................     8,055    58,055
                                                           ========  ========
Project loans:
  Existing project debt, payable to Coso Funding Corp....  $139,847  $    --
  Project notes, payable to Funding Corp.................       --    413,000
Acquisition debt(c)......................................   211,500       --
                                                           --------  --------
  Total debt.............................................   351,347   413,000
Partners' capital........................................   254,761   210,370
                                                           --------  --------
  Total capitalization...................................  $606,108  $623,370
                                                           ========  ========

---------------------

(a) Reflects the combined capitalization of the Navy I partnership and CFP II. The Navy I partnership and CFP II were first formed as separate entities to facilitate the initial bank financing for the construction and development of Navy I. Initially, the Navy I partnership acquired all of the assets relating to the first turbine generator unit at Navy I and CFP II acquired all of the assets of Navy I relating to the second and third generator units at Navy I. In 1988, CFP II assigned all of its rights and interests in the second and third generator units at Navy I to the Navy I partnership in return for a 5.0% royalty to be paid based on the Navy I partnership's steam production. Since the Navy I partnership and CFP II operate under common ownership and management control, the historical financial statements of the entities have been combined after elimination of intercompany amounts related to the royalty arrangement. At the closing of the Series A notes offering, CFP II was merged with and into the Navy I partnership and the accrued royalty was extinguished. In addition, the royalty will no longer accrue from and after the closing of the Series A notes offering. See Note 1 to Notes to Combining and Combined Financial Statements of Coso Finance Partners and Coso Finance Partners II.

(b) Includes funds on deposit in the sinking fund established for the benefit of the Navy. See "Business--Royalty and Revenue-Sharing Arrangements--Navy I."

(c) In order to complete the purchase of all of CalEnergy's interests in the Coso projects, Caithness Acquisition arranged for short-term debt financing in the principal amount of approximately $211.5 million. Caithness Acquisition used a portion of the proceeds from the Series A notes offering that it received from the Coso partnerships, together with funds from other sources, to repay all amounts owed under this short-term debt facility. As a result of "push down" accounting, a portion of this short-term debt has been reflected in the capitalization of each Coso partnership on a stand-alone basis, and the entire amount of this short-term debt has been reflected in the combined capitalization of the Coso partnerships.

(d) Reflects the mathematical summation of the Coso partnerships on a combined basis as of March 31, 1999. These combined amounts are unaudited. The combined presentation does not necessarily reflect the financial position that would have occurred had the Coso partnerships constituted a single entity as of March 31, 1999. Because the Coso partnerships are under common management and are jointly and severally guaranteeing all of Funding Corp.'s obligations under the Indenture and the senior secured notes, such guarantees being secured by (1) a perfected, first priority lien on substantially all of the assets of the Coso partnerships and (2) a perfected, first priority pledge of all of the ownership interests in the Coso partnerships, the combined financial information of the Coso partnerships has been presented.

         SELECTED HISTORICAL AND PRO FORMA FINANCIAL AND OPERATING DATA

  The following tables set forth selected historical financial and operating data for each of the Coso partnerships on a stand-alone basis as of and for the periods presented. The selected historical financial data for each of the five years ended December 31, 1998, is derived from the audited financial statements of each of the Coso partnerships. The financial and operating data presented below should be read in conjunction with the financial statements of the Coso partnerships, including the related notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the other financial information found elsewhere in this prospectus.

  The selected historical financial and operating data for the three months ended March 31, 1998 and 1999 is unaudited. The unaudited statement of operations data and balance sheet data as of and for the three months ended March 31, 1998 and the unaudited statement of operations data for the two months ended February 28, 1999, have been prepared on the same basis as the audited financial statements included elsewhere in this prospectus. The unaudited statement of operations data and balance sheet data as of and for the one month ended March 31, 1999, has been prepared on a new basis of accounting adopted by the Coso partnerships after Caithness Acquisition purchased all of CalEnergy's interests in the Coso projects. In the opinion of management, the unaudited financial data contains all adjustments, consisting only of normally recurring adjustments, necessary for a fair presentation of such financial presentation. The unaudited financial information set forth below is not necessarily indicative of results to be expected for any future periods.

  The energy revenues received by the Coso partnerships during the five-year period ended December 31, 1998 and the three month periods ended March 31, 1998 and 1999, as reflected in the tables below, should not be viewed as an indicator of energy revenues to be received by the Coso partnerships during any future periods. During the periods reflected in the tables below, Edison made energy payments to the Coso partnerships based on the fixed energy prices provided for in the power purchase agreements, except that, since August 1997, Edison has been making energy payments to the Navy I partnership based on Edison's avoided cost of energy and, in March 1999, Edison began making payments to the BLM partnership based on Edison's avoided cost of energy. Edison's avoided cost of energy has been and is expected to be in the future substantially lower than the fixed energy prices received by the Coso partnerships in the past. Once the fixed energy price period for the Navy II partnership expires, Edison is also expected to make energy payments to the Navy II partnership based on Edison's avoided cost of energy. See "Risk Factors--Future energy payments paid by Edison to the Coso partnerships will most likely be less than historical energy payments because they will be paid based on Edison's avoided cost of energy" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                             Navy I Partnership(a)

                                                                                        Three Months Ended March 31, 1999
                                                                                       ------------------------------------
                                                                                        Two Months
                                                                          Three Months     Ended       One Month
                               Year Ended December 31,                       Ended     February 28,      Ended
                      ------------------------------------------------     March 31,       1999      March 31, 1999
                        1994     1995      1996      1997       1998          1998     (prior basis) (new basis)(c)  Total
                                                   (In thousands, except ratio data)
Statement of
 Operations Data:
  Energy revenues...  $ 87,233  $92,797  $103,940  $ 86,586(b) $39,580(b)   $ 9,993       $8,098         $4,399     $12,497
  Capacity
   revenues(d)......    14,258   14,266    14,266    13,845     13,573          813          474            237         711
  Interest and other
   income...........     2,529    2,893     3,286     1,980        585          136          824            827       1,651
                      --------  -------  --------  --------    -------      -------       ------         ------     -------
   Total revenues...   104,020  109,956   121,492   102,411     53,738       10,942        9,396          5,463      14,859
                      --------  -------  --------  --------    -------      -------       ------         ------     -------
  Plant operations..    14,007   13,565    11,763    11,329     13,298        3,571        3,125          1,458       4,583
  Royalty expense...    10,396   10,810    11,059     9,849      6,824          895          987            451       1,438
  Depreciation and
   amortization.....    12,109   12,770    13,325    12,814     11,772        2,957        1,604            783       2,387
                      --------  -------  --------  --------    -------      -------       ------         ------     -------
   Total cost of
    operations......    36,512   37,145    36,147    33,992     31,894        7,423        5,716          2,692       8,408
                      --------  -------  --------  --------    -------      -------       ------         ------     -------
  Operating income..    67,508   72,811    85,345    68,419     21,844        3,519        3,680          2,771       6,451
  Interest expense..    12,991   11,356     8,868     6,260      4,333        1,124          663          1,630       2,293
  Cumulative effect
   of accounting
   change...........       --       --        --        --         923          --           --             --          --
                      --------  -------  --------  --------    -------      -------       ------         ------     -------
  Net income........  $ 54,517  $61,455  $ 76,477  $ 62,159    $16,588      $ 2,395       $3,017         $1,141     $ 4,158
                      ========  =======  ========  ========    =======      =======       ======         ======     =======
  Ratio of earnings
   to fixed
   charges(e).......       5.2x     6.4x      9.6x     10.9x       5.0x         3.1x         5.6x           1.7x(g)     2.8x

                                      As of December 31,                As of     As of
                         -------------------------------------------- March 31, March 31,
                           1994     1995     1996     1997     1998     1998      1999
                                             (In thousands)
Balance Sheet Data:
  Cash--unrestricted.... $ 38,669 $ 45,093 $ 15,724 $  2,888 $    --  $ 10,560   $ 6,397
  Cash and investments--
   restricted...........   27,204   28,161   29,016    6,479    7,524    6,731     7,808
  Total assets..........  298,684  301,436  264,209  209,390  201,888  213,639   198,326
  Acquisition debt(f)...      --       --       --       --       --       --     77,610
  Project loan..........  154,432  127,340   76,056   45,666   40,566   45,666    40,566
  Total liabilities.....  166,804  136,855   96,375   53,822   51,955   55,021   131,563
  Total partners'
   capital..............  131,880  164,581  167,834  155,568  149,933  158,618    66,763

--------------------
(a) Reflects the combined financial results of the Navy I partnership and CFP
    II. The Navy I partnership and CFP II were first formed as separate entities to facilitate the initial bank financing for the construction and development of Navy I. Initially, the Navy I partnership acquired the assets of Navy I as they related to first turbine generator unit at Navy I and CFP II acquired the assets of Navy I as they related to the second and third generator units at Navy I. In 1988, CFP II assigned all of its rights and interests in the second and third generator units at Navy I to the Navy I partnership in return for a 5.0% royalty based on the Navy I partnership's steam production. Since the Navy I partnership and CFP II operate under common ownership and management control, the historical financial statements of the entities have been combined after elimination of intercompany amounts related to the royalty arrangement. At the Series A notes closing, CFP II merged with and into the Navy I partnership and the accrued royalty was extinguished. In addition, the royalty will no longer accrue from and after the closing of the Series A notes offering. See Note 1 to Notes to Combining and Combined Financial Statements of Coso Finance Partners and Coso Finance Partners II.

(b) The decrease in energy revenues is due to the fact that Edison paid the Navy I partnership energy payments based on its position that the fixed energy period expired in August 1997. Edison has also taken the position that the fixed energy price period for the BLM partnership expired in March 1999 and will expire for the Navy II partnership in January 2000. The Coso partnerships believe that under the power purchase agreements each of the three turbine generator units at each Coso project has its own ten-year fixed energy price period. This issue is one of several currently in dispute and subject to an ongoing lawsuit between, among others, the Coso partnerships and Edison. See "Business--Legal Proceedings."

(c) After Caithness Acquisition's purchase of all of CalEnergy's interests in the Coso projects, the Coso partnerships adopted a new basis of accounting. The purchase price was allocated to the portion of the assets and liabilities purchased from CalEnergy based on their fair values, with the amount of fair value of net assets in excess of the purchase price being allocated to long-lived assets on a pro-rata basis.

(d) Includes capacity payments and capacity bonus payments paid to the Navy I partnership under its power purchase agreement.

(e) For purposes of computing the ratio of earnings to fixed charges, fixed charges consist of interest expense and amortization of debt issuance costs. Earnings used in computing the ratio of earnings to fixed charges consist of net income plus fixed charges.

(f) In order to complete the purchase of all of CalEnergy's interests in the Coso projects, Caithness Acquisition arranged for short-term debt financing in the principal amount of approximately $211.5 million. Caithness Acquisition used a portion of the proceeds from the Series A notes offering that it received from the Coso partnerships, together with funds from other sources, to repay all amounts owed under this short-term debt facility. As a result of "push down" accounting, the short-term debt has been reflected in the financial statements of the Coso partnerships, and a portion thereof was allocated to the Navy I partnership in the amount of $77.6 million.

(g) The decrease in the ratio of earnings to fixed charges for the one month ended March 31, 1999 is primarily due to the amortization of debt issuance costs of approximately $2.0 million related to the short-term debt financing associated with Caithness Acquisition's purchase of all of CalEnergy's interests in the Coso projects over the three-month estimated life of the short-term debt.

                                BLM Partnership

                                                                                        Three Months Ended March 31, 1999
                                                                                       ------------------------------------
                                                                                        Two Months
                                                                          Three Months     Ended       One Month
                                   Year Ended December 31,                   Ended     February 28,   Ended March
                         -----------------------------------------------   March 31,       1999         31, 1999
                          1994      1995      1996      1997      1998        1998     (prior basis) (new basis)(b)  Total
                                                       (In thousands, except ratio data)
Statement of Operations
 Data:
 Energy revenues........ $76,134  $ 86,596  $ 87,985  $ 88,929  $ 93,352    $21,592       $16,716        $3,434     $20,150
 Capacity revenues
  (a)...................  13,929    13,938    13,938    13,939    13,847      1,136           817           410       1,227
 Interest and other
  income................   2,509     2,644     2,520     1,712     1,181        217            78           118         196
                         -------  --------  --------  --------  --------    -------       -------        ------     -------
   Total revenues.......  92,572   103,178   104,443   104,580   108,380     22,945        17,611         3,962      21,573
                         -------  --------  --------  --------  --------    -------       -------        ------     -------
 Plant operations.......  19,651    17,564    18,266    18,830    19,887      5,517         4,039         1,604       5,643
 Royalty expense........   9,346     9,684     7,820    10,106    10,492      2,101         1,592           347       1,939
 Depreciation and
  amortization..........  12,292    13,170    13,931    14,257    14,308      3,642         2,550         1,175       3,725
                         -------  --------  --------  --------  --------    -------       -------        ------     -------
   Total cost of
    operations..........  41,289    40,418    40,017    43,193    44,687     11,242         8,181         3,126      11,307
                         -------  --------  --------  --------  --------    -------       -------        ------     -------
 Operating income.......  51,283    62,760    64,426    61,387    63,693     11,703         9,430           836      10,266
 Interest expense.......  16,040    15,063    13,162     9,105     6,267      1,786           616         1,233       1,849
 Cumulative effect of
  accounting change.....     --        --        --        --        953        --            --            --          --
                         -------  --------  --------  --------  --------    -------       -------        ------     -------
 Net income............. $35,243  $ 47,697  $ 51,264  $ 52,282  $ 56,473    $ 9,917       $ 8,814        $ (397)    $ 8,417
                         =======  ========  ========  ========  ========    =======       =======        ======     =======
 Ratio of earnings to
  fixed charges (c).....     3.2x      4.2x      4.9x      6.7x     10.2x       6.6x        15.3x          0.7x(e)      5.6x

                                      As of December 31,                As of     As of
                         -------------------------------------------- March 31, March 31,
                           1994     1995     1996     1997     1998     1998      1999
                                        (In thousands)
Balance Sheet Data:
Cash--unrestricted...... $ 31,584 $ 40,219 $ 13,166 $    873 $    --  $ 15,382  $ 17,015
Cash and investments--
 restricted.............   23,478   23,533   23,298      290      290      290       247
Total assets............  298,893  305,106  269,318  224,912  228,087  236,843   223,739
Acquisition debt(d).....      --       --       --       --       --       --     55,256
Project loan............  155,661  137,748  105,990   76,654   37,958   76,654    37,958
Total liabilities.......  198,632  185,546  156,652  100,799   64,896  102,157   118,133
Total partners'
 capital................  100,261  119,560  112,666  124,113  163,191  134,686   105,606

--------------------
(a) Includes capacity payments and capacity bonus payments paid to the BLM partnership under its power purchase agreement.

(b) After Caithness Acquisition's purchase of all of CalEnergy's interests in the Coso projects, the Coso partnerships adopted a new basis of accounting. The purchase price was allocated to the portion of the assets and liabilities purchased from CalEnergy based on their fair values, with the amount of fair value of net assets in excess of the purchase price being allocated to long-lived assets on a pro-rata basis.

(c) For purposes of computing the ratio of earnings to fixed charges, fixed charges consist of interest expense and amortization of debt issuance costs. Earnings used in computing the ratio of earnings to fixed charges consist of net income plus fixed charges.

(d) In order to complete the purchase of all of CalEnergy's interests in the Coso projects, Caithness Acquisition arranged for short-term debt financing in the principal amount of approximately $211.5 million. Caithness Acquisition used a portion of the proceeds from the Series A notes offering that it received from the Coso partnerships, together with funds from other sources, to repay all amounts owed under this short-term debt facility. As a result of "push down" accounting, the short-term debt has been reflected in the financial statements of the Coso partnerships, and a portion thereof was allocated to the BLM partnership in the amount of $55.3 million.

(e) The decrease in the ratio of earnings to fixed charges for the one month ended March 31, 1999 is primarily due to the amortization of debt issuance costs of approximately $1.4 million related to the short-term debt financing associated with Caithness Acquisition's purchase of all of CalEnergy's interests in the Coso projects over the three-month estimated life of the short-term debt.

                              Navy II Partnership

                                                                                       Three Months Ended March 31, 1999
                                                                                      ------------------------------------
                                                                                       Two Months
                                                                         Three Months     Ended       One Month
                                  Year Ended December 31,                   Ended     February 28,      Ended
                         ----------------------------------------------   March 31,       1999      March 31, 1999
                          1994     1995      1996      1997      1998        1998     (prior basis) (new basis)(b)  Total
                             (In thousands, except ratio data)
Statement of Operations
 Data:
 Energy revenues........ $81,210  $94,372  $101,108  $ 98,778  $105,546    $25,415       $16,687        $6,716     $23,403
 Capacity revenues
  (a)...................  14,008   14,018    14,018    14,018    14,018      1,234           822           412       1,234
 Interest and other
  income................   3,072    3,040     3,174     2,187     1,799        319           150           156         306
                         -------  -------  --------  --------  --------    -------       -------        ------     -------
   Total revenues.......  98,290  111,430   118,300   114,983   121,363     26,968        17,659         7,284      24,943
                         -------  -------  --------  --------  --------    -------       -------        ------     -------
 Plant operations.......  15,893   15,179    13,371    13,146    15,508      4,356         3,195         1,293       4,488
 Royalty expense........   3,927   11,141    11,486    11,249    11,868      2,780         1,806         1,064       2,870
 Depreciation and
  amortization..........  11,800   12,848    13,054    13,354    13,744      3,493         2,339         1,188       3,527
                         -------  -------  --------  --------  --------    -------       -------        ------     -------
   Total cost of
    operations..........  31,620   39,168    37,911    37,749    41,120     10,629         7,340         3,545      10,885
                         -------  -------  --------  --------  --------    -------       -------        ------     -------
 Operating income.......  66,670   72,262    80,389    77,234    80,243     16,339        10,319         3,739      14,058
 Interest expense.......  14,736   13,868    12,149    10,532     8,122      2,235           953         1,792       2,745
 Cumulative effect of
  accounting change.....     --       --        --        --      1,664        --            --            --          --
                         -------  -------  --------  --------  --------    -------       -------        ------     -------
 Net income............. $51,934  $58,394  $ 68,240  $ 66,702  $ 70,457    $14,104       $ 9,366        $1,947     $11,313
                         =======  =======  ========  ========  ========    =======       =======        ======     =======
 Ratio of earnings to
  fixed charges (c).....     4.5x     5.2x      6.6x      7.3x      9.9x       7.3x         10.8x          2.1x(e)     5.1x

                                       As of December 31,                As of     As of
                          -------------------------------------------- March 31, March 31,
                            1994     1995     1996     1997     1998     1998      1999
                                         (In thousands)
Balance Sheet Data:
 Cash--unrestricted.....  $ 41,843 $ 44,721 $ 18,133 $  1,148 $    818 $ 19,965  $ 20,039
 Cash and investments--
  restricted............    22,771   22,841   22,391      --       --       --        --
 Total assets...........   309,212  307.537  270.522  226,949  218,965  243,895   230,653
 Acquisition debt (d)...       --       --       --       --       --       --     78,634
 Project loan...........   173,413  156,043  124,361   97,267   61,323   97,267    61,323
 Total liabilities......   184,051  167,455  144,430  101,536   65,304  103,723   148,261
 Total partners'
  capital...............   125,161  140,082  126,092  125,413  153,661  140,172    82,392

--------------------
(a) Includes capacity payments and capacity bonus payments paid to the Navy II partnership under its power purchase agreement.

(b) After Caithness Acquisition's purchase of all of CalEnergy's interests in the Coso projects, the Coso partnerships adopted a new basis of accounting. The purchase price was allocated to the portion of the assets and liabilities purchased from CalEnergy based on their fair values, with the amount of fair value of net assets in excess of the purchase price being allocated to long-lived assets on a pro-rata basis.

(c) For purposes of computing the ratio of earnings to fixed charges, fixed charges consist of interest expense and amortization of debt issuance costs. Earnings used in computing the ratio of earnings to fixed charges consist of net income plus fixed charges.

(d) In order to complete the purchase all of CalEnergy's interests in the Coso projects, Caithness Acquisition arranged for short-term debt financing in the principal amount of approximately $211.5 million. Caithness Acquisition used a portion of the proceeds from the Series A notes offering that it received from the Coso partnerships, together with funds from other sources, to repay all amounts owed under this short-term debt facility. As a result of "push down" accounting, the short-term debt has been reflected in the financial statements of the Coso partnerships, and a portion thereof was allocated to the Navy II partnership in the amount of $78.6 million.

(e) The decrease in the ratio of earnings to fixed charges for the one month ended March 31, 1999 is primarily due to the amortization of debt issuance costs of approximately $2.0 million related to the short-term debt financing associated with Caithness Acquisition's purchase of all of CalEnergy's interests in the Coso projects over the three-month estimated life of the short-term debt.

                       UNAUDITED PRO FORMA FINANCIAL DATA

  The following unaudited pro forma statement of operations for each of the Coso partnerships and the following unaudited combined pro forma statement of operations of the Coso partnerships for the year ended December 31, 1998, and for the three months ended March 31, 1999, give effect to (1) the completion of the Series A notes offering and the application of the proceeds therefrom,
(2) Caithness Acquisition's purchase of all of CalEnergy's interests in the Coso projects and (3) certain related adjustments, under the assumptions and adjustments set forth in the notes accompanying the unaudited pro forma statements of operations and unaudited combined statements of operations, and assume that all such transactions occurred at the beginning of the periods presented. The unaudited pro forma financial data set forth below is based on the historical financial statements of the Coso partnerships.

  The following unaudited pro forma balance sheet for each of the Coso partnerships and the following unaudited combined pro forma balance sheet of the Coso partnerships as of March 31, 1999, give effect to (1) the completion of the Series A notes offering and the application of the proceeds therefrom and (2) certain related adjustments, as if such transactions occurred on March 31, 1999. The unaudited pro forma financial data set forth below is based on the historical financial statements of the Coso partnerships.

  The unaudited combined pro forma financial data reflects the mathematical summation of the Coso partnerships on a combined basis as of and for the three months ended March 31, 1999 and for the year ended December 31, 1998. Since the Coso partnerships are under common management and have jointly and severally guaranteed all of our obligations under the Indenture and the senior secured notes, such guarantees being secured by (1) a perfected, first priority lien on substantially all of the assets of the Coso partnerships and (2) a perfected, first priority pledge of all of the ownership interests in the Coso partnerships, the combined pro forma financial information of the Coso partnerships has been presented.

  The unaudited combined pro forma financial data does not purport to represent what the financial position or results of operations of the Coso partnerships would have been had Caithness Acquisition's purchase of CalEnergy's interests and the completion of the Series A notes offering occurred on the dates specified below. Furthermore, the unaudited combined pro forma financial data does not purport to reflect the financial position or results of operations of the Coso partnerships as if they constituted a single entity or for any future period or date. The unaudited combined pro forma financial information should not be considered in isolation or as a substitute for the pro forma financial information of each of the Coso partnerships on a stand-alone basis included herein.

  The pro forma adjustments reflected below are based upon currently available information and certain assumptions that we believe are reasonable under the circumstances. In our opinion, all adjustments have been made that are necessary to present fairly the pro forma financial data.

  The adjustments contained in the unaudited pro forma financial data do not give effect to any non-recurring costs directly associated with the Caithness Acquisition's purchase of CalEnergy's interests in the Coso projects and the completion of the Series A notes offering. You should read the unaudited pro forma financial data in conjunction with the historical financial statements of the Coso partnerships, including the related notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

                           THE NAVY I PARTNERSHIP (a)

                  Unaudited Pro Forma Statement of Operations
                           for the Navy I Partnership
                   for the Three Months Ended March 31, 1999
                                 (In thousands)

                                                                          Pro Forma
                         Two Months Ended  One Month Ended         ------------------------
                         February 28, 1999 March 31, 1999   Total  Adjustments  As Adjusted
                           (prior basis)   (new basis)(b)
Energy revenues.........      $8,098           $4,399      $12,497    $ --        $12,497
Capacity revenues (c)...         474              237          711      --            711
Interest income.........         824              827        1,651      --          1,651
                              ------           ------      -------    -----       -------
  Total revenues........       9,396            5,463       14,859      --         14,859
Plant operations........       3,125            1,458        4,583     (274)(d)     4,309
Royalty expense.........         987              451        1,438      --          1,438
Depreciation and
 amortization...........       1,604              783        2,387      (55)(e)     2,332
                              ------           ------      -------    -----       -------
  Total operating
   expenses.............       5,716            2,692        8,408     (329)        8,079
Operating income........       3,680            2,771        6,451      329         6,780
Interest expense........         663            1,630        2,293    1,104 (f)     3,397
                              ------           ------      -------    -----       -------
Income from continuing
 operations(g)..........      $3,017           $1,141      $ 4,158    $(775)      $ 3,383
                              ======           ======      =======    =====       =======

---------------------
(a) Reflects the combined financial results of the Navy I partnership and CFP
    II. The Navy I partnership and CFP II were first formed as separate entities to facilitate the initial bank financing for the construction and development of Navy I. Since the Navy I partnership and CFP II operate under common ownership and management control, the historical financial statements of the entities have been combined after elimination of intercompany amounts related to the royalty arrangement. At the closing of the Series A notes offering, CFP II was merged with and into the Navy I partnership and the accrued royalty was extinguished. In addition, the royalty will no longer accrue from and after Series A notes offering. See
    Note 1 to Notes to Combining and Combined Financial Statements of Coso Finance Partners and Coso Finance Partners II.
(b) After Caithness Acquisition's purchase of all of CalEnergy's interests in the Coso projects, the Coso partnerships adopted a new basis of accounting. The purchase price was allocated to the portion of the assets and liabilities purchased from CalEnergy based on their fair values, with the amount of fair value of net assets in excess of the purchase price being allocated to long-lived assets on a pro-rata basis.
(c) Includes capacity payments and capacity bonus payments paid to the Navy I partnership under its power purchase agreement.
(d) Adjusts for a reduction in O&M and management committee fees of approximately $274,000. The adjustment represents the difference between the amounts previously expensed for O&M and management committee fees and the amounts which are expected to be expensed based on the terms of the new O&M and management committee fee agreements. See "Summary Descriptions of Principal Agreements Relating to the Coso Projects" and "Certain Relationships and Related Transactions--O&M Fees; Reduction in Fees" and "--Management Committee Fees."
(e) Adjusts for a change in depreciation and amortization expense relating to Caithness Acquisition's purchase of all of CalEnergy's interests in the Navy I project. Calculated as if Caithness Acquisition's purchase had occurred on January 1, 1999, depreciation decreased by approximately $250,000 based on the lower carrying values of property, plant and equipment, offset by an increase in amortization expense of approximately $195,000 based on the higher carrying value of the power purchase agreement. The carrying values resulted from the allocation of purchase price to the portion of assets and liabilities acquired from CalEnergy based on their fair values, with the amount of fair value of net assets acquired in excess of the purchase price allocated to long lived assets on a pro-rata basis.
(f) Adjusts for the elimination of historical interest expense due to the application of a portion of the proceeds from the Series A notes offering to repay the existing project debt and the acquisition debt, offset by the interest expense relating to the new project notes and amortization of deferred financing costs as if the Series A notes offering had occurred on January 1, 1999. The interest expense related to the senior secured notes is based on estimated indebtedness of approximately $29.0 million of senior secured notes due 2001 assuming a rate of interest per annum of 6.80% and of approximately $122.6 million of senior secured notes due 2009, assuming a rate of interest per annum of 9.05%. The adjustment for amortization of debt issuance costs of approximately $130,000 is based on estimated underwriting discounts and commissions and offering expenses of $3.5 million, amortized over the terms of the related project notes.
(g) To retire the existing project debt, the Navy I partnership paid premiums of approximately $2.2 million. These premiums are not included in income before cumulative effect of accounting change on a pro forma basis because the amounts will be recorded as an extraordinary item which is not a component of income from continuing operations.

                              THE BLM PARTNERSHIP

                  Unaudited Pro Forma Statement of Operations
                            for the BLM Partnership
                   for the Three Months Ended March 31, 1999
                                 (In thousands)

                         Two Months Ended   One Month                   Pro forma
                           February 28,       Ended              ------------------------
                               1999       March 31, 1999  Total  Adjustments  As adjusted
                          (prior basis)   (new basis)(b)
Energy revenues.........     $16,716          $3,434     $20,150    $ --        $20,150
Capacity revenues(a)....         817             410       1,227      --          1,227
Interest and other
 income.................          78             118         196      --            196
                             -------          ------     -------    -----       -------
    Total revenues......      17,611           3,962      21,573      --         21,573
Plant operations........       4,039           1,604       5,643     (397)(c)     5,246
Royalty expense.........       1,592             347       1,939      --          1,939
Depreciation and
 amortization...........       2,550           1,175       3,725     (267)(d)     3,458
                             -------          ------     -------    -----       -------
    Total operating
     expenses...........       8,181           3,126      11,307     (664)       10,643
Operating income........       9,430             836      10,266      664        10,930
Interest expense........         616           1,233       1,849      605 (e)     2,454
                             -------          ------     -------    -----       -------
Income from continuing
 operations(f)..........       8,814            (397)      8,417       59         8,476
                             =======          ======     =======    =====       =======

---------------------
(a) Includes capacity payments and capacity bonus payments paid to the BLM partnership under its power purchase agreement.
(b) After Caithness Acquisition's purchase of all of CalEnergy's interests in the Coso projects, the Coso partnerships adopted a new basis of accounting. The purchase price was allocated to the portion of the assets and liabilities purchased from CalEnergy based on their fair values, with the amount of fair value of net assets in excess of the purchase price being allocated to long-lived assets on a pro-rata basis.
(c) Adjusts for a reduction in O&M and management committee fees of approximately $397,000. The adjustment represents the difference between the amounts previously expensed for O&M and management committee fees and the amounts which are expected to be expensed based on the terms of the new O&M and management committee fee agreements.
(d) Adjusts for a change in depreciation and amortization expense due to Caithness Acquisition's purchase of all of CalEnergy's interests in the BLM project. Calculated as if Caithness Acquisition's purchase had occurred on January 1, 1999, depreciation decreased by approximately $439,000, based on the lower carrying values of property, plant and equipment, partially offset by an increase in amortization expense of approximately $172,000 based on the higher carrying value of the power purchase agreement. The carrying values resulted from the allocation of purchase price to the portion of assets and liabilities acquired from CalEnergy based on their fair values, with the amount of fair value of net assets acquired in excess of the purchase price allocated to long lived assets on a pro-rata basis.
(e) Adjusts for the elimination of historical interest expense due to the application of a portion of the use of proceeds from the Series A notes offering to repay the existing project debt and the acquisition debt, offset by the interest expense relating to the new project notes and amortization of deferred financing costs as if the Series A notes offering had occurred on January 1, 1999. The interest expense related to the senior secured notes is based on estimated indebtedness of approximately $11.7 million of senior secured notes due 2001 assuming a rate of interest per annum of 6.80% and of approximately $96.3 million of senior secured notes due 2009 assuming a rate of interest per annum of 9.05%. The adjustment for amortization of debt issuance costs of approximately $76,000 is based on estimated underwriting discounts and commissions and offering expenses of $2.5 million, amortized over the terms of the related project notes.
(f) To retire the existing project debt, the BLM partnership paid premiums of approximately $1.7 million. These premiums are not included in income before cumulative effect of accounting change on a pro forma basis because the amounts will be recorded as an extraordinary item which is not a component of income from continuing operations.

                            THE NAVY II PARTNERSHIP

                  Unaudited Pro Forma Statement of Operations
                          for the Navy II Partnership
                   for the Three Months Ended March 31, 1999
                                 (In thousands)

                          Two Months
                             Ended       One Month
                         February 28,      Ended                     Pro Forma
                             1999      March 31, 1999         ------------------------
                         (prior basis) (new basis)(b)  Total  Adjustments  As Adjusted
Energy revenues.........    $16,687       $ 6,716     $23,403    $ --        $23,403
Capacity revenues (a)...        822           412       1,234      --          1,234
Interest and other
 income.................        150           156         306      --            306
                            -------       -------     -------    -----       -------
  Total revenues........     17,659         7,284      24,943      --         24,943
Plant operations........      3,195         1,293       4,488     (325)(c)     4,163
Royalty expense.........      1,806         1,064       2,870      --          2,870
Depreciation and
 amortization...........      2,339         1,188       3,527      --  (d)     3,527
                            -------       -------     -------    -----       -------
  Total operating
   expenses.............      7,340         3,545      10,885     (325)       10,560
Operating income........     10,319         3,739      14,058      325        14,383
Interest expense........        953         1,792       2,745      539 (e)     3,284
                            -------       -------     -------    -----       -------
Income from continuing
 operations (f).........    $ 9,366       $ 1,947     $11,313    $(214)      $11,099
                            =======       =======     =======    =====       =======

---------------------
(a) Includes capacity payments and capacity bonus payments paid to the Navy II partnership under its power purchase agreement.
(b) After Caithness Acquisition's purchase of all of CalEnergy's interests in the Coso projects, the Coso projects, the Coso partnerships adopted a new basis of accounting. The purchase price was allocated to the portion of the assets and liabilities purchased from CalEnergy based on their fair values, with the amount of fair value of net assets in excess of the purchase price being allocated to long-lived assets on a pro-rata basis.
(c) Adjusts for a reduction in O&M and management committee fees of approximately $325,000. The adjustment represents the difference between the amounts previously expensed for O&M and management fees and the amounts which are expected to be expensed based on the terms of the new O&M and management committee fee agreements.
(d) Adjusts for a change in depreciation and amortization expense due to Caithness Acquisition's purchase of all of CalEnergy's interests in the Navy II project. Calculated as if Caithness Acquisition's purchase had occurred on January 1, 1999, depreciation decreased by approximately $453,000, based on the lower carrying values of property, plant and equipment, partially offset by an increase in amortization expense of approximately $453,000 based on the higher carrying value of the power purchase agreement. The carrying values resulted from the allocation of purchase price to the portion of assets and liabilities acquired from CalEnergy based on their fair values, with the amount of fair value of net assets acquired in excess of the purchase price allocated to long lived assets on a pro-rata basis.
(e) Adjusts for the elimination of historical interest expense due to the application of a portion of the proceeds from the Series A notes offering to repay the existing project debt and the acquisition debt, offset by the interest expense relating to the new project notes and amortization of deferred financing costs as if the Series A notes offering had occurred on January 1, 1999. The interest expense related to the senior secured notes is based on estimated indebtedness of approximately $69.4 million of senior secured notes due 2001 assuming a rate of interest per annum of 6.80% and of approximately $84.2 million of senior secured notes due 2009 assuming a rate of interest per annum of 9.05%. The adjustment for amortization of debt issuance costs of approximately $200,000 is based on estimated underwriting discounts and commissions and offering expenses of $3.5 million, amortized over the terms of the related project notes.
(f) To retire the existing project debt, the Navy II partnership paid premiums of approximately $2.0 million. These premiums are not included in income before cumulative effect of accounting change on a pro forma basis because the amounts will be recorded as an extraordinary item which is not a component of income from continuing operations.

                             THE COSO PARTNERSHIPS

            Unaudited Combined Pro Forma Statement of Operations(a)
                           for the Coso Partnerships
                   for the Three Months Ended March 31, 1999
                                 (In thousands)

                          Two Months Ended  One Month Ended                Pro Forma
                          February 28, 1999 March 31, 1999          -------------------------
                            (prior basis)   (new basis)(b)   Total  Adjustments   As Adjusted
Energy revenues.........       $41,501          $14,549     $56,050   $   --        $56,050
Capacity revenues (c)...         2,113            1,059       3,172       --          3,172
Interest and other total
 revenues income........         1,052            1,101       2,153       --          2,153
                               -------          -------     -------   -------       -------
    Total revenues......        44,666           16,709      61,375       --         61,375
Plant operations........        10,359            4,355      14,714      (996)(d)    13,718
Royalty expense.........         4,385            1,862       6,247       --          6,247
Depreciation and
 amortization...........         6,493            3,146       9,639      (322)(e)     9,317
                               -------          -------     -------   -------       -------
    Total operating
     expenses...........        21,237            9,363      30,600    (1,318)       29,282
Operating income........        23,429            7,346      30,775     1,318        32,093
Interest expense........         2,232            4,655       6,887     2,248 (f)     9,135
                               -------          -------     -------   -------       -------
Income from continuing
 operations (g).........       $21,197          $ 2,691     $23,888   $  (930)      $22,958
                               =======          =======     =======   =======       =======

---------------------
(a) Reflects the mathematical summation of financial information of the Coso partnerships on a combined basis for the three months ended March 31, 1999. These combined amounts are unaudited. The combined presentation does not necessarily reflect the results of operations that would have occurred had the Coso partnerships constituted a single entity during the same period. Because the Coso partnerships are under common management and have jointly and severally guaranteed all of our obligations under the Indenture and the senior secured notes, such guarantees being secured by (1) a perfected, first priority lien on substantially all of the assets of the Coso partnerships and (2) a perfected, first priority pledge of all of the ownership interests in the Coso partnerships, the unaudited combined financial information of the Coso partnerships has been presented.
(b) After Caithness Acquisition's purchase of all of CalEnergy's interests in the Coso projects, the Coso partnerships adopted a new basis of accounting. The purchase price was allocated to the portion of the assets and liabilities purchased from CalEnergy based on their fair values, with the amount of fair value of net assets in excess of the purchase price being allocated to long-lived assets on a pro-rata basis.
(c) Includes capacity payments and capacity bonus payments paid to the Coso partnerships on a combined basis under the power purchase agreements.
(d) Adjusts for a reduction in O&M and management committee fees of approximately $274,000, $397,000 and $325,000 for the Navy I partnership, the BLM partnership and the Navy II partnership, respectively. The adjustment represents the difference between the amounts previously expensed for O&M and management committee fees and the amounts which are expected to be expensed based on the terms of the new O&M and management committee agreements.
(e) Adjusts for a change in depreciation and amortization expense due to Caithness Acquisition's purchase of all of CalEnergy's interests in the Coso projects. Calculated as if Caithness Acquisition's purchase had occurred on January 1, 1999, depreciation decreased by approximately $250,000 for the Navy I partnership, $439,000 for the BLM partnership and $453,000 for the Navy II partnership, based on the lower carrying values of property, plant and equipment, offset or partially offset by an increase in amortization expense of approximately $195,000 for the Navy I partnership, $172,000 for the BLM partnership and $453,000 for the Navy II partnership, based on the higher carrying values of the power purchase agreements. The carrying values resulted from the allocation of purchase price to the portion of assets and liabilities acquired from CalEnergy based on their fair values, with the amount of fair value of net assets acquired in excess of the purchase price allocated to long lived assets on a pro-rata basis.
(f) Adjusts for the elimination of historical interest expense due to the application of a portion of the proceeds from the Series A notes offering to repay the existing project debt and the acquisition debt, offset by the interest expense relating to the new project notes and amortization of deferred financing costs as if the Series A notes offering had occurred on January 1, 1999. The interest expense related to the senior secured notes is based on the following estimated indebtedness from the offering assuming a rate of interest per annum on the senior secured notes due 2001 of 6.80% and a rate of interest on the senior secured notes due 2009 of 9.05%:

                                               Senior Secured   Senior Secured
                                               Notes Due 2001   Notes Due 2009
                                                      (In thousands)
   Navy I partnership.........................    $ 29,000       $122,550
   BLM partnership............................      11,650         96,250
   Navy II partnership........................      69,350         84,200
                                                  --------       --------
                                                  $110,000       $303,000
                                                  ========       ========

    The adjustment for amortization of debt issuance costs of $130,000, $76,000 and $200,000 is based on estimated underwriting discounts and commissions and offering expenses of $3.5 million, $2.5 million and $3.5 million for the Navy I partnership, the BLM partnership and the Navy II partnership, respectively, amortized over the terms of the related project notes.

(g) To retire the existing project debt, premiums were paid of approximately $2.2 million, $1.7 million and $2.0 million for the Navy I partnership, the BLM partnership and the Navy II partnership, respectively. These premiums are not included in income before cumulative effect of accounting change on a pro forma basis because the amounts will be recorded as an extraordinary item which is not a component of income from continuing operations.

                           THE NAVY I PARTNERSHIP (a)

                  Unaudited Pro Forma Statement of Operations
                           for the Navy I Partnership
                      for the Year Ended December 31, 1998
                                 (In thousands)

                                                           Pro Forma
                                                    --------------------------
                                            Actual  Adjustments    As Adjusted
Energy revenues............................ $39,580  $    --         $39,580
Capacity revenues (b)......................  13,573       --          13,573
Interest income............................     585       --             585
                                            -------  --------        -------
  Total revenues...........................  53,738       --          53,738

Plant operations...........................  13,298    (1,643)(c)     11,655
Royalty expense............................   6,824       --           6,824
Depreciation and amortization..............  11,772      (416)(d)     11,356
                                            -------  --------        -------
  Total operating expenses.................  31,894    (2,059)        29,835

Operating income...........................  21,844     2,059         23,903
Interest expense...........................   4,333     9,254 (e)     13,587
                                            -------  --------        -------
Income before cumulative effect of
 accounting change(f)...................... $17,511  $ (7,195)       $10,316
                                            =======  ========        =======

---------------------
(a) Reflects the combined financial results of the Navy I partnership and CFP
    II. The Navy I partnership and CFP II were first formed as separate entities to facilitate the initial bank financing for the construction and development of Navy I. Since the Navy I partnership and CFP II operate under common ownership and management control, the historical financial statements of the entities have been combined after elimination of intercompany amounts related to the royalty arrangement. At the closing of the Series A notes offering, CFP II was merged with and into the Navy I partnership and the accrued royalty was extinguished. In addition, the royalty will no longer accrue from and after the Series A notes offering. See Note 1 to Notes to Combining and Combined Financial Statements of Coso Finance Partners and Coso Finance Partners II.
(b) Includes capacity payments and capacity bonus payments paid to the Navy I partnership under its power purchase agreement.
(c) Adjusts for a reduction in O&M and management committee fees of approximately $1.6 million. The adjustment represents the difference between the amounts previously expensed for O&M and management committee fees and the amounts which are expected to be expensed based on the terms of the new O&M and management committee fee agreements. See "Summary Descriptions of Principal Agreements Relating to the Coso Projects" and "Certain Relationships and Related Transactions--O&M Fees; Reduction in Fees" and "--Management Committee Fees."
(d) Adjusts for a change in depreciation and amortization expense relating to Caithness Acquisition's purchase of all of CalEnergy's interests in the Navy I project. Calculated as if Caithness Acquisition's purchase had occurred on January 1, 1998, depreciation decreased by approximately $1.5 million based on the lower carrying values of property, plant and equipment, offset by an increase in amortization expense of approximately $1.1 million based on the higher carrying value of the power purchase agreement. The carrying values resulted from the allocation of purchase price to the portion of assets and liabilities acquired from CalEnergy based on their fair values, with the amount of fair value of net assets acquired in excess of the purchase price allocated to long lived assets on a pro-rata basis.
(e) Adjusts for the elimination of historical interest expense due to the application of a portion of the proceeds from the Series A notes offering to repay the existing project debt offset by the interest expense relating to the new project notes and amortization of deferred financing costs as if the Series A notes offering had occurred on January 1, 1998. The interest expense related to the senior secured notes is based on estimated indebtedness of approximately $29.0 million of senior secured notes due 2001 assuming a rate of interest per annum of 6.80% and of approximately $122.6 million of senior secured notes due 2009, assuming a rate of interest per annum of 9.05%. The adjustment for amortization of debt issuance costs of $520,000 is based on estimated underwriting discounts and commissions and offering expenses of $3.5 million, amortized over the terms of the related project notes.
(f) To retire the existing project debt, the Navy I partnership paid premiums of approximately $2.2 million. These premiums are not included in income before cumulative effect of accounting change on a pro forma basis because the amounts will be recorded as an extraordinary item which is not a component of income before cumulative effect of accounting change.

                              THE BLM PARTNERSHIP

                  Unaudited Pro Forma Statement of Operations
                            for the BLM Partnership
                      for the Year Ended December 31, 1998
                                 (In thousands)

                                                            Pro Forma
                                                     -------------------------
                                             Actual  Adjustments   As Adjusted
Energy revenues............................. $93,352   $   --        $93,352
Capacity revenues(a)........................  13,847       --         13,847
Interest and other income...................   1,181       --          1,181
                                             -------   -------       -------
    Total revenues.......................... 108,380       --        108,380
Plant operations............................  19,887    (2,382)(b)    17,505
Royalty expense.............................  10,492       --         10,492
Depreciation and amortization...............  14,308    (1,651)(c)    12,657
                                             -------   -------       -------
    Total operating expenses................  44,687    (4,033)       40,654
Operating income............................  63,693     4,033        67,726
Interest expense............................   6,267     3,549 (d)     9,816
                                             -------   -------       -------
Income before cumulative effect of
 accounting change(e)....................... $57,426   $   484       $57,910
                                             =======   =======       =======

---------------------
(a) Includes capacity payments and capacity bonus payments paid to the BLM partnership under its power purchase agreement.
(b) Adjusts for a reduction in O&M and management committee fees of approximately $2.4 million. The adjustment represents the difference between the amounts previously expensed for O&M and management committee fees and the amounts which are expected to be expensed based on the terms of the new O&M and management committee fee agreements.
(c) Adjusts for a change in depreciation and amortization expense due to Caithness Acquisition's purchase of all of CalEnergy's interests in the BLM project. Calculated as if Caithness Acquisition's purchase had occurred on January 1, 1998, depreciation decreased by approximately $2.6 million, based on the lower carrying values of property, plant and equipment, partially offset by an increase in amortization expense of approximately $900,000 based on the higher carrying value of the power purchase agreement. The carrying values resulted from the allocation of purchase price to the portion of assets and liabilities acquired from CalEnergy based on their fair values, with the amount of fair value of net assets acquired in excess of the purchase price allocated to long lived assets on a pro-rata basis.
(d) Adjusts for the elimination of historical interest expense due to the application of a portion of the use of proceeds from the Series A notes offering to repay the existing project debt offset by the interest expense relating to the new project notes and amortization of deferred financing costs as if the Series A notes offering had occurred on January 1, 1998. The interest expense related to the senior secured notes is based on estimated indebtedness of approximately $11.7 million of senior secured notes due 2001 assuming a rate of interest per annum of 6.80% and of approximately $96.3 million of senior secured notes due 2009 assuming a rate of interest per annum of 9.05%. The adjustment for amortization of debt issuance costs of $305,000 is based on estimated underwriting discounts and commissions and offering expenses of $2.5 million, amortized over the terms of the related project notes.
(e) To retire the existing project debt, the BLM partnership paid premiums of approximately $1.7 million. These premiums are not included in income before cumulative effect of accounting change on a pro forma basis because the amounts will be recorded as an extraordinary item which is not a component of income before cumulative effect of accounting change.

                            THE NAVY II PARTNERSHIP

                  Unaudited Pro Forma Statement of Operations
                          for the Navy II Partnership
                      for the Year Ended December 31, 1998
                                 (In thousands)

                                                            Pro Forma
                                                     -------------------------
                                             Actual  Adjustments   As Adjusted
Energy revenues............................ $105,546   $   --       $105,546
Capacity revenues (a)......................   14,018       --         14,018
Interest and other income..................    1,799       --          1,799
                                            --------   -------      --------
  Total revenues...........................  121,363       --        121,363
Plant operations...........................   15,508    (1,950)(b)    13,558
Royalty expense............................   11,868       --         11,868
Depreciation and amortization..............   13,744      (230)(c)    13,514
                                            --------   -------      --------
  Total operating expenses.................   41,120    (2,180)       38,940
Operating income...........................   80,243     2,180        82,423
Interest expense...........................    8,122     5,015 (d)    13,137
                                            --------   -------      --------
Income before cumulative effect of
 accounting change (e)..................... $ 72,121   $(2,835)     $ 69,286
                                            ========   =======      ========

---------------------
(a) Includes capacity payments and capacity bonus payments paid to the Navy II partnership under its power purchase agreement.
(b) Adjusts for a reduction in O&M and management committee fees of approximately $2.0 million. The adjustment represents the difference between the amounts previously expensed for O&M and management fees and the amounts which are expected to be expensed based on the terms of the new O&M and management committee fee agreements.
(c) Adjusts for a change in depreciation and amortization expense due to Caithness Acquisition's purchase of all of CalEnergy's interests in the Navy II project. Calculated as if Caithness Acquisition's purchase had occurred on January 1, 1998, depreciation decreased by approximately $2.7 million, based on the lower carrying values of property, plant and equipment, partially offset by an increase in amortization expense of approximately $2.5 million based on the higher carrying value of the power purchase agreement. The carrying values resulted from the allocation of purchase price to the portion of assets and liabilities acquired from CalEnergy based on their fair values, with the amount of fair value of net assets acquired in excess of the purchase price allocated to long lived assets on a pro-rata basis.
(d) Adjusts for the elimination of historical interest expense due to the application of a portion of the proceeds from the Series A notes offering to repay the existing project debt offset by the interest expense relating to the new project notes and amortization of deferred financing costs as if the Series A notes offering had occurred on January 1, 1998. The interest expense related to the senior secured notes is based on estimated indebtedness of approximately $69.4 million of senior secured notes due 2001 assuming a rate of interest per annum of 6.80% and of approximately $84.2 million of senior secured notes due 2009 assuming a rate of interest per annum of 9.05%. The adjustment for amortization of debt issuance costs of $798,000 is based on estimated underwriting discounts and commissions and offering expenses of $3.5 million, amortized over the terms of the related project notes.
(e) To retire the existing project debt, the Navy II partnership paid premiums of approximately $2.0 million. These premiums are not included in income before cumulative effect of accounting change on a pro forma basis because the amounts will be recorded as an extraordinary item which is not a component of income before cumulative effect of accounting change.

                             THE COSO PARTNERSHIPS

            Unaudited Combined Pro Forma Statement of Operations(a)
                           for the Coso Partnerships
                      for the Year Ended December 31, 1998
                                 (In thousands)

                                                            Pro Forma
                                                     --------------------------
                                             Actual  Adjustments    As Adjusted
Energy revenues...........................  $238,478  $    --        $238,478
Capacity revenues (b).....................    41,438       --          41,438
Interest and other total revenues income..     3,565       --           3,565
                                            --------  --------       --------
    Total revenues........................   283,481       --         283,481

Plant operations..........................    48,693    (5,975)(c)     42,718
Royalty expense...........................    29,184       --          29,184
Depreciation and amortization.............    39,824    (2,297)(d)     37,527
                                            --------  --------       --------
    Total operating expenses..............   117,701    (8,272)       109,429

Operating income..........................   165,780     8,272        174,052
Interest expense..........................    18,722    17,818(e)      36,540
                                            --------  --------       --------
Income before cumulative effect of
 accounting change (f)....................  $147,058  $ (9,546)      $137,512
                                            ========  ========       ========

---------------------
(a) Reflects the mathematical summation of financial information of the Coso partnerships on a combined basis for the year ended December 31, 1998. These combined amounts are unaudited. The combined presentation does not necessarily reflect the results of operations that would have occurred had the Coso partnerships constituted a single entity during the same period. Because the Coso partnerships are under common management and have jointly and severally guaranteed all of our obligations under the Indenture and the senior secured notes, such guarantees being secured by (1) a perfected, first priority lien on substantially all of the assets of the Coso partnerships and (2) a perfected, first priority pledge of all of the ownership interests in the Coso partnerships, the unaudited combined financial information of the Coso partnerships has been presented.
(b) Includes capacity payments and capacity bonus payments paid to the Coso partnerships on a combined basis under the power purchase agreements.
(c) Adjusts for a reduction in O&M and management committee fees of approximately $1.6 million, $2.4 million and $2.0 million for the Navy I partnership, the BLM partnership and the Navy II partnership, respectively. The adjustment represents the difference between the amounts previously expensed for O&M and management committee fees and the amounts which are expected to be expensed based on the terms of the new O&M and management committee fee agreements.
(d) Adjusts for a change in depreciation and amortization expense due to Caithness Acquisition's purchase of all of CalEnergy's interests in the Coso projects. Calculated as if Caithness Acquisition's purchase had occurred on January 1, 1998, depreciation decreased by approximately $1.5 million for the Navy I partnership, $2.6 million for the BLM partnership and $2.7 million for the Navy II partnership, based on the lower carrying values of property, plant and equipment, offset or partially offset by an increase in amortization expense of approximately $1.1 million for the Navy I partnership, $900,000 for the BLM partnership and $2.5 million for the Navy II partnership, based on the higher carrying values of the power purchase agreements. The carrying values resulted from the allocation of purchase price to the portion of assets and liabilities acquired from CalEnergy based on their fair values, with the amount of fair value of net assets acquired in excess of the purchase price allocated to long lived assets on a pro-rata basis.

(e) Adjusts for the elimination of historical interest expense due to the application of a portion of the proceeds from the Series A notes offering to repay the existing project debt offset by the interest expense relating to the new project notes and amortization of deferred financing costs as if the Series A notes offering had occurred on January 1, 1998. The interest expense related to the senior secured notes is based on the following estimated indebtedness from the offering assuming a rate of interest per annum on the senior secured notes due 2001 of 6.80% and a rate of interest on the senior secured notes due 2009 of 9.05%:

                                               Senior Secured   Senior Secured
                                               Notes Due 2001   Notes Due 2009
                                                      (In thousands)
   Navy I partnership.........................    $ 29,000       $122,550
   BLM partnership............................      11,650         96,250
   Navy II partnership........................      69,350         84,200
                                                  --------       --------
                                                  $110,000       $303,000
                                                  ========       ========

   The adjustment for amortization of debt issuance costs of $520,000, $305,000 and $798,000 is based on estimated underwriting discounts and commissions and offering expenses of $3.5 million, $2.5 million and $3.5 million for the Navy I partnership, the BLM partnership and the Navy II partnership, respectively, amortized over the terms of the related project notes.

(f) To retire the existing project debt, premiums were paid of approximately $2.2 million, $1.7 million and $2.0 million for the Navy I partnership, the BLM partnership and the Navy II partnership, respectively. These premiums are not included in income before cumulative effect of accounting change on a pro forma basis because the amounts will be recorded as an extraordinary item which is not a component of income before cumulative effect of accounting change.

                           THE NAVY I PARTNERSHIP(a)

                       Unaudited Pro Forma Balance Sheet
                           for the Navy I Partnership
                              as of March 31, 1999
                                 (In thousands)

                                                       Pro Forma
                                             -----------------------------------
                                                Adjustments
                                   Actual(a) --------------------    As Adjusted
Assets
  Cash...........................  $  6,397  $148,064(b) $    --      $    --
                                                  --        2,189(c)
                                                  --       18,347(d)
                                                  --      133,925(e)
  Restricted cash and
   investments...................     7,808    18,347(d)      --        26,155
  Accounts receivable............     5,520       --          --         5,520
  Prepaids and other assets......       185       --          --           185
  Amounts due to related
   parties.......................        42       --          --            42
  Property, plant & equipment....   158,367       --          --       158,367
  Investment.....................     4,114       --          --         4,114
  Power purchase agreement.......    14,573       --          --        14,573
  Deferred financing costs, net..     1,320     3,486(b)    1,320(f)     3,486
                                   --------  --------    --------     --------
                                   $198,326  $169,897    $155,781     $212,442
                                   ========  ========    ========     ========
Liabilities and partners' capital
  Accounts payable and accrued
   liabilities...................  $ 13,387  $  1,538(e) $    --      $ 11,849
  Amounts due to related
   parties.......................       --        --          --           --
  Acquisition debt...............    77,610    77,610(e)      --           --
  Project loan...................    40,566    40,566(e)  151,550(b)   151,550
                                   --------  --------    --------     --------
                                    131,563   119,714     151,550      163,399
  Partners' capital..............    66,763     2,189(c)      --        49,043
                                               14,211(e)      --
                                                1,320(f)      --
                                   --------  --------    --------     --------
                                   $198,326  $137,434    $151,550     $212,442
                                   ========  ========    ========     ========

---------------------
(a) Reflects the combined financial results of the Navy I partnership and CFP
    II. The Navy I partnership and CFP II were first formed as separate entities to facilitate the initial bank financing for the construction and development of Navy I. Since the Navy I partnership and CFP II operate under common ownership and management control, the historical financial statements of the entities have been combined after elimination of intercompany amounts related to the royalty arrangement. At the closing of the Series A notes offering, CFP II was merged with and into the Navy I partnership and the accrued royalty was extinguished, in addition, the royalty will no longer accrue from and after the Series A notes offering. See Note 1 to Notes to Combining and Combined Financial Statements of Coso Finance Partners and Coso Finance Partners II.
(b) Reflects the estimated net proceeds of $151.6 million from the Series A notes offering, net of underwriting discounts and commissions and offering expenses estimated to be approximately $3.5 million. These costs are being amortized over the terms of the related debt.
(c) Reflects the estimated premiums to retire the existing project debt.
(d) Adjusts restricted cash for the Debt Service Reserve Account required by the Series A notes offering.
(e) Adjusts for the payment of existing project debt of approximately $40.6 million and related accrued interest of approximately $891,000 and the payment of the acquisition debt of approximately $77.6 million and related accrued interest of approximately $647,000. Subsequent to the Series A notes offering, distributions of approximately $21.0 million are expected to be paid to the owners of the Navy I partnership other than beneficial owners of Caithness Energy. The balance of the distributions expected to be paid to the Navy I partners in excess of the Navy I partnership's pro forma distributable cash of $14.2 million is expected to be paid from cash generated from the Navy I partnership's operations after March 31, 1999 and from equity contributions expected to be received from Caithness Energy and its affiliates.
(f) Adjusts for the write off of deferred financing costs associated with the acquisition debt.

                              THE BLM PARTNERSHIP

                       Unaudited Pro Forma Balance Sheet
                            for the BLM Partnership
                              as of March 31, 1999
                                 (In thousands)

                                                       Pro Forma
                                               --------------------------------
                                                  Adjustments             As
                                       Actual  --------------------    Adjusted
Assets
  Cash............................... $ 17,015 $105,418(a)      --     $    --
                                                    --        1,692(b)
                                                    --       13,063(c)
                                                    --      107,678(d)
  Restricted cash and investments....      247   13,063(c)      --       13,310
  Accounts receivable................   15,799      --          --       15,799
  Prepaids and other assets..........      333      --          --          333
  Amounts due to related parties.....      304      --          --          304
  Property, plant & equipment........  163,269      --          --      163,269
  Investment.........................    5,335      --          --        5,335
  Power purchase agreement...........   20,498      --          --       20,498
  Deferred financing costs, net......      939    2,482(a)      939(e)    2,482
                                      -------- --------    --------    --------
                                      $223,739 $120,963    $123,372    $221,330
                                      ======== ========    ========    ========
Liabilities and partners' capital
  Accounts payable and accrued
   liabilities....................... $  3,129 $  1,289(d) $    --     $  1,840
  Amounts due to related parties.....   21,790      --          --       21,790
  Acquisition debt...................   55,256   55,256(d)      --          --
  Project loan.......................   37,958   37,958(d)  107,900(a)  107,900
                                      -------- --------    --------    --------
                                       118,133   94,503     107,900     131,530
  Partners' capital..................  105,606    1,692(b)      --       89,800
                                                    939(e)      --
                                                 13,175(d)      --          --
                                      -------- --------    --------    --------
                                      $223,739 $110,309    $107,900    $221,330
                                      ======== ========    ========    ========

---------------------
(a) Reflects the estimated net proceeds of $107.9 million from the Series A notes offering, net of underwriting discounts and commissions and offering expenses estimated to be $2.5 million. These costs are being amortized over the term of the related debt.
(b) Reflects the estimated premiums to retire the existing project debt.
(c) Adjusts restricted cash for the Debt Service Reserve Account required by the Series A notes offering.
(d) Adjusts for the payment of existing project debt of $38.0 million and related accrued interest of approximately $829,000 and the payment of the acquisition debt of $55.3 million and related accrued interest of approximately $460,000. Subsequent to the Series A notes offering, distributions of approximately $17.9 million are expected to be paid to the owners of the BLM partnership other than beneficial owners of Caithness Energy. The balance of the distributions expected to be paid to the BLM partners in excess of the BLM partnership's pro forma distributable cash of $13.2 million is expected to be paid from cash to be generated from the BLM partnership's operations after March 31, 1999 and from equity contributions expected to be received from Caithness Energy and its affiliates.
(e) Adjusts for the write off of deferred financing costs associated with the acquisition debt.

                            THE NAVY II PARTNERSHIP

                       Unaudited Pro Forma Balance Sheet
                          for the Navy II Partnership
                              as of March 31, 1999
                                 (In thousands)

                                                    Pro Forma
                                          -------------------------------------
                                             Adjustments
                                  Actual  ---------------------     As Adjusted
Assets
  Cash.......................... $ 20,039 $150,018 (a)      --       $    --
                                               --         1,962 (b)
                                               --        18,590 (c)
                                               --       149,505 (d)
  Restricted cash and
   investments..................      --    18,590 (c)      --         18,590
  Accounts receivable...........   19,778      --           --         19,778
  Prepaids and other assets.....      294      --           --            294
  Amounts due to related
   parties......................    3,352      --           --          3,352
  Property, plant & equipment...  149,380      --           --        149,380
  Investment....................    6,818      --           --          6,818
  Power purchase agreements ....   29,656      --           --         29,656
  Deferred financing costs,
   net..........................    1,336    3,532 (a)    1,336 (e)     3,532
                                 -------- --------     --------      --------
                                 $230,653 $172,140     $171,393      $231,400
                                 ======== ========     ========      ========
Liabilities and partners'
 capital
  Accounts payable and accrued
   liabilities.................. $  6,764 $  1,981 (d) $    --       $  4,783
  Amounts due to related
   parties......................    1,540      --           --          1,540
  Acquisition debt..............   78,634   78,634 (d)      --            --
  Project loan..................   61,323   61,323 (d)  153,550 (a)   153,550
                                 -------- --------     --------      --------
                                  148,261  141,938      153,550       159,873
  Partners' capital.............   82,392    1,962 (b)      --         71,527
                                             1,336 (e)      --
                                             7,567 (d)      --
                                 -------- --------     --------      --------
                                 $230,653 $152,803     $153,550      $231,400
                                 ======== ========     ========      ========

---------------------
(a) Reflects the estimated net proceeds of $153.5 million from the Series A notes offering, net of underwriting discounts and commissions and offering expenses estimated to be $3.5 million. These costs are being amortized over the term of the related debt.
(b) Reflects the estimated premiums to retire the existing project debt.
(c) Adjusts restricted cash for the Debt Service Reserve Account required by the Series A notes offering.
(d) Adjusts for the payment of existing project debt of $61.3 million and related accrued interest of approximately $1,326,000 and the payment of the acquisition debt of $78.6 million and related accrued interest of approximately $655,000. Subsequent to the Series A notes offering, distributions of approximately $35.3 million are expected to be paid to the owners of the Navy II partnership other than beneficial owners of Caithness Energy. The balance of the distributions expected to be paid to the Navy II partners in excess of the Navy II partnership's pro forma distributable cash of $7.6 million is expected to be paid from cash to be generated from the Navy II partnership's operations after March 31, 1999 and from equity contributions expected to be received from Caithness Energy and its affiliates.
(e) Adjusts for the write off of deferred financing costs associated with the acquisition debt.

                           THE COSO PARTNERSHIPS (a)

                   Unaudited Combined Pro Forma Balance Sheet
                 for the Coso Partnerships as of March 31, 1999
                                 (In thousands)

                                                      Pro Forma
                                            -----------------------------------
                                               Adjustments
                                  Actual(a) --------------------    As Adjusted
Assets
Cash............................  $ 43,451  $403,500(b) $    --      $    --
                                                 --        5,843(c)
                                                 --       50,000(d)
                                                 --      391,108(e)
Restricted cash and
 investments....................     8,055    50,000(d)      --        58,055
Accounts receivable.............    41,097       --          --        41,097
Prepaids and other assets.......       812       --          --           812
Amounts due to related parties..     3,698       --          --         3,698
Property, plant & equipment.....   471,016       --          --       471,016
Investment......................    16,267       --          --        16,267
Power purchase agreements.......    64,727       --          --        64,727
Deferred financing costs, net...     3,595     9,500(b)    3,595(f)     9,500
                                  --------  --------    --------     --------
                                  $652,718  $463,000    $450,546     $665,172
                                  ========  ========    ========     ========
Liabilities and partners'
 capital
Accounts payable and accrued
 liabilities....................  $ 23,280  $  4,808(e) $    --      $ 18,472
Amounts due to related parties..    23,330       --          --        23,330
Acquisition debt................   211,500   211,500(e)      --           --
Project loan....................   139,847   139,847(e)  413,000(b)   413,000
                                  --------  --------    --------     --------
                                   397,957   356,155     413,000      454,802

Partners' capital...............   254,761     5,843(c)      --       210,370
                                              34,953(e)      --
                                               3,595(f)      --
                                  --------  --------    --------     --------
                                  $652,718  $400,546    $413,000     $665,172
                                  ========  ========    ========     ========

---------------------
(a) Reflects the mathematical summation of the Coso partnerships on a combined basis as of December 31, 1998. These combined amounts are unaudited. The combined presentation does not necessarily reflect the financial position that would have occurred had the Coso partnerships constituted a single entity as of March 31, 1999. Because the Coso partnerships are under common management and jointly and severally guaranteed all of our obligations under the Indenture and the senior secured notes, such guarantees being secured by (1) a perfected, first priority lien on substantially all of the assets of the Coso partnerships and (2) a perfected, first priority pledge of all of the ownership interests in the Coso partnerships, the unaudited combined pro forma balance sheet has been presented.
(b) Reflects the estimated net proceeds of $151.6 million for the Navy I partnership, $107.9 million for the BLM partnership and $153.5 million for the Navy II partnership from the Series A notes offering, net of underwriting discounts and commissions and offering expenses estimated to be $3.5 million for the Navy I partnership, $2.5 million for the BLM partnership and $3.5 million for the Navy II partnership. These costs will be amortized over the term of the related debt.
(c) Reflects the estimated premiums to retire the existing project debt.

(d) Adjusts restricted cash for the Debt Service Reserve Account required by the Series A notes offering of approximately $18.3 million, $13.1 million and $18.6 million for the Navy I partnership, the BLM partnership and the Navy II partnership, respectively.
(e) Adjusts for the payment of existing project debt of $40.6 million and related accrued interest of approximately $891,000 and the payment of the acquisition debt of $77.6 million and related accrued interest of approximately $647,000 for the Navy I partnership, $38.0 million and related accrued interest of approximately $829,000 and the payment of the acquisition debt of $55.3 million and related accrued interest of approximately $460,000 for the BLM partnership and $61.3 million and related accrued interest of approximately $1.3 million and the payment of the acquisition debt of $78.6 million and related accrued interest of approximately $655,000 for the Navy II partnership. Subsequent to the offering, distributions of approximately $21.0 million for the Navy I partnership, $17.9 million for the BLM partnership and $35.3 million for the Navy II partnership are expected to be paid to the owners of these partnerships other than beneficial owners of Caithness Energy. The balance of the distributions expected to be paid to the owners of the Coso partnerships in excess of the Coso partnerships' pro forma distributable cash of $35.0 million is expected to be paid from cash to be generated from the Coso partnerships' operations after March 31, 1999 and from equity contributions expected to be received from Caithness Energy and its affiliates.
(f) Adjusts for the write off of deferred financing costs associated with the acquisition debt.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion and analysis relates to the financial condition and results of operations of each of the Coso partnerships. It should be read in conjunction with "Selected Historical Financial and Operating Data" and the financial statements of each of the Coso partnerships, including the notes thereto, included elsewhere in this prospectus. Because we were only recently formed, we have no financial history. Except for the historical financial information contained herein, this prospectus contains certain forward-looking statements that involve risks and uncertainties, such as statements of the Coso partnerships' plans, objectives, expectations and intentions. The Coso partnerships' actual financial results could differ materially from those discussed here. Factors that could cause or contribute to such differences include those discussed under the headings "Forward-Looking Statements" and "Risk Factors" as well as those discussed elsewhere in this prospectus.

General

  The Coso projects consist of three 80 MW geothermal power plants, which we call Navy I, BLM and Navy II, and their transmission lines, wells, gathering system and other related facilities. The Coso projects are located near one another at the United States Naval Air Weapons Center at China Lake, California. The Navy I partnership owns Navy I and its related facilities. The BLM partnership owns BLM and its related facilities. The Navy II partnership owns Navy II and its related facilities. Affiliates of Caithness Corporation and CalEnergy formed the Coso partnerships in the 1980s to develop, construct, own and operate the Coso projects. On February 25, 1999, Caithness Acquisition purchased all of CalEnergy's interests in the Coso projects for $205.0 million in cash, plus $5.0 million in contingency payments, plus the assumption of CalEnergy's and its affiliates' share of debt outstanding at the Coso projects which then totaled approximately $67.0 million. As of December 31, 1998, the book values of CalEnergy's interests in the Navy I partnership, the BLM partnership and the Navy II partnership purchased by Caithness Acquisition were approximately $71.8 million, $75.3 million and $76.8 million, respectively.

  Each Coso partnership sells 100% of the electrical energy generated at its plant to Edison under a long-term Standard Offer No. 4 power purchase agreement. Each power purchase agreement expires after the last maturity date of the senior secured notes. Edison is one of the largest investor-owned electric utilities in the United States. As of December 31, 1998, Edison reported in its 1998 annual report total assets of $16.9 billion and operating revenues of $8.8 billion. Edison is currently rated A1 by Moody's and A+ by Standard & Poor's.

  Each Coso partnership receives the following payments under its power purchase agreement:

  . Capacity payments for being able to produce electricity at certain levels. Capacity payments are fixed throughout the life of each power purchase agreement;

  . Capacity bonus payments if the Coso partnership is able to produce above a specified higher level. The maximum annual capacity bonus payment available is also fixed throughout the life of each power purchase agreement; and

  . Energy payments which are based on the amount of electricity the Coso partnership's plant actually produces.

  Energy payments are fixed for the first ten years of firm operation under each power purchase agreement. Firm operation was achieved for each Coso partnership when Edison and that Coso partnership agreed that each generating unit at that Coso partnership's plant was a reliable source of generation and could reasonably be expected to operate continuously at its effective rating. After the first ten years of firm operation and until a Coso partnership's power purchase agreement expires, Edison makes energy payments to the Coso partnership based on Edison's avoided cost of energy. Edison's avoided cost of energy is Edison's cost to generate electricity if Edison were to produce it itself or buy it from another power producer rather than buy it from the relevant Coso partnership. See "Risk Factors--Future energy payments paid by Edison to the Coso partnerships will most likely be less than historical energy payments because they will be paid based on Edison's avoided cost of energy." The power purchase agreement for the Navy I partnership will expire in August 2011, the power purchase agreement for the BLM partnership will expire in March 2019, and the power purchase agreement for the Navy II partnership will expire in January 2010.

  Edison has taken the position that the fixed energy price period expired in August 1997 for the Navy I partnership and in March 1999 for the BLM partnership, and will expire in January 2000 for the Navy II partnership. The Coso partnerships believe that the power purchase agreements provide that each of the three separate turbine generator units at each Coso project has its own full ten-year fixed energy price period. This issue is one of several currently in dispute and subject to an ongoing lawsuit between, among others, the Coso partnerships and Edison. Without making any statement as to the outcome of this or any other dispute with Edison, for purposes of this prospectus only, including the financial information included herein, we have assumed that the fixed energy price period expires ten years after the first of the three turbine generator units at each respective Coso project established firm operation. We believe that this assumption is conservative and reasonable for purposes of this prospectus given that we cannot predict the outcome of this issue. See "Risk Factors--The Coso partnerships and their managing partners are currently involved in material litigation with Edison, their sole customer" and "Business--Legal Proceedings."

  The Coso partnerships have implemented and intend to expand a steam sharing program which they established under a Coso Geothermal Exchange Agreement they entered into in 1994. The purpose of the steam sharing program is to enhance the management of the Coso geothermal resource and to optimize the resource's overall benefits to the Coso partnerships by transferring steam among the Coso projects. The Navy I partnership recorded steam transfer revenues from the Navy II partnership and the BLM partnership of approximately $8.5 million for the three months ended March 31, 1999, approximately $19.0 million for the year ended December 31, 1998, approximately $11.1 million for the year ended December 31, 1997 and approximately $4.5 million for the year ended December 31, 1996. The Navy II partnership recorded steam transfer revenues from the BLM partnership of zero for the three months ended March 31, 1999, approximately $292,000 for the year ended December 31, 1998, zero for the year ended December 31, 1997 and approximately $3.1 million for the year ended December 31, 1996. The BLM partnership incurred steam transfer revenues in the aggregate to the Navy I partnership and the Navy II partnership approximately $3.5 million for the three months ended March 31, 1999, $13.5 million for the year ended December 31, 1998, $6.0 million for the year ended December 31, 1997 and
$7.6 million for the year ended December 31, 1996, and the Navy II partnership incurred to the Navy I partnership approximately $5.0 million for the three months ended March 31, 1999, $5.5 million for the year ended December 31, 1998, $5.1 million for the year ended December 31, 1997 and zero for the year ended December 31, 1996. See "Business--Steam Sharing Program" and "Summary Descriptions of Principal Agreements Relating to the Coso Projects--Steam Sharing and Co-Tenancy Agreements."

  For the three months ended March 31, 1999 and for the year ended December 31, 1998, Edison's average avoided cost of energy paid to the Navy I partnership was 3.0c and 3.0c per kWh, respectively, which is substantially below the fixed energy prices earned for the three months ended March 31, 1998 and for the year ended December 31, 1998 by the BLM partnership and the Navy II partnership. Edison is now making energy payments to the BLM partnership based on its avoided cost of energy, which payments are likely to be substantially less than the fixed energy prices the BLM partnership earned through February 1999. Estimates of Edison's future avoided cost of energy vary significantly, and no one can predict the likely level of avoided cost of energy prices following the end of the fixed energy price period under the Navy II partnership's power purchase agreement in January 2000. Edison's avoided cost of energy is currently substantially below the fixed energy prices previously paid by Edison during the fixed energy price periods under the power purchase agreement for the Navy I partnership and the BLM partnership. We expect that Edison's avoided cost of energy will remain so over at least the near term for the Navy I partnership and the BLM partnership. The revenues generated by the Coso partnerships will probably decline significantly after the expiration of the fixed energy price period for the Navy II partnership. See "Risk Factors-- Future energy payments paid by Edison to the Coso partnerships will most likely be less than historical energy payments because they will be paid based on Edison's avoided cost of energy."

  Capacity Utilization

  For purposes of consistency in financial presentation, the plant capacity factor for each of the Coso partnerships is based on a nominal capacity amount of 80 MW (240 MW in the aggregate). The Coso partnerships have a gross operating margin that allows for the production of electricity in excess of their nominal capacity amounts. Utilization of this operating margin is based upon a number of factors and can be expected to vary throughout the year under normal operating conditions.

  The following data includes the operating capacity factor, capacity and electricity production (in kWh) for each Coso partnership on a stand-alone basis:

                                                                    Three Months Ended March 31, 1999
                                                                    ---------------------------------
                                                       Three Months  Two Months    One Month
                                                          Ended        Ended         Ended
                         Year Ended December 31,        March 31,   February 28,   March 31,     Total
                         -----------------------       ------------ ------------   ---------    -------
                          1996     1997     1998           1998         1999         1999        1999
Navy I Partnership
 (stand-alone)
  Operating capacity
   factor(a)............   112.1%   103.2%    94.6%(a)      83.0%        73.4%(c)     77.4%(c)     75.4%(c)
  Capacity (MW)
   (average)............   89.92    82.55    75.63 (a)     66.39        58.69 (c)     61.90(c)     60.29(c)
  kWh produced (000s)... 787,688  723,116  662,560 (a)   143,400       83,100 (c)    46,041(c)   129,141(c)

BLM Partnership (stand-
 alone)
  Operating capacity
   factor...............   107.9%    99.6%   104.4%(b)      98.0%       109.8%(b)    112.0%(b)    110.9%(b)
  Capacity (MW)
   (average)............   86.54    79.66    83.54 (b)     78.43        87.85 (b)      89.6(b)     88.72(b)
  kWh produced (000s)... 758,115  697,794  731,767 (b)   169,400      124,400 (b)    66,656(b)   191,056(b)

Navy II Partnership
 (stand-alone)
  Operating capacity
   factor...............   110.6%   108.9%   108.6%        109.9%       112.7%(d)    112.6%(d)    112.7%(d)
  Capacity (MW)
   (average)............   88.73    87.08    86.83         88.33        90.18(d)      90.1 (d)     90.14(d)
  kWh produced (000s)... 777,243  762,821  760,659       190,800      127,700(d)    67,018 (d)   194,718(d)

---------------------
(a) The reduction in the operating capacity factor is due to the transfer of steam from Navy I to Navy II and indirectly to BLM under the steam sharing program. See "Business-- Steam Sharing Program" and "Summary Description of Principal Agreements Relating to the Coso Projects--Steam Exchange and Co-Tenancy Agreements."
(b) The increase in the operating capacity factor is due to the transfer of steam from Navy II to BLM under the steam sharing program. See "Business-- Steam Sharing Program."
(c) The reduction in the operating capacity factor is due to the shutdown of one of Navy I's three turbine generator units, known as Unit 1. See "Prospectus Summary--Recent Developments--Return to Service of Navy I Unit" and "Business--Overview of the Coso Projects--Plants--Navy I."
(d) The increase in the operating capacity factor is due to the transfer of steam from Navy I to Navy II under the steam sharing program. See "Business--Steam Sharing Program."

Results of Operations for the Three Months Ended March 31, 1998 and the Three Months Ended March 31, 1999

  The following discussion sets forth the results of operations of the Coso partnerships for the three months ended March 31, 1998 and 1999. Due to Caithness Acquisition's purchase of all of CalEnergy's interests in the Coso projects at the end of February 1999, we have disaggregated the results of operations set forth in the tables below for the three months ended March 31, 1999 to show the results of operations for the two months ended February 28, 1999 and the results of operations for the one month ended March 31, 1999. See "Business--Purchase of CalEnergy's Interests." We prepared this presentation because the Coso partnerships adopted a new basis of accounting after Caithness Acquisition purchased all of CalEnergy's interests in the Coso projects, and this new basis of accounting is reflected below in the results of operations for the one month ended March 31, 1999. We have also included a total for the results of operations for the three months ended March 31, 1999.


 Total Operating Revenues

                                                    Three Months Ended March 31, 1999
                                           ----------------------------------------------------
                           Three Months    Two Months Ended  One Month Ended
                          Ended March 31,    February 28,       March 31,           Total
                         ----------------- ----------------- ---------------- -----------------
                               1998              1999              1999             1999
                            $    c per kWh    $    c per kWh   $    c per kWh    $    c per kWh
                                          (In thousands, except per kWh data)
Navy I partnership...... $10,806    7.5c   $ 8,572   10.3c   $4,636   10.1c   $13,208   10.2c
BLM partnership.........  22,728   13.4     17,533   14.1     3,844    5.8     21,377   11.2
Navy II partnership.....  26,649   14.0     17,509   13.7     7,128   10.6     24,637   12.7

 Capacity and Capacity Bonus Revenues

                                                       Three Months Ended March 31, 1999
                                                ------------------------------------------------
                                                  Two Months
                         Three Months Ended          Ended      One Month Ended
                             March 31,           February 28,      March 31,         Total
                         -------------------------------------- --------------- ----------------
                                1998                 1999            1999             1999
                            $       c per kWh     $   c per kWh   $   c per kWh   $    c per kWh
                                         (In thousands, except per kWh data)
Navy I partnership...... $      813        0.6c $ 474    0.6c   $ 237    0.5c   $  711    0.6c
BLM partnership.........      1,136        0.7    817    0.7      410    0.6     1,227    0.6
Navy II partnership.....      1,234        0.7    822    0.6      412    0.6     1,234    0.6

 Energy Revenues

                                                    Three Months Ended March 31, 1999
                                           ----------------------------------------------------
                           Three Months    Two Months Ended  One Month Ended
                          Ended March 31,    February 28,       March 31,           Total
                         ----------------- ----------------- ---------------- -----------------
                               1998              1999              1999             1999
                            $    c per kWh    $    c per kWh   $    c per kWh    $    c per kWh
                                          (In thousands, except per kWh data)
Navy I partnership...... $ 9,993    7.0c   $ 8,098    9.7c   $4,399    9.6c   $12,497    9.7c
BLM partnership.........  21,592   12.8     16,716   13.4     3,434    5.2     20,150   10.6
Navy II partnership.....  25,415   13.3     16,687   13.1     6,716   10.0     23,403   12.0

  Total operating revenues for the Navy I partnership, which consist of capacity payments, capacity bonus payments and energy payments made by Edison, increased to $13.2 million for the three months ended March 31, 1999, from $10.8 million for the three months ended March 31, 1998, an increase of 22.2%. The Navy I partnership's energy revenues increased to $12.5 million for the three months ended March 31, 1999, from $10.0 million for the three months ended March 31, 1998, an increase of 25%. This significant increase was due to the Navy I partnership's ability to transfer geothermal steam to the BLM partnership and the Navy II partnership, both of which were still receiving higher fixed energy payments under their respective power purchase agreements. For the three months ended March 31, 1999, the Navy I partnership recorded steam transfer revenues of approximately $3.5 million from the BLM partnership and $5.0 million from the Navy II partnership.

  The BLM partnership's total operating revenues decreased to $21.4 million for the three months ended March 31, 1999, from $22.7 million for the three months ended March 31, 1998, a decrease of 5.9%. The BLM partnership's energy revenues decreased to $20.1 million for the three months ended March 31, 1999, from $21.6 million for the three months ended March 31, 1998, a decrease of 6.7%. Total operating and energy revenues decreased despite an 12.8% increase in kWh produced over the same period due to increased steam transfers from the Navy I partnership. Also, the decrease in energy revenues is attributable to the expiration of the fixed energy price period under the BLM partnership's power purchase agreement in March 1999.

  The Navy II partnership's total operating revenues decreased to $24.6 million for the three months ended March 31, 1999, from $26.6 million for the three months ended March 31, 1998, a decrease of 7.6%. The Navy II partnership's energy revenues decreased to $23.4 million for the three months ended March 31, 1999, from $25.4 million for the three months ended March 31, 1998, a decrease of 7.9%. Total operating and energy revenues decreased despite a 2.0% increase in kWh produced over the same period due to increased steam transfers from the Navy I partnership.

 Interest and Other Income

                                            Three Months Ended March 31, 1999
                                         ---------------------------------------
                      Three Months Ended Two Months Ended One Month Ended
                          March 31,        February 28,      March 31,    Total
                      ------------------ ---------------- --------------- ------
                            1998               1999            1999        1999
                                            (In thousands)
Navy I partnership..         $136              $824            $827       $1,651
BLM partnership.....          217                78             118          196
Navy II
 partnership........          319               150             156          306

  The Navy I partnership's interest and other income increased to $1.7 million for the three months ended March 31, 1999, from $136,000 for the three months ended March 31, 1998. The increase is attributable to the recording of a $1.6 million business loss insurance receivable during the three months ended March 31, 1999, in connection with the shutdown of one of Navy I's turbine generator units. See "Business--Overview of the Coso Projects--Plants--Navy I." The BLM partnership's interest income decreased to $196,000 for the three months ended March 31, 1999, from $217,000 for the three months ended March 31, 1998, a decrease of 9.7%. The Navy II partnership's interest income decreased to $306,000 for the three months ended March 31, 1999, from $319,000 for the three months ended March 31, 1998, a decrease of 4.1%. These two decreases were due to a generally lower interest rate environment.

 Plant Operations

                                                        Three Months Ended March 31, 1999
                                                --------------------------------------------------
                         Three Months Ended     Two Months Ended One Month Ended
                             March 31,           February 28,       March 31,          Total
                         ------------------     ----------------- ---------------- ----------------
                                1998                  1999             1999             1999
                            $       c per kWh     $    c per kWh   $    c per kWh   $    c per kWh
                                          (In thousands, except per kWh data)
Navy I partnership...... $    3,571        2.5c $3,125    3.8c   $1,458    3.2c   $4,583    3.5c
BLM partnership.........      5,517        3.3   4,039    3.2     1,604    2.4     5,643    3.0
Navy II partnership.....      4,356        2.3   3,195    2.5     1,293    1.9     4,488    2.3

  The Navy I partnership's operating expenses, including operating and general and administrative expenses, increased to $4.6 million for the three months ended March 31, 1999, from $3.6 million for the three months ended March 31, 1998, an increase of 28.3%. The BLM partnership's operating expenses, including operating and general and administrative expenses, increased to $5.6 million for the three months ended March 31, 1999, from $5.5 million for the three months ended March 31, 1998, an increase of 2.3%. The Navy II partnership's operating expenses, including operating and general and administrative expenses, increased to $4.5 million for the three months ended March 31, 1999, from $4.4 million for the three months ended March 31, 1998, a 3.0% increase. These increases in operating expenses were due primarily to legal expenses incurred by each of the Coso partnerships in connection with the Edison litigation described in "Business--Legal Proceedings." The Navy I partnership's operating expenses, exclusive of these legal expenses, increased to $2.8 million for the three months ended March 31, 1999, from $2.4 million for the three months ended March 31, 1998, an increase of 14.7%. This increase was caused by an increase in maintenance, engineering and selling, general and administrative costs. The BLM partnership's operating expenses, exclusive of these legal expenses, decreased to $3.8 million for the three months ended March 31, 1999, from $4.1 million for the three months ended March 31, 1998, a decrease of 8.5%. This decrease was caused by a decrease in maintenance, engineering and selling, general and administrative costs. The Navy II partnership's operating expenses, exclusive of these legal expenses, decreased to $2.5 million for the three months ended March 31, 1999, from $3.2 million for the three months ended March 31, 1998, a decrease of 20.8%. This decrease was caused by a decrease in maintenance, engineering and selling, general and administrative costs.

 Royalty Expenses

                                                Three Months Ended March 31, 1999
                                             ------------------------------------------
                                              Two Months
                         Three Months Ended     Ended      One Month Ended
                              March 31,      February 28,     March 31,        Total
                         --------------------------------------------------- ----------
                                1998             1999            1999           1999
  Navy I partnership.... $      895     0.6c $   987  1.2c $     451    1.0c $1,438 1.1c
  BLM partnership.......      2,101     1.2    1,592  1.3        347    0.5   1,939 1.0
  Navy II partnership...      2,780     1.5    1,806  1.4      1,064    1.6   2,870 1.5

  The Navy I partnership's royalty expense increased to $1.4 million for the three months ended March 31, 1999, from $895,000 for the three month period ended March 31, 1998, a 60.7% increase. This increase was due to the Navy I partnership's increase in steam sharing revenues over the same period. The BLM partnership's royalty expense decreased to $1.9 million for the three months ended March 31, 1999, from $2.1 million for the three months ended March 31, 1998, a 7.7% decrease. This decrease was due to a decrease in revenues generated by the BLM partnership over the period. The BLM partnership's royalty expense for the three months ended March 31, 1999 includes approximately $508,000 of royalties payable to Coso Land Company. The BLM partnership's royalty expense for the three months ended March 31, 1998 included approximately $633,000 of royalties payable to Coso Land Company. Coso Land Company is one of our affiliates. The accrued royalties payable by the BLM partnership to Coso Land Company were $21.2 million as of March 31, 1999 and $18.3 million as of March 31, 1998. No portion of the accrued royalties that are payable to Coso Land Company has been paid. The royalties owed by the BLM partnership to Coso Land Company are subordinated to all payments made under the senior secured notes. The Navy II partnership's royalty expense increased to $2.9 million for the three months ended March 31, 1999, from $2.8 million for the three month period ended March 31, 1998, a 3.2% increase. This increase was caused by an increase in the Navy II partnership's operating revenues over the same period.

 Depreciation and Amortization

                                                        Three Months Ended March 31, 1999
                                                --------------------------------------------------
                         Three Months Ended     Two Months Ended One Month Ended
                              March 31,           February 28,      March 31,          Total
                         --------------------------------------- ---------------- ----------------
                                1998                  1999             1999             1999
                            $       c per kWh     $    c per kWh   $    c per kWh   $    c per kWh
  Navy I partnership.... $    2,957        2.1c $1,604    1.9c   $  783    1.7c   $2,387    1.9c
  BLM partnership.......      3,624        2.1   2,550    2.1     1,175    1.8     3,725    2.0
  Navy II partnership...      3,493        1.8   2,339    1.8     1,188    1.8     3,527    1.8

  The Navy I partnership's depreciation and amortization expenses decreased to $2.4 million for the three months ended March 31, 1999, from $2.9 million for the three months ended March 31, 1998, a decrease of 19.3%. This decrease was primarily due to the cessation of depreciation expenses for certain wells which became fully depreciated during these periods. The BLM partnership's depreciation and amortization expenses increased to $3.7 million for the three months ended March 31, 1999, from $3.6 million for the three months ended March 31, 1998, an increase of 2.8%. The Navy II partnership's depreciation and amortization expenses increased to $3.5 million for the three months ended March 31, 1999, from $3.5 million for the three months ended March 31, 1998, an increase of 1.0%.

 Interest Expense

                                                        Three Months Ended March 31, 1999
                                                ------------------------------------------------------
                         Three Months Ended     Two Months Ended     One Month Ended
                              March 31,           February 28,          March 31,          Total
                         ------------------------------------------------------------ ----------------
                                1998                  1999                 1999             1999
                            $       c per kWh     $      c per kWh     $    c per kWh   $    c per kWh
  Navy I partnership.... $    1,124        0.8c $    663        0.8c $1,630    3.5c   $2,293    1.8c
  BLM partnership.......      1,786        1.1       616        0.5   1,233    1.9     1,849    0.9
  Navy II partnership...      2,235        1.2       953        0.8   1,792    2.7     2,745    1.4

  The Navy I partnership's interest expense increased to $2.3 million for the three months ended March 31, 1999, from $1.1 million for the three months ended March 31, 1998, an increase of 104.0%. The BLM partnership's interest expense remained consistent at $1.8 million for the three months ended March 31, 1999, and $1.8 million for the three months ended March 31, 1998. The Navy II partnership's interest expense increased to $2.7 million for the three months ended March 31, 1999, from $2.2 million for the three months ended March 31, 1998, an increase of 22.8%. These increases were due to an increase in the interest expense and amortization of debt issuance costs related to the acquisition debt. Debt issuance costs related to the acquisition debt of approximately $2.0 million for the Navy I partnership, $1.4 million for the BLM partnership and $2.0 million for the Navy II partnership, are being amortized over the estimated life of the acquisition debt of three months.

 Net Income

                                                          Three Months Ended March 31, 1999
                                                 ----------------------------------------------------
                         Three Months Ended      Two Months Ended One Month Ended
                              March 31,            February 28,      March 31,            Total
                         ---------------------------------------- ----------------- -----------------
                                1998                   1999             1999              1999
                            $        c per kWh     $    c per kWh   $     c per kWh    $    c per kWh
  Navy I partnership.... $     2,395        1.7c $3,017    3.6c   $1,141     2.5c   $ 4,158    3.2c
  BLM partnership.......       9,917        5.9   8,814    7.1      (397)    0.6      8,417    4.4
  Navy II partnership...      14,104        7.4   9,366    7.3     1,947     2.9     11,313    5.8

  The Navy I partnership's net income increased to $4.2 million for the three months ended March 31, 1999, from $2.4 million for the three months ended March 31, 1998, an increase of 73.6%. This increase in net income was primarily due to increases in the Navy I partnership's steam sharing revenues during this period. The BLM partnership's net income decreased to $8.4 million for the three months ended March 31, 1999, from $9.9 million for the three months ended March 31, 1998, a decrease of 15.1%. The decrease in net income was caused by the decrease in operating revenues during this period. The Navy II partnership's net income decreased to $11.3 million for the three months ended March 31, 1999, from $14.1 million for the three months ended March 31, 1998, a decrease of 19.8%. The decrease in net income was primarily due to a decrease in Navy II's operating revenues during this period.

Results of Operations for the Years Ended December 31, 1996, 1997 and 1998

 Total Operating Revenues

                                            Year Ended December 31,
                            --------------------------------------------------------
                                   1996               1997               1998
                               $     c per kWh    $     c per kWh    $     c per kWh
                                      (In thousands, except per kWh data)
   Navy I partnership...... $118,206   15.0c   $100,431   13.9c   $ 53,153    8.0c
   BLM partnership.........  101,923   13.4     102,868   14.7     107,199   14.6
   Navy II partnership.....  115,126   14.8     112,796   14.8     119,564   15.7

 Capacity and Capacity Bonus Revenues

                                         Year Ended December 31,
                          -----------------------------------------------------
                                1996              1997              1998
                             $    c per kWh    $    c per kWh    $    c per kWh
                                   (In thousands, except per kWh data)
   Navy I partnership.... $14,266    1.8c   $13,845    1.9c   $13,573    2.0c
   BLM partnership.......  13,938    1.8     13,939    2.0     13,847    1.9
   Navy II partnership...  14,018    1.8     14,018    1.8     14,018    1.8

 Energy Revenues

                                         Year Ended December 31,
                         -------------------------------------------------------
                                1996              1997               1998
                            $     c per kWh    $    c per kWh    $     c per kWh
                                   (In thousands, except per kWh data)
   Navy I partnership..  $103,940   13.2c   $86,586   12.0c   $ 39,580    6.0c
   BLM partnership.....    87,985   11.6     88,929   12.7      93,352   12.8
   Navy II
    partnership........   101,108   13.0     98,778   12.9     105,546   13.9

  Total operating revenues for the Navy I partnership, which consist of capacity payments, capacity bonus payments and energy payments made by Edison, decreased to $53.2 million for the year ended December 31, 1998, from $100.4 million in 1997, a decrease of 47.1%. The Navy I partnership's energy revenues decreased to $39.6 million for the year ended December 31, 1998, from $86.6 million in 1997, a decrease of 54.3%. These decreases were attributable to the expiration of the fixed energy price period under the Navy I partnership's power purchase agreement and are the result of a full year of energy payments based upon Edison's avoided cost of energy after the fixed energy price period expired in August 1997. During the final year of its fixed energy price period, the Navy I partnership received approximately 14.6c per kWh for energy delivered. Under the avoided cost of energy formula, since August 1997, the Navy I partnership has been receiving an average of approximately 3.0c per kWh for energy delivered. This significant decrease in energy payments was partially offset by the Navy I partnership's ability to transfer geothermal steam to the BLM partnership and the Navy II partnership, both of which were still receiving fixed energy payments under their respective power purchase agreements through December 31, 1998. For the year ended December 31, 1998, as a result of its transfers of steam under the steam sharing program, the Navy I partnership received steam transfer payments of approximately $13.5 million from the BLM partnership and $5.5 million from the Navy II partnership.

  The BLM partnership's total operating revenues increased to $107.2 million for the year ended December 31, 1998, from $102.9 million in 1997, an increase of 4.2%. The BLM partnership's energy revenues increased to $93.4 million for the year ended December 31, 1998, from

$88.9 million in 1997, an increase of 5.0%. These increases were due to a 1.0c per kWh increase in the rate paid by Edison under the BLM partnership's power purchase agreement. In addition, kWh produced increased, primarily due to increased steam transfers from the Navy I partnership. However, the impact from such increased production was offset by steam sharing payments paid by the BLM partnership to the Navy I partnership.

  The Navy II partnership's total operating revenues increased to $119.6 million for the year ended December 31, 1998, from $112.8 million in 1997, an increase of 6.0%. The Navy II partnership's energy revenues increased to $105.5 million for the year ended December 31, 1998, from $98.8 million in 1997, an increase of 6.9%. These increases were due primarily to an increase in the rate paid by Edison under the Navy II partnership's power purchase agreement. The Navy II partnership was paid 14.6c per kWh in 1998 for the energy component of the electricity it sold to Edison, up from 13.6c per kWh in 1997.

  Total operating revenues for the Navy I partnership decreased to $100.4 million for the year ended December 31, 1997, from $118.2 million in 1996, a decrease of 15.0%. The Navy I partnership's energy revenues decreased to $86.6 million for the year ended December 31, 1997, from $103.9 million in 1996, a decrease of 16.7%. These decreases were attributable to Edison's cessation of energy payments based on the fixed energy price period under the Navy I partnership's power purchase agreement and are the result of a partial year of energy payments based upon Edison's avoided cost of energy, rather than the fixed energy price, since August 1997. In 1997, prior to the end of the fixed energy price period, the Navy I partnership received approximately 14.6c per kWh for its energy production. Under the avoided cost of energy formula, the Navy I partnership received an average of approximately 3.0c per kWh of energy delivered. This drop in energy prices was partially offset by the Navy I partnership's ability to transfer steam to the BLM partnership and the Navy II partnership under the steam sharing program, both of which were still being paid fixed energy prices under their respective power purchase agreements during the remainder of 1997. For the year ended December 31, 1997, the Navy I partnership received steam transfer payments of approximately $6.0 million from the BLM partnership and approximately $5.1 million from the Navy II partnership.

  The BLM partnership's total operating revenues increased slightly to $102.9 million for the year ended December 31, 1997, from $101.9 million in 1996, an increase of 0.9%. The BLM partnership's energy revenues increased slightly to $88.9 million for the year ended December 31, 1997, from $88.0 million in 1996, an increase of 1.1%. Total operating revenues and energy revenues increased despite an 8.0% decrease in kWh produced due to a 1.0c per kWh increase in the rate paid by Edison under the BLM partnership's power purchase agreement.

  The Navy II partnership's total operating revenues decreased to $112.8 million for the year ended December 31, 1997, from $115.1 million in 1996, a decrease of 2.0%. The Navy II partnership's energy revenues decreased to $98.8 million for the year ended December 31, 1997, from $101.1 million in 1996, a decrease of 2.3%. The decreases in the Navy II partnership's total operating revenues and energy revenues were due to a 1.9% decrease in kWh produced by the Navy II partnership over the same period and increased steam sharing payments to the Navy I partnership, partially offset by a 1.0c per kWh increase in the rate paid by Edison under the Navy II partnership's power purchase agreement.

 Interest Income

                                                            Year Ended December
                                                                    31,
                                                            --------------------
                                                             1996   1997   1998
                                                               (in thousands)
   Navy I partnership...................................... $3,286 $1,980 $  585
   BLM partnership.........................................  2,520  1,712  1,181
   Navy II partnership.....................................  3,174  2,187  1,799

  The Navy I partnership's interest income decreased to $585,000 for the year ended December 31, 1998, from $2.0 million in 1997, a decrease of 70.5%. The BLM partnership's interest income decreased to $1.2 million for the year ended December 31, 1998, from $1.7 million in 1997, a decrease of 31.0%. The Navy II partnership's interest income decreased to $1.8 million for the year ended December 31, 1998, from $2.2 million in 1997, a decrease of 17.7%. These decreases were due to the replacement of a cash funded debt service reserve fund with a letter of credit in 1997 and to a generally lower interest rate environment.

  The Navy I partnership's interest income decreased to $2.0 million for the year ended December 31, 1997, from $3.3 million in 1996, a decrease of 39.7%. The BLM partnership's interest income decreased to $1.7 million for the year ended December 31, 1997, from $2.5 million in 1996, a decrease of 32.1%. The Navy II partnership's interest income decreased to $2.2 million for the year ended December 31, 1997, from $3.2 million in 1996, a decrease of 31.1%. These decreases were due to the replacement of a cash funded debt reserve fund with a letter of credit in 1997.

 Operating Expenses

                                         Year Ended December 31,
                          -----------------------------------------------------
                                1996              1997              1998
                             $    c per kWh    $    c per kWh    $    c per kWh
                                   (In thousands, except per kWh data)
   Navy I partnership.... $11,763    1.5c   $11,329    1.6c   $13,298    2.0c
   BLM partnership.......  18,266    2.4     18,830    2.7     19,887    2.7
   Navy II partnership...  13,371    1.7     13,146    1.7     15,508    2.0

  The Navy I partnership's operating expenses, including operating and general and administrative expenses, increased to $13.3 million for the year ended December 31, 1998, from $11.3 million in 1997, an increase of 17.4%. The BLM partnership's operating expenses, including operating and general and administrative expenses, increased to $19.9 million for the year ended December 31, 1998, from $18.8 million in 1997, an increase of 5.6%. The Navy II partnership's operating expenses, including operating and general and administrative expenses, increased to $15.5 million for the year ended December 31, 1998, from $13.1 million in 1997, an increase of 18.0%. These increases were due primarily to legal expenses incurred by each of the Coso partnerships in connection with the Edison litigation described in "Business--Legal Proceedings." The Navy I partnership's operating expenses, exclusive of these legal expenses, decreased to $10.3 million for the year ended December 31, 1998, from $11.3 million in 1997, a decrease of 8.8%. The BLM partnership's operating expenses, exclusive of these legal expenses, decreased to $16.9 million for the year ended December 31, 1998, from $18.2 million in 1997, a decrease of 6.9%. The Navy II partnership's operating expenses, exclusive of these legal expenses, decreased to $12.6 million for the year ended December 31, 1998, from $13.1 million in 1997, a decrease of 4.5%. The decreases in operating expenses, exclusive of the legal expenses incurred in connection with the Edison litigation, were due in large part to a favorable property tax appeal and settlement with Inyo County.

  Following Caithness Acquisition's purchase of all of CalEnergy's interests in the Coso projects, the Coso partnerships retained FPL Operating and Coso Operating Company to operate and maintain the Coso projects at an anticipated combined cost savings of approximately $5.5 million per year from the amounts paid to the prior operators. All O&M fees payable to FPL Operating and Coso Operating Company, the two new operators, have been subordinated to all payments to be made under the senior secured notes. See "Business--Operating Strategy."

  The Navy I partnership's operating expenses, exclusive of the legal expenses incurred in connection with the Edison litigation, decreased slightly to $11.3 million for the year ended December 31, 1997, from $11.8 million in 1996, a decrease of 3.7%. The BLM partnership's operating expenses, exclusive of these legal expenses, decreased to $18.2 million for the year ended December 31, 1997, from $18.3 million in 1996, a decrease of 0.5%. The Navy II partnership's operating expenses, exclusive of these legal expenses, decreased to $13.1 million for the year ended December 31, 1997, from $13.4 million in 1996, a decrease of 1.7%.

 Royalty Expenses

                                         Year Ended December 31,
                          -----------------------------------------------------
                                1996              1997              1998
                             $    c per kWh    $    c per kWh    $    c per kWh
                                   (In thousands, except per kWh data)
   Navy I partnership.... $11,059    1.4c   $ 9,849    1.4c   $ 6,824    1.0c
   BLM partnership.......   7,820    1.0     10,106    1.4     10,492    1.4
   Navy II partnership...  11,486    1.5     11,249    1.5     11,868    1.6

  The Navy I partnership's royalty expense decreased to $6.8 million for the year ended December 31, 1998, from $9.8 million in 1997, a 30.7% decrease. This decrease was due to the Navy I partnership's decrease in revenues over the same period. The BLM partnership's royalty expense increased to $10.5 million for the year ended December 31, 1998, from $10.1 million in 1997, a 3.8% increase. This was due to the increased revenues generated by the BLM partnership over the period. The BLM partnership's royalty expenses for the year ended December 31, 1998 includes $3.1 million of royalties payable to Coso Land Company. The BLM partnership's royalty expenses for the year ended December 31, 1997 includes $3.2 million of royalties payable to Coso Land Company. Coso Land Company is one of our affiliates. The royalties payable by the BLM partnership to Coso Land Company were $20.7 million as of December 31, 1998 and $17.7 million as of December 31, 1997. No portion of the royalties that are payable to Coso Land Company has been paid. The royalties owed by the BLM partnership to the Coso Land Company are subordinated to all payments to be made under the senior secured notes. The Navy II partnership's royalty expenses increased to $11.9 million for the year ended December 31, 1998, from $11.2 million in 1997, an increase of 5.5%. This increase was due to a similar increase in revenues generated by the Navy II partnership.

  The Navy I partnership's royalty expenses decreased to $9.8 million for the year ended December 31, 1997, from $11.1 million in 1996, a 10.9% decrease. This was due to the Navy I partnership's decrease in total operating revenues in 1997. The BLM partnership's royalty expenses increased to $10.1 million for the year ended December 31, 1997, from $7.8 million in 1996, a 29.2% increase. This increase was due to the settlement with the Bureau of Land Management in 1996 over the calculation of past royalties. The Navy II partnership's royalty expenses decreased to $11.2 million for the year ended December 31, 1997, from $11.5 million in 1996, a 2.1% decrease. This decrease was caused by a similar decrease in the Navy II partnership's total operating revenues in 1997.

 Depreciation and Amortization

                                         Year Ended December 31,
                          -----------------------------------------------------
                                1996              1997              1998
                             $    c per kWh    $    c per kWh    $    c per kWh
                                   (In thousands, except per kWh data)
   Navy I partnership.... $13,325    1.7c   $12,814    1.8c   $11,772    1.8c
   BLM partnership.......  13,931    1.8     14,257    2.0     14,308    2.0
   Navy II partnership...  13,054    1.7     13,354    1.8     13,744    1.8

  The Navy I partnership's depreciation and amortization expenses decreased to $11.8 million for the year ended December 31, 1998, from $12.8 million in 1997, a decrease of 8.1%. This decrease was primarily due to the cessation of depreciation expense for certain wells which became fully depreciated during these periods. The BLM partnership's depreciation and amortization expenses increased to $14.3 million for the year ended December 31, 1998, from $14.3 million for the year ended December 31, 1997, an increase of 0.4%. The Navy II partnership's depreciation and amortization expenses increased to $13.7 million for the year ended December 31, 1998, from $13.4 million in 1997, an increase of 2.9%.

  The Navy I partnership's depreciation and amortization expenses decreased to $12.8 million for the year ended December 31, 1997, from $13.3 million in 1996, a decrease of 3.8%. The BLM partnership's depreciation and amortization expenses increased to $14.3 million for the year ended December 31, 1997, from $13.9 million in 1996, an increase of 2.3%. The Navy II partnership's depreciation and amortization expenses increased to $13.4 million for the year ended December 31, 1997, from $13.1 million in 1996, an increase of 2.3%.

 Interest Expense

                                          Year Ended December 31,
                            ----------------------------------------------------
                                  1996              1997              1998
                               $    c per kWh    $    c per kWh   $    c per kWh
                                    (In thousands, except per kWh data)
   Navy I partnership...... $ 8,868    1.1c   $ 6,260    0.9c   $4,333    0.7c
   BLM partnership.........  13,162    1.7      9,105    1.3     6,267    0.9
   Navy II partnership.....  12,149    1.6     10,532    1.4     8,122    1.1

  The Navy I partnership's interest expenses decreased to $4.3 million for the year ended December 31, 1998, from $6.3 million in 1997, a decrease of 30.8%. The BLM partnership's interest expenses decreased to $6.3 million for the year ended December 31, 1998, from $9.1 million in 1997, a decrease of 31.2%. The Navy II partnership's interest expenses decreased to $8.1 million for the year ended December 31, 1998, from $10.5 million in 1997, a decrease of 22.9%. These decreases were due to a decrease in the amounts owed under the then existing project debt that was repaid at the closing of the Series A notes offering. See "Prospectus Summary--Recent Developments."

  The Navy I partnership's interest expenses decreased to $6.3 million for the year ended December 31, 1997, from $8.9 million in 1996, a decrease of 29.4%. The BLM partnership's interest expenses decreased to $9.1 million for the year ended December 31, 1997, from $13.2 million in 1996, a decrease of 30.8%. The Navy II partnership's interest expenses decreased to $10.5 million for the year ended December 31, 1997, from $12.1 million in 1996, a decrease of 13.3%. These decreases were due to a decrease in the amounts owed under the then existing project debt that was repaid at the Series A notes offering. See "Prospectus Summary--Recent Developments."

 Net Income

                                         Year Ended December 31,
                          -----------------------------------------------------
                                1996              1997              1998
                             $    c per kWh    $    c per kWh    $    c per kWh
                                 (In thousands, except for per kWh data)
   Navy I partnership.... $76,477    9.7c   $62,159    8.6c   $16,588    2.5c
   BLM partnership.......  51,264    6.8     52,282    7.5     56,473    7.7
   Navy II partnership...  68,240    8.8     66,702    8.7     70,457    9.3

  The Navy I partnership's net income decreased significantly to $16.6 million for the year ended December 31, 1998, from $62.2 million in 1997, a decrease of 73.3%. The Navy I partnership's net income decreased significantly to $62.2 million for the year ended December 31, 1997, from $76.5 million in 1996, a decrease of 18.7%. The decreases in net income for these periods are due to the expiration of the fixed energy price period under the Navy I partnership's power purchase agreement in August 1997. See "Risk Factors--The Coso partnerships and their managing partners are currently involved in material litigation with Edison, their sole customer" and "Business--Legal Proceedings."

  The BLM partnership's net income increased to $56.5 million for the year ended December 31, 1998, from $52.3 million in 1997, an increase of 8.0%. The BLM partnership's net income increased to $52.3 million for the year ended December 31, 1997, from $51.3 million in 1996, an increase of 2.0%. The increases in net income for these periods are due primarily to increases in the BLM partnership's total operating revenues during these periods.

  The Navy II partnership's net income increased to $70.5 million for the year ended December 31, 1998, from $66.7 million in 1997, an increase of 5.6%. The increase in net income for this period is due primarily to increases in the Navy II partnership's total operating revenues during this period. The Navy II partnership's net income decreased to $66.7 million for the year ended December 31, 1997, from $68.2 million in 1996, a decrease of 2.3%. The decrease in net income for this period is due primarily to a decrease in the Navy II partnership's total operating revenues during this period.

Liquidity and Capital Resources

  Each of the Navy I partnership, the BLM partnership and the Navy II partnership derive substantially all of its cash flow from Edison under its power purchase agreement and from interest income earned on funds on deposit. The Coso partnerships have historically used their cash primarily for capital expenditures for power plant improvements, resource and development costs, distributions to partners and payments with respect to their project debt.

  The following table sets forth a summary of each Coso partnership's cash flows for the three months ended March 31, 1998, the two months ended February 28, 1999, the month ended March 31, 1999 and the three months ended March 31, 1999:

                                                      Three Months Ended
                                                        March 31, 1999
                                        Three   ------------------------------
                                       Months    Two Months  One Month
                                        Ended      Ended       Ended
                                      March 31, February 28, March 31,
                                        1998        1999       1999     Total
                                                   (In thousands)
Navy I partnership (stand-alone)
 Net cash flows from operating
  activities.........................  $ 7,804    $ 6,592     $2,665   $ 9,257
 Net cash flows from investing
  activities.........................      (24)      (538)      (397)     (935)
 Net cash flows from financing
  activities.........................     (108)    (1,926)         0    (1,926)
                                       -------    -------     ------   -------
 Net change in cash..................  $ 7,672    $ 4,128     $2,268   $ 6,396
                                       =======    =======     ======   =======
                                                      Three Months Ended
                                                        March 31, 1999
                                        Three   ------------------------------
                                       Months    Two Months  One Month
                                        Ended      Ended       Ended
                                      March 31, February 28, March 31,
                                        1998        1999       1999     Total
                                                   (In thousands)
BLM partnership (stand-alone)
 Net cash flows from operating
  activities.........................  $18,478    $10,367     $6,595   $16,962
 Net cash flows from investing
  activities.........................   (3,556)       120       (294)     (174)
 Net cash flows from financing
  activities.........................     (413)       425       (198)      227
                                       -------    -------     ------   -------
 Net change in cash..................  $14,509    $10,912     $6,103   $17,015
                                       =======    =======     ======   =======
                                                      Three Months Ended
                                                        March 31, 1999
                                        Three   ------------------------------
                                       Months    Two Months  One Month
                                        Ended      Ended       Ended
                                      March 31, February 28, March 31,
                                        1998        1999       1999     Total
                                                   (In thousands)
Navy II partnership (stand-alone)
 Net cash flows from operating
  activities.........................  $19,352    $12,016     $6,265   $18,281
 Net cash flows from investing
  activities.........................     (808)    (1,126)      (218)   (1,344)
 Net cash flows from financing
  activities.........................      273      1,766        518     2,284
                                       -------    -------     ------   -------
 Net change in cash..................  $18,817    $12,656     $6,565   $19,221
                                       =======    =======     ======   =======

  The Navy I partnership's net cash flows from operating activities increased from the three months ended March 31, 1998 to March 31, 1999 by approximately $1.5 million, primarily due to an increase in revenues for the Navy I partnership in 1999 as compared to 1998.

  Cash flows from investing activities at the Navy I partnership decreased from the three months ended March 31, 1998 to March 31, 1999 by $911,000, primarily due to the increase in capital expenditures in 1999 as compared to 1998.

  The BLM partnership's net cash flows from operating activities decreased from the three months ended March 31, 1998 to March 31, 1999 by approximately $1.5 million, primarily due to a decrease in revenues for the BLM partnership in 1999 as compared to 1998.

  Cash flows from investing activities at the BLM partnership increased from the three months ended March 31, 1998 to March 31, 1999 by $3.4 million, primarily due to the decrease in capital expenditures related to the steam field.

  The Navy II partnership's net cash flows from operating activities decreased from the three months ended March 31, 1998 to March 31, 1999 by approximately $1.1 million primarily due to a decrease in revenues for the Navy II partnership in 1999 as compared to 1998.

  Cash flows from investing activities at the Navy II partnership decreased from the three months ended March 31, 1998 to March 31, 1999 by $536,000, primarily due to the increase in capital expenditures related to the power plant.

  The Coso partnerships' cash flows from financing activities have fluctuated primarily as a result of cash distributions made to their partners. See "Certain Relationships and Related Transactions--Distributions to Caithness Energy and CalEnergy."

  The following table sets forth a summary of each Coso partnership's cash flows for the years ended December 31, 1996, 1997 and 1998:

                                                  Year Ended December 31,
                                                ------------------------------
                                                  1996       1997       1998
                                                       (In thousands)
   Navy I partnership (stand-alone)
    Net cash flows from operating activities... $  83,779  $  88,540  $ 32,163
    Net cash flows from investing activities...    (3,149)    17,948    (7,728)
    Net cash flows from financing activities...  (109,999)  (119,324)  (27,323)
                                                ---------  ---------  --------
    Net change in cash......................... $ (29,369) $ (12,836) $ (2,888)
                                                =========  =========  ========
                                                  Year Ended December 31,
                                                ------------------------------
                                                  1996       1997       1998
                                                       (In thousands)
   BLM partnership (stand-alone)
    Net cash flows from operating activities... $  64,335  $  60,948  $ 75,520
    Net cash flows from investing activities...    (5,798)    19,280   (20,302)
    Net cash flows from financing activities...   (85,590)   (92,521)  (56,091)
                                                ---------  ---------  --------
    Net change in cash......................... $ (27,053) $ (12,293) $   (873)
                                                =========  =========  ========
                                                  Year Ended December 31,
                                                ------------------------------
                                                  1996       1997       1998
                                                       (In thousands)
   Navy II partnership (stand-alone)
    Net cash flows from operating activities... $  74,611  $  80,660  $ 84,762
    Net cash flows from investing activities...    (3,883)    14,399    (6,939)
    Net cash flows from financing activities...   (97,316)  (112,044)  (78,153)
                                                ---------  ---------  --------
    Net change in cash......................... $ (26,588) $ (16,985) $   (330)
                                                =========  =========  ========

  The Navy I partnership's net cash flows from operating activities decreased by approximately $56.4 million from 1997 to 1998. This decrease was primarily due to a decrease in revenues for the Navy I partnership in 1998 in which the Navy I partnership received a full year of energy payments from Edison based upon Edison's avoided cost of energy. Edison has taken the position that the fixed energy price period expired in August 1997 for the Navy I partnership and in March 1999 for the

BLM partnership, and will expire in January 2000 for the Navy II partnership. See "Risk Factors--The Coso partnerships and their managing partners are currently involved in material litigation with Edison, their sole customer," "--General" and "Business--Legal Proceedings." The expiration of the fixed energy price period for the BLM partnership and the Navy II partnership and the concomitant switch to payments by Edison based upon its avoided cost of energy is likely to have a material adverse effect on net cash flows from operating activities of those two Coso partnerships as well. However, future cash flows from operating activities generated from revenues under the Coso partnerships' power purchase agreements, plus any subsidy payments that the Coso partnerships may receive under AB1890 through 2001 are expected to be sufficient to fund operating expenses, royalty expenses (including the Navy I partnership's obligations to make payments to the Navy sinking fund), payments of interest and principal on the senior secured notes and capital expenditures.

  Cash flows from investing activities at the Navy I partnership decreased from 1997 to 1998 by approximately $25.7 million, primarily due to the release in 1997 of approximately $22.5 million, held in a debt service reserve fund, and further decreased by an increase in capital expenditures in 1998 as compared to 1997. The increase from 1996 to 1997 in cash flows from investing activities of approximately $21.1 million is due to the same factors.

  Cash flows from investing activities at the BLM partnership decreased from 1997 to 1998 by approximately $39.6 million, primarily due to the release in 1997 of approximately $23.0 million held in a debt service reserve fund, and further decreased by an increase in capital expenditures of $16.6 million in 1998 as compared to 1997. The increase in capital expenditures by the BLM partnership in 1998 is due to the drilling of new wells and other capital expenditures relating to the steam sharing program. The increase from 1996 to 1997 in cash flows from investing activities of approximately $25.1 million is also due to the release in 1997 of the cash held in the debt service reserve fund, further increased by a decrease in capital expenditures in 1997 as compared to 1996 of approximately $2.3 million.

  Cash flows from investing activities at the Navy II partnership decreased from 1997 to 1998 by approximately $21.3 million, primarily due to the release in 1997 of approximately $22.4 million held in a debt service reserve fund, partially offset by a decrease in capital expenditures in 1998 as compared to 1997. The increase from 1996 to 1997 in cash flows from investing activities of approximately $18.3 million is also due to the release in 1997 of the cash held in the debt service reserve fund partially offset by an increase in capital expenditures in 1997 as compared to 1996.

  The increase in the Coso partnerships' cash flows from investing activities in 1997, as compared to 1996, was due to the release of the debt service reserve fund in February 1997, offset somewhat by higher capital expenditures in 1997, as compared to 1996.

  The Coso partnerships' cash flows from financing activities have fluctuated primarily as a result of cash distributions made to their partners. See "Certain Relationships and Related Transactions--Distributions to Caithness Energy and CalEnergy."

  A portion of the proceeds from the Series A notes offering was used to initially fund a Debt Service Reserve Account in the amount of $50.0 million. Amounts deposited in the Debt Service

Reserve Account will be available to pay principal of and interest on the senior secured notes if we are not able to meet our obligations to make those payments. See "Description of Series B Notes--Debt Service Reserve Account." The amount of funds held in the Debt Service Reserve Account will increase or decrease from time to time and will equal the amount of the scheduled principal and interest payment due on the senior secured notes for the immediately succeeding six months.

  The Navy I partnership is obligated to pay the Navy the sum of $25.0 million on or before December 31, 2009, the expiration date of the term of the Navy Contract. Payment of the obligation will be made from an established sinking fund to which the Navy I partnership has been making payments since 1987. As of March 31, 1999, there was approximately $7.7 million on deposit in this sinking fund, representing both sinking fund payments made by the Navy I partnership and accrued interest thereon. The Navy I partnership intends to make aggregate annual payments to this sinking fund of approximately $716,000 through 2009 with cash flows generated from operating activities. See "Business--Royalty and Revenue-Sharing Arrangements--Navy I."

  The Coso partnerships have established a Capital Expenditure Reserve Account which will be funded semi-annually in accordance with each Coso partnership's operating budget and schedules thereto approved by our independent engineer. The Capital Expenditure Reserve Account is pledged as security for the senior secured notes. See "Description of Series B Notes--Capital Expenditure Reserve Account." We expect that capital expenditures of the Coso partnerships for the balance of 1999 to be approximately $18.8 million, based on each Coso partnership's operating budget.

Year 2000 Issue

  The Year 2000 issue refers to the fact that certain management information and operating systems use two-digit data fields which recognize dates using the assumption that the first two digits are "19" (for example, the number 98 is recognized as the year 1998). When the year 2000 occurs, these systems could interpret the year 2000 as 1900, which, in turn, could result in system failures or miscalculations. This could cause disruptions of operations at the Coso projects and at Edison, their sole customer.

  The Coso partnerships have implemented a comprehensive program to address the potential impact of the Year 2000 issue. This program involves several stages, including inventory and impact assessment, remediation, testing and implementation. The inventory and impact assessment of the information technology infrastructure, computer applications and computerized processes embedded in certain operating equipment has been completed, and most of the necessary modifications have been remediated, tested and implemented. However, the testing and implementation of one particular system, the failure of which would severely impair the operations of the Coso projects, has not been completed but final testing and implementation is expected to be completed during the second quarter of 1999. This program is expected to be completed during the second quarter of 1999.

  The Coso partnerships depend substantially for their operating revenues on Edison's purchase of all electrical energy generated by the plants. If Edison fails to fulfill its contractual obligations under the power purchase agreements because it has failed to resolve its own Year 2000 issues, it could have a material adverse effect on the Coso partnerships' revenues and ability to make payments on their project notes and guarantees. The Coso partnerships have contacted Edison. Edison indicated that its Year 2000 program will be completed by December 31, 1999. Further, Edison has reported in its annual report filed on Form 10-K for the year ended December 31, 1998, that its informational and operational systems have been assessed, and detailed plans have been developed to address modifications required to be completed, tested and operational by December 31, 1999. The Coso partnerships will continue to contact Edison in an effort to minimize any potential Year 2000 compliance impact, however, it is not possible to guarantee Edison's compliance. Edison and other third parties might fail to resolve timely their own Year 2000 issues, or might experience delays or changes in the estimated time it takes to fix these problems.

  The total costs expended to date for the Year 2000 program has been minimal. The Coso partnerships expect to incur a nominal amount in the future to make their computer systems Year 2000 compliant.

  The Coso partnerships' Year 2000 contingency planning is currently underway to address risk scenarios at the operating level (such as generation and transmission), as well as at the business level (such as procurement and accounting) and include developing strategies for dealing with the most reasonably likely worst case scenario concerning Year 2000-related processing failures or malfunctions caused by internal systems that would include a temporary disruption of service to Edison or the possible disruption of electricity sales to Edison due to Edison's failure to resolve their own Year 2000 issues in a timely manner. Contingency plans are expected to be completed by mid-1999, allowing the second half of 1999 for implementation of the contingency plan.

  Although we believe that we and the Coso partnerships have an effective program in place to adequately address the Year 2000 issue in a timely manner, failure of third parties upon whom the Coso partnerships' business relies could result in disruption of the Coso partnerships' generation of revenues and payments on their project notes. Accordingly, the amount of potential liability and lost revenue cannot be reasonably estimated at this time. See "Risk Factors--The Coso partnerships could be materially adversely affected by unanticipated Year 2000 compliance problems."

                                    BUSINESS

The Coso Projects

  The Coso projects consist of three 80 MW geothermal power plants, which we call Navy I, BLM and Navy II, and their transmission lines, wells, gathering system and other related facilities. The Coso projects are located near one another in the Mojave Desert approximately 150 miles northeast of Los Angeles, California, and have been generating electricity since the late 1980s. Unlike fossil fuel-fired power plants, the Coso projects' power plants use geothermal energy derived from the natural heat of the earth's interior to generate electricity. Since geothermal power plants have no fossil fuel costs, we believe our plants enjoy higher and more stable gross operating margins than fossil fuel-fired power plants with similarly rated capacities.

  The Navy I partnership owns Navy I and its related facilities, the BLM partnership owns BLM and its related facilities and the Navy II partnership owns Navy II and its related facilities. The Coso partnerships and their affiliates own the exclusive right to explore, develop and use, currently without any known interference from any other power developers, a portion of the Coso Known Geothermal Resource Area. See "--The Coso Known Geothermal Resource Area." Since 1991, the Coso partnerships have drilled 56 geothermal wells, approximately 91% of which have contributed to the commercial production of geothermal energy.

  The geothermal power plants, each of which has three separate turbine generator units, have consistently operated above their nominal capacities, and the combined average capacity factor for the plants has exceeded 100%, for each of the last six years. For the three months ended March 31, 1999, the plants operated at a combined average capacity factor of approximately 99.3%.

  The Coso partnerships sell 100% of the electrical energy generated at the plants to Edison under three long-term Standard Offer No. 4 power purchase agreements. Each power purchase agreement expires after the last maturity date of the senior secured notes. Edison is one of the largest investor-owned electric utilities in the United States. As of December 31, 1998, Edison reported in its 1998 annual report total assets of $16.9 billion and operating revenues of $8.8 billion. Edison was, as of the date of this prospectus, rated A1 by Moody's and A+ by Standard & Poor's.

  Under the power purchase agreements, the Coso partnerships receive the following payments:

  . Capacity payments for being able to produce electricity at certain levels. Capacity payments are fixed throughout the lives of the power purchase agreements;

  . Capacity bonus payments if they are able to produce electricity above a specified higher level. The maximum capacity bonus payment available is also fixed throughout the lives of the power purchase agreements; and

  . Energy payments which are based on the amount of electricity their respective plants actually produce.

  Energy payments are fixed for the first ten years of firm operation under the power purchase agreements. Firm operation was achieved for each Coso partnership when Edison and that Coso partnership under its power purchase agreement agreed that each generating unit at a plant was a reliable source of generation and could reasonably be expected to operate continuously at its effective rating. After the first ten years of firm operation and until its power purchase agreement expires, Edison makes energy payments to the Coso partnership based on its avoided cost of energy. Edison's avoided cost of energy is Edison's cost to generate electricity if Edison were to produce it itself or buy it from another power producer rather than buy it from the relevant Coso partnership. See "Risk Factors--Future energy payments paid by Edison to the Coso partnerships will most likely be less than historical energy payments because they will be paid based on Edison's avoided cost of energy."

  Edison has taken the position that the fixed energy price period expired in August 1997 for the Navy I partnership and in March 1999 for the BLM partnership, and will expire in January 2000 for the Navy II partnership. The Coso partnerships believe that the power purchase agreements provide that each of the three separate turbine generator units at each Coso project has its own full ten-year fixed energy price period. This issue is one of several currently in dispute and subject to an ongoing lawsuit between, among others, the Coso partnerships and Edison. Without making any statement on the outcome of this or any other dispute with Edison, for purposes of this prospectus only, including the historical and pro forma financial information included herein, we have assumed that the fixed energy price period expires ten years after the first of the three generator units at each respective Coso project established firm operation. We believe that this assumption is conservative and reasonable for purposes of this prospectus given that we cannot predict the outcome of this issue. See "Risk Factors--The Coso partnerships and their managing partners are currently involved in material litigation with Edison, their sole customer" and "Business--Legal Proceedings."

  The Edison power purchase agreements will expire:

  . in August 2011 for the Navy I partnership;

  . in March 2019 for the BLM partnership; and

  . in January 2010 for the Navy II partnership.

  As of March 31, 1999, the unaudited combined net book value of the property, plant and equipment of the Coso partnerships was approximately $471.0 million, including approximately $158.4 million at the Navy I partnership, $163.2 million at the BLM partnership and $149.4 million at the Navy II partnership.

 AB1890 Energy Subsidy Payments

  In addition to receiving payments under the power purchase agreements, the Navy I partnership and the BLM partnership currently qualify for subsidy payments from a special purpose state fund established under AB1890. The California Energy Commission administers the fund. AB1890 provides in part for subsidy payments from 1998 through 2001 to power generators using renewable sources of energy, including geothermal energy, and who are being paid based on an avoided cost of energy basis. The funds are distributed in the form of a production incentive payment that subsidizes renewable energy producers when prices paid for their electricity are below certain pre-determined target prices. Under AB1890, the Navy I partnership and the BLM partnership are expected to receive in the future subsidy payments for energy delivered to Edison by the Navy I partnership or the BLM partnership, as the case may be, if Edison's avoided cost of energy falls below 3.0c per kWh. This subsidy is capped at 1.0c per kWh. The Navy II partnership should also qualify for these subsidy payments through 2001 once the fixed energy price period under its power purchase agreement expires.

  The Navy I partnership has granted a lien in favor of the California Energy Commission against any recovery that the Navy I partnership obtains against Edison which relates to the issue of when the fixed energy price period expires at its plant, as described above and under the heading

"Business--Legal Proceedings." The lien will secure approximately $477,000 of AB1890 funds to be paid by the California Energy Commission to the Navy I partnership with respect to the disputed period in 1998. The Navy I partnership has posted a bond in the same amount as additional security. We expect that the BLM partnership may need to do the same this year with respect to AB1890 payments to be paid by the California Energy Commission to the BLM partnership after March 1999. We estimate that the BLM partnership will need to secure approximately $350,000 of AB1890 payments and to post a similar bond. See "Risk Factors--The Coso partnerships and their managing partners are currently involved in material litigation with Edison, their sole customer" and "Business--Legal Proceedings."

Operating Strategy

  The Coso partnerships seek to maximize cash flow at the Coso projects through active management of the Coso projects' cost structure and the Coso geothermal resource. As a result of Caithness Acquisition's purchase of all of CalEnergy's interests in the Coso projects:

  . The Coso partnerships have retained two new operators at the Coso projects: FPL Operating and Coso Operating Company. FPL Operating operates and maintains all three plants, the transmission lines and the geothermal fields at the Coso projects under three short-term O&M agreements. Coso Operating Company, which is one of our affiliates, manages the geothermal resource, including well drilling, under three additional O&M agreements. Also:

    . FPL Operating and Coso Operating Company have retained substantially the same employees who were employed by the prior operator.
      Approximately 70% of the employees who currently work at the Coso projects' sites have been employed there since 1992; and

    . As a result of the change in operators and the restructuring of operator fees, the aggregate annual fees to be paid by the Coso partnerships to FPL Operating and Coso Operating Company have been reduced from approximately $7.5 million, which had been paid to CalEnergy, to approximately $2.0 million. Payment of these reduced operator fees have been subordinated to all payments to be made under the senior secured notes;

  . Caithness Acquisition, which recently purchased the managing partners of the Coso partnerships, has caused any management committee fees payable by each Coso partnership to its partners to be subordinated to all payments to be made under the senior secured notes;

  . The Coso partnerships expect to reduce annual non-fee related costs at the Coso projects, including insurance, maintenance and other costs, by approximately $1.9 million. However, the pro forma financial data included in this prospectus does not give effect to this cost savings; and

  . The Coso partnerships are expanding a steam sharing program they previously implemented among the Coso projects to enhance the management, and to optimize the overall use, of the Coso geothermal resource. As part of this program, the Coso partnerships plan to conserve the geothermal resource whenever possible by, among other things:

    . Transferring steam between and among the Coso projects and from BLM
      North, rather than drilling new wells at the Coso projects' sites prematurely; and

    . Expanding the flexible field-wide water reinjection program. See "--
      Steam Sharing Program."

  The Coso projects qualify as Small Power QFs under PURPA and the rules and regulations promulgated under PURPA by FERC. PURPA exempts the Coso projects from certain federal and state regulations. The Coso projects must continue to satisfy certain ownership and fuel-use standards to maintain their QF status. Since their inception, the Coso projects have satisfied these standards and we expect that they will continue to do so.

Purchase of CalEnergy Interests

  In late 1998, CalEnergy announced that it was planning to merge with MidAmerican Energy Holdings Company. As a consequence of the planned merger, FERC required CalEnergy to divest itself of at least a portion of its approximately 48% equity interest in the Coso projects if the Coso projects were to continue to qualify as QFs under PURPA. Each Coso partnership is required to operate and maintain its Coso project as a QF under its power purchase agreement and under the Indenture. See "--Overview of the Independent Power Industry."

  On February 25, 1999, Caithness Acquisition purchased all of CalEnergy's interests in the Coso projects. The purchase price consisted of $205.0 million in cash, plus $5.0 million in contingent payments, plus the assumption of CalEnergy's and its affiliates' share of debt outstanding at the Coso projects which then totaled approximately $67.0 million. In order to complete the purchase, Caithness Acquisition arranged for short-term debt financing in the principal amount of approximately $211.5 million. Caithness Acquisition used a portion of the proceeds from the Series A notes offering that it received from the Coso partnerships, together with funds from other sources, to repay all amounts owed under this short-term debt facility. See "Certain Relationships and Related Transactions--Purchase of CalEnergy Interests."

  As part of the purchase of CalEnergy's interests in the Coso projects, Caithness Energy will be required to pay the contingent payment upon the settlement, final judgment or other dismissal of the litigation with Edison described under the heading "Business--Legal Proceedings." The amount of the contingent payment will depend on the outcome of the litigation with Edison. If, as a result of the Edison litigation, the Coso partnerships are required to pay damages to Edison, then the amount of the contingent payment will be reduced by $0.50 for each $1.00 of damages in excess of any amounts owed to or received by the Coso partnerships from Edison. The amount owed to the Coso partnerships by Edison will include any amounts in excess of $5.7 million received by the Coso partnerships from Edison as a result of the dispute regarding the escalation of the fixed price energy payment schedule for 1999 and 2000. In no event will the amount of the contingent payment be greater than $5.0 million or will CalEnergy owe any payment to the Coso partnerships as a result of any adjustments to the amount of the contingent payment.

  In addition, the Coso partnerships and certain other affiliates of Caithness Energy entered into a future revenue agreement with CalEnergy. This agreement provides that the Coso partnerships and such affiliates will pay to CalEnergy one-seventh of the gross revenues from the Coso projects or any expansions thereof derived from certain energy-related arrangements with the U.S. Government. This agreement does not apply to currently existing arrangements that the Coso partnerships have with the U.S. Government or any extensions or renewals of those existing arrangements. The term of this agreement will expire on February 25, 2004, unless a new arrangement is entered into with the U.S. Government, in which case the term will expire upon the expiration of that new arrangement.

The Sponsor

  Caithness Energy, the principal operating subsidiary of Caithness Corporation, is a developer and owner of independent power projects and is the sponsor of the Coso projects. Since 1966, the current owners of Caithness Corporation have been involved in the development of long-term investment opportunities involving natural resources. Caithness Corporation is one of the two original sponsors of the Coso projects and formed Caithness Energy in 1995 to consolidate its ownership of independent power projects.

  Caithness Energy believes that it is currently the second largest owner of geothermal power projects in the United States, based on the total electrical generating capacity of its power projects. Through its controlled affiliates, Caithness Energy owns interests in seven geothermal plants, including the Coso projects, totaling 420 MW. Caithness Energy is also seeking to develop two additional geothermal power projects with a total potential electrical generating capacity of over 400 MW, and has interests in other operating power generating facilities, including solar, wind and natural gas, totaling an additional 400 MW.

  Caithness Energy typically partners with strategic investors in its power project investments. The largest such investors in the Coso projects currently are:

  . a subsidiary of FPL Energy, Inc., the independent power subsidiary of FPL
    Group, Inc., which is the parent company of Florida Power & Light Company, one of the largest investor-owned utilities in the United States; and

  . Dominion Energy, Inc., a subsidiary of Dominion Resources, Inc., which also is a large investor-owned utility. See "--The Coso Partnerships."

  The Coso partnerships and Coso Operating Company, one of the two existing operators of the Coso Projects and our affiliate, have been negotiating with FPL Operating and its affiliates to acquire all of the equity interests in the Navy I partnership held by one of FPL Operating's affiliates and to terminate the existing O&M agreements with FPL Operating. See "Prospectus Summary--Recent Developments--Negotiations with FPL Operating and its Affiliates."

  Caithness Energy is headquartered in New York City and has additional offices in California, Colorado and Florida.

The Coso Partnerships

  Affiliates of Caithness Energy and CalEnergy formed the Coso partnerships during the 1980s to develop, own and operate Navy I, BLM and Navy II. The Navy I partnership was formed in July 1987, the BLM partnership was formed in March 1988 and the Navy II partnership was formed in July 1989. The Coso partnerships own and operate the Coso projects. See "--Overview of the Coso Projects-- Project History."

  Each of the Coso partnerships has two general partners, a managing partner and a non-managing partner. The managing partner of the Navy I partnership is New CLOC Company, LLC, a Delaware limited liability company ("New CLOC"), the managing partner of the BLM partnership is New CHIP Company, LLC, a Delaware limited liability company ("New CHIP") and the managing partner of the Navy II partnership is New CTC Company, LLC, a Delaware limited liability company ("New CTC"). The non-managing partner of the Navy I partnership is ESCA LLC, a Delaware limited liability company ("ESCA"), the non-managing partner of the BLM partnership is Caithness

Coso Holdings, LLC, a Delaware limited liability company ("CCH"), and the non-managing partner of the Navy II partnership is Caithness Navy II Group, LLC, a Delaware limited liability company ("Navy II Group").

  ESCA, the non-managing partner of the Navy I partnership, is owned by affiliates of Caithness Energy and by ESI Geothermal, Inc., a Florida corporation ("ESI"). ESI is in turn indirectly wholly owned by FPL Energy, Inc. CCH and Navy II Group are owned by Caithness Energy-controlled entities. Dominion Energy, Inc. is a limited partner of a member of CCH and is a member of Navy II Group.

  Since Caithness Acquisition's purchase of all of CalEnergy's interests in the Coso projects in February 1999, Caithness Energy has indirectly wholly owned and controlled the managing partners of the BLM partnership and the Navy II partnership. Caithness Energy and its affiliates also control CCH, the non-managing partner of the BLM partnership, and Navy II Group, the non-managing partner of the Navy II partnership. In addition, while Caithness Energy has indirectly wholly owned and controlled the managing partner of the Navy I partnership since February 1999, it does not wholly own and control ESCA, the non-managing partner of the Navy I partnership. Caithness Energy, FPL Energy, Inc. and their respective affiliates collectively own and control ESCA. See "Management." Also see "Prospectus Summary--Recent Developments--Negotiations with FPL Operating and its Affiliates."

The Issuer

  We are a special purpose corporation and a wholly owned subsidiary of the Coso partnerships. We were formed for the purpose of issuing the senior secured notes for ourselves and on behalf of the Coso partnerships. The Coso partnerships have guaranteed our obligations to repay the senior secured notes.

  On May 28, 1999, the closing date of the Series A notes offering, we and the Coso partnerships completed the following transactions:

  . We sold $110,000,000 of our 6.80% Series A Senior Secured Notes due 2001 and $303,000,000 of our 9.05% Series A Senior Secured Notes due 2009 to the initial purchaser of the Series A notes pursuant to a purchase agreement, dated May 21, 1999, among the initial purchaser, the Coso partnerships and us;

  . We loaned all of the proceeds from the Series A notes offering to the Coso partnerships; and

  . The Coso partnerships, in turn, caused the net proceeds from the Series A notes offering, together with cash on their balance sheets and funds from other sources, to (1) retire all Coso project debt that existed prior to the Series A notes offering, including the payment of accrued and unpaid interest and premiums, of approximately $150.7 million, (2) initially fund the Debt Service Reserve Account established under the Depositary Agreement in the amount of $50.0 million, (3) repay approximately $216.9 million of short term debt, including accrued interest, incurred to purchase all of CalEnergy's interests in the Coso projects and (4) make distributions of the remaining balance to the owners of the Coso partnerships other than the beneficial owners of Caithness Energy.

  We have no other material assets, other than the loans we made to the Coso partnerships, and do not conduct any business, other than issuing the senior secured notes and making the loans to be Coso partnerships.

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Overview of the Independent Power Industry

  The Coso projects are part of the growing domestic independent power industry. Utilities in the United States have been the predominant producers of electric power since the early 1900s. In 1978, however, Congress enacted PURPA, which removed regulatory constraints relating to the production and sale of electricity by certain non-utility power producers. PURPA requires electric utilities to buy electricity from non-utility power producers that use renewable energy sources, known as Small Power QFs, or that produce both electric energy and useful thermal energy used for industrial, commercial, heating or cooling purposes, known as Cogeneration QFs. This encouraged companies other than electric utilities to enter the electric power production market. Under PURPA, electric utilities are required to comply with state law guidelines and, in general, must interconnect with and buy capacity and energy offered by non-utility power producers meeting certain ownership and, in the case of Cogeneration QFs, operating and efficiency standards, or, in the case of Small Power QFs, fuel use criteria, established by FERC if there is a need for such electricity and if it is priced at or below the utility's avoided cost of energy at the time of the agreements.

  According to the Edison Electric Institute, as of December 31, 1997 (the most recent data available, non-utility power producers represented approximately 8.5% of the installed generating capacity in the United States, accounting for approximately 11.8% of the total electric generation in 1997. Between December 31, 1993 and December 31, 1997, non-utility power producers represented approximately 44.5% of the new installed generating capacity added in the United States.

The Coso Known Geothermal Resource Area

  The Coso projects are located in an area that has been designated as a Known Geothermal Resources Area by the Bureau of Land Management pursuant to the Geothermal Steam Act of 1970. The Bureau of Land Management designates an area as a Known Geothermal Resource Area when it determines that a commercially viable geothermal resource is likely to exist there. There are over 100 Known Geothermal Resource Areas in the United States, most of which are located in the western United States in tectonically active regions.

  The Coso Known Geothermal Resource Area is located in Inyo County, California, approximately 150 miles northeast of Los Angeles. The Coso geothermal resource is a "liquid-dominated" hot water source contained within the heterogeneous fractured granite rocks of the Coso mountains. We believe the heat source for the Coso geothermal resource is a hot molten rock or "magma" body located at a depth of six-to-seven miles beneath the surface of the field. Geochemical studies indicate that the water in the Coso geothermal resource is ancient water that has been there since the ice age or longer.

  The Coso partnerships produce steam by drilling wells into the fracture systems, which tap into these reservoirs of hot water. These fractures act as the plumbing system within the geothermal resource, enabling hot fluids to circulate from deep within the earth's crust to drillable depths. Fractured systems of this type are common among geothermal systems throughout the world. As is typical in these types of complex geothermal reservoirs, it is often difficult to predict how well these new wells will perform, even when the new wells are located in close proximity to each other. The geothermal consultant's report prepared by GeothermEx, Inc., which is included in Exhibit C in this prospectus, provides additional information regarding the Coso geothermal resource.

  The Coso geothermal resource, which is a "liquid-dominated" system, is significantly different from a so-called "dry steam" system. Although a dry steam system contains more extractable energy

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per pound than does the mixture of steam and water from the Coso geothermal resource, we believe that the liquid-dominated Coso geothermal resource offers certain operating advantages. Production from geothermal systems over time results in a net loss of steam or fluid from the reservoir and consequently, a decrease in reservoir pressure within the system. The liquid portion of the fluid withdrawn from a liquid dominated system can be injected back into the reservoir at specific points, which provides a means of maintaining pressure support in the reservoir. In dry steam fields, no significant liquid fraction is available, and reservoir pressure maintenance may require the importation of water from an external source. The Coso geothermal resource is also relatively low in total dissolved solids as contrasted with other liquid-dominated geothermal resources. This contributes to less maintenance on the wells and pipes to eliminate the build up of dissolved solids, and results in longer well life.

Geothermal Energy

  Geothermal energy is:

    . an established and generally sustainable source of energy that releases significantly lower levels of emissions than result when energy is generated by burning fossil fuels;

    . derived from the natural heat of the earth when water comes sufficiently close to hot molten rock to heat the water to temperatures of 400 degrees Fahrenheit or more. The heated water then ascends toward the surface of the earth where, if geological conditions are suitable, it can be extracted for commercial use by drilling geothermal wells; and

    . a renewable source of energy so long as natural ground water flows and reinjection of extracted geothermal fluids are adequate over the long term to replenish the geothermal reservoir after geothermal fluids have been withdrawn.

  Compared to fossil fuel-fired power plants, geothermal energy facilities typically have higher capital costs, primarily as a result of wellfield development, but tend to have significantly lower variable operating costs.

Power Production Process

  The physical facilities used for geothermal energy production are substantially the same at Navy I, BLM and Navy II. The following diagram illustrates the geothermal energy production process:


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                            [DIAGRAM APPEARS HERE]

  The geothermal fluids produced at the wellhead consist of a mixture of hot water and steam. The mixture flows from the wellhead through a gathering system of insulated steel pipelines to high pressure separation vessels, or separators. There, steam is separated from the water and is sent to a demister in the power plant, where any remaining water droplets are removed. This produces a stream of dry steam, which passes through the high pressure inlet of a turbine generator, producing electricity. The hot water previously separated from the steam at the high pressure separators is piped to low pressure separators, where low pressure steam is separated from the water and sent to the low pressure inlet of a turbine generator. The hot water remaining after low pressure steam separation is injected back into the Coso geothermal resource.

  Steam exhausted from the steam turbine is passed to a surface condenser consisting of an array of tubes through which cold water circulates. Moisture in the steam leaving the turbine generators condenses on the tubes and, after being cooled further in a cooling tower, is used to provide cold circulating water for the condenser.

  The primary atmospheric emission control system at each of the Coso projects consists of surface condenser, non-condensable gas removal equipment and a gas compressor unit. In the initial periods of operations at the Coso projects, gases were mixed with hot water exiting the low pressure separators and injected back into the Coso geothermal resource via injection wells. This practice of gas injection has been replaced with surface hydrogen sulfide abatement systems at each Coso project. The Coso partnerships installed a "Dow Sulferox H\\2\\S" abatement system at BLM in 1992 and "LO-CAT II" abatement systems at Navy I and Navy II in 1994. Both systems utilize a patented chemical process which transforms hydrogen sulfide gas into elemental sulfur, which can

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then be sold. For certain legal proceedings relating to the installation of the
"Dow Sulferox H\\2\\S" abatement system, see "--Legal Proceedings."

  All three plants are designed to operate 24 hours per day, every day of the year. Each year, three of the turbine generators are shut down for approximately two weeks for regular inspection, maintenance and repair. FPL Operating, the operator of the plants, will attempt to schedule these shut-downs during off-peak periods. Additionally, outages during weekends, which are considered off-peak periods, are scheduled twice a year for each of the nine units. You should read the independent engineer's report prepared by Sandwell Engineering Inc. and included in Exhibit A of this prospectus for more information about the plants. It has a description of the status of the current operations at each plant and their ability to maintain current levels of operations.

Overview of the Coso Projects

 Project History

  In December 1979, CalEnergy signed the Navy Contract. Under the Navy Contract, the Navy granted to CalEnergy exclusive contractual rights to explore for, develop and use a portion of the Coso Known Geothermal Resource Area located at the United States Naval Air Weapons Center at China Lake, California. In 1980, an affiliate of Caithness Corporation and CalEnergy formed a joint venture partnership, which is known as China Lake Joint Venture, to develop jointly the geothermal resources in this area, and the Navy Contract was subsequently assigned to China Lake Joint Venture. In 1983 and 1984, China Lake Joint Venture negotiated the power purchase agreements with Edison. See "Summary Descriptions of Principal Agreements Relating to the Coso Projects-- Power Purchase Agreements." In April 1985, CalEnergy entered into an Offer to Lease and Lease for Geothermal Resources with the Bureau of Land Management, which we call the BLM lease. By assignment from CalEnergy of the BLM lease, Coso Land Company, another joint venture entity formed by affiliates of Caithness Corporation and CalEnergy, obtained a leasehold interest in land adjacent to the Navy lands for geothermal exploration and development.

  In 1986, China Lake Joint Venture directly assigned to the Navy I partnership portions of its interests under the Navy Contract in connection with the construction of Navy I. In 1988, China Lake Joint Venture assigned to the Navy II partnership portions of its interests under the Navy Contract in connection with the construction of Navy II. It also retained a residual interest in the Navy Contract. In 1988, the BLM lease was assigned to the BLM partnership. Also, in 1989, the BLM partnership and the Navy II partnership transferred certain of their respective rights to the BLM/Navy II Transmission Line described under "Transmission Lines" below to Coso Transmission Line Partners, a California general partnership of which the BLM partnership and the Navy II partnership are the general partners, in connection with the completion of Navy
II. Today, the rights under the Navy Contract are vested in the Navy I partnership, the Navy II partnership and Coso Transmission Line Partners, with the residual interest held by China Lake Joint Venture, and the rights under the BLM lease are vested in the BLM partnership. See "--The Coso Partnerships" and "--Purchase of CalEnergy's Interests."

 Plants

  Navy I. Navy I and its steam resource are located on the United States Naval Weapons Center at China Lake. It commenced operations in 1987. As of April 1, 1999, geothermal steam for Navy I was produced using 42 production and injection wells located within a radius of approximately

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3,000 feet of Navy I. Navy I consists of three separate turbine generators, known as Units 1, 2 and 3, each with approximately 30 MW of electrical generating capacity. Navy I's steam gathering and piping systems are cross-connected to Navy II via metered transfers to allow steam to be transferred from wells located on the real property covered by the LADWP leases to Navy I and between Navy I and Navy II pursuant to the steam sharing program. See "-- Steam Sharing Program." Unit 1 at Navy I commenced firm operation in 1987, and Units 2 and 3 at Navy I commenced firm operation during 1988. Navy I has an aggregate gross electrical generating capacity of approximately 90 MW, and operated at an average operating capacity factor of 94.6% in 1998, 103.2% in 1997 and 112.1% in 1996, based on a nameplate capacity of 80 MW.

  In January 1999, one of Navy I's three turbine generator units, known as Unit 1, automatically shut down when the stator coils attached to it experienced a ground fault. The stator coil was repaired, and Unit 1 was scheduled to return to service in March 1999. However, electrical faults recurred during the start-up testing stage of Unit 1's generators, and the Navy I partnership postponed Unit 1's return to service while it repaired the unit. Unit 1 returned to service prior to June 1, 1999, and is currently in service. The Navy I partnership had filed a claim in connection with Unit 1's shutdown under its business interruption and casualty insurance policies. It expects that any losses resulting from this shutdown will be covered by insurance, subject to a deductible of $500,000 for property damage and a 25-day deductible for business interruption. The other two turbine generator units at Navy I and the three generator units at BLM and Navy II are also currently in service.

  BLM. BLM and its steam resource are located on Bureau of Land Management property (other than the Bureau of Land Management property that is subject to the LADWP leases), within the boundaries of the United States Naval Weapons Center at China Lake. It commenced operations in 1989. BLM is comprised of turbine generators located at two different power blocks: the BLM East site and the BLM West site. The BLM East site is located approximately 1.3 miles east of the BLM West site. As of April 1, 1999, geothermal steam for BLM was produced using 36 production and injection wells located within a radius of approximately 4,000 feet from either the BLM East or the BLM West site. BLM consists of three separate turbine generators, known as Units 7, 8 and 9. Units 7 and 8 are located at the BLM East site, each with a generating capacity of approximately 30 MW, while Unit 9 is located at the BLM West site, with a generating capacity of approximately 30 MW. BLM's steam gathering and piping systems are cross-connected to Navy II via metered transfers to allow steam to be transferred between Navy II and BLM. See "--Steam Sharing Program." All three units commenced firm operation during 1989. BLM has an aggregate gross electrical generating capacity of approximately 90 MW, and operated at an average operating capacity factor of 104.4% in 1998, 99.6% in 1997, and 107.9% in 1996, based on a nameplate capacity of 80 MW.

  Navy II. Navy II and its steam resource are located on the United States Naval Weapons Center at China Lake. It commenced operations in 1989. As of April 1, 1999, geothermal steam for Navy II was produced using 37 production and injection wells located within a radius of approximately 6,000 feet of Navy
II. Navy II consists of three separate turbine generators, known as Units 4, 5 and 6, each with approximately 30 MW of electrical generating capacity. Navy II's steam supply systems are cross-connected to Navy I's and BLM's steam supply systems via metered transfers to allow steam to be transferred between or among the plants pursuant to the steam sharing program. See "--Steam Sharing Program." All three Navy II units commenced firm operation in 1990. Navy II has an aggregate gross electrical capacity of approximately 90 MW, and operated at an average operating capacity factor of 108.6% in 1998, 108.9% in 1997, and 110.6% in 1996, based on a nameplate capacity of 80 MW.

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 Transmission Lines

  The electricity generated by Navy I is conveyed over an approximately 28.8-mile 115 kilovolt ("kV") transmission line on Navy and Bureau of Land Management land that is connected to the Edison substation at Inyokern, California. The Navy I partnership owns and uses this transmission line (the "Navy I Transmission Line") and its related facilities. The electricity generated by BLM and Navy II is conveyed over an approximately 28.8-mile 230 kV transmission line on Navy and Bureau of Land Management land that is also connected to the Edison substation at Inyokern, California (the "BLM/Navy II Transmission Line"). Coso Transmission Line Partners owns the BLM/Navy II Transmission Line and related facilities. FPL Operating maintains the Navy I Transmission Line pursuant to an O&M agreement with Navy I and the BLM/Navy II Transmission Line pursuant to O&M agreements with the BLM partnership and the Navy II partnership.

 BLM North

  In 1997, LADWP assigned to Coso Land Company, one of our affiliates, all of its rights and interests in three separate leases that it entered into with the Bureau of Land Management, including the right to use certain wells and related equipment located on the real property subject to these three leases. We call these three leases the LADWP leases. Under the LADWP leases, Coso Land Company has the right to drill for, extract, produce, remove, use, sell and dispose of the geothermal resources located on BLM North. Coso Land Company originally entered into the lease assignment with the LADWP to obtain access to additional steam to supplement the steam available for transfer among the Coso projects' plants under the steam sharing program. See "--Steam Sharing Program."

  Coso Land Company currently allows the Coso partnerships to have access to the geothermal resources underlying BLM North, although the Bureau of Land Management has not formally consented to this arrangement. As of April 1, 1999, the Coso partnerships were producing steam from two production wells located on one of the LADWP leases and were injecting fluids into an injection well located on a second LADWP lease. Another well located on the second LADWP lease is capable of producing geothermal steam, but it has not been connected to the Coso projects' gathering system. The third LADWP lease has no wells on it. The currently-producing wells located at BLM North are cross-connected to Navy I via metered transfers to allow steam to be transferred from these wells to Navy I. Under the steam sharing program, the Coso partnerships supplement the steam produced at BLM by transferring steam from the wells located at BLM North to Navy I.

  Coso Land Company has applied to the Bureau of Land Management for assignment to each Coso partnership of an undivided one-third interest in the LADWP leases as tenants-in-common. This assignment is subject to the consent of the Bureau of Land Management. The Bureau of Land Management's consent has recently been received but is subject to a requirement in the financing documents that certain additional title documentation be delivered to it, and that delivery is currently in process. Once this assignment becomes effective, the Coso partnerships will assume all of Coso Land Company's obligations under the LADWP leases and will reimburse Coso Land Company for the costs it incurred in acquiring the LADWP leases. These costs were approximately $1.0 million. See "Summary Description of Principal Agreements Relating to the Coso Projects--The LADWP Leases."

  The Coso partnerships' use of the geothermal resources at BLM North will be governed by a co-tenancy agreement. Under the co-tenancy agreement, each Coso partnership will have the right, subject to applicable consents, to use BLM North for geothermal resource production and injection

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purposes if it determines, in its exercise of reasonable business judgment, that it has insufficient steam economically available to it from other sources.

Power Sales

  The Coso partnerships sell all of the electrical energy generated at the plants to Edison under three substantially similar long-term Standard Offer No. 4 power purchase agreements. Under the power purchase agreements, the Coso partnerships receive capacity payments for being able to produce electricity at certain levels, capacity bonus payments if they are able to produce above a specified higher level and energy payments based on the amount of electricity their plants actually produce. The capacity and capacity bonus payment rates are fixed throughout the lives of the power purchase agreements. Energy payments are fixed for the first ten years of firm operation under the power purchase agreements. After the ten-year fixed energy price period expires, the Coso partnerships sell their electricity to Edison based on Edison's avoided cost of energy. Edison's avoided cost of energy is Edison's cost to generate electricity if Edison were to produce it itself or buy it from another power producer rather than buy it from the Coso partnerships. See "--Power Sales-- Energy Payments" and "Business--Legal Proceedings."

  The Navy I partnership's power purchase agreement expires in August 2011, the BLM partnership's power purchase agreement expires in March 2019 and the Navy II partnership's power purchase agreement expires in January 2010. See "Summary Descriptions of Principal Agreements Relating to the Coso Projects--Power Purchase Agreements."

 Capacity and Capacity Bonus Payments

  The Navy I partnership receives levelized firm capacity payments of $161.20 per kW year, the BLM partnership receives levelized firm capacity payments of $175.00 per kW year and the Navy II partnership receives levelized firm capacity payments of $176.00 per kW year. Contract capacity levels must be maintained during the on-peak periods of each month of an approximately four-month long period, which currently runs from June through September, in each year, for specified on-peak hours, at a rate equal to at least an 80.0% contract capacity factor. There is a 20.0% allowance for certain forced outages during the periods in each month in order to prevent a reduction in contract capacity. The power purchase agreement for the Navy I partnership specifies a contract capacity of 75 MW. The power purchase agreements for the BLM partnership and the Navy II partnership specify a contract capacity of 67.5 MW each. If a plant maintains the required 80% contract capacity factor during the applicable periods, the annual capacity payment will be equal to the product of the capacity payment per kWh stated in the power purchase agreements and the contract capacity.

  A Coso partnership may also receive capacity bonus payments to the extent that its plant's on-peak capacity performance exceeds 85.0% during on-peak hours in the months of June through September. From January 1, 1994 through December 31, 1998, the Coso partnerships have earned an average capacity bonus of approximately 97.0% of the maximum capacity bonus possible.

 Energy Payments

  The energy price component for electricity delivered to Edison is subject to a different pricing mechanism during the first ten years of each power purchase agreement, as discussed above. Edison has taken the position that the fixed energy price period expired in August 1997 for the Navy I partnership and in March 1999 for the BLM partnership, and will expire in January 2000 for the

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Navy II partnership. The Coso partnerships believe that the power purchase agreements provide that each of the three turbine generator units at each respective Coso project has its own full ten-year fixed energy price period. This issue is one of several currently in dispute and subject to an ongoing lawsuit between, among others, the Coso partnerships and Edison. Without making any statement on the outcome of this or any other dispute with Edison, for purposes of this prospectus only, including the historical and pro forma financial information included herein, we have assumed that the fixed energy price period expires ten years after the first of the three turbine generator units at each respective Coso project established firm operation. We believe that this assumption is conservative and reasonable for purposes of this prospectus given that we cannot predict the outcome of this issue. See "Risk Factors--The Coso partnerships and their managing partners are currently involved in material litigation with Edison, their sole customer" and "--Legal Proceedings."

  Although energy payments paid to the Navy I partnership and the BLM partnership are based upon 100% of Edison's avoided cost of energy, the way in which avoided cost of energy is calculated (currently based on a formula tied to the price of natural gas) is changing pursuant to the restructuring of the California electricity market. Under AB1890, the comprehensive restructuring legislation enacted in California in September 1996, the California Public Utilities Commission is required to calculate the short-term avoided cost of energy for payments made to non-utility power generators, such as the Coso projects, based on the clearing price paid by the California Power Exchange when certain conditions are met. These conditions include that (1) the California Public Utilities Commission has issued an order determining that the California Power Exchange is "functioning properly" and (2) either:

    (a) The fossil-fired generation units owned by the purchasing utility (such as Edison, San Diego Gas & Electric Company or Pacific Gas & Electric Company) are authorized to charge market-based rates and the variable costs of such units are being recovered solely through clearing prices being paid by the California Power Exchange or from contracts with the ISO; or

    (b) The purchasing utility has divested ninety percent of its gas-fired generation facilities that were operated to meet load in 1994 and 1995.

Divestiture of such gas-fired generation facilities by Edison and the other two large California utilities is expected to be complete by the end of 1999.

  It is likely that within the next two or three years, pursuant to AB1890, Edison's short-term avoided cost of energy will equal the then-prevailing market clearing price for wholesale energy at the California Power Exchange. Whether this pricing will be on an hourly basis, a daily or block average basis (i.e., a daily average, daily off-peak or daily on-peak time period averages) or some other variation has not been determined. The market clearing prices for wholesale energy on the California Power Exchange have occasionally for brief periods exceeded current energy prices paid by Edison under the power purchase agreements based on its short-term avoided cost of energy. This has occurred most often during high load conditions, warm weather and other daily or seasonal peak periods. At other times, the market clearing prices have been lower than Edison's short-term avoided cost of energy. No one can predict the outcome of the final implementation of this change in computing short-term avoided cost of energy, or the performance of California Power Exchange clearing prices over time. For further information, see "Risk Factors--Future energy payments paid by Edison to the Coso partnerships will most likely be less than historical energy payments because they will be paid based on Edison's avoided cost of energy," "Risk Factors--The operations of the Coso projects could be adversely affected by an inability to comply with regulatory standards" and "Regulation."

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  The electric industry in California has changed dramatically as a result of recent decisions by the California Public Utilities Commission and the enactment of AB1890 in September 1996. The new California electric market structure, including the ISO PX system, commenced operations on March 31, 1998. The California Power Exchange, through which Edison is required to sell power generated by QFs, is responsible for managing the transactions for all power auctioned through, and purchased by, market participants except those bound by contract. The complex grid operation, software, forecasting, bidding and market clearing mechanism of the ISO PX system has a limited operating history. Many elements of the new market structure present novel regulatory issues that have not yet been resolved, as well as many practical issues of implementation such as the development of systems, software and procedures for:

  . the California Power Exchange, which provides the auction process to match electricity supply and demand;

  . the independent system operator, or ISO, which has operational control of the transmission facilities of electrical utilities (including Edison); and

  . all of the market participants who will transact with the ISO PX system.

  If the still-developing ISO PX system fails or does not operate as anticipated, electricity generation, transmission and distribution in California may be materially and adversely affected. Edison's business may also be materially and adversely affected. Furthermore, since Edison's avoided cost of energy ultimately will be tied to the clearing price of the California Power Exchange, the ISO PX system's functionality will have a significant effect on the Coso partnerships.

Steam Sharing Program

  The Coso partnerships have previously implemented and intended to expand the steam sharing program which they established among the Coso projects under a Coso Geothermal Exchange Agreement they entered into in 1994. The purpose of the steam sharing program is to enhance the management, and to optimize the overall use, of the Coso geothermal resource. Pursuant to the steam sharing program, the Coso partnerships constructed an inter-project steam supply and water injection system which links the three Coso projects and BLM North together via metered transfer lines through which the Coso partnerships exchange steam and other geothermal resources with one another.

  As part of the steam sharing program, the Coso partnerships plan to conserve the geothermal resource whenever possible by, among other things, transferring steam between and among the Coso projects and BLM North, rather than drilling new wells at the Coso projects' sites prematurely, and expanding a flexible field-wide water reinjection program. See "--Power Production Process." While each of the Navy and the Bureau of Land Management has consented to the steam sharing program, each has reserved the right, in its sole discretion, to withdraw its consent to such transfers under certain circumstances. See "Risk Factors--The Navy could terminate the Coso partnerships' rights to use the Coso geothermal resource at any time" and "Summary Description of Principal Agreements Relating to the Coso Projects--Steam Sharing and Co-Tenancy Agreements."

  In 1998, the Navy I partnership and the Navy II partnership paid aggregate royalties to the Navy of approximately $5.6 million for steam transferred by Navy I to Navy II and by Navy II to BLM under the steam sharing program from geothermal resources located on the property on which Navy I or Navy II, as the case may be, are situated. Of this amount, the Navy I partnership paid approximately $1.4 million and the Navy II partnership paid approximately $4.2 million. The BLM

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partnership reimbursed the Navy II partnership approximately $1.4 million of the royalties paid by Navy II partnership. The BLM partnership did not pay a royalty for electricity generated by BLM for steam transferred from Navy property and sold to Edison.

Operations and Maintenance

  The operations and maintenance services for the Coso projects, including Navy I, BLM and Navy II, the Navy I Transmission Line and the BLM/Navy II Transmission Line, the wells, the gathering system and the other related facilities, are performed by FPL Operating and Coso Operating Company on behalf of the Coso partnerships pursuant to three separate O&M agreements with each of FPL Operating and with Coso Operating Company, each dated February 25, 1999. See "Summary Descriptions of Principal Agreements Relating to the Coso Projects--O&M Fees; Reduction in Fees."

  Until February 25, 1999, CalEnergy had been the exclusive operator of the Coso projects. Since that date, FPL Operating, an indirect wholly owned subsidiary of FPL Energy, Inc., has been operating and maintaining the Coso projects' plants, the transmission lines and the geothermal fields under three separate short-term O&M agreements. FPL Energy, Inc. is an indirect, wholly owned subsidiary of FPL Group, Inc., the parent holding company of Florida Power & Light Company, one of the largest investor-owned utilities in the United States. FPL Energy, Inc. was formed in 1998 to consolidate operations of the unregulated energy business sectors involved in domestic and international power generation. Florida Power & Light Company operates plants in its electric generating system with a combined capacity of approximately 15,500 MW. FPL Operating currently operates 56 electric generating facilities in the United States with a combined generating capacity of 3,933 MW. FPL Operating is managed by the same central operating group that operates the majority of Florida Power & Light Company's electric generating stations. The Coso partnerships and Coso Operating Company have been negotiating with FPL Operating and its affiliates to acquire all of the equity interests in the Navy I partnership held by one of FPL Operating's affiliates and to terminate the existing O&M agreement with FPL Operating. See "Prospectus Summary--Recent Developments--Negotiating with FPL Operating and its Affiliates."

  Coso Operating Company is a wholly owned subsidiary of Caithness Acquisition. It was initially formed by CalEnergy to facilitate the transfer of operational control of the Coso projects to Caithness Energy's affiliates. Since February 25, 1999, Coso Operating Company has been managing the geothermal resource, including well drilling, under three additional fixed price O&M agreements. See "Summary Descriptions of Principal Agreements Relating to the Coso Projects-- O&M Fees."

Royalty and Revenue-Sharing Arrangements

  The Coso partnerships are required to make royalty payments to, and are subject to other revenue-sharing arrangements with, the Navy, the Bureau of Land Management and certain other persons.

 Navy I

  Under the Navy Contract, as a royalty for Unit 1 at Navy I, the Navy I partnership is obligated to reimburse partially the Navy for electricity supplied to it by Edison from electricity generated at Navy I. The reimbursement payment is based upon a pricing formula included in the Navy Contract. For the year ended December 31, 1998, the Navy I partnership reimbursed the Navy approximately

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76.0% of the aggregate price paid by the Navy to Edison for electricity supplied to it by Edison. The percentage rate of reimbursement changes semiannually, but cannot exceed 95% of the price paid by the Navy to Edison, in accordance with a weighted index based on the Consumer Price Index and price indices for the oil industry, the electric power plant industry and the construction industry.

  In addition, with respect to Unit 1 at Navy I, the Navy I partnership is obligated to pay the Navy the sum of $25.0 million on or before December 31, 2009, the expiration date of the term of the Navy Contract. Payment of this obligation will be made from an established sinking fund to which the Navy I partnership has been making payments since 1987. As of March 31, 1999, there was approximately $7.8 million on deposit in this sinking fund, representing both sinking fund payments made by the Navy I partnership and accrued interest thereon. The Navy I partnership currently intends to make aggregate annual payments to this sinking fund of approximately $716,000 through 2009. Amounts currently on deposit in the sinking fund, along with future deposits in the sinking fund and interest accruing thereon, are being, and will be, held in an escrow account by a financial institution for the benefit of the Navy.

  For Units 2 and 3 at Navy I, the Navy I partnership's royalty expense is a fixed percentage of its electricity sales to Edison. The royalty expense is 15.0% of revenues received by the Navy I partnership through 2003 and will increase to 20.0% from 2004 through 2009, the expiration date of the Navy Contract. See "Summary Descriptions of Principal Agreements Relating to the Coso Projects--The Navy Contract." In the year ended December 31, 1998, the Navy I partnership paid aggregate royalties to the Navy of approximately $6.8 million, based on the current royalty rate of 15%.

 BLM

  The BLM partnership pays royalties to the Bureau of Land Management under the BLM lease. The royalty rate is 10% of the value of the steam produced by the BLM partnership. This royalty rate is fixed for the life of the BLM Lease. In 1998, the BLM partnership paid aggregate royalties of approximately $6.0 million to the Bureau of Land Management.

  In addition to this royalty, the BLM partnership is obligated to pay a royalty to Coso Land Company, a general partnership of which Caithness Acquisition and another affiliate of Caithness Energy are the general partners, in connection with the assignment of the BLM lease to the BLM partnership. See "Certain Relationships and Related Transactions--Royalty to Coso Land Company."

 Navy II

  The Navy II partnership pays royalties to the Navy under the Navy Contract. The Navy II partnership's royalty expense is a fixed percentage of its electricity sales to Edison. The royalty rate is 10.0% of electricity sales to Edison through 1999, and will increase to 18.0% from 2000 through 2004 and to 20.0% from 2005 through the end of the initial term. See "Summary Descriptions of Principal Agreements Relating to the Coso Projects--The Navy Contract." For the year ended December 31, 1998, the Navy II partnership paid aggregate royalties of approximately $11.9 million to the Navy, based on the current royalty rate of 10%.

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 BLM North

  Coso Land Company has applied to the Bureau of Land Management for assignment to each Coso partnership of an undivided one-third interest in the LADWP leases as a tenant-in-common. This assignment is subject to the consent of the Bureau of Land Management. The Bureau of Land Management's consent has recently been received but is subject to a requirement in the financing documents that certain additional title documentation be delivered to it, and that delivery is currently in process. Once this assignment becomes effective, the Coso partnerships will be required to pay $8.00 per acre in rent and additional rent to the Bureau of Land Management. When a leased property commences to produce geothermal steam, the Coso partnerships will pay monthly royalties under the LADWP leases of 10% of the amount or value of the steam produced, 5% of any by-products and 5% of commercially demineralized water. The Bureau of Land Management may establish minimum production levels and reduce the foregoing royalties if necessary to encourage the greater recovery of leased resources, or as otherwise justified. Until this assignment becomes effective, Coso Land Company will be required to make the above payments to the Bureau of Land Management. See "--Overview of the Coso Projects--BLM North" and "Summary Descriptions of Principal Agreements Relating to the Coso Projects--The LADWP Leases."

Insurance

  The Coso partnerships currently maintain property, business interruption, catastrophe and general liability for the Coso projects. The plants are insured for $600.0 million per occurrence for general property damage (limited to replacement costs) and $240.0 million per occurrence for business interruption, subject to a $25,000 deductible for property damage (and a $250,000 deductible for the turbine generator sets), with a 15-day deductible for business interruption and a 25-day deductible for machinery breakdown and earthquake. Catastrophic insurance (including earthquake and flood) is capped at $200.0 million for property damage, subject to a deductible of $2.5 million or 5.0% of the loss, whichever is greater. Liability insurance coverage is $51.0 million (occurrence based). Operators' extra expense (control of well) insurance is $10.0 million per occurrence with a $25,000 deductible. The above policies were issued by international and domestic carriers and syndicates with each company rated A- or better by A.M. Best Co. Inc.

  As part of the Series A notes offering, the Coso partnerships obtained title insurance policies in the aggregate amount of $200.0 million in favor of the Trustee. Primarily because of the nature of the rights obtained by one or more of the Coso partnerships from the Navy and the Bureau of Land Management, the insurance coverage afforded by these policies is narrower, and the exceptions to coverage are broader, then those which are commonly provided to companies that are engaged in activities similar to those of the Coso partnerships. No one can assure you that the title insurer or its reinsurers will be willing or able to satisfy any claims which may be made under those policies. Also, the coverage amounts may not be sufficient to satisfy amounts outstanding under the senior secured notes at any given time. See "Risk Factors--Although the Coso partnerships currently maintain insurance, loss proceeds might not be enough to satisfy our obligations under the Series B notes."

Employees

  We do not have any employees, and neither do the Coso partnerships. All of the employees who operate and maintain the Coso projects are currently employed by FPL Operating and Coso Operating Company. FPL Operating and Coso Operating Company have retained substantially the

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same employees previously employed by CalEnergy, the prior operator. As of May
1, 1999, FPL Operating employed 102 employees at the Coso projects, and Coso Operating Company employed 15 employees at the Coso projects. Approximately 70% of the employees who currently work at the Coso projects' sites have been employed there since 1992.

  None of FPL Operating's or Coso Operating Company's employees are covered by any collective bargaining agreement. We believe that FPL Operating's and Coso Operating Company's employee relations are good.

Environmental Matters

  The Coso partnerships are subject to environmental laws and regulations at the federal, state and local levels in connection with their development, ownership and operation of the Coso projects. These environmental laws and regulations generally require that a wide variety of permits and governmental approvals be obtained to construct and operate an energy-producing facility. The facility must then operate in compliance with the terms of these permits and approvals. If the Coso partnerships fail to operate the facility in compliance with applicable laws, permits and approvals, governmental agencies could levy fines or curtail operations.

  We believe that each of the Coso partnerships is in compliance in all material respects with all applicable environmental regulatory requirements applicable to its Coso project, and we believe that maintaining compliance with current governmental requirements will not require a material increase in capital expenditures or materially adversely affect that Coso partnership's financial condition or results of operations. It is possible, however, that future developments, such as more stringent requirements of environmental laws and enforcement policies thereunder, could affect capital and other costs at the Coso projects and the manner in which the Coso partnerships conduct their business.

Legal Proceedings

 Edison Litigation

  On June 9, 1997, Edison filed a lawsuit in the Superior Court of Los Angeles County (later transferred to Inyo County), California, against CalEnergy, the Coso partnerships and the managing partners of the Coso partnerships--China Lake Operating Company, now known as New CLOC; Coso Technology Corporation, now known as New CTC; and Coso Hotsprings Intermountain Power, Inc., now known as New CHIP. We collectively refer to the defendants in Edison's lawsuit as the Coso Parties. In this lawsuit, Edison asserts breach of contract claims against the Coso Parties that relate to the alleged surreptitious venting of certain non-condensable gases from unmonitored reinjection wells located adjacent to the plants. The Coso Parties have been vigorously defending themselves against Edison's claims.

  The events relating to Edison's breach of contract claims date back to the late 1980's and mid-1990's, and focus on the plants' initial period of operations. The plants had difficulty at that time achieving full compliance with applicable air quality district regulations which, the Coso Parties believe, was due in large part to defective equipment installed during the construction of the plants, as more fully discussed below. As a result, the Coso partnerships self-reported to the Great Basin Unified Air Pollution Control District a series of instances of venting primarily from the plants, and the Great Basin Unified Air Pollution Control District issued Notices of Violations (which are the functional equivalent of an allegation, not an adjudication of any violation). The Coso partnerships

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chose not to contest these Notices of Violations and paid the agreed-upon fines. There was no formal finding that any environmental violations occurred.

  Edison does not base its claims against the Coso Parties on this self-reported venting. Rather, Edison alleges that CalEnergy, the prior operator of the plants, surreptitiously vented hydrogen sulfide gas from unmonitored reinjection wells in violation of applicable operating permits and environmental laws and regulations. Edison alleges that the Coso partnerships did not report some or all of these alleged violations and breached their contractual obligations to comply with all applicable laws, rules and regulations. Edison argues that a provision in the power purchase agreements requiring the Coso partnerships to comply with applicable laws, rules and regulations allows it to seek damages for any such failures. Edison also asserts that the output of the plants would have been lower but for the alleged surreptitious venting.

  Originally, Edison sought to terminate the three power purchase agreements with the Coso partnerships and to recover damages equal to the total amount Edison had paid for electricity delivered by the Coso partnerships to Edison since inception. In June 1998, the Coso partnerships obtained a ruling from the trial court dismissing Edison's efforts to terminate the three power purchase agreements. In addition, the trial court ruled that Edison could not recover damages based on the total amount that Edison had paid to the Coso partnerships for electricity delivered under the power purchase agreements. Edison's damage theory is now limited to breach of contract damages for energy deliveries which it believes were higher than they would have been had the alleged surreptitious venting not occurred. Edison seeks damages spanning an extended period of time based on the difference between the contract price it paid to the Coso partnerships for the excess electricity they allegedly delivered and the spot market price it would have paid for the amount of such excess electricity.

  In October 1997, the Coso Parties filed a motion for summary judgment arguing that Edison's claims were barred by the 1993 Settlement Agreement (as defined below) and that the statute of limitations for Edison's claims had expired. In June 1993, Mission Power Engineering Company, a California corporation, and The Mission Group, a California corporation (collectively, the "Mission Entities"), on behalf of themselves and their respective subsidiaries and affiliates, including Edison, and CalEnergy and the Coso partnerships, for themselves and on behalf of their respective subsidiaries and affiliates, entered into a Settlement Agreement and Release dated June 9, 1993 (the "1993 Settlement Agreement"). The Mission Entities were at that time, and still are, affiliates of Edison. The 1993 Settlement Agreement resolved, among other things, certain claims the Coso partnerships asserted against the Mission Entities for the Mission Entities' alleged defective construction of the Coso projects.

  Pursuant to three "turnkey" engineering procurement and construction contracts entered into in the late 1980's, the Mission Entities had agreed to construct Navy I, BLM and Navy II so that these plants operated in compliance with all applicable laws, rules and regulations. The Coso partnerships' claims against the Mission Entities related in significant part to the Mission Entities' alleged breach of this contractual provision. The 1993 Settlement Agreement also provided for mutual releases of claims, whether known or unknown, arising out of or relating to the construction of the Coso projects. The trial court denied the Coso Parties' motion for summary judgment, finding that triable issues of fact existed. The Coso Parties also assert other defenses, including, among others, that Edison's claims for damages are not causally related to the alleged venting and do not state legally cognizable claims.


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  In September 1997, the Coso Parties filed a cross-complaint against Edison and the Mission Entities. In its present form, the cross-complaint alleges, among other things, breach of contract claims, violations of state law and of decisions rendered by the California Public Utilities Commission, and that Edison's lawsuit constitutes a breach of the 1993 Settlement Agreement. The Coso partnerships have each asserted three separate breach of contract claims against Edison under the power purchase agreements and are seeking damages in excess of $125 million, exclusive of interest, accruing through the life of the respective applicable contractual provisions. The three breach of contract claims are as follows:

  . First, Edison has refused to pay the forecasted energy prices as to each of the three units at each respective Coso project--Navy I, BLM and Navy II--for the full ten-year "First Period" under the power purchase agreements. Edison has taken the position that the power purchase agreements provide that, with respect to each Coso project, the First Period expires ten years after the first unit for each respective Coso project established firm operation. This would mean that the fixed energy price period expired in August 1997 for the Navy I partnership and in March 1999 for the BLM partnership, and will expire in January 2000 for the Navy II partnership. The Coso partnerships argue, in contrast, that the power purchase agreements provide that each of the three units at each respective Coso project has its own full ten-year fixed energy price period. This would mean, for example, that each of Units 1, 2 and 3 at Navy I has its own separate ten-year fixed energy price period. Under Edison's position, the fixed energy price periods for Units 2 and 3 at Navy I end at the same time that Unit 1's fixed energy price period ends because Unit 1 was the first unit at Navy I to establish firm operation; accordingly, the fixed energy price periods for Units 2 and 3 are less than ten years.

  . Second, Edison has refused to accept the Coso partnerships' election of a simultaneous purchase and sale arrangement under which Edison is obligated to pay the full forecasted price for all energy produced by the Coso projects, without deduction for power used by the plants and their related operations, and to serve the Coso partnerships' power needs under a tariff applicable to industrial customers. Instead of accepting the Coso partnerships' election, Edison has paid the Coso partnerships for only the net amount of electricity delivered to Edison.

  . Third, Edison has refused to extend and escalate the price tables included in the power purchase agreements for the full ten-year fixed energy price period of forecasted prices. The Coso partnerships argue that Edison attached the wrong price tables to the power purchase agreements because the tables leave out the years 1999 and 2000.

  While we strongly dispute Edison's positions and believe the Coso partnerships' positions are the correct interpretations of the power purchase agreements, we have assumed, for purposes of this prospectus only, including the historical and pro forma financial information included herein, that (1) the full ten-year period expires after the first of the three units at each respective Coso project established firm capacity, (2) the Coso partnerships cannot make the election of a simultaneous purchase and sale arrangement and
(3) the pricing tables included in the power purchase agreements are correct. We believe that this assumption is conservative and reasonable for purposes of this prospectus given that we cannot predict the outcome of this issue.

  On September 9, 1997, the Coso partnerships filed a separate lawsuit in the Superior Court of Inyo County, California, against Edison seeking restitution and injunctive relief for unfair competition and false advertising. The unfair competition claim raises a series of electric industry

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issues concerning Edison's alleged program of anti-competitive activities aimed at QFs, such as the Coso projects, and at other competitors, including electric service providers or "ESPs." The Coso partnerships have also alleged that Edison willfully violated decisions and orders of the California Public Utilities Commission, which includes a claim for punitive damages in an unspecified amount.

  In December 1997, the Superior Court consolidated Edison's and the Coso partnerships' lawsuits into one proceeding. The parties to the consolidated actions had been engaged in extensive discovery and motion practice, discovery (other than expert discovery) was scheduled to be completed by December 31, 1999 and a trial date had been set for March 1, 2000.

  However, these dates have been vacated, and no new dates have been set, pursuant to a stipulation entered into by the parties and an order of the trial court. In essence, Edison and the Coso Parties have agreed to a moratorium on all ongoing activities in these lawsuits from March 29, 1999 to September 30, 1999, in order to explore the possibility of reaching a negotiated settlement. Edison and the Coso Parties have agreed to attempt to mediate their disputes and have scheduled a mediation session for the week of September 7, 1999, before a former California supreme court justice. If the parties are unable to reach a negotiated settlement by September 30, 1999, the lawsuits will continue where they left off, and the court will probably set a trial date for late spring or early summer of 2000.

  Neither we, the Coso partnerships nor anyone else can predict at this time whether Edison will prevail on its claims against any or all of the Coso Parties or whether any or all of the Coso Parties will prevail on their claims against Edison, in part because pre-trial discovery has not been completed and is now subject to the moratorium and because of the complexity of the factual and legal issues involved. Further, no one can give you any assurance that the parties will be able to reach a negotiated settlement of the lawsuits and, if they do, what the terms of such a settlement would be. It is possible that the parties will be unable to reach a settlement and Edison could recover significant damages. Edison has not yet provided the Coso Parties with any calculation or estimate of its alleged damages but, if the parties are unable to reach a negotiated settlement, the Coso Parties expect Edison to seek damages in an amount which would be material to the financial condition and results of operations of the Coso partnerships, either individually or taken as a whole.

 Dow litigation

  In addition, the BLM partnership is currently involved in an arbitration proceeding against Dow Chemical Company ("Dow"). The BLM partnership is seeking to recover certain damages incurred by the BLM partnership prior to 1998 as a result of problems associated with the installation by Dow in 1992 of a hydrogen sulfide abatement system at BLM. See "--Power Production Process." The arbitration proceeding is a result of a settlement agreement entered into between the BLM partnership and Dow in 1997 in which Dow stipulated to the issue of its liability based on negligent misrepresentation. Dow has not made any claims against the BLM partnership in the arbitration proceeding.

 Fuji litigation

  In March 1998, China Lake Plant Services, Inc., one of our affiliates, and the Coso partnerships filed a lawsuit in Superior Court of the State of California, County of Orange (Case No. 791982), against Fuji Electric Co., Ltd. and Fuji Electric Corporation of America for breach of warranty related to the Coso partnerships' nine geothermal turbine rotors. The Coso partnerships sought to

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recover repair costs and other damages totaling approximately $16.0 million incurred as a result of vibrations alleged to have occurred during operations, which resulted in cracking and one catastrophic failure. Fuji has not made any counterclaims against the Coso partnerships. The lawsuit is scheduled for trial in February 2000.

  However, on June 23, 1999, the parties to the lawsuit entered into a Settlement Agreement and Mutual Release which provides for the settlement of the breach of warranty claims made against Fuji and releases of all parties with respect to the subject matter of the lawsuit if the parties satisfy several specific conditions. If these conditions are satisfied, the lawsuit will be dismissed with prejudice. We cannot assure you that all of the specific conditions will be satisfied and, therefore, that the lawsuit will not go to trial as scheduled.

  Except as otherwise described above, the Coso partnerships are currently parties to various minor items of litigation, none of which, if determined adversely, would be material to the financial condition and results of operations of the Coso partnerships, either individually or taken as a whole.


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                       SUMMARY DESCRIPTIONS OF PRINCIPAL
                    AGREEMENTS RELATING TO THE COSO PROJECTS

  The following is a summary of selected provisions of certain principal agreements relating to the Coso projects. It is not a full statement of the terms of those agreements. Accordingly, the following summaries are qualified by reference to each of those agreements and are subject to the terms of the full text of each of those agreements. You can obtain copies of these agreements from us upon request (subject to possible confidentiality restrictions). See "Available Information."

Power Purchase Agreements

  In 1983 and 1984, China Lake Joint Venture negotiated three separate long-term Standard Offer No. 4 power purchase agreements with Edison. Subsequently, the first power purchase agreement was assigned to the Navy I partnership for Navy I, the second power purchase agreement was assigned to the BLM partnership for BLM and the third power purchase agreement was assigned to the Navy II partnership for Navy II. Under the terms of the power purchase agreements, the Coso partnerships have agreed to sell to Edison, and Edison has agreed to purchase, the electrical output at Navy I, BLM and Navy II. The power purchase agreement between each Coso partnership and Edison requires that the Coso partnership maintain the QF status of its Coso project throughout the contract term. Set forth below is a summary of certain terms and provisions contained in each power purchase agreement.

 General

  Each power purchase agreement provides for the sale to Edison of, in the case of Navy I, 75 MW of capacity and, in the case of each of BLM and Navy II, 67.5 MW of capacity. Each power purchase agreement also provides for the sale to Edison of all energy delivered at the point of interconnection, with electrical service required to operate the Coso projects being supplied by Edison.

 Terms of the Power Purchase Agreements

  The term of the Navy I partnership's power purchase agreement expires in August 2011, the term of the BLM partnership's power purchase agreement expires in March 2019 and the term of the Navy II partnership's power purchase agreement expires in January 2010. Each power purchase agreement is subject to earlier termination in accordance with its terms. Upon the expiration of its term, each power purchase agreement will remain in effect until either party terminates the agreement upon 90 days' prior written notice.

 Generating Facility

  Under the power purchase agreements, each Coso partnership must operate its generating facility in accordance with applicable utility industry standards, good engineering practices, and any and all laws, and maintain any necessary governmental authorizations and permits. Each Coso partnership must also reimburse Edison for any loss which Edison incurs as a result of the Coso partnership's failure to maintain necessary governmental authorization and permits.

  Under the power purchase agreements, Edison must pay the Coso partnerships capacity payments, capacity bonus payments and energy payments in accordance with each plant's electrical energy output.

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 Capacity Payments

  A plant qualifies for an annual capacity payment by meeting specified performance requirements on a monthly basis during an approximately four-month long on-peak period, which currently runs during the months of June through September of each year. The basic performance requirement is that the plant deliver an average kWh output during specified on-peak hours of each month in the on-peak period at a rate equal to at least an 80% contract capacity factor. The "contract capacity factor" equals (1) a plant's actual electricity output, measured in kWhs, during the hours of measurement, divided by (2) the product obtained by multiplying the plant's "contract capacity," as stated in the power purchase agreement applicable to such Coso project, by the number of hours in the measurement period. If a Coso project maintains the required 80% contract capacity factor during the applicable periods, the annual capacity payment will be equal to the product of the capacity payment per kWh stated in its power purchase agreement and the contract capacity.

  Navy I has a contract capacity of 75 MW, and the Navy I partnership has a capacity payment per kW year of $161.20 for an annual maximum capacity payment of approximately $12.1 million. BLM has a contract capacity of 67.5 MW, and the BLM partnership has a capacity payment per kW year of $175.00 for an annual maximum capacity payment of approximately $11.8 million. Navy II has a contract capacity of 67.5 MW, and the Navy II partnership has a capacity payment per kW year of $176.00 for an annual maximum capacity payment of approximately
$11.9 million. Although capacity prices per kWh remain constant throughout the life of each power purchase agreement, Edison disburses capacity payments on a monthly basis in accordance with a tariff schedule filed with the California Public Utilities Commission. Payments are made unevenly throughout the year, and are weighted toward the on-peak periods; currently, approximately 65% of the capacity payments received by the Coso partnerships from Edison are paid with respect to on-peak months, and 35% with respect to non-peak months.

  Except when caused by an uncontrollable event, if a Coso partnership does not satisfy the performance requirement, it may be placed on probation for up to 15 months, and, if the Coso partnership cannot satisfy the performance requirement during the probationary period, Edison may derate the contract capacity factor to a capacity equal to the greater of (1) the capacity actually delivered during the period when the performance requirement was not met or (2) the capacity at which the Coso partnership is reasonably likely to meet the performance requirement. However, if the Coso partnership's failure to meet the performance requirement is due to a forced outage on the Edison system or a request by Edison to cease or curtail delivery, then Edison must continue to make the full capacity payments. If a Coso partnership's energy deliveries are interrupted or reduced due to an uncontrollable event, Edison must continue to make full capacity payments to the Coso partnership for 90 days from the occurrence of the uncontrollable event.

 Capacity Bonus Payments

  Each Coso partnership is entitled to receive capacity bonus payments during both on-peak and non-peak months by operating at a contract capacity factor of between 85% and 100% during on-peak hours of each month. A plant qualifies for capacity bonus payments with respect to on-peak months provided that the plant operates at least at an 85% contract capacity factor during the on-peak hours of the month, and qualifies with respect to non-peak months if performance requirements for on-peak months have been satisfied and the plant also operates at a contract capacity factor of at least 85% during on-peak hours of the non-peak month.

  Capacity bonus payments for each month increase with the level of kWh delivered between the 85% and 100% contract capacity factor levels during the month. The annual capacity bonus payment

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for each month is equal to a percentage based on the plant's on-peak contract capacity factor (which percentage may not exceed 18% of one-twelfth of the annual capacity payment).

 Energy Payments

  In addition to capacity and capacity bonus payments, Edison must make monthly energy payments to each Coso partnership based on the amount of kWh of energy delivered by each plant. The energy price component for electricity delivered to Edison is subject to different pricing mechanisms for the first ten years of firm operation under each power purchase agreement than are applicable during the remaining term of each agreement. During the first ten years following the commencement of firm operation, the energy price per kWh varies between so-called on-peak and non-peak periods, but the average of these prices equals a fixed price per kWh specified in the power purchase agreements. After the first ten years of firm operation and until its power purchase agreement expires, Edison makes or will make energy payments to a Coso partnership based on Edison's avoided cost of energy.

  Edison has taken the position that the fixed energy price period expired in August 1997 for the Navy I partnership and in March 1999 for the BLM partnership, and will expire in January 2000 for the Navy II partnership. The Coso partnerships believe that the power purchase agreements provide that each of the three separate turbine generator units at each Coso project has its own full ten-year fixed energy price period. This issue is one of several currently in dispute and subject to an ongoing lawsuit between, among others, the Coso partnerships and Edison. Without making any statement on the outcome of this or any other dispute with Edison, for purposes of this prospectus only, including the historical and pro forma financial information included herein, we have assumed that the fixed energy price period expires ten years after the first of the three generator units at each respective Coso project established firm operation. We believe that this assumption is conservative and reasonable for purposes of this prospectus given that we cannot predict the outcome of this issue. See "Risk Factors--The Coso partnerships and their managing partners are currently involved in material litigation with Edison, their sole customer" and "Business--Legal Proceedings."

  After the expiration of the fixed energy price period under the power purchase agreements, Edison's monthly energy payment equals the product of the kWh purchased by Edison for each on-peak, mid-peak, and off-peak time period and Edison's published avoided cost of energy by time of delivery for each time period. Edison's published avoided cost of energy is currently based on a formula tied to the price of natural gas. Under AB1890, however, the California Public Utilities Commission is required to calculate short-term avoided energy costs for payments made to nonutility power generators such as the Coso projects based on the clearing price paid by the California Power Exchange when certain conditions are met. These conditions are discussed under the headings "Risk Factors--Future energy payments paid by Edison to the Coso partnerships will most likely be less than historical energy payments because they will be paid based on Edison's avoided cost of energy" and "Business--Power Sales-- Energy Payments."

 Changes in Contract Capacity

  Each Coso partnership may terminate its power purchase agreement or reduce its contract capacity by giving Edison the prescribed notice. Upon such reduction, the Coso partnership must refund Edison an amount of money equal to the difference between (1) the accumulated capacity payments already paid by Edison up to the time the notice is received and based on the original contract term and (2) the total capacity payments which Edison would have paid based on the Coso partnership's actual performance using the "adjusted capacity price," as well as interest at the current published Federal Reserve Board three months prime commercial paper rate on such amount.

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 Testing

  At least once a year, at the request of Edison, each Coso partnership must, at its own expense, demonstrate the ability of its plant to produce the contract capacity for a reasonable period of time pursuant to mutually agreed upon procedures.

 Outages

  Each Coso partnership must make all reasonable efforts to limit the outages of its generating facility. Each Coso partnership must also make reasonable efforts not to schedule routine maintenance in the months of June, July, August and September, and in no event shall outages for scheduled maintenance exceed a total of 30 peak hours during those months. Outage periods for scheduled maintenance may not exceed 840 hours in any 12-month period. Each Coso partnership may accumulate unused maintenance hours on a year-to-year basis up to a maximum of 1,080 hours. This accrued time must be used consecutively and only for major overhauls.

 Curtailment

  After the first ten years following the commencement of firm operation, Edison is not required to accept or purchase, and may request that the Coso partnership discontinue or reduce delivery of, energy during periods when such purchases would result in Edison incurring costs greater than those which it would incur if it instead generated energy from another of its sources or when its system demand would require that its hydro-energy be spilled to reduce generation. The power purchase agreements limit such curtailment to not more than 300 hours annually during off-peak hours.

 Uncontrollable Forces

  Each party to the power purchase agreements is relieved from its obligations under the relevant power purchase agreement (except for payment obligations) when and to the extent that it is rendered wholly or partly unable to perform its obligations by an uncontrollable force, provided that the nonperforming party (1) gives the other party written notice describing the particulars of the uncontrollable force within two weeks after the occurrence thereof, (2) uses its best efforts to remedy its inability to perform, and (3) does not suspend performance beyond the scope or duration required by the uncontrollable force. If one of the Coso partnership's deliveries to Edison are interrupted or reduced due to an uncontrollable force, Edison is required to continue capacity payments for 90 days from the occurrence of the uncontrollable force. If a party's ability to perform cannot be corrected when the uncontrollable force is caused by the actions or inactions of legislative, judicial or regulatory agencies, or other proper authority, the relevant power purchase agreement may be amended to comply with the legal or regulatory change which caused the nonperformance. If a loss of QF status occurs due to uncontrollable force and the relevant Coso partnership fails to make the changes necessary to maintain its Coso project's QF status, that Coso partnership will be required to compensate Edison for any economic detriment incurred by it as a result of such failure. "Uncontrollable Forces" include, but are not limited to, flood, drought, earthquake, storm, fire, pestilence, natural catastrophes, war, riot, strike, action or inaction of legislative, judicial or regulatory agencies or any occurrence beyond the control of the parties that cannot be overcome by the exercise of due diligence.

 Indemnification

  Under the relevant power purchase agreement each party has agreed to indemnify and hold harmless the other party, its directors, officers, and employees or agents from and against any loss,

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damage, claim, cost, charge, and associated costs and expenses, related to the injury to or death of any person or damage to the property of a third party arising out of the indemnifying party's construction, engineering, repair, supervision, inspection, testing, protection, operation, maintenance, replacement, reconstruction, use, or ownership of its facilities, other than for liability resulting from the indemnified party's sole negligence or willful misconduct. Each party is also responsible for claims brought by its contractors or employees and is required to indemnify and hold harmless the other party for any such costs.

 Insurance

  Under the power purchase agreements, each Coso partnership is obligated to obtain and maintain specified insurance coverages. If the Coso partnership fails to maintain the required insurance, it must indemnify Edison for any liabilities to the extent the insurance would have covered those liabilities.

 Interconnection

  The interconnection facility is designed, installed, operated and maintained pursuant to an Interconnection and Integration Facilities Agreement.

The Navy Contract

  In December 1979, CalEnergy entered into the Navy Contract with the Navy. The Navy Contract granted to CalEnergy exclusive contractual rights to explore, develop and use certain of the geothermal resource located within the United States Naval Air Weapons Center at China Lake, California. Those rights were subsequently transferred to China Lake Joint Venture, and certain of those rights were subsequently transferred from China Lake Joint Venture to the Coso partnerships. The Navy Contract has been modified on a number of occasions to provide for, among other things, the assignment of all of China Lake Joint Venture's rights under the Navy Contract to the Navy I partnership with respect to Navy I and to the Navy II partnership with respect to Navy II, the assignment of rights to the BLM/Navy II Transmission Line to Coso Transmission Line Partners and the approval by the Navy of the steam sharing program among the Coso partnerships. China Lake Joint Venture holds a residual interest in the Navy Contract. For more information, see "Business--Overview of the Coso Projects--Project History" and "--Steam Sharing and Co-Tenancy Agreements."

  The term of the Navy Contract is for thirty years, expiring in December 2009, after the last maturity date of the Series B notes. The Navy has the unilateral right to extend the term of the Navy Contract for a ten-year period by giving written notice. The Navy requires United States congressional approval to exercise its option to extend the term of the Navy Contract.

 Rights and Obligations

  Under the Navy Contract, the Navy I partnership and the Navy II partnership enjoy, among other things, exclusive contractual rights to explore, develop and use a portion of the Coso Known Geothermal Area in an area covering approximately 3,520 acres. It is possible that these rights do not constitute interests in real estate. See "Business--Insurance." The Navy I partnership and Navy II partnership enjoy all rights to the payments set forth in the Navy Contract, including all payments by

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Edison under the power purchase agreements, and termination payments in the event the Navy exercises its right to terminate the Navy Contract prior to the expiration of its term.

  With respect to Unit 1 at Navy I, the Navy I partnership is obligated to pay the Navy the sum of $25.0 million on or before December 31, 2009, the expiration date of the term of the Navy Contract. Payment of this amount will be made from an established sinking fund to which the Navy I partnership has been making payments since 1987. As of March 31, 1999, there was approximately $7.8 million on deposit in the sinking fund, representing both sinking fund payments and accrued interest thereon. The Navy I partnership currently intends to make aggregate annual payments to this sinking fund of approximately $716,000 through 2009. See "Management's Discussion and Analysis of Financial Condition and Result of Operations--Liquidity and Capital Resources."

  Both the Navy I partnership and the Navy II partnership are required to pay to the Navy royalties or the equivalent thereof, for electricity generated by Units 2 and 3 at Navy I and the three units at Navy II. The percentage royalty due to the Navy for Units 2 and 3 of Navy I is 15% of revenues received through 2003, 20% from 2004 through 2009, and, if the Navy elects to extend the term of the Navy Contract, 22.0% thereafter. The percentage royalty due to the Navy for Navy II is 10% of electricity sales through 1999, 18% from 2000 to 2004, 20% from 2005 through 2010, and, if the Navy elects to extend the term of the Navy Contract, 22.0% thereafter.

 Termination

  The Navy has the right to terminate the Navy Contract under circumstances that include the convenience of the Navy. The Navy has the right to terminate the contract at any time by giving the Navy I partnership or the Navy II partnership, or both, as applicable, six months' prior written notice for "reasons of national security, national defense preparedness, national emergency, or for any reasons the Contracting Officer shall determine that such termination is in the best interest of the U.S. Government."

  Upon the expiration of the Navy Contract, title to the wells and casings will revert to the Navy with no remuneration to the Navy I partnership or the Navy II partnership. Title to all of the fixtures, facilities and equipment will remain with the Navy I partnership and Navy II partnership. However, the Navy has an option to purchase all of the above mentioned fixtures, facilities and equipment (at a price to be determined), or the Navy may require that the Navy I partnership and the Navy II partnership remove the fixtures, facilities and equipment within a reasonable time after expiration of the Navy Contract, at no cost to the Navy.

  If the Navy were to terminate the Navy Contract, the Navy would be required to pay the Navy I partnership or the Navy II partnership or both, as applicable, for the unamortized portion of their exploratory investment and for their investment in installed power plant facilities. There is a cap on the amounts the Navy would be required to pay as compensation on such termination, based on the nameplate capacity of the turbine generators. With respect to each of the Navy I partnership and the Navy II partnership, for the first aggregate 25 MW, the cap is $2.7 million per MW, and for the next 25 MW (i.e., up to 50
MW), the cap is $2.5 million per MW. For 50 to 75 MW, the cap is $1.4 million per MW for the Navy I partnership and $2.3 million per MW for the Navy II partnership. For a total nameplate capacity of 75 MW for Navy I or Navy II, the total cap in termination compensation would be $165.0 million for the Navy I partnership and $187.5 million for the Navy II partnership. The total aggregate termination compensation for the Navy I partnership and the Navy II partnership would therefore be approximately $352.5 million. The Navy Contract does

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not provide for compensation to either the Navy I partnership or the Navy II partnership for the loss of anticipated profits resulting from such termination or to the BLM partnership for any detrimental effect on it from the termination of the Navy Contract.

  In addition to its right to terminate the Navy Contract, the Navy may, from time to time, impose certain access and operational restrictions on the Navy I partnership and the Navy II partnership for purposes of national security, personnel safety, protection of property or protection of the environment, and under certain circumstances may impose emission standards. The Navy has periodically ordered all personnel at the Coso projects to evacuate the facilities on several occasions. During evacuation periods, the operators continue to operate the Coso projects via a remote station located at the outskirts of the Navy base. This station currently utilizes rights of way that CalEnergy originally obtained from the Bureau of Land Management. CalEnergy recently assigned these rights of way to the Coso partnerships as tenants-in-common with the approval of the Bureau of Land Management. See "Risk Factors-- The Navy could terminate the Coso partnerships' rights to use the Coso geothermal resource at any time."

The BLM Lease

  On April 29, 1985, CalEnergy and the Bureau of Land Management entered into the BLM lease. Under the BLM lease, CalEnergy acquired a leasehold interest in approximately 2,550 acres of land, including the contractual right to drill for, extract, produce, remove, use, sell and dispose of the geothermal resource thereon. The land is also located at the United States Naval Air Weapons Center at China Lake. Through various assignments, effective May 1, 1988, the BLM lease was assigned to the BLM partnership. The BLM Lease was recorded on May 9, 1988, as Instrument No. 88-2092, in the Official Records of Inyo County, California, and the assignment to the BLM partnership was recorded on the same date.

  Coso Land Company intends to assign to the BLM partnership a leasehold interest granted by the Bureau of Land Management in an additional parcel of land (referred to as lease CA 11401) that is adjacent to the BLM lease. This assignment is subject to the consent of the Bureau of Land Management. The Bureau of Land Management's consent has recently been received but is subject to a requirement in the financing documents that certain additional title documentation be delivered to it, and that delivery is currently in process. The leasehold interest will expire on November 17, 2002 unless extended by production. In addition, Coso Land Company holds leasehold interests granted by the Bureau of Land Management in certain additional leases from the Bureau of Land Management. These additional leases are located within several miles of the property covered by the BLM lease. These additional leases are not currently producing any geothermal resources, are not expected to be needed for the Coso projects and may be surrendered to the Bureau of Land Management or allowed to expire.

  The primary term of the BLM lease has expired. The BLM lease provides, however, that the term of the BLM Lease will be extended automatically "so long thereafter as geothermal steam is produced or utilized in commercial quantities but shall in no event continue for more than forty (40) years after the end of the primary term." This automatic extension due to the continuation of production is termed being "held by production." Since the BLM lease is deemed "held by production," the BLM lease has been automatically extended and the BLM partnership continues to have rights under the BLM lease. The BLM partnership also enjoys a preferential right of renewal of the BLM lease for an additional 40-year term if geothermal steam is being produced or utilized in commercial quantities and the leased land is not needed for other purposes.

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  Pursuant to the BLM lease, the Navy controls all activities on the surface of the real property covered by the BLM lease. In addition, the BLM partnership must comply with certain "Navy Constraints on Naval Weapon Center Lands." These constraints include, among other things, certain security measures and restrictions of access, the Navy's right to suspend operations if an imminent threat to the environment is presented, permitting requirements, information and data exchange, and the Navy's right of inspection. For related information, see "--The Navy Contract." The Bureau of Land Management has retained the right to grant easements and other rights of way to third parties with respect to the leased property, so long as those rights do not create unnecessary or unreasonable interference with the BLM partnership's activities or the property.

  The BLM partnership pays royalties to the Bureau of Land Management under the BLM Lease. Royalties are 10% of the value of steam produced. This rate is fixed for the life of the BLM Lease. The Bureau of Land Management has the right to establish minimum and maximum production levels of steam after notice and a hearing, and the right to reduce the royalty rate if necessary to encourage the greater recovery of leased resources, or as otherwise justified.

  BLM leases that are "held by production" or that are known to contain wells capable of production of commercial qualities cannot be canceled without prior notice and a hearing. BLM leases can also be terminated by operation of law, as follows: (1) at the anniversary date, for failure to pay the full amount of the annual rental by that date, and (2) at the end of the primary term, if there is no production in commercial quantities, there is no producing well or actual drilling operations are not being diligently prosecuted.

  Upon termination of the BLM Lease, the BLM partnership is required to place all wells in condition for suspension or abandonment, reclaim the land and, within a reasonable time, remove all the equipment or improvements that the Bureau of Land Management does not deem necessary for the preservation of producible wells or protection of the environment.

O&M Agreements

 O&M Agreements with FPL Operating

  The Coso partnerships have entered into three separate O&M agreements with FPL Operating. The initial term of these O&M agreements is for three years with an automatic three year extension unless either party notifies the other party at least 90 days prior to expiration that it does not intend to extend the term of the O&M agreement. Except for certain services to be performed by Coso Operating Company, the plant operation and maintenance services are performed by FPL Operating pursuant to the O&M agreements. FPL Operating's O&M agreements provide that FPL Operating will do all things necessary or advisable for the proper operation and maintenance of the geothermal power facilities, the interconnection to the transmission line, the geothermal wells and related fluid handling, gathering and distribution systems and perform certain other services specified in the O&M agreements. It will also operate and maintain the Navy I Transmission Line and the BLM/Navy II Transmission Line.

  FPL Operating's general duties include, among others:

  . supervision of operations and maintenance at the plants, the interconnection to the transmission lines, the wells and related fluid handling, the gathering system and any and all technical and engineering support required for such operations and maintenance;

  . the purchase of all materials, supplies, consumables, parts, equipment, vehicles, utilities and other items necessary to conduct normal operations and maintenance;

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  . scheduling all outages and maintenance shutdowns;

  . contracting with third parties as may be necessary for the performance of specialized services;

  . maintaining safety and security programs;

  . complying with applicable laws and obtaining and maintaining all government permits, licenses and approvals required of FPL Operating in connection with the operation of the Coso projects; and

  . complying with all federal, state and local laws/ordinances and regulations relating to industrial hygiene or releases to the environment.

  As compensation for such services, each Coso partnership has agreed to pay to FPL Operating an annual fee of $134,000, $100,000 and $84,000 in the first, second and third years, respectively, of the O&M agreements with FPL Operating (or an aggregate of $402,000, $300,000 and $252,000, respectively). Adjustments to the compensation may be made if a "Change of Conditions" occurs. A Change of Conditions includes, among other things, modifications to the facility or the power purchase agreements, directions from the Coso partnerships to perform services different from, or in addition to, those originally contemplated, or the occurrence of an uncontrollable event. In addition, each Coso partnership has agreed to reimburse FPL Operating for all properly incurred costs and expenses and reimburse FPL Operating for the performance incentive bonuses that it pays its employees.

  The Coso partnerships have the right under the O&M agreements with FPL Operating to terminate those agreements upon six months' prior notice or under certain circumstances, including the occurrence of a total or partial failure of the geothermal wells and uncured defaults. FPL Operating also has the right to terminate any of its O&M agreements with the Coso partnerships upon six months' prior notice or under certain circumstances, including any material uncured default by the relevant Coso partnership.

  The Coso partnerships and Coso Operating Company have been negotiating with FPL Operating and its affiliates to acquire all of the equity interests in the Navy I partnership held by one of FPL Operating's affiliates and to terminate the existing O&M agreements with FPL Operating. See "Prospectus Summary--Recent Developments--Negotiating with FPL Operating and its Affiliates."

 O&M Agreements with Coso Operating Company

  The Coso partnerships have also entered into three field O&M agreements with Coso Operating Company. The terms of these field O&M agreements expire on December 31, 2009. Pursuant to these field O&M agreements, Coso Operating Company provides certain services for the Coso projects, including among others:

  . exploring for new well sites, drilling new wells, and completing, testing, and making available new wells for tie in to the resource gathering systems of the Coso projects;

  . drilling, testing, workover and repair work and making available new wells to the disposal system;

  . providing accounting, financial and tax services for the Coso partnerships; and

  . performing well workovers and related activities and all reservoir and resource management related services and reservoir engineering and geologic activities with respect to the field and sub-surface reservoir, including:

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   . scheduling and supervising well testing,

   . well surveys,

   . maintaining production data bases,

   . reservoir modeling,

   . identifying candidates for well workovers,

   . acid jobs,

   . providing reports on resource availability,

   . declines,

   . production projections,

   . targeting new wells,

   . providing three dimensional models of the reservoir,

   . maintaining and distributing maps, and

   . scheduling and supervising geologic geophysical and/or geochemical surveys.

  As compensation for such services, each Coso partnership has agreed to pay Coso Operating Company an annual fee of $532,000, $400,000 and $334,000 in the first, second and third years, respectively, of the O&M agreements with Coso Operating Company (or an aggregate of $1.6 million, $1.2 million and $1.0 million, respectively). In addition, each Coso partnership has agreed to pay all proper costs and expenses incurred by the Coso Operating Company and reimburse Coso Operating Company for the performance incentive bonuses that Coso Operating Company pays to its employees, as set forth in the O&M agreements with Coso Operating Company.

The LADWP Leases

  In 1997, LADWP assigned to Coso Land Company, one of our affiliates, all of its rights and interests in certain wells and related equipment located at BLM North. BLM North covers approximately 6,825 acres of land and is located adjacent to the real property covered by the Navy Contract. Under the LADWP leases, Coso Land Company has the right to drill for, extract, produce, remove, use, sell and dispose of the geothermal resources located on BLM North. Coso Land Company originally entered into the lease assignment with the LADWP to obtain access to additional steam to supplement the steam available for transfer among the Coso projects' plants under the steam sharing program.

  Coso Land Company has applied to the Bureau of Land Management for assignment to each Coso partnership of an undivided one-third interest in the LADWP leases as a tenant-in-common. This assignment is subject to the consent of the Bureau of Land Management. The Bureau of Land Management's consent has recently been received but is subject to a requirement in the financing documents that certain additional title documentation be delivered to it, and that delivery is currently in process. Once this assignment becomes effective, the Coso partnerships will assume all of Coso Land Company's obligations under the LADWP leases and will reimburse Coso Land Company for the costs it incurred in acquiring the LADWP leases. These costs were approximately $1.0 million.

  The primary terms of two of the LADWP leases expire on December 24, 2002, and the primary term of one of the LADWP leases expires on September 23, 2004. The terms of the LADWP leases

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will be extended automatically "so long thereafter as geothermal steam is produced or utilized in commercial quantities but shall in no event continue for more than forty (40) years after the end of the primary term. This automatic extension due to the continuation of production is termed being "held by production." Coso Land Company enjoys, and after the effective date of the assignment the Coso partnerships will enjoy, a preferential right of renewal of the LADWP leases for an additional 40-year term so long as geothermal steam is being produced or utilized in commercial quantities and the leased lands are not needed for other purposes.

  As of April 1, 1999, the Coso partnerships were producing steam from two production wells located on one of the LADWP leases (referred to as LADWP lease CA 11384) and were injecting fluids into an injection well located on a second LADWP lease (referred to as LADWP lease CA 11385). Another well located on the LADWP lease CA 11385 is capable of producing geothermal steam, but it has not been connected to the Coso projects' gathering system. The Bureau of Land Management has determined that LADWP lease CA 11384 is held by production. LADWP lease CA 11385 should also be deemed "held by production" and, although the Bureau of Land Management has not yet made that determination, we expect it to be automatically extended as well, but we cannot assure you it will be. Although the third LADWP lease (referred to as LADWP lease CA 11383) has no wells on it. The Coso partnerships expect that they may produce steam in the future from the property covered by the third LADWP lease.

Steam Sharing and Co-Tenancy Agreements

  The Coso partnerships have implemented and intend to expand a steam sharing program which they established under a Coso Geothermal Exchange Agreement, which we call the steam sharing agreement, entered into by the Coso partnerships in 1994 and amended in 1995. The purpose of the steam sharing program is to enhance management of the Coso geothermal resource and to optimize its overall benefits to the Coso partnerships. Pursuant to the steam sharing agreement, the Coso partnerships constructed an inter-project steam supply system which links the three Coso projects together via metered transfer lines through which the Coso partnerships may exchange steam and other geothermal resources with one another and thereby make optimum use of available steam to maximum revenues at the Coso projects. As part of this program, the Coso partnerships plan to conserve the geothermal resource whenever possible by, among other things, (1) transferring steam between and among the Coso projects and BLM North, rather than drilling new wells at the Coso projects' sites prematurely, and (2) extending a flexible field-wide water reinjection program.

  The Coso partnerships' use of BLM North will be governed by a Cotenancy Agreement that will provide for the shared ownership of the LADWP leases and two rights of way granted by the Bureau of Land Management that pertain to (1) an off-site location used for remote operation of the Coso projects when the Navy orders evacuations of the plants and fields and (2) the telephone lines used for the Coso projects. See "--The Navy Contract." Pursuant to this agreement, the Coso partnerships will each hold, as tenants-in-common, an undivided one-third working interest in the geothermal resources located at BLM North. The Cotenancy Agreement will entitle each of the Coso partnerships, subject to applicable consents, to use BLM North for geothermal resource production and injection purposes if the Coso partnership determines, in its exercise of its reasonable business judgment, that it has insufficient steam economically available to it from other sources.

  The steam sharing agreement requires that the Coso partnerships share equally in the cost of the inter-project steam supply system and includes a formula that is used to calculate the payments made between or among the Coso partnerships. In addition, transfers of steam made pursuant to the steam

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sharing program generates royalties due by the Coso partnerships to the Navy and the Bureau of Land Management. The formula for calculating the royalty due to the Navy has been incorporated by modification into the Navy Contract and has recently been amended to reflect the addition of the geothermal resources located on land covered by the LADWP leases. The royalty due to the Bureau of Land Management is governed by the underlying leases and an Agreement for the Calculation of Minerals/Revenues that was entered into in 1994. Each of the Navy and the Bureau of Land Management has provided the consents necessary for transfers of steam between and among the Coso projects pursuant to the steam sharing program, but it has, however, reserved the right to suspend, terminate or withdraw its consent in its sole discretion under certain circumstances.

  With respect to the use of the geothermal resources located under the land covered by the LADWP leases, the Navy has currently consented only to use by BLM of steam produced from those lands provided that any steam transferred from property leased from the Bureau of Land Management to Navy I or Navy II must be offset by transfers within the same month to BLM of steam from wells located on property leased from the Navy. The reason for the Navy's limited consent is to avoid the difficulties that arise by virtue of the fact that the energy price paid to the Navy II partnership under its power purchase agreement remains fixed rather than paid at Edison's avoided cost of energy. Once the fixed energy price period at Navy II expires in January 2000, we anticipate that the Navy will consent to additional transfers of steam between BLM North and the Coso projects.

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                                   REGULATION

Energy Regulation

 PURPA

  PURPA provides an electric generating project with rate and regulatory incentives and exemptions if the project is a QF. There are two types of QFs:
Small Power QFs and Cogeneration QFs. Under PURPA, a power production facility is a Small Power QF if (i) the facility satisfies certain maximum size criteria, (ii) the primary energy source of the facility is biomass, waste, renewable resources or any combination thereof, and 75% of the total energy input is from these sources, and (iii) the facility is owned by a person not primarily engaged in the generation or sale of electric power (other than electric power solely from cogeneration facilities or small power production facilities). The maximum size criteria, however, do not apply to a facility that is an "eligible solar, wind, waste or geothermal facility," as defined in
Section 3(17)(E) of the Federal Power Act. A facility qualifies for this exemption if: (1) it produces electric energy solely by the use, as a primary energy input, of solar, wind, waste or geothermal resources; (2) an application for certification or a notice of self-certification of qualifying status of the facility was submitted to the FERC prior to December 31, 1994; and (3) construction of the facility commenced prior to December 31, 1999. The Coso projects have satisfied these requirements and thus are exempt from the size limitation applicable to Small Power QFs.

  Under PURPA, QFs receive two primary benefits. First, PURPA exempts QFs, such as the Coso projects, from the definition of "electric utility company" under the Public Utility Holding Company Act of 1935 ("PUHCA"), most provisions of the Federal Power Act and certain state laws relating to financial, organization and rate regulation of electric utilities. Second, the regulations promulgated by FERC under PURPA require that (i) electric utilities purchase electricity generated by QFs, construction of which commenced on or after November 9, 1978, at a rate based on the purchasing utility's full "avoided costs" and (ii) the utilities sell supplementary, back-up, maintenance and interruptible power to QFs on a just and reasonable and nondiscriminatory basis. FERC's regulations define "avoided costs" as the "incremental costs to an electric utility of electric energy or capacity or both which, but for the purchase from the qualifying facility or qualifying facilities, such utility would generate itself or purchase from another source." Utilities may also purchase power at prices other than avoided cost of energy pursuant to negotiations as provided by FERC's regulations.

  We expect that the Coso projects will continue to meet all of the criteria required for certification as QFs under PURPA. If any Coso project were to fail to meet such criteria, the Coso partnership that owns that Coso project may become subject to regulation as a public utility company or its equivalent under PUHCA and the Federal Power Act. Each Coso partnership has warranted to Edison that it will maintain the QF status of its respective Coso project throughout the term of the related power purchase agreement and each of the Coso partnerships is required under the Indenture to maintain the QF status of its respective Coso project.

  As discussed under the heading "Risk Factors--The operations of the Coso projects could be adversely affected by an inability to comply with regulatory standards," it is possible, however, that (1) PURPA could be repealed or amendments to PURPA could be enacted that substantially reduce the benefits currently afforded QFs, or (2) the requirements for the Coso projects to maintain their status as QFs could be made more burdensome. In such event, operations at the Coso projects or compliance with the terms of the power purchase agreements could be adversely affected, and the

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Coso partnerships' ability to make payments under their project notes and guarantees, and our ability to make payments of principal, premium, if any, and interest on the Series B notes when due, could be materially and adversely affected.

 PUHCA

  PUHCA provides that any corporation, partnership or other entity or organized group that owns, controls or holds power to vote 10% or more of the outstanding voting securities of a "public utility company" (which is defined to include an "electric utility company" or a "gas utility company") or a company that is a "holding company" of a "public utility company" is subject to registration with the SEC and to regulation under PUHCA, unless exempted by SEC rule, regulation or order. An entity may also be deemed to be a holding company if the SEC determines, after providing notice and an opportunity for a hearing, that such entity exercises a controlling influence over the management or policies of any public utility or holding company as to make it necessary or appropriate in the public interest or for the protection of investors or consumers that such entity be regulated as a holding company. Unless an exemption is obtained, PUHCA requires registration for a holding company of a public utility company, and requires a public utility holding company to limit its utility operations to a single integrated utility system and to divest any other operations not functionally related to the operation of the utility system. In addition, a public utility company that is a subsidiary of a registered holding company under PUHCA is subject to financial and organizational regulation, including approval by the SEC of its financing transactions.

  The Energy Policy Act of 1992 (the "Policy Act") contains amendments to PUHCA that may allow the Coso partnerships to operate their businesses without becoming subject to PUHCA in the event that any Coso project loses its status as a QF. Under the Policy Act, a company may be exempted from PUHCA if it is engaged exclusively in the business of owning and/or operating one or more facilities used for the generation of electric energy exclusively for sale at wholesale and selling electric energy at wholesale. To qualify for such an exemption, a company must apply to FERC for a determination of eligibility, pursuant to implementing rules promulgated by FERC. However, since the power purchase agreements require each Coso partnership to maintain the QF status of its respective Coso project, obtaining this exemption would not eliminate the need to amend or replace the power purchase agreements if the current QF status is lost. Moreover, although the Policy Act and its implementing rules provide certain exemptions from PUHCA, the Policy Act may also encourage greater competition in wholesale electricity markets which could result in a decline in long-term rates to be paid by electric utilities, including Edison. Even if a Coso partnership obtained an exemption from PUHCA pursuant to the Policy Act and implementing rules, in the event that QF status is revoked or otherwise not maintainable, the applicable Coso partnership would be subject to regulation as a "public utility" under the Federal Power Act, as described below.

 Federal Power Act

  Under the Federal Power Act, FERC has exclusive rate-making jurisdiction over wholesale sales of electricity and transmission in interstate commerce. These rates may be based on a cost of service approach or may be determined through competitive bidding or negotiation. If a Coso project loses its QF status, the rates set forth in its power purchase agreement would have to be filed with FERC and would be subject to review by FERC under the Federal Power Act. Under FERC policy, the rates under those circumstances could be no higher than Edison would have paid for energy had it not been required to purchase from such Coso project under PURPA's mandatory purchase requirements, i.e., Edison's economy energy (incremental) cost during the period of non-compliance with QF requirements, unless the applicable power purchase agreement otherwise provides for alternative rates to apply in the event of such loss of QF status. The power purchase agreements do not contain such a provision nor do they contain provisions for a renegotiation of the rates to be paid for electric energy in the event of loss of QF status.

  The Federal Power Act and FERC's authority under the Federal Power Act subject public utilities to various other requirements, including accounting and record-keeping requirements; FERC approval requirements applicable to activities such as selling, leasing or otherwise disposing of facilities; FERC approval requirements for mergers, consolidations, acquisitions and the issuance of securities; and certain restrictions regarding affiliations of officers and directors. Certain of these requirements, however, are typically waived by FERC for public utilities that do not serve captive retail customers, for example, entities known as exempt wholesale generators, or EWGs. Accordingly, if a Coso project were to lose its QF status, the related Coso partnership may be able to obtain EWG status and FERC would likely extend the same waivers of certain of these requirements to that Coso partnership.

 State Regulation

  The Coso projects, by virtue of being QFs, are exempt from California rate, financial and organizational regulations that are applicable to public utilities. QFs, however, are not exempt from the California regulatory commission's general supervisory powers relating to environmental and safety matters.

  In the event the Coso projects were to lose their QF status, while they would become subject to the Federal Power Act and, potentially, PUHCA regulation, they would nonetheless continue to be exempt from public utility regulation under state law. Under California law, ownership or operation of a facility that produces power from other than a conventional power source, such as geothermal energy, does not make a company a public utility. Similarly, California law excludes from the definition of public utility a company that has been determined by FERC to be an exempt wholesale generator under PUHCA.

 Wheeling and lnterconnection

  Under the Federal Power Act, FERC is authorized to regulate the rates, terms and conditions for the transmission of electric energy in interstate commerce. This has been interpreted to mean that FERC has jurisdiction to prescribe the terms of and to set the rates contained in agreements for the transmission of electric energy when the applicable transmission system is interconnected and capable of transmitting energy across a state boundary, even if the utility has no direct connection with another utility outside its state but is interconnected with another utility that in turn has interstate connections with other utilities.

  FERC's authority under the Federal Power Act to require electric utilities to provide transmission service to QFs and other wholesale electricity producers has been significantly expanded by the Policy Act. Pursuant to the Policy Act, the Coso partnerships may apply to FERC for an order requiring a utility to provide transmission services in order to transmit power to a wholesale purchaser. FERC may issue such an order if FERC determines that such order would promote the economically efficient transmission and generation of electricity, would be just and reasonable and not unduly discriminatory or preferential and otherwise would be in the public interest, provided that the reliability of the affected electric systems would not be unreasonably impaired. In addition, in

April 1996, FERC issued an order directing transmission-owning utilities that are subject to FERC jurisdiction, including Edison, to file transmission tariffs providing for non-discriminatory transmission service on terms comparable to those the transmission owner imposed on itself. Edison has now complied with this open access order (although operational control of the majority of Edison's transmission facilities has now been turned over to the
ISO). In addition, the ISO has filed an open access tariff in compliance with the FERC order. As a result, the Coso partnerships would be able to obtain transmission service through the ISO (or through Edison's open access tariff, if necessary), subject to availability, should electricity sales to another purchaser be necessary or desirable. Thus, the Policy Act and FERC's open access order have presumably enhanced the Coso partnerships' ability to obtain transmission access necessary to sell electric energy or capacity to purchasers other than Edison if a power purchase agreement is terminated. There can be no assurance, however, that FERC would issue an order mandating transmission service for the Coso partnerships or that the rates for open access or FERC-ordered transmission service would be economical for the Coso partnerships.

 California Deregulation

  In September 1996, AB1890 was enacted to open electric generation in California to competition while leaving in place the regulated system of power transmission and distribution. Among the significant provisions of this legislation are (1) electric rate relief or rate freezes, (2) public benefit programs, (3) funding for the support of renewable generation and (4) transition mechanisms for utilities to recover stranded costs that have become uneconomic by the change in public utility law and the move to a competitive market. AB1890 reaffirmed that stranded costs resulting from above-market power purchase agreements which the California Public Utilities Commission had previously authorized for collection in rates, including the power purchase agreements, will be recoverable by the utility over the remaining terms of those power purchase agreements.

  An integral component of AB1890 is the formation of the California Power Exchange and ISO. The California Power Exchange is intended to operate like an open and transparent commodities market where power producers will compete to sell their generation and the ISO is intended to be a private entity that provides all market participants with non-discriminatory access to the transmission system, while maintaining system security and reliability. The California Power Exchange and ISO began operations on March 31, 1998. Since that time, the California Power Exchange has expanded its clearing mechanisms for day-ahead bidding, the only mechanism available at inception, to include an hour-ahead mechanism, beginning in August 1998. Further expansions of California Power Exchange clearing mechanisms are currently planned and scheduled for introduction in the near future. The ISO is also in the process of refining its operations and responding to market conditions such as the recent price spikes for certain ancillary services. Other aspects of ISO PX operations and services are in the process of implementation as well. As discussed under the headings "Risk Factors--The operations of the Coso projects could be adversely affected by an inability to comply with regulatory standards," and "Risk Factors--Future energy payments paid by Edison to the Coso partnerships will most likely be less than historical energy payments because they will be paid based on Edison's avoided cost of energy," the new market structure in California raises novel regulatory and implementation issues, which the various regulatory agencies and market participants are still in the process of resolving. The process of development of the ISO PX system will have significant effects on the Coso partnerships, given that Edison is currently required to sell QF power through the

California Power Exchange, and that Edison's avoided cost of energy will be set to equal the California Power Exchange clearing price in the next two or three years.

  In addition to actions taken by the California Legislature and regulation by the California Public Utilities Commission, bills have been and are being introduced into the United States Congress mandating the deregulation of the electric utility industry on the state level, as discussed above under the heading "Risk Factors--The operations of the Coso projects could be adversely affected by an inability to comply with regulatory standards."

                                   MANAGEMENT

Funding Corp.

  The following table sets forth the persons who currently serve as our directors and executive officers as of June 30, 1999:

   Name                  Age                          Position(s)
James D. Bishop, Sr. ...  65 Director, Chairman and Chief Executive Officer
Leslie J. Gelber........  42 Director, President and Chief Operating Officer
James D. Bishop, Jr. ...  39 Director, Vice Chairman
Christopher T.
 McCallion..............  37 Director, Executive Vice President and Chief Financial Officer
Larry K. Carpenter......  49 Director, Executive Vice President
James C. Sullivan.......  71 Director, Senior Vice President and Secretary
Mark A. Ferrucci........  47 Director
David V. Casale.........  36 Vice President and Controller
Robert E. Tucker........  46 Vice President
Barbara Bishop Gollan...  40 Vice President

  James D. Bishop, Sr., Chairman, Chief Executive Officer and a Director of Funding Corp. and of Caithness Energy, has served as a Director of Caithness Corporation since its inception in 1975. Mr. Bishop served as Caithness Corporation's President from its inception until December 1986 and as Chairman of Caithness Corporation from January 1987 until the present. Mr. Bishop also serves as a director for various other entities which engage in independent power production and natural resource exploration and development. Mr. Bishop holds a Master of Business Administration degree from Harvard Business School and a Bachelor of Arts degree from Yale University. Mr. Bishop is the father of James D. Bishop, Jr. and Barbara Bishop Gollan.

  Leslie J. Gelber, President, Chief Operating Officer and a Director of Funding Corp. and of Caithness Energy, has served as President and Chief Operating Officer of Caithness Corporation since January 1999. Prior to joining Caithness Corporation, Mr. Gelber served as President of Cogen Technologies, Inc., which is also engaged in the field of independent power production, from August 1998 until December 1998. From July 1993 to July 1998, Mr. Gelber served as President of ESI Energy, Inc., the non-regulated independent power company owned by FPL Group, Inc. Mr. Gelber holds a Master of Business Administration degree from the University of Miami and holds a Bachelor of Arts degree in Economics from Alfred University.

  James D. Bishop, Jr., Vice Chairman and a Director of Funding Corp. and of Caithness Energy, joined Caithness Corporation in 1988 and has served as President and Chief Operating Officer of Caithness Corporation from November 1995 until December 1998. Mr. Bishop also serves on all of the boards of directors and management committees of the entities and joint ventures affiliated with Caithness Corporation. Mr. Bishop holds a Master of Business Administration degree from the Kellogg Graduate School of Management at Northwestern University and holds a Bachelor of Science degree from Trinity College. Mr. Bishop is the son of James D. Bishop, Sr. and the brother of Barbara Bishop Gollan.

  Christopher T. McCallion, Executive Vice President, Chief Financial Officer and a Director of Funding Corp. and of Caithness Energy, served as Vice President and Controller of Caithness Corporation from July 1991 to November 1995, and has served as Executive Vice President and Chief Financial Officer of Caithness Corporation since November 1995. Mr. McCallion holds a Bachelor of Science degree from Seton Hall University.

  Larry K. Carpenter, Executive Vice President and a Director of Funding Corp. and of Caithness Energy, has served as an Executive Vice President of Caithness Corporation since January 1999. Prior to joining Caithness Corporation, Mr. Carpenter served as Vice President of Development at ESI Energy, Inc., the non-regulated independent power company owned by FPL Group Inc., from 1985 to December 1998. Mr. Carpenter holds a Bachelor of Science degree in Electrical Engineering from the University of Florida.

  James C. Sullivan, a Senior Vice President, Secretary and a Director of Funding Corp. and of Caithness Energy, has served as Senior Vice President, Secretary and a Director of Caithness Corporation since April 1996.
Mr. Sullivan attended Holy Cross Seminary at Notre Dame University, Indiana University and the University of Tokyo before graduating from the State University of California at Pasadena.

  Mark A. Ferrucci, a Director of Funding Corp., has served as the independent director of Funding Corp. since May 1999. Since 1997, Mr. Ferrucci has been an employee of CT Corporation System, an independent company that provides corporate and UCC services to businesses and law firms. From 1977 until 1992, Mr. Ferrucci served as CT Corporation System's Assistant Secretary and as Assistant Vice President of CT Corporation System from 1992 until the present.

  David V. Casale, a Vice President and the Controller of Funding Corp. and of Caithness Energy, joined Caithness Corporation in December 1991 and has served as a Vice President and as its Controller since November 1995. Mr. Casale holds a Bachelor of Arts degree from Adelphi University and is a Certified Public Accountant.

  Robert E. Tucker, a Vice President of Funding Corp. and of Caithness Energy, joined Caithness Corporation in September 1990 and has served as a Senior Vice President of Caithness Corporation since January 1993. Mr. Tucker holds a Master of Science degree in Mechanical Engineering and a Bachelor of Science degree in Mechanical Engineering from Purdue University.

  Barbara Bishop Gollan, a Vice President of Funding Corp. and of Caithness Energy, joined Caithness Corporation as Vice President in October 1990. Ms. Gollan has authored and co-authored a number of technical papers on geothermal systems, which were presented to the Geothermal Resources Council, the Geologic Society of America and the Stanford Geothermal Workshop. Ms. Gollan holds a Master of Science degree in Geology and Geochemistry from Stanford University and holds a Bachelor of Arts degree from Amherst College. Ms. Gollan is the daughter of Mr. James D. Bishop, Sr. and sister of James D. Bishop, Jr.

  Our Board of Directors recently appointed Mr. Ferrucci as an independent director. The unanimous affirmative vote of our Board of Directors (including Mr. Ferrucci) is required before we can take certain actions, including, but not limited to, (1) engaging in any business or activity other than issuing the senior secured notes and making the related loans to the Coso partnerships,
(2) incurring any debt, or assuming or guaranteeing any debt of any other entity, (3) dissolving or liquidating, (4) consolidating, merging or selling all or substantially all of our assets or (5) instituting any bankruptcy or insolvency proceedings.

  None of our directors and executive officers receives any compensation from us for his or her services, except that nominal compensation is paid in consideration for Mr. Ferrucci's services.

The Coso Partnerships

  Each of the Coso partnerships has two general partners, a managing partner and a non-managing partner. Under the amended and restated partnership agreement of each Coso partnership, the managing partner of the Coso partnership is generally responsible for the management and control of the day-to-day business and affairs of the Coso partnership and acts on behalf of the Coso partnership. The managing partner of the Navy I partnership is New CLOC, the managing partner of the BLM partnership is New CHIP and the managing partner of the Navy II partnership is New CTC. See "Business--The Coso Partnerships."

  Each managing partner is a limited liability company which is managed by a manager who is appointed by Caithness Acquisition, the sole member of each managing partner. The manager is responsible for the ordinary course management and operations by its Coso partnership of that partnership's Coso project. Caithness Acquisition has appointed itself as the manager of each managing partner. Caithness Acquisition has also appointed Mr. Ferrucci as the independent manager of each managing partner. (In addition, each of the managing members of the non-managing partners has appointed Mr. Ferrucci as the independent manager of that non-managing partner.) The approval of the independent manager is required before the managing partner (or the non-managing partner, as the case may be) may take certain actions that do not involve the ordinary course management and operations by the Coso partnerships of the Coso projects, including, among others, (1) commencing any bankruptcy or insolvency proceeding involving the managing partner, (2) incurring any debt in the name of the managing partner for which it would be liable, (3) dissolving, liquidating, consolidating or merging, or selling all or substantially all of the assets of, its respective Coso partnership, or (4) engaging in any business or activity other than acting as the managing partner of its respective Coso partnership. Each managing partner also has its own officers, who are also our officers, and who act on behalf of the managing partners of the Coso partnerships.

  Caithness Acquisition, a limited liability company, is the manager and sole member of each of the managing partners. Caithness Energy, as the manager and sole owner of Caithness Acquisition, has delegated its role as manager of Caithness Acquisition to the Caithness Acquisition board of directors, including the power to manage the managing partners of the Coso partnerships. Each managing partner's officers are also the officers of Caithness Acquisition. None of the persons acting on behalf of the Coso partnerships receives any compensation from the Coso partnerships for his or her services, except that nominal compensation is paid in consideration for Mr. Ferrucci's services.

  Caithness Energy is governed by a board of directors and not by its members. Our directors, other than Mr. Ferrucci, also currently serve as members of the board of directors of Caithness Energy. Under the limited liability company agreement of Caithness Energy, Caithness Corporation is entitled to appoint a number of members to the Board of Directors of Caithness Energy who hold, in the aggregate, a majority of the votes of all members of such board of directors. Caithness Corporation's present appointees are Messrs. Bishop, Sr., Bishop, Jr. and Sullivan. In addition, Messrs. Gelber, Carpenter and McCallion serve as voting members of the board of directors of Caithness Energy pursuant to their individual executive compensation agreements with Caithness Energy. These six individuals, together with Mr. Ferrucci, serve as the Caithness Acquisition board of directors.

 Management Committees

  Under the amended and restated partnership agreement of each Coso partnership, the managing partner of the Coso partnership is subject to the directives of a management committee which oversees the business operations of the Coso partnership. The managing partner of a Coso partnership may not take certain specific actions without the consent of the management committee of that Coso partnership. However, the management committee may not direct the managing partner of the Coso partnership to take any action over which the independent manager has exclusive authority without the requisite approval of the independent manager. The management committee of each Coso partnership consists of four delegates, two of which are appointed by the managing partner and two of which are appointed by the non-managing partner. Each partner may substitute or change its own delegates.

  Caithness Energy indirectly wholly owns and controls the managing partners of the BLM partnership and the Navy II partnership. Caithness Energy and its affiliates also control CCH, the non-managing partner of the BLM partnership, and Navy II Group, the non-managing partner of the Navy II partnership. Accordingly, Caithness Energy and its affiliates control the appointment of all four delegates to the management committees of the BLM partnership and the Navy II partnership.

  While Caithness Energy indirectly wholly owns and controls the managing partner of the Navy I partnership, it does not wholly own and control ESCA, the non-managing partner of the Navy I partnership. Caithness Energy and its affiliates and ESI collectively own and control ESCA. Caithness Energy and its affiliates have the right to control the appointment of the two managing partner delegates to the management committee of the Navy I partnership and, under ESCA's limited liability company agreement, one of the two non-managing partner delegates. In addition, under ESCA's limited liability company agreement, ESI has the right to control the appointment of the second non-managing partner delegate to the Navy I partnership's management committee, and that delegate has the right to veto any decisions made by the other non-managing partner delegate. Since decisions of the Navy I partnership's management committee requires at least one vote from each partner of the Navy I partnership, ESI has the right to veto any decisions made by that management committee.

  Under the amended and restated partnership agreements of the Coso partnerships, each partner may appoint one delegate with multiple votes. The names of the delegates appointed by affiliates of Caithness Energy and ESI to the management committees of the Coso partnerships are set forth below.

  Under the amended and restated partnership agreement of each Coso partnership, the management committee must hold meetings on a quarterly basis and on such other dates as may be called by any partner. A quorum of at least three delegates must be present to convene a meeting and/or vote on a management committee matter. Any action of the management committee must be taken by a majority vote of the delegates comprising the quorum at the meeting, but the vote must be composed of at least one affirmative vote by at least one delegate of the managing partner and one delegate of the non-managing partner. In lieu of meetings, actions may be taken without a meeting by written consent or confirmed telephonic vote of at least three delegates.

  The managing partner of a Coso partnership cannot make certain investment or business decisions without the express consent of the management committee of that Coso partnership. Those business decisions include, among others, those regarding sale or lease of partnership assets, pledge of partnership assets, execution or amendment of material contracts, engagement of outside consultants, termination of the Coso partnerships and approval of budgets. In addition, each Coso partnership's managing partner is required to prepare the annual capital expenditure and annual operating budgets for that Coso partnership and present it to the management committee for approval. If all or part of the proposed budget is not approved by the management committee in a timely fashion, the managing partner can retain an independent engineer to review the proposed budget. If the independent engineer certifies that the proposed budget is reasonably designed to permit the managing partner to operate and maintain a project of the type owned by the Coso partnership and to maximize revenues and net income, the proposed budget is deemed approved. If the independent engineer does not so certify, the budget will be the same as in the immediately preceding year, adjusted for inflation. Any controversies or claims arising out of the amended and restated partnership agreements that cannot be settled by agreement of the partners are to be settled by binding arbitration.

  As of April 1, 1999, the following persons were the members of the management committee of each Coso partnership, as applicable. Each person has two votes on each management committee on which he serves, except that Robert Tucker has only one vote on the management committee of the Navy I partnership and Kenneth
P. Hoffman has only one vote on the management committee of the Navy I partnership:

   Name                  Age                      Partnership(s)
James D. Bishop, Jr. ...  39 Navy I partnership, BLM partnership, Navy II partnership
Robert Tucker...........  46 Navy I partnership, BLM partnership, Navy II partnership
Kenneth P. Hoffman......  47 Navy I partnership

  Certain information regarding Messrs. Bishop and Tucker is provided above under "--Funding Corp."

  Kenneth P. Hoffman was appointed to the management committee of the Navy I partnership by ESI. Mr. Hoffman joined ESI Energy, Inc. in June 1989 and, since 1993, has been its Vice President of Business Management. Mr. Hoffman is currently a Vice President of FPL Energy, Inc. Prior to joining ESI Energy, Inc., Mr. Hoffman was employed by Florida Power & Light Company. Mr. Hoffman holds a Master of Business Administration degree from Florida International University and a Bachelor of Science degree from Rochester Institute of Technology.

Management Committee Fees

  The members of the management committees are not entitled to any direct compensation from us or the Coso partnerships. However, each Coso partnership previously paid to its two general partners annual management committee fees for their participation on the management committee of that Coso partnership. The following table sets forth, for the three months ended March 31, 1998 and March 31, 1999, and for the years ended December 31, 1996, 1997 and 1998, the total amount of management committee fees paid or payable by each of the Coso partnerships to its partners:

                                                                    Three Months Ended
                                                                      March 31, 1999
                                                              ------------------------------
                                                      Three
                                                     Months    Two Months  One Month
                          Year Ended December 31,     Ended      Ended       Ended
                         -------------------------- March 31, February 28, March 31,
                           1996     1997     1998     1998        1999       1999     Total
Navy I Partnership
  New CLOC.............. $    --  $    --  $    --   $   --     $   --      $12,000  $12,000
  Predecessor of New
   CLOC.................  143,000  143,000  147,000   55,000     25,000         --    25,000
  ESCA..................  214,000  214,000  221,000   37,000     37,000      18,000   55,000
                         -------- -------- --------  -------    -------     -------  -------
                         $357,000 $357,000 $368,000  $92,000    $62,000     $30,000  $92,000
BLM Partnership
  New CHIP.............. $    --  $    --  $    --   $   --     $   --      $12,000  $12,000
  Predecessor of New
   CHIP.................  145,000  145,000  148,000   56,000     25,000         --    25,000
  CCH...................  222,000  218,000  223,000   37,000     37,000      19,000   56,000
                         -------- -------- --------  -------    -------     -------  -------
                         $367,000 $363,000 $371,000  $93,000    $62,000     $31,000  $93,000
Navy II Partnership.....
  New CTC............... $    --  $    --  $    --   $   --     $   --      $12,000  $12,000
  Predecessor of New
   CTC..................  145,000  145,000  148,000   56,000     25,000         --    25,000
  Navy II Group.........  218,000  218,000  223,000   37,000     37,000      19,000   56,000
                         -------- -------- --------  -------    -------     -------  -------
                         $363,000 $363,000 $371,000  $93,000    $62,000     $31,000  $93,000

  The Coso partnerships no longer pay management committee fees to their managing partners. See "Certain Relationships and Related Transactions-- Management Committee Fees."

                                   OWNERSHIP

Funding Corp.

  As of June 30, 1999, our authorized capital stock consisted of 1,000 shares of common stock, par value $0.01 per share, of which 300 shares were outstanding. Our outstanding common stock is owned equally by the Coso partnerships.

Coso Partnerships

  Our directors and executive officers also act in similar capacities on behalf of the managing partner of each Coso partnership and, except for Mr. Ferrucci, on behalf of Caithness Acquisition and Caithness Energy. Several of these directors and executive officers beneficially own securities of Caithness Corporation. Caithness Corporation and its affiliates beneficially own all of the member interests of Caithness Energy.

  Caithness Energy is governed by a board of directors and not by its members. Our directors, except for Mr. Ferrucci, also currently serve as the members of the board of directors of Caithness Energy. Under the limited liability company agreement of Caithness Energy, Caithness Corporation is entitled to appoint a number of members who hold, in the aggregate, a majority of the votes of all members of such board of directors. Caithness Corporation's current appointees are Messrs. Bishop, Sr., Bishop, Jr. and Sullivan. In addition, Messrs. Gelber, Carpenter and McCallion serve as voting members of the board of directors of Caithness Energy pursuant to their individual executive compensation agreements.

  The following table sets forth, as of June 30, 1999, certain information regarding the beneficial ownership of our voting securities and the beneficial ownership of the voting securities of each of the Coso partnerships by:

  (1) each person who is known by us and the Coso partnerships to beneficially own 5% or more of our voting securities or 5% or more of the voting securities of any Coso partnership,

  (2) each of our directors and executive officers who also act in similar capacities on behalf of the managing partner of each Coso partnership and each of the delegates to the management committee of each Coso partnership, and

  (3) all of our directors and executive officers who also act in similar capacities for the managing partnership of each Coso partnership and all of the delegates to the management committee of each Coso partnership as a group.

  Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Except as otherwise noted, each person named below has an address in care of our principal executive offices.

        Beneficial Ownership of Funding Corp. and the Coso Partnerships

                                          Percent Indirect                  Percent Indirect
                         Percent Indirect    Beneficial    Percent Indirect    Beneficial
 Name and Address           Beneficial    Ownership in the    Beneficial    Ownership in the
  of Beneficial            Ownership in        Navy I      Ownership in the     Navy II
      Owner               Funding Corp.     Partnership    BLM Partnership    Partnership
James D. Bishop,
 Sr.(1)(2).............         1.1%            1.8%              --               1.5%
Leslie J.
 Gelber(1)(3)..........         --               --               --               --
James D. Bishop,
 Jr.(1)(4).............        31.4%            28.9%            35.0%            30.4%
Christopher T.
 McCallion(1)(3).......         --               --               --               --
Larry K.
 Carpenter(1)(3).......         --               --               --               --
James C.
 Sullivan(1)(5)........         2.8%             2.6%             2.9%             2.8%
Mark A. Ferrucci.......         --               --               --               --
David Casale(1)(3).....         --               --               --               --
Robert E.
 Tucker(1)(3)..........         --               --               --               --
Barbara Bishop
 Gollan(1)(3)(6).......         --               --               --               --
Kenneth P. Hoffman.....         --               --               --               --
 c/o FPL Energy, Inc.
 700 Universe Blvd.
 Juno Beach, FL 33408
Dominion Energy,
 Inc.(7)...............           *              --               5.2%             6.3%
 901 East Byrd Street
 Richmond, VA 23219
ESI Geothermal,
 Inc.(8)...............           *              5.0%             --               --
 c/o FPL Energy, Inc.
 700 Universe Blvd.
 Juno Beach, FL 33408
Mojave Energy
 Company(9)............         6.2%             5.5%             7.6%             5.3%
 c/o Davenport
  Resources, Inc.
 575 Lexington Avenue
 New York, NY 10022
All directors,
 executive officers and
 management committee
 delegates as a group..        35.3%            33.3%            37.9%            34.6%


---------------------
*  Less than 5.0%.
(1) The address of such person is c/o Caithness Coso Funding Corp., 1114 Avenue of the Americas, 41st Floor, New York, New York 10036-7790.
(2) The beneficial ownership of James D. Bishop, Sr.'s interests is based upon his ownership of shares of common stock of Mojave Power, Inc. and Mojave Power II, Inc. which own, indirectly through various entities, general partnership interests in the Navy I partnership and the Navy II partnership. In addition to these interests, James D. Bishop, Sr. is the beneficiary of The James D. Bishop Trust--1998 ("Bishop, Sr. Trust"), which owns shares of common stock of Caithness Corporation. Caithness Corporation owns, indirectly through various entities, general partnership interests in the Navy I partnership, the BLM partnership and the Navy II partnership, which collectively own all of the shares of common stock of Funding Corp. The voting rights to the shares of common stock of Caithness Corporation held by the Bishop, Sr. Trust have been transferred to The Caithness Entities Voting Trust, the trustee of which is James D. Bishop, Jr. The Bishop, Sr. Trust is irrevocable. James D. Bishop, Sr., therefore, does not have voting or investment power over these shares of common stock of Caithness Corporation.

(3) Owner of economic interests in the Coso partnerships through Caithness Corporation's employee incentive plans, which economic interests are not listed on this table. See "Certain Relationships and Related Transactions-- Interests of Management in Coso Projects."
(4) James D. Bishop, Jr. is: (i) the beneficiary of The James D. Bishop, Jr. Irrevocable Trust--1996 (the "Bishop, Jr. Trust"), which owns shares of common stock of Caithness Corporation, the voting rights of which have been transferred to The Caithness Entities Voting Trust, the trustee of which is James D. Bishop, Jr.; (ii) the owner of common stock of Caithness Corporation and of Mojave Power, Inc.; and (iii) the trustee of The Caithness Entities Voting Trust which possesses sole voting control over the shares of common stock of Caithness Corporation held by the Bishop, Sr. Trust, The Barbara Bishop Gollan Irrevocable Trust--1996 (the "Gollan Trust"), The Elizabeth Bishop DeLuca Irrevocable Trust--1996 and The Linda Bishop Fotiu Irrevocable Trust--1996. The interests listed in (i) and (ii) above entitle James D. Bishop, Jr. to the following indirect beneficial ownership interests: Funding Corp. (1.8%); Navy I partnership (1.4%); BLM partnership (1.7%); and Navy II partnership (2.4%). James D. Bishop, Jr. disclaims beneficial ownership of the interests listed in (iii) above.
(5) The beneficial ownership of James C. Sullivan's interests is based upon his ownership of shares of common stock of Caithness Corporation which owns, indirectly through various entities, general partnership interests in the Navy I partnership, the BLM partnership and the Navy II partnership, and his ownership of shares of common stock of Mojave Power, Inc. and Mojave Power II, Inc. which own, indirectly through various entities, general partnership interests in the Navy I partnership and the Navy II partnership.
(6) Barbara Bishop Gollan is the beneficiary of the Gollan Trust, which owns shares of common stock of Caithness Corporation. The voting rights to the shares of common stock of Caithness Corporation held by the Gollan Trust have been transferred to The Caithness Entities Voting Trust, the trustee of which is James D. Bishop, Jr. The Gollan Trust is irrevocable. Barbara Bishop Gollan, therefore, does not have voting or investment power over these shares of common stock of Caithness Corporation.
(7) Dominion Energy, Inc. owns: (i) a limited liability company membership interest in Caithness BLM Group, LP, a Delaware limited partnership, which owns a limited liability company membership interest in CCH, which owns a general partnership interest in the BLM partnership; and (ii) a limited liability company membership interest in Navy II Group which owns a general partnership interest in the Navy II partnership and a limited liability company membership interest in CCH, which owns a general partnership interest in the BLM partnership.
(8) ESI Geothermal, Inc. owns a limited liability company membership interest in ESCA, which owns a general partnership interest in the Navy I partnership.
(9) Mojave Energy Company owns limited liability company membership interests in Caithness Power, LLC, which owns, indirectly through various entities, general partnership interests in each of the Coso partnerships.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

O&M Fees; Reduction in Fees

  O&M Fees

  Prior to February 25, 1999, the date that Caithness Acquisition purchased of all of CalEnergy's interests in the Coso projects, CalEnergy and its affiliates acted as the plant and field operator at the Coso projects. They also maintained the Navy I Transmission Line and the BLM/Navy II Transmission Line. Under the amended partnership agreements of the Coso partnerships, CalEnergy was entitled to receive reimbursement of direct operating costs, reimbursement of approved allocable general and administrative costs and payment of operator fees in consideration for its services as the operator at the Coso projects. The Coso partnerships paid CalEnergy the aggregate amounts of approximately $7.5 million in each of 1998, 1997 and 1996 for such costs and fees. For the first two months of the three month period ended March 31, 1999, the Coso partnerships paid CalEnergy the aggregate amount of approximately $1.3 million for such costs and fees.

  In connection with Caithness Acquisition's purchase of all of CalEnergy's interests in the Coso projects, each Coso partnership retained FPL Operating and Coso Operating Company to operate its Coso project under separate O&M agreements with each. FPL Operating is an affiliate of ESI, which is a member of ESCA. Coso Operating Company is a wholly owned subsidiary of Caithness Acquisition. For additional information regarding the operations and maintenance services being performed by FPL Operating and Coso Operating Company at the Coso projects, see "Business--O&M Agreements."

  Under its O&M agreements with the Coso partnerships, FPL Operating operates and maintains all three plants, the transmission lines and the geothermal fields at the Coso projects. As compensation for such services, each Coso partnership has agreed to pay FPL Operating an annual O&M fee of $134,000, $100,000 and $84,000 in the first, second and third years, respectively, of the term of its O&M agreements (or an aggregate of $402,000, $300,000 and $252,000, respectively). In addition, each Coso partnership has agreed to pay to FPL Operating all properly incurred costs and expenses and reimburse FPL Operating for the performance incentive bonuses that it pays its employees, as set forth in the O&M agreements. For the last month of the three month period ended March 31, 1999, the Coso partnerships paid FPL Operating the aggregate amount of approximately $33,000 as its O&M fee. All fees payable to FPL Operating are subordinated to all payments to be made under the senior secured notes.

  Under its O&M agreements with the Coso partnerships, Coso Operating Company, among other things, manages the geothermal resource, including well drilling, at the Coso projects. As compensation for such services, each Coso partnership has agreed to pay Coso Operating Company an annual O&M fee of $532,000, $400,000 and $334,000 in the first, second and third years, respectively, of the term of its O&M agreements (or an aggregate of $1.6 million, $1.2 million and $1.0 million, respectively). In addition, each Coso partnership has agreed to pay all properly incurred costs and expenses and reimburse Coso Operating Company for the performance incentive bonuses that Coso Operating Company pays to its employees, as set forth in the O&M agreements. As of the date hereof, no O&M fees have been paid to Coso Operating Company. All fees payable to Coso Operating Company are subordinated to all payments to be made under the senior secured notes.

  Reduction in Fees

  As a result of Caithness Acquisition's purchase of all of CalEnergy's interests in the Coso projects and the resulting change in plant and field operators, annual operator fees and costs to be paid by the Coso partnerships to FPL Operating and Coso Operating Company have been reduced significantly from those previously paid to CalEnergy, the Coso projects' prior operator, and, since the closing date of the Series A notes offering, management committee fees previously payable to the managing partners of the Coso partnerships have been eliminated. In connection with this reduction in operator fees and the elimination of management committee fees payable to the managing partners, ESCA, CCH and Navy II Group, the non-managing partners of the Navy I partnership, the BLM partnership and the Navy II partnership, respectively, consented to an additional payment in the aggregate amount of $26.8 million to the managing partners of the Coso partnerships. For more information regarding the elimination of the managing partner management committee fees, see "--Management Committee Fees." This additional payment was made simultaneously with the closing of the Series A notes offering equally by each of the Coso partnerships. The aggregate amount of this payment represents the present value of the share of the reduction in future operator fees and the elimination of management committee fees payable to the managing partners of the Coso partnerships that the non-managing partners of each Coso partnership would have otherwise had to incur under their previous partnership and O&M agreements. The managing partners of the Coso partnerships caused this additional payment to be applied to repay the short-term debt their parent, Caithness Acquisition, incurred in connection with its purchase of all of CalEnergy's interests in the Coso projects. See "--Purchase of CalEnergy's Interests."

Management Committee Fees

  Each Coso partnership used to pay management committee fees to each of its general partners in consideration for its participation on the management committee of that Coso partnership. See "Management--Management Committee Fees." Each of the general partners then distributed these management committee fees to its own managing partner, which, in turn, distributed them, directly or indirectly, to Caithness Energy or CalEnergy, as the case may be.

  The following table sets forth, for the three months ended March 31, 1998 and March 31, 1999, and for the years ended December 31, 1996, 1997 and 1998, the total amount of management committee fees distributed or distributable to Caithness Energy and CalEnergy, respectively, for those periods:

                                                               Three Months Ended March 31,
                                                                           1999
                                                              ------------------------------
                                                      Three       Two         One
                                                     Months      Months      Month
                          Year Ended December 31,     Ended      Ended       Ended
                         -------------------------- March 31, February 28, March 31,
                           1996     1997     1998     1998        1999       1999     Total
Navy I Partnership
 Caithness Energy....... $214,000 $214,000 $221,000  $55,000    $37,000     $30,000  $67,000
 CalEnergy..............  143,000  143,000  147,000   37,000     25,000         --    25,000
                         -------- -------- --------  -------    -------     -------  -------
                         $357,000 $357,000 $368,000  $92,000    $62,000     $30,000  $92,000

BLM Partnership
 Caithness Energy....... $222,000 $218,000 $223,000  $56,000    $37,000     $31,000  $68,000
 CalEnergy..............  145,000  145,000  148,000   37,000     25,000         --    25,000
                         -------- -------- --------  -------    -------     -------  -------
                         $367,000 $363,000 $371,000  $93,000    $62,000     $31,000  $93,000

Navy II Partnership
 Caithness Energy....... $218,000 $218,000 $223,000  $56,000    $37,000     $31,000  $68,000
 CalEnergy..............  145,000  145,000  148,000   37,000     25,000         --    25,000
                         -------- -------- --------  -------    -------     -------  -------
                         $363,000 $363,000 $371,000  $93,000    $62,000     $31,000  $93,000

  Affiliates of Caithness Energy have eliminated the payment of management committee fees by the Coso partnerships to the Coso partnerships' managing partners. After the closing of the Series A notes offering, the Coso partnerships will pay management committee fees to their non-managing partners in the aggregate annual amount of $667,000. This aggregate amount will be adjusted annually for inflation based on the Consumer Price Index. For a discussion of certain matters relating to the elimination of management committee fees payable to the managing partner of each Coso partnership, see "--O&M Fees; Reduction in Fees."

Purchase of CalEnergy Interests

  On February 25, 1999, Caithness Acquisition purchased all of CalEnergy's interests in the Coso projects. The purchase price consisted of $205.0 million in cash, plus $5.0 million in contingent payments, plus the assumption of CalEnergy's and its affiliates' share of debt outstanding at the Coso projects which then totaled approximately $67.0 million. In order to complete the purchase, Caithness Acquisition borrowed on a short-term basis the aggregate principal amount of $211.5 million from an affiliate of the initial purchaser of the Series A notes. The initial purchaser's affiliate received customary fees and reimbursement of its expenses in connection with its activities as the arranger and lender of such short-term debt. Caithness Acquisition used a portion of the proceeds from the Series A notes offering that it received from the Coso partnerships, together funds from other sources, to repay all amounts owing under this short-term debt facility. See "Business--Purchase of CalEnergy's Interests."

  As part of the purchase of CalEnergy's interests in the Coso projects, Caithness Energy will be required to pay the contingent payment upon the settlement, final judgment or other dismissal of the litigation with Edison. In addition, the Coso partnerships and certain other affiliates of Caithness Energy entered into a future revenue agreement with CalEnergy. This agreement provides that the Coso partnerships and such affiliates will pay to CalEnergy one-seventh of the gross revenues from the Coso projects or any expansions thereof derived from certain energy-related arrangements with the U.S. Government. For more information regarding these additional agreements, see "Business--Purchase of CalEnergy's Interests."

Payments to Transmission Line Partners

  Coso Transmission Line Partners, the owner of the BLM/Navy II Transmission Line, charges the BLM partnership and the Navy II partnership for their use of the BLM/Navy II Transmission Line. The charges are designed to ensure that Coso Transmission Line Partners recovers its operating costs. Also, the BLM partnership and the Navy II partnership pay for the purchase of items used by Coso Transmission Line Partners for the BLM/Navy II Transmission Line. See "Business--Overview of the Coso Projects--Transmission Lines." The following table sets forth, for the three months ended March 31, 1998 and March 31, 1999, and for the years ended December 31, 1996, 1997 and 1998, the total amount that Coso Transmission Line Partners charged the BLM partnership and the Navy II partnership for net operating costs (net of advances from the BLM partnership or the Navy II partnership, as the case may be):

                                                                  Three Months Ended March 31,
                          Year Ended December 31,                             1999
                         --------------------------              ------------------------------
                                                    Three Months  Two Months  One Month
                                                       Ended        Ended       Ended
                                                     March 31,   February 28, March 31,
                           1996     1997     1998       1998         1999       1999     Total
BLM Partnership......... $114,000 $112,000 $115,000   $42,000      $28,000     $15,000  $43,000
Navy II Partnership.....  126,000  127,000  127,000    49,000      $33,000      17,000   50,000

Distributions to Caithness Energy and CalEnergy

  The Coso partnerships have made cash distributions from operating cash flow to its partners from time to time as determined by their respective management committees. The Navy I partnership, the BLM partnership and the Navy II partnership made aggregate cash distributions to Caithness Energy and its affiliates of approximately $11.9 million, $9.0 million and $21.1 million, respectively, in the year ended December 31, 1998, approximately $39.9 million, $21.2 million and $33.7 million, respectively, in the year ended December 31, 1997, and approximately $39.2 million, $30.2 million and $41.1 million, respectively, in the year ended December 31, 1996.

  The Navy I partnership, the BLM partnership and the Navy II partnership made additional aggregate cash distributions to CalEnergy and its affiliates of approximately $10.3 million, $8.3 million and $21.1 million, respectively, in the year ended December 31, 1998, approximately $34.5 million, $19.6 million and $33.7 million, respectively, in the year ended December 31, 1997, and approximately $34.0 million, $27.9 million and $41.1 million, respectively, in the year ended December 31, 1996. The Coso partnerships have not made any cash distributions to their partners for the three month period ended March 31, 1999. As a result of Caithness Acquisition's purchase of CalEnergy's interests in the Coso projects, the Coso partnerships will no longer make any distributions to CalEnergy other than as provided in the agreements it entered into in connection with Caithness Acquisition's purchase of all of CalEnergy's interests in the Coso projects. See "--Purchase of CalEnergy's Interests."

Interests of Management in Coso Projects

  Leslie J. Gelber, a director and President and Chief Operating Officer of Funding Corp., Christopher T. McCallion, a director and Executive Vice President and Chief Financial Officer of Funding Corp., Larry K. Carpenter, a director and Executive Vice President of Funding Corp., and certain other executive officers of Funding Corp. have economic interests in the Coso partnerships. These individuals are participants in incentive compensation plans maintained by Caithness Corporation, of which Caithness Energy is the principal operating subsidiary. Under these incentive compensation plans, these individuals have been granted "units" in Caithness Energy. Under Caithness Energy's limited liability company agreement, unit holders are entitled to receive distributions of profits, losses and net cash flow made by Caithness Energy to its unit holders which are derived by Caithness Energy from certain of its independent power projects, including the Coso projects. In particular, these individuals will receive in the aggregate approximately 23.0% of the distributions of profits, losses and net cash flow made by Caithness Energy and derived from the Coso partnerships.

  Although unit holders of Caithness Energy have rights to economic distributions only, Messrs. Gelber, Carpenter and McCallion also serve as members of the board of directors of Caithness Energy pursuant to their respective executive compensation arrangements. Caithness Energy is governed by its board of directors, not by its members. Under the limited liability company agreement of Caithness Energy, Caithness Corporation is entitled to appoint a number of members to the Board of Directors of Caithness Energy who hold, in the aggregate, a majority of the votes of all members of such board of directors. Caithness Corporation's present appointees are Messrs. Bishop, Sr., Bishop, Jr. and Sullivan. The rights to distributions held by these individuals are subject to restrictions on transfer as well as call rights in favor of Caithness Corporation upon termination of such individual's employment.

Royalty to Coso Land Company

  Coso Land Company is a general partnership of which Caithness Acquisition and one of our other affiliates are the general partners. In 1988, the BLM lease was assigned to the BLM partnership. In connection with this assignment, the BLM partnership agreed to pay to Coso Land Company a royalty equal to 5.0% of the value of the steam produced by BLM on the real property covered by the BLM lease and certain other lands. The royalty is subordinated to the payment of all of the BLM partnership's other royalties, all debt service of the BLM partnership and all operating costs of BLM. As of March 31, 1999, the total accrued balance of the royalty payable to Coso Land Company was $21.2 million.

  The following table sets forth, for the three months ended March 31, 1998 and March 31, 1999, and for the years ended December 31, 1996, 1997 and 1998, the amount of the royalty payable to Coso Land Company that accrued during such periods:


                                                Three Months Ended March 31,
                                                            1999
                                              ------------------------------------
                                  Three
                                 Months       Three Months     One Month
Year Ended December 31,           Ended          Ended           Ended
---------------------------     March 31,     February 28,     March 31,
 1996      1997       1998        1998            1999           1999        Total
                            (In thousands)
$2,400    $3,200     $3,100       $629            $438            $70        $508

No portion of the royalty that has accrued to date has been paid. Payment of this royalty will be permitted only to the extent that restricted payments may be made from funds or deposits in the Distribution Account established under the Depositary Agreement, and is subordinated to all payments under the senior secured notes. See "Description of Series B Notes--Distribution Account."

                         DESCRIPTION OF SERIES B NOTES


  We issued the Series A notes under an Indenture (the "Indenture") among U.S. Bank Trust National Association, as trustee, the Coso partnerships and us in a private transaction that was not subject to the registration requirements of the Securities Act. You can find the definitions of the terms used in this description under the heading "Certain Definitions." The terms of the Indenture apply to the Series A notes and the Series B notes to be issued in exchange for the Series A notes pursuant to the exchange offer. Upon the issuance of the Series B notes or the effectiveness of the shelf registration statement, the Indenture will be subject to the Trust Indenture Act of 1939 (the "Trust Indenture Act").

  The following is a summary of the material provisions of the Indenture, the registration rights agreement, the Depositary Agreement, the security agreements and the pledge agreements. It does not restate those agreements in their entirety. We urge you to read all of these agreements because they, and not this description, define your rights as holders of the Series B notes. Copies of the proposed form of Indenture and the other financing documents are available as set forth below under "--Additional Information." Certain defined terms used in this description but not defined below under "--Certain Definitions" have the meanings assigned to them in the Indenture. Except as otherwise indicated below, the following summary applies to both the Series A notes and the Series B notes.

Brief Description of the Senior Secured Notes and Guarantees

  The senior secured notes:

  . are our general obligations;

  . are secured by:

    (1) a perfected, first priority pledge of the promissory notes (the "Partnership Notes") evidencing each Coso partnership's obligations to repay the loan by us to each Coso Partnership;

    (2) a perfected, first priority lien on the funds in the Accounts under the Depositary Agreement; and

    (3) a perfected, first priority pledge of all of our outstanding Capital Stock;

  . are pari passu in right of payment to all of our senior borrowings;

  . are senior in right of payment to any of our future subordinated
    Indebtedness; and

  . are unconditionally guaranteed by the Coso partnerships. The Guarantees, in turn, are secured by:

    (1) a perfected, first priority lien on substantially all assets of the Coso partnerships; and

    (2) a perfected, first priority pledge of the Equity Interests in the Coso partnerships.

  The senior secured notes are payable solely from payments to be made by the Coso partnerships under the Partnership Notes and from other funds that may be available from time to time in the Accounts held by the Depositary. The Coso partnerships' obligations to make payments under the Partnership Notes are non-recourse to the direct and indirect owners of the Coso partnerships (including Caithness Energy, L.L.C.) except, in the case of the direct owners of the Coso partnerships, with respect solely to recourse to those owners' ownership interests in the Coso partnerships pledged to the Collateral Agent as security for the Guarantees. None of ESCA LLC, a Delaware limited liability company, and New CLOC Company, LLC, a Delaware limited liability company, the general partners of the Navy I Partnership (collectively, the "Navy I Partners"), Caithness Coso Holdings, LLC, a Delaware limited liability company, and New CHIP Company, LLC, a Delaware limited liability company, the general partners of the BLM Partnership (collectively the "BLM Partners") or Caithness Navy II Group, LLC, a Delaware limited liability company, and New CTC Company, LLC, a Delaware limited liability company, the general partners of the Navy II Partnership (collectively the "Navy II Partners" and, together with the Navy I Partners and the BLM Partners, the "Partners"), nor any of the direct or indirect owners of the Partners or of the Issuer, will be obligated to contribute additional funds if monies in the Accounts are insufficient for the payment of debt service in respect of the senior secured notes. So long as the senior secured notes are outstanding, distributions to the Partners from the Distribution Account will constitute Restricted Payments under and as defined in the Indenture.

Principal, Maturity and Interest

  The Indenture provides for the issuance by us of up to $450.0 million of senior secured notes, of which $110.0 million of Series A notes due 2001 and $303.0 million of Series A notes due 2009 were issued at the closing of the Series A notes offering. We will issue all Series B notes in denominations of $100,000 and integral multiples of $1,000 in excess thereof. The Series B notes due 2001 will mature on December 15, 2001, and the Series B notes due 2009 will mature on December 15, 2009.

  Interest on the Series B notes due 2001 will accrue at the rate of 6.80% per annum and will be payable semi-annually in arrears on December 15 and June 15, commencing December 15, 1999. We will make each interest payment to the Holders of record of the Series B notes due 2001 on the immediately preceding December 1 and June 1, as the case may be. Interest on the Series B notes due 2009 will accrue at the rate of 9.05% per annum and will be payable semi-annually in arrears on December 15 and June 15, commencing December 15, 1999. We will make each interest payment to the Holders of record of the Series B notes due 2009 on the immediately preceding December 1 and June 1, as the case may be. Interest on the Series B notes will accrue from the date of original issuance of the Series A notes which have been exchanged for such Series B notes or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

  We will pay the principal of the Series B notes due 2001 in semi-annual installments, commencing December 15, 1999, as follows:

            Scheduled Payment   Percentage of Principal
                  Date              Amount Payable
            -----------------   -----------------------
            December 15, 1999          47.8773%
                June 15, 2000          11.0736%
            December 15, 2000          16.4427%
                June 15, 2001          10.1900%
            December 15, 2001          14.4164%

  We will pay the principal of the Series B notes due 2009 in semi-annual installments, commencing June 15, 2002, as follows:

            Scheduled Payment   Percentage of Principal
                   Date             Amount Payable
            -----------------   -----------------------
                 June 15, 2002           2.8743%
            December 15, 2002            4.3109%
                 June 15, 2003           3.6564%
            December 15, 2003            5.4584%
                 June 15, 2004           4.1363%
            December 15, 2004            6.2043%
                 June 15, 2005           4.6838%
            December 15, 2005            7.0257%
                 June 15, 2006           5.0541%
            December 15, 2006            7.5815%
                 June 15, 2007           6.2601%
            December 15, 2007            9.3898%
                 June 15, 2008           6.4927%
            December 15, 2008            9.7650%
                 June 15, 2009           6.8231%
            December 15, 2009           10.2835%

Methods of Receiving Payments on the Series B Notes

  If a Holder has given wire transfer instructions to us, we will pay all principal, interest, premium, if any, and Liquidated Damages, if any, on that Holder's Series B notes in accordance with those instructions. Otherwise, we will make all payments of principal, interest, if any, and Liquidated Damages, if any, on the Series B notes at the office or agency of the Paying Agent and Registrar within the City and State of New York unless we elect to make interest payments by check mailed to the Holders at their respective addresses set forth in the register of Holders.

Paying Agent and Registrar for the Series B Notes

  The Trustee will initially act as Paying Agent and Registrar. We may change the Paying Agent or Registrar without prior notice to the Holders, and we or any of our Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

  A Holder may transfer or exchange Series B notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and we may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. We are not required to transfer or exchange any Series B note selected for redemption. Also, we are not required to transfer or exchange any Series B note for a period of 15 days before a selection of Series B notes to be redeemed.

  We and the Trustee will treat the registered Holder of a Series B note as the owner of the Series B note for all purposes.

Guarantees

  The Coso partnerships have fully and unconditionally, jointly and severally guaranteed our obligations under the Indenture and the senior secured notes. The obligation of each Coso partnership under its Guarantee is limited so as not to constitute a fraudulent conveyance under applicable law.

See "Risk Factors--Federal and state statute allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors."

  Under the Guarantees, the Coso partnerships each have agreed for the benefit of the Trustee and the Collateral Agent to be bound by and to perform all of their obligations under covenants contained in the Credit Agreements. The failure of the Coso partnerships to perform those covenants will result in a Guarantee Event of Default, after the expiration of any applicable grace period.

Security

  The senior secured notes are secured by:

  (1) a perfected, first priority pledge of the Partnership Notes evidencing each Coso partnership's obligation to repay the loan made to it by us;

  (2) a perfected, first priority lien on the funds in the Accounts under the Depositary Agreement; and

  (3) a perfected, first priority pledge of all of our outstanding Capital
      Stock.

  We have entered into a pledge agreement (the "Note Pledge Agreement") providing for the pledge by us to U.S. Bank Trust National Association, as collateral agent (in such capacity, the "Collateral Agent") for the benefit of the Trustee and the Holders of the senior secured notes, of the Partnership Notes held by us. We have also entered into the Depositary Agreement. The Depositary Agreement grants to U.S. Bank Trust National Association, as depositary (in such capacity, the "Depositary") for the benefit of the Trustee and the Holders of the senior secured notes, a perfected, first priority lien on the funds in the Accounts. Each Coso partnership, in its capacity as one of our owners, has entered into a pledge agreement (each, a "Partnership Pledge Agreement" and, together with the Note Pledge Agreement, the "Issuer Pledge Agreements"). These pledge agreements provide for the perfected, first priority pledge by each Coso partnership to the Collateral Agent, for the benefit of the Trustee and the Holders of the senior secured notes, of all of our Capital Stock. In addition, each affiliate of the Coso partnerships or us that holds material assets related to the Projects has provided a lien on such assets to secure the senior secured notes.

  The Guarantees are secured by:

  (1) a perfected first priority lien on substantially all of the assets of the Coso partnerships; and

  (2) a perfected, first priority pledge of all of the general partner interests in the Coso partnerships.

  Each of the Coso partnerships has entered into a Deed of Trust and a Security Agreement which provides for a perfected, first priority lien on the assets of the Coso partnerships. The Partners have entered into one or more pledge agreements (each, a "Partner Pledge Agreement" and, together with the Issuer Pledge Agreements, the "Pledge Agreements") which provides for the perfected, first priority pledge to the Collateral Agent for the benefit of the Trustee and the Holders of the Series B notes of all of the respective general partner interests of each of (i) the Navy I Partners in the Navy I Partnership, (ii) the BLM Partners in the BLM Partnership and (iii) the Navy II Partners in the Navy II Partnership. These pledges secure the payment and performance when due of all of the Obligations under the Guarantees.

  So long as no Event of Default has occurred and is continuing, and subject to certain terms and conditions in the Indenture, the Credit Agreements and the Security Documents, all revenues actually received by the Coso partnerships will be allocated to the appropriate Accounts in the manner described under the caption "Flow of Funds."

  Upon the occurrence and during the continuance of an Event of Default:

  (1) all of our rights and the rights of the Coso partnerships and the Partners to exercise any voting or other consensual rights in respect of the pledged Collateral will cease. All of these rights will become vested in the Trustee, which, to the extent permitted by law, will have the sole right to exercise these voting and other consensual rights;

  (2) the Trustee may sell the pledged Collateral or any part thereof for the benefit of the Trustee and the Holders in accordance with the terms of the Security Documents; and

  (3) the Trustee shall have all rights of a "secured party" under the Uniform Commercial Code of the State of New York.

  All funds distributed under the Security Documents and the Indenture and received by the Trustee for the benefit of the Holders will be distributed by the Trustee in accordance with the provisions of the Indenture.

  The Trustee will determine the circumstances and manner in which it will dispose of the Collateral, including whether to release all or any portion of the Collateral from the Liens created by the Security Documents and whether to foreclose on the Collateral following an Event of Default. Upon the full and final payment and performance of all Obligations in respect of the Partnership Notes, the Indenture, the Series B notes and the Security Documents will terminate and the Collateral will be released.

Optional Redemption

  The Series B notes due 2001 are not redeemable.

  The Series B notes due 2009 are redeemable at our option at any time and from time to time, in whole or in part, upon not less than 30 nor more than 60 days notice to each Holder of Series B notes due 2009, at a redemption price equal to the Make-Whole Price. "Make-Whole Price" means an amount equal to the greater of (i) 100% of the principal amount of such Series B notes due 2009 and
(ii) as determined by a Reference Treasury Dealer, the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in each case, accrued and unpaid interest thereon to the Redemption Date. Unless we default in payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on the Series B notes due 2009 or portions thereof called for redemption.

Mandatory Redemption

  We will be required to redeem the Series B notes as described below. The Series B notes will be subject to mandatory redemption, in whole or in part, ratably among each series at a redemption price equal to the principal amount of the Series B notes being redeemed plus accrued and unpaid interest to the redemption date, upon:

  (1) the receipt of Loss Proceeds or Eminent Domain Proceeds by a Coso partnership if the applicable Coso partnership determines that:

    (a) the affected Project cannot be rebuilt, repaired or restored to permit operations on a commercially reasonable basis, or the applicable Coso partnership determines not to rebuild, repair or restore the affected Project, in which case the amount of such Loss Proceeds or Eminent Domain Proceeds shall be available for such redemption, or

    (b) only a portion of the affected Project is capable of being rebuilt, repaired or restored, in which case, if excess proceeds exist after such rebuild, repair or restoration, only the amount of such excess Loss Proceeds or Eminent Domain Proceeds shall be made available for such redemption;

  (2) the receipt by the applicable Coso partnership of proceeds in connection with a Title Event, in which case the amount of such Title Event Proceeds shall be made available for such redemption, subject to reduction by the costs expended in connection with collecting proceeds upon the occurrence of such Title Event, and any additional reasonable costs or expenses that the Coso partnerships will be subject to as a result of the Title Event;

  (3) the receipt by the Coso partnerships of net proceeds in excess of $5.0 million realized in connection with a Permitted Power Contract Buy-Out, or $10.0 million, when aggregated with all previous Permitted Power Contract Buy-Outs, in which case the amount of all proceeds associated with such Permitted Power Contract Buy-Outs shall be made available for such redemption, unless each of the Rating Agencies confirm that a Rating Downgrade will not occur if no redemption is made with such proceeds; and

  (4) the receipt by the Coso partnerships of net proceeds received in connection with a termination of the Navy Contract under Section VIII(2) of the Navy Contract (P0004 Modification dated October 19,
      1983).

Selection and Notice

  If less than all of the Series B notes are to be redeemed at any time, the Trustee will select Series B notes for redemption on a pro rata basis, unless otherwise required by the principal national securities exchange, if any, on which the Series B notes are listed; provided that no Series B notes of $1,000 or less shall be redeemed in part; and provided, further, that in the case of redemption of the Series B notes due 2009 at our option, only Series B notes due 2009 will be redeemed. We will mail notices of redemption by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Series B notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Series B note is to be redeemed in part only, the notice of redemption that relates to that Series B note shall state the portion of the principal amount of the Series B note to be redeemed. A new Series B note in principal amount equal to the unredeemed portion of the partially redeemed Series B note will be issued in the name of the Holder of the partially redeemed Series B note upon cancellation of the original Series B note. Series B notes called for redemption will become due on the date fixed for redemption. Unless we default in payment of the redemption price on and after the redemption date, interest ceases to accrue on Series B notes or portions of them called for redemption.

Repurchase at the Option of Holders upon Change of Control

  Upon the occurrence of a Change of Control, each Holder of Series B notes will have the right to require us to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Series B notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, we will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Series B notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Series B notes as a result of a Change of Control.

  On the Change of Control Payment Date, we will, to the extent lawful,

  (1) accept for payment all Series B notes or portions thereof properly tendered pursuant to the Change of Control Offer,

  (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Series B notes or portions thereof so tendered, and

  (3) deliver or cause to be delivered to the Trustee the Series B notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Series B notes or portions thereof being purchased by us.

  The Paying Agent will promptly mail to each Holder of Series B notes so tendered the Change of Control Payment for such Series B notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Series B note equal in principal amount to any unpurchased portion of the Series B notes surrendered, if any; provided that each such new Series B note will be in a principal amount of $1,000 or an integral multiple thereof. We will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

  The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture will not contain provisions that permit the Holders of the Series B notes to require that we repurchase or redeem the Series B notes in the event of a takeover, recapitalization or similar transaction. Finally, our ability to pay cash to the Holders of Series B notes upon a repurchase may be limited by our then existing financial resources. See "Risk Factors--We may not have the funds necessary to finance a change of control offer which may be required under the Indenture."

  We will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Series B notes validly tendered and not withdrawn under such Change of Control Offer.

  The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of our assets and the assets of the Coso partnerships taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Series B notes to require us to repurchase such Series B notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of the Coso partnerships taken as a whole to another Person or group may be uncertain.

Ratings

  Moody's has assigned the Series B notes due 2001 a rating of "Ba1" and the Series B notes due 2009 a rating of "Ba2." S&P has assigned each of the Series B notes due 2001 and the Series B notes due 2009 a rating of "BB." Duff & Phelps has assigned the Series B notes due 2001 a rating of "BB+" and the Series B notes due 2009 a rating of "BB." We cannot assure you that any of these credit ratings will remain in effect for any period of time or that these ratings will not be lowered, suspended or withdrawn entirely by Moody's, S&P or Duff & Phelps, if, in their judgment, circumstances warrant a change. Any lowering, suspension or withdrawal of any rating may have a material adverse effect on the market price or marketability of the Series B notes.

Nature of Recourse on the Series B Notes

  All payments of principal, interest, and premium, if any, and Liquidated Damages, if any, on the Series B notes will be solely our obligations. Our obligations to make those payments are secured by the liens described under "-- Security" and are guaranteed by the Coso partnerships. The Guarantees, in turn, are secured by a perfected, first priority lien on substantially all of the assets of the Coso partnerships, and the ownership interests in the Coso partnerships. The Series B notes are payable solely from payments to be made by the Coso partnerships under the Partnership Notes and from other funds that may be available from time to time in the Accounts held by the Depositary. The Coso partnerships' obligations to make payments under the Partnership Notes are non-recourse to the direct and indirect owners of the Coso partnerships (including Caithness Energy, L.L.C.) except, in the case of the Partners, with respect solely to recourse to the Partner's ownership interests in the Coso partnerships pledged to the Collateral Agent as security for the Guarantees. Except for the Coso partnerships and the Partners (solely to the extent that each Partner has pledged its ownership interests in the relevant Coso partnership), neither our shareholders nor any Affiliate, incorporator, officer, director or employee of theirs or of ours has guaranteed the payment of the Series B notes or has any obligation with respect to the payment of the Series B notes.

Flow of Funds

 Depositary Agreement

  Under the Depositary Agreement, the Collateral Agent, on behalf of the Secured Parties, has appointed the Depositary as security agent for the Secured Parties with respect to funds of the Coso partnerships in which the Depositary has been granted a security interest. The Depositary will hold, invest and disburse funds in which the Depositary and/or the Collateral Agent, on behalf of the Secured Parties, has been granted a security interest. Neither we nor any of the Coso partnerships has any right of withdrawal under any Account except under the circumstances established under the Depositary Agreement.

 The Depositary Agreement Accounts

  The Coso partnerships have established and created the following accounts (collectively, the "Accounts") with the Depositary under the Depositary Agreement and pledged these Accounts as security for the benefit of the Depositary and the Collateral Agent acting on behalf of all the Secured
Parties:

  (1) Revenue Account;

  (2) Principal Account;

  (3) Interest Account;

  (4) Debt Service Reserve Account;

  (5) Capital Expenditure Reserve Account;

  (6) Operating and Maintenance Fees Account;

  (7) Management Fees Account;

  (8) Distribution Account;

  (9) Distribution Suspense Account;

  (10) Loss Proceeds Account; and

  (11) Redemption Account.

  All amounts deposited with the Depositary, at our written request and direction, will be invested by the Depositary in Permitted Investments.

 Revenue Account; Priority of Payments

  All revenues or other proceeds actually received by the Coso partnerships or otherwise derived from the ownership or operation of the Coso projects are required to be paid into the Revenue Account. The Coso partnerships have arranged for the direct payment of all such revenues into the Revenue Account, and no Coso partnership has any right of withdrawal from the Revenue Account except pursuant to the priority of payments set forth below.

  The Revenue Account is funded from the following:

  (1) all revenues and other proceeds actually received by the Coso partnerships (including payments under the Power Purchase Agreements);

  (2) to the extent amounts in the Debt Service Reserve Account equal the Debt Service Reserve Required Balance, the income, if any, from the investment of funds in such Account; and

  (3) other amounts as required to be transferred to the Revenue Account from any other Account pursuant to the Depositary Agreement.

  Upon receipt of a certificate from the relevant Coso partnership (or its duly authorized agent for such purposes) detailing the amounts to be paid, funds in the Revenue Account shall be transferred via wire transfer by the Depositary in the following priority:

  First, as and when required, to pay the Coso partnerships' Operating and Maintenance Costs, provided that, if the cumulative Operating and Maintenance Costs of the Coso partnerships in any fiscal year exceed the projected Operating and Maintenance Costs of the Coso partnerships in the applicable annual Operating Budget of the Coso partnerships by more than 25%, then no amounts may be withdrawn on behalf of the Coso partnerships to pay non-budgeted operating costs unless the Coso partnerships certify that (1) such additional non-budgeted costs are reasonably designed to permit the Coso partnerships to satisfy their obligations in respect of the Partnership Notes and maximize their revenue and net income and (2) the Independent Engineer certifies that the additional cost is prudent and reasonable.

  Second, on a monthly basis, to the Depositary, the Trustee, any Permitted Additional Senior Lender and the Collateral Agent any amounts then due and payable to each of them as fees, costs and expenses; provided, however, that if funds in the Revenue Account are insufficient on any date to make the payments specified in this paragraph Second, distribution of funds shall be made ratably to the specified recipients based on the respective amounts owed such recipients;

  Third, on a monthly basis, (1) to the Interest Account an amount which, together with the amount then in such account, equals all of the interest due or becoming due on the senior secured notes and, without duplication, the Partnership Notes on the next succeeding Interest Payment Date; (2) to the Principal Account an amount which, together with the amount then in such account, equals all of the principal and premium, if any, and Liquidated Damages, if any, due or becoming due on the senior secured notes and, without duplication, the Partnership Notes on the next succeeding Principal Payment Date; (3) to a sub-account within the Principal Account an amount which, together with the amounts then in such sub-account, equals all of the principal due or becoming due on any Permitted Indebtedness or other Permitted Partnership Indebtedness other than such Indebtedness described in clause (4) of the definition of Permitted Indebtedness within the succeeding six-month period; and (4) to a sub-account within the Interest Account an amount which, together with the amounts then in such sub-account, equals all of the interest due or becoming due on any Permitted Indebtedness or other Permitted Partnership Indebtedness other than such Indebtedness described in clause (4) of the definition of Permitted Indebtedness within the succeeding six-month period (except to the extent that Permitted Indebtedness or other Permitted Partnership Indebtedness other than such Indebtedness described in clause (4) of the definition of Permitted Indebtedness is otherwise available to pay such interest); provided, however, that if monies in the Revenue Account are insufficient on any date to make the transfers specified in this paragraph Third, distribution of monies shall be made ratably to the specified Accounts based on the respective amounts owed such Accounts;

  Fourth, on a monthly basis, if the amount available to be drawn under the Debt Service Reserve Letter of Credit is less than the Debt Service Reserve Required Balance, to the Debt Service Reserve Account an amount as necessary to fund the Debt Service Reserve Account so that the sum of the amount available to be drawn under the Debt Service Reserve Letter of Credit plus the balance in the Debt Service Reserve Account equals the Debt Service Reserve Required Balance;

  Fifth, on a monthly basis, to the Capital Expenditure Reserve Account, an amount necessary to cause the balance thereof to be equal to the Capital Expenditure Reserve Required Balance;

  Sixth, on a monthly basis, to the Operating and Maintenance Fees Account, an amount necessary for the payment of Operating and Maintenance Fees then due and owing;

  Seventh, on a monthly basis, to the Management Fees Account, an amount necessary for the payment of Management Fees then due and owing;

  Eighth, on a monthly basis, any remaining amounts to the Distribution Account; and

  Ninth, any amounts in the Distribution Account which cannot be distributed because of the failure to satisfy certain conditions to distributions, to the Distribution Suspense Account.

Interest Account and Principal Account

  Funds in the Interest Account and the Principal Account shall be utilized to make payments of interest and Liquidated Damages, if any, principal and premium, if any, on the Partnership Notes, the senior secured notes and any outstanding Permitted Indebtedness or other Permitted Partnership Indebtedness other than such Indebtedness described in clause (4) of the definition of Permitted Indebtedness.

Debt Service Reserve Account

  The Debt Service Reserve Account was initially funded from the proceeds of the Series A notes offering in an amount that equaled the Debt Service Reserve Required Balance as of May 28, 1999. We may replace funds held in the Debt Service Reserve Account with a Debt Service Reserve Letter of Credit having a stated amount equal to the amount being withdrawn from the Debt Service Reserve Account. These deposits, in conjunction with the Debt Service Reserve Letter of Credit, if any, will be available in the event the Revenue Account, the Principal Account and the Interest Account lack sufficient funds on a Payment Date to meet payments of principal, premium, if any, and interest on the senior secured notes.

  At any time that the sum of the amount available to be drawn under the Debt Service Reserve Letter of Credit plus the amount then on deposit in the Debt Service Reserve Account is less than the Debt Service Reserve Required Balance, the Debt Service Reserve Account shall then accumulate cash deposits from, and in the following order of priority:

  (1) the Revenue Account, as provided above under the caption "Flow of Funds--Revenue Account; Priority of Payments"; and

  (2) net interest, if any, earned on amounts deposited in the Debt Service Reserve Account; and

  (3) amounts then on deposit in the Operating and Maintenance Fees Account and the Management Fees Account (in equal amounts from each such Account),

until the sum of the amount available to be drawn under the Debt Service Reserve Letter of Credit plus the amount then on deposit in the Debt Service Reserve Account equals the Debt Service Reserve Required Balance. Once the Debt Service Reserve Required Balance is reached, interest income, if any, in excess of such amount shall be transferred to the Revenue Account.

Capital Expenditure Reserve Account

  The Capital Expenditure Reserve Account shall be funded in accordance with the provisions set forth above under the caption "Flow of Funds--Revenue Account; Priority of Payments" and in accordance with the Operating Budget and schedules thereto approved by the Independent Engineer prior to the end of each calendar year (and, in good faith, so as to implement even monthly contributions) or with such variations from such Operating Budget and schedules as the Coso partnerships certify to the Trustee are reasonable and necessary and in accordance with prudent industry practice. Amounts on deposit in the Capital Expenditure Reserve Account shall be used for Capital Expenditures to be made in accordance with prudent industry practice and as may be required pursuant to the terms of the Indenture and the Depositary Agreement.

Operating and Maintenance Fees Account

  Funds in the Operating and Maintenance Fees Account shall be used for the payment of Operating and Maintenance Fees due and owing; provided that:

  (1) the aggregate amount of all Operating and Maintenance Fees paid on account of any twelve month period shall not exceed an amount equal to $2.0 million plus the CPI Adjustment; and

  (2) the payment of any Operating and Maintenance Fees due and owing in excess of the amount permitted pursuant to clause (1) above shall be subject to the prior satisfaction of the conditions set forth under the caption "--Distribution Account."

  In addition, funds in the Operating and Maintenance Fees Account shall be transferred to the Debt Service Reserve Account under the circumstances described in the second paragraph under the caption "Debt Service Reserve Account."

Management Fees Account

  Funds in the Management Fees Account shall be used for the payment of Management Fees due and owing subject to:

  (1) the prior satisfaction of the conditions set forth under the caption "Distribution Account"; and

  (2) compliance by the Coso partnerships with the covenant set forth under the caption "Credit Agreements--Certain Covenants--Required Geothermal Percentage."

  In addition, funds in the Management Fees Account shall be transferred to the Debt Service Reserve Account under the circumstances described in the second paragraph under the caption "Debt Service Reserve Account."

Distribution Account

  The Distribution Account receives funds transferred from the Revenue Account after all other then required amounts have been paid as provided above under the caption "Revenue Account; Priority of Payments." Restricted Payments may be made only from and to the extent of funds on deposit in the Distribution Account. Such distributions are subject to the prior satisfaction of the following conditions:

  (1) the amount then on deposit in the Principal Account shall be equal to or greater than the aggregate payments of principal and premium, if any, and Liquidated Damages, if any, due on the senior secured notes and, without duplication, the Partnership Notes on the next succeeding Principal Payment Date and on other Permitted Indebtedness and Permitted Partnership Indebtedness (other than such Indebtedness described in clause (4) of the definition of Permitted Indebtedness) within the succeeding six-month period, and the amount then on deposit in the Interest Account shall be equal to or greater than the aggregate payments of interest due on the senior secured notes and (without duplication) the Partnership Notes on the next succeeding Interest Payment Date and on other Permitted Indebtedness and Permitted Partnership Indebtedness (other than such Indebtedness described in clause (4) of the definition of Permitted Indebtedness) within the succeeding six-month period;

  (2) the amount available to be drawn under the Debt Service Reserve Letter of Credit plus the amount on deposit in the Debt Service Reserve Account equals or exceeds the Debt Service Reserve Required Balance and the amount on deposit in the Capital Expenditure Reserve Account equals or exceeds the Capital Expenditure Reserve Required Balance;

  (3) no Default or Event of Default has occurred and is continuing;

  (4) the Debt Service Coverage Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such distribution is to be made (or in the case of any proposed distribution date prior to January 1, 2000, the Debt Service Coverage Ratio for the period commencing on May 1, 1999, and ending on the last date of the most recently ended month for which internal financial statements are available immediately preceding the date on which such distribution is to be made) is equal to or greater than (a) 1.25 to 1 for any annual or interim period ending prior to or as of December 30, 2001 or (b) 1.4 to 1 for any annual or interim period ending after December 30, 2001, in either case as certified by one of our authorized officers;

  (5) the projected Debt Service Coverage Ratio for the next succeeding four full fiscal quarters is equal to or greater than (a) 1.25 to 1 for any annual or interim period ending prior to or as of December 30, 2001 or
      (b) 1.4 to 1 for any annual or interim period ending after December 30, 2001, in either case as certified by one of our authorized officers;

  (6) We provide to the Trustee an Officers' Certificate at the time of each distribution stating that, based on customary assumptions, as of such date, sufficient geothermal resources remain to operate the Projects at contract capacity through the Final Maturity Date; and

  (7) the Geothermal Engineer provides to the Trustee (a) a written certificate at least annually stating that, for the period covered by such certification, the wells then in operation are producing, in the aggregate among the Projects, at least 105% of the steam necessary to generate the energy projected for the comparable period in the Independent Engineer's Base Case Projections and (b) during the calendar year 2006, a report on the geothermal resource available as of such date and whether sufficient geothermal resource remains to enable the Projects, in the aggregate, to produce sufficient steam to generate the energy projected in the Independent Engineer's Base Case Projections through the maturity date of the Series B notes due 2009.

Distribution Suspense Account

  Funds in the Distribution Account which may not be distributed because of a failure to satisfy any conditions to distributions will be transferred to the Distribution Suspense Account. Funds in the Distribution Suspense Account may be transferred back to the Distribution Account and distributed when (1) all conditions to distribution are satisfied and (2) no Default or Event of Default has occurred and is continuing. At any time that funds in the Revenue Account are not sufficient to pay any amounts which are due and payable and required to be paid with proceeds of the Revenue Account, then funds in the Distribution Suspense Account shall be transferred to the Revenue Account for distribution as required.

Loss Proceeds Account

  All Loss Proceeds and Eminent Domain Proceeds received by the Coso partnerships shall be deposited in the Loss Proceeds Account subject to disbursement for repair or replacement of the assets affected, or otherwise, as follows:

  The Depositary will apply the amounts in the Loss Proceeds Account to the payment (or reimbursement to the extent the same have been paid or satisfied by the relevant Coso partnership) of the costs of repair or replacement of the relevant Project or any part thereof that has been affected

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due to an Event of Loss or Event of Eminent Domain upon the Depositary's receipt of a complete and properly executed requisition from an authorized officer of the relevant Coso partnership and approved by the Independent Engineer; provided, however, that no such approval of the Independent Engineer shall be required if less than $5.0 million in the aggregate for all Coso projects affected by such occurrence is requested pursuant to such requisition or requisitions in any fiscal year.

  If the applicable Coso partnership determines that the affected Project is not capable of being rebuilt or replaced to permit operation on a commercially reasonable basis, or determines not to rebuild, repair or restore the affected Project (or if the Loss Proceeds and Eminent Domain Proceeds, together with any other amounts available to such Coso partnership for such rebuilding or replacement, are not sufficient to permit such rebuilding or replacement), the Depositary shall transfer the Loss Proceeds and Eminent Domain Proceeds to the Collateral Agent for distribution to the Redemption Account in accordance with the Indenture and the Depositary Agreement. The Depositary shall transfer the Loss Proceeds and Eminent Domain Proceeds in excess of the cost of repairing or replacing the affected Project to the Redemption Account in accordance with the Indenture and the Depositary Agreement. If the applicable Coso partnership does not rebuild or replace the affected Project, the Depositary shall transfer the Loss Proceeds and Eminent Domain Proceeds to the Collateral Agent for distribution to the Redemption Account in accordance with the Indenture and the Depositary Agreement. See "--Mandatory Redemption."

  All Title Event Proceeds received by the Coso partnerships, as applicable, shall be deposited in the Loss Proceeds Account subject to disbursement in connection with remedying such Title Event. Any Title Event Proceeds not so expended shall be transferred to the Redemption Account.

Redemption Account

  The Redemption Account will be funded from:

  (1) certain proceeds received in connection with an Event of Loss, an Event of Eminent Domain or a Title Event;

  (2) certain proceeds realized in connection with a Permitted Power Contract Buy-Out;

  (3) proceeds received in connection with a termination of the Navy Contract under Section VIII(2) thereof; and

  (4) proceeds received as a result of the foreclosure or the Collateral serving the obligations of the Coso partnerships following an Event of Default under the Indenture.

  All proceeds received in connection with an Event of Loss, Event of Eminent Domain or a Title Event will be deposited in the Loss Proceeds Account and proceeds will be transferred to the Redemption Account if not used to repair or replace the affected Project or remediate the title deficiency, as permitted under the Indenture, and shall be distributed to the Collateral Agent for distribution after giving effect to the provisions of the Indenture, and the Depositary Agreement with respect to such proceeds. See "--Mandatory Redemption."

Investment of Monies

  Amounts deposited in the Accounts under the Depositary Agreement, at our or any of the Coso partnership's written request and direction, shall be invested by the Depositary in Permitted Investments. Such investments shall generally mature in such amounts and not later than such times

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as may be necessary to provide monies when needed to make payments from such monies as provided in the Depositary Agreement. Net interest or gain received, if any, from such investments shall be applied as provided in the Depositary Agreement. Absent written instructions from us, the Depositary shall invest the amounts held in the accounts and funds under the Depositary Agreement in Permitted Investments described in clause (1) of such definition. So long as an outstanding balance shall remain in any of the Accounts under the Depositary Agreement, the Depositary shall provide us and the Coso partnerships with monthly statements showing the amount of all receipts, the net investment income or gain received and collected, all disbursements and the amount then available in each such Account.

Certain Covenants

 Actions with Respect to the Credit Agreements

  We will enforce all of our rights under the Credit Agreements and the Partnership Notes for the benefit of the Trustee and the Holders. We will not grant any consents or waivers thereunder, amend or modify any provisions thereof or otherwise modify the Credit Agreements or the Partnership Notes, except as provided below. See "--Amendment of Credit Agreement and Partnership Notes."

 Limitations on Indebtedness

  We may not create or incur or suffer to exist any Indebtedness other than Permitted Indebtedness.

 Limitations on Guarantees

  We may not contingently or otherwise be or become liable in connection with any guarantee, except for endorsements and similar obligations in the ordinary course of business.

 Liens

  We may not directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens described in clause (1) of the definition of Permitted Liens.

 Restricted Payments

  We may not make any Restricted Payments or direct any Restricted Payments to be made on behalf of any Coso partnership except for payments permitted under the Depositary Agreement as described under the caption "Flow of Funds."

 Prohibitions on Other Obligations or Assignments

  We may not assign any of our rights or obligations under any Financing Document, and may not enter into additional contracts if it would be reasonably expected to cause a Material Adverse Effect and except otherwise only as contemplated under the Indenture, including entering into contracts in connection with investments in Permitted Investments.

 Prohibitions on Fundamental Changes

  We may not enter into any transaction of merger or consolidation, change our form of organization or our business, liquidate, wind-up or dissolve or discontinue our business. We are also restricted from engaging in any business other than in connection with the issuance of the senior secured notes, the incurrence of Permitted Indebtedness and the performance of our obligations under the Transaction Documents. We may not lease (as lessor) or sell, transfer, assign, hypothecate, pledge or otherwise dispose of any of our property or assets, except as may be contemplated by the Financing Documents.

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 Additional Covenants

  In addition to the covenants described above, the Indenture contains covenants applicable to us regarding (1) maintenance of existence, (2) payment of taxes, (3) maintenance of books and records, (4) compliance with laws, (5) delivery to the Trustee and the Rating Agencies of compliance certificates and of notices of Credit Agreement Events of Default and Guarantee Events of Default, (6) delivery to the Trustee and the Rating Agencies of unaudited quarterly reports for us and the Coso partnerships for the first three quarters of each fiscal year containing condensed combined financial information and audited annual reports for us and the Coso partnerships, and (7) delivery to the Trustee of all other information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act in order to permit compliance by a Holder with Rule 144A in connection with the resale of Series A notes.

Events of Default

 Certain Events

  The Indenture provides that the following events constitute Events of
Default:

  (1) Failure to pay any principal, interest or other amounts owed on any senior secured notes when the same becomes due and payable, whether by scheduled maturity or required prepayment or redemption or by acceleration or otherwise, and such failure continues for ten days or more following the due date for payment;

  (2) A Credit Agreement Event of Default or a Guarantee Event of Default has occurred and is continuing;

  (3) Any representation or warranty made by us in the Indenture or in any other Financing Document, or any representation, warranty or statement in any certificate, financial statement or other document furnished to the Trustee or any other Person by us or on our behalf, proves to have been untrue or misleading in any material respect as of the time made, confirmed or furnished and the fact, event or circumstance that gave rise to such inaccuracy has resulted in, or could reasonably be expected to result in, a Material Adverse Effect and that fact, event or circumstance continues uncured for 30 or more days from the date one of our Responsible Officers receives notice thereof from the Trustee; provided that, if we commence and diligently pursue efforts to cure such fact, event or circumstance within such 30-day period and deliver written notice to the Trustee thereof, we may continue to effect such cure, and such misrepresentation shall not be deemed an Event of Default for an additional 60 days so long as we are diligently pursuing such cure;

  (4) We fail to perform or observe any covenant or agreement contained in the Indenture regarding maintenance of existence or restrictions on Indebtedness, Liens, Restricted Payments, guarantees, disposition of assets, amendments to the Credit Agreement or Partnership Notes or taking of actions thereunder as directed by the Required Holders, fundamental changes, or nature of business and such failure continues uncured for 30 or more days from the date one of our Responsible Officers receives notice thereof from the Trustee;

  (5) We fail to perform or observe any of our covenants contained in the Indenture (other than those contained in (4) above) and such failure continues uncured for 30 or more days from the date one of our Responsible Officers receives notice thereof from the Trustee of such failure; provided that if we commence and diligently pursue efforts to cure such default within such 30-day period, we may continue to effect such cure of the default and such default will not be deemed an Event of Default for an additional 90 days so long as we are diligently pursuing such cure;

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

  (6) Certain events involving our bankruptcy, insolvency, receivership or reorganization;

  (7) Any Pledge Agreement ceases to be in full force and effect or there is a Material Adverse Effect on the Lien purported to be granted in any Issuer Pledge Agreement such that it ceases to be a valid and perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties on the Collateral described therein with the priority purported to be created thereby; provided, however, that we have 10 days after one of our Responsible Officers obtains actual knowledge thereof to cure any such cessation, if curable, or to furnish to the Collateral Agent all documents or instruments required to cure any such cessation, if curable; or

  (8) Any event of default under any of our Indebtedness which results in Indebtedness in excess of $2.5 million becoming due and payable prior to its stated maturity.

 Control by Holders

  The Holders of at least a majority in aggregate principal amount of Outstanding Notes (the "Required Holders") will have the right to direct the time, place and method of conducting any proceeding for any right or remedy available to the Trustee or exercising any trust or power conferred on the Trustee in the Indenture. The Required Holders, acting through the Trustee, will have the right to direct the time, place and method for exercising any right or remedy available to the Issuer under the Credit Agreements and the Partnership Notes; provided that upon the occurrence of an Event of Default related to failure to make payments on the senior secured notes, Holders of 25% in aggregate principal amount of the Outstanding Notes have the right to cause the acceleration of the Partnership Notes.

  Subject to the above paragraph, if an Event of Default has occurred and is continuing and as a result thereof or in connection therewith or pursuant to an acceleration of the senior secured notes arising therefrom, payments on the senior secured notes are not made when due, the Trustee is required to enforce the Guarantees and the rights of the Holders thereunder.

 Enforcement of Remedies

  If one or more Events of Default have occurred and are continuing, then:

  (a) in the case of an Event of Default described in clause (6) above under "Certain Events," the entire principal amount of the Outstanding Notes, all interest accrued and unpaid thereon, and all premium and other amounts payable under the senior secured notes and the Indenture, if any, will automatically become due and payable without presentment, demand, protest or notice of any kind; or

  (b) in the case of an Event of Default described in clause (2) (in connection with a Credit Agreement Event of Default or a Guarantee Event of Default) above under "Certain Events" relating to certain events involving the bankruptcy, insolvency, receivership or reorganization of any of the Coso partnerships, the entire principal amount of the Outstanding Notes (on a pro rata basis), all interest accrued and unpaid thereon, and all premium and other amounts payable under the senior secured notes and the Indenture, if any, will automatically become due and payable without presentment, demand, protest or notice of any kind; or

  (c) in the case of an Event of Default described in:

    (i) clause (1) above under "Certain Events," upon the direction of the Holders of no less than 25% in aggregate principal amount of the Outstanding Notes, the Trustee will, by

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

         notice to us, declare the entire principal amount of the Outstanding Notes, all interest accrued and unpaid thereon, and all premium and other amounts payable under the senior secured notes and the Indenture, if any, to be due and payable, or

    (ii) clauses (2) (except as described in clause (b) above), (3), (4),
         (5), (7) or (8) above under "Certain Events," upon the direction of the Required Holders, the Trustee will, by notice to us, declare the entire principal amount of the Outstanding Notes, all interest accrued and unpaid thereon, and all premium and other amounts payable under the senior secured notes and the Indenture, if any, to be due and payable.

  If an Event of Default occurs and is continuing and is known to the Trustee, the Trustee will mail to each Holder notice of the Event of Default within 30 days after the occurrence thereof. Except in the case of an Event of Default in payment of principal of or interest on any senior secured note, the Trustee may withhold the notice to the Holders if the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

  If an Event of Default relating to failure to pay amounts owed on the senior secured notes has occurred and is continuing, the Trustee may declare the principal amount of the Outstanding Notes, all interest accrued and unpaid thereon, and all premium and other amounts payable under the senior secured notes and the Indenture, if any, to be due and payable notwithstanding the absence of direction from Holders of at least 25% in aggregate principal amount of the Outstanding Notes directing the Trustee to accelerate the maturity of the senior secured notes unless Holders of more than 75% in aggregate principal amount of the Outstanding Notes direct the Trustee not to accelerate the maturity of such senior secured notes, if in the good faith exercise of its discretion the Trustee determines that such action is necessary to protect the interests of the Holders.

  If an Event of Default relating to a Credit Agreement Event of Default or a Guarantee Event of Default (other than a Credit Agreement Event of Default related to failure to pay the Partnership Notes or a Guarantee Event of Default related to failure to make payments under the Guarantees) has occurred and is continuing, the Trustee may declare the principal amount of the Outstanding Notes, all interest accrued and unpaid thereon, and all premium and other amounts payable under the senior secured notes and the Indenture, if any, to be due and payable notwithstanding the absence of direction from the Required Holders directing the Trustee to accelerate the maturity of such amount of senior secured notes unless the Required Holders direct the Trustee not to accelerate the maturity of such senior secured notes, if in the good faith exercise of its discretion the Trustee determines that such action is necessary to protect the interests of the Holders.

  In addition, if one or more of the Events of Default referred to in clause
(c)(ii) immediately above has occurred and is continuing, the Trustee may declare the entire principal amount of the senior secured notes Outstanding, all interest accrued and unpaid thereon, and all premium and other amounts payable under the senior secured notes and the Indenture, if any, to be due and payable notwithstanding the absence of direction from the Required Holders directing the Trustee to accelerate the maturity of the senior secured notes unless the Required Holders direct the Trustee not to accelerate the maturity of the senior secured notes, if in the good faith exercise of its discretion the Trustee determines that such action is necessary to protect the interests of the Holders.

  In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by us or on our behalf with the intention of avoiding payment of the premium that we would have had to pay if we then had elected to redeem the Series A notes due 2009 or the Series B Notes due 2009 pursuant to the optional redemption provisions of the Indenture, a premium equal to

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the then applicable Treasury Rate shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Series A notes due 2009 or the Series B Notes due 2009. If an Event of Default occurs at a time when the Series A notes due 2001 or the Series B notes due 2001 are outstanding by reason of any willful action (or inaction) taken (or not taken) by us or on our behalf with the intention of avoiding the prohibition on redemption of the Series A notes due 2001 or any Series B notes due 2001, then a premium equal to the then applicable Treasury Rate shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Series A notes due 2001 or the Series B notes due 2001.

  At any time after the principal of the senior secured notes has become due and payable upon a declared acceleration, and before any judgment or decree for the payment of the money so due, or any portion thereof, has been entered, the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, by written notice to us and the Trustee, shall rescind and annul such declaration and its consequences if:

  (1) there has been paid to or deposited with the Trustee a sum sufficient to pay:

    (a) all overdue interest on the senior secured notes,

    (b) the principal of and premium, if any, on any senior secured notes that have become due (including overdue principal) other than by such declaration of acceleration and interest thereon at the respective rates provided in the senior secured notes for overdue principal,

    (c) to the extent that payment of such interest is lawful, interest upon overdue interest at the respective rates provided in the senior secured notes for overdue interest, and

    (d) all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel, and

    (e) all Events of Default, other than the nonpayment of the principal of the senior secured notes and the Partnership Notes that has become due solely by such acceleration, have been cured or waived in accordance with the Indenture.

  (2) If an Event of Default relating to failure to pay amounts owed on the senior secured notes has occurred and is continuing and an acceleration has occurred, the Trustee may (as the Holders of 25% in aggregate principal amount of the Outstanding Notes request) direct the Collateral Agent to take possession of all Collateral.

  (3) If an Event of Default relating to a Credit Agreement Event of Default or a Guarantee Event of Default (other than a Credit Agreement Event of Default related to failure to pay the Partnership Notes or a Guarantee Event of Default related to failure to pay amounts owed on the senior secured notes) has occurred and is continuing and an acceleration has occurred, the Trustee may (as the Required Holders request) direct the Collateral Agent to take possession of all Collateral.

  (4) If an Event of Default other than those referred to in clauses (2) and
      (3) above has occurred and is continuing and an acceleration has occurred, the Trustee may (as the Required Holders request) direct the Collateral Agent to take possession of all Collateral; or

  (5) If one or more Guarantee Events of Default shall have occurred and be continuing under a Guarantee, the Trustee may (as the Required Holders request) direct the Collateral Agent to take possession of all Collateral.

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 Application of Monies Collected by Trustee

  Any monies collected or to be applied by the Trustee after an Event of Default in respect of the senior secured notes will be applied to amounts owed with respect to all senior secured notes and all other Senior Indebtedness on a pro rata basis and, in respect of senior secured notes of a series, will be applied ratably to the Holders of senior secured notes in the following order from time to time, on the date or dates fixed by the Trustee:

  (1) first, to the payment of all amounts due to the Trustee or any predecessor Trustee under the Indenture;

  (2) second, (A) in case the unpaid principal amount of the Outstanding Notes or other outstanding Senior Indebtedness has not become due, to the payment of any overdue interest, (B) in case the unpaid principal amount of a portion of the Outstanding Notes or other outstanding Senior Indebtedness has become due, first to the payment of accrued interest on all Outstanding Notes and all other Senior Indebtedness for overdue principal, premium, if any, and overdue interest, and next to the payment of the overdue principal on all senior secured notes and all other Senior Indebtedness or (C) in case the unpaid principal amount of all the Outstanding Notes and all other Senior Indebtedness has become due, first to the payment of the whole amount then due and unpaid upon the Outstanding Notes and all other Senior Indebtedness for principal, premium, if any, and interest, together with interest for overdue principal, premium, if any, and overdue interest; and

  (3) third, in case the unpaid principal amount of all the Outstanding Notes and all other Senior Indebtedness has become due, and all of the outstanding principal, premium, if any, interest and other amounts owed in connection with the senior secured notes and all other Senior Indebtedness have been fully paid, any surplus then remaining will be paid to us, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

Amendments and Supplements

  We, the Coso partnerships, the Trustee and the Collateral Agent may amend or supplement the Indenture or execute a waiver without the consent of the
Holders:

  .  to add additional covenants of ours;

  . to surrender rights conferred upon us, or to confer additional benefits upon the Holders;

  .  to increase the assets securing our obligations under the Indenture;

  .  the issuance of Additional Notes on the conditions described herein;

  . for any purpose not inconsistent with the terms of the Indenture or to cure any ambiguity, defect or inconsistency;

  . to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; or

  . to reflect any amendments required by a Rating Agency in circumstances where confirmation of the Ratings is required or permitted under the Indenture.

  The Indenture may be otherwise amended or supplemented by us, the Coso partnerships, the Trustee and the Collateral Agent with the consent of Holders of not less than a majority in aggregate

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principal amount of the senior secured notes then Outstanding; provided that no such amendment or supplement may, without the consent of all Holders of Outstanding Notes, modify:

  .  the principal, premium and interest payable upon the Series B notes,

  .  the dates on which interest or principal on any Series B notes is paid,

  .  the dates of maturity of any Series B notes, or

  .  the procedures for amendment by a supplemental indenture.

Notwithstanding the foregoing, the provisions in the Indenture relating to a Change of Control and the related definitions as used therein may be amended by the Holders of at least a majority in aggregate principal amount of the Outstanding Notes.

Additional Senior Secured Notes

  In the event we incur Permitted Indebtedness in the form of Additional Notes, whether issued pursuant to the Indenture or a separate indenture, the Holders of the senior secured notes and the holders of Additional Notes shall be treated as one class for all purposes (including voting with respect to the exercise of remedies in the event of an Event of Default). Notwithstanding anything to the contrary in the Indenture, we and the Trustee may amend the Indenture or enter into an intercreditor agreement to implement such treatment.

Amendment of Credit Agreement and Partnership Notes

  We and the Trustee may, without the consent of or notice to the Series B note Holders, consent to any amendment or modification of any Credit Agreement or the Partnership Notes

  . as permitted by the provisions of the Credit Agreements, the Partnership Notes or the Indenture,

  .  to cure any ambiguity, defect or inconsistency,

  .  to add additional rights in favor of us, or

  . in connection with any amendment to the Credit Agreements or Partnership Notes where such amendment is required by a Rating Agency in circumstances where confirmation of the Ratings are required or permitted under the Indenture or the Credit Agreements.

Except as described above, neither we nor the Trustee shall consent to any other amendment or modification of the Credit Agreements or the Partnership Notes or grant any waiver or consent thereunder without the consent of the Required Holders. An amendment to the Credit Agreements or to the Partnership Notes which changes the amounts of payments due thereunder, the Person to whom such payments are to be made or the dates on which such payments are to be made shall not be made without the unanimous consent of the Holders.

Satisfaction and Discharge of the Indenture; Defeasance

  We may terminate the Indenture and the Guarantees by delivering all Outstanding Notes to the Trustee for cancellation and by paying all other sums payable under the Indenture.

  Legal and covenant defeasance shall be permitted upon terms and conditions customary for transactions of this nature.

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Trustee

  There shall at all times be a Trustee under the Indenture, which shall be a corporation having either (1) a combined capital and surplus of at least $500.0 million, or (2) having a combined capital and surplus of at least $100.0 million and being a wholly owned subsidiary of a corporation having a combined capital and surplus of at least $500.0 million in each case subject to supervision or examination by a Federal or State or District of Columbia authority and having a corporate trust office in New York, New York, to the extent there is such an institution eligible and willing to serve. We agreed to indemnify and hold harmless the Trustee in connection with the performance of its duties under the Indenture, except for liability which results from the negligence, bad faith or willful misconduct of the Trustee.

  The Trustee may resign at any time by giving written notice thereof to us. The Trustee may be removed at any time by act of the Required Holders, delivered to the Trustee and to us. We will give notice of each resignation and removal of the Trustee and each appointment of a successor Trustee to all Holders.

Information Available to Holders

  Pursuant to the Indenture, so long as any senior secured notes are outstanding, we and the Coso partnerships will furnish to the Holders of Series B notes:

  (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we and each Coso partnership were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by our and each Coso partnership's certified independent accountants, and

  (2) all current reports that would be required to be filed with the SEC on Form 8-K if we and the Coso Partnerships were required to file such reports, in each case within the time periods specified in the SEC's rules and regulations.

In addition, for so long as any senior secured notes remain outstanding, we and the Coso partnerships will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Agent Relationship

  Each Coso partnership has designated us as its agent under the Indenture for the sole purpose of (i) issuing the Series B notes to the extent of each such Coso partnership's obligations thereunder and (ii) otherwise carrying out each Coso partnership's obligations and duties and exercising each Coso partnership's rights and privileges under the Indenture. Each Coso partnership will indemnify us against all claims arising in connection with our performance of its obligations.

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                        Description of Credit Agreements

  Pursuant to Credit Agreements between each Coso partnerships and us (the "Credit Agreements"), (i) the Coso partnerships issued the Partnership Notes to us at the closing of the Series A notes offering, and (ii) the Coso partnerships agreed to make payments under the Partnership Notes in amounts which are sufficient to enable us to pay scheduled principal of and interest on the Series B notes.

  The Coso partnerships have absolutely and unconditionally agreed to make payments under the Partnership Notes in scheduled installments and to pay interest, in arrears, on the unpaid principal amount of each installment. If the proceeds received from our issuance of Additional Notes are loaned to the Coso partnerships, then additional Partnership Notes having a principal amount equal to the amount of such proceeds so loaned to the Coso partnerships will be issued by the Coso partnerships and such principal shall be payable in scheduled installments which correspond to the repayment of principal of such Additional Notes.

  Optional Prepayment

  Optional prepayment of the Partnership Notes shall not be permitted except in connection with the defeasance of the Senior secured notes or the optional redemption of the Series A notes due 2009 and the Series B notes due 2009.

  Mandatory Prepayment

  The Coso partnerships are required to prepay the Partnership Notes with proceeds received by the Coso partnerships in connection with an Event of Loss, a Title Event, an Event of Eminent Domain, a Permitted Power Contract Buy-Out or a termination of the Navy Contract under Section VIII(2) of the Navy Contract to the extent set forth in "Description of Series B Notes --Mandatory Redemption."

  Certain Covenants

  Set forth below are certain covenants of the Coso partnerships contained in the Credit Agreements.

  Events of Loss. If any Event of Loss or Event of Eminent Domain occurs and the cost of repairing, restoring, replacing or rebuilding (collectively, "Reconstructing") is $5.0 million or less, and if, in the reasonable judgment of the managing partner of the relevant Coso partnership, to Reconstruct would be prudent and consistent with such Coso partnership's obligations to maintain such Project, then such Coso partnership shall, at its own expense and whether or not such damage, destruction or loss is covered by an insurance policy, with reasonable promptness, Reconstruct the same. If there are Loss Proceeds or Eminent Domain Proceeds (from insurance or otherwise) available as a result of such damage, destruction or loss in the amount of $5.0 million or less, then said Loss Proceeds or Eminent Domain Proceeds shall be available to such Coso partnership for application pursuant to the provisions described under "Loss Proceeds Account."

  If an Event of Loss or an Event of Eminent Domain occurs and the Loss Proceeds or Eminent Domain Proceeds are greater than $5.0 million but less than the total amount outstanding under the Partnership Note (the "Partnership Note Balance") such Coso partnership shall have the option to Reconstruct the Project, or any part thereof, upon the satisfaction of certain conditions. If such Coso partnership fails to exercise such option, the Coso partnership shall apply the Loss Proceeds or Eminent Domain Proceeds to prepay amounts outstanding under the Partnership Note as described in "Mandatory Prepayment."

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  If an Event of Loss or an Event of Eminent Domain occurs and the Loss
Proceeds or Eminent Domain Proceeds are equal to or exceed the Partnership Note Balance, then the Coso partnership shall apply those Loss Proceeds or Eminent Domain Proceeds to prepay amounts outstanding under the Partnership Note, as described in "Mandatory Prepayment," unless such Coso partnership obtains a determination form the Rating Agencies that the credit rating of the senior secured notes that had been in effect immediately before the Event of Loss or Event of Eminent Domain will not be adversely affected by applying those Loss Proceeds or Eminent Domain Proceeds to Reconstruction of the Project.

  Reporting Requirements. Each of the Coso partnerships shall provide to us:

  . all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Coso partnerships were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Coso partnerships' certified independent accountants;

  . all current reports that would be required to be filed with the SEC on Form 8-K if the Coso partnerships were required to file such reports, in each case within the time periods specified in the SEC's rules and regulations;

  . all other information in respect of the Coso partnerships requested by us to enable us to meet our obligations under the Indenture;

  .  copies of material notices; and

  . written notice of any Credit Agreement Event of Default under the Credit Agreement or any event or condition that could reasonably be expected to result in a Material Adverse Effect. To the extent that the information provided pursuant to the preceding sentence includes financial statements of each of the Coso partnerships, the Coso partnerships also shall provide to us combined financial statements.

  Sale of Assets. Except as contemplated by the Transaction Documents, none of the Coso partnerships shall sell, lease (as lessor) or transfer (as transferor) any property or assets material to the operation of the Projects except for fair value in the ordinary course of business to the extent that such property is no longer useful or necessary in connection with the operation of the Projects.

  Ownership of Coso Partnerships. None of the Navy I Partners, Navy II Partners or the BLM Partners shall sell, transfer or convey any partnership interests held by such Partner in the Navy I partnership, Navy II partnership or the BLM partnership, respectively, unless:

  (1) such sale, transfer or conveyance would not result in any change in the relevant Project's status as a Qualifying Facility; and

  (2) the Person to whom such partnership interests are sold, transferred or conveyed enters into a pledge agreement providing for the perfected, first priority pledge to the Collateral Agent for the benefit of the Trustee and the Holders of the senior secured notes of all such partnership interests.

  Insurance. The Coso partnerships shall maintain or cause to be maintained insurance as is generally carried by companies engaged in similar businesses and owning similar properties in the same general areas and financed in a similar manner. The Coso partnerships shall maintain business interruption insurance, casualty insurance, including flood and earthquake coverage, and primary and

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excess liability insurance, as well as customary worker's compensation and automobile insurance. The Coso partnerships shall not reduce or cancel such insurance coverages (or permit any such coverages to be reduced or canceled) if an independent insurance consultant determines that such reduction or cancellation would not be reasonable under the circumstances and the insurance coverages sought to be reduced or canceled are available on commercially reasonable terms or that another level of coverage greater than that proposed by the Coso partnerships is available on commercially reasonable terms (in which case such coverage may be reduced to the higher of such available levels).

  QF Status. The Coso partnerships shall operate and maintain the Coso projects as QFs unless the failure to so operate and maintain such Projects as QFs would not cause or result in (1) a breach of the power purchase agreements that the Coso partnerships are party to or (2) an adverse effect on the revenues to be received under such power purchase agreements.

  Governmental Approvals; Title. Each of the Coso partnerships shall at all times (1) obtain and maintain in full force and effect all material Governmental Approvals and other consents and approvals required at any time in connection with its business and (2) preserve and maintain good and valid title to its properties and assets (subject to no liens other than Permitted Liens), except in each case where the failure to do so in clause (1) or (2) could not reasonably be expected to have a Material Adverse Effect.

  Nature of Business. None of the Coso partnerships shall engage in any business other than their existing businesses.

  Compliance with Laws. Each of the Coso partnerships shall comply with all applicable laws, except where non-compliance could not reasonably be expected to have a Material Adverse Effect.

  Prohibition on Fundamental Changes. None of the Coso partnerships shall enter into any transaction of merger or consolidation, change its form of organization or its business, liquidate or dissolve itself (or suffer any liquidation or dissolution); provided that any Coso partnership shall be able to merge with or into any other Coso partnership so long as no Default or Event of Default exists or will occur as a result thereof and subject to the satisfaction of other customary conditions. None of the Coso partnerships shall purchase or otherwise acquire all or substantially all of the assets of any other Person, except for the purchase or acquisition by any of the Coso partnerships of the partnership interests or assets related to the other Project.

  Revenue Account. Each of the Coso partnerships shall take all actions as may be necessary to cause all revenues of the Coso partnerships to be deposited in the Revenue Account to the extent required by the Depositary Agreement.

  Transactions with Affiliates. Except as provided in or with respect to Project Documents which currently exist, none of the Coso partnerships shall make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

  (1) such Affiliate Transaction is on terms that are no less favorable to the relevant Coso partnership than those that would have been obtained in a comparable transaction by such Coso partnership with an unrelated Person; and

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  (2) the relevant Coso partnership delivers to the Trustee:

    . with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the general partner of such Coso partnership set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a each of the Partners of the Coso partnership; and

    . with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing.

  The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1) transactions between or among the Coso partnerships and us;

  (2) payment of any Operating and Maintenance Fees or Management Fees, provided that such payment is made in accordance with the provisions in clauses (7) and (8) set forth under the caption "Flow of Funds--Revenue Account; Priority of Payments;" and

  (3) Restricted Payments that are permitted by the provisions of the Depositary Agreement described below under the caption "--Restricted Payments."

  Restricted Payments. None of the Coso partnerships shall make any Restricted Payments, except as permitted under the Depositary Agreement and described under the caption "Flow of Funds."

  Exercise of Rights Under Project Documents. None of the Coso partnerships shall exercise, or fail to exercise, their rights under the Project Documents in a manner which could reasonably be expected to result in a Material Adverse Effect.

  Amendments to Contracts. None of the Coso partnerships shall terminate, amend, replace or modify, or permit to be terminated, amended, replaced or modified, (other than immaterial amendments or modifications as certified by the Coso partnerships) any of the Project Documents to which it is a party unless:

  . such Coso partnership certifies that such termination, amendment, replacement or modification could not reasonably be expected to have a Material Adverse Effect; and

  . in the case of any amendment, termination or modification of a Power Purchase Agreement which affects the revenues derived by any of the Coso partnerships by more than $5.0 million, or $10.0 million when aggregated with all previous amendments or modifications, the Coso partnerships provide a letter from each of the Rating Agencies confirming that such amendment, termination or modification will not result in a Rating Downgrade after giving effect to any mandatory redemption of senior secured notes required to be made in connection with any such amendment, modification or termination pursuant to a Permitted Power Contract Buy-Out.

  Limitations on Indebtedness/Liens. None of the Coso partnerships shall create or incur or suffer to exist any Indebtedness other than Permitted Partnership Indebtedness. None of the Coso partnerships shall grant, create, incur or suffer to exist any Liens upon any of its properties, except for Permitted Liens.

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

  Operating Budget. If, during any fiscal year, any Coso partnership (1) exceeds its Operating Budget by more than 25% or (2) expends 75% or less of its Operating Budget, then in either case such Coso partnership shall cause the Independent Engineer to certify that the expenditures were reasonably designed to permit such Coso partnership to operate and maintain a facility of that type and to maximize its revenue and net income.

  Required Geothermal Percentage. Each Coso partnership shall use its best efforts to maintain in cooperation with the other Coso partnerships, the minimum geothermal resource required to produce, in the aggregate among all of the Projects, at least 105% of the steam necessary to generate the energy projected in the Independent Engineer's Base Case Projections. In addition:

  (a) The Coso partnerships shall cause the Geothermal Engineer to deliver, not more than 30 days after October 31 of each year, a certificate setting forth the Actual Geothermal Percentage for the Projects measured as of October 31 of such year.

  (b) If as of October 31 in any year the Geothermal Engineer shall determine that the Actual Geothermal Percentage for the Projects is less than 105%, then:

    . the Coso partnerships shall develop a plan of corrective action to achieve an Actual Geothermal Percentage of at least 105%, which plan shall be approved by the Geothermal Engineer, and the Coso partnerships shall diligently implement such approved plan; and

    . no payment of Management Fees or any Restricted Payment shall be made until such time as the Geothermal Engineer shall determine that the Actual Geothermal Percentage for the Projects is at least equal to 105%.

  (c) The Coso partnerships shall cause the Geothermal Engineer to deliver, during the calendar year 2006, a report on the geothermal resource available as of such date and whether sufficient geothermal resource remains to enable the Projects, in the aggregate, to produce sufficient steam to generate the energy projected in the Independent Engineer's Base Case Projections through the maturity date of the Series A notes due 2009 and the Series B notes due 2009.

  Books and Records. The Coso partnerships shall maintain their books and records and give us, the Trustee, the Collateral Agent and the Independent Engineer inspection rights at reasonable times and upon reasonable prior notice.

  Additional Project Documents. The Coso partnerships shall perform and observe their respective covenants and obligations under all of the Project Documents in all material respects, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The Coso partnerships shall not be permitted to enter into any Additional Project Documents if entering into such document would result in a Material Adverse Effect; provided that the Coso partnerships shall be permitted to enter into agreements for the purchase by such Coso partnerships of electricity so long as
(1) such agreements with respect to each Coso partnership do not provide for payments in excess of $10.0 million per year by such Coso partnership and (2) prior to entering into any such agreement the relevant Coso partnership delivers an officer's certificate to the Trustee certifying that the proposed agreement is on arms-length terms.

  Additional Covenants. In addition to the covenants described above, the Credit Agreements also contain covenants of the Coso partnerships regarding:

  .  maintenance of existence,


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

  .  payment of taxes and claims unless being contested in good faith; and

  . preservation and maintenance of Liens on the Collateral and the priority thereof.

  Events of Default.

  Certain Events

  The following events constitute Credit Agreement Events of Default under each Credit Agreement:

  (1) the failure by any of the Coso partnerships to pay or cause to be paid any principal of, premium, if any, or interest, fees or any other obligations on its Partnership Note for ten or more days after the same becomes due and payable, whether by scheduled maturity or required prepayment or by acceleration or otherwise;

  (2) any representation or warranty made by any Coso partnership under its Credit Agreement shall prove to have been untrue or misleading in any material respect as of the time made, confirmed or furnished and the fact, event or circumstance that gave rise to such inaccuracy could reasonably be expected to result in a Material Adverse Effect and such fact, event or circumstance shall continue to be uncured for 30 or more days from the date a Responsible Officer of such Coso Partnership receives notice thereof from the Trustee; provided that if such Coso partnership commences efforts to cure such fact, event or circumstance within such 30-day period, such Coso partnership may continue to effect such cure and such misrepresentation shall not be deemed a Credit Agreement Event of Default for an additional 60 days so long as such Coso partnership is diligently pursuing such cure;

  (3) the failure by any of the Coso partnerships to perform or observe any covenant under its Credit Agreement relating to maintenance of existence, restrictions on Indebtedness, Permitted Liens, Restricted Payments, guarantees, disposition of assets, maintenance of insurance, amendments to the Project Documents, fundamental changes, or nature of business and such failure shall continue uncured for 30 or more days after a Responsible Officer of either of such Coso partnership receives notice thereof from the Trustee;

  (4) the failure by any of the Credit Parties to perform or observe any of the other covenants under the Credit Agreement or in the other Financing Documents the Credit Parties are party to (other than such failures described in clause (1) or (3) above or (13) below) and such failure shall continue uncured for 30 or more days after a Responsible Officer of the Credit Parties receives notice thereof from the Trustee; provided that if the Credit Parties commence efforts to cure such default within such 30-day period, the Credit Parties may continue to effect such cure of the default and such default shall not be deemed a Credit Agreement Event of Default for an additional 90 days so long as the Credit Parties are diligently pursuing such cure;

  (5) certain events involving the bankruptcy, insolvency, receivership or reorganization of any of the Coso partnerships;

  (6) the entry of one or more final and non-appealable judgment or judgments for the payment of money in excess of $2.5 million (exclusive of judgment amounts fully covered by insurance or indemnity) against any of the Coso partnerships, which remain unpaid or unstayed for a period of 90 or more consecutive days after the entry thereof;

  (7) any event of default under any Permitted Partnership Indebtedness (other than Subordinated Indebtedness) that results in Permitted Partnership Indebtedness in excess of $2.5 million becoming due and payable prior to its stated maturity;

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

   (8) the Coso partnerships fail to perform any of their respective payment obligations under their respective guarantees for 10 or more days after the same becomes due and payable;

   (9) any Governmental Approval required for the operation of a Project owned by the Coso partnerships is revoked, terminated, withdrawn or ceases to be in full force and effect if such revocation, termination, withdrawal or cessation could reasonably be expected to have a Material Adverse Effect and such revocation, termination, withdrawal or cessation is not cured within 60 days following the occurrence thereof;

  (10) any Project Document ceases to be valid and binding and in full force and effect prior to its stated maturity date other than as a result of an amendment, termination or Permitted Power Contract Buy-Out permitted under the Credit Agreement or any third party thereto fails to perform its material obligations thereunder or makes any material misrepresentation thereunder and such event results in a Material Adverse Effect; provided that no such event shall be a Credit Agreement Event of Default if within 180 days from the occurrence of any such event, (a) the third party resumes performance or cures such misrepresentation or (b) the applicable Coso partnership enters into an Additional Project Document in replacement thereof, as permitted under the Credit Agreement;

  (11) the failure of the Coso partnerships or any other party to perform or observe any of its covenants or obligations contained in any of the Project Documents to which it is a party if such failure shall result in the termination of such Project Document or otherwise result in a Material Adverse Effect; provided, however, that such event shall not be a Credit Agreement Event of Default if within 180 days from the occurrence of any such event, the failure is cured or the Coso partnerships enter into an Additional Project Document in replacement thereof as permitted under the Credit Agreement;

  (12) any of the Security Documents ceases to be effective or any Lien granted therein ceases to be a valid and perfected Lien in favor of the Collateral Agent on the Collateral described therein with the priority purported to be created thereby; provided, however, that the Credit Party party to any such Security Document shall have 10 days after a Responsible Officer of the applicable Credit Party obtains knowledge thereof to cure any such cessation or to furnish to the Trustee, the Collateral Agent or the Depositary all documents or instruments required to cure any such cessation;

  (13) in the case of a determination by the Geothermal Engineer that the Actual Geothermal Percentage is less than 105% (as set forth in the annual certificate required pursuant to the covenant under the caption "--Description of Credit Agreements--Certain Covenants --Required Geothermal Percentage"), any:

      . failure by the Coso partnerships (a) to prepare a plan approved by the Geothermal Engineer within 90 days of such certification to achieve an Actual Geothermal Percentage of at least 105%, (b) to diligently implement such plan and (c) to achieve an Actual Geothermal Percentage of at least 105% within a reasonable period of time thereafter as determined in the sole discretion of the Geothermal Engineer or

      . determination by the Geothermal Engineer or the Coso partnerships that achieving an Actual Geothermal Percentage of at least 105% is not reasonably feasible; or

  (14) an Event of Default described under clauses (3), (4), (5), (6), (7) or
       (8) of "Certain Events" of the summary of the Event of Default provisions of the Indenture occurs. See "--Indenture--Events of Default."

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 Enforcement of Remedies

  If one or more Credit Agreement Events of Default under any Credit Agreement have occurred and are continuing, then:

  (1) in the case of a Credit Agreement Event of Default under a Credit Agreement described in clause (5) above, the entire outstanding principal amount of all Partnership Notes, all interest accrued and unpaid thereon, and all premium and other amounts payable under the Partnership Notes and the Credit Agreements, if any, will automatically become due and payable without presentment, demand, protest or notice of any kind; or

  (2) in the case of a Credit Agreement Event of Default described in:

    . clause (1) and (8) above, upon the direction of the Holders of no less than 25% in aggregate principal amount of the Outstanding Notes, we will declare the outstanding principal amount of the Partnership Notes and all interest accrued and unpaid thereon, and all premium and other amounts payable under the Credit Agreements, if any, to be due and payable; or

    .  clauses (2), (3), (4), (6), (7), (9), (10), (11), (12), (13) and
       (14) above, upon the direction of the Required Holders, we will declare the outstanding principal amount of the Partnership Notes and all interest accrued and unpaid thereon, and all premium and other amounts payable under the Credit Agreements, if any, to be due and payable.

Additional Information

  Anyone who receives this prospectus may obtain a copy of the Indenture, the Depositary Agreement, the Pledge Agreements and other Financing Documents without charge by writing to Caithness Coso Funding Corp., 1114 Avenue of the Americas, 41st Floor, New York, New York 10036-7790, Attention: Secretary.

Book-Entry, Delivery and Form

  The Series B notes will initially be represented by one or more Series B notes in registered, global form (collectively, the "Global Series B Notes"). The Global Series B Note will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

  Except as set forth below, the Global Series B Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Series B Notes may not be exchanged for Series B notes in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Series B Notes will not be entitled to receive physical delivery of Certificated Notes (as defined below).

  In addition, transfers of beneficial interests in the Global Series B Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Cedel), which may change from time to time.

  The Trustee is acting as Paying Agent and Registrar. The Series B notes may be presented for registration of transfer and exchange at the offices of the Registrar.

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

 Depository Procedures

  The following description of the operations and procedures of DTC, Euroclear and Cedel are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. We take no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

  DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of the Participants. The Participants include securities brokers and dealers (including the initial purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.

  DTC has also advised us that, pursuant to procedures established by it, (i) upon deposit of the Global Series B Notes, DTC will credit the accounts of Participants designated by the Trustee with portions of the principal amount of the Global Series B Notes and (ii) ownership of such interests in the Global Series B Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Series B Notes).

  Investors in the Global Series B Note may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and CEDEL) which are Participants in such system. Euroclear and Cedel will hold interests in the Global Series B Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as operator of Cedel. All interests in a Global Series B Note, including those held through Euroclear or Cedel, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Series B Note to such persons may be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Series B Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Series B Notes, see "--Exchange of Book-Entry Series B Notes for Certified Series B Notes."

  Except as described below, owners of interests in the Global Series B Notes will not have Series B Notes registered in their names, will not receive physical delivery of Series B Notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

  Payments in respect of the principal of, and premium, if any, and interest on a Global Series B Note registered in the name of DTC or its nominee will be payable to DTC or its nominee in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, we and the Trustee will treat the persons in whose names the Series B Notes, including the Global Series B Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither we, the Trustee nor any agent of ours or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Series B Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Series B Notes, or (ii) any other matter relating to the actions and practices of DTC or any of the Participants or the Indirect Participants.

  DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Series B Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of the Series B Notes will be governed by standing instructions and customary practices and will not be the responsibility of DTC, the Trustee or us. Neither we nor the Trustee will be liable for any delay by DTC or any of the Participants in identifying the beneficial owners of the Series B Notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Global Series B Notes for all purposes.

  Except for trades involving only Euroclear and Cedel participants, interests in the Global Series B Notes are expected to be eligible to trade in DTC's Same Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and the Participants. See "--Same Day Settlement and Payment." Transfers between Participants in DTC will be affected in accordance with DTC's procedures and will be settled in same day funds, and transfers between participants in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

  Subject to compliance with the transfer restrictions applicable to the senior secured notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Series B
Note in DTC, and making or receiving payment in accordance with

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normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositories for Euroclear or Cedel.

  DTC has advised us that it will take any action permitted to be taken by a Holder of Series B Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Series B Notes and only in respect of such portion of the aggregate principal amount of the Series B Notes as to which such Participant or Participants has or have given such direction. However, if any of the events described under "--Exchange of Book Entry Series B Notes for Certificated Series B Notes" occurs, DTC reserves the right to exchange the Global Series B Notes for legended Series B Notes in certificated form and to distribute such Series B Notes to its Participants.

  Although DTC, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the Global Series B Notes among Participants in DTC, Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the Trustee nor any agent of ours or the Trustee will have any responsibility for the performance by DTC, Euroclear an Cedel or their participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

 Exchange of Book-Entry Notes for Certificated Notes

  The Global Series B Note is exchangeable for definitive Series B Notes in registered certificated form ("Certificated Notes") if (i) DTC (x) notifies us that it is unwilling or unable to continue as depository for the Global Series B Notes and we thereupon fail to appoint a successor depository or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) we, at our option, notify the Trustee in writing that we elect to cause the issuance of the Certificated Notes or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the Series B Notes. In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon request but only upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Series B Note or beneficial interests in the Global Series B Note will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

 Same Day Settlement and Payment

  The Indenture requires that payments made in respect of the Series B notes represented by the Global Series B Notes (including principal, premium, if any, and interest) be made by wire transfer of immediately available funds to the accounts specified by the Global Series B Note Holder. With respect to Series B notes in certificated form, we will make all payments of principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Series B notes represented by the Global Series B Notes are expected to trade in the Depository's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such senior secured notes will, therefore, be required by the Depository to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

  Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Global Series B Note from a Participant in DTC will be credited, and any

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such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel) immediately following the settlement date of DTC. DTC has advised the Issuer that cash received in Euroclear or Cedel as a result of sales of interests in a Global Series B Note by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

Registration Rights; Liquidated Damages

  The following is a summary of the material provisions of the registration rights agreement. It does not purport to be complete and is subject to, and is qualified entirely by, all of the provisions of the registration right agreement. We urge you to read the registration rights agreement in its entirety because it, and not this description, defines your registration rights as Holders of the Series B notes. See "--Additional Information."

  The Issuer, the Coso partnerships and the Initial Purchaser entered into the registration rights agreement pursuant to which we and the Coso partnerships agreed to file with the SEC the exchange offer registration statement on an appropriate form under the Securities Act with respect to an offer to exchange the Series A notes.

  If:

  (1) We and the Coso partnerships are not

    (a) required to file the exchange offer registration statement; or

    (b) permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy; or

  (2) any Holder of Transfer Restricted Securities notifies us prior to the 20th day following consummation of the exchange offer that:

    (a) it is prohibited by law or SEC policy from participating in the exchange offer; or

    (b) that it may not resell the Series B notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales; or

    (c) that it is a broker-dealer and owns Series A notes acquired directly from us or one of our affiliates,

then we and the Coso partnerships will file with the SEC a shelf registration statement to cover resales of Transfer Restricted Securities by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement.

  We and the Coso partnerships will use their best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the SEC. For purposes of the preceding, "Transfer Restricted Securities" means each Series A note until the earliest to occur of:

  (1) the date on which such Series A note has been exchanged by a Person other than a broker-dealer for a Series B note in the exchange offer;

  (2) following the exchange by a broker-dealer in the exchange offer of a Series A note for a Series B note, the date on which such Series B note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the exchange offer registration statement;


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  (3) the date on which such Series A note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; or

  (4) the date on which such Series A note is distributed to the public pursuant to Rule 144 under the Securities Act.

  The registration rights agreement provides:

  (1) we and the Coso partnerships will file an exchange offer registration statement with the SEC on or prior to 90 days after the closing of the Series A notes offering;

  (2) we and the Coso partnerships will use our and their best efforts to have the exchange offer registration statement declared effective by the SEC on or prior to 180 days after the closing of the Series A notes offering;

  (3) unless the exchange offer would not be permitted by applicable law or Commission policy, we and the Coso partnerships will

    (a) commence the exchange offer; and

    (b) use our and their best efforts to issue on or prior to 30 business days, or longer, if required by the federal securities laws, after the date on which the exchange offer registration statement is declared effective by the SEC, Series B notes in exchange for all Series A notes tendered prior thereto in the exchange offer; and

  (4) if obligated to file the shelf registration statement, we and the Coso partnerships will use our and their best efforts to file the shelf registration statement with the SEC on or prior to 45 days after such filing obligation arises and to cause the shelf registration statement to be declared effective by the SEC on or prior to 90 days after such obligation arises.

  If:

  (1) we and the Coso partnerships fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing; or

  (2) any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"); or

  (3) we and the Coso partnerships fail to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the exchange offer registration statement; or

  (4) the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the registration rights agreement (each such event referred to in clauses (1) through (4) above, a "Registration Default"), then we and the Coso partnerships will pay liquidated damages ("Liquidated Damages") to each Holder of senior secured notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of senior secured notes held by such Holder.

  The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of senior secured notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of $.25 per week per $1,000 principal amount of senior secured notes.

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  All accrued Liquidated Damages will be paid by us and the Coso partnerships on each Damages Payment Date to the Series B Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

  Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

  Holders of Series A notes will be required to make certain representations to us (as described in the registration rights agreement) in order to participate in the exchange offer and will be required to deliver certain information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their senior secured notes included in the shelf registration statement and benefit from the provisions regarding Liquidated Damages set forth above. By acquiring Transfer Restricted Securities, a Holder will be deemed to have agreed to indemnify us and the Coso partnerships against certain losses arising out of information furnished by such Holder in writing for inclusion in any shelf registration statement. Holders of senior secured notes will also be required to suspend their use of the prospectus included in the shelf registration statement under certain circumstances upon receipt of written notice to that effect from us.

Certain Definitions

  Certain terms defined below are summaries of terms defined in, and are defined more specifically in, the Project Documents and the Financing Documents. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Project Documents and the Financing Documents.

  "Accounts" means the accounts established under the Depositary Agreement.

  "Actual Geothermal Percentage" means a percentage calculated by dividing the geothermal resource available at the wellhead or pursuant to a contract for such geothermal resource by the resource that would be required to meet the production level necessary to generate the energy projected in the Independent Engineer's Base Case Projections.

  "Additional Notes" means additional senior secured notes, other than the senior secured notes, having the same final maturity and amortization as the Series B notes due 2001 or the Series B notes due 2009, as the case may be, except as amortization may be increased pro rata across all payments to reflect such shorter term, if any.

  "Additional Project Document" means:

  (1) any contract or undertaking relating to the purchase or sale of electricity from the Projects entered into by any of the Coso partnerships after the closing of the Series A notes offering;

  (2) any consent or security instrument entered into by any of the Coso partnerships or any other relevant party in connection with an Additional Project Document; or

  (3) any contract or undertaking to which we or any Coso partnership is a party entered into after the closing of the Series A notes offering, relating to (i) the supply, procurement or transportation of consumables or other supplies to the Projects, or (ii) the design,

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     construction, operation or maintenance of the Projects; in each case which is material to the applicable Project.

  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

  "Approved Related Party" with respect to any Change of Control means:

  (1) any direct or indirect controlling stockholder or 80% (or more) owned Subsidiary of Caithness Energy, L.L.C.; or

  (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, members, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of Caithness Energy, L.L.C. and/or such other Persons referred to in the immediately preceding clause (1).

  "BLM Partners" means Caithness Coso Holdings, LLC, a Delaware limited liability company, and New CHIP Company, LLC, a Delaware limited liability company, the general partners of the BLM Partnership.

  "BLM Partnership" means Coso Energy Developers, a California general partnership.

  "BLM Project" means, collectively, BLM East, which consists of two 30 MW turbine generators, and BLM West, which consists of one 30 MW turbine generator.

  "Capital Expenditure Reserve Account" means the account of such name created under the Depositary Agreement.

  "Capital Expenditure Reserve Required Balance" means an amount equal to the aggregate Capital Expenditures budgeted for the Projects for the next succeeding twelve-month period (a) as approved by the Independent Engineer and delivered to the Trustee at least annually and (b) as adjusted by management and set forth in an Officers' Certificate delivered to the Trustee six months following each budget approved by the Independent Engineer.

  "Capital Expenditures" means Major Maintenance, any expenses incurred in connection with the development and implementation of any plan for the drilling and maintenance of additional geothermal wells for the Projects and any other expenses that are capitalized on the balance sheet and qualify as capital expenditures of the relevant Coso partnership in accordance with GAAP.

  "Capital Stock" means:

  (1) in the case of a corporation, corporate stock;

  (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

  (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

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  "Change of Control" means the occurrence of any of the following:

  (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and the Coso partnerships taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than Caithness Energy, L.L.C. or an Approved Related Party;

  (2) the adoption of a plan relating to the liquidation or dissolution of the Issuer or any of the Coso partnerships; or

  (3) the first day on which Caithness Energy, L.L.C. ceases to own, directly or indirectly, (a) 50% or more of the total voting power of the Voting Stock of the Issuer and of each of the Coso partnerships and (b) 25% or more of the total economic ownership interests in the Issuer and each of the Coso Partnerships.

  "Collateral" means all collateral pledged, or in respect of which a lien is granted, pursuant to the Indenture and the Security Documents.

  "Collateral Agent" means U.S. Bank Trust National Association, as collateral agent for the benefit of the Secured Parties, together with its successors and assigns.

  "Comparable Treasury Issue" means the United States Treasury security selected by a Reference Treasury Dealer as having a maturity comparable to the Remaining Average Life of the Series A notes due 2009 or the Series B notes 2009 to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Average Life of such notes.

  "Comparable Treasury Price" means, with respect to any date of redemption,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such date of redemption, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities," or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

  "CPI Adjustment" means an amount equal to (i) $2.0 million plus the amount of all previous annual adjustments made pursuant to this definition multiplied by
(ii) the percentage change from the previous year in the annual average consumer price index as published by the Bureau of Labor Statistics of the United States Department of Labor in the "Consumer Price Index for All Urban Consumers, 1982-84 = 100, All Cities, % change past year' under the column Yr. Avg."'; provided that for purposes of calculating the CPI Adjustment, the most recently ended calendar year prior to the date of determination shall be used; and provided, further, the CPI Adjustment for the twelve months ended December 30, 1999, shall be zero. If the Bureau of Labor Statistics shall no longer publish such statistics, or if the Bureau of Labor Statistics shall no longer maintain any statistics on the purchasing power of the consumer dollar, comparable statistics published by a reasonable financial periodical or recognized authority mutual agreed upon by the Issuer and the Trustee shall be used to determine the CPI Adjustment.

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

  "Credit Agreement" means, individually, (1) that certain Credit Agreement dated as of May 28, 1999, between Navy I Partnership, as borrower, and us, as lender, (2) that certain Credit Agreement dated as of May 28, 1999, between BLM Partnership, as borrower, and us, as lender, or (3) that certain Credit Agreement dated as of May 28, 1999, between Navy II Partnership, as borrower, and us, as lender.

  "Credit Agreement Event of Default" means a Credit Agreement Event of Default as defined in the Credit Agreement.

  "Credit Parties" means each of the Coso partnerships, each of the Partners and each affiliate of the Coso Partnerships or the Partners that is a party to any Security Document.

  "Custodian" means, initially, the Trustee, and its successors and assigns or any other custodian performing similar functions.

  "Debt Service Coverage Ratio" means for any period, without duplication, the ratio of (i) (A) the sum of all revenues (including interest and fee income, but excluding any insurance proceeds and all other similar non-recurring receipts in an aggregate amount in excess of $2.0 million in any twelve-month period) of the Coso partnerships for such period, minus (B) the aggregate amount of Operating and Maintenance Costs of the Coso partnerships for such period, minus (C) all Capital Expenditures during such period, to (ii) the sum of (A) all principal, premium (if any) and interest payable with respect to Permitted Indebtedness outstanding (other than Subordinated Indebtedness) for such period, plus (B) the aggregate amount of overdue principal, premium (if any) and interest payments owed with respect to Permitted Indebtedness outstanding (other than Subordinated Indebtedness) from previous periods; all as determined on a cash basis in accordance with GAAP.

  "Debt Service Reserve Account" means the account of such name created under the Depositary Agreement.

  "Debt Service Reserve Letter of Credit" one or more irrevocable, direct pay letters of credit issued by the Debt Service Reserve LOC Provider in favor of the Depositary where the account party is not the Issuer and/or Coso partnerships.

  "Debt Service Reserve LOC Provider" means the commercial bank(s) or financial institution(s) issuing the Debt Service Reserve Letter of Credit, which institution shall be rated not less than A by S&P and A2 by Moody's.

  "Debt Service Reserve Required Balance" means, on the closing date of the Series A notes offering, $50.0 million, and thereafter an amount equal to the aggregate amount of the principal and interest due on the Series B notes on the next succeeding semi-annual scheduled payment date.

  "Deeds of Trust" means (i) that certain Deed of Trust, Assignment of Rents, Fixture Filing and Security Agreement dated as of May 28, 1999, executed by Navy I Partnership in favor of the trustee thereunder and the Collateral Agent as beneficiary, (ii) that certain Deed of Trust, Assignment of Rents, Fixture Filing and Security Agreement dated as of May 28, 1999, executed by BLM Partnership in favor of the trustee thereunder and the Collateral Agent as beneficiary, (iii) that certain Deed of Trust, Assignment of Rents, Fixture Filing and Security Agreement dated as of May 28, 1999, executed by Navy II Partnership in favor of the trustee thereunder and the Collateral Agent as beneficiary, (iv) that certain Deed of Trust, Assignment of Rents, Fixture Filing and Security

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Agreement dated as of May 28, 1999, executed by Coso Transmission Line Partners in favor of the trustee thereunder and the Collateral Agent as beneficiary, (v) that certain Deed of Trust, Assignment of Rents, Fixture Filing and Security Agreement dated as of May 28, 1999, executed by China Lake Joint Venture in favor of the trustee thereunder and Collateral Agent as beneficiary, (vi) that certain Deed of Trust, Assignment of Rents, Fixture Filing and Security Agreement dated as of May 28, 1999, executed by Coso Land Company in favor of the trustee thereunder and the Collateral Agent as beneficiary and (vii) any other deed of trust entered into by any Credit Party in favor of the trustee thereunder and the Collateral Agent as beneficiary.

  "Default" means an event or condition that, with the giving of notice, lapse of time or failure to satisfy certain specified conditions, or any combination thereof, would become a Credit Agreement Event of Default or an Event of Default.

  "Depositary" means U.S. Bank Trust National Association, as depositary under the Depositary Agreement.

  "Depositary Agreement" means the Deposit and Disbursement Agreement, dated as of May 28, 1999, between the Issuer, the Collateral Agent, the Depositary and the Coso partnerships.

  "Distribution Account" means the account of such name created under the Depositary Agreement.

  "Distribution Suspense Account" means the account of such name created under the Depositary Agreement.

  "Duff & Phelps" means Duff & Phelps Credit Rating Company.

  "Eminent Domain Proceeds" means all amounts and proceeds (including instruments) received by a Coso partnership in respect of any Event of Eminent Domain, after deducting all reasonable expenses incurred in litigating, arbitrating, compromising, settling or consenting to the settlement of any claims against the appropriate Governmental Authority (exclusive of any termination by the Navy of the Navy Contract pursuant to the terms thereof).

  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

  "Event of Default" means the occurrence of an event of default under the Indenture.

  "Event of Eminent Domain" means any compulsory transfer or taking or transfer under threat of compulsory transfer or taking of any material part of the Collateral or the Coso projects by any Governmental Authority, but excluding any termination of the Navy Contract.

  "Event of Loss" means an event which causes all or a portion of a Project to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever, other than an Event of Eminent Domain or a Title Event.

  "Final Maturity Date" means the latest stated maturity date of any series of the senior secured notes.

  "Financing Documents" means, collectively, the Credit Agreement, the Guarantees, the Indenture, the Partnership Notes, the Depositary Agreement, the Security Documents and the senior secured notes.

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  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

  "Geothermal Engineer" means GeothermEx Inc., or another widely recognized geothermal engineer retained as a geothermal engineer by us.

  "Geothermal Engineer's Report" means a geothermal engineer's report, dated May 1999, prepared by the Geothermal Engineer and attached to this prospectus as Exhibit C.

  "Governmental Approvals" means all governmental approvals, authorizations, consents, decrees, permits, waivers, privileges and filings with all Governmental Authorities required to be obtained for the construction, operation and maintenance of a Project.

  "Governmental Authority" means the government of any federal, state, municipal or other political subdivision in which the Projects are located, and any other government or political subdivision thereof exercising jurisdiction over the Projects or any party to any of the Project Documents, including all agencies and instrumentalities of such governments and political subdivisions.

  "Guarantee Event of Default" means an Event of Default under and as defined in a Guarantee.

  "Indebtedness" of any Person means, at any date, without duplication:

  (1) all obligations of such Person for borrowed money;

  (2) all obligations of such Person evidenced by senior secured notes, debentures, notes or other similar instruments (excluding "deposit only" endorsements on checks payable to the order of such Person);

  (3) all obligations of such Person to pay the deferred purchase price of property or services (except accounts payable and similar obligations arising in the ordinary course of business shall not be included herein);

  (4) all obligations of such Person as lessee under capital leases to the extent required to be capitalized on the books of such Person in accordance with GAAP; and

  (5) all obligations of others of the type referred to in clause (1) through
      (4) above guaranteed by such Person, whether or not secured by a lien or other security interest on any asset of such Person;

  provided that "Indebtedness" shall exclude obligations of the Coso partnerships to the California Energy Commission and liens securing such obligations to the extent that such obligations and liens do not exceed the dollar amounts paid to, or to be paid, the Coso partnerships pursuant to AB1890.

  "Independent Engineer" means Sandwell Engineering Inc. or another widely recognized independent engineering firm or engineer retained as independent engineer by the Issuer.

  "Independent Engineer's Base Case Projections" means the base case projections prepared by the Independent Engineer and included in the Independent Engineer's Report.


                                      195
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  "Independent Engineer's Report" means the Independent Engineer's Report, dated May 20, 1999, prepared by Sandwell Engineering Inc. and attached to this prospectus as Exhibit A.

  "Initial Purchaser" means Donaldson, Lufkin & Jenrette Securities
Corporation.

  "Interest Account" means the account of such name created under the Depositary Agreement.

  "Interest Payment Date" means each December 15 and June 15, commencing December 15, 1999, and concluding on the Final Maturity Date.

  "Lien" means any mortgage, pledge, hypothecation, assignment, mandatory deposit arrangement with any Person owning Indebtedness of such Person, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever which has the substantial effect of constituting a security interest, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign.

  "Loss Proceeds" means all net proceeds from an Event of Loss received by a Coso partnership, including, without limitation, insurance proceeds or other amounts actually received, except proceeds of delayed opening or business interruption insurance, on account of an event which causes all or a substantial portion of the relevant Project to be damaged, destroyed or rendered unfit for normal use.

  "Loss Proceeds Account" means the account of such name created under the Depositary Agreement.

  "Major Maintenance" means labor, materials and other direct expenses for any overhaul of or major maintenance procedure for any Project (including major maintenance such as turbine overhauls) which requires significant disassembly or shutdown of the relevant Project pursuant to manufacturers' guidelines or recommendations, engineering or operating considerations or the requirements of any applicable legal requirement; provided that such expenses are capitalized on the balance sheet of the relevant Coso partnership and not expensed on the statement of operations of the relevant Partnership, all in accordance with GAAP.

  "Management Fees" means fees paid to the Partners or their representatives pursuant to the partnership agreements of the Coso partnerships as determined by the management committee of each of the Coso partnerships.

  "Management Fees Account" means the Account of such name created under the Depositary Agreement.

  "Material Adverse Effect" means a material adverse effect on:

  (1) our financial position or results of operation and that of the Coso partnerships, taken as a whole;

  (2) the Collateral or the validity or priority of the Liens on the Collateral;

  (3) our ability to perform our material obligations under the Indenture, the senior secured notes or any of the Financing Documents to which we are a party;

  (4) the ability of the Trustee to enforce any of our payment obligations under the Indenture or the senior secured notes; or

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  (5) the ability of the Coso partnerships to perform any of their material obligations under their respective Partnership Notes or the Financing Documents to which they are a party.

  "Moody's" means Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and assigns.

  "Navy Contract" means the Original Service Contract N62474-79-C-5382, between
U. S. Naval Weapons Center and California Energy Company, Inc., as Contractor, as amended and assigned.

  "Navy I Partners" means ESCA LLC, a Delaware limited liability company, and New CLOC Company, LLC, a Delaware limited liability company, the general partners of the Navy I Partnership.

  "Navy I Partnership" means Coso Finance Partners, a California general partnership.

  "Navy I Project" means the ownership, development and operation of the turbine generators and associated geothermal resource wells operated by the Navy I Partnership on a portion of the lands described in Exhibit A of the Navy Contract; and the Navy I Partnership's ownership and operation of the 115kV transmission line to the Edison substation at Inyokern, California.

  "Navy II Partners" means Caithness Navy II Group, LLC., a Delaware limited liability company, and New CTC Company, LLC, a Delaware limited liability company, the general partners of the Navy II Partnership.

  "Navy II Partnership" means Coso Power Developers, a California general partnership.

  "Navy II Project" means the ownership, development and operation of the turbine generators and associated geothermal resource wells operated by the Navy II Partnership on a portion of the lands described in Exhibit A of the Navy Contract.

  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

  "Operating and Maintenance Costs" means, for any periods, all amounts disbursed by or on behalf of the Coso partnerships for operation, maintenance (excluding, after the first Interest Payment Date, Capital Expenditures), administration, repair, or improvement of their Projects, including, without limitation, premiums on insurance policies, property and other taxes, payments under the relevant operating and maintenance agreements, leases, royalty and other land use agreements and fees, expenses and any other payments required under the Project Documents (excluding the Operating and Maintenance Fees and the Management Fees).

  "Operating and Maintenance Fees" means fees payable to FPL Energy Operating Services, Inc. and Coso Operating Company, LLC or any successor operators with respect to the field and plant operations and maintenance agreements.

  "Operating and Maintenance Fees Account" means the Account of such name created under the Depositary Agreement.

  "Operating Budget" means a budget of Operating and Maintenance Costs and Capital Expenditures with respect to the Coso partnerships and the Coso projects for any given fiscal year, or part thereof, and prepared in good faith on the basis of estimated requirements, showing such costs by category for such fiscal year.

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  "Outstanding Notes" means, as of the time in question, all senior secured notes authenticated and delivered under the Indenture, except (i) senior secured notes theretofore canceled or required to be canceled under the Indenture; (ii) senior secured notes for which provision for payment shall have been made in accordance with the Indenture; and (iii) senior secured notes in substitution for which other senior secured notes have been authenticated and delivered pursuant to the Indenture.

  "Partners" means, collectively, the Navy I Partners, the BLM Partners and the Navy II Partners.

  "Payment Date" means any Interest Payment Date or Principal Payment Date.

  "Permitted Additional Senior Lender" shall mean a holder of any Permitted Indebtedness of the Issuer (other than the senior secured notes and Permitted Indebtedness described in clause (4) or (5) of the definition of Permitted Indebtedness) or of any Permitted Partnership Indebtedness of any Coso partnership described in clause (1) of the definition of Permitted Partnership Indebtedness (other than Permitted Indebtedness described in clause (4) or (5) of the definition of Permitted Indebtedness), or any agent, depositary, collateral agent, security trustee or similar such party acting on behalf of any such holder or holders.

  "Permitted Indebtedness" means:

  (1) the senior secured notes;

  (2) Indebtedness incurred to finance the making of capital improvements to the Projects required to maintain compliance with applicable law or anticipated changes therein; provided that no such Indebtedness may be incurred unless at the time of such incurrence (i) no Default or Event of Default has occurred and is continuing, (ii) the Independent Engineer confirms as reasonable a certification by the Issuer (containing customary qualifications) that the proposed capital improvements are reasonably expected to enable such Project to comply with applicable or anticipated legal requirements, (iii) the calculations of the Issuer demonstrate that, after giving effect to the incurrence of such Indebtedness, the minimum projected Debt Service Coverage Ratio of the Issuer (x) for the next four consecutive fiscal quarters, commencing with the quarter in which such Indebtedness is incurred, taken as one annual period, and (y) for each subsequent fiscal year through the Final Maturity Date, will not be less than 1.25 to 1 and (iv) the Rating Agencies confirm that the incurrence of such Indebtedness will not result in a Rating Downgrade;

  (3) Indebtedness incurred to finance the making of capital improvements to the Projects not required by applicable law so long as after giving effect to the incurrence of such Indebtedness (i) no Default or Event of Default has occurred and is continuing, (ii) the calculations of the Issuer that demonstrate, after giving effect to the incurrence of such Indebtedness, the minimum projected Debt Service Coverage Ratio (x) for the next four consecutive fiscal quarters, commencing with the quarter in which such Indebtedness is incurred, taken as one annual period, and
      (y) for each subsequent fiscal year through the Final Maturity Date, in each case will not be less than (A) 1.3 to 1 if the Indebtedness is on or before December 30, 2001, or (B) 1.5 to 1 if the Indebtedness is after December 30, 2001, and (iii) each of the Rating Agencies confirm that the incurrence of such Indebtedness will not result in a Rating Downgrade;

  (4) (x) Subordinated Indebtedness accrued or incurred by BLM to Coso Land Company constituting royalty payments pursuant to an agreement regarding royalties between such parties as in effect on the closing date of the Series A notes offering, (y) Subordinated

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      Indebtedness (other than as specified in subclause (x) of this clause
      (y) of this definition of Permitted Indebtedness) from Affiliates in an amount not to exceed $20.0 million or (z) any other Subordinated Indebtedness so long as each of the Rating Agencies confirm that the incurrence of such Subordinated Indebtedness will not result in a Rating Downgrade, and in the case of both (x) and (y), which amounts shall be used to finance capital, operating or other costs with respect to the Projects; provided that all payments of principal of, and premium, if any, and interest on, any such Subordinated Indebtedness shall constitute a Restricted Payment under the Indenture; and

  (5) Indebtedness not otherwise described under clauses (1) through (4) hereof incurred solely for working capital and operational needs of the Projects which, when aggregated with the then outstanding principal balance of Indebtedness of one or more of the Coso partnerships permitted pursuant to clause (6) of the definition of Permitted Partnership Indebtedness (but without duplication of amounts), does not exceed $5.0 million at any time outstanding.

  "Permitted Investments" means an Investment in any of the following:

  (1) direct obligations of the Department of the Treasury of the United States of America;

  (2) obligations, representing full faith and credit of the United States of America, of any of the following federal agencies: Export-Import Bank, Farmers Home Administration, General Services Administration, U.S. Maritime Administration, Small Business Administration, Government National Mortgage Association (GNMA), U.S. Department of Housing & Urban Development (PHA's) and Federal Housing Administration;

  (3) obligations issued or fully guaranteed by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof and, at the time of the acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

  (4) certificates of deposit and eurodollar time deposits, bankers' acceptances and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus in excess of $250.0 million;

  (5) notes, bonds, collateralized mortgage obligations or other evidences of indebtedness rated "AAA" by S&P and "Aaa" by Moody's issued by the Federal Home Loan Bank, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation;

  (6) commercial paper rated in any one of the two highest rating categories by Moody's or S&P;

  (7) investment agreements with banks (foreign and domestic), broker/dealers, and other financial institutions rated at the time of bid in any one of the three highest rating categories by Moody's and S&P;

  (8) repurchase agreements with banks (foreign and domestic), broker/dealers, and other financial institutions rated at the time of bid in any one of the three highest rating categories by Moody's and S&P, provided, (a) collateral is limited to the securities specified in clauses (1) through (5) above, (b) the margin levels for collateral must be maintained at a minimum of 102% including principal and interest, (c) the Trustee shall have a first perfected security interest in the collateral, (d) the collateral will be delivered to a third party custodian, designated by us, acting for the benefit of the Trustee and all fees and expenses related to collateral custody will be our responsibility, (e) the collateral must have been or will be acquired at the market price and marked to market weekly and collateral level shortfalls cured within 24 hours, (f) unlimited right of substitution of collateral is allowed provided that substitution collateral must be permitted collateral substituted at a current market price and substitution fees of the custodian shall be paid by us;

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  (9)  asset-backed securities having the highest rating obtainable from either S&P or Moody's;

  (10) forward purchase agreements delivering securities specified in clauses
       (1) and (6) above with banks (foreign and domestic), broker/dealers, and other financial institutions maintaining a long-term rating on the day of bid no lower than investment grade by both S&P and Moody's (such rating may be at either the parent or subsidiary level); and

  (11) money market funds rated "AAAm" or "AAAm-G" or better by S&P and other financial funds investing exclusively in investments of the types described in clauses (1) through this clause (11) of this definition.

  "Permitted Lien" means, collectively:

  (1) Liens to secure Indebtedness described in clauses (1), (2) and (3) of the definition of Permitted Indebtedness and described in clauses (1),
      (2), (3) and (4) of the definition of Permitted Partnership
      Indebtedness;

  (2) mechanic's, workmen's, materialmen's, supplier's, construction or other like Liens arising in the ordinary course of business that, in each case, have not become the subject of foreclosure or any other action or proceeding;

  (3) servitudes, easements, rights-of-way, restrictions, minor defects or irregularities in title and such other encumbrances or charges against real property or interests therein as are of a nature generally existing with respect to properties of a similar character and which do not in any material way interfere with the use thereof in the business of the Coso partnerships; and

  (4) other Liens incidental to the conduct of the Coso partnerships' business or the ownership of properties and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than vendor's liens for accounts payable in the ordinary course of business), and which do not in the aggregate materially impair the use thereof in the operation of their business.

  "Permitted Partnership Indebtedness" means:

  (1) proceeds of Permitted Indebtedness loaned to any Coso partnerships by the Issuer or, incurred by a Coso partnership;

  (2) guarantees by one or more of the Coso partnerships of Permitted Indebtedness;

  (3) the Guarantees;

  (4) the Partnership Notes;

  (5) Indebtedness of one Coso partnership to another Coso partnership; and

  (6) Indebtedness of one or more of the Coso partnerships not otherwise described under clauses (1) through (5) hereof incurred solely for working capital and operational needs of the Projects which, when aggregated with the then outstanding principal balance of Indebtedness of the Issuer permitted pursuant to clause (5) of the definition of Permitted Indebtedness (but without duplication of amounts), does not exceed $5.0 million at any time outstanding.

  "Permitted Power Contract Buy-Out" means the termination of a Power Purchase Agreement or the negotiated reduction of capacity and/or energy or the rates related thereto to be sold under a Power Purchase Agreement other than pursuant to such agreement's terms and the payment by Southern California Edison made in connection therewith.


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  "Person" means any individual, sole proprietorship, corporation, partnership, joint venture, limited liability partnership, limited liability corporation, trust, unincorporated association, institution, Governmental Authority or any other entity.

  "Principal Account" means the Account of such name created under the Depositary Agreement.

  "Principal Payment Date" when used with respect to any senior secured note means the date on which all or a portion of the principal of such senior secured note becomes due and payable as provided therein or in the Indenture, whether on a scheduled date for payment of principal at a Redemption Date, the Final Maturity Date, a date of declaration of acceleration, or otherwise.

  "Project Documents" means, individually and collectively, all material existing agreements and documents which relate to all or any portion of one or more of the Projects.

  "Rating" means the rating of the senior secured notes by the Rating Agencies.

  "Rating Agency" means any of Moody's, S&P and Duff & Phelps.

  "Rating Downgrade" means a lowering by the Rating Agencies of the then current credit ratings of the senior secured notes.

  "Redemption Account" means the account of such name created under the Depositary Agreement.

  "Redemption Date" means the date on which Issuer redeems or shall redeem any senior secured notes in accordance with the Indenture.

  "Reference Treasury Dealer" means any nationally recognized primary U.S. government securities dealer in New York City selected by the Issuer.

  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such date of redemption.

  "Remaining Average Life" means, with respect to any Series A notes due 2009 and Series B notes due 2009, the principal of which is to be redeemed (the "Called Principal"), the number of years (calculated to the nearest one-twelfth year) obtained by dividing:

  (1) such Called Principal into

  (2) the sum of the products obtained by multiplying:

    (a) the principal component of each Remaining Scheduled Payment (as defined below) with respect to such Called Principal by

    (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the date on which such Called Principal is to be redeemed (the "Settlement Date") and the scheduled due date of such Remaining Scheduled Payment.

For purposes of this definition, the term "Remaining Scheduled Payments" means, with respect to the Called Principal of any Series A notes due 2009 and Series B notes due 2009, all payments of

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such Called Principal and interest thereon that would be due after the
Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

  "Required Holders" means, at any time, Persons that at such time hold at least a majority in aggregate principal amount of the Outstanding Notes.

  "Responsible Officer" means, with respect to knowledge of any default under the Indenture or the Credit Agreement, the chief executive officer, president, chief financial officer, general counsel, principal accounting officer, treasurer, or any vice president of the Issuer or a Coso partnership, as applicable, or other officer of such corporation who in the normal performance of his or her operational duties would have knowledge of the subject matter relating to such default.

  "Restricted Payment" means, with respect to any Person:

  (1) the declaration and payment of distributions or dividends, the issuance of Equity Interests in such Person or any other payment in respect of any Equity Interests made in cash, property, obligations or other notes;

  (2) any payment of the principal of or interest on any Subordinated Indebtedness;

  (3) the making of any loans or advances to any Affiliate (other than Permitted Indebtedness);

provided, however, that "Restricted Payment" shall not include payments under any of the Project Documents for services rendered.

  "Revenue Account" means the account of such name created under the Depositary Agreement.

  "S&P" means Standard & Poor's Rating Group Corporation, a corporation organized and existing under the laws of the State of New York, its successors and assigns.

  "Secured Parties" means the Trustee, the Collateral Agent, the Depositary, any Permitted Additional Senior Lender or any other Person that becomes a Secured Party under any Financing Document.

  "Security Agreements" means (1) that certain Security Agreement dated as of May 28, 1999, executed by Navy I Partnership in favor of the Collateral Agent,
(2) that certain Security Agreement dated as of May 28, 1999, executed by BLM Partnership in favor of the Collateral Agent and (3) that certain Security Agreement dated as of May 28, 1999, executed by Navy II Partnership in favor of the Collateral Agent.

  "Security Documents" means, collectively, the Depositary Agreement, the Deeds of Trust, the Security Agreements, the Pledge Agreements and any other document providing for any lien, pledge, encumbrance, mortgage or security interest on
(i) any or all of the assets of the Coso partnerships, the Issuer, the ownership interests thereof or (ii) the assets constituting or related to the Projects.

  "Senior Indebtedness" means all of the Permitted Indebtedness of Issuer and the Coso partnerships other than the Subordinated Indebtedness.

  "Subordinated Indebtedness" means Indebtedness (and the note or other instrument evidencing the same) which has been subordinated, on terms and conditions substantially the same as those permitted under the Indenture, to the prior payment of amounts owing under the Indenture and the senior secured notes and the repayment of which shall be made only from Restricted Payments.

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  "Title Event" means the existence of any defect of title or lien or encumbrance on a Project (other than certain permitted liens) in effect on the closing date of the Series A notes offering that entitles the Collateral Agent to make a claim under the policy or policies of title insurance required pursuant to the Financing Documents.

  "Title Event Proceeds" means all amounts and proceeds (including instruments) in respect of any Title Event.

  "Transaction Documents" means the Project Documents and the Financing
Documents.

  "Treasury Rate" means, with respect to any date of redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date of redemption.

  "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

  "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors or otherwise entitled to vote in the determination of the management of such Person.

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

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES
                             OF THE EXCHANGE OFFER

  The exchange of Series A notes for Series B notes pursuant to the exchange offer should not be treated as a taxable transaction for U.S. federal income tax purposes because the Series B notes will not be considered to differ materially from the Series A notes. Rather, any Series B notes you receive should be treated as a continuation of your investment in the Series A notes. As a result, you should bear no material U.S. federal income tax consequences due to the exchange, and you should have the same adjusted issue price, adjusted basis and holding period in the Series B notes as you had in the Series A notes immediately prior to the exchange.

  You should consult your own tax advisor concerning the consequences of your exchange of Series A notes for Series B notes, including the tax consequences under, state, local, foreign or other tax laws, and the possible effects on you of changes in U.S. federal or other tax laws.

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

                              PLAN OF DISTRIBUTION

  Each broker-dealer that receives Series B notes for its own account as a result of this exchange offer, sometimes referred to a as participating broker, must acknowledge that it will deliver a prospectus in connection with any resale of such Series B notes. This prospectus, as it may be periodically amended or supplemented, may be used by a participating broker in connection with any resale of the Series B notes received in exchange for Series A notes where the Series A notes were acquired as a result of market-making activities or other trading activities. For a period of 180 days from the completion of the exchange offer, or a shorter period if all Series B notes have been disposed of by the participating brokers, we will make this prospectus, as amended or supplemented, available to any participating broker for use in connection with the resale of the Series B notes. Until this period ends, we will send a reasonable number of additional copies of this prospectus and any amendment or supplement to this prospectus to any participating broker that requests such documents in the letter of transmittal.

  We will not receive any proceeds from the sale of Series B notes by broker-dealers. Series B notes received by any participating broker may be sold periodically, in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Series B notes, or a combination of such methods of resale provided that the Series B notes are sold at market prices prevailing at the time of resale, at prices related to such market prices or negotiated prices. Any resale of Series B notes may be made directly to purchasers or to or through broker-dealers who may receive compensation in the form of commissions or concessions from a broker-dealer and/or purchasers of the Series B notes. Any participating broker that resells the Series B notes that were received by it for its own account pursuant to this exchange offer and any broker dealer that participates in the distribution of Series B notes may be deemed to be an underwriter within the meaning of the Securities Act. Any profit on the resale of Series B notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver, and by delivering a prospectus as required, a participating broker will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

  We will pay all the expenses incident to this exchange offer, which shall not include the expense of any holder in connection with resales of the Series B notes. We have agreed to indemnify holders of the Series B notes, including participating brokers, against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

  Reed Smith Shaw & McClay LLP will opine on the validity of the Series B notes for us, and, together with Riordan & McKinzie, A Professional Law Corporation, will opine on the validity of the Guarantees for the Coso partnerships.

                       CHANGE IN INDEPENDENT ACCOUNTANTS

  Since 1991, Caithness Energy and CalEnergy, the two former co-sponsors of the Coso projects, had engaged PricewaterhouseCoopers LLP to audit the financial statements of the Coso partnerships. On February 25, 1999, Caithness Acquisition, Caithness Energy's wholly owned subsidiary, purchased all of CalEnergy's interests in the Coso projects, and Caithness Energy engaged KPMG LLP, its own independent certified public accountants, to audit the financial statements of the Coso partnerships in the

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

future, rather than to continue to have PricewaterhouseCoopers LLP audit those financial statements. In connection with the audits of the financial statements of Coso Finance Partners and Coso Finance Partners II, Coso Energy Developers and Coso Power Developers for each of the two years in the period ended December 31, 1998 and through February 25, 1999, (i) Caithness Energy had no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their reports on the financial statements for such years, and (ii) the reports of PricewaterhouseCoopers LLP on the Coso partnerships did not contain any adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope or accounting principles except for the reference to the Coso partnerships' adoption in 1998 of Statement of Position No. 98-5, "Reporting on the Costs of Start-up Activities."

                                    EXPERTS

  The balance sheet of Caithness Coso Funding Corp. as of April 22, 1999, has been included herein and in this prospectus in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

  The combining and combined financial statements of Coso Finance Partners and Coso Finance Partners II and the financial statements of Coso Energy Developers and Coso Power Developers as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, included in this prospectus, have been included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

  Sandwell Engineering Inc. has prepared the independent engineer's report dated May 20, 1999, appearing in Exhibit A to this prospectus. You should read it in its entirety for additional information about the Coso projects and the other matters addressed in it. We included the independent engineer's report in this prospectus in reliance on the conclusions expressed therein by Sandwell Engineering Inc. and upon that firm's experience in preparing independent engineer's reports for independent power projects.

  Henwood Energy Services, Inc. has prepared the energy markets consultant's report dated May 20, 1999 appearing in Exhibit B to this prospectus. You should read it in its entirety for additional information about certain industry and regulatory matters affecting the sales of electricity by the Coso projects and the related matters addressed in it. We included the energy markets consultant's report in this prospectus in reliance on the conclusions expressed therein by Henwood Energy Services, Inc. and upon that firm's experience in providing business advisory and other services and market forecasts in electricity and gas to international firms and public authorities.

  GeothermEx, Inc. has prepared the geothermal consultant's report dated May 1999, appearing in Exhibit C to this prospectus. You should read it in its entirety for additional information about the sufficiency of the geothermal resources available for use and for conversion to electrical power and the related matters addressed in it. As we indicated above, we have omitted from Exhibit C of this prospectus Appendices A through F of the geothermal consultant's report. Appendices A through F include the production histories for Navy I, BLM and Navy II production wells and the injection

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

histories for Navy I, BLM and Navy II injection wells. You can obtain copies of Appendices A through F of the geothermal consultant's report from us upon request. See "Available Information."

  We included the geothermal consultant's report in this prospectus in reliance on the conclusions expressed therein by GeothermEx, Inc. and upon that firm's experience in preparing consultant's reports for geothermal projects.

                             AVAILABLE INFORMATION

  Upon effectiveness of the registration statement of which this prospectus is a part, we and the Coso partnerships will be subject to the informational requirements of the Securities Exchange Act, and in accordance therewith we file reports, proxy and information statements and other information with the SEC. You can inspect and copy these reports, proxy and information statements and other information at:

  . the public reference facilities maintained by the commission at 450 Fifth Street, N.W., Washington, DC 20549, and

  .  the regional offices of the SEC located at:

    .  500 West Madison Street, Room 1400, Chicago, Illinois 60606, and

    .  7 World Trade Center, 13th Floor, New York, New York 10048.

  You also can obtain copies of these materials from the public reference section of the commission at 450 Fifth Street, N.W., Washington, DC 20549 at prescribed rates. You can obtain electronic filings made through the electronic data gathering, analysis and retrieval system at the SEC's web site, http://www.sec.gov.

  Whether or not required by the rules and regulations of the SEC, so long as any Series B notes are outstanding, we will furnish to the holders of Series B notes, within the time periods specified in the SEC's rules and regulations:

  . all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operation" and, with respect to the annual information only, a report thereon by our and the Coso partnerships' certified independent accountants; and

  . all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports.

  In addition, we have agreed that, for so long as any senior secured notes remain outstanding, we will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                         INDEX TO FINANCIAL STATEMENTS

Caithness Coso Funding Corp.

 Independent Auditor's Report.............................................   F-2
 Balance sheet at April 22, 1999..........................................   F-3
 Note to balance sheet....................................................   F-4
Coso Finance Partners and Coso Finance Partners II--Combining and Combined
 Financial Statements
 Report of independent accountants........................................   F-5
 Combining and combined balance sheets at December 31, 1997 and 1998......   F-6
 Combining and combined statements of operations for each of the three
  years in the period ended December 31, 1998.............................   F-7
 Combining and combined statements of partners' capital for each of the
  three years in the period ended December 31, 1998.......................   F-8
 Combining and combined statements of cash flows for each of the three
  years in the period ended December 31, 1998.............................   F-9
 Notes to combining and combined financial statements.....................  F-10
Coso Energy Developers--Financial Statements
 Report of independent accountants........................................  F-18
 Balance sheets at December 31, 1997 and 1998.............................  F-19
 Statements of operations for each of the three years in the period ended
  December 31, 1998.......................................................  F-20
 Statements of partners' capital for each of the three years in the period ended December 31, 1998.................................................  F-21
 Statements of cash flows for each of the three years in the period ended
  December 31, 1998.......................................................  F-22
 Notes to financial statements............................................  F-23
Coso Power Developers--Financial Statements
 Report of independent accountants........................................  F-31
 Balance sheets at December 31, 1997 and 1998.............................  F-32
 Statements of operations for each of the three years in the period ended
  December 31, 1998.......................................................  F-33
 Statements of partners' capital for each of the three years in the period ended December 31, 1998.................................................  F-34
 Statements of cash flows for each of the three years in the period ended
  December 31, 1998.......................................................  F-35
 Notes to financial statements............................................  F-36
Coso Finance Partners and Coso Finance Partners II
 Unaudited condensed balance sheets at December 31, 1998 and March 31,
  1999....................................................................  F-43
 Unaudited condensed statements of operations for the three months ended
  March 31, 1998, the two months ended February 28, 1999 and the one month ended March 31, 1999 ......................... .........................  F-44
 Unaudited condensed statements of cash flows for the three months ended
  March 31, 1998, the two months ended February 28, 1999 and the one month ended March 31, 1999 ...................................................  F-45
 Notes to the unaudited condensed financial statements....................  F-46
Coso Energy Developers
 Unaudited condensed balance sheets at December 31, 1998 and March 31,
  1999....................................................................  F-47
 Unaudited condensed statements of operations for the three months ended
  March 31, 1998, the two months ended February 28, 1999 and the one month ended March 31, 1999 ......................... .........................  F-48
 Unaudited condensed statements of cash flows for the three months ended
  March 31, 1998, the two months ended February 28, 1999 and the one month ended March 31, 1999 ...................................................  F-49
 Notes to the unaudited condensed financial statements....................  F-50
Coso Power Developers
 Unaudited condensed balance sheets at December 31, 1998 and March 31,
  1999....................................................................  F-51
 Unaudited condensed statements of operations for the three months ended
  March 31, 1998, the two months ended February 28, 1999 and the one month ended March 31, 1999 ...................................................  F-52
 Unaudited condensed statements of cash flows for the three months ended
  March 31, 1998, the two months ended February 28, 1999 and the one month ended March 31, 1999 ......................... .........................  F-53
 Notes to the unaudited condensed financial statements....................  F-54

                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors
Caithness Coso Funding Corp.:

  We have audited the accompanying balance sheet of Caithness Coso Funding Corp. as of April 22, 1999. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

  In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Caithness Coso Funding Corp. as of April 22, 1999, in conformity with generally accepted accounting principles.

                                          KPMG LLP

New York, NY
April 23, 1999

                          CAITHNESS COSO FUNDING CORP.

                                 BALANCE SHEET
                              AS OF APRIL 22, 1999

   Current asset:
     Cash................................................................. $ 3
                                                                           ===
   Stockholder's equity:
     Common stock ($0.01 par value; 1,000 shares authorized; 300 issued and outstanding).................................................... $ 3
     Additional paid-in capital........................................... --
                                                                           ---
   Total stockholders' equity............................................. $ 3
                                                                           ===



                    See accompanying note to balance sheet.

                          CAITHNESS COSO FUNDING CORP.

                             NOTE TO BALANCE SHEET
                                 APRIL 22, 1999

(1) General

  Caithness Coso Funding Corp. (Funding Corp.) was incorporated on April 22, 1999, in Delaware. Funding Corp. is a special purpose corporation that has been recently formed for the purpose of issuing senior secured notes on behalf of Coso Finance Partners, Coso Energy Developers and Coso Power Developers (the Coso partnerships), affiliates of Funding Corp. If Funding Corp. completes the offering of the senior secured notes, Funding Corp. will loan all of the proceeds from the offering to the Coso partnerships, and the Coso partnerships will guarantee, on a senior secured basis, repayment of the senior secured notes.

  Funding Corp. has no material assets other than the loans that will be made to the Coso partnerships. Also, Funding Corp. does not conduct any business, other than issuing the senior secured notes and making the loans to the Coso partnerships.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of Coso Finance Partners and Coso Finance Partners II

  In our opinion, the accompanying combining and combined balance sheets and the related combining and combined statements of operations, of partners' capital and of cash flows present fairly, in all material respects, the combining and combined financial position of Coso Finance Partners and Coso Finance Partners II at December 31, 1997 and 1998, and the combining and combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnerships' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

  As discussed in Note 2 to the combining and combined financial statements, the Partnerships adopted in 1998 Statement of Position No. 98-5, "Reporting on the Costs of Start-Up Activities."

/s/ PricewaterhouseCoopers LLP

San Francisco, California
February 12, 1999

               COSO FINANCE PARTNERS AND COSO FINANCE PARTNERS II

                     COMBINING AND COMBINED BALANCE SHEETS
                             (Dollars in thousands)

                                                   December 31, 1998
                                       ------------------------------------------
                          December 31,   Coso      Coso
                              1997     Finance    Finance
                            Combined   Partners Partners II Eliminations Combined
Assets
Cash....................    $  2,888   $    --    $   --      $    --    $    --
Restricted cash and
 investments (Note 5)...       6,479      7,524       --           --       7,524
Accounts receivable.....       4,234      5,404       --           --       5,404
Prepaid expenses and
 other assets...........         863        426       --           --         426
Amounts due from related
 parties, net (Note 7)..       4,211      3,782     8,748       (8,748)     3,782
Property, plant and
 equipment, net (Note
 4).....................     186,392    180,380       --           --     180,380
Transfer to related
 party (Note 1).........         --         --     11,995      (11,995)       --
Advances to China Lake
 Plant Services, Inc....       3,967      4,139       --           --       4,139
Deferred financing
 costs, net.............         356        233       --           --         233
                            --------   --------   -------     --------   --------
                            $209,390   $201,888   $20,743     $(20,743)  $201,888
                            ========   ========   =======     ========   ========
Liabilities and
 Partners' Capital
Accounts payable and
 accrued liabilities....    $    793   $  2,581   $   --      $    --    $  2,581
Navy sinking fund and
 royalties payable
 (Note 5)...............    $  7,363      8,808       --           --       8,808
Amounts due to related
 parties (Note 7).......         --       8,748       --        (8,748)       --
Transfer from related
 party (Note 1).........         --      11,995       --       (11,995)       --
Project loan (Note 6)...      45,666     40,566       --           --      40,566
                            --------   --------   -------     --------   --------
                              53,822     72,698       --       (20,743)    51,955
Partners' capital.......     155,568    129,190    20,743          --     149,933
                            --------   --------   -------     --------   --------
                            $209,390   $201,888   $20,743     $(20,743)  $201,888
                            ========   ========   =======     ========   ========



   The accompanying notes are an integral part of the combining and combined financial statements.

               COSO FINANCE PARTNERS AND COSO FINANCE PARTNERS II

                COMBINING AND COMBINED STATEMENTS OF OPERATIONS
                             (Dollars in thousands)



                            For the years
                           ended December      For the year ended December 31, 1998
                                 31,        -------------------------------------------
                          -----------------   Coso       Coso
                            1996     1997   Finance     Finance
                          Combined Combined Partners  Partners II Eliminations Combined
Revenue
Sales of electricity....  $118,206 $100,431 $53,153      $ --        $ --      $53,153
Royalty.................       --       --      --         493        (493)        --
Interest income.........     3,286    1,980     585        --          --          585
                          -------- -------- -------      -----       -----     -------
                           121,492  102,411  53,738        493        (493)     53,738
                          -------- -------- -------      -----       -----     -------
Expenses
Plant operations (Note
 7).....................    11,763   11,329  13,298        --          --       13,298
Royalty expense (Note
 5).....................    11,059    9,849   7,317        --         (493)      6,824
Depreciation and
 amortization...........    13,325   12,814  11,124        648         --       11,772
Interest expense........     8,868    6,260   4,333        --          --        4,333
                          -------- -------- -------      -----       -----     -------
                            45,015   40,252  36,072        648        (493)     36,227
                          -------- -------- -------      -----       -----     -------
Income (loss) before
 cumulative
 effect of accounting
 change.................    76,477   62,159  17,666       (155)        --       17,511
Cumulative effect of
 accounting change (Note
 2).....................       --       --     (923)       --          --         (923)
                          -------- -------- -------      -----       -----     -------
Net income (loss).......  $ 76,477 $ 62,159 $16,743      $(155)      $ --      $16,588
                          ======== ======== =======      =====       =====     =======



   The accompanying notes are an integral part of the combining and combined financial statements.

               COSO FINANCE PARTNERS AND COSO FINANCE PARTNERS II

             COMBINING AND COMBINED STATEMENTS OF PARTNERS' CAPITAL
                             (Dollars in thousands)

                               Coso Finance Partners             Coso Finance Partners II
                         ----------------------------------  ---------------------------------
                                                                          China Lake
                            ESCA      China Lake               ESCA II    Geothermal
                           Limited     Operating               Limited    Management
                         Partnership Company, Inc.  Total    Partnership Company, Inc.  Total   Combined
Balance at December 31,
 1995...................  $ 74,985     $ 69,251    $144,236    $11,000      $9,345     $20,345  $164,581
Net income..............    40,790       35,311      76,101        202         174         376    76,477
Distributions to
 partners(1)............   (39,249)     (33,975)    (73,224)       --          --          --    (73,224)
                          --------     --------    --------    -------      ------     -------  --------
Balance at December 31,
 1996...................    76,526       70,587     147,113     11,202       9,519      20,721   167,834
Net income..............    33,222       28,760      61,982         95          82         177    62,159
Distributions to
 partners(1)............   (39,892)     (34,533)    (74,425)       --          --          --    (74,425)
                          --------     --------    --------    -------      ------     -------  --------
Balance at December 31,
 1997...................    69,856       64,814     134,670     11,297       9,601      20,898   155,568
Net income (loss).......     8,974        7,769      16,743        (83)        (72)       (155)   16,588
Distributions to
 partners...............   (11,912)     (10,311)    (22,223)       --          --          --    (22,223)
                          --------     --------    --------    -------      ------     -------  --------
Balance at December 31,
 1998...................  $ 66,918     $ 62,272    $129,190    $11,214      $9,529     $20,743  $149,933
                          ========     ========    ========    =======      ======     =======  ========

---------------------
(1) Distributions of $14,394 to ESCA Limited Partnership and $12,461 to China Lake Operating Company, Inc. were declared and paid on January 2, 1996. Distributions of $16,761 to ESCA Limited Partnership and $14,509 to China Lake Operating Company, Inc. were declared on December 31, 1996 and paid on December 31, 1996 and January 2, 1997, respectively.


   The accompanying notes are in integral part of the combining and combined financial statements.

               COSO FINANCE PARTNERS AND COSO FINANCE PARTNERS II

                COMBINING AND COMBINED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)

                         For the years ended
                            December 31,        For the year ended December 31, 1998
                         --------------------  -------------------------------------------
                                                  Coso
                           1996       1997       Finance       Coso Finance
                         Combined   Combined    Partners       Partners II    Combined
Cash flows from
 operating activities
Net income.............  $  76,477  $  62,159  $      16,743     $     (155) $      16,588
Adjustments to
 reconcile net income
 to net cash flows from
 operating activities:
  Depreciation and
   amortization........     13,325     12,814         11,124            648         11,772
  Amortization of
   deferred financing
   costs...............        287        190            123            --             123
  Cumulative effect of
   accounting change...        --         --             923            --             923
  Additional advances
   to China Lake Plant
   Services, Inc.......       (201)      (239)          (172)           --            (172)
  Decrease (increase)
   in accounts
   receivable..........       (679)    13,987         (1,170)           --          (1,170)
  Decrease (increase)
   in prepaid expenses
   and other assets....       (738)       476            437            --             437
  Increase (decrease)
   in accounts payable
   and accrued
   liabilities.........     (3,705)     2,346          3,233            --           3,233
  Decrease (increase)
   in amounts due from
   related parties,
   net.................       (987)    (3,193)           922           (493)           429
                         ---------  ---------  -------------     ----------  -------------
    Net cash flows from
     operating
     activities........     83,779     88,540         32,163            --          32,163
                         ---------  ---------  -------------     ----------  -------------
Cash flows from
 investing activities
Additions to power
 plant and transmission
 line..................       (499)      (736)          (266)           --            (266)
Additions to wells and
 resource development
 costs.................     (1,795)    (3,853)        (6,417)           --          (6,417)
Decrease (increase) in
 restricted cash.......       (855)    22,537         (1,045)           --          (1,045)
                         ---------  ---------  -------------     ----------  -------------
    Net cash flows from
     investing
     activities........     (3,149)    17,948         (7,728)           --          (7,728)
                         ---------  ---------  -------------     ----------  -------------
Cash flows from
 financing activities
Distributions to
 partners..............    (58,715)   (88,934)       (22,223)           --         (22,223)
Repayment of project
 financing loans.......    (51,284)   (30,390)        (5,100)           --          (5,100)
                         ---------  ---------  -------------     ----------  -------------
    Net cash flows from
     financing
     activities........   (109,999)  (119,324)       (27,323)           --         (27,323)
                         ---------  ---------  -------------     ----------  -------------
Net change in cash.....    (29,369)   (12,836)        (2,888)           --          (2,888)
Cash at beginning of
 year..................     45,093     15,724          2,888            --           2,888
                         ---------  ---------  -------------     ----------  -------------
Cash at end of year....  $  15,724  $   2,888  $         --      $      --   $         --
                         =========  =========  =============     ==========  =============
Supplemental cash flow
 disclosure
Interest paid..........  $  13,849  $   6,070  $       4,210     $      --   $       4,210


   The accompanying notes are an integral part of the combining and combined financial statements.

               COSO FINANCE PARTNERS AND COSO FINANCE PARTNERS II

              NOTES TO COMBINING AND COMBINED FINANCIAL STATEMENTS
                             (Dollars in thousands)

1. The Partnership and Business of Coso Finance Partners and Coso Finance Partners II

  Coso Finance Partners (CFP or the Partnership) and Coso Finance Partners II (CFP II) were formed on July 7, 1987, in connection with refinancing the construction of a 30 net megawatt (NMW) geothermal power plant constructed on behalf of China Lake Joint Venture (CLJV) on land at the China Lake Naval Air Weapons Station, Coso Hot Springs, China Lake, California, and financing the expansion of that power plant from 30 net megawatt (NMW) to approximately 80NMW. CFP and CFP II (collectively, the Partnerships) are general partnerships between China Lake Operating Company (CLOC), a Delaware corporation, and ESCA Limited Partnership (ESCA), and China Lake Geothermal Management Company (CLGMC), a Delaware corporation, and ESCA II Limited Partnership (ESCA II), respectively. ESCA is a California limited partnership between Caithness Geothermal 1980, Ltd., Caithness Power, L.L.C., and ESI Geothermal, Inc. (a subsidiary of FPL Group, Inc.). ESCA II is a California limited partnership between Caithness Geothermal 1980, Ltd., Mojave Power II, Inc. and ESI Geothermal II, Inc. (a subsidiary of FPL Group, Inc.).

  CFP was formed to acquire the assets and assume the liabilities of CLJV insofar as they related to the first turbine generator set of the power plant and the related geothermal resources. CFP II acquired the assets and assumed the liabilities of CLJV insofar as they related to the second and third turbine generator sets together with the related geothermal resources. The three turbine generators that comprise the power plant have the capacity to produce an aggregate of approximately 80NMW. CFP and CFP II were formed as separate entities in order to facilitate bank financing of the completed power plant and power plants under construction, respectively. In 1988, CFP II assigned its assets and liabilities to CFP in exchange for a royalty of 5% of the value of the steam produced. The "Transfer to/from related party" in the combined and individual balance sheets represents the unamortized book value of development costs incurred by CFP II. Such amounts are being amortized by both parties over 30 years on a straight line basis.

  The Partnerships sell all electricity produced to Southern California Edison (Edison) under a 24-year power purchase contract expiring in 2011. Under the terms of this contract, Edison makes payments to CFP as follows:

  . Contractual payments for energy delivered, which payments escalate at an average rate of approximately 7.6% for the first ten years after the date of firm operation (scheduled energy price period). After the scheduled energy price period for each unit, the energy payment adjusts to the actual avoided energy cost experienced by Edison. In August 1997, the initial unit of the Partnerships completed the ten-year period. At that time, Edison ceased paying the scheduled energy rates for all three units. CFP is currently in litigation over this issue (see Note 8). For the years ended December 31, 1997 and 1998, Edison's average avoided cost of energy was 3.28 and 2.95 cents per kwh, respectively. Estimates of Edison's future avoided cost of energy vary substantially from year to year. The Partnerships cannot predict the likely level of avoided cost of energy prices under the 24-year power purchase contract and, accordingly, the revenues generated by the Partnerships could fluctuate significantly;

  . Capacity payments which remain fixed over the life of the contract to the extent that actual energy delivered exceeds minimum levels of the plant capacity defined in the contract; and

               COSO FINANCE PARTNERS AND COSO FINANCE PARTNERS II

                             (Dollars in thousands)


  . Bonus payments to the extent that actual energy delivered exceeds 85% of the plant capacity stated in the contract. In 1996, 1997 and 1998, the bonus payments aggregated $2,266, $1,805 and $1,510, respectively.

  CalEnergy Company, Inc. (CalEnergy) served as the operator, maintaining the Partnerships' accounting records and operating the CFP plant on a day-to-day basis, until February 1, 1999 when Coso Operating Company LLC (COC), a Delaware limited liability company, became operator pursuant to certain operations and maintenance agreements with CLOC, the managing general partner (see Note 9). COC and CLOC are wholly-owned subsidiaries of CalEnergy.

  At formation, and as amended, the terms of the partnership agreements provided that distributable cash flow before "payout" was allocated 10% to CLOC as managing partner and 90% in proportion to the remaining sums necessary to be distributed to each partner to achieve payout. "Payout" occurred in June 1996 and was defined as the point at which each partner had received aggregate cash distributions from the 90% allocation in amounts equal to their accumulated cash contributions plus amounts equal to 10% simple interest on the cash contributions. For purposes of allocating net income to partners' capital accounts, profits and losses are allocated based on the aforementioned percentages. For income tax purposes, certain deductions and credits are subject to special allocations as defined in the partnership agreements. Cash flow after "payout" is allocated 53.6% and 46.4% to ESCA/ESCA II and CLOC/CLGMC, respectively.

  Since the Partnerships operate under common ownership and management control, the financial statements of the Partnerships have been combined after elimination of intercompany amounts.

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. Summary of Significant Accounting Policies

 Recognition of Revenue

  Operating revenues are recognized as income during the period in which electricity is delivered to Edison. Revenue was recognized based on the payment rates scheduled in CFP's power purchase contract with Edison until August 1997. After August 1997, revenue is recognized based on Edison's avoided energy cost.

 Fixed Assets and Depreciation

  The costs of major additions and betterments are capitalized, while replacements, maintenance and repairs which do not improve or extend the life of the respective assets are expensed currently.

  Depreciation of the operating power plant and transmission line is computed on the straight line method over their estimated useful life of 30 years and, for significant additions, the remainder of the 30-year life from the plant's commencement of operations.

               COSO FINANCE PARTNERS AND COSO FINANCE PARTNERS II

                             (Dollars in thousands)


  The Partnerships review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized whenever evidence exists that the carrying value is not recoverable.

  In April 1998, the Accounting Standards Executive Committee issued Statement of Position (SOP) No. 98-5, "Reporting on the Costs of Start-Up Activities." SOP No. 98-5 requires that, at the effective date of adoption, costs of start-up activities previously capitalized be expensed and reported as a cumulative effect of a change in accounting principle, and further requires that such costs subsequent to adoption be expensed as incurred. CFP adopted this standard in 1998 and expensed applicable unamortized costs previously capitalized in connection with the start-up of CFP. The cumulative effect of the change in accounting principle was $923.

 Wells and Resource Development Costs

  The Partnerships follow the full cost method of accounting for costs incurred in connection with the exploration and development of geothermal resources. All such costs, which include dry hole costs, the cost of drilling and equipping production wells, and administrative and interest costs directly attributable to the project, are capitalized and amortized over their estimated useful lives when production commences. The estimated useful lives of production wells are ten years each; exploration costs and development costs, other than production wells, are amortized over 30 years and, for significant additions, the remainder of the 30-year life from the plant's commencement of operations.

 Deferred Well Rework Costs

  Well rework costs are deferred and amortized over the estimated period between reworks. These deferred costs of $57 and $9 at December 31, 1997 and 1998, respectively, are included in prepaid expenses and other assets. Currently, both production and injection rework costs are amortized over twelve months.

 Deferred Plant Overhaul Costs

  Plant overhaul costs are deferred and amortized over the estimated period between overhauls. These deferred costs of $296 and $109 at December 31, 1997 and 1998, respectively, are included in prepaid expenses and other assets. Currently, plant overhauls are amortized over three to four years from the point of completion.

 Advances to China Lake Plant Services, Inc.

  China Lake Plant Services, Inc. (CLPSI) is a wholly-owned subsidiary of CalEnergy. CLPSI purchases, stores and distributes spare parts to CFP and two other affiliated operating ventures. Also, certain other facilities utilized by all three operating ventures are held by CLPSI. CFP's advances to CLPSI represent funds advanced for the purchase of spare parts inventory and other assets. Spare parts inventory held by CLPSI on behalf of CFP is valued at the lower of cost or market.

               COSO FINANCE PARTNERS AND COSO FINANCE PARTNERS II

                             (Dollars in thousands)


 Deferred Financing Costs

  Deferred financing costs consist of loan fees and are amortized over the term of the related financing using the effective interest method. Accumulated amortization at December 31, 1997 and 1998 was $1,795 and $1,918, respectively.

 Income Taxes

  There is no provision for income taxes since those taxes are the responsibility of the partners.

 Restricted Cash and Investments

  As of December 31, 1997 and 1998, all of the Partnerships' investments were classified as held-to-maturity and reported at amortized cost. The restricted cash and investments balance represents primarily a sinking fund related to a lump sum royalty payment of $25,000 to be paid to the Navy in 2009 (see Note
5). This account is comprised of various mortgage-backed securities with maturities ranging from 1999 through 2005. The carrying amount of restricted cash and investments at December 31, 1997 and 1998 approximated fair value, which is based on quoted market prices as provided by the financial institution which holds the investments. Also included in restricted cash are various Bank of America certificates of deposits totaling $142 at both December 31, 1997 and 1998. These deposits have maturities of greater than three months.

Cash Flows

  For purposes of the combined statements of cash flows, the Partnerships consider all money market instruments purchased with an initial maturity of three months or less to be cash equivalents.

3. Interest Rate Swap Agreement

  In January 1993, CFP entered into a five-year deposit interest rate swap agreement which, until certain investments were liquidated in February 1997 (see Note 6), effectively converted notional deposit balances from a variable rate to a fixed rate. Under the agreement, which matured on January 11, 1998, CFP made payments to the counterparty each January 11 and July 11 at variable rates based on LIBOR, reset and compounded every three months, and in return received payments based on a fixed rate of 6.34%. The effective LIBOR rate ranged from 5.5313% to 5.8125% during 1997 and was 5.7500% at December 31, 1997 and at January 11, 1998, the termination date. The counterparty to this agreement was a large international financial institution. The carrying amount of the interest rate swap at December 31, 1997, was $50 (payable to CFP), which approximated its fair value. The fair value was based on the estimated amount that CFP would have received to terminate the swap agreement at that date as provided by the financial institution which was the counterparty to the swap.

               COSO FINANCE PARTNERS AND COSO FINANCE PARTNERS II

                             (Dollars in thousands)


4. Property, Plant and Equipment

  Property, plant and equipment are comprised of the following:

                                                              December 31,
                                                           --------------------
                                                             1997       1998
     Power plant and gathering system..................... $ 175,024  $ 173,927
     Transmission line....................................     6,515      6,515
     Wells and resource development costs.................   112,057    118,474
                                                           ---------  ---------
                                                             293,596    298,916
     Less accumulated amortization and depreciation.......  (107,204)  (118,536)
                                                           ---------  ---------
                                                           $ 186,392  $ 180,380
                                                           =========  =========

5. Royalty Expense

  Royalty expense is summarized as follows:

                                                            1996    1997   1998
     Unit 1............................................... $ 3,269 $3,437 $3,114
     Units 2 and 3........................................   7,790  6,412  3,710
                                                           ------- ------ ------
                                                           $11,059 $9,849 $6,824
                                                           ======= ====== ======

  The power plant is located on land owned by the U.S. Navy. Under the terms of a 30-year contract with the U.S. Navy to develop geothermal energy on its lands, for the first turbine only, CFP pays the Navy's monthly Edison bill for specified quantities of electricity and, in return, is reimbursed at a set rate for such quantities of electricity. During 1996, 1997 and 1998, CFP was reimbursed for approximately 76%, 75% and 76%, respectively, of the amount of the Navy's Edison bills paid by CFP. The fee payable for the second and third turbines increased from 10% of related revenues to 15% in December 1998 and will increase to 20% in December 2003.

  In addition, CFP is required to pay the Navy $25,000 in December 2009, the date the contract expires. The payment is secured by funds placed on deposit monthly, which funds plus accrued interest will aggregate $25,000. Currently, the monthly amount to be deposited is $50.

6. Project Loan

  The project loan is as follows:

                                                                December 31,
                                                               ---------------
                                                                1997    1998
     Project loan with a weighted average interest rate of
      8.76% and 8.79%, respectively, at December 31, 1997 and
      1998 with scheduled repayments through December 2001.... $45,666 $40,566

  The project loan is a loan from Coso Funding Corp. (Funding Corp.). Funding Corp. is a single-purpose corporation formed to issue notes for its own account and as an agent acting on behalf of

               COSO FINANCE PARTNERS AND COSO FINANCE PARTNERS II

                             (Dollars in thousands)

CFP, Coso Energy Developers (CED) and Coso Power Developers (CPD), collectively the "Joint Ventures." Pursuant to separate credit agreements executed between Funding Corp. and each joint venture on December 16, 1992, the proceeds from Funding Corp.'s note offering were loaned to the Joint Ventures.

  The CFP project loan is collateralized by, among other things, the power plant, geothermal resource, letters of credit, pledge of contracts and an assignment of all Joint Ventures' revenues which will be applied against the payment of obligations of each joint venture, including the project loans. Each joint venture's assets collateralize only its own project loan, and are not cross-collateralized with assets pledged under other joint ventures' credit agreements. The project loan is non-recourse to any partner in CFP and Funding Corp. shall solely look to such Partnership's pledged assets for satisfaction of such project loan. However, the Partnership, after satisfying a series of its own obligations, has agreed to advance support loans to the extent of its available cash flow and, under certain conditions its letters of credit, to CED or CPD in the event such other joint venture's revenues are insufficient to meet scheduled principal and interest on its separate project loan from Funding Corp.

  Until February 1997 the Partnership maintained a debt service fund which was legally restricted as to its use and which required the maintenance of a specific balance. The fund, comprised of investments of U.S. government and corporate debt and various mortgage-backed securities with maturities from 1997 through 2024, was required by the terms and conditions of the project financing and was maintained by First Trust of California in its capacity as the trustee for the project lender. The securities comprising the fund were categorized as held-to-maturity and valued at amortized cost. In February 1997 the project lenders allowed the Partnership to replace the cash and investment balance in the debt service fund with irrevocable letters of credit. The fund was then liquidated and the resulting proceeds were distributed. Proceeds from the sale of these securities approximated their carrying value plus interest accrued through the date of sale.

  The annual project loan repayments are summarized as follows:

      1999.............................................................. $ 9,784
      2000..............................................................   4,267
      2001..............................................................  26,515
                                                                         -------
                                                                         $40,566
                                                                         =======

  Based on quoted market rates of the Funding Corp. notes, the fair value of the project loan as of December 31, 1997 and 1998 was approximately $49,130 and $43,063, respectively.

               COSO FINANCE PARTNERS AND COSO FINANCE PARTNERS II

                             (Dollars in thousands)


7. Related Party Transactions

  CalEnergy, as operator, is reimbursed monthly for non-third-party costs incurred on behalf of CFP. These costs are comprised principally of approved direct CalEnergy operating costs of the CFP geothermal facility, allocable general and administration costs, and operator fees and were as follows:

                                                            1996   1997   1998
     Operating costs...................................... $2,943 $3,192 $2,748
     General and administration costs.....................  1,702  1,702  1,742
     Operator fees........................................    491    491    420

  Both CalEnergy and ESCA are reimbursed at approved amounts for their respective costs incurred in relation to the CFP Management Committee. The management committee fees paid were:

                                                                  1996 1997 1998
     ESCA........................................................ $214 $214 $221
     CalEnergy...................................................  143  143  147

  CFP is charged by CLPSI for both its inventory usage and its portion of the expenses of operating CLPSI. The charges to CFP from CLPSI in 1996, 1997 and 1998 were approximately $421, $486 and $532, respectively.

  During 1994, the Joint Ventures entered into steam sharing agreements under which the ventures may transfer steam, with the resulting incremental revenue and royalty expense shared equally by the ventures. In the second half of 1995, interconnection facilities between the plants were completed and the transfer of steam commenced. CFP steam sharing revenue, net of royalties and other related costs, amounted to $4,898, $10,345 and $17,556 in 1996, 1997 and 1998,
respectively.

  The amounts due to (from) related parties as of December 31, 1997 and 1998 consist of the following:

                                                               December 31,
                                                              ----------------
                                                               1997     1998
     Due (from) to CalEnergy................................. $    (7) $   378
     Due from CPD for steam sharing..........................  (1,704)  (1,902)
     Due from CED for steam sharing..........................  (2,500)  (2,258)
                                                              -------  -------
                                                              $(4,211) $(3,782)
                                                              =======  =======

  The December 31, 1997 and 1998 due (from) to CalEnergy balances relate to the venture reimbursing CalEnergy for the costs of operating the plant. This amount fluctuated in concert with the timing of billings and incurring of costs.

  In addition, as of December 31, 1997 and 1998 the accrued unpaid royalty due to CFP II from CFP aggregated $8,255 and $8,748, respectively.

               COSO FINANCE PARTNERS AND COSO FINANCE PARTNERS II

                             (Dollars in thousands)


8. Commitments and Contingencies

  On June 9, 1997, Edison filed a complaint alleging breach of the power purchase agreements (SO4 Agreements) between Edison and the Joint Ventures as a result of alleged improper venting of certain noncondensible gases at the Coso geothermal energy project. In the complaint, Edison seeks unspecified damages, including the refund of certain amounts previously paid under the SO4 Agreements, and termination of the SO4 Agreements. In September 1997, the Joint Ventures and CalEnergy filed a cross-complaint against Edison and its affiliates, The Mission Group and Mission Power Engineering Company, alleging, among other things, that Edison's lawsuit violates the 1993 settlement agreement which settled certain litigation arising from the construction of certain units at the Coso geothermal project by Edison affiliates. In addition, the Joint Ventures filed a separate complaint against Edison alleging breach of the SO4 Agreements, unfair business practices, slander and various other tort and contract claims. The actions were effectively consolidated in December 1997. As a result of certain procedural actions by the parties and a November 1997 court order, Edison filed an amended complaint on December 16, 1997 and the Joint Ventures amended their cross-complaint. In addition, the court has struck Edison's request to terminate the SO4 Agreements and obtain a refund of all funds paid to the Joint Ventures. The litigation is in its early procedural stages and the pleadings have not been settled. The Joint Ventures believe that its claims and defenses are meritorious and that they will prevail if the matter is ultimately heard on its merits. The Joint Ventures intend to vigorously defend this action and prosecute all available conterclaims against Edison.

9. Subsequent Event

  On January 25, 1999, CalEnergy agreed to sell its indirect interests in CFP and CFP II to Caithness Acquisition Company LLC (Caithness), an affiliate of ESCA and ESCA II. Upon completion of the sale, COC, Caithness or its designee will become the operator of CFP and CFP II.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of Coso Energy Developers

  In our opinion, the accompanying balance sheets and the related statements of operations, of partners' capital and of cash flows present fairly, in all material respects, the financial position of Coso Energy Developers at December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

  As discussed in Note 2 to the financial statements, the Partnership adopted in 1998 Statement of Position No. 98-5, "Reporting on the Costs of Start-Up Activities."

/s/ PricewaterhouseCoopers LLP

San Francisco, California
February 12, 1999

                             COSO ENERGY DEVELOPERS

                                 BALANCE SHEETS
                             (Dollars in thousands)

                                                                December 31,
                                                              -----------------
                                                                1997     1998
Assets
Cash......................................................... $    873 $    --
Restricted cash and investments (Note 5).....................      290      290
Accounts receivable..........................................   18,763   19,835
Prepaid expenses and other assets............................    1,518    1,526
Property, plant and equipment, net (Note 4)..................  197,709  201,600
Investment in Coso Transmission Line Partners................    3,222    3,107
Advances to China Lake Plant Services, Inc...................    2,213    1,567
Deferred financing costs, net................................      324      162
                                                              -------- --------
                                                              $224,912 $228,087
                                                              ======== ========
Liabilities and Partners' Capital
Accounts payable and accrued liabilities..................... $  3,563 $  3,314
Amounts due to related parties, net (Note 6).................   20,582   23,624
Project loan (Note 5)........................................   76,654   37,958
                                                              -------- --------
                                                               100,799   64,896
Partners' capital............................................  124,113  163,191
                                                              -------- --------
                                                              $224,912 $228,087
                                                              ======== ========



   The accompanying notes are an integral part of these financial statements.

                             COSO ENERGY DEVELOPERS

                            STATEMENTS OF OPERATIONS
                             (Dollars in thousands)

                                                      For the years ended
                                                          December 31,
                                                   --------------------------
                                                     1996     1997     1998
Revenue
Sales of electricity.............................. $101,923 $102,868 $107,199
Interest and other income.........................    2,520    1,712    1,181
                                                   -------- -------- --------
                                                    104,443  104,580  108,380
                                                   -------- -------- --------
Expenses
Plant operations (Note 6).........................   18,266   18,830   19,887
Royalty expense (Note 6)..........................    7,820   10,106   10,492
Depreciation and amortization.....................   13,931   14,257   14,308
Interest expense..................................   13,162    9,105    6,267
                                                   -------- -------- --------
                                                     53,179   52,298   50,954
                                                   -------- -------- --------
Income before cumulative effect of accounting
 change...........................................   51,264   52,282   57,426
Cumulative effect of accounting change (Note 2)...      --       --      (953)
                                                   -------- -------- --------
Net income........................................ $ 51,264 $ 52,282 $ 56,473
                                                   ======== ======== ========


   The accompanying notes are an integral part of these financial statements.

                             COSO ENERGY DEVELOPERS

                        STATEMENTS OF PARTNERS' CAPITAL
                             (Dollars in thousands)

                                              Caithness      Coso
                                                Coso      Hotsprings
                                              Holdings,  Intermountain
                                                L.P.      Power, Inc.   Total
Balance, December 31, 1995................... $ 65,208     $ 54,352    $119,560
Distributions to partners(1).................  (30,242)     (27,916)    (58,158)
Net income...................................   26,657       24,607      51,264
                                              --------     --------    --------
Balance, December 31, 1996...................   61,623       51,043     112,666
Distributions to partners(1).................  (21,234)     (19,601)    (40,835)
Net income...................................   27,187       25,095      52,282
                                              --------     --------    --------
Balance, December 31, 1997...................   67,576       56,537     124,113
Distributions to partners....................   (9,046)      (8,349)    (17,395)
Net income...................................   29,366       27,107      56,473
                                              --------     --------    --------
Balance, December 31, 1998................... $ 87,896     $ 75,295    $163,191
                                              ========     ========    ========

---------------------
(1) Distributions of $12,793 to Caithness Coso Holdings, L.P. and $11,808 to Coso Hotsprings Intermountain Power, Inc. were declared and paid on January 2, 1996. Distributions of $13,332 to Caithness Coso Holdings, L.P. and $12,307 to Coso Hotsprings Intermountain Power, Inc. were declared on December 31, 1996 and paid on December 31, 1996 and January 2, 1997, respectively.



   The accompanying notes are an integral part of these financial statements.

                             COSO ENERGY DEVELOPERS

                            STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)

                                                     For the years ended
                                                         December 31,
                                                  ----------------------------
                                                    1996      1997      1998
Cash flows from operating activities
Net income......................................  $ 51,264  $ 52,282  $ 56,473
Adjustments to reconcile net income to net cash
 flows from operating activities:
  Depreciation and amortization.................    13,931    14,257    14,308
  Amortization of deferred financing costs......       296       240       160
  Cumulative effect of accounting change........       --        --        953
  Equity in losses of Coso Transmission Line
   Partners.....................................       113       111       115
  Additional charges from (advances to) China
   Lake Plant Services, Inc. ...................       404       (57)      646
  Increase in accounts receivable, prepaid
   expenses and other assets....................      (212)   (1,718)   (1,080)
  Increase (decrease) in accounts payable and
   accrued liabilities..........................    (6,355)      853       903
  Increase (decrease) in amounts due to related
   parties......................................     4,894    (5,020)    3,042
                                                  --------  --------  --------
    Net cash flows from operating activities....    64,335    60,948    75,520
                                                  --------  --------  --------
Cash flows from investing activities
Additions to power plant and transmission line..      (669)   (2,196)   (3,460)
Additions to wells and resource development
 costs..........................................    (5,364)   (1,532)  (16,842)
Decrease in restricted cash.....................       235    23,008       --
                                                  --------  --------  --------
    Net cash flows from investing activities....    (5,798)   19,280   (20,302)
                                                  --------  --------  --------
Cash flows from financing activities
Repayment of CalEnergy promissory note..........    (7,981)  (10,043)      --
Distributions to partners.......................   (45,851)  (53,142)  (17,395)
Repayment of project financing loans............   (31,758)  (29,336)  (38,696)
                                                  --------  --------  --------
    Net cash flows from financing activities....   (85,590)  (92,521)  (56,091)
                                                  --------  --------  --------
Net change in cash..............................   (27,053)  (12,293)     (873)
Cash at beginning of year.......................    40,219    13,166       873
                                                  --------  --------  --------
Cash at end of year.............................  $ 13,166  $    873  $    --
                                                  ========  ========  ========
Supplemental cash flow disclosure
Interest paid...................................  $ 15,991  $ 19,570  $  6,105

   The accompanying notes are an integral part of these financial statements.

                             COSO ENERGY DEVELOPERS

                         NOTES TO FINANCIAL STATEMENTS
                             (Dollars in thousands)

1. The Partnership and Business of Coso Energy Developers

  Coso Energy Developers (CED or Partnership) was formed on March 31, 1988, in connection with financing the construction of a geothermal power plant on land leased from the U.S. Bureau of Land Management (BLM) at Coso Hot Springs, China Lake, California. CED is a general partnership between Coso Hotsprings Intermountain Power, Inc. (CHIP), a Delaware corporation, and Caithness Coso Holdings, L.P. (CCH). CCH is a California general partnership.

  The primary BLM geothermal lease has a primary term of 10 years (1998) and thereafter is subject to automatic extension until October 31, 2035, so long as geothermal steam is commercially produced. In addition, the lease may be extended to 2075 at the option of the BLM. The BLM is paid a royalty of 10% of the value of steam produced. Coso Land Company (CLC), the original leaseholder, retained a 5% overriding royalty interest based on the value of the steam produced. CLC is a joint venture between CalEnergy Company, Inc. (CalEnergy) and an affiliate of CCH.

  The Partnership sells all electricity produced to Southern California Edison (Edison) under a 30-year power purchase contract which expires in 2019. Under the terms of the contract, Edison makes payments to CED as follows:

  . Contractual payments for energy delivered, which payments escalate at an average rate of approximately 7.6% for the first ten years after the date of firm operation (scheduled energy price period). The scheduled energy price period for each unit extends until at least March 1999, after which the energy payment for at least Unit 4 adjusts to the actual avoided energy cost experienced by Edison at that time. For the year ended December 31, 1998, Edison's average avoided cost of energy was 2.95 cents per kwh which is substantially below the contract energy prices earned for the year ended December 31, 1998. Estimates of Edison's future avoided cost of energy vary substantially from year to year. The Partnership cannot predict the likely level of avoided cost of energy prices under the 30-year power purchase contract at the expiration of the scheduled energy price period. The revenues generated by the Partnership could decline significantly after the expiration of the scheduled energy price period;

  . Capacity payments which remain fixed over the life of the contract to the extent that actual energy delivered exceeds minimum levels of the plant capacity defined in the contract; and

  . Bonus payments to the extent that actual energy delivered exceeds 85% of the plant capacity stated in the contract. In 1996, 1997, and 1998, the bonus payments aggregated $2,228, $2,177 and $2,124, respectively.

  CalEnergy served as the operator, maintaining the Partnership's accounting records and operating the CED plant on a day-to-day basis, until February 1, 1999, when Coso Operating Company LLC (COC), a Delaware limited liability company, became the operator pursuant to certain operations and maintenance agreements with CHIP, the managing general partner of CED (see Note 8). COC and CHIP or wholly owned subsidiaries of CalEnergy.

  At formation, and as subsequently amended, the partnership agreement provided that distributable cash flow before "payout" was allocated 3.81% to CHIP as managing partner and

                             COSO ENERGY DEVELOPERS

                             (Dollars in thousands)

96.19% allocated in proportion to the remaining sums necessary to be distributed to each partner to achieve payout. "Payout" was defined as the point at which each partner had received aggregate cash distributions from the 96.19% allocation in amounts equal to their accumulated capital contributions. Cash flow after "payout," which occurred in June 1994, is allocated 48% to CHIP and 52% to CCH. For purposes of allocating net income to partners' capital accounts, profits and losses are allocated based on the aforementioned capital percentages. For income tax purposes, certain deductions and credits are subject to special allocations as defined in the partnership agreement.

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. Summary of Significant Accounting Policies

 Recognition of Revenue

  Operating revenues are recognized as income during the period in which electricity is delivered to Edison. Revenue is recognized based on the payment rates scheduled in CED's power purchase contract with Edison.

 Fixed Assets and Depreciation

  The costs of major additions and betterments are capitalized, while replacements, maintenance and repairs which do not improve or extend the life of the respective assets are expensed currently.

  Depreciation of the power plant and transmission line is computed on the straight line method over their estimated useful life of 30 years and, for significant additions, the remainder of the 30-year life from the plant's commencement of operations.

  The Partnership reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized whenever evidence exists that the carrying value is not recoverable.

  In April 1998, the Accounting Standards Executive Committee issued Statement of Position (SOP) No. 98-5, "Reporting on the Costs of Start-up Activities." SOP No. 98-5 requires that, at the effective date of adoption, costs of start-up activities previously capitalized be expensed and reported as a cumulative effect of a change in accounting principle, and further requires that such costs subsequent to adoption be expensed as incurred. CED adopted this standard in 1998 and expensed applicable unamortized costs previously capitalized in connection with the start-up of CED. The cumulative effect of the change in accounting principle was $953.

 Wells and Resource Development Costs

  CED follows the full cost method of accounting for costs incurred in connection with the exploration and development of geothermal resources. All such costs, which include dry hole costs,

                             COSO ENERGY DEVELOPERS

                             (Dollars in thousands)

the cost of drilling and equipping production wells, and administrative and interest costs directly attributable to the project are capitalized and amortized over their estimated useful lives when production commences. The estimated useful lives of production wells are ten years each; exploration costs and development costs, other than production wells, are amortized over 30 years and, for significant additions, the remainder of the 30-year life from the plant's commencement of operations.

 Deferred Well Rework Costs

  Well rework costs are deferred and amortized over the estimated period between reworks. These deferred costs of $399 and $669 at December 31, 1997 and 1998, respectively, are included in prepaid expenses and other assets. Currently, both production and injection rework costs are amortized over twelve months.

 Deferred Plant Overhaul Costs

  Plant overhaul costs are deferred and amortized over the estimated period between overhauls. These deferred costs of $537 and $502 at December 31, 1997 and 1998, respectively, are included in prepaid expenses and other assets. Currently, plant overhauls are amortized over three years from the point of completion.

 Investment in Coso Transmission Line Partners

  Coso Transmission Line Partners (CTLP) is a partnership, between CED and Coso Power Developers (CPD), which owns the transmission line and facilities connecting the power plants owned by CED and CPD to the transmission line, owned by Edison, at Inyokern, California, located 28 miles south of the plants. CTLP charges CED and CPD for the use of the transmission line. These charges are recorded by CED as operating expenses and reflected as a reduction in CED's investment in CTLP.

 Advances to China Lake Plant Services, Inc.

  China Lake Plant Services, Inc. (CLPSI) is a wholly-owned subsidiary of CalEnergy. CLPSI purchases, stores and distributes spare parts to CED and two other affiliated operating ventures. Also, certain other facilities utilized by all three operating ventures are held by CLPSI. CED's advances to CLPSI represent funds advanced for the purchase of spare parts inventory and other assets. Spare parts inventory held by CLPSI on behalf of CED is valued at the lower of cost or market.

 Deferred Financing Costs

  Deferred financing costs consist of loan fees and are amortized over the term of the related financing using the effective interest method. Accumulated amortization at December 31, 1997 and 1998 was $1,685 and $1,845, respectively.

 Income Taxes

  There is no provision for income taxes since those taxes are the responsibility of the partners.

                             COSO ENERGY DEVELOPERS

                             (Dollars in thousands)


 Restricted Cash and Investments

  As of December 31, 1997 and 1998, all of the Partnership's investments were classified as held-to-maturity and reported at amortized cost. Included in restricted cash are various Bank of America certificates of deposit totaling $290 at December 31, 1997 and 1998. These deposits have maturities of greater than three months.

 Cash Flows

  For purposes of the statements of cash flows, CED considers all money market instruments purchased with an initial maturity of three months or less to be cash equivalents.

3. Interest Rate Swap Agreement

  In January 1993, CED entered into a five-year deposit interest rate swap agreement which, until certain investments were liquidated in February 1997 (see Note 5), effectively converted notional deposit balances from a variable rate to a fixed rate. Under the agreement, which matured on January 11, 1998, CED made payments to the counterparty each January 11 and July 11 at variable rates based on LIBOR, reset and compounded every three months, and in return received payments based on a fixed rate of 6.34%. The effective LIBOR rate ranged from 5.5313% to 5.8125% during 1997 and was 5.7500% at December 31, 1997 and at January 11, 1998, the termination date. The counterparty to this agreement was a large international financial institution. The carrying amount of the interest rate swap at December 31, 1997, was $42 (payable to CED), which approximated its fair value. The fair value was based on the estimated amount that CED would have received to terminate the swap agreement at that date as provided by the financial institution which was the counterparty to the swap.

4. Property, Plant and Equipment

  Property, plant and equipment are comprised of the following:

                                                               December 31,
                                                            -------------------
                                                              1997      1998
     Power plant and gathering system...................... $162,372  $ 164,335
     Transmission line.....................................   11,353     10,201
     Wells and resource development costs..................  120,562    137,404
                                                            --------  ---------
                                                             294,287    311,940
     Less accumulated depreciation and amortization........  (96,578)  (110,340)
                                                            --------  ---------
                                                            $197,709  $ 201,600
                                                            ========  =========

  The transmission line costs represent the Partnership's share of the costs of construction of transmission lines from Inyokern to the Edison substation at Kramer and from Kramer to the Edison substation at Victorville.

                             COSO ENERGY DEVELOPERS

                             (Dollars in thousands)


5. Project Loan

  The project loan is as follows:

                                                                 December 31,
                                                                ---------------
                                                                 1997    1998
   Project loan with a weighted average interest rate of 8.63%
    and 8.73%, respectively, at December 31, 1997 and 1998
    with scheduled repayments through December 2001...........  $76,654 $37,958

  The project loan is a loan from Coso Funding Corp. (Funding Corp.). Funding Corp. is a single-purpose corporation formed to issue notes for its own account and as an agent acting on behalf of CED, Coso Finance Partners (CFP) and CPD, collectively the "Partnerships." Pursuant to separate credit agreements executed between Funding Corp. and each partnership on December 16, 1992, the proceeds from Funding Corp.'s note offering were loaned to the Partnerships.

  The CED project loan is collateralized by, among other things, the power plant, geothermal resource, letters of credit, pledge of contracts and an assignment of all Partnerships' revenues which will be applied against the payment of obligations of each partnership, including the project loans. Each partnership's assets collateralize only its own project loan, and are not cross-collateralized with assets pledged under other partnership's credit agreements. The project loan is non-recourse to any partner in CED and Funding Corp. shall solely look to such Partnership's pledged assets for satisfaction of such project loan. However, the Partnership, after satisfying a series of its own obligations, has agreed to advance support loans to the extent of its available cash flow and, under certain conditions its letters of credit, to CFP or CPD in the event such other partnership's revenues are insufficient to meet scheduled principal and interest on its separate project loan from Funding Corp.

  Until February 1997 the Partnership maintained a debt service fund which was legally restricted as to its use and which required the maintenance of a specific balance. The fund, comprised of investments of U.S. government and corporate debt and various mortgage-backed securities with maturities from 1997 through 2024, was required by the terms and conditions of the project financing and was maintained by First Trust of California in its capacity as the trustee for the project lender. The securities comprising the fund were categorized as held-to-maturity and valued at amortized cost. In February 1997 the project lenders allowed the Partnership to replace the cash and investment balance in the debt service fund with irrevocable letters of credit. The fund was then liquidated and the resulting proceeds were (i) used to retire the promissory note due CalEnergy and (ii) distributed to the partners. Proceeds from the sale of these securities approximated their carrying value plus interest accrued through the date of sale.

  The annual project loan repayments are summarized as follows:

     1999............................................................... $15,658
     2000...............................................................   2,472
     2001...............................................................  19,828
                                                                         -------
                                                                         $37,958
                                                                         =======

                             COSO ENERGY DEVELOPERS

                             (Dollars in thousands)


  Based on quoted market rates of the Funding Corp. notes, the fair value of the project loan as of December 31, 1997 and 1998 was approximately $81,018 and $39,980, respectively.

6. Related Party Transactions

  CalEnergy, as operator, is reimbursed monthly for non-third-party costs incurred on behalf of CED. These costs are comprised principally of approved direct CalEnergy operating costs of the CED geothermal facility, allocable general and administration costs, and operator fees and were as follows:

                                                            1996   1997   1998
     Operating costs...................................... $4,204 $3,905 $3,728
     General and administration costs.....................  2,125  2,125  2,173
     Operator fees........................................    731    731    727

  Both CCH and CalEnergy are reimbursed at approved amounts for their respective costs incurred in relation to the CED Management Committee. The management committee fees paid were:

                                                                  1996 1997 1998
     CCH......................................................... $222 $218 $223
     CalEnergy...................................................  145  145  148

  As indicated in Note 1, CLC is entitled to a royalty of 5% of the value of the steam used by CED to produce the electricity sold to Edison. The royalty due CLC for the years ended December 31, 1996, 1997 and 1998 was $2,432, $3,176 and $3,057, respectively. This royalty will be paid when CED has repaid its project loan.

  In addition, as described in Note 2, CED is charged for its use of the transmission line owned by CTLP. The amount of such net charges was $114, $112 and $115 for the years ended December 31, 1996, 1997 and 1998, respectively.

  CED is charged by CLPSI for both its inventory usage and its portion of the expenses of operating CLPSI. The 1996, 1997, and 1998 costs charged to CED from CLPSI were approximately $974, $606 and $1,350, respectively.

  During 1994, the three Coso operating ventures (CED, CPD and CFP) entered into steam sharing agreements under which the ventures may transfer steam, with the resulting incremental revenue and royalty expense shared equally by the ventures. In the second half of 1995, interconnection facilities between the plants were completed and the transfer of steam commenced. CED steam sharing revenue, net of royalties and other related costs, amounted to $8,464, $1,584 and $6,430 in 1996, 1997 and 1998, respectively.

                             COSO ENERGY DEVELOPERS

                             (Dollars in thousands)


  The amounts due to (from) related parties at December 31, 1997 and 1998 consist of the following:

                                                                December 31,
                                                               ----------------
                                                                1997     1998
     Due to CPD for steam sharing............................. $   561  $   259
     Due to CFP for steam sharing.............................   2,500    2,258
     Due to CalEnergy.........................................     121      702
     CLC......................................................  17,660   20,699
     Loan to CLC
       Principal..............................................    (141)    (141)
       Accrued interest.......................................    (119)    (153)
                                                               -------  -------
                                                               $20,582  $23,624
                                                               =======  =======

  On December 16, 1992, CED paid $1,531 of principal and all accrued interest through December 16, 1992 on the promissory note due CalEnergy. A new promissory note was then signed on December 16, 1992 for the remaining principal balance. This note bore a fixed interest rate of 12.5%, compounded semi-annually, and was payable on or before March 19, 2002. The previous note was signed March 19, 1991 as a result of the partners' arbitration settlement and accrued interest at a rate defined as the lowest average interest rate actually charged by the previous project loan lender on any of the Coso ventures' debt, which was 5.4% through December 16, 1992. Interest on the note was $2,659 and $250 in 1996 and 1997, respectively. CED made principal payments on the note of $7,981 during 1996. In January 1997, CED made a principal payment of $6,442 from funds provided by the partners and in February 1997, the note and accrued interest were repaid in full.

  Additionally, on December 16, 1992, CED retired CLC's promissory note due CalEnergy, resulting in the loan from CED to CLC of $141. Interest has been accrued on this loan at 12.5%. Interest on the note was $26 , $29 and $34 in 1996, 1997 and 1998, respectively.

  The December 31, 1997 and 1998 due to CalEnergy balances relate to the venture reimbursing CalEnergy for the costs of operating the plant. This amount fluctuated in concert with the timing of billings and incurring of costs.

7. Commitments and Contingencies

  On June 9, 1997, Edison filed a complaint alleging breach of the power purchase agreements (SO4 Agreements) between Edison and the Partnerships as a result of alleged improper venting of certain noncondensible gases at the Coso geothermal energy project. In the complaint, Edison seeks unspecified damages, including the refund of certain amounts previously paid under the SO4 Agreements, and termination of the SO4 Agreements. In September 1997, the Partnerships and CalEnergy filed a cross-complaint against Edison and its affiliates, The Mission Group and Mission Power Engineering Company, alleging, among other things, that Edison's lawsuit violates the 1993 settlement agreement which settled certain litigation arising from the construction of certain units at the Coso geothermal project by Edison affiliates. In addition, the Partnerships filed a separate complaint against Edison alleging breach of the SO4 Agreements, unfair business practices, slander

                             COSO ENERGY DEVELOPERS

                             (Dollars in thousands)

and various other tort and contract claims. The actions were effectively consolidated in December 1997. As a result of certain procedural actions by the parties and a November 1997 court order, Edison filed an amended complaint on December 16, 1997 and the Partnerships amended their cross-complaint. In addition, the court has struck Edison's request to terminate the SO4 Agreements and obtain a refund of all funds paid to the Joint Ventures. The litigation is in its early procedural stages and the pleadings have not been settled. The Partnerships believe that its claims and defenses are meritorious and that they will prevail if the matter is ultimately heard on its merits. The Partnerships intend to vigorously defend this action and prosecute all available counterclaims against Edison.

8. Subsequent Event

  On January 25, 1999, CalEnergy agreed to sell its indirect interest in CED to Caithness Acquisition Company LLC (Caithness), an affiliate of CCH. Upon completion of the sale, COC, Caithness or its designee will become the operator of CED.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of Coso Power Developers

  In our opinion, the accompanying balance sheets and the related statements of operations, of partners' capital and of cash flows present fairly, in all material respects, the financial position of Coso Power Developers at December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

  As discussed in Note 2 to the financial statements, the Partnership adopted in 1998 Statement of Position No. 98-5, "Reporting on the Costs of Start-Up Activities."

/s/ PricewaterhouseCoopers LLP

San Francisco, California
February 12, 1999

                             COSO POWER DEVELOPERS

                                 BALANCE SHEETS
                             (Dollars in thousands)

                                                                December 31,
                                                              -----------------
                                                                1997     1998
Assets
Cash......................................................... $  1,148 $    818
Accounts receivable..........................................   17,873   19,656
Prepaid expenses and other assets............................    1,592      694
Amounts due from related parties, net (Note 6)...............    1,778    2,848
Property, plant and equipment, net (Note 4)..................  198,483  188,862
Investment in Coso Transmission Line Partners................    3,929    3,802
Advances to China Lake Plant Services, Inc...................    1,743    2,086
Deferred financing costs, net................................      403      199
                                                              -------- --------
                                                              $226,949 $218,965
                                                              ======== ========
Liabilities and Partners' Capital
Accounts payable and accrued liabilities..................... $  4,269 $  3,981
Project loan (Note 5)........................................   97,267   61,323
                                                              -------- --------
                                                               101,536   65,304
Partners' capital............................................  125,413  153,661
                                                              -------- --------
                                                              $226,949 $218,965
                                                              ======== ========



   The accompanying notes are an integral part of these financial statements.

                             COSO POWER DEVELOPERS

                            STATEMENTS OF OPERATIONS
                             (Dollars in thousands)

                                                      For the years ended
                                                          December 31,
                                                   --------------------------
                                                     1996     1997     1998
Revenue
Sales of electricity.............................. $115,126 $112,796 $119,564
Interest and other income.........................    3,174    2,187    1,799
                                                   -------- -------- --------
                                                    118,300  114,983  121,363
                                                   -------- -------- --------
Expenses
Plant operations (Note 6).........................   13,371   13,146   15,508
Royalty expense...................................   11,486   11,249   11,868
Depreciation and amortization.....................   13,054   13,354   13,744
Interest expense..................................   12,149   10,532    8,122
                                                   -------- -------- --------
                                                     50,060   48,281   49,242
                                                   -------- -------- --------
Income before cumulative effect of accounting
 change...........................................   68,240   66,702   72,121
Cumulative effect of accounting change (Note 2)...      --       --    (1,664)
                                                   -------- -------- --------
Net income........................................ $ 68,240 $ 66,702 $ 70,457
                                                   ======== ======== ========


   The accompanying notes are an integral part of these financial statements.

                             COSO POWER DEVELOPERS

                        STATEMENTS OF PARTNERS' CAPITAL
                             (Dollars in thousands)

                                            Caithness      Coso
                                             Navy II    Technology
                                            Group L.P.  Corporation    Total
Balance, December 31, 1995................. $ 70,041.0  $ 70,041.0   $140,082.0
Distributions to partners(1)...............  (41,115.0)  (41,115.0)   (82,230.0)
Net income.................................   34,120.0    34,120.0     68,240.0
                                            ----------  ----------   ----------
Balance, December 31, 1996.................   63,046.0    63,046.0    126,092.0
Distributions to partners(1)...............  (33,690.5)  (33,690.5)   (67,381.0)
Net income.................................   33,351.0    33,351.0     66,702.0
                                            ----------  ----------   ----------
Balance, December 31, 1997.................   62,706.5    62,706.5    125,413.0
Distributions to partners..................  (21,104.5)  (21,104.5)   (42,209.0)
Net income.................................   35,228.5    35,228.5     70,457.0
                                            ----------  ----------   ----------
Balance, December 31, 1998................. $ 76,830.5  $ 76,830.5   $153,661.0
                                            ==========  ==========   ==========

---------------------
(1) Distributions of $13,769 to Caithness Navy II Group L.P. and $13,769 to Coso Technology Corporation were declared and paid on January 2, 1996. Distributions of $16,596 to Caithness Navy II Group L.P. and $16,596 to Coso Technology Corporation were declared on December 31, 1996 and paid on December 31, 1996 and January 2, 1997, respectively.



   The accompanying notes are an integral part of these financial statements.

                             COSO POWER DEVELOPERS

                            STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)

                                                      For the years ended
                                                         December 31,
                                                  -----------------------------
                                                    1996      1997       1998
Cash flows from operating activities
Net income......................................  $ 68,240  $  66,702  $ 70,457
Adjustments to reconcile net income to net cash
 flows from operating activities:
  Depreciation and amortization.................    13,054     13,354    13,744
  Amortization of deferred financing costs......       326        271       204
  Cumulative effect of accounting change........       --         --      1,664
  Equity in loss of Coso Transmission Line
   Partners.....................................       126        127       127
  Additional charges from (advances to) China
   Lake Plant Services, Inc.....................      (198)       503      (343)
  Decrease (increase) in accounts receivable,
   prepaid expenses and other assets............       172       (948)     (885)
  Increase (decrease) in accounts payable and
   accrued liabilities..........................    (7,939)       796       864
  Decrease (increase) in amounts due from
   related parties..............................       830       (145)   (1,070)
                                                  --------  ---------  --------
    Net cash flows from operating activities....    74,611     80,660    84,762
                                                  --------  ---------  --------
Cash flows from investing activities
Additions to power plant and transmission line..    (2,930)      (269)   (1,411)
Additions to wells and resource development
 costs..........................................    (1,403)    (7,723)   (5,528)
Decrease in restricted cash.....................       450     22,391       --
                                                  --------  ---------  --------
    Net cash flows from investing activities....    (3,883)    14,399    (6,939)
                                                  --------  ---------  --------
Cash flows from financing activities
Distributions to partners.......................   (65,634)   (83,977)  (42,209)
Repayment of project financing loans............   (31,682)   (27,094)  (35,944)
Repayment of CalEnergy promissory note..........       --        (973)      --
                                                  --------  ---------  --------
    Net cash flows from financing activities....   (97,316)  (112,044)  (78,153)
                                                  --------  ---------  --------
Net change in cash..............................   (26,588)   (16,985)     (330)
Cash at beginning of year.......................    44,721     18,133     1,148
                                                  --------  ---------  --------
Cash at end of year.............................  $ 18,133  $   1,148  $    818
                                                  ========  =========  ========
Supplemental cash flow disclosure
Interest paid...................................  $ 18,394  $  10,877  $  7,918


   The accompanying notes are an integral part of these financial statements.

                             COSO POWER DEVELOPERS

                         NOTES TO FINANCIAL STATEMENTS
                             (Dollars in thousands)


1. The Partnership and Business of Coso Power Developers

  Coso Power Developers (CPD or Partnership) was formed on July 31, 1989, in connection with financing the construction of a geothermal power plant on land at the China Lake Naval Air Weapons Station at Coso Hot Springs, China Lake, California. CPD is a general partnership between Coso Technology Corporation
(CTC), a Delaware corporation, and Caithness Navy II Group L.P. (CNIIG), a New Jersey limited partnership.

  The power plant is located on land owned by the U.S. Navy. Under the terms of a 30-year contract with the U.S. Navy to develop geothermal energy on its land, CPD will pay a royalty to the Navy which was initially 4% of revenues, is currently 10% of revenues, and increases to 20% of revenues after 15 years. The Navy contract expires in 2009; the Navy has an option to extend it to 2019.

  The Partnership sells all electricity produced to Southern California Edison (Edison) under a 20-year power purchase contract for the Navy II plant expiring in 2010. Under the terms of the contract, Edison makes payments to CPD as follows:

  . Contractual payments for energy delivered, which payments escalate at an average rate of approximately 7.6% for the first ten years after the date of firm operation (scheduled energy price period). The scheduled energy price period for each unit extends until at least January 2000, after which the energy payment for at least Unit 7 adjusts to the actual avoided energy cost experienced by Edison at that time. For the year ended December 31, 1998, Edison's average avoided cost of energy was 2.95 cents per kwh which is substantially below the contract energy prices earned for the year ended December 31, 1998. Estimates of Edison's future avoided cost of energy vary substantially from year to year. The Partnership cannot predict the likely level of avoided cost of energy prices under the 20-year power purchase contract at the expiration of the scheduled energy price period. The revenues generated by the Partnership could decline significantly after the expiration of the scheduled energy price period;

  . Capacity payments which remain fixed over the life of the contract to the extent that actual energy delivered exceeds minimum levels of the plant capacity defined in the contract; and

  . Bonus payments to the extent that actual energy delivered exceeds 85% of the plant capacity stated in the contract. In 1996, 1997 and 1998, the bonus payments aggregated $2,255, $2,236, and $2,242, respectively.

  CalEnergy Company, Inc. (CalEnergy) served as the operator, maintaining the Partnership's accounting records and operating the CPD plant on a day-to-day basis, until February 1, 1999, when Coso Operating Company LLC (COC), a Delaware limited liability company, became operator pursuant to certain operations and maintenance agreements with CTC, the managing general partner of CPD (see Note 8). COC and CTC are wholly-owned subsidiaries of CalEnergy.

  At formation, and as subsequently amended, the partnership agreement provides that cash flows before and after "payout" which has occurred, are allocated 50% each to CTC and CNIIG. "Payout" is defined as the point at which each partner has received aggregate cash distributions in

                             COSO POWER DEVELOPERS

                             (Dollars in thousands)

an amount equal to their accumulated capital contributions. For purposes of allocating net income to partners' capital accounts and for income tax purposes, profits and losses are allocated based on the aforementioned capital percentages.

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. Summary of Significant Accounting Policies

 Recognition of Revenue

  Operating revenues are recognized as income during the period in which electricity is delivered to Edison. Revenue is recognized based on the payment rates scheduled in CPD's power purchase contract with Edison.

 Fixed Assets and Depreciation

  The costs of major additions and betterments are capitalized, while replacements, maintenance and repairs which do not improve or extend the life of the respective assets are expensed currently.

  Depreciation of the power plant and transmission line is computed on the straight line method over their estimated useful life of 30 years and, for significant additions, the remainder of the 30-year life from the plant's commencement of operations.

  The Partnership reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized whenever evidence exists that the carrying value is not recoverable.

  In April 1998, the Accounting Standards Executive Committee issued Statement of Position (SOP) No. 98-5, "Reporting on the Costs of Start-Up Activities." SOP No. 98-5 requires that, at the effective date of adoption, costs of start-up activities previously capitalized be expensed and reported as a cumulative effect of a change in accounting principle, and further requires that such costs subsequent to adoption be expensed as incurred. CPD adopted this standard in 1998 and expensed applicable unamortized costs previously capitalized in connection with the start-up of CPD. The cumulative effect of the change in accounting principle was $1,664.

 Wells and Resource Development Costs

  CPD follows the full cost method of accounting for costs incurred in connection with the exploration and development of geothermal resources. All such costs, which include dry hole costs, the costs of drilling and equipping production wells, and administrative and interest costs directly attributable to the project, are capitalized and amortized over their estimated useful lives when production commences. The estimated useful lives of production wells are ten years each; exploration

                             COSO POWER DEVELOPERS

                             (Dollars in thousands)

costs and development costs, other than production wells, are amortized over 30 years and, for significant additions, the remainder of the 30-year life from the plant's commencement of operations.

 Deferred Well Rework Costs

  Well rework costs are deferred and amortized over the estimated period between reworks. These deferred costs of $1,029 and $83 at December 31, 1997 and 1998, respectively, are included in prepaid expenses and other assets. Currently, both production and injection rework costs are amortized over twelve months.

 Deferred Plant Overhaul Costs

  Plant overhaul costs are deferred and amortized over the estimated period between overhauls. These deferred costs of $0 and $176 at December 31, 1997 and 1998, respectively, are included in prepaid expenses and other assets. Currently, plant overhauls are amortized over three years from the point of completion.

 Investment in Coso Transmission Line Partners

  Coso Transmission Line Partners (CTLP) is a partnership, between CPD and Coso Energy Developers (CED), which owns the transmission line and facilities connecting the power plants owned by CPD and CED to the transmission line, owned by Edison, at Inyokern, California, located 28 miles south of the plants. CTLP charges CPD and CED for the use of the transmission line at amounts designed to ensure that CTLP recovers its operating costs. These charges are recorded by CPD as operating expenses and reflected as a reduction in CPD's investment in CTLP.

 Advances to China Lake Plant Services, Inc.

  China Lake Plant Services, Inc. (CLPSI) is a wholly-owned subsidiary of CalEnergy. CLPSI purchases, stores and distributes spare parts to CPD and two other affiliated operating ventures. Also, certain other facilities utilized by all three operating ventures are held by CLPSI. CPD's advances to CLPSI represent funds advanced for the purchase of spare parts inventory and other assets. Spare parts inventory held by CLPSI on behalf of CPD is valued at the lower of cost or market.

 Deferred Financing Costs

  Deferred financing costs consist of loan fees and are amortized over the term of the related financing using the effective interest method. Accumulated amortization at December 31, 1997 and 1998 was $1,823 and $2,027, respectively.

 Income Taxes

  There is no provision for income taxes since those taxes are the responsibility of the partners.

                             COSO POWER DEVELOPERS

                             (Dollars in thousands)


 Cash Flows

  For purposes of the statements of cash flows, CPD considers all money market instruments purchased with an initial maturity of three months or less to be cash equivalents.

3. Interest Rate Swap Agreement

  In January 1993, CPD entered into a five-year deposit interest rate swap agreement which, until certain investments were liquidated in February 1997 (see Note 5), effectively converted notional deposit balances from a variable rate to a fixed rate. Under the agreement, which matured on January 11, 1998, CPD made payments to the counterparty each January 11 and July 11 at variable rates based on LIBOR, reset and compounded every three months, and in return received payments based on a fixed rate of 6.34%. The effective LIBOR rate ranged from 5.5313% to 5.8125% during 1997 and was 5.7500% at December 31, 1997 and at January 11, 1998, the termination date. The counterparty to this agreement was a large international financial institution. The carrying amount of the interest rate swap at December 31, 1997, was $41 (payable to CPD), which approximated its fair value. The fair value was based on the estimated amount that CPD would have received to terminate the swap at that date as provided by the financial institution which was the counterparty to the swap.

4. Property, Plant and Equipment

  Property, plant and equipment are comprised of the following:

                                                               December 31,
                                                             ------------------
                                                               1997      1998
   Power plant and gathering system......................... $165,708  $164,952
   Transmission line........................................    9,484     8,332
   Wells and resource development costs.....................  108,977   114,505
                                                             --------  --------
                                                              284,169   287,789
   Less accumulated depreciation and amortization...........  (85,686)  (98,927)
                                                             --------  --------
                                                             $198,483  $188,862
                                                             ========  ========

  The transmission line costs represent the costs of construction of transmission lines from Inyokern to the Edison substation at Kramer and from Kramer to the Edison substation at Victorville.

5. Project Loan

  The project loan is as follows:

                                                                 December 31,
                                                                ---------------
                                                                 1997    1998
   Project loan with a weighted average interest rate of 8.61%
    and 8.65%, respectively, at December 31, 1997 and 1998
    with scheduled repayments through December 2001...........  $97,267 $61,323

  The project loan is a loan from Coso Funding Corp. (Funding Corp.). Funding Corp. is a single-purpose corporation formed to issue notes for its own account and as an agent acting on behalf of

                             COSO POWER DEVELOPERS

                             (Dollars in thousands)

CPD, Coso Finance Partners (CFP) and CED, collectively the "Partnerships." Pursuant to separate credit agreements executed between Funding Corp. and each partnership on December 16, 1992, the proceeds from Funding Corp.'s note offering were loaned to the Partnerships.

  The CPD project loan is collateralized by, among other things, the power plant, geothermal resource, letters of credit, pledge of contracts and an assignment of all Partnerships' revenues which will be applied against the payment of obligations of each partnership, including the project loans. Each partnership's assets collateralize only its own project loan, and are not cross-collateralized with assets pledged under other partnership's credit agreements. The project loan is non-recourse to any partner in CPD and Funding Corp. shall solely look to such Partnership's pledged assets for satisfaction of such project loan. However, the Partnership, after satisfying a series of its own obligations, has agreed to advance support loans to the extent of its available cash flow and, under certain conditions its letters of credit, to CFP or CED in the event such other partnership's revenues are insufficient to meet scheduled principal and interest on its separate project loan from Funding Corp.

  Until February 1997 the Partnership maintained a debt service fund which was legally restricted as to its use and which required the maintenance of a specific balance. The fund, comprised of investments of U.S. government and corporate debt and various mortgage-backed securities with maturities from 1997 through 2024, was required by the terms and conditions of the project financing and was maintained by First Trust of California in its capacity as the trustee for the project lender. The securities comprising the fund were categorized as held-to-maturity and valued at amortized cost. In February 1997 the project lenders allowed the Partnership to replace the cash and investment balance in the debt service fund with irrevocable letters of credit. The fund was then liquidated and the resulting proceeds were (i) used to retire the promissory note due CalEnergy and (ii) distributed to the partners. Proceeds from the sale of these securities approximated their carrying value plus interest accrued through the date of sale.

  The annual project loan repayments are summarized as follows:

     1999............................................................... $39,322
     2000...............................................................   1,828
     2001...............................................................  20,173
                                                                         -------
                                                                         $61,323
                                                                         =======

  Based on quoted market rates of the Funding Corp. notes, the fair value of the project loan as of December 31, 1997 and 1998 was approximately $102,495 and $63,912, respectively.

                             COSO POWER DEVELOPERS

                             (Dollars in thousands)


6. Related Party Transactions

  CalEnergy, as operator, is reimbursed monthly for non-third-party costs incurred on behalf of CPD. These costs are comprised principally of approved direct CalEnergy operating costs of the CPD geothermal facility, allocable general and administration costs and operator fees and were as follows:

                                                            1996   1997   1998
     Operating costs...................................... $3,076 $3,312 $3,026
     General and administration costs.....................  1,911  1,911  1,955
     Operator fees........................................    517    517    513

  Both CalEnergy and CNIIG are reimbursed at approved amounts for their respective costs incurred in relation to the CPD Management Committee. The management committee fees paid were:

                                                                  1996 1997 1998
     CNIIG....................................................... $218 $218 $223
     CalEnergy...................................................  145  145  148

  As discussed in Note 2, CPD is charged for its use of the transmission line owned by CTLP. The amount of such net charges was $126, $127 and $127 for the years ended December 31, 1996, 1997 and 1998, respectively.

  CPD is charged by CLPSI for both its inventory usage and its portion of the expenses of operating CLPSI. The charges to CPD from CLPSI in 1996, 1997 and 1998 were approximately $381, $1,227 and $361, respectively.

  During 1994, the three Coso operating ventures (CPD, CED and CFP) entered into steam sharing agreements under which the ventures may transfer steam, with the resulting incremental revenue and royalty expense shared equally by the ventures. In the second half of 1995, interconnection facilities between the plants were completed and the transfer of steam commenced. CPD steam sharing revenue, net of royalties and other related costs, amounted to $3,566, $1,750 and $342 in 1996, 1997 and 1998, respectively.

  The amounts due to (from) related parties at December 31, 1997 and 1998 consist of the following:

                                                               December 31,
                                                              ----------------
                                                               1997     1998
   Due from CalEnergy........................................ $   (42) $(1,241)
   Due from CED for steam sharing............................    (561)    (259)
   Due to CFP for steam sharing..............................   1,704    1,902
   Loan to China Lake Joint Venture
     Principal...............................................  (1,562)  (1,562)
     Accrued interest........................................  (1,317)  (1,688)
                                                              -------  -------
                                                              $(1,778) $(2,848)
                                                              =======  =======

  On December 16, 1992, CPD signed a promissory note with CalEnergy for $973, which represents the principal on the previous promissory note of $869 plus accrued interest through December 16, 1992, of $104. This note bore a fixed interest rate of 12.5%, compounded semi-

                             COSO POWER DEVELOPERS

                             (Dollars in thousands)

annually, and was payable on or before March 19, 2002. The previous note was signed March 19, 1991 as a result of the partners' arbitration settlement and accrued interest at a rate defined as the lowest average interest rate actually charged by the previous project loan lender on any of the Coso ventures' debt, which was 5.4% through December 16, 1992. During February 1997, this note and accrued interest were paid in full. Interest on the note was $181 and $27 in 1996 and 1997, respectively.

  Additionally, on December 16, 1992, CPD retired China Lake Joint Venture's
(CLJV) promissory note due CalEnergy, resulting in the loan from CPD to CLJV of $1,562 at December 31, 1992. CLJV is an affiliated venture. Interest has been accrued on this loan at 12.5%. Interest on the loan was $291, $329 and $371 in 1996, 1997 and 1998, respectively.

  The December 31, 1997 and 1998 due from CalEnergy balances relate to the venture reimbursing CalEnergy for the costs of operating the plant. This amount fluctuated in concert with the timing of billings and incurring of costs.

7. Commitments and Contingencies

  On June 9, 1997, Edison filed a complaint alleging breach of the power purchase agreements (SO4 Agreements) between Edison and the Partnerships as a result of alleged improper venting of certain noncondensible gases at the Coso geothermal energy project. In the complaint, Edison seeks unspecified damages, including the refund of certain amounts previously paid under the SO4 Agreements, and termination of the SO4 Agreements. In September 1997, the Partnerships and CalEnergy filed a cross-complaint against Edison and its affiliates, The Mission Group and Mission Power Engineering Company, alleging, among other things, that Edison's lawsuit violates the 1993 settlement agreement which settled certain litigation arising from the construction of certain units at the Coso geothermal project by Edison affiliates. In addition, the Partnerships filed a separate complaint against Edison alleging breach of the SO4 Agreements, unfair business practices, slander and various other tort and contract claims. The actions were effectively consolidated in December 1997. As a result of certain procedural actions by the parties and a November 1997 court order, Edison filed an amended complaint on December 16, 1997 and the Partnerships amended their cross-complaint. In addition, the court has struck Edison's request to terminate the SO4 Agreements and obtain a refund of all funds paid to the Joint Ventures. The litigation is in its early procedural stages and the pleadings have not been settled. The Partnerships believe that its claims and defenses are meritorious and that they will prevail if the matter is ultimately heard on its merits. The Partnerships intend to vigorously defend this action and prosecute all available counterclaims against Edison.

8. Subsequent Event

  On January 25, 1999, CalEnergy agreed to sell its indirect interest in CPD to Caithness Acquisition Company LLC (Caithness), an affiliate of CNIIG. Upon completion of the sale, COC, Caithness or its designee will become the operator of CPD.

               COSO FINANCE PARTNERS AND COSO FINANCE PARTNERS II

                  UNAUDITED CONDENSED COMBINED BALANCE SHEETS
                             (Dollars in thousands)

                                                        December 31,  March 31,
                                                            1998        1999
                                                           (Note)    (New basis)
Assets
Cash...................................................   $    --     $  6,397
Restricted cash and investments........................      7,524       7,808
Accounts receivable....................................      5,404       5,520
Prepaids and other assets..............................        426         185
Amounts due to related parties.........................      3,782          42
Property, plant and equipment..........................    180,380     158,367
Power purchase agreement...............................        --       14,573
Advances to China Lake Plant Services, Inc. ...........      4,139       4,114
Deferred financing costs, net..........................        233       1,320
                                                          --------    --------
                                                          $201,888    $198,326
                                                          ========    ========
Liabilities and Partners' Capital
Accounts payable and accrued liabilities...............   $ 11,389    $ 13,387
Acquisition debt.......................................        --       77,610
Project loan...........................................     40,566      40,566
                                                          --------    --------
                                                            51,955     131,563
Partners' capital......................................    149,933      66,763
                                                          --------    --------
                                                          $201,888    $198,326
                                                          ========    ========

Note: The condensed combined balance sheet at December 31, 1998 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.



      See accompanying notes to the unaudited condensed combined financial statements.

               COSO FINANCE PARTNERS AND COSO FINANCE PARTNERS II

             UNAUDITED CONDENSED COMBINED STATEMENTS OF OPERATIONS
                             (Dollars in thousands)

                                           Three months  Two months
                                              ended        ended      One month
                                            March 31,   February 28, ended March
                                               1998         1999      31, 1999
                                                                     (New basis)
Revenue
Sales of electricity......................   $10,806       $8,572      $4,636
Interest and other income.................       136          824         827
                                             -------       ------      ------
                                              10,942        9,396       5,463
                                             -------       ------      ------
Expenses
Plant operations..........................     3,571        3,125       1,458
Royalty expense...........................       895          987         451
Depreciation and amortization.............     2,957        1,604         783
Interest expense..........................     1,124          663       1,630
                                             -------       ------      ------
                                               8,547        6,379       4,322
                                             -------       ------      ------
Net income................................   $ 2,395       $3,017      $1,141
                                             =======       ======      ======


      See accompanying notes to the unaudited condensed combined financial statements.

               COSO FINANCE PARTNERS AND COSO FINANCE PARTNERS II

             UNAUDITED CONDENSED COMBINED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)

                                         Three months  Two months
                                            Ended         Ended      One month
                                           March 31,   February 28, Ended March
                                             1998         1999       31, 1999
                                                                    (New basis)
Net cash provided by operating
 activities............................     $7,804       $ 6,592      $2,665
Net cash used by investing activities..        (24)         (538)       (397)
Net cash provided (used) by financing
 activities............................       (108)       (1,926)        --
                                            ------       -------      ------
Net change in cash and cash
 equivalents...........................     $7,672       $ 4,128      $2,268
                                            ======       =======      ======



      See accompanying notes to the unaudited condensed combined financial statements.

               COSO FINANCE PARTNERS AND COSO FINANCE PARTNERS II

         NOTES TO THE UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of presentation

  The accompanying unaudited condensed combined financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules. Management believes that the disclosures are adequate to make the information presented not misleading when read in conjunction with the combined financial statements and the notes thereto included in the audited financial statements for the year ended December 31, 1998.

  The financial information herein presented reflects all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair statement of the results for interim periods presented. The results for the interim periods are not necessarily indicative of results to be expected for the full year. Coso Finance Partners and Coso Finance Partners II (collectively, CFP) has experienced significant quarterly fluctuations in operating results and it expects that these fluctuations in energy revenues, expenses and net income will continue.

2. Acquisition of CalEnergy's interest in the Coso Partnerships

  On February 25, 1999, Caithness Acquisition Company, LLC (Caithness Acquisition), a wholly owned subsidiary of Caithness Energy LLC, purchased all of CalEnergy Company, Inc.'s (CalEnergy) interests in CFP and its affiliated partnerships, Coso Power Developers and Coso Energy Developers (collectively, the Coso Partnerships) for a total purchase price of $205 million in cash, plus up to $5 million in contingent payments, and the assumption of CalEnergy's share of debt outstanding at the Coso Partnerships which then totaled approximately $68.7 million. The acquisition was accounted for under the purchase method, whereby the purchase price is allocated to the underlying assets and liabilities based upon their estimated fair market values. The total cash purchase price allocated to CFP was approximately $62.1 million. No goodwill was recorded as a result of the purchase.

  In order to complete the purchase, Caithness Acquisition arranged for short-term debt financing in the principal amount of approximately $211.5 million. Caithness Acquisition will use a portion of the proceeds from an anticipated offering of senior secured notes that it will receive from the Coso partnerships, together with funds from other sources, to repay all amounts owed under this short-term debt facility. As a result of "push-down" accounting, a pro rata portion of the short-term debt has been reflected in the financial statements of CFP as of February 25, 1999.

  The following unaudited pro forma financial information for the three months ended March 31, 1998 and 1999 present the combined results of operations of CFP as if the acquisition had occurred as of January 1, 1999, after giving effect to certain adjustments including amortization of intangible assets, reduced depreciation and operating expense and increased interest expense. The pro forma financial information does not necessarily reflect the results of operations that would have occurred had the acquisition been completed on January 1, 1999.

                                                             Three Months Ended
                                                             -------------------
                                                             March 31, March 31,
                                                               1998      1999
                                                             --------- ---------
      Total revenues........................................  $10,942   $14,859
                                                              =======   =======
      Net income............................................  $(1,008)  $ 1,875
                                                              =======   =======

                             COSO ENERGY DEVELOPERS

                       UNAUDITED CONDENSED BALANCE SHEETS
                             (Dollars in thousands)

                                                        December 31,  March 31,
                                                            1998        1999
                                                           (Note)    (New basis)
Assets
Cash...................................................   $    --     $ 17,015
Restricted cash and investments........................        290         247
Accounts receivable....................................     19,835      15,799
Prepaids and other assets..............................      1,526         333
Amounts due from related parties.......................        --          304
Property, plant and equipment..........................    201,600     163,269
Power purchase agreement...............................        --       20,498
Investment in Coso Transmission Line Partners..........      3,107       3,930
Advances to China Lake Plant Services, Inc. ...........      1,567       1,405
Deferred financing costs, net..........................        162         939
                                                          --------    --------
                                                          $228,087    $223,739
                                                          ========    ========
Liabilities and Partners' Capital
Accounts payable and accrued liabilities...............   $  3,314    $  3,129
Amounts due to related parties.........................     23,624      21,790
Acquisition debt.......................................        --       55,256
Project loan...........................................     37,958      37,958
                                                          --------    --------
                                                            64,896     118,133
Partners' capital......................................    163,191     105,606
                                                          --------    --------
                                                          $228,087    $223,739
                                                          ========    ========

Note: The condensed balance sheet at December 31, 1998 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.



    See accompanying notes to the unaudited condensed financial statements.

                             COSO ENERGY DEVELOPERS

                  UNAUDITED CONDENSED STATEMENTS OF OPERATIONS
                             (Dollars in thousands)

                                           Three months  Two months
                                              ended        ended      One month
                                            March 31,   February 28, ended March
                                               1998         1999      31, 1999
                                                                     (New basis)
Revenue
Sales of electricity......................   $22,728      $17,533      $3,844
Interest and other income.................       217           78         118
                                             -------      -------      ------
                                              22,945       17,611       3,962
                                             -------      -------      ------
Expenses
Plant operations..........................     5,517        4,039       1,604
Royalty expense...........................     2,101        1,592         347
Depreciation and amortization.............     3,624        2,550       1,175
Interest expense..........................     1,786          616       1,233
                                             -------      -------      ------
                                              13,028        8,797       4,359
                                             -------      -------      ------
Net income................................   $ 9,917      $ 8,814      $ (397)
                                             =======      =======      ======


    See accompanying notes to the unaudited condensed financial statements.

                             COSO ENERGY DEVELOPERS

                  UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)

                                                   Two months
                                   Three months      Ended        One month
                                  Ended March 31, February 28, Ended March 31,
                                       1998           1999          1999
                                                                 (New basis)
Net cash provided by operating
 activities......................     $18,478       $10,367        $6,595
Net cash provided (used) by
 investing activities............      (3,556)          120          (294)
Net cash provided (used) by
 financing activities............        (413)          425          (198)
                                      -------       -------        ------
Net change in cash and cash
 equivalents.....................     $14,509       $10,912        $6,103
                                      =======       =======        ======



    See accompanying notes to the unaudited condensed financial statements.

                             COSO ENERGY DEVELOPERS

             NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS

1. Basis of presentation

  The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules. Management believes that the disclosures are adequate to make the information presented not misleading when read in conjunction with the financial statements and the notes thereto included in the audited financial statements for the year ended December 31, 1998.

  The financial information herein presented reflects all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair statement of the results for interim periods presented. The results for the interim periods are not necessarily indicative of results to be expected for the full year. Coso Energy Developers (CED) has experienced significant quarterly fluctuations in operating results and it expects that these fluctuations in energy revenues, expenses and net income will continue.

2. Acquisition of CalEnergy's interest in the Coso Partnerships

  On February 25, 1999, Caithness Acquisition Company, LLC (Caithness Acquisition) a wholly owned subsidiary of Caithness Energy, LLC purchased all of CalEnergy Company, Inc.'s (CalEnergy) interests in CED and its affiliated partnerships, Coso Power Developers and Coso Finance Partners and Coso Finance Partners II (collectively, the Coso partnerships) for a total purchase price of $205 million in cash, plus up to $5 million in contingent payments and the assumption of CalEnergy's share of debt outstanding at the Coso partnerships which then totaled approximately $68.7 million. The acquisition was accounted for under the purchase method, whereby the purchase price is allocated to the underlying assets and liabilities based upon their estimated fair market values. The total purchase price allocated to CED was approximately $68.8 million. No goodwill was recorded as a result of the purchase.

  In order to complete the purchase, Caithness Acquisition arranged for short-term debt financing in the principal amount of approximately $211.5 million. Caithness Acquisition will use a portion of the proceeds from an anticipated offering of senior secured notes that it will receive from the Coso partnerships, together with funds from other sources, to repay all amounts owed under this short-term debt facility. As a result of "push down" accounting, a pro rata portion of the short-term debt has been reflected in the financial statements of CED as of February 25, 1999.

  The following unaudited pro forma financial information for the three months ended March 31, 1998 and 1999 present the combined results of operations of CED as if the acquisition had occurred as of January 1, 1999, after giving effect to certain adjustments including amortization of intangible assets, reduced depreciation and operating expense and increased interest expense. The pro forma financial information does not necessarily reflect the results of operations that would have occurred had the acquisition been completed on January 1, 1999.

                                                             Three Months Ended
                                                             -------------------
                                                             March 31, March 31,
                                                               1998      1999
                                                             --------- ---------
      Total revenues........................................  $22,945   $21,573
                                                              =======   =======
      Net income............................................  $ 8,029   $ 7,223
                                                              =======   =======

                             COSO POWER DEVELOPERS

                       UNAUDITED CONDENSED BALANCE SHEETS
                             (Dollars in thousands)

                                                        December 31,  March 31,
                                                            1998        1999
                                                           (Note)    (New basis)
Assets
Cash...................................................   $    818    $ 20,039
Accounts receivable....................................     19,656      19,778
Prepaids and other assets..............................        694         294
Amounts due to related parties.........................      2,848       3,352
Property, plant and equipment..........................    188,862     149,380
Power purchase agreement...............................        --       29,656
Investment in Coso Transmission Line Partners..........      3,802       4,791
Advances to China Lake Plant Services, Inc. ...........      2,086       2,027
Deferred financing costs, net..........................        199       1,336
                                                          --------    --------
                                                          $218,965    $230,653
                                                          ========    ========
Liabilities and Partners' Capital
Accounts payable and accrued liabilities...............   $  3,981    $  6,764
Amounts due to related parties.........................        --        1,540
Acquisition debt.......................................        --       78,634
Project loan...........................................     61,323      61,323
                                                          --------    --------
                                                            65,304     148,261
Partners' capital......................................    153,661      82,392
                                                          --------    --------
                                                          $218,965    $230,653
                                                          ========    ========

Note: The condensed balance sheet at December 31, 1998 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

    See accompanying notes to the unaudited condensed financial statements.

                             COSO POWER DEVELOPERS

                  UNAUDITED CONDENSED STATEMENTS OF OPERATIONS
                             (Dollars in thousands)

                                           Three months  Two months
                                              ended        ended      One month
                                            March 31,   February 28, ended March
                                               1998         1999      31, 1999
                                                                     (New basis)
Revenue
Sales of electricity......................   $26,649      $17,509      $7,128
Interest and other income.................       319          150         156
                                             -------      -------      ------
                                              26,968       17,659       7,284
                                             -------      -------      ------
Expenses
Plant operations..........................     4,356        3,195       1,293
Royalty expense...........................     2,780        1,806       1,064
Depreciation and amortization.............     3,493        2,339       1,188
Interest expense..........................     2,235          953       1,792
                                             -------      -------      ------
                                              12,864        8,293       5,337
                                             -------      -------      ------
Net income................................   $14,104      $ 9,366      $1,947
                                             =======      =======      ======


    See accompanying notes to the unaudited condensed financial statements.

                             COSO POWER DEVELOPERS

                  UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)

                              Three months       Two months        One month
                             Ended March 31, Ended February 28, Ended March 31,
                                  1998              1999             1999
                                                                  (New basis)
Net cash provided by
 operating activities......      $19,352          $12,016           $6,265
Net cash used by investing
 activities................         (808)          (1,126)            (218)
Net cash provided by
 financing activities......          273            1,766              518
                                 -------          -------           ------
Net change in cash and cash
 equivalents...............      $18,817          $12,656           $6,565
                                 =======          =======           ======



    See accompanying notes to the unaudited condensed financial statements.

                             COSO POWER DEVELOPERS

             NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS

1. Basis of presentation

  The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules. Management believes that the disclosures are adequate to make the information presented not misleading when read in conjunction with the financial statements and the notes thereto included in the audited financial statements for the year ended December 31, 1998.

  The financial information herein presented reflects all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair statement of the results for interim periods presented. The results for the interim periods are not necessarily indicative of results to be expected for the full year. Coso Power Developers (CPD) has experienced significant quarterly fluctuations in operating results and it expects that these fluctuations in energy revenues, expenses and net income will continue.

2. Acquisition of CalEnergy's interest in the Coso Partnerships

  On February 25, 1999, Caithness Acquisition Company, LLC (Caithness Acquisition) a wholly owned subsidiary of Caithness Energy, LLC purchased all of CalEnergy Company, Inc.'s (CalEnergy) interests in CPD and its affiliated partnerships, Coso Energy Developers and Coso Finance Partners and Coso Finance Partners II (collectively, the Coso partnerships) for a total purchase price of $205 million in cash, plus up to $5.0 million in contingent payments, and the assumption of CalEnergy's share of debt outstanding at the Coso partnerships which then totaled approximately $68.7 million. The acquisition was accounted for under the purchase method, whereby the purchase price is allocated to the underlying assets and liabilities based upon their estimated fair market values. The total purchase price allocated to CPD was approximately $74.8 million. No goodwill was recorded as a result of the purchase.

  In order to complete the purchase, Caithness Acquisition arranged for short-term debt financing in the principal amount of approximately $211.5 million. Caithness Acquisition will use a portion of the proceeds from an anticipated offering of senior secured notes that it will receive from the Coso partnerships, together with funds from other sources, to repay all amounts owed under this short-term debt facility. As a result of "push down" accounting, a pro rata portion of the short-term debt has been reflected in the financial statements of CPD as of February 25, 1999.

  The following unaudited pro forma financial information for the three months ended March 31, 1998 and 1999 present the results of operations of CPD as if the acquisition had occurred as of January 1, 1999, after giving effect to certain adjustments including amortization of intangible assets, reduced depreciation and operating expense and increased interest expense. The pro forma financial information does not necessarily reflect the results of operations that would have occurred had the acquisition been completed on January 1, 1999.

                                                             Three Months Ended
                                                             -------------------
                                                             March 31, March 31,
                                                               1998      1999
                                                             --------- ---------
      Total revenues........................................  $26,968   $24,943
                                                              =======   =======
      Net income............................................  $10,788   $ 8,992
                                                              =======   =======

                                                                       Exhibit A
                           Coso Geothermal Projects
                         Independent Engineer's Report





                                Caithness Coso
                                 Funding Corp.




                              New York, New York









                                  20 May 1999

                                                              [Logo of Sandwell]

                                 Project 263105

                            Coso Geothermal Projects

                         Independent Engineer's Report

                                      For

                          Caithness Coso Funding Corp.

                               New York, New York

                                 20 May 1999



     Prepared by: /s/ R. G. Low
                 ----------------------------------------
                 Richard G. Low, P.Eng.



     Approved by: /s/ Dick A. Davis
                 ----------------------------------------
                 Dick A. Davis, P.E.

                               TABLE OF CONTENTS


1.  Executive Summary And Conclusions

2.  Scope Of Services By Sandwell

3.  Coso Facilities Overview
    3.1  General
    3.2  Description of Equipment and Operation.
         . Navy I
         . Navy II
         . BLM
    3.3  Steam Gathering Systems
    3.4 Turbine-Generator Failures, Unit 1 Generator Failures, And Remedial Actions.
    3.5  Dow Sulferox H2S Abatement Systems.

4.  Management and Organization.
    4.1  General
    4.2  Safety
    4.3  Training
    4.4  Maintenance
    4.5  Spares Inventory
    4.6  Review of FPLEOSI as Operator

5.  Overview of Power Purchase Agreements.

6.  Permitting and Environmental Compliance (Not included at this time)

7.  Comments on 1999 O&M Financial Projections and Capital Expenditure Forecast.

8.  Assessment of Financial Projections.
    8.1  General
    8.2  Revenues
    8.3  Operating And Maintenance Expenses
    8.4  Capital Expenditures

APPENDICES
Appendix A - Principal Considerations And Assumptions
Appendix B - Documents Reviewed
Appendix C - Financial Projections

1.0  EXECUTIVE SUMMARY AND CONCLUSIONS

     1.1  Executive summary

          Sandwell Engineering Inc. (Sandwell) has prepared this report as an independent engineer's review of the Coso Geothermal Projects, namely Navy I, Navy II, and BLM ("the plants" or "the facilities"), in connection with the financing of the plants and for inclusion in the offering circular therefor. Sandwell has been associated with the Coso Projects as independent engineer for ten years, and this report therefore reflects information gathered over that period of time, in addition to information provided by Caithness Energy L.L.C. (Caithness) and by FPL Energy Operating Services, Inc. ("FPLEOSI" or "FPL Operating") specifically for the report.

          The Coso Geothermal Projects consist of three separate, but interlinked, geothermal power projects located at the Naval Weapons Center in Inyo County, California. Nine turbine generator units (three for each project) produce a total net rated electrical power generation of approximately 240 MW using geothermal steam derived from deep production wells drilled in the geothermal resource known as the Coso Known Geothermal Resources Area (KGRA). The steam gathering systems for all three projects are linked together so that optimum use may be made of the available steam.

          The power plants and wellfields are operated by FPL Operating under separate Operation and Maintenance (O&M) agreements with the owners of each project (the Partnerships). The geothermal resource is maintained by Coso Operating Company, Inc, an affiliate of Caithness Energy.

          Electrical power generated by the plants is sold to Southern California Edison (SCE) under three separate 30-year California Standard Offer No. 4 power purchase agreements. After an initial ten-year fixed price period expires, the electricity is sold to SCE at a much lower "Avoided Cost of Energy" rate. SCE has taken the position that the ten-year fixed price periods expired for Navy I in August 1997, for BLM in March 1999 and for Navy II in January 2000.

          FPL Operating and Caithness maintain all permits and approvals required for current operation of the plants.

          The geothermal steam from the resource contains small quantities of hydrogen sulfide. In order to meet the conditions of the Air Quality Permits, hydrogen sulfide abatement equipment is required. Normal operation of the facilities therefore also includes operation of hydrogen sulfide abatement equipment at each power plant that processes the hydrogen sulfide into elemental sulfur, which can be sold. At Navy I and Navy II LO-CAT II primary abatement equipment units are used. At the BLM plants Dow Sulferox equipment is installed; the Sulferox units have had an unsatisfactory record in terms of operational reliability, and the high consumption, and therefore cost, of the treatment chemicals consumed. Recent modifications, and an agreement reached with Dow, have improved the operation, and reduced the operating and maintenance costs to a satisfactory level.

          The modifications to the Dow Sulferox systems were required, and the decision to proceed with the modifications was reasonable, and prudent.

          Eight of the nine turbine generator units were designed and manufactured by Fuji Electric. The ninth unit (and the first to be operated at the projects) is of Mitsubishi design and manufacture. After four years of operation, cracks were detected in one of the Fuji turbine rotors, and similar faults have since occurred in two other rotors in Coso project Fuji turbines, in one case causing a blade to become detached, which damaged other parts of the turbine. After extensive investigations, modifications designed to avoid the problems have been made to four of the nine turbine rotors, and will be made to the remainder as they undergo scheduled overhauls. The modifications appear to have been successful, in that no cracking or other defects in the modified rotors have been reported to us. We therefore conclude that these modifications are an acceptable means of preventing the cracking as previously detected. We understand that the Partnerships are in litigation with Fuji regarding the cause and responsibility for the failures.

          The modifications to the Fuji turbine rotors have apparently been successful in overcoming the cracking previously experienced, and may reasonably be expected to prevent future similar failures.

          The Mitsubishi turbine generator recently suffered an electrical ground fault in the generator. The generator is being rewound, using a modification designed to avoid recurrence of the fault. It is reported that the repaired generator is scheduled to return to service in 5 - 9 weeks. The repair to the Mitsubishi Unit 1generator stator was necessary, and the decision to incorporate modifications was reasonable and prudent.

          Sandwell's review has included commenting on the 1999 O&M pro forma and capital expenditure forecasts for the plants and an assessment of the eleven-year financial projections provided by Caithness Energy.

     1.2  Conclusions

          On the basis of our review of the plant, of the information provided to us, and the assumptions set forth in this report, we are of the opinion that:

          . The current operations and maintenance practices employed by FLP Operating as operator for the plants are reasonable for operation and maintenance of plants of this type, to maintain compliance with all relevant environmental and other permits and approvals required, and to produce the predicted revenues and cash flow of the plants.

          . FPL Operating, as operator, has the geothermal plant operating experience and resources necessary to operate the plants so as to produce the predicted revenues and cash flow of the plants.

          . The 1999 operating and maintenance financial projections and capital expenditures forecasts proposed by or on behalf of the Coso partnerships for the plants are consistent with the operation and maintenance needs of the plants, are prudent, and are reasonably designed to produce the predicted revenues and cash flow of the plants.

          . If the plants, including power plants, wellfields and gathering systems are maintained and operated in accordance with current practices, and if the quality and quantity of the geothermal resources for the plants are as projected by Caithness Coso Funding Corporation, then the eleven year financial projections of operating and maintenance expenditures, and of capital expenditures, for the plants, (provided by or on behalf of Caithness Coso Funding Corporation), are consistent with the operation and maintenance needs of the plants. Based on these operating assumptions, the projected revenues and cash flows of the plants, as shown in the financial projections, are reasonable.

          . All major permits and approvals required from federal, state and local agencies for current operation of the plants have been obtained, and all required environmental reporting is being carried out.

          . The management organization for operation of the Coso projects is acceptable. The attention given to safety matters, and the safety programs being implemented, are reasonable and acceptable. The training and certification program for plant operators and maintenance staff is acceptable.

          . Assuming interest rates of 6.80% for the senior secured notes due 2001 and 9.05% for the senior secured notes due 2009, then the debt service coverage ratios ("DSCR") will be:


                 For the period through 2001:

                 Navy I :           Minimum DSCR          1.32
                                    Average DSCR          1.32

                 Navy II:           Minimum DSCR          1.32
                                    Average DSCR          1.34

                 BLM:               Minimum DSCR          1.28
                                    Average DSCR          1.32

                 For the period from 2002 to 2009:
                 Navy I             Minimum DSCR          1.50
                                    Average  DSCR         1.58

                 Navy II            Minimum DSCR          1.53
                                    Average  DSCR         1.59

                 BLM:               Minimum DSCR          1.49
                                    Average  DSCR         1.58

2.   SCOPE OF SERVICES BY SANDWELL

     Sandwell Engineering Inc. (Sandwell) has performed an independent engineer's review of the Coso Geothermal Projects: Navy I, Navy II, and BLM (the facilities). Sandwell is familiar with the technical and financial aspects of these projects, having served as independent engineer for the banks that initially provided construction financing for the projects in 1988, having provided an independent engineers review which was included in the 1992 financing offering circular for Coso Funding Corporation, and having performed annual technical and budget reviews of the projects for ten years, to date. In preparing this report, Sandwell has obtained information from project files and contract documents gathered over ten years, from discussions with facility operating, maintenance, and administrative staff, and from information and documents provided by Caithness Energy L.L.C. (Caithness) and by FPL Energy Operating Services, Inc. (FPLEOSI).

     The scope of this review is as listed below:

     .  Coso Facilities overview, including:
        .  Description of equipment and operations
        .  Description of the steam gathering system
        .  Turbine generator failures and remedial actions
        .  Dow Sulferox H2S abatement systems

     .  Management and organization, including comments on:
        .  Safety
        .  Training
        .  Operating procedures
        .  Maintenance
        .  Spares inventory
        .  Review of FPLEOSI as operator

     .  Overview of power purchase agreements
     .  Permitting and environmental compliance
     .  Comments on 1999 O&M and capital expenditure budgets
     . Assessment of financial projections (review of existing data provided by Caithness).

     In the preparation of this report and the opinions that follow, Sandwell has made certain assumptions with respect to conditions which may exist or events which may occur in the future. A listing of assumptions and documentation relied upon by Sandwell in the preparation of this report are given in Appendix A.

3.   COSO FACILITIES OVERVIEW

     3.1  General

          The Coso Geothermal Projects consist of three separate, but interlinked, geothermal power projects located at the U.S. Naval Weapons Center in Inyo County, California. The three projects are identified as Navy I, Navy II and BLM (Bureau of Land Management). Information on the equipment and other details of each project are set out below, but, to summarize, the three projects use a total of nine turbine generator units to produce a net rated electrical power generation of approximately 240 MW from high temperature geothermal brines derived from deep production wells drilled into the geothermal resource on which the projects are situated, which is identified as the Coso Known Geothermal Resources Area (KGRA).

          The three projects were originally operated independently, with each project's geothermal resource feeding steam only to the generators in that project's power block(s). In 1995 inter-project steam transfer lines were installed which allow sharing of the resources to make optimum use of the available steam to maximize the project revenues.

          The electrical power generated by the projects is conveyed by separate 115 kV (for Navy I) and 230 kV (for Navy II and BLM) transmission lines, approximately 28.86 miles long, to the Southern California Edison (SCE) substation at Inyokern, California. The power generated is purchased by SCE under long term contracts.

          The power generating plants and the geothermal resource wellfields are operated and maintained by FPL Energy Operating Services, Inc. (FPLEOSI). Operation of the three projects as a single interlinked group brings the benefits of economies of scale in provision of maintenance and operating staff, and in using a common inventory of spare parts. Responsibility for the geothermal resource is carried by Coso Operating Company, Inc. an affiliate of Caithness Energy, who carries out the drilling of new wells and maintenance of existing wells.

          Normal operation of the power plants for all three projects is carried out by operators in a centralized control room located at the Navy II power plant. A distributed control system allows all normal power plant operations to be monitored and controlled from this point.
          Local control equipment at each power plant can be used to maintain operation in the event of a failure of the central system.

          Figure 3-1 is a map that shows the location of the Coso geothermal projects. Figure 3-2 is a more detailed map that indicates the project boundaries and the power plant and well pad locations.

Regional Geothermal Activity
============================

                              [MAP APPEARS HERE]

                                   Fig. 3-1

[Figure 3-2 map]

     3.2  Description of equipment and operation

          Navy I
          ------

          The Navy I facility is located on the U.S. Naval Weapons Center at China Lake and the steam resource is also located on Naval Weapons Center property, being part of the Coso KGRA. Exploration of the resource and utilization of its energy are secured under a 30-year contract with the Navy (terminating in 2009, but with an option for the Navy to extend the contract for an additional 10 years), and in return the Navy receives royalty payments and discounted power.

          The Navy I power block comprises three separate turbine generator sets, Coso Units 1,2 and 3. The combined generating capacity of the three units is approximately 80 megawatts (MW).

          The geothermal production wells tap the geothermal resource, which is a fractured formation of rocks heated by the heat of the earth's interior. High-pressure water flowing through the rock formations becomes a mixture of high temperature brine and steam as it travels up the well bores. Pressure generated in the resource forces the mixture to flow through the production wells into the steam gathering systems. The brine, and the steam, from the Coso KGRA contain silica, carbonate compounds, some metals, carbon dioxide and hydrogen sulfide. The geothermal resource is a renewable source of energy, so long as natural ground water flows and reinjection of extracted brine are adequate to replenish the fluids withdrawn.

          A mixture of brine and steam, under pressure from the geothermal reservoir, is obtained at the wellhead. Piping systems transport the two-phase flow to separators where the brine is separated from the
          steam.   Brine that does not flash into steam is collected and
          injected back into the resource through injection wells. Returning this water helps to maintain the characteristics of the resource for continued power production. Two flows of steam leave the separators, one at high pressure (approx. 90 psia) and one at low pressure (approx. 20 psia). These relatively low steam pressures (and temperatures) allow the use of standard wall carbon steel pipe. The steam expands through the turbines, which drive generators to produce electrical power. The steam gathering, and brine piping systems associated with Navy I have metered cross-connections to the Navy II system which allow steam and brine to be transferred between the projects.

          The Coso Unit 1 turbine generator was manufactured by Mitsubishi, and the turbine is a single-cylinder type with high and low pressure
          inlets.   Coso Units 2 and 3 turbine generators, of Fuji Electric
          manufacture, also have dual inlets. These units are similar in type and configuration to Coso Units 4 through 9 located at Navy II and BLM.

          The exhaust steam from each turbine unit flows to a horizontal shell-and-tube type surface condenser. Condenser vacuum is maintained by a system containing steam-jet ejectors together with electrically driven Nash vacuum pumps. There is an additional, all steam-jet ejector as a back-up system. The noncondensible gases drawn off by the vacuum pumps are comprised mostly of carbon dioxide but include small quantities of hydrogen sulfide, which is carried out of the resource with the brine and steam. Hydrogen sulfide is an environmentally regulated substance, and the concentrations of the gas are such that it cannot be released to the atmosphere under normal operating conditions without violating environmental permit limits. A hydrogen sulfide abatement system is therefore required. During the early years of plant operation the gases were compressed and reinjected into the resource along with the brine. However, over time the gas concentrations in the steam began to increase, reducing condenser vacuum and power generation efficiency. A LO-CAT II abatement system was installed to treat the noncondensible gases by a process that converts the hydrogen sulfide to elemental sulfur, which can be sold for industrial or agricultural use. This hydrogen sulfide abatement system is now well proven and reliable. To ensure that permit violations do not occur in the event of a failure, or during LO-CAT overhauls, a batch-processing abatement system, known as the Hondo system, is also installed, and provides adequate abatement backup. The noncondensible gas Roots blowers and TVC compressors are also still in place and are maintained to allow reinjection of the noncondensible gases, if necessary.

          A four-cell Hamon cooling tower of mechanical draft evaporative cooling type supplies cooling water for the surface condenser on each unit. Condensate from the surface condenser supplies make-up water for the cooling system, and for other plant uses.

          Excess condensate is mixed with the spent brine and reinjected into the geothermal resource.

          The cooling towers are equipped with fire-protection systems fed from a plant firemain. Diesel-driven fire pumps, supplied from a firewater pond, provide safety system backup during plant shutdowns. The plant fire protection systems are adequate and in line with normal practice for this type of facility.

          Navy II
          -------

          The Navy II facility is located on the U.S. Naval Weapons Center at China Lake, and the steam resource is also located on the Naval Weapons Center property. Exploration of the resource and utilization of its energy are secured under a 30-year contract with the Navy (terminating in 2009, but with an option for the Navy to extend the contract for an additional 10 years), and in return, the Navy receives royalty payments and discounted power.

          The Navy II power block comprises three separate turbine generator sets, Coso Units 4, 5 and 6. The combined nominal generating capacity of the three units is approximately 80 MW.

          Coso Units 4, 5 and 6 turbine generators are Fuji Electric units similar to Units 2 and 3 described above. The wellfield steam gathering system is also similar to that described for Navy I. The steam supply systems are cross-connected with the Navy I and BLM steam systems via metered transfer lines to allow optimum use to be made of the available steam.

          The auxiliary plant and systems for the Navy II power block are similar to those already described for Navy I. Hydrogen sulfide abatement is provided by a LO-CAT II unit with ample capacity to process all the hydrogen sulfide produced when all three Units are operating at full power output. A second, smaller, LO-CAT II unit provides additional stand-by abatement capacity, and provides adequate back-up capacity.  A back up Hondo abatement system was formerly
          installed, but has now been moved to provide additional back-up
          capacity at Navy I.   The noncondensible gas system Roots blowers are
          still in place and are maintained, but the TVC compressors at Navy II have been removed.

          As mentioned above, the central control room, from where the operation of the Navy I, Navy II and BLM power plants is monitored and controlled, is located at Navy II.

          The plant fire protection systems are adequate and in line with normal practice for this type of facility.

          BLM
          ---

          The BLM facility and steam resource are located on U.S. Bureau of Land Management (BLM) property, within the boundaries of the U.S. Naval Weapons Center at China Lake. The steam resource is part of the Coso KGRA. Exploration of the resource and utilization of its energy is secured under a 40-year lease with BLM (terminating in 2025), and in return BLM receives royalty payments. Some additional steam resources, located on property to the West and North of the Navy I and Navy II projects, also form part of the available BLM geothermal resource, and are designated as BLM North. Steam from BLM North will be fed into the Navy I or Navy II gathering systems, and will be considered to "pass-through" the Navy I and Navy II systems to generate power in the BLM generating units.

          The BLM power generating facilities comprise three separate turbine generator sets, Coso Units 7, 8 and 9. The combined generating capacity of the three units is approximately 80 NMW. Units 7 and 8 are located on one power block designated BLM East, while Unit 9 is located on a separate power block designated BLM West, located approximately 1.3 miles west of BLM East.

          Coso Units 7, 8 and 9 turbine generators are Fuji Electric units similar to the Navy I and Navy II Fuji machines described above. The wellfield steam supply system, and brine systems, are also similar to those described for Units 2 through 6, and are linked to Navy II via a metered transfer line.

          The auxiliary plant and systems for the BLM East and West power blocks are similar to those already described for Navy I and Navy II. Dow Sulferox units provide hydrogen sulfide abatement at both plants. These units perform the same function as the LO-CAT II equipment at Navy I and Navy II, converting the hydrogen sulfide gas to elemental sulfur. (Additional information about the Sulferox systems is given in
          Section 3.5 below.)   A back up Hondo abatement system is installed at
          BLM East.

          The plant fire protection systems are adequate and in line with normal practice for this type of facility.

     3.3  Description of the steam gathering system.

          Steam from the production geothermal wells associated with each project is transported by piping systems to the power plants, where it is used to power the steam turbine generators which produce electricity. Fig. 3-2 gives an indication of the number of wells and the relative locations of the wells and power plants. The extensive piping systems and associated equipment is known as the steam gathering system.

          The mixture of brine and steam obtained at each wellhead, under pressure from the geothermal reservoir, is controlled by wellhead valves. The two-phase flow of brine and steam is transported via a piping system to a separator vessel located, in most cases, close to the wellpad. In the separator vessel some of the hot brine flashes to steam. The brine that does not flash to steam is collected in a retention pond, and is eventually pumped back into the resource through injection wells.

          Steam is used at two pressures, approximately 90 psia and 20 psia.
          The two pressures allow for most efficient use of all the available steam, since some wells produce steam and brine at relatively low pressure and temperature. Steam is transported from the separators to the power plant turbines through insulated and metal-jacketed carbon steel pipes. Since the steam pressures and temperatures are relatively low, carbon steel standard wall pipe can be used.

          The steam gathering systems for Navy I and Navy II have a metered cross-connection which allows for interchange of steam between the projects, and there is a similar metered cross-connection between Navy II and BLM. Steam produced from East Flank Navy I wells is fed into the Navy II gathering system, due to the geographical locations of the wells and the piping systems. Similarly, steam from the future BLM North production wells will be tied into the Navy I gathering system.

          The brine and steam from the resource carry silica and carbonates that can cause scaling in the piping systems. A number of different methods have been used to remove scale, including passing a "pig" (a cleaning device) through the piping system, and "hydroblasting" which removes the scale with high pressure water jets. Acidification of the liquid phase (i.e. the brine) has been tested at Coso as a means of mitigating scaling, and FPLEOSI plans to continue using this method of scale control. Acidification for scale control has been successfully used at other geothermal projects and it is reasonable to expect that it will be successful at Coso. Other parts of the gathering system also require regular maintenance, including the valves at wellheads, and elsewhere in the piping systems, separator vessels (which tend to corrode due to the corrosive/erosive action of the brine and steam), and the instrumentation and control equipment necessary to monitor and control the gathering system operation.

          From observation of the gathering system and wellpads, it is our opinion that the system is well maintained and in line with the normal practices of the industry. Wellheads and valves are painted, there are very few steam leaks, and the insulation and jacketing on the piping systems is in good repair.

     3.4 Turbine generator rotor failures, Unit 1 generator failures, and remedial actions.

          During a normal scheduled overhaul of the Fuji turbine generator Unit 9 in the spring of 1993 (when the unit and the rotor had been in service for 4 years), cracks were found in the rotor blade roots and wheel steeples at the second from the last (L-2) stage. Evaluations by various parties led to consensus that corrosion fatigue was involved, but there was uncertainty as to the exact cause. It was agreed that the corrosive, high sulfur, geothermal steam environment was probably a factor, and that blade resonance was also probably involved. This rotor was repaired and rebuilt to the original Fuji design.

          During routine overhaul of Unit 8 in the spring of 1997, similar blade root and wheel steeple cracking was found in the L-1 and L-2 stages of the rotor. At this time, this rotor had been in service for 8 years. The Partnerships made the decision to repair this rotor incorporating modifications to the design which had been evolved in conjunction with TurboCare, a specialist turbine repair company. Modifications included replacing the turbine blades in these two stages with titanium blades incorporating a modified root designed to reduce peak stresses and increase fatigue life, shrouding the L-2 blades to reduce resonance, tuning the diaphragms to reduce blade resonance stimulus, and repairing the rotor wheels with 12 - chrome material for better corrosion resistance.

          In March 1998 a failure occurred in Unit 9, when a blade from the L-2 stage was thrown off during operation and caused damage to other parts of the turbine. It should be noted that this rotor was not the same one that had previously shown cracking after service in Unit 9, as the spare rotor had been installed at that time. It was determined that the failure had occurred due to the same type of cracking as had been found previously. This rotor was rebuilt, incorporating the modifications already described, and the Partnerships made the decision to rebuild all the Fuji rotors to the modified design as scheduled overhauls took place. To date, three rotors have been rebuilt and installed, one is being modified and will be returned to Coso as the current spare in early April 1999, and five rotors remain to be modified in the future. The modifications appear to have been successful, in that no cracking or other defects in the modified rotors have been reported to us.

          The schedule for modification of the remaining five Fuji rotors is as follows:
                             Unit 4: May 1999
                             Unit 6: October 1999
                             Unit 3: January 2000
                             Unit 7: May 2000
                             Unit 8: October 2000
          The costs of these modifications (approximately $1,350,000 per rotor) have been included in the eleven-year financial projections.

          Sandwell has observed and monitored these rotor failures, and the proposed and implemented solutions, since 1993. In our opinion, the management and staff at Coso have handled this matter in an exemplary manner throughout, showing a high level of engineering expertise while making management decisions designed to maintain operation of the plant and maximize revenues. We conclude that these modifications are an acceptable means of preventing the cracking as previously reported. In our opinion, these modifications were required to minimize the possibility of future rotor failures, and the decision by the Partnerships to modify all the Fuji rotors was reasonable and prudent. We understand that the Partnerships are in litigation with Fuji, the rotor designers and manufacturers, claiming costs associated with the failures and the modifications as warranty items. Fuji has not made any counter-claim, and the financial forecasts reviewed have not included any amounts that may be received from Fuji in the future.

          A completely separate failure, affecting the Mitsubishi Unit 1 generator, occurred on 3 January 1999, when a stator coil ground fault caused the unit to shut down automatically. It was subsequently determined that the wedges holding the stator coils had loosened, allowing the coils to move slightly, penetrating the coils' insulation and eventually causing the ground fault. This unit had been in service since 1987, and has been regularly inspected and overhauled. Reports of the last overhaul inspection in 1995 had noted no damage or other significant findings. The stator has been rewound by a reputable repair shop incorporating modifications designed to prevent recurrence of the wedge loosening. This repair was necessary, and the decision to incorporate modifications was reasonable and prudent.
          Unit 1 was scheduled to return to service on 23 March 1999, but latest reports indicate that electrical faults recurred during start-up of the generator. As it appeared the electrical faults that occurred during start-up after the repair may have been due to faulty workmanship by the repairer, the Partnerships chose to use a different repair shop to carry out the latest repairs to the generator. It is anticipated that the generator will be back in service in 5 - 9 weeks. In our opinion, this duration is reasonable for this type of repair. It is reported that the equipment repairs and any additional downtime will be fully insured, the insurance deductibles (25 days business interruption, and $500,000 for the equipment) having already been satisfied for this incident, so there will not be any further impact on project revenues. In our opinion this failure could not have been foreseen, nor prevented, by the operators, and the subsequent actions and decisions by Coso management and staff have been designed to minimize the potential loss of revenues involved.

     3.5  Dow Sulferox H2S abatement systems.

          The BLM East and BLM West units were modified at the direction of Dow Chemical, and per Coso Operating Company's technical specification. The modified units were placed back into service at the beginning of the first quarter of 1999. Currently, the units are operating as expected with less operator intervention and less maintenance than before the modifications were made. Longer-term operations are needed to fully determine the benefits of the modifications.

          The modifications were intended to mitigate poor operating efficiencies related to each unit that included:

          .  High chemical consumption
          .  Low equipment availability
          .  High pluggage rates
          .  Poor process controllability

          The modifications to both units included installation of:

          .  Redesigned sparged contactor vessels
          .  Redesigned stack mist eliminators
          .  Improved chemical storage facilities
          .  Upgraded control systems and logic
          . Backup capabilities to the old pipeline contactor vessels and separators
          .  Improved continuous emissions monitoring (CEM) systems

          Remaining remedial work includes plant cleanup of chemical over spray from previous operations. Future consumption and costs of the chemicals are fixed under an agreement with Dow Chemicals Company.

          In our opinion these modifications to the Sulferox units were required to improve the efficiency of operation and reduce cost. The decision to proceed with the modifications was reasonable and prudent.

4.0  MANAGEMENT AND ORGANIZATION

     4.1  General

          The Coso projects were formerly operated and maintained by CalEnergy Company Inc. (CECI) under O&M Agreements with China Lake Operating Company (CLOC), Coso Technology Corporation (CTC) and Coso Hotsprings Intermountain Power (CHIP), the Managing General Partners of the Navy I, Navy II and BLM plants, respectively. CECI also operated and maintained the 230 kV and 115 kV transmission lines, and was responsible for maintenance of the geothermal resource, including drilling of new wells, well workovers, etc.

          From 26 February 1999, CECI ceased to be the operator of the projects, and FPL Energy Operating Services, Inc. (FPLEOSI) assumed that role. Amended and Restated O&M Agreements between FPLEOSI and the Managing General Partners, now known as New CLOC, New CTC and New CHIP, were implemented. FPLEOSI also took over operation of the transmission lines. Under the new arrangements, Coso Operating Company, Inc, an affiliate of Caithness Energy became responsible for maintenance of the geothermal resource.

          Most of the Coso projects operating, maintenance and management staff transferred from CECI to FPLEOSI when the transition of ownership and operating company occurred. It was reported that the CECI Coso Projects General Manager will become the Production Manager in the FPLE organization, reporting to FPLEOSI's Plant General Manager, who will have responsibilities for other geothermal plants in addition to Coso. FPLEOSI's West Region organization operates out of a regional office in Livermore, California, with responsibility for all operations of the FPL Energy geothermal plants in the region. In our opinion, the proposed management organization for operation of the Coso Projects is typical for facilities of this type and is acceptable.

          From conversations with FPLEOSI's Coso management, it appears that significant change in the organization and staffing of the projects is unlikely in the short term. In the future, FPLEOSI will seek to improve the efficiency and profitability of the projects, as it has done with the other FPLEOSI geothermal plants. FPLEOSI resources and staff expertise are available to assist in efficient operation of the projects.

     4.2  Safety

          CECI had an established safety program for the projects, which was based on a Safety Manual and safety procedures which were considered to be consistent with general industry practices. However in the first quarter of 1998 the number of OSHA Recordable Injuries increased sharply, compared to comparable statistics for the previous three years, and this led CECI management to implement the "Coso Safety Recovery Plan", which addressed the causes of the accidents that had occurred and also sought to increase the general safety awareness of the staff. This plan included daily tailgate safety meetings, Job Safety Analyses and documented pre-job safety planning for high-risk and new jobs, an increased number of formal safety meetings, increased safety training, etc. These actions were an indication of the high priority given to safety by CECI's local management.

          The same management, operating, maintenance and support personnel are continuing to operate the projects under FPLEOSI management direction, and it is anticipated that the existing emphasis on proper safety procedures and safety awareness will also continue, and will even be enhanced by additional input from FPLEOSI. FPLEOSI management makes safety a priority and has initiated an aggressive safety policy designated the "Safety 2000 Program". The stated objective of this plan is to achieve zero injuries by the year 2000. In 1997, the six plants operated by FPLEOSI had 13 OSHA Recordable Injuries (with contractors included); in 1998 the same six plants reduced the number of recordable injuries to eight, a 38% improvement.

          The attention given to safety matters, the safety programs being implemented, and the results achieved to date, appear to be in line with the standards normally found in the power industry and are acceptable.

     4.3  Training

          CECI had, for several years, actively supported a program for training and certification of operators and maintenance personnel at the projects. The comprehensive program provides training materials, testing and certification for five classifications of operators. This training and certification program appears to be similar to those normally found in the power industry and is acceptable.

          FPLEOSI has not announced any proposed changes to the training and certification procedures. FPLEOSI management has stated a general commitment, to develop a multi-functional, team-driven and flexible work force where employees are well-trained, involved, engaged and accountable to meet and/or exceed plant performance objectives. It therefore appears probable that the established training programs will be continued, and may be enhanced, by FPLEOSI. If, as implied, "cross-training" of staff takes place in the future, this can be expected to improve the overall productivity of the personnel.


     4.4  Maintenance

          At present, as under the former CECI management, maintenance activities are under the direction of a Maintenance Manager, and a staff of qualified technicians performs normal maintenance activities. Maintenance activities for the projects are scheduled and recorded using a computerized system that produces detailed work orders for planned and requested plant maintenance and repair activities, and is also linked to the spare parts inventory and procurement system. Specialized maintenance and repairs, such as turbine generator overhauls, are performed by outside contractors, assisted by CECI staff. Major equipment overhauls are scheduled by the Maintenance Manager (with management approval) to ensure maximum availability during periods of peak power demand. The normal practice has been to schedule major turnarounds of one or more turbine generator units, together with associated maintenance and cleaning of associated auxiliary equipment and systems, in the spring of each year, in preparation for the summer peak demand period. These major turnarounds are generally scheduled to last ten to twelve days. As mentioned in 3.4 above, the need to preclude possible Fuji turbine rotor failures has required some additional major unit turnarounds to be scheduled in 1998 and 1999. Short two to three day outages of additional units, for minor repairs, are usually also scheduled during the same pre-peak periods. The availability of the plants has historically been very high, demonstrating the effectiveness of the maintenance and overhaul scheduling practices.

          It is not anticipated that any immediate changes in these procedures will be made by FPLEOSI. In the long term, it appears that the availability of additional resources from within FPLEOSI is likely to further improve the reliability and availability of the plant.

          Sandwell's independent engineer's reviews of the plants, wellfields and transmission lines during numerous site visits over ten years have consistently reported the facilities to be clean and well maintained and in line with the general standards of the industry.

     4.5  Spares Inventory

          Availability of spare parts and materials needed for maintenance and repairs is reported to be satisfactory. Review of the spare parts Inventory Catalog dated 2 March 1999 showed an acceptable inventory level in line with what we would expect for facilities of this type. The spare parts are properly stored and catalogued for quick retrieval when required. Agreements with some material suppliers (notably the well-casing supplier) to hold certain quantities of materials in stock have allowed inventory levels at the projects to be reduced, with a corresponding reduction in cost.

          A single extra Fuji turbine rotor has been held as a common spare for the eight Fuji units. Due to the plans for modification of the turbine rotors (as described in 3.4 above) as each unmodified rotor is changed out for a modified one, in accordance with the planned outage schedule, the unmodified rotor becomes the spare, and may not be immediately available while the modifications are carried out in the
          turbine specialist's workshop.   This period is not expected to exceed
          seventy days, and although five rotors remain to be modified, the probability of any significant loss of revenue for this cause is low, in our opinion.

     4.6  Review of FPLEOSI as operator

          In preparing this report Sandwell has reviewed information supplied by FPLEOSI and has also interviewed FPLEOSI management staff. FPL Energy Operating Services was formed in 1997 to provide operating and maintenance (O&M) services for generating plants owned by FPL Energy. FPLEOSI is part of Florida Power & Light's Power Generation Business Unit, which gives FPLEOSI access to the processes, skills and experience of the parent company's many years of experience on operation and maintenance of power generating plants. FPL Energy has been associated with the Coso Projects from their inception, as one of the partners in ownership of the Navy I project. FPLEOSI already successfully operates five other geothermal power generation projects in California and Nevada (Brady Units 1 & 2, Calistoga, Green Ridge, East Mesa, and Posdef), and has a stated commitment to maximize the profitability of each project in a safe and environmentally sound manner. FPLEOSI's West Regional Office in Livermore, California, provides support in resources and talents which can be shared among the Western facilities. This regional concept should provide savings for all the facilities involved, by having team members functionally accountable across several sites, providing the optimum level of service to each plant, on an "as needed" basis.

          In a document entitled "FPL Energy Operating Services Performance Story" it is stated that:"FPLEOSI focuses on the objectives of safety, environmental, operational excellence, and economic value in providing its O&M services. Safety is a priority of FPLEOSI management, which pursues an aggressive safety policy. Responsible environmental stewardship aims at increasing the value of each project by minimizing the incidence of Notices of Violation. Operational excellence focuses on continuous improvement of the skills, knowledge and competencies of each individual member of the staff, so as to improve the overall productivity of the workforce. The economic value of each project is maximized by finding ways to continuously improve the total cost performance and availability of each generating unit; results quoted for the six FPLEOSI West Region geothermal plants in 1997 and 1998 indicate significant reductions in O&M costs and "best-in-class" availability performance since FPLEOSI took over the operation of the plants."

     5.0  OVERVIEW OF POWER PURCHASE AGREEMENTS, ETC.

          Power Purchase Agreements

          The Coso partnerships sell 100% of their net electrical energy to SCE pursuant to three separate 30-year California Standard Offer No. 4 power purchase agreements. Each Power Purchase Agreement is independent of the others, and the performance requirements included in one such agreement apply only to the facilities owned by the Coso partnership which is a party to that Agreement. Under these Power Purchase Agreements, the Coso partnerships receive capacity payments for being able to produce electricity at certain levels, capacity bonus payments if they are able to produce above a specified higher level and energy payments based on the amount of electricity they actually produce. The capacity and capacity bonus payment rates are fixed throughout the terms of the Power Purchase Agreements and the energy payments are fixed for the first ten years of the Power Purchase Agreements.

          After the ten-year fixed price period expires, the Coso partnerships sell electricity to SCE based on SCE's "Avoided Cost of Energy", or SCE's cost to generate electricity if SCE were to produce it itself or buy it from another power producer rather than buy it from the Coso partnerships. SCE has taken the position that the fixed energy price period under the Power Purchase Agreements expired in August 1997 at Navy I and March 1999 at BLM. The fixed energy price period at Navy II will expire in early 2000. The Power Purchase Agreements for Navy I, BLM and Navy II expire in August 2011, March 2019 and January 2010, respectively.

          Subsidy payments

          In addition to these contracted payments, the Coso Projects qualify for subsidy payments legislated under California Assembly Bill 1890 ("AB1890") because geothermal energy has been classified as a renewable source of energy. AB1890 provides for these payments through the end of 2001.

          Capacity payments

          The Coso projects also qualify for Capacity payments. A plant qualifies for an annual capacity payment by meeting specified performance requirements on a monthly basis during an approximately four-month long on-peak period, which currently runs during the months of June through September of each year. The basic performance requirement is that the Plant deliver an average kWh output during specified on-peak hours of each month in the on-peak period at a rate equal to at least an 80% Contract Capacity Factor. The "Contract Capacity Factor" equals (1) a Plant's actual electricity output, measured in kWhs, during the hours of measurement, divided by (2) the product obtained by multiplying the Plant's "Contract Capacity," as stated in the SO4 Agreement applicable to such Plant, by the number of hours in the measurement period. If a Plant maintains the required 80% Contract Capacity Factor during the applicable periods, the annual capacity payment will be equal to the product of the capacity payment per kWh stated in the SO4 Agreement and the Contract Capacity.

          The Navy I Plant has a Contract Capacity of 75 MW, and a capacity payment per kW year of $161.20, for an annual maximum capacity payment of $12,090,000. The BLM Plant and the Navy II Plant each have a Contract Capacity of 67.5 MW, and capacity payments per kW year of $175.00 and $176.00, respectively, yielding annual maximum capacity payments of $11,812,500 and $11,880,000, respectively. Although capacity prices per kWh remain constant throughout the life of each SO4 Agreement, capacity payments are disbursed by SCE on a monthly basis in accordance with a tariff schedule filed with the CPUC. Payments are made unevenly throughout the year, and are weighted toward the on-peak periods; currently, approximately 84% of the capacity payments received by the Partnerships from SCE are paid in respect of on-peak months, and approximately 16% in respect of non-peak months. As of the end of the 1992 on-peak season, each of the Plants earned, for the first time, the maximum capacity payments available under its respective SO4 Agreement for the on-peak months and has continued to earn the maximum capacity payment in each year up to and including 1998.

          Capacity bonus payments

          Each Partnership is entitled to receive capacity bonus payments during both on-peak and non-peak months by operating at a Contract Capacity Factor of between 85% and 100% during on-peak hours of each month. A Plant qualifies for capacity bonus payments in respect of on-peak months provided the Plant operates at least at an 85% Contract Capacity Factor during the on-peak hours of the month, and qualifies in respect of non-peak months if performance requirements for on-peak months have been satisfied and the Plant also operates at a Contract Capacity Factor of at least 85% during on-peak hours of the non-peak month. Capacity bonus payments for each month increase with the level of kWhs delivered between the 85% and 100% Contract Capacity Factor levels during the month. The annual capacity bonus payment for each month is equal to a percentage based on the Plant's on-peak Contract Capacity Factor (which percentage may not exceed 18% of the annual capacity payment). All the plants have received the maximum capacity bonus payments since 1992, except for Navy I in 1998. In 1998, Navy I did not receive the maximum bonus because overall project performance was optimized by diverting steam to those projects which were still operating on the ten-year fixed energy price agreements. Once the ten-year fixed energy price agreement period has expired for all the projects, it is projected that all the plants will receive the maximum capacity bonus during the eleven-year period through 2009.

          Energy payments

          The energy price component for all electricity delivered to SCE is subject to a different pricing mechanism during the first 10 years of each SO4 Agreement than is applicable during the remaining term of each agreement. During the first 10 years following the commencement of firm power delivery, the energy price per kWh varies between so-called "on-peak" and "non-peak" periods, but the average of these prices equals a fixed price per kWh specified in the SO4 Agreements. SCE has taken the position that this period ended in August 1997 for the Navy I Partnership, and will end in March 1999 for the BLM Partnership and January 2000 for the Navy II Partnership. Based on CPUC precedent and the circumstances surrounding the execution of the Navy II and the BLM Partnerships' SO4

          Agreements, management of the Partnerships believes that the energy prices in 1999 and 2000 will be at least 14.6 cents per kWh, but not more than 15.6 cents per kWh and 16.6 cents per kWh, respectively. After the initial 10-year period under each SO4 agreement expires, the energy price paid for electricity delivered under the agreement will be based upon SCE's short-run Avoided Cost, which is currently determined and published from time to time by the CPUC.

     6.0 PERMITTING AND ENVIRONMENTAL COMPLIANCE

         Sandwell has reviewed copies of the major permits and approvals required from federal, state and local agencies for current operation of the facilities. Copies of relevant permits and approvals have been in Sandwell's files during our ten years or involvement with the projects as independent engineer, and we have recently received updated lists and copies from FPLEOSI.

         The U.S. Naval Air Weapons Station (NAWS) and the U.S. Bureau of Land Management (BLM) have issued permits to the Partnerships for the projects, including Utilization Permits for the design, construction and operation of the Projects and Geothermal Drilling Permits for the geothermal wells drilled. Representatives of NAWS and BLM have verbally represented to us that the projects have all the permits required for current operations, that all the permits are currently in force, and that they are not aware of any violations or defaults.

         State and local air quality regulations affecting the projects are administered by the Great Basin Unified Air Pollution Control District (GBUAPCD). GBUAPCD has issued to each project the Authorities to Construct (ATOs) and Permits to Operate (PTOs) for equipment (including two above-ground gasoline storage tanks )producing emissions to the atmosphere. Air monitoring under the permits is performed automatically with the use of remote data gathering systems. The projects self-report to GBUAPCD any instances of emissions exceeding the permit limits. A Title V operating permit application for the projects was submitted to GBUAPCD in May 1996, and effectively functions as the operating permit pending final action by GBUAPCD. Representatives of GBUAPCD have verbally represented to us that no other air quality permits are required for the current operations of the projects.

         Certain air permit violations have occurred at the projects, and the GBUAPCD issues Notices of Violation (NOVs) when GBUAPCD rules or permit violations occur. Our experience has been that the majority of NOVs in recent years have been related to equipment failures or operator errors which result in venting of hydrogen sulfide to the atmosphere. A single equipment breakdown incident may not result in issue of an NOV, but if more than three breakdowns in a single category of equipment occur within a twelve month period an NOV will be issued. Not all violations result in action by the GBUAPCD, and not all NOVs result in the levy of fines. NOVs issued within the last two years, and fines levied, have been as follows:


                       Project    NOVs    Fines ($)
                       -------   ------   ---------

          1997:        Navy I      4       8,000
                       Navy II     7      24,000
                       BLM        12      38,000

          1998:        Navy I      5      34,000
                       Navy II     1       3,000
                       BLM         9      11,000

          Water quality at the projects is under the regulatory control of the Lahontan Regional Water Quality Control Board (LRWQCB). Waste Discharge Requirement Permits (WDRs) for the projects were issued and are reported by FPLEOSI to cover all current waste discharge activities. FPLEOSI has also reported that a national pollution discharge elimination system (NPDES) permit is not required because there are no discharges into navigable waters. Representatives of LRWQCB have verbally represented to us that the projects have all the permits that are required for current operations, that all the permits are currently in force and that they are not aware of any violations or defaults.

          The projects generate hazardous wastes and must obtain a hazardous waste generator identification number from the U.S. Environmental Protection Agency (EPA). This number has been obtained and we believe that all hazardous wastes continue to be handled, stored and disposed of in accordance with regulations.

          In Sandwell's opinion, all the appropriate regulatory approvals and permits for current operation of the facilities are in place. We also believe that all required environmental reporting is being carried out.

          Sandwell is not aware of any other existing or potential environmental hazards which might impact future operation or profitability of the facilities. It is not anticipated that the number of NOVs will increase in the future, unless significant changes occur in the permit requirements. If proper operation and maintenance of the hydrogen sulfide abatement systems continues, and the facilities continue to be operated in compliance with normal industry practices, there should not be any environmental deficiencies or limitations.

7.0  COMMENTS ON 1999 O&M  FINANCIAL PROJECTIONS AND CAPITAL
     EXPENDITURE FORECAST

     Sandwell has reviewed the Coso 1999 financial projections for operating and maintenance expenses of each project, and for the three projects combined. A comparison of major line items was also made with the CECI budgets reviewed in October 1998 and the actual expenditures in 1998 and 1997. The financial projection figures are consistent with the known costs of plant operation and maintenance and reflect the best available information. The documents reviewed are listed in Appendix B.

     Sandwell has also reviewed the 1999 Capital Expenditure Forecast dated 3/16/99, and has compared this to the projects' budget capital expenditure figures reviewed in October 1998. The expenditures proposed reflect major overhaul schedules and the costs of turbine generator rotor repairs. The documents reviewed are listed in Appendix B.

     We find that the operating and maintenance financial projections and the capital expenditure forecasts proposed by FPLEOSI and Caithness Energy are consistent with the operation and maintenance needs of the facilities, are prudent, and are reasonably designed to produce the predicted revenues and cash flows of the facilities.

8.0  ASSESSMENT OF FINANCIAL PROJECTIONS

     8.1  General

          Sandwell reviewed the financial projections model provided by Caithness, which contains an eleven-year projection, beginning in 1999, of revenues, expenses, initial and long-term expenditures, royalties, capital additions, and cash flows. The financial model predicts the financial performance of each project and consolidates the results to measure aggregate debt service coverage. A copy of the document reviewed is included in Appendix C.

          Assumptions on which the financial model is based include information related to the quantity and quality of the geothermal resources for the facilities and the predicted decline in resource availability's from different parts of the wellfields.

     8.2  Power availability and production

          The steam produced by the geothermal resource associated with each project is shared between the projects to make optimum use of the available steam and to achieve projected overall project revenues. From the information provided by Caithness, the projected annual average power available for each project over eleven years from 1999, based on optimum sharing of the available steam and the projected average annual power delivered by each project, are as shown in Table 8-1. The general trend is for the project power available to decline over time, due to the corresponding decline in the geothermal resource. This trend may be reversed for short periods, on individual projects, when additional steam-producing wells are brought on line, or when the amounts of steam transferred between projects are changed to optimize performance. On the basis of the information given by Caithness regarding the quality and quantity of steam from the resource, in our opinion, the assumptions made concerning the projections of power available and power delivered are reasonable.

                                                             Table 8-1

   Year                  Project Power Available (MW)                            Project Power Delivered (MW)
------------------------------------------------------------------------------------------------------------------------
               Navy I        Navy II         BLM          Total        Navy I        Navy II         BLM          Total
------------------------------------------------------------------------------------------------------------------------
   1999          94.26          81.75        96.97        272.98         89.05        88.84           88.86       266.75
------------------------------------------------------------------------------------------------------------------------
   2000          91.45          80.44        96.84        268.72         88.09        89.52           86.91       264.52
------------------------------------------------------------------------------------------------------------------------
   2001          88.80          78.34       100.43        267.56         90.07        88.15           86.38       264.60
------------------------------------------------------------------------------------------------------------------------
   2002          86.30          77.60       103.52        267.41         90.07        88.21           86.04       264.31
------------------------------------------------------------------------------------------------------------------------
   2003          83.93          81.55       102.58        268.06         90.07        88.32           86.59       264.98
------------------------------------------------------------------------------------------------------------------------
   2004          81.69          77.81       108.00        267.50         89.05        86.89           86.07       262.02
------------------------------------------------------------------------------------------------------------------------
   2005          79.57          74.40       114.01        267.98         88.09        88.32           86.53       262.94
------------------------------------------------------------------------------------------------------------------------
   2006          77.56          71.27       118.32        267.15         90.07        88.24           85.84       264.14
------------------------------------------------------------------------------------------------------------------------
   2007          75.64          68.39       118.19        262.22         90.07        85.23           83.86       259.16
------------------------------------------------------------------------------------------------------------------------
   2008          73.82          65.74       112.91        252.47         90.07        80.55           78.90       249.52
------------------------------------------------------------------------------------------------------------------------
   2009          72.08          63.29       108.10        243.47         87.18        74.36           79.08       240.63
------------------------------------------------------------------------------------------------------------------------

     8.3  Revenues

          The projected revenues for each project are based upon the resource availability information provided by Caithness and by Geothermex, the independent geothermal engineer, and the power purchase agreements with Southern California Edison Company, which purchases all the power generated by the projects. Geothermex, in their report, express the opinion that the projections of resource availability and projected revenues are reasonable. Henwood Energy Services prepared the forecasts of future electric energy prices used in the financial projections. Henwood's forecasts considered the base case and also two alternate cases, namely the "Low Gas Case" (using a gas price 10% lower than for the base case) and the "Low Gas Case 2" (using a gas price 15% lower than for the base case). The lower gas prices would result in correspondingly lower electrical energy prices. The financial projections model was used to project figures for the base case and also in performing a sensitivity analysis to examine the ability to maintain debt coverage levels under the two low gas cases. The financial projections for the three cases are summarized in Appendix C to this report.

          Additional factors used in arriving at the net revenues include revenue generated by steam "shared " from the other projects. The components of revenue, as mentioned in Section 5.0 above, include Capacity Payments and Capacity Bonus payments, in addition to the Energy Payments. The net revenues for each project, projected over eleven years from 1999, have been calculated by Caithness, and are shown in Table 8-2 below (for the base case). In our opinion the assumptions made in projecting these net revenues are reasonable.



                                   Table 8-2

                  Year                                               Net Annual Revenue ($000s)
----------------------------------------------------------------------------------------------------------
                                                         Navy I               Navy II                BLM
----------------------------------------------------------------------------------------------------------
                  1999                                   51,629               123,341               47,459
----------------------------------------------------------------------------------------------------------
                  2000                                   43,881                40,885               33,917
----------------------------------------------------------------------------------------------------------
                  2001                                   43,683                37,255               35,771
----------------------------------------------------------------------------------------------------------
                  2002                                   45,088                38,974               38,149
----------------------------------------------------------------------------------------------------------
                  2003                                   46,241                41,052               39,886
----------------------------------------------------------------------------------------------------------
                  2004                                   47,267                40,965               41,268
----------------------------------------------------------------------------------------------------------
                  2005                                   48,661                42,752               44,694
----------------------------------------------------------------------------------------------------------
                  2006                                   49,672                42,803               47,069
----------------------------------------------------------------------------------------------------------
                  2007                                   49,536                41,710               48,083
----------------------------------------------------------------------------------------------------------
                  2008                                   49,234                39,699               48,027
----------------------------------------------------------------------------------------------------------
                  2009                                   49,830                39,011               47,429
----------------------------------------------------------------------------------------------------------

     8.4  Operating and maintenance expenses

          FPLEOSI is now operator of the projects under O&M agreements with each project owner. The previous operator, CECI, had prepared operating and maintenance budgets for 1999, which were reviewed by Sandwell, as independent engineer, in October 1998. As indicated in Section 7 above, these budgets have been subsequently revised, and Sandwell has again reviewed the revised budgets.

          The eleven-year financial model includes projected operating and maintenance expense figures for each project. Sandwell has reviewed these figures and believes them to be reasonable, on the basis of past experience with the projects, and the stated intentions of FPLEOSI to continue with improvements to the efficiency and profitability of operation. FPLEOSI's record in maximizing the profitability of other similar geothermal generating plants supports the belief that the projections are reasonable.

          A significant additional expense in operating these facilities is the royalty payments payable to the U.S. Navy and to BLM for use of the geothermal resources.


     8.5  Capital expenditures

          The eleven-year financial model includes projected capital expenditures for each project. Items include projected expenditures for plant overhauls, resource well drilling, workovers, etc. Sandwell has reviewed these projected expenditures and believes them to be reasonable, on the basis of past experience with the projects and reported actual expenditures in past years. The schedule for the capital expenditures over the eleven-year period also appears to be reasonable, based on past experience and the ongoing planned schedules of plant overhauls, well drilling and workovers.

     8.6  Escalation

          Where relevant, expenses in the eleven-year financial projections have been escalated at an assumed rate of 3.0 percent.

     8.7  Cash flow

          The financial projections prepared by Caithness includes projections of cash flow for each project over eleven years from 1999. Total projected operating expenses, royalty payments, capital expenses, etc., are subtracted from the project operating income to determine the cash flow available for debt service. The minimum and average debt service coverage ratios for each project from 1999 to 2009 are as follows:

                       For the period through 2001:
                       Navy I:                      Minimum DSCR   1.32
                                                    Average DSCR   1.32

                       Navy II:                     Minimum DSCR   1.32
                                                    Average DSCR   1.34

                       BLM:                         Minimum DSCR   1.28
                                                    Average DSCR   1.32

                       For the period from 2002 to 2009:

                       Navy I:                      Minimum DSCR   1.50
                                                    Average DSCR   1.58

                       Navy II:                     Minimum DSCR   1.53
                                                    Average DSCR   1.59

                       BLM:                         Minimum DSCR   1.49
                                                    Average DSCR   1.58

          The cash flow projections for each project are included in the financial projections in Appendix C.

                                   APPENDIX A


PRINCIPAL CONSIDERATIONS AND ASSUMPTIONS

In the preparation of this report and the opinions given, Sandwell has made certain assumptions with respect to conditions which may exist or events which may occur in the future. While we believe these assumptions to be reasonable and customary for the purposes of this report, they are dependent upon future events, and actual conditions may differ from those assumed. In addition, we have used and relied upon certain information provided to us by sources which we believe to be reliable. We believe the use of such information and assumptions is reasonable for the purposes of our report. However, some assumptions may vary significantly due to unanticipated events and circumstances. To the extent that actual future conditions differ from those assumed herein, or provided to us by others, the actual results will vary from those forecast. This report summarizes our work up to the date of this report. Thus, changed conditions occurring or becoming known after such date could affect the material presented to the extent of such changes.

Opinions of financial evaluations, technical, and economic analyses, and utilitarian considerations of operations and maintenance costs prepared by Sandwell herein are made on the basis of our experience and qualifications and represent our best judgment as experienced and qualified professional engineers. It is recognized, however, that Sandwell does not have control over the quality or quantity of the geothermal resource or over the cost of labor, material, equipment, or services furnished by others or over market conditions or contractors' and vendors' methods of determining their prices, and that Sandwell's evaluation of future facility operations and maintenance or work to be performed must, of necessity, be speculative. Accordingly, Sandwell does not guarantee that actual costs will not vary from the opinions and evaluations we have prepared herein.

In preparation of this report, we have reviewed work prepared by others and have not prepared any original engineering products. We have reviewed certain documents for engineering issues and their possible impact on commercial issues. We have not addressed legal or regulatory issues associated with the projects, nor the impact of legal or regulatory issues on commercial issues. In the course of ten years' association with the Coso projects as independent engineers, we have regularly visually inspected all units on all three projects, all well pads, all gathering and injection pipelines and the electrical transmission lines. We have done no form of investigation, inspecting or testing to ascertain the existence of latent problems, flaws, or defects. Although our most recent site inspection did not identify any problems, flaws, or defects, any statements made in this report relating to the physical condition of the facilities is totally based upon a review of information contained in our files gathered over ten years, and upon visual observations made during visits to the site of the facilities. Visits have been made by one or more professional engineers with experience in a wide variety of electrical power generation projects.

The principal conditions and assumptions made by us in developing the conclusions and the principal information provided to us by others include the following:

1. As Independent Engineer, we have made no determination as to the validity and enforceability of any contract, agreement, rule, or regulation applicable to the facilities or their operations. However, for the purposes of this report, since these are operating facilities, we have assumed that all such contracts, agreements, rules, and regulations are fully enforceable in accordance with their terms and that all parties will continue to comply with the provisions of their respective agreements.

2. Certain information used in performing our review, specifically that related to the quantity and quality of the geothermal resources for the facilities, was provided by others and relied upon by us. We have relied upon the analyses and projections of geothermal resources provided to us, and believe the use of such information is reasonable for the purposes of this report. In particular, we have relied upon the predictions by Geothermex that the corrosive and scaling nature of the steam from the resource will not deteriorate.

3. The operator will continue to maintain the facilities in accordance with good engineering practice, will continue to make all required renewals and replacements in a timely manner, and will continue to operate the equipment in a manner consistent with equipment manufacturers' recommendations and the normal practices of the industry.

4. The operator will continue to employ qualified and competent personnel who will properly operate and maintain the equipment in accordance with the manufacturers' recommendations and generally accepted engineering practice for the industry, and will generally operate the facilities in a sound and businesslike manner.

                                   APPENDIX B


DOCUMENTS REVIEWED


Documents reviewed by Sandwell while preparing this report included:


1.   Permits, etc:

     Great Basin Unified Pollution Control Permits:
            Listing of current permits for  Navy I, Navy II and BLM
     California Regional Water Quality Board - Lahonton Region:
            Listing of current Board Orders for Navy I, Navy II and BLM California Energy Commission :
            Listing of current Orders and Decisions for Navy I, Navy II and BLM Federal Energy Regulatory Commission:
            Recertification orders for Navy I, Navy II and BLM

2.   Drawings:

     Coso Operating Company - Coso Geothermal Project
     Gathering, Injection and transfer systems.

     Coso Operating Company.
     Drawing showing Navy contract lands and Coso KGRA leases

3.   Coso Operating Company - Operating Expenses
     Actual and budget figures for 1997 and 1998
Budget and pro forma figures for 1999

4.   Coso 1999 Budget - Account Summary by Departments

5.   Coso 1999 Capital Expenditures Forecast

6.   Coso Monthly Status Reports to January 1999.

7.   1998/1999 preliminary Outage Schedule dated 6/23/98.

8.   Coso 1999 Drilling Plan dated 7/28/98

9.   Amended and Restated O&M Agreements for Navy I, Navy II and BLM.

10. Assignment and Assumption Agreements for Plants, Wellfields and Transmission Lines.(Effective 1 February 1999)

11.  Coso Projects - Inventory of Spare Parts - 2 March 1999.

12.  Coso Safety Recovery Plan Memorandum - 5 May 1998

13. TurboCare report "Redesign of Coso BLM Unit 8 Stage 5 and Stage 6 Blades for CalEnergy." Draft dated 5 January 1998.

14. Progress reports (to 8 March 1999) and preliminary insurance report (21 January 1999) on Unit 1 stator failure.

15.  Document: FPL Energy Operating Services Performance Story.

16. Sandwell Independent Engineer's Report on the Coso Geothermal Projects 26 August 1992.

                                   APPENDIX C


                             FINANCIAL PROJECTIONS


                                                                             Caithness Coso Funding Corp.
                                                                 Consolidated Base Case Projected Operating Results
                                                                                  ($ in thousands)



                                                       May-Dec                    Year Ended December 31,
                                                     ------------------------------------------------------------------------
                                                         1999        2000        2001        2002        2003        2004
Contract Capacity                                            210         210         210         210         210         210

Net Plant Output (MWh)                                 1,579,903   2,323,352   2,324,010   2,321,842   2,327,803   2,295,820

Capacity Payment ($/kWyr)
 Navy I                                                  $161.20     $161.20     $161.20     $161.20     $161.20     $161.20
 BLM                                                     $175.00     $175.00     $175.00     $175.00     $175.00     $175.00
 Navy II                                                 $176.00     $176.00     $176.00     $176.00     $176.00     $176.00

Average Capacity Factor (based on 240 MW)                 111.1%      110.2%      110.2%      110.1%      110.4%      109.2%

Average Energy Payment ($/MWh)                            $68.01      $32.65      $31.80      $34.20      $36.25      $37.76

Revenue
 Capacity Revenue                                        $37,909     $42,830     $42,803     $42,808     $42,806     $42,815
 Energy Revenue                                          107,445      75,852      73,906      79,403      84,372      86,686
                                                       ---------   ---------   ---------   ---------   ---------   ---------
Gross Electric Revenue                                   145,354     118,682     116,709     122,211     127,178     129,500

Royalty Payments                                          15,703      13,040      12,300      12,774      13,424      15,364

Operating & Maintenance Expense
 Operations                                                4,024       6,032       5,990       5,947       5,902       6,079
 Maintenance & Engineering                                 3,842       5,569       5,527       5,483       5,439       5,602
 Coso Services and G&A                                     3,788       5,491       5,448       5,405       5,360       5,521
 Subordinated O&M Fees                                     1,600       1,500       1,250       1,250       1,250       1,250
 Audit & Legal                                             3,150       2,417         989       1,019       1,049       1,081
 Insurance                                                   907       1,211       1,248       1,157       1,191       1,227
 Property Tax                                              1,221       2,560       1,810       1,572       1,303       1,317
 SCE Transmission Line Fee                                   544         816         816         816         816         816
 Other                                                       593       1,416       1,433       1,448       1,464       1,481
 Depreciation Expense                                     25,689      36,199      36,808      37,254      36,707      35,589
                                                       ---------   ---------   ---------   ---------   ---------   ---------
Total Expense                                             45,358      63,211      61,319      61,351      60,482      59,963
                                                       ---------   ---------   ---------   ---------   ---------   ---------
Operating Income                                          84,293      42,432      43,090      48,086      53,272      54,174

Interest Expense                                          19,548      30,906      28,881      27,027      24,950      22,385
Interest Income                                            4,147       3,733       3,723       3,876       4,066       4,102
                                                       ---------   ---------   ---------   ---------   ---------   ---------
Net Income                                               $68,892     $15,259     $17,932     $24,935     $32,387     $35,891
                                                       =========   =========   =========   =========   =========   =========
EBITDA (1)                                               114,129      82,364      83,621      89,217      94,045      93,865

Capital Expenditures                                      18,814       8,466      11,822      17,285      15,356      13,024
Changes in Working Capital                                  (702)      5,792       1,168         221         289         624

Cash Flow Available for Debt Service                      96,213      81,190      74,217      73,403      80,227      82,715

Annual Debt Service
 Principal Outstanding (end of year)                     360,335     330,067     303,000     281,229     253,611     222,279
 Interest Expense                                         19,548      30,906      28,881      27,027      24,950      22,385
 Principal Repayment                                      52,665      30,268      27,067      21,771      27,618      31,332
Total Annual Debt Service                                 72,213      61,174      55,948      48,798      52,568      53,717

Debt Service Reserve Balance (end of year)                34,313      30,108      26,379      28,763      29,708      30,704
Major Maintenance Reserve Balance (end of year)            8,466      11,822      17,285      15,356      13,024      14,386
Navy Sinking Fund Balance (end of year)                    8,420       9,679      11,012      12,426      13,925      15,513
Unrestricted Cash Balance (end of year)                    3,000       3,000       3,000       3,000       3,000       3,000

Debt Service Coverage Ratio                                 1.33x       1.33x       1.33x       1.50x       1.53x       1.54x

Average Debt Service Coverage through 2001                              1.33x
Average Debt Service Coverage Ratio from 2002 through 2009              1.59x

                                                       May-Dec                    Year Ended December 31,
                                                     ---------------------------------------------------------------------------
                                                        2005        2006        2007        2008        2009

Contract Capacity                                           210         210         210         210         210

Net Plant Output (MWh)                                2,309,576   2,320,129   2,276,478   2,191,802   2,113,680

Capacity Payment ($/kWyr)
 Navy I                                                 $161.20     $161.20     $161.20     $161.20     $161.20
 BLM                                                    $175.00     $175.00     $175.00     $175.00     $175.00
 Navy II                                                $176.00     $176.00     $176.00     $176.00     $176.00

Average Capacity Factor (based on 240 MW)                109.6%      110.1%      108.0%      104.0%      100.3%

Average Energy Payment ($/MWh)                           $40.39      $41.70      $42.43      $43.03      $44.34

Revenue
 Capacity Revenue                                       $42,811     $42,794     $42,745     $42,646     $42,556
 Energy Revenue                                          93,295      96,750      96,585      94,314      93,714
                                                      ---------   ---------   ---------   ---------   ---------
Gross Electric Revenue                                  136,106     139,544     139,329     136,960     136,270

Royalty Payments                                         16,643      17,330      17,680      17,677      17,144

Operating & Maintenance Expense
 Operations                                               6,261       6,449       6,643       6,842       7,047
 Maintenance & Engineering                                5,770       5,943       6,121       6,305       6,494
 Coso Services and G&A                                    5,686       5,857       6,033       6,214       6,400
 Subordinated O&M Fees                                    1,250       1,250       1,250       1,250       1,250
 Audit & Legal                                            1,113       1,147       1,181       1,217       1,253
 Insurance                                                1,264       1,302       1,341       1,381       1,422
 Property Tax                                             1,392       1,433       1,435       1,413       1,407
 SCE Transmission Line Fee                                  816         816         816         816         816
 Other                                                    1,498       1,515       1,533       1,551       1,111
 Depreciation Expense                                    35,372      35,061      34,938      34,512      32,217
                                                      ---------   ---------   ---------   ---------   ---------
Total Expense                                            60,422      60,773      61,290      61,500      59,418
                                                      ---------   ---------   ---------   ---------   ---------
Operating Income                                         59,041      61,440      60,359      57,783      59,708

Interest Expense                                         19,474      16,212      12,582       8,259       3,755
Interest Income                                           4,347       4,504       4,370       4,359       4,424
                                                      ---------   ---------   ---------   ---------   ---------
Net Income                                              $43,914     $49,732     $52,146     $53,884     $60,376
                                                      =========   =========   =========   =========   =========
EBITDA (1)                                               98,760     101,005      99,666      96,654      96,349

Capital Expenditures                                     14,386      15,532       4,666       4,403       4,535
Changes in Working Capital                                   81         483         946       1,219         546

Cash Flow Available for Debt Service                     85,706      87,207      97,196      94,720      93,610

Annual Debt Service
 Principal Outstanding (end of year)                    186,799     148,513     101,094      51,833           0
 Interest Expense                                        19,474      16,212      12,582       8,259       3,755
 Principal Repayment                                     35,480      38,286      47,419      49,261      51,833
Total Annual Debt Service                                54,954      54,498      60,001      57,520      55,588

Debt Service Reserve Balance (end of year)               30,732      34,313      33,272      32,569           0
Major Maintenance Reserve Balance (end of year)          15,532       4,666       4,403       4,535           0
Navy Sinking Fund Balance (end of year)                  17,197      18,982      20,874      22,879      25,000
Unrestricted Cash Balance (end of year)                   3,000       3,000       3,000       3,000       3,000

Debt Service Coverage Ratio                               1.56x       1.60x       1.62x       1.65x       1.68x


(1) EBITDA is defined as net income plus interest expense plus depreciation expense.

                         Caithness Coso Funding Corp.
            Consolidated Low Gas Case 1 Projected Operating Results
                               ($ in thousands)




                                                       May-Dec                      Year Ended December 31,
                                                     ------------------------------------------------------------------------
                                                         1999        2000        2001        2002        2003        2004
Contract Capacity                                            210         210         210         210         210         210

Net Plant Output (MWh)                                 1,579,903   2,323,352   2,324,010   2,321,842   2,327,803   2,295,820

Capacity Payment ($/kWyr)
 Navy I                                                $  161.20   $  161.20   $  161.20   $  161.20   $  161.20   $  161.20
 BLM                                                   $  175.00   $  175.00   $  175.00   $  175.00   $  175.00   $  175.00
 Navy II                                               $  176.00   $  176.00   $  176.00   $  176.00   $  176.00   $  176.00

Average Capacity Factor (based on 240 MW)                 111.1%      110.2%      110.2%      110.1%      110.4%      109.2%

Average Energy Payment ($/MWh)                         $   68.01   $   32.08   $   31.00   $   32.22   $   33.71   $   35.18

Revenue
 Capacity Revenue                                      $  37,909   $  42,830   $  42,803   $  42,808   $  42,806   $  42,815
 Energy Revenue                                          107,445      74,542      72,048      74,812      78,470      80,775
                                                       ---------   ---------   ---------   ---------   ---------   ---------
Gross Electric Revenue                                   145,354     117,372     114,851     117,620     121,277     123,590

Royalty Payments                                          15,703      12,897      12,095      12,266      12,772      14,620

Operating & Maintenance Expense
 Operations                                                4,024       6,032       5,990       5,947       5,902       6,079
 Maintenance & Engineering                                 3,842       5,569       5,527       5,483       5,439       5,602
 Coso Services and G&A                                     3,788       5,491       5,448       5,405       5,360       5,521
 Subordinated O&M Fees                                     1,600       1,500       1,250       1,250       1,250       1,250
 Audit & Legal                                             3,150       2,417         989       1,019       1,049       1,081
 Insurance                                                   907       1,211       1,248       1,157       1,191       1,227
 Property Tax                                              1,221       2,560       1,810       1,572       1,303       1,319
 SCE Transmission Line Fee                                   544         816         816         816         816         816
 Other                                                       593       1,416       1,433       1,448       1,464       1,481
 Depreciation Expense                                     25,689      36,199      36,808      37,254      36,707      35,589
                                                       ---------   ---------   ---------   ---------   ---------   ---------
Total Expense                                             45,358      63,211      61,319      61,351      60,482      59,964
                                                       ---------   ---------   ---------   ---------   ---------   ---------
Operating Income                                          84,293      41,265      41,437      44,004      48,023      49,006

Interest Expense                                          19,548      30,906      28,881      27,027      24,950      22,385
Interest Income                                            4,147       3,731       3,699       3,817       3,989       4,027
                                                       ---------   ---------   ---------   ---------   ---------   ---------
Net Income                                             $  68,892   $  14,089   $  16,255   $  20,793   $  27,062   $  30,648
                                                       =========   =========   =========   =========   =========   =========

EBITDA (1)                                               114,129      81,194      81,944      85,074      88,719      88,622

Capital Expenditures                                      18,814       8,466      11,822      17,285      15,356      13,024
Changes in Working Capital                                  (702)      5,958       1,238         568         455         625

Cash Flow Available for Debt Service                      96,213      80,187      72,610      69,607      75,068      77,472

Annual Debt Service
 Principal Outstanding (end of year)                     360,335     330,067     303,000     281,229     253,611     222,279
 Interest Expense                                         19,548      30,906      28,881      27,027      24,950      22,385
 Principal Repayment                                      52,665      30,268      27,067      21,771      27,618      31,332
Total Annual Debt Service                                 72,213      61,174      55,948      48,798      52,568      53,717

Debt Service Reserve Balance (end of year)                34,603      30,108      26,379      28,763      29,708      30,704
Major Maintenance Reserve Balance (end of year)            8,466      11,822      17,285      15,356      13,024      14,386
Navy Sinking Fund Balance (end of year)                    8,420       9,679      11,012      12,426      13,925      15,513
Unrestricted Cash Balance (end of year)                    3,000       3,000       3,000       3,000       3,000       3,000

Debt Service Coverage Ratio                                 1.33x       1.31x       1.30x       1.43x       1.43x       1.44x

Average Debt Service Coverage through 2001                              1.31x
Average Debt Service Coverage Ratio from 2002 through 2009              1.49x


                                                       May-Dec   Year Ended December 31,
                                                     -----------------------------------------------------------
                                                         2005        2006        2007        2008        2009
Contract Capacity                                            210         210         210         210         210

Net Plant Output (MWh)                                 2,309,576   2,320,129   2,276,478   2,191,802   2,113,680

Capacity Payment ($/kWyr)
 Navy I                                                $  161.20   $  161.20   $  161.20   $  161.20   $  161.20
 BLM                                                   $  175.00   $  175.00   $  175.00   $  175.00   $  175.00
 Navy II                                               $  176.0    $  176.00   $  176.00   $  176.00   $  176.00

Average Capacity Factor (based on 240 MW)                 109.6%       110.1%      108.0%      104.0%      100.3%

Average Energy Payment ($/MWh)                         $   37.79   $   38.89   $   39.95   $   40.11   $   40.96

Revenue
 Capacity Revenue                                      $  42,811   $  42,794   $  42,745   $  42,646   $  42,556
 Energy Revenue                                           87,286      90,228      90,937      87,911      86,578
                                                       ---------   ---------   ---------   ---------   ---------
Gross Electric Revenue                                   130,098     133,022     133,682     130,558     129,134

Royalty Payments                                          15,867      16,462      16,907      16,755      16,114

Operating & Maintenance Expense
 Operations                                                6,261       6,449       6,643       6,842       7,047
 Maintenance & Engineering                                 5,770       5,943       6,121       6,305       6,494
 Coso Services and G&A                                     5,686       5,857       6,033       6,214       6,400
 Subordinated O&M Fees                                     1,250       1,250       1,250       1,250       1,250
 Audit & Legal                                             1,113       1,147       1,181       1,217       1,253
 Insurance                                                 1,264       1,302       1,341       1,381       1,422
 Property Tax                                              1,395       1,433       1,443       1,412       1,399
 SCE Transmission Line Fee                                   816         816         816         816         816
 Other                                                     1,498       1,515       1,533       1,551       1,111
 Depreciation Expense                                     35,372      35,061      34,938      34,512      32,217
                                                       ---------   ---------   ---------   ---------   ---------
Total Expense                                             60,425      60,773      61,299      61,500      59,410
                                                       ---------   ---------   ---------   ---------   ---------
Operating Income                                          53,805      55,788      55,476      52,303      53,610

Interest Expense                                          19,474      16,212      12,582       8,259       3,755
Interest Income                                            4,271       4,421       4,299       4,279       4,335
                                                       ---------   ---------   ---------   ---------   ---------

Net Income                                             $  38,602   $  43,997   $  47,192   $  48,324   $  54,190
                                                       =========   =========   =========   =========   =========
EBITDA (1)                                                93,448      95,271      94,712      91,094      90,162

Capital Expenditures                                      14,386      15,532       4,666       4,403       4,535
Changes in Working Capital                                    94         548         835       1,314         639

Cash Flow Available for Debt Service                      80,406      81,537      92,131      89,256      87,516

Annual Debt Service
 Principal Outstanding (end of year)                     186,799     148,513     101,094      51,833           0
 Interest Expense                                         19,474      16,212      12,582       8,259       3,755
 Principal Repayment                                      35,480      38,286      47,419      49,261      51,833
Total Annual Debt Service                                 54,954      54,498      60,001      57,520      55,588

Debt Service Reserve Balance (end of year)                30,732      34,313      33,272      32,569           0
Major Maintenance Reserve Balance (end of year)           15,532       4,666       4,403       4,535           0
Navy Sinking Fund Balance (end of year)                   17,197      18,982      20,874      22,879      25,000
Unrestricted Cash Balance (end of year)                    3,000       3,000       3,000       3,000       3,000

Debt Service Coverage Ratio                                 1.46x       1.50x       1.54x       1.55x       1.57x

Average Debt Service Coverage through 2001
Average Debt Service Coverage Ratio from 2002 through 2009

(1) EBITDA is defined as net income plus interest expense plus depreciation expense.

                         Caithness Coso Funding Corp.
            Consolidated Low Gas Case 2 Projected Operating Results
                               ($ in thousands)



                                                        May-Dec                         Year Ended December 31,
                                                     -------------------------------------------------------------------------
                                                          1999        2000        2001        2002        2003        2004
Contract Capacity                                            210         210         210         210         210         210

Net Plant Output (MWh)                                 1,579,903   2,323,352   2,324,010   2,321,842   2,327,803   2,295,820

Capacity Payment ($/kWyr)
 Navy I                                                  $161.20     $161.20     $161.20     $161.20     $161.20     $161.20
 BLM                                                     $175.00     $175.00     $175.00     $175.00     $175.00     $175.00
 Navy II                                                 $176.00     $176.00     $176.00     $176.00     $176.00     $176.00

Average Capacity Factor (based on 240 MW)                 111.1%      110.2%      110.2%      110.1%      110.4%      109.2%

Average Energy Payment ($/MWh)                            $68.01      $32.03      $30.76      $31.66      $33.06      $34.29

Revenue
 Capacity Revenue                                        $37,909     $42,830     $42,803     $42,808     $42,806     $42,815
 Energy Revenue                                          107,445      74,409      71,496      73,498      76,953      78,734
                                                       ---------   ---------   ---------   ---------   ---------   ---------
Gross Electric Revenue                                   145,354     117,239     114,299     116,306     119,759     121,548

Royalty Payments                                          15,703      12,879      12,032      12,124      12,604      14,375

Operating & Maintenance Expense
 Operations                                                4,024       6,032       5,990       5,947       5,902       6,079
 Maintenance & Engineering                                 3,842       5,569       5,527       5,483       5,439       5,602
 Coso Services and G&A                                     3,788       5,491       5,448       5,405       5,360       5,521
 Subordinated O&M Fees                                     1,600       1,500       1,250       1,250       1,250       1,250
 Audit & Legal                                             3,150       2,417         989       1,019       1,049       1,081
 Insurance                                                   907       1,211       1,248       1,157       1,191       1,227
 Property Tax                                              1,221       2,560       1,810       1,572       1,303       1,313
 SCE Transmission Line Fee                                   544         816         816         816         816         816
 Other                                                       593       1,416       1,433       1,448       1,464       1,481
 Depreciation Expense                                     25,689      36,199      36,808      37,254      36,707      35,589
                                                       ---------   ---------   ---------   ---------   ---------   ---------
Total Expense                                             45,358      63,211      61,319      61,351      60,482      59,959
                                                       ---------   ---------   ---------   ---------   ---------   ---------
Operating Income                                          84,293      41,149      40,949      42,831      46,673      47,215

Interest Expense                                          19,548      30,906      28,881      27,027      24,950      22,385
Interest Income                                            4,147       3,730       3,692       3,800       3,969       4,000
                                                       ---------   ---------   ---------   ---------   ---------   ---------

Net Income                                               $68,892     $13,973     $15,760     $19,603     $25,692     $28,831
                                                       =========   =========   =========   =========   =========   =========
EBITDA (1)                                               114,129      81,079      81,448      83,885      87,349      86,805

Capital Expenditures                                      18,814       8,466      11,822      17,285      15,356      13,024
Changes in Working Capital                                  (702)      5,975       1,291         664         481         692

Cash Flow Available for Debt Service                      96,213      80,088      72,168      68,514      73,724      75,722

Annual Debt Service
 Principal Outstanding (end of year)                     360,335     330,067     303,000     281,229     253,611     222,279
 Interest Expense                                         19,548      30,906      28,881      27,027      24,950      22,385
 Principal Repayment                                      52,665      30,268      27,067      21,771      27,618      31,332
Total Annual Debt Service                                 72,213      61,174      55,948      48,798      52,568      53,717

Debt Service Reserve Balance (end of year)                34,633      30,108      26,379      28,763      29,708      30,704
Major Maintenance Reserve Balance (end of year)            8,466      11,822      17,285      15,356      13,024      14,386
Navy Sinking Fund Balance (end of year)                    8,420       9,679      11,012      12,426      13,925      15,513
Unrestricted Cash Balance (end of year)                    3,000       3,000       3,000       3,000       3,000       3,000

Debt Service Coverage Ratio                                 1.33x       1.31x       1.29x       1.40x       1.40x       1.41x

Average Debt Service Coverage through 2001                              1.31x
Average Debt Service Coverage Ratio from 2002 through 2009              1.45x


                                                      May-Dec                Year Ended December 31,
                                                     ---------------------------------------------------------
                                                        2005        2006        2007        2008        2009
Contract Capacity                                          210         210         210         210         210

Net Plant Output (MWh)                               2,309,576   2,320,129   2,276,478   2,191,802   2,113,680

Capacity Payment ($/kWyr)
 Navy I                                                $161.20     $161.20     $161.20     $161.20     $161.20
 BLM                                                   $175.00     $175.00     $175.00     $175.00     $175.00
 Navy II                                               $176.00     $176.00     $176.00     $176.00     $176.00

Average Capacity Factor (based on 240 MW)               109.6%      110.1%      108.0%      104.0%      100.3%

Average Energy Payment ($/MWh)                          $36.57      $37.20      $37.85      $38.80      $39.48

Revenue
 Capacity Revenue                                      $42,811     $42,794     $42,745     $42,646     $42,556
 Energy Revenue                                         84,454      86,318      86,174      85,031      83,456
                                                     ---------   ---------   ---------   ---------   ---------
Gross Electric Revenue                                 127,266     129,112     128,919     127,678     126,012

Royalty Payments                                        15,496      15,956      16,246      16,353      15,699

Operating & Maintenance Expense
 Operations                                              6,261       6,449       6,643       6,842       7,047
 Maintenance & Engineering                               5,770       5,943       6,121       6,305       6,494
 Coso Services and G&A                                   5,686       5,857       6,033       6,214       6,400
 Subordinated O&M Fees                                   1,250       1,250       1,250       1,250       1,250
 Audit & Legal                                           1,113       1,147       1,181       1,217       1,253
 Insurance                                               1,264       1,302       1,341       1,381       1,422
 Property Tax                                            1,382       1,408       1,410       1,399       1,383
 SCE Transmission Line Fee                                 816         816         816         816         816
 Other                                                   1,498       1,515       1,533       1,551       1,111
 Depreciation Expense                                   35,372      35,061      34,938      34,512      32,217
                                                     ---------   ---------   ---------   ---------   ---------
Total Expense                                           60,412      60,748      61,265      61,486      59,393
                                                     ---------   ---------   ---------   ---------   ---------
Operating Income                                        51,358      52,408      51,408      49,839      50,920

Interest Expense                                        19,474      16,212      12,582       8,259       3,755
Interest Income                                          4,235       4,372       4,239       4,243       4,295
                                                     ---------   ---------   ---------   ---------   ---------

Net Income                                             $36,119     $40,568     $43,065     $45,824     $51,460
                                                     =========   =========   =========   =========   =========
EBITDA (1)                                              90,965      91,841      90,585      88,594      87,432

Capital Expenditures                                    14,386      15,532       4,666       4,403       4,535
Changes in Working Capital                                 194         684         943       1,076         670

Cash Flow Available for Debt Service                    78,023      78,244      88,112      86,517      84,817

Annual Debt Service
 Principal Outstanding (end of year)                   186,799     148,513     101,094      51,833           0
 Interest Expense                                       19,474      16,212      12,582       8,259       3,755
 Principal Repayment                                    35,480      38,286      47,419      49,261      51,833
Total Annual Debt Service                               54,954      54,498      60,001      57,520      55,588

Debt Service Reserve Balance (end of year)              30,732      34,313      33,272      32,569           0
Major Maintenance Reserve Balance (end of year)         15,532       4,666       4,403       4,535           0
Navy Sinking Fund Balance (end of year)                 17,197      18,982      20,874      22,879      25,000
Unrestricted Cash Balance (end of year)                  3,000       3,000       3,000       3,000       3,000

Debt Service Coverage Ratio                               1.42x       1.44x       1.47x       1.50x       1.53x

Average Debt Service Coverage through 2001
Average Debt Service Coverage Ratio from 2002 through 2009



(1) EBITDA is defined as net income plus interest expense plus depreciation expense.

                                                                       EXHIBIT B

                                                         THE SOUTHERN CALIFORNIA
                                                          ELECTRICITY MARKET AND
                                                                  PRICE FORECAST
                                                                     1999 - 2009



                                                                   Prepared for:
                                                    Caithness Coso Funding Corp.



                                                                 Date Submitted:
                                                                    May 20, 1999



                                                                    Prepared by:
                                                   Henwood Energy Services, Inc.
                                               2710 Gateway Oaks Way, Suite 300N
                                                           Sacramento, CA  95833
                                                          http://www.hesinet.com

                            THE SOUTHERN CALIFORNIA
                             ELECTRICITY MARKET AND
                                 PRICE FORECAST
                                  1999 - 2009



                                 Prepared for:

                          Caithness Coso Funding Corp.



                                Date Submitted:
                                 May 20, 1999



                                  Prepared by:

                                [Logo of HESI]

                         Henwood Energy Services, Inc.
                     2710 Gateway Oaks Way, Suite 300 North
                             Sacramento, CA  95833
                             (916) 569-0985 - Phone
                              (916) 569-0999 - Fax
                             http://www.hesinet.com
                             ----------------------

                                    Contact:
                         Keith Durand, Project Manager

                          PROPRIETARY AND CONFIDENTIAL

                            THE SOUTHERN CALIFORNIA
                     ELECTRICITY MARKET AND PRICE FORECAST
                                   1999-2009

TABLE OF CONTENTS
-----------------

SECTION                                                                                     PAGE
-------                                                                                     ----
EXECUTIVE SUMMARY                                                                           ES-1
------------------------------------------------------------------------------------------------
1    THE U.S. ELECTRIC POWER MARKET                                                          1-1
     1.1   Introduction                                                                      1-1
     1.2   Federal Legislative and Regulatory Initiatives                                    1-1
           1.2.1   Public Utility Regulatory Policies Act - 1978                             1-1
           1.2.2   Energy Policy Act - 1992                                                  1-1
           1.2.3   FERC Order 888 - 1996                                                     1-2
     1.3   California Legislative Initiatives                                                1-2
           1.3.1   Assembly Bill 1890                                                        1-2

2    THE CALIFORNIA WHOLESALE POWER MARKET                                                   2-1
------------------------------------------------------------------------------------------------
     2.1   The Market 1998 and Beyond                                                        2-1
           2.1.1   Market Size                                                               2-2
           2.1.2   Diversity of Energy Supply                                                2-2
           2.1.3   California Investor Owned Utilities                                       2-3
           2.1.4   Treatment of Qualifying Facilities (QFs)                                  2-4
     2.2   California Municipal Utilities and Authorities                                    2-4
     2.3   System Reliability                                                                2-5
     2.4   The California PX                                                                 2-5
           2.4.1   California PX Prices                                                      2-6
           2.4.2   Short Run Avoided Costs                                                   2-7
     2.5   PX Prices as a Measure of Avoided Cost                                            2-9

3    SOUTHERN CALIFORNIA MCP FORECAST: KEY ASSUMPTIONS AND METHODOLOGY                       3-1
------------------------------------------------------------------------------------------------
     3.1   Modeling Methodology and Techniques                                               3-1
     3.2   Assumptions Regarding the California Market Transition Period                     3-2
     3.3   Key Assumptions for Modeling the WSCC Power Market                                3-3
           3.3.1   Forecast Horizon                                                          3-3
           3.3.2   Market Structure                                                          3-3
           3.3.3   Existing Resource Base                                                    3-3
           3.3.4   Resource Retirements                                                      3-3
           3.3.5   Generic Resource Additions                                                3-4
           3.3.6   Loads                                                                     3-4
           3.3.7   Load Shape                                                                3-5
           3.3.8   Load Growth                                                               3-5

--------------------------------------------------------------------------------
(C)1999 Henwood Energy Services, Inc.                               May 20, 1999

                          PROPRIETARY AND CONFIDENTIAL

                            THE SOUTHERN CALIFORNIA
                     ELECTRICITY MARKET AND PRICE FORECAST
                                   1999-2009
-------------------------------------------------------------------------------

           3.3.9   Inflation                                                                 3-5
           3.3.10  Fuel Prices                                                               3-5
           3.3.11  Natural Gas                                                               3-5
           3.3.12  Operations & Maintenance                                                  3-16
           3.3.13  Property Taxes                                                            3-16
           3.3.14  Insurance                                                                 3-16
           3.3.15  Other Costs                                                               3-16
     3.4   WSCC Transmission System Configuration                                            3-17
     3.5   Hydro Power                                                                       3-17
           3.5.1   Median Year Case                                                          3-17
           3.5.2   Transactions                                                              3-18

4    SOUTHERN CALIFORNIA MCP FORECAST : RESULTS                                              4-1
------------------------------------------------------------------------------------------------
     4.1  Base Case Southern California MCP Forecast, 2000-2009                              4-1
     4.2  Sensitivity Cases                                                                  4-2
          4.2.1   Low Gas Price Case 1                                                       4-2
          4.2.2   Low Gas Price Case 2                                                       4-3

5    THE PROJECT AND THE CALIFORNIA MARKET                                                   5-1
------------------------------------------------------------------------------------------------
     5.1   Market Analysis Results                                                           5-1
     5.2   Southern California MCP Forecast and the Market Position of the Project           5-5

6    THE RENEWABLE RESOURCE FUNDING PROGRAM                                                  6-1
------------------------------------------------------------------------------------------------

                                 LIST OF TABLES
                                 --------------

TABLE 2-1 1997 NET SYSTEM POWER (ELECTRIC GENERATION)                          2-3
TABLE 2-2 MONTHLY AVERAGE CALIFORNIA PX PRICES - APRIL 1998 TO
          JANUARY 1999 ($/MWH)                                                 2-7
TABLE 2-3 SCE ANNUAL AVERAGE SHORT-RUN AVOIDED COSTS OF ENERGY                 2-9
TABLE 3-1 GENERIC RESOURCE CHARACTERISTICS (1996 DOLLARS)                      3-4
TABLE 3-2 PROJECTED GAS COMMODITY PRICE GROWTH BY PRODUCER
          BASIN (AVERAGE ANNUAL REAL PERCENT CHANGE)                           3-10
TABLE 3-3 HESI BASE CASE SAN JUAN AND ALBERTA COMMODITY
          PRICE FORECAST $98/MMBTU                                             3-11
TABLE 3-4 HESI BASE CASE NATURAL GAS CITY-GATE PRICE FORECAST $1998/MMBTU      3-15
TABLE 4-1 BASE CASE SOUTHERN CALIFORNIA MCP FORECAST 2000 -
          2009 $/MWH                                                           4-2
TABLE 4-2 MCP FORECAST UNDER THE LOW GAS PRICE CASE 1                          4-3
TABLE 4-3 MCP FORECAST UNDER THE LOW GAS PRICE CASE 2                          4-4

--------------------------------------------------------------------------------
(C)1999 Henwood Energy Services, Inc.                               May 20, 1999

                          PROPRIETARY AND CONFIDENTIAL

                            THE SOUTHERN CALIFORNIA
                     ELECTRICITY MARKET AND PRICE FORECAST
                                   1999-2009
-------------------------------------------------------------------------------

TABLE 5-1 AVERAGE OPERATING COSTS BY PLANT TYPE IN THE WSCC
          FROM PROSYM MODEL SIMULATION IN 2005                                 5-2
TABLE 5-2 MCP FREQUENCY ANALYSIS IN SOUTHERN CALIFORNIA
          TRANSMISSION AREA, 2005                                              5-6
TABLE 6-1 AB 1890 ACCOUNTS - TOTAL FUNDING ALLOCATIONS BY
          TECHNOLOGY $MILLIONS                                                 6-1
TABLE 6-2 EXISTING RENEWABLE RESOURCE ACCOUNT - ALLOCATIONS BY
          TIER $MILLIONS                                                       6-2
TABLE 6-3 NEW RENEWABLE RESOURCE ACCOUNT - ALLOCATIONS BY YEAR, $MILLIONS      6-4

                                LIST OF FIGURES
                                ---------------

FIGURE 2-1 CALIFORNIA PX DAILY PRICES - HIGH, LOW AND AVERAGE                        2-8
FIGURE 3-1 ALBERTA GAS COMMODITY PRICE FORECASTS                                     3-7
FIGURE 3-2  SAN JUAN GAS COMMODITY PRICE FORECASTS                                   3-8
FIGURE 3-3 ACTUAL AND ESTIMATED MONTHLY GAS PRICE VARIATION AT
           TOPOCK                                                                    3-12
FIGURE 3-4 WSCC TRANSMISSION SYSTEM CONFIGURATION                                    3-17
FIGURE 5-1 BASE CASE ANNUAL AVERAGE MCP AND PROJECT OPERATING
           COSTS                                                                     5-3
FIGURE 5-2 BASE CASE ANNUAL OFF-PEAK MCP AND PROJECT OPERATING
           COSTS                                                                     5-4
FIGURE 5-3 LOW GAS PRICE CASE 2 ANNUAL OFF-PEAK MCP AND PROJECT OPERATING COSTS      5-5

                               LIST OF APPENDICES
                               ------------------

A  Southern California Base Case MCP Forecast
B  Southern California Low Gas case 1 MCP Forecast
C  Southern California Low Gas case 2 MCP Forecast
D Southern California Edison SRAC Price and Tier 3 Renewable Energy Subsidy Forecast




--------------------------------------------------------------------------------
(C)1999 Henwood Energy Services, Inc.                               May 20, 1999

                         PROPRIETARY AND CONFIDENTIAL

                            THE SOUTHERN CALIFORNIA
                     ELECTRICITY MARKET AND PRICE FORECAST
                                  1999 - 2009

EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

Caithness Coso Funding Corp. has retained Henwood Energy Services, Inc (HESI) to provide a detailed assessment of the Coso Project (hereafter the "Project"). The Project is an existing geothermal power plant located in southern California. It has a take-or-pay Purchase Power Agreement (PPA) that requires it to operate continuously.

In HESI's opinion, such an assessment includes consideration of the important regulatory developments and power market fundamentals that influence the southern California market, in addition to a forecast of wholesale power prices over the long term. While the PPA ensures that the Project has a guaranteed market for its output, thus lessening competitive issues in the future, HESI has briefly examined the cost competitiveness of the Project with respect to other generators operating in the Southern California market.

The analysis and conclusions presented here are based upon assumptions developed and tested by HESI and the power price forecast is derived from HESI's proprietary Electric Market Simulation System (EMSS) software. The assessment and forecast contained in this report are presented in both quantitative and qualitative fashion as listed below:

1. A brief discussion of the key regulatory and market developments that affect the California wholesale electricity market.

2. A detailed description of the key assumptions used in assessing the market and utilized as EMSS inputs.

3. Average monthly time-of-day market clearing prices (MCP) in the Southern California transmission area for the years 2000 to 2009.

4. Two alternative MCP forecasts that assume low gas prices and which are designed to assess the Projects' sensitivity to changes in power prices over the long-term.

5. Estimates of Southern California Edison monthly SRAC prices between 1999 and 2001 using the current Transition Period formula.

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                     ELECTRICITY MARKET AND PRICE FORECAST
                                  1999 - 2009
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6.  A specific competitive assessment of the Project on a stand-alone basis using the Southern California MCP forecast and Project cost estimates provided by the Project Operator.

7. An assessment of the Project within the context of the competitive market and how the Project compares with other generators.

8. An assessment and estimate of renewable energy subsidy payments available from the California government.

Based on our analyses, the report's major conclusions are summarized below:

1. HESI's MCP forecast indicates that the Southern California annual average power price will increase from $26.9/MWh in 2000 to $44.3/MWh by 2009 - which translates into an average annual rate of increase of about 5.7 percent over that period (inflation is included in all prices and is equal to 3 percent per year).

2. However, there are three distinct periods of price movement. Between 2000 and 2002, the "Transition Period" in California, prices increase at an annual average rate of 12.6 percent. During this period, prices bid into the California Power Exchange (PX) reflect short run marginal fuel costs because most utility-owned generators receive payments for capacity from "Must-Run" contracts, if in California, or through traditional tariffs, if outside of California.

3. After the Transition Period ends in March 2002, the PX should cease to behave as a marginal cost pool. This change is reflected in the forecast. The average MCP increases from $34.1/MWh in 2002 to $40.4/MWh by 2005 - an average rate of increase of about 5.7 percent per year. Price increases in this period reflect attempts by generators in California to recover at least a portion of fixed capacity costs through market sales.

4.  Beyond 2005, prices are forecast to increase gradually but steadily, about
    2.3 percent per year, which is less than the inflation rate. The growth rate during the 2005 to 2009 period is influenced largely by the introduction into the generation market of high efficiency gas-fired combined cycle plants. These plants are frequently on the margin. That is, they establish the market-clearing price, and thus are in a position to

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                     ELECTRICITY MARKET AND PRICE FORECAST
                                  1999 - 2009
-------------------------------------------------------------------------------

    push power prices down gradually over time as they replace less efficient thermal generation plants.

5.  Based on HESI's long-run natural gas price forecast (described in Section
    3.3.11 below) and a 3 percent annual inflation rate, we estimate Southern California Edison SRAC prices of $31.3/MWh for the remaining months of 1999 (May - December), $32.4/MWh in 2000 and $33.4/MWh in 2001. These prices are higher than HESI's forecast of power prices on the California Power Exchange during the same period.

6. We expect the Project to be a low cost producer in all years of the study. According to data provided by the Project Operator, the annual average operating cost in 2005 is $10.83/MWh. About 70 percent of the electricity produced in the Western Systems Coordinating Council (WSCC) in 2005 - the first year of full competition, is generated from units with higher costs. Of all the generation in the region, only hydro and wind generators have lower operating costs (hydro and wind power account for about 24 and 1 percent, respectively, of all electric generation in California).

7. The Project's annual average operating costs are 69 percent below annual Southern California power prices, averaged over all years of the forecast. In fact, the Projects' operating costs are significantly below even the off-peak MCP in all forecast years.

8. The low-cost relationship between the MCP forecast and Project operating costs continues in the Low Gas Price sensitivity cases. Under the worst-case scenario, Low Gas Price Case 2, the Project's operating costs are, on average, 58 percent below off-peak prices.

9. We estimate that the Southern California MCP will be greater than or equal to $19.7/MWh in 96 percent of all hours in 2005. This means that the Project, with an average operating cost of $10.8/MWh, will be below the MCP in each of those hours and, in the absence of a PPA, would be dispatched accordingly.

10. The Project is eligible for AB 1890 sponsored renewable energy subsidies under Tier 3 of the Existing Renewable Energy category. However, based on client and HESI assumptions, the Transition Period SRAC price exceeds 3.0 cents per kWh (the floor price guaranteed by

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                     ELECTRICITY MARKET AND PRICE FORECAST
                                  1999 - 2009
-------------------------------------------------------------------------------

    AB 1890) during most months of 2000 and 2001. Consequently, although subsidy funds are available, SRAC prices are forecast to be sufficiently high that Tier 3 producers will not require a subsidy in most months. In the event that future SRAC prices are lower than forecast here, HESI believes that the AB 1890 program has ample funds to ensure that Tier 3 producers receive the minimum of 3.0 cents per kWh until the end of 2001

11. HESI has reviewed the methodology and assumptions used by Caithness to estimate AB 1890 subsidy payments. We believe their assumptions to be reasonable and their methodology and calculations consistent with and similar to HESI's own procedures.

The Report is organized as follows. Section 1 presents a brief overview of the important federal and California regulatory initiatives that affect electric power generation. The key features of the California power market, including the Power Exchange and the SRAC Transition Formula, are described in Section 2.
Section 3 contains a discussion of the assumptions and methodology incorporated into HESI's forecast of power prices in the Southern California market. The Base Case and Low Gas Price Case forecast results are presented in Section 4. The Project's competitive position within the California power market is analyzed in
Section 5. Last, Section 6 presents a brief overview of the AB 1890 sponsored renewable energy subsidy programs and an estimate of subsidy payments applicable to the Project.

The MCP forecasts by month and time of day are shown in Appendix A through C. Appendix D contains SRAC price forecasts and renewable energy subsidy estimates by month between 1999 to 2001.

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                         PROPRIETARY AND CONFIDENTIAL

                            THE SOUTHERN CALIFORNIA
                     ELECTRICITY MARKET AND PRICE FORECAST
                                  1999 - 2009

1  THE U.S. ELECTRIC POWER MARKET
-------------------------------------------------------------------------------

1.1  INTRODUCTION

The U.S. electric power industry is undergoing a profound transformation. The industry is evolving from a vertically integrated and cost-regulated monopoly to one that is market-based with competitive prices. The transition began with the passing of the Public Utility Regulatory Policies Act (PURPA) in 1978, which made it possible for non-utility generators to enter the wholesale power market. As a result, non-utility capacity additions grew 54 percent from 1990 to 1996 while utility capacity additions during the same period grew only 2 percent. The deregulation process is likely to continue at the state level far into the next decade.

1.2  FEDERAL LEGISLATIVE AND REGULATORY INITIATIVES

This section briefly discusses the major federal legislation and regulation that established a framework for electric power industry deregulation and set the stage for further legislative initiatives at the state level.

1.2.1  Public Utility Regulatory Policies Act - 1978
PURPA is one of five bills signed into law on November 9, 1978, as part of the National Energy Act. It is the only one remaining in force. Enacted to combat the "energy crisis," and the perceived shortage of petroleum and natural gas, PURPA requires utilities to buy power from non-utility generating facilities that use renewable energy sources or "cogeneration," i.e. the use of steam both for heat and to generate electricity. The Act stipulates that electric utilities must interconnect with and buy, at the utilities' avoided cost, the capacity and energy offered by any non-utility facility ("Qualifying Facility") meeting certain ownership, operating and efficiency criteria established by the Federal Energy Regulatory Commission (FERC).

1.2.2  Energy Policy Act - 1992
The Energy Policy Act of 1992 (EPACT) opened access to transmission networks and exempted certain non-utilities from the restrictions of the Public Utility Holding Company Act of 1935 (PUHCA). EPACT therefore has made it even easier for non-utility generators to enter the wholesale market for electricity.

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                     ELECTRICITY MARKET AND PRICE FORECAST
                                  1999 - 2009
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The Act also created a new category of power producers, called exempt wholesale generators (EWGs). By exempting them from PUHCA regulation, the law eliminated a major barrier for utility-affiliated and nonaffiliated power producers wanting to compete to build new non-rate-based power plants. EWGs differ from PURPA QFs in two ways. First, they are not required to meet PURPA's utility ownership, cogeneration, or renewable fuels limitations. Second, utilities are not required to purchase power from EWGs.

In addition to giving EWGs and QFs access to distant wholesale markets, EPACT provides transmission-dependent utilities the ability to shop for wholesale power supplies, thus releasing them - mostly municipals and rural cooperatives -
- from their dependency on surrounding investor-owned utilities for wholesale power requirements. The transmission provisions of EPACT have led to a nationwide open-access electric power transmission grid for wholesale transactions.

1.2.3  FERC Order 888 - 1996
With the passage of EPACT, Congress opened the door to wholesale competition in the electric utility industry by authorizing FERC to establish regulations to provide open access to the nation's transmission system. FERC's subsequent rules, issued in April 1996 as Order 888, is designed to increase wholesale competition in the nation's transmission system, remedy undue discrimination in transmission, and establish standards for stranded cost recovery. A companion ruling, Order 889, requires utilities to establish electronic systems to share information about available transmission capacity.

1.3  CALIFORNIA LEGISLATIVE INITIATIVES

1.3.1  Assembly Bill 1890
The legislation that introduced electric power deregulation to California is Assembly Bill 1890 (AB 1890). The Bill, which was passed in September 1996, established a number of goals, including:

 . An immediate 10 percent rate reduction for residential and small commercial users.

 .  A new power market structure with an Oversight Board (OB), an Independent
   System Operator (ISO) and a PX.

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 .  Limits the amount of costs (e.g. stranded assets) that are recoverable in the transition to a deregulated market.
 .  Preserves public programs supporting energy efficiency, research &
   development and low-income households.
 . Provides approximately $540 million in subsidies to support renewable energy programs, including geothermal power generation, such as the Project.

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                            THE SOUTHERN CALIFORNIA
                     ELECTRICITY MARKET AND PRICE FORECAST
                                  1999 - 2009

2  THE CALIFORNIA WHOLESALE POWER MARKET
-------------------------------------------------------------------------------

AB 1890 established a four-year Transition Period between January 1998 and March 2002 during which the California power market would undergo the transition from a regulated to a competitive industry. The ISO and PX were scheduled to commence operations on January 1, 1998 but technical problems delayed their start until March 31, 1998. At the end of the Transition Period, most of the protections afforded California's investor owned-utilities (IOUs) for past uneconomic investments and power contracts will be removed. It is anticipated that, eventually, municipal utilities will also permit their retail customers to enter into direct supply agreements with competitive power suppliers.

2.1  THE MARKET 1998 AND BEYOND

With deregulation, a steadily increasing percentage of customers will be allowed to purchase power in an open market. Customers will have direct access to generators. No longer restricted to buying power only from their local utility company, they can freely select the power arrangement that suits their preferences.

On March 31, 1998, the PX began operating the Day-ahead energy market, a wholesale market-clearing auction into which PX participants bid energy supply and demand for each of the next day's 24 hours. On the same date, the ISO took control of the electric grid, and began operating a complementary set of competitive auctions. The ISO relies on these auctions to manage transmission line congestion, to procure a portion of the needed ancillary services (for reliability purposes), and to balance physical generation with load in real time.

During the Transition Period, utilities are afforded the opportunity to recover certain "stranded costs" for generation-related investments. These costs had been previously authorized by the CPUC for inclusion in rates, but are not likely to be recoverable through the prices that emerge in the competitive market. The mechanism for this cost recovery is an unavoidable Competition Transition Charge (CTC) assessed against all customers served by the distribution system of California IOUs.

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                     ELECTRICITY MARKET AND PRICE FORECAST
                                  1999 - 2009
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2.1.1  Market Size
California's electric power market is very large, with a summer peak demand of 53,217 MW and total power consumption of 275,876 GWh in 1997. The average retail cost of electricity is about 9.5 cents/kWh. Electric sales by California utilities equaled $21.75 billion in 1997. According to the WSCC, peak demand for electricity is forecast to reach 58,305 MW by 2007 - a growth rate of about 1.0 percent per year between 1997 and 2007. /1/

Electricity sales by California's three largest IOU's - PG&E, SCE, and SDG&E, equaled about 169,045 GWh in 1997, or approximately 74 percent of California's statewide energy consumption. /2/

2.1.2  Diversity of Energy Supply
During the 1970s, over two-thirds of California's electricity was generated from oil and natural gas. This decade, however, California has developed a more diverse resource mix of electricity generation. As Table 2-1 shows, over half of the state's 258,801 GWh of electricity production is now met with non-fossil fuel sources. Further, over 11 percent of power generation is fueled by renewable energy, mainly geothermal, small hydro and biomass (but excluding large hydro).

California leads in developing new generation technologies. It has 40 percent of the world's geothermal power plants, 30 percent of the installed wind capacity, and 90 percent of the world's solar generation. The state also leads the nation in the amount of electricity supplied by non-utility generators.

Table 2-1 also shows that just over 32 percent of electricity generation is supplied by natural gas. Because of its cheap price and clean-burning characteristics, natural gas has become California's fuel of choice, particularly for electricity generation. According to the California Energy Commission, natural gas will account for 38 percent of energy used for power generation by 2009.

---------------------------------
  /1/ Peak demand forecast from "WSCC 1998 Information Summary," Western Systems
      Coordinating Council.
  /2/ Electricity consumption and revenue data from the California Energy
      Commission..

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                     ELECTRICITY MARKET AND PRICE FORECAST
                                  1999 - 2009
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                                   Table 2-1
                             1997 Net System Power
                             (Electric Generation)

Fuel Type                   GWh              Percent of Total
----------------------------------------------------------------
Hydroelectric*                   61,718                    24.4%
----------------------------------------------------------------
Nuclear                          36,741                    14.5%
----------------------------------------------------------------
Coal*                            51,543                    20.3%
----------------------------------------------------------------
Oil                                 173                     0.1%
----------------------------------------------------------------
Natural Gas*                     81,256                    32.1%
----------------------------------------------------------------
Geothermal                       11,950                     4.7%
----------------------------------------------------------------
Organic Waste                     5,701                     2.3%
----------------------------------------------------------------
Wind                              2,739                     1.1%
----------------------------------------------------------------
Solar                               810                     0.3%
----------------------------------------------------------------
Other                               896                     0.4%
----------------------------------------------------------------
Total                           253,526                   100.0%
----------------------------------------------------------------

*Includes out of state imports.
 Source: California Energy Facts, California Energy Commission


Natural gas pipeline capacity into California stood at about 8 Bcf/day in 1996. Between 1990 and 1996, interstate pipeline capacity into California increased by 65 percent. The major sources of new capacity during this period were the Mojave, El Paso and Tuscarora pipelines. /3/

2.1.3  California Investor Owned Utilities
As California's utility market moves toward free competition, over 17,800 MW of generating assets owned by IOUs have been sold, or will be in the near future. However, despite this divestiture of generation resources, the IOUs are expected to retain ownership and control of substantial nuclear, QF, and hydropower generation in California and jointly owned thermal coal-fired generation outside of California.

The IOUs also buy and sell power from each other, as well as engage in transactions with other utilities in California and the surrounding Western states. Each has assumed responsibility for matching load and resources to

---------------------------------
  /3/ Deliverability on the Interstate Natural Gas Pipeline System, Energy
      Information Administration , May 1998.

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                     ELECTRICITY MARKET AND PRICE FORECAST
                                  1999 - 2009
--------------------------------------------------------------------------------

maintain frequency, and matching scheduled and actual flows at the tie points by which utilities are connected to other power producers. Because of their obligation to serve within their service territories, they also developed generation and demand forecasts, operated generating plants, and entered into long-term procurement contracts for the fuel used to generate electricity. They also participated in short- and long-term bilateral contracts for electric power in order to meet changes in demand and demand growth, respectively.

2.1.4  Treatment of Qualifying Facilities (QFs)
With the exception of those with fixed price contracts, most other California QFs are currently compensated under a Transition Formula that calculates the Short Run Avoid Cost (SRAC) of each of California's three major IOUs. This formula links changes in utility SRAC directly to changes in the price of natural gas. However, the formula approach to estimating utility avoided costs is unlikely to last much longer. The California Public Utilities Commission
(CPUC), which has the regulatory authority to determine SRAC, in Decision 96-12-028, stated its intention to change the formula to one based on the California PX price once certain conditions are satisfied. These conditions are that the PX is functioning properly and that either the IOUs have divested 90 percent of their gas-fired fossil generation, or the fossil-fired generation units owned directly or indirectly by the IOUs are recovering all of their going forward costs from PX based prices. HESI believes these conditions will be met by the beginning of 2000.

2.2  CALIFORNIA MUNICIPAL UTILITIES AND AUTHORITIES

While it is anticipated that municipal utilities and other governmental authorities will participate in the PX and ISO, there is no regulatory requirement for them to do so. The largest municipal utilities are the Los Angeles Department of Water and Power (LADWP) and the Sacramento Municipal Utility District (SMUD), which in combination own or control over 15,000 MW of generating resources. To date, they have not announced plans regarding their participation nor have they submitted their transmission resources to ISO control. The Imperial Irrigation District has also not as yet announced plans to relinquish its transmission system to ISO control.

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                     ELECTRICITY MARKET AND PRICE FORECAST
                                  1999 - 2009
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2.3  SYSTEM RELIABILITY

The ISO is the entity responsible for the security and operating reliability of the statewide electric grid. In this function, the ISO will adhere to the North American Electric Reliability Council (NERC) and Western Systems Coordinating Council (WSCC) standards for reliable operation.

In the near term, the new market is designed to accommodate this centralized, third-party control structure through the combined use of two mechanisms. One is the ISO-conducted, competitive auction for eligible ancillary services, such as operating (spinning and non-spinning) reserve, replacement reserve, and regulation capacity that can be controlled electronically by the ISO.

The other mechanism available to the ISO for procurement of generating services is the use of long-term contracts with generating facilities that are designated as "reliability Must-Run" facilities. A Must-Run facility refers to an IOU generation plant that has a contract with the ISO for the purposes of maintaining system reliability. These contracts provide for a capacity payment to the owners during all, or part, of the Transition Period.

As with the ancillary service auction, the ISO will use reliability Must-Run contracts to obtain operating reserve, replacement reserve, "black start" capability, voltage support, and regulation capacity. The prices established in these must-run contracts are unrelated to PX market prices. Instead, they are based on the actual costs of the generating units under contract. Most of the IOU-owned generators in California were declared must-run by their owners. The ISO will examine each must-run contract during the Transition and retain those required for system reliability. The ISO's use of must-run contracts through the Transition Period was authorized by AB 1890. Service procured under must-run contracts will be replaced by those procured competitively after the end of the AB 1890-specified Transition Period.

2.4  THE CALIFORNIA PX

The PX is responsible for managing the transactions for all power auctioned through, and purchased by, market participants except those bound by contract. It was mandated by AB 1890 and set-up as a private,

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non-profit corporation subject to regulation by FERC. The different auctions include the Day-ahead Market, Hour-ahead Market, Real-time Market, and an Ancillary Services Market.

The Day-ahead Market is the most forward-looking of the scheduled markets, and is the largest in terms of total volume. It will give participants the opportunity to buy and sell energy for each hour of the 24-hour trading day on a day-ahead basis.

The Hour-ahead Market is also a forward-looking, scheduled market, but its scale is much smaller in terms of both ahead-time and total volume. It will give participants the opportunity to adjust their schedules two hours before the hour of operation.

The Real-time Market is dramatically different from the scheduled Day-ahead and Hour-ahead markets, in that it is not forward-looking. Rather, it seeks to balance the real-time differences actually experienced between scheduled and metered values for load and generation.

2.4.1  California PX Prices
Actual monthly average California PX prices are shown in Table 2-2 below. While monthly average prices reveal some of the variation in power prices that occurred in 1998, a truer depiction of the actual variability in prices day to day, and even within a day, are displayed in Figure 2-1. The Figure shows actual high, low and average prices in the California PX Day-ahead market throughout 1998 and for the first two weeks of January 1999. The average daily price is highlighted in bold and the high/low range for the day is depicted by the length of the gray-shaded vertical line.

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                     ELECTRICITY MARKET AND PRICE FORECAST
                                  1999 - 2009
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                                   Table 2-2
                      Monthly Average California PX Prices-
                           April 1998 to January 1999
                                    ($/MWh)

      Month                   On-Peak      Off-Peak    Average
--------------------------------------------------------------
April, 1998                    26.84        18.55        22.60
--------------------------------------------------------------
May                            17.37         6.92        11.49
--------------------------------------------------------------
June                           16.97         7.43        12.09
--------------------------------------------------------------
July                           40.61        24.39        32.42
--------------------------------------------------------------
August                         54.27        27.38        39.53
--------------------------------------------------------------
September                      42.18        26.19        34.01
--------------------------------------------------------------
October                        30.81        22.91        26.65
--------------------------------------------------------------
November                       29.45        22.50        25.74
--------------------------------------------------------------
December                       33.50        24.87        29.13
--------------------------------------------------------------
January, 1999                  24.78        17.81        20.96
--------------------------------------------------------------

Note: On-peak is defined as the weekday hours between the 7:00 A.M. and 11:00 P.M. Off-peak consists of the hours between 11:00 P.M. and 7:00 A.M. on weekdays and all hours during weekends and holidays.


2.4.2  Short Run Avoided Costs
All QFs are compensated on the basis of the SRAC of the IOU purchasing the power. The Project currently receives payment under the SRAC "Transition Formula" for Southern California Edison (SCE). This "formulaic" SRAC is a linear function of the price of natural gas as measured at the "California Border." Table 2-3 presents a forecast of the annual average SRAC price, as computed pursuant to the existing SRAC Transition Formula for SCE. The gas prices (southern California border prices) used to make this calculation are the same as the long term gas price forecast used in the HESI model to produce the Base Case MCP forecast.

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                     ELECTRICITY MARKET AND PRICE FORECAST
                                  1999 - 2009
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                                    Figure 2-1
               California PX Daily Prices - High, Low and Average

                            (GRAPHIC APPEARS HERE)

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                                  1999 - 2009
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                                   Table 2-3
                               SCE Annual Average
                       Short-Run Avoided Costs of Energy

                                    Price of Gas           SCE SRAC
       YEAR                          ($/MMBtu)              ($/MWh)
---------------------------------------------------------------
       1999                         2.39                 29.5
---------------------------------------------------------------
       2000                         2.49                 32.4
---------------------------------------------------------------
       2001                         2.59                 33.4
---------------------------------------------------------------

Note: The SRAC prices shown are weighted averages with the weights based on the number of hours in each "time-of use" period as defined by Southern California Edison. The 1999 estimate consists of actual values to April and forecast values thereafter.

While HESI has estimated SCE SRAC prices through 2001, we believe, however, that competitive-based PX pricing will replace the SRAC as early as the beginning of 2000. Appendix D shows monthly time of day SRAC estimates for the same time period. Also in Appendix D are revised monthly SRAC price estimates using a more up-to-date short-term monthly gas price forecast.

2.5  PX PRICES AS A MEASURE OF AVOIDED COST

The SRAC Transition Formula is expected to be in effect until several conditions are met. One condition is the divestiture by California IOUs of their California fossil-fired generation, a process expected to be completed in the next twelve months. The other is a determination by the CPUC that the PX market is "functioning properly." Currently, PX operations are being gradually phased in. Once complete, the CPUC will likely wait several more months before determining whether the PX is functioning properly - a determination which could be subject to several more months of regulatory delay. However, if PX market prices are substantially below Transition Period SRAC prices, utilities will be motivated to seek a change in SRAC pricing more quickly. PX prices have been substantially lower than SRAC prices for the most part. HESI's MCP forecasts support the notion that annual average PX prices will likely continue to be lower than SRAC prices throughout the Transition Period. Given the above considerations, the change from the Transition Formula pricing to PX pricing should occur at the beginning of 2000.

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                     ELECTRICITY MARKET AND PRICE FORECAST
                                  1999 - 2009

3  SOUTHERN CALIFORNIA MCP FORECAST: KEY ASSUMPTIONS AND METHODOLOGY
-------------------------------------------------------------------------------

3.1  MODELING METHODOLOGY AND TECHNIQUES

To develop a forecast of market clearing prices for the Southern California Transmission Area, simulation of the entire Western Systems Coordinating Council
(WSCC) electrical system was required. Such a simulation requires a vast amount of data regarding power plants, fuel prices, transmission capability and constraints, and customer demands.

HESI utilizes its proprietary Electric Market Simulation System (EMSS) and its MULTISYM(TM) production cost model to simulate the operation of the WSCC. EMSS is a sophisticated application of relational database technology, which operates in conjunction with a state-of-the-art, multi-area, chronological, production simulation model. It is used to manage the tens of thousands of individual data points necessary to properly characterize the WSCC electric system for the forecast.

The types of data managed by the EMSS database include the data necessary to correctly consider the configuration of the regional transmission system. This includes:

     .  individual power plant characteristics;

     .  transmission line interconnections, ratings, losses, and wheeling rates;

     .  forecasts of resource additions and fuel costs; and

     .  forecasts of loads for each utility in the region.

MULTISYM(TM) simulates the operation of the individual generators, utilities and control areas (also referred to as transmission areas) within the region, taking into consideration various system and operational constraints. Output from the simulation is generated in hourly, station-level detail and provided in database format. This data may then be aggregated and sorted for any level of aggregation required by the user.

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                                   1999-2009
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3.2  ASSUMPTIONS REGARDING THE CALIFORNIA MARKET TRANSITION PERIOD

It is assumed during the Transition Period that the market will consist of a limited number of generators that will be required to operate competitively in the market. AB 1890-mandated regulatory Must-Take generation and regulatory Must-Run contracts provide for the continuation of capacity payments through the Transition Period. Must-Take includes power from QF resources, nuclear units, and existing purchase power agreements that have minimum-take provisions. Must-Take units not subject to competition are scheduled with the ISO on a must-take basis. Must-Take units owned by municipal and public power agencies are assumed to continue operating as they did in the past.

Units identified on the ISO's Must-Run contract list will end up with one of three types of Must-Run contracts - A, B, or C. This study assumes that most Must-Run contracts will be Must-Run "B". This type of contract allows generators to cover their fixed costs of operation through a payment by the ISO. Those units that do not sign the "B" contract and remain on an "A" contract will generally be those that are must-run or follow load, such as hydroelectric. There will also be few Must-Run "C" contracts. These contracts require that the units be dedicated to the ISO in exchange for full cost recovery, but do not allow the unit to bid independently into the market. The ISO has the right to terminate any Must-Run contract it deems unnecessary on 90-days notice.

Since a majority of the generating units both inside and outside of California will generally continue to bid to the PX just above their variable cost of production until the end of the AB 1890 specified Transition Period, we assume that the PX closely resembles a variable cost pool in the near term. At the end of the Transition Period, fixed costs will also be recovered through the PX. Thus, a relatively small number of units will be exposed to full competition during the Transition Period.

We have forecasted the Must-Run contracts to impact the market through the end of 2001 by putting downward pressure on PX prices. The Must-Run contract payments cover much of the generators' costs by allowing fixed costs to be recovered through the ISO. Thus, these generators will not require higher PX prices to recover their fixed costs. When the contracts terminate during, or at the end of, the Transition Period, all generators will be required to recover their costs through normal,

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                                   1999-2009
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competitive trading activities. The model takes into account the phasing out of the Must-Run contracts in the Transition Period, resulting in an increase in PX prices.

3.3  KEY ASSUMPTIONS FOR MODELING THE WSCC POWER MARKET

3.3.1  Forecast Horizon
The forecast period covers a twenty-year period beginning January 1, 2000 and ending December 31, 2009.

3.3.2  Market Structure
It is assumed that all generators in the WSCC, except a few in California that were not declared Must-Run, receive some payment for capacity through 2001, the end of the Transition Period specified in AB 1890. From 2002 through 2009 there are no capacity payments to the California generators. We assume non-California generators will continue to operate with regulated tariffs and capacity payments from 2002 through 2004. We believe the market will become fully competitive by 2005 and, from that point forward, all generators will need to recover capacity costs through the market.

3.3.3  Existing Resource Base
All existing generation units within the WSCC are included in the analysis. HESI's database contains information regarding all such units and their performance characteristics. This data has been updated to reflect the most recent filings made by utilities regarding their resources. Much of this data was taken from the "OE-411" and is current as of January 1, 1997. Generation resource data were also supplemented by a review of specific utility resource plan filings and reports generated by state agencies. Existing resources are assumed to continue operating through the forecast horizon, except for those resources that have specific retirement dates or assumed retirements.

3.3.4  Resource Retirements
We have conservatively estimated the retirements to be only those publicly announced, except in the case of the nuclear units. Recent CPUC decisions on rate recovery allow California utilities to recover investments in nuclear plants on an accelerated schedule. Investments in Diablo Canyon and Palo Verde will therefore be fully recovered by the end of 2001 and San Onofre by the end of 2003. After this special rate treatment

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                                   1999-2009
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period ends, these plants must compete individually. All costs will have to be recovered in the competitive energy market. HESI believes that Diablo Canyon and San Onofre will not be competitive in the new environment and so will be shut down shortly after their investments are recovered, in 2001 and 2003 respectively. Palo Verde is assumed to operate throughout the forecast period.

3.3.5  Generic Resource Additions
HESI believes that gas-fired combined cycle units (CC) and gas-fired combustion turbines (CT) will be added as needed to meet the projected increase in customer demand over the forecast period. HESI's analysis assumes that generation resources will be added over the forecast period in a 3 CC MWs to 1 CT MW ratio for all trans-areas.

Table 3-1 lists the cost and performance assumptions for these resources.


                                   Table 3-1
                Generic Resource Characteristics (1996 dollars)

                                          Combustion
        Unit Characteristic                Turbine         Combined Cycle
--------------------------------------------------------------------------
Capacity (MW)                                       120                240
--------------------------------------------------------------------------
Heat Rate (Btu/kWh)                              11,000              7,100
--------------------------------------------------------------------------
Fixed O&M ($/kW- year)                             3.00              10.00
--------------------------------------------------------------------------
Variable O&M (dollars/MWh)                         4.00               2.00
--------------------------------------------------------------------------
Forced Outage Rate (%)                             0.00               2.00
--------------------------------------------------------------------------
Maintenance Outage Rate (%)                        4.00               4.00
--------------------------------------------------------------------------


3.3.6  Loads

HESI is using the latest available data to project future customer demand and energy requirements. This data was filed electronically by the utilities with the Federal Energy Regulatory Commission (FERC) early in 1997, and represents each utility's most recent recorded historic loads and their most recent load forecast data. HESI has used data approved by the California Energy Commission in its 1996 Electricity Report for the California utilities.

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                                   1999-2009
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3.3.7  Load Shape
The load shape is based on recent historic load data filed with the FERC by utilities which reflects their complete hourly loads over calendar years 1993 through 1996. HESI has used these load shapes to create a load shape consistent with the load forecasts provided by utilities. These "synthetic" load shapes are used to project the shapes of future utility loads based on the load growth data described in section below.

3.3.8  Load Growth
Based on the load forecasts filed with the FERC in 1996 under Form 714 and on more recent information filed to state regulatory agencies, including California ER96, peak demand and energy requirements for the entire WSCC are expected to both grow at less than 2 percent per year through the study.

3.3.9  Inflation
General inflation drives a number of cost elements that underlie power market prices, including operations and maintenance (O&M) costs and the cost of new resource additions. General inflation is combined with expectations of real price escalation in order to forecast future fuel prices. For this study inflation was assumed to be 3.0 percent per year.

3.3.10  Fuel Prices
There are two principal fuels that drive electricity prices in the WSCC region -
- natural gas and coal.

3.3.11  Natural Gas

Introduction
------------

Gas-fired generators are dispatched according to the cost of natural gas at the burner-tip. HESI models gas burner-tip prices as the sum of the commodity price - the cost of gas at a particular producing area, and all relevant transportation charges involved in transporting it from the supply basin to the generation plant.

Two of the major natural gas producing areas that supply natural gas to power generators in the WSCC are the Western Canada Sedimentary Basin (WCSB), which is located mainly in Alberta, Canada and the San Juan Basin, situated mainly in New Mexico.

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                                   1999-2009
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Although generators within the WSCC sometimes use gas from other basins, HESI assumes that only one gas basin will set the key marginal gas price for each generator. Generating stations in New Mexico, Southern Nevada, Arizona, and Southern California are supported by the San Juan Basin. The WSCB basin is assumed to supply generating stations within Alberta and British Columbia. Alberta also supplies electric generators located in Washington, Oregon, Idaho, Montana, Wyoming, Utah, Northern Nevada, and Northern California.

The HESI methodology assumes therefore that the burner-tip gas price for each gas-fired generation plant will depend mainly on its location relative to the supply basins that are accessible to it and the cost of shipping gas from those basins to the plant. The commodity and transportation components of natural gas burner-tip prices are forecast separately and then added together to derive the prices paid by generation plants appropriate to their geographic location. A description of commodity and transportation cost forecast methodology is presented in more detail below.

Gas Commodity Price Forecast Methodology
----------------------------------------
HESI utilizes a "Delphi" approach to forecasting gas commodity prices. That is, HESI collects various recent expert forecasts of Alberta and San Juan commodity prices and generally takes the simple average as the Base Case forecast.

The expert sources for the Alberta commodity price forecast are the "Natural Gas Market Outlook" by the California Energy Commission (CEC), "Annual Energy Outlook 1998 with Projections to 2020" by the Energy Information Administration
(EIA), and "Natural Gas: Review of 1997 and Outlook to 2005", from Natural Resources Canada (NRCan)./4/ The NRCan report itself contains a survey of Alberta commodity gas prices from various sources. The prices in the NRCAN survey, combined with the CEC forecast, constitute the consensus from which the HESI Base Case forecast is derived for the years 1998 to 2005.

--------------------
/4/"Natural Gas Market Outlook," California Energy Commission, June 1998; "Natural Gas: Review of 1997 and Outlook to 2005," Natural Gas Division, Natural Resources Canada, May 1998; "Annual Energy Outlook 1998 with Projections to 2020," Energy Information Administration, Department of Energy, December 1997.

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                                   1999-2009
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Figure 3-1 shows the Alberta commodity price forecasts contained in the NRCan report between 1999 and 2005, the CEC forecast, and the HESI Base Case forecast derived from these sources./5/ From 2006 onward, the HESI Base Case forecast in 2005 is escalated according to the average of growth rates of the CEC's Alberta commodity price forecast and the EIA's average Canadian import gas price forecast. The EIA's forecast is therefore not directly shown in Figure 3-1, but appears indirectly as a contributor to the projected growth rate of the HESI forecast.

                                   Figure 3-1
                     Alberta Gas Commodity Price Forecasts

                             [GRAPH APPEARS HERE]

The sources for the San Juan commodity price forecast are again the CEC's "Natural Gas Market Outlook" and the EIA's "Annual Energy Outlook. The HESI Base Case forecast is derived by averaging the CEC

-------------------
/5/In Figure 3.1, ARC refers to the ARC Financial Corporation, a Calgary-based oil and gas investment advisor. PIRA is the PIRA Energy Group, a New York-based petroleum industry research firm and CERI is the Canadian Energy Research Institute.

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                     ELECTRICITY MARKET AND PRICE FORECAST
                                   1999-2009
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and EIA forecasts in all years between 1998 and 2020./6/ These forecasts are shown in Figure 3-2.

                                   Figure 3-2
                     San Juan Gas Commodity Price Forecasts

                             [GRAPH APPEARS HERE]

Factors Affecting Future Gas Commodity Prices
---------------------------------------------
Natural Gas consumers in California and other Western states have enjoyed relatively inexpensive natural gas commodity prices for a number of years. The main reasons have been intense competition among gas producers to maintain or expand market share and slower than anticipated demand growth in California. Although both Alberta and the San Juan areas are major suppliers of natural gas to the WSCC, both regions currently suffer from a lack of take-away capacity. Consequently, producer prices, or netbacks, have been relatively weak compared to prices received by producers in other producing regions, particularly the Louisiana and Anadarko producing regions, which have access to large markets in the Midwest and the Eastern U.S. However, most forecasters expect this situation to change in the near future, particularly in Alberta's case, due to pipeline capacity expansions that are either in-progress or

--------------------
/6/ The CEC forecast shown is actually the current actual San Juan price escalated according to the forecast annual average real growth rate contained in the CEC forecast.

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                                   1999-2009
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planned over the next few years. As a result, expert opinion, such as the CEC, the EIA and NRCan, expect commodity prices in these regions to increase at rates that are above price rises projected for most other producer basins.

Accordingly, the HESI Base Case forecast assumes that Alberta and San Juan based gas commodity prices will increase over the long term at average annual real rates of 1.8 and 1.6 percent respectively. In comparison, the consensus opinion is that Gulf Coast prices will increase, on average, in the range of 1 percent per year over the long term. The following sections discuss developments in the Alberta and San Juan producing regions that are likely to impact on gas prices paid by generation plants in the WSCC.

Pipeline capacity in the San Juan basin was developed in the late 1980s to serve the California market. However, the expected growth in demand never really materialized. As a result, the region has suffered from excess capacity. Currently, producers are attempting to expand deliverability eastward. According to the EIA, the two major intestate pipelines in the area, Transwestern and El Paso Natural Gas, are expanding facilities which would allow them to direct more production to the market centers in Southwestern Texas, which would then allow San Juan producers access to Midwest and Northeast markets./7/

Although TransCanada Pipeline, the major pipeline link between Canadian producers and eastern U.S. markets, has increased domestic deliverability the last few years, significant constraints still prevent Alberta producers from fully accessing these markets. However, a number of projects are planned that will greatly improve export capability. The most notable of these is the Alliance project, which would tie Alberta and British Columbia producers directly to the Chicago market. Also, Great Lakes Gas Transmission and Iroquois Transmission plan to expand their systems in the Midwest and the Northeast respectively. Finally, Foothills Pipe Line Ltd. and the Northern Border Pipeline have obtained approval to expand export capability at the Montana border./8/

--------------------
/7/"Deliverability on the Inter-state Natural Gas Pipeline System," Department of Energy, Energy Information Administration, May 1998, page 125.

/8/IBID, page 126-127.

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                                   1999-2009
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Implications for the WSCC Region
--------------------------------
Although the planned pipeline capacity expansions in the San Juan and Alberta producing regions do not directly affect the volumes flowing to California and other Western U.S. states, the impact will nonetheless be significant. This is because generation plants in the WSCC will face greater competition for Alberta and San Juan produced natural gas from bidders in other market regions.

The Alberta commodity price is therefore expected to rise towards prices in U.S. markets as Alberta supply becomes more tightly linked to prices in the U.S. For example, the EIA long term forecast expects Canadian import prices to increase at about 1.5 percent per year in real terms from 1998 to 2020, while Gulf Coast prices are projected to increase at only 0.8 percent real over the same period. Similarly, Southwest prices, which include San Juan, increase at about 1.0 percent per year, somewhat above the U.S. wellhead average price forecast by the EIA.

Following a similar analysis, the CEC expects both San Juan and Alberta commodity prices to increase at 2 percent per year in constant dollars. In comparison, prices in the Gulf Coast and Rocky Mountain regions increase at about 1 percent per year. Table 3-2 shows projected commodity price growth rates from the CEC and EIA source documents and the HESI Base Case growth rates, which, as described, are derived from these projections. The HESI gas commodity price forecast is shown for selected years in Table 3-3 on the accompanying page.

                                   Table 3-2
             Projected Gas Commodity Price Growth by Producer Basin
                      (Average Annual Real Percent Change)

                                     CEC                 EIA              HESI Base
     Producing Region            1999 - 2019         1998 - 2020         1999 - 2009
--------------------------------------------------------------------------------------
Henry Hub (Gulf Coast)                     1.3%                0.8%          NA
--------------------------------------------------------------------------------------
Rocky Mountain                             1.0%                1.5%          NA
--------------------------------------------------------------------------------------
Permian (SW Texas)                         1.9%                1.0%          NA
--------------------------------------------------------------------------------------
Anadarko (mid-continent)                   1.9%                0.8%          NA
--------------------------------------------------------------------------------------
San Juan (New Mexico)                      2.0%                1.0%          1.6%
--------------------------------------------------------------------------------------
Alberta (Canadian Imports)                 2.0%                1.5%          1.8%
--------------------------------------------------------------------------------------

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                                   1999-2009
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                                   Table 3-3
                      HESI Base Case San Juan and Alberta
                            Commodity Price Forecast
                                   $98/MMBtu

                 San Juan          Alberta
-----------------------------------------------
   1999            2.17              1.50
-----------------------------------------------
   2000            2.20              1.57
-----------------------------------------------
   2001            2.22              1.63
-----------------------------------------------
   2002            2.24              1.68
-----------------------------------------------
   2003            2.27              1.70
-----------------------------------------------
   2004            2.30              1.74
-----------------------------------------------
   2005            2.33              1.78
-----------------------------------------------
   2010            2.54              1.94
-----------------------------------------------
   2015            2.74              2.03
-----------------------------------------------
   2009            2.86              2.11
-----------------------------------------------


The Estimation of Monthly Natural Gas Prices
--------------------------------------------
HESI converts the Base Case annual average forecast of gas commodity prices to monthly prices using a set of estimated monthly (seasonal) factors. These factors are held constant throughout the forecast. The monthly factors are derived from historical monthly average 30-day spot prices reported in the Weekly Gas Price Index and published by Natural Gas Intelligence. In particular, HESI estimates a set of "normalized" monthly factors that attempt to portray typical or normal variation in gas prices. The annual San Juan commodity gas price is converted to monthly prices using estimated monthly variation at Topock - which represents the market pricing point for most natural gas purchases in Southern California, Arizona, and Southern Nevada. Alberta-based annual commodity prices are converted to monthly prices using estimated monthly variation at Malin - a major pricing point for gas purchases in Northern California, Oregon, and Northern Nevada.

The details of the estimation procedure are discussed with reference to Figure 3-3 below, which shows actual and estimated monthly variation in gas spot prices, in ratio form, at Topock. Ratio form is defined here as the average of actual monthly prices relative to the annual average price for all similar months, using historical data from January 1991 and October 1998. In other words, the January actual price shown in Figure 1-3 represents the average of all January to annual ratios between 1991 and 1998. The ratios

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                                   1999-2009
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therefore represent the typical or average variation in monthly prices relative to the annual average price observed at Topock over the last eight years.

                                   Figure 3-3
           Actual and Estimated Monthly Gas Price Variation at Topock

                             [GRAPH APPEARS HERE]

As a final step, the observed average variation is smoothed according to a polynomial curve that is fitted by least squares regression. The smoothed monthly factors are then adjusted slightly so that their average is equal to unity. As the chart shows, in the case of Topock, most of the adjustment is added to the January estimate - since the fitted line underestimates actual variation in this month. An identical procedure is applied to the forecast of annual average Alberta prices using historical monthly price variation at Malin.

Gas Transportation Price Methodology
------------------------------------
Pipeline transportation costs are added to basin prices to determine city-gate gas prices. The city-gate is defined as the point of delivery from inter-state transmission pipelines to Local Distribution Company (LDC)

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systems. Transportation costs can potentially consist of both inter-state transmission charges and LDC costs. However, for most generators, city-gate prices are the relevant marginal gas costs used to "dispatch" their electric systems, either because the generation owners receive service directly from pipelines or pay only nominal additional charges to an LDC. In other areas, additional charges for intra-state or LDC transportation must be added to yield the dispatch price of gas.

The forecasts of inter-state transportation costs in the HESI model reflect historic differences between city-gate prices and commodity prices from the respective gas supply basins. Additionally, the monthly price profile of the referenced city-gate is used to approximate the monthly variation in gas transportation costs arising from fluctuations in shipper volumes.

Local Distribution Company Charges
----------------------------------
The key generators receiving LDC gas transportation service are California's electric generators. Thus, for these generators, LDC charges, based on LDC tariffs, are added to the California border price./9/ Generators situated in Northern California are assumed to purchase gas at prices equivalent to the Northern California border price and generators situated in Southern California purchase gas at prices that reflect the Southern California border. The Alberta commodity price plus transportation costs to Malin, Oregon, (located just north of the California border) constitutes the Northern California border price. The San Juan commodity price plus transportation to Topock (south of Needles, California near the California-Arizona border) represents the Southern California border price.

The LDC charges are based upon estimates of actual 1996 charges and are held constant in real dollars at these levels through the study horizon. Historically, with the majority of generation owned by utilities, much of the fixed cost of gas transportation would be included in fixed cost components of electric retail customer rates, resulting in only a small portion of such gas transportation being recognized in daily and hourly generation dispatch decisions. This practice tended to reduce the assumed marginal generation cost for an individual generation unit dispatch decision. In a competitive market, buyers and sellers will determine what costs can be recovered and so generators will not be able to rely upon

--------------------
/9/The California border price is similar in some respects to a city-gate price in that it represents the price of natural gas at a point where an inter-state transmission line connects to an LDC distribution pipeline.

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regulated rates to automatically recover fixed costs of gas transportation.
Therefore, the full cost of gas transportation will need to be recovered from energy sales, or generators will face the possibility of under-recovery of gas transportation costs, which cannot be sustained on a long-term basis. This change is expected to have some upward pressure on market clearing prices and is reflected in the HESI market clearing price model.


Total Gas Costs
---------------
Table 3-4 summarizes much of this section's discussion. It shows the relationship between generator location, producer basin and the city-gate. For example, for generators in the Northwest, excluding the Seattle area, the referenced basin is Alberta and the city-gate price consists of the Alberta commodity price plus inter-state transportation costs to the market hub at Stanfield, Oregon. In the case of generators located in the service territory of Southern California Edison, the burner-tip price consists of the San Juan commodity price, inter-state transportation costs from the San Juan producer region basin to the Southern California border, near Topock, and finally LDC charges on the SCE transmission system from Topock to the burner-tip.

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                                   Table 3-4
              HESI Base Case Natural Gas City-Gate Price Forecast
                                  $1998/MMBtu

Generation                        PNW-                     North     South
Location    Alberta   B.C.        Coastal     PNW          NV        NV             PG&E
-----------------------------------------------------------------------------------------
Commodity
Basin       WCSB      WCSB        WCSB        WCSB         WCSB      San Juan       WCSB
-----------------------------------------------------------------------------------------
Referenced
Market                                                                              PGE
Hub/City-                                                                           City-
gate        AECO-C    Sumas       Sumas       Stanfield    Malin     South NV       gate
-----------------------------------------------------------------------------------------
1999           1.50    1.71       1.71           1.80       1.97       2.33         2.15
-----------------------------------------------------------------------------------------
2000           1.57    1.78       1.78           1.87       2.04       2.36         2.22
-----------------------------------------------------------------------------------------
2001           1.63    1.84       1.84           1.93       2.10       2.38         2.28
-----------------------------------------------------------------------------------------
2002           1.68    1.89       1.89           1.98       2.15       2.40         2.33
-----------------------------------------------------------------------------------------
2003           1.70    1.91       1.91           2.00       2.17       2.43         2.35
-----------------------------------------------------------------------------------------
2004           1.74    1.95       1.95           2.04       2.21       2.46         2.39
-----------------------------------------------------------------------------------------
2005           1.77    1.98       1.98           2.07       2.24       2.49         2.42
-----------------------------------------------------------------------------------------
2010           1.94    2.15       2.15           2.24       2.41       2.70         2.59
-----------------------------------------------------------------------------------------
2015           2.03    2.24       2.24           2.33       2.50       2.90         2.68
-----------------------------------------------------------------------------------------
2020           2.18    2.39       2.39           2.48       2.65       3.13         2.83
-----------------------------------------------------------------------------------------



Generation                                                                            Rocky Mt
Location               SCE            Coolwater     SDGE      AZ/NM       Rocky Mt    -Colo.
-----------------------------------------------------------------------------------------------
Commodity              San            San           San       San
Basin                  Juan           Juan          Juan      Juan        WCSB        San Juan
-----------------------------------------------------------------------------------------------
Referenced
Market                 SCE            SCE           SCE
Hub/City-              City-          City-         City-
gate                   gate           gate          gate      AZ/NM       Opal        Denver
-----------------------------------------------------------------------------------------------
1999                   2.32            2.32         2.32       2.31       1.78          2.17
-----------------------------------------------------------------------------------------------
2000                   2.35            2.35         2.35       2.34       1.85          2.20
-----------------------------------------------------------------------------------------------
2001                   2.37            2.37         2.37       2.36       1.91          2.22
-----------------------------------------------------------------------------------------------
2002                   2.39            2.39         2.39       2.38       1.96          2.24
-----------------------------------------------------------------------------------------------
2003                   2.42            2.42         2.42       2.41       1.98          2.27
-----------------------------------------------------------------------------------------------
2004                   2.45            2.45         2.45       2.44       2.02          2.30
-----------------------------------------------------------------------------------------------
2005                   2.48            2.48         2.48       2.47       2.05          2.33
-----------------------------------------------------------------------------------------------
2010                   2.69            2.69         2.69       2.68       2.22          2.54
-----------------------------------------------------------------------------------------------
2015                   2.89            2.89         2.89       2.88       2.31          2.74
-----------------------------------------------------------------------------------------------
2020                   3.12            3.12         3.12       3.11       2.46          2.97
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
(C)1999 Henwood Energy Services, Inc.                                              May 20, 1999

                                     3-15

                         PROPRIETARY AND CONFIDENTIAL

                            THE SOUTHERN CALIFORNIA
                     ELECTRICITY MARKET AND PRICE FORECAST
                                   1999-2009
--------------------------------------------------------------------------------

Coal
----
HESI bases its coal prices on historic power plant specific coal price data extracted from the "Form 423's" utilities regularly file with the FERC. The Form 423 data include historic consumption as well as both spot and average (transportation and so-called fixed fees included) prices. Given the competitive nature of fuel supply markets and the current pricing of coal relative to gas, HESI expects no coal price escalation through the forecast period. HESI used spot coal prices to simulate the economic operation of coal plants. Spot prices are historically about 77 percent of average prices.

3.3.12  Operations & Maintenance
Power plant specific non-fuel O&M costs are reported by utilities in annual reports to the FERC in a number of separate accounts. HESI averages these data for the 1991 through 1995 time periods (normalized for constant year dollars) to develop average starting O&M costs. The amounts in these various accounts are then allocated between fixed and variable O&M. To derive a unit's fixed O&M cost, the total O&M cost is decreased by the variable O&M cost component. Both fixed and variable O&M costs are assumed to escalate with inflation.

3.3.13  Property Taxes
Property taxes are set by local jurisdiction and so vary throughout the WSCC. In California they are 1.09 percent of remaining generation station book value. In other jurisdictions, the rates range from 0.4 percent to approximately 4 percent. For purposes of establishing the property tax component of going forward costs, jurisdictional tax rates will be used.

3.3.14  Insurance
Insurance is calculated as 0.2 percent of the remaining, undepreciated book value of the power plant.

3.3.15  Other Costs
In addition to fuel costs, a power plant operator experiences other costs associated with the on-going business of producing power. These costs include O&M, property taxes and insurance. For the most part, these costs can be avoided if a facility is "mothballed" or retired, and thus are included in power plant bids when performing competitive market analysis.

--------------------------------------------------------------------------------
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                                     3-16

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                     ELECTRICITY MARKET AND PRICE FORECAST
                                   1999-2009

-------------------------------------------------------------------------------

3.4  WSCC TRANSMISSION SYSTEM CONFIGURATION

In order to perform a study of the Southern California market prices likely to result from the PX, the operation of the transmission system in the entire WSCC region must be modeled. The transmission system configuration for this study is shown in Figure 3-4. This characterization reflects the zones proposed by the California IOUs in their PX applications to FERC.


                                  Figure 3-4
                    WSCC Transmission System Configuration

                            [GRAPHIC APPEARS HERE]

3.5  HYDRO POWER

3.5.1  Median Year Case
HESI utilized average or median hydro conditions depending on the WSCC sub-region and the data available. The sources for these data follow.

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                                     3-17

                         PROPRIETARY AND CONFIDENTIAL

                            THE SOUTHERN CALIFORNIA
                     ELECTRICITY MARKET AND PRICE FORECAST
                                   1999-2009
-------------------------------------------------------------------------------

Pacific Northwest (PNW) Hydro Data
----------------------------------
The hydroelectric generation in the PNW accounts for almost half of the hydro generation in the entire WSCC. HESI used the Bonneville Power Administration's
(BPA) 1996 Pacific Northwest Loads and Resources Study to update hydroelectric data in the PNW. HESI calculated monthly capacity and energy values for each hydroelectric station in the PNW based on this data, choosing the median conditions from a recorded database of 50 years.

Hydro Data for Other Regions
----------------------------
Hydro data for the other regions come from a number of sources and are updated periodically by HESI.

The WSCC Coordinated Bulk Power Supply Program document was used for the majority of the plant capacity data for plants outside the Northwest. This document is the WSCC's response to the Department of Energy's Form OE-411. It includes summer and winter capacity ratings for all of the existing hydro and thermal resources in the WSCC.

The McGraw Hill Electrical World Directory of Electric Utilities (The "Bluebook") was the source of hydro plant energy data in a number of the WSCC regions.

3.5.2  Transactions
HESI incorporates known firm, contracted power transactions into its model, as reported by the WSCC in the annual FERC Form OE-411 Filing. The transactions are reflected in the load requirements of the buying and selling utilities, in transactions between regions, and by adjusting the transmission capacity. Any remaining transmission capacity is used to facilitate additional power transactions between regions.


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(C)1999 Henwood Energy Services, Inc.                              May 20, 1999

                                     3-18

                         PROPRIETARY AND CONFIDENTIAL

                            THE SOUTHERN CALIFORNIA
                     ELECTRICITY MARKET AND PRICE FORECAST
                                   1999-2009

4  SOUTHERN CALIFORNIA MCP FORECAST: RESULTS
-------------------------------------------------------------------------------

The following sections summarize the model results from the Base Case and the two Low Gas price sensitivity cases. Gas prices are sensitized due to the fact that gas-burning generators are the marginal cost producers and therefore a major influence on the MCP in California. Any additional baseload capacity must therefore be a low cost producer and a price taker. Additional intermediate capacity will need to be flexible enough to accommodate hourly load fluctuations. The gas-fired combined-cycle and combustion turbines are the most flexible technologies to meet these needs cost-effectively. The role of these units and the impact of gas prices in setting wholesale power prices will increase over time, making gas the ideal input to vary for sensitivity. To test this sensitivity two gas price downside cases are developed as described in the sections below.

4.1  BASE CASE SOUTHERN CALIFORNIA MCP FORECAST, 2000 - 2009

The Base Case annual average MCP forecast for the Southern California transmission area is presented in Table 4-1.

The annual average MCP increases at an annual average of 12.6 percent per year between 2000 to 2002. This is the Transition Period during which most market players bid selling prices into the market which reflect their short run marginal costs. During this period, most IOU-owned generators receive payments for capacity from the ISO Must-Run contracts, if in California, or through traditional tariffs, if outside of California. The capacity payments cease for most ISO-contracted Must-Run generators by the end of 2001.

After the AB 1890 Transition Period ends in March 2002, the power pool should cease to behave as a marginal cost pool. We believe California generators will begin to recover some, though not all, of their fixed costs through their sales through the PX. However, they will continue to compete with out-of-state generators that continue to receive capacity payments through their regulated rates and may continue to bid as if the PX was a marginal cost pool. This change is reflected in the average annual MCP increasing from $34.13/MWh in 2002 to $40.35/MWh by


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                                      4-1

                         PROPRIETARY AND CONFIDENTIAL

                            THE SOUTHERN CALIFORNIA
                     ELECTRICITY MARKET AND PRICE FORECAST
                                   1999-2009
-------------------------------------------------------------------------------

2005. From 2002 to 2005, California generators are exposed to the competitive market, but their out-of-state competitors continue to receive capacity payments. The average power price increases at an annual average rate of 5.7 percent during this period.


                                   Table 4-1
                   Base Case Southern California MCP Forecast
                                   2000 - 2009
                                      $/MWh

           Average        On-Peak        Off-Peak
-------------------------------------------------
 2000        26.93          32.74           21.64
-------------------------------------------------
 2001        28.60          34.62           23.14
-------------------------------------------------
 2002        34.13          41.32           27.60
-------------------------------------------------
 2003        36.17          44.00           29.05
-------------------------------------------------
 2004        37.67          45.53           30.54
-------------------------------------------------
 2005        40.35          49.05           32.45
-------------------------------------------------
 2006        41.63          51.28           32.86
-------------------------------------------------
 2007        42.37          52.20           33.44
-------------------------------------------------
 2008        43.01          52.82           34.09
-------------------------------------------------
 2009        44.27          54.75           34.75
-------------------------------------------------

HESI assumes that the entire WSCC will be competitive starting in 2005 and that the bidding behavior of generators reflects their efforts to recover fixed costs through sales to the PX. The MCP increases slowly but steadily from $40.35/MWh in 2005 to $44.27/MWh by 2009 - an average rate of increase of 2.3 percent per year, which is less than the rate of inflation.

4.2   SENSITIVITY CASES

4.2.1  Low Gas Price Case 1
In the Low Gas Case 1, the gas price decreases each year until it is 10 percent below the Base Case gas price. It is then held constant at 10 percent below the Base Case gas price in all remaining years of the analysis. This low gas scenario, while unlikely, could occur if there was an oversupply of gas, for which there was no market, followed by a lengthy


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

                         PROPRIETARY AND CONFIDENTIAL

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                     ELECTRICITY MARKET AND PRICE FORECAST
                                   1999-2009
-------------------------------------------------------------------------------

period of recovery and market demand. The MCP forecast under this assumption is shown in Table 4-2.


                                   Table 4-2
                  MCP Forecast under the Low Gas Price Case 1

                    Base Case          Low Gas 1
 Sample          Annual Average      Annual Average    Percent Below Base
  Year              MCP $/MWh          MCP $/MWh           Case Price
-------------------------------------------------------------------------
  2000                  26.93              25.86                 -3.9%
-------------------------------------------------------------------------
  2001                  28.60              27.14                 -5.1%
-------------------------------------------------------------------------
  2002                  34.13              32.15                 -5.8%
-------------------------------------------------------------------------
  2003                  36.17              33.64                 -7.0%
-------------------------------------------------------------------------
  2004                  37.67              35.11                 -6.8%
-------------------------------------------------------------------------
  2005                  40.35              37.75                 -6.4%
-------------------------------------------------------------------------
  2009                  44.27              40.91                 -7.6%
-------------------------------------------------------------------------

4.2.2  Low Gas Price Case 2
In the Low Gas Case 2, the Base Case gas price forecast is reduced each year until it is 15 percent below the Base Case forecast gas price. The Low Gas 2 gas price is then held at a constant 15 percent below the Base Case gas price for the remaining years of the forecast. This scenario also requires an oversupply of gas or a dramatic decline in demand followed by a lengthy period of recovery. The results of this scenario are shown in Table 4-3.


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                                      4-3

                         PROPRIETARY AND CONFIDENTIAL

                            THE SOUTHERN CALIFORNIA
                     ELECTRICITY MARKET AND PRICE FORECAST
                                   1999-2009
-------------------------------------------------------------------------------

                                   Table 4-3
                  MCP Forecast Under the Low Gas Price Case 2

               Base Case      Low Gas 2      Percent
 Sample       Annual Ave     Annual Ave     Below Base
  Year         MCP $/MWh      MCP $/MWh    Case Prices
 ------------------------------------------------------
  2000             26.93          25.65           -4.7%
------------------------------------------------------
  2001             28.60          26.85           -6.1%
------------------------------------------------------
  2002             34.13          31.59           -7.4%
------------------------------------------------------
  2003             36.17          32.99           -8.8%
------------------------------------------------------
  2004             37.67          34.22           -9.2%
------------------------------------------------------
  2005             40.35          36.53           -9.5%
------------------------------------------------------
  2009             44.51          39.44          -10.9%
------------------------------------------------------


-------------------------------------------------------------------------------
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                                      4-4

                         PROPRIETARY AND CONFIDENTIAL

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                     ELECTRICITY MARKET AND PRICE FORECAST
                                   1999-2009

5  THE PROJECT AND THE CALIFORNIA MARKET
-------------------------------------------------------------------------------

5.1  Market Analysis Results

This section presents an analysis of the Project and its position in the competitive California market. It consists of two sets of comparisons: 1) a comparison of unit operating cost estimates provided by the Project and operating costs of other types of generation; 2) a comparison of the Project's operating costs and forecasted Southern California power prices. The latter set of comparisons were performed using the Base Case and Low Gas Price cases.

The Project is expected to be a very low cost producer in all years of the study. Table 5-1 lists the average operating costs projected in 2005 for several categories of generators in the WSCC region, including the Project. We selected the year 2005 for this analysis as it is the first year in which a fully competitive market is assumed. According to data provided by the Project Operator, the average operating cost of the Project in 2005 is $10.8/MWh. Therefore, we estimate that about 70 percent of the electricity produced in the WSCC in 2005 will be generated from units with higher costs, a strong indication that the Project would be dispatched as baseload if the Project was operating without a PPA. Of all the generation in the region, only hydroelectric and wind generators have lower operating costs.


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                                      5-1

                         PROPRIETARY AND CONFIDENTIAL

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                     ELECTRICITY MARKET AND PRICE FORECAST
                                   1999-2009
-------------------------------------------------------------------------------

                                   Table 5-1
                  Average Operating Costs by Plant Type in the
                   WSCC from PROSYM Model Simulation in 2005/10/


                                 Electricity Generation     Average Operating Cost
         Plant Type                       (GWh)                   ($/MWh)/1/
---------------------------------------------------------------------------------
Internal Combustion Engines                 62                     62.22
---------------------------------------------------------------------------------
Gas Turbine                             26,177                     39.94
---------------------------------------------------------------------------------
Geothermal/2/                           18,890                     37.49
---------------------------------------------------------------------------------
Gas/Cogeneration                        21,917                     26.85
---------------------------------------------------------------------------------
Gas/Combined Cycle                     151,804                     25.41
---------------------------------------------------------------------------------
Other Renewable/3/                       6,737                     23.29
---------------------------------------------------------------------------------
Steam Plants                           335,527                     18.21
---------------------------------------------------------------------------------
Nuclear                                 35,885                     13.33
---------------------------------------------------------------------------------
The Project/4/                           2,310                     10.83
---------------------------------------------------------------------------------
Wind                                     3,435                     10.45
---------------------------------------------------------------------------------
Hydroelectric                          246,434                      4.91/5/
---------------------------------------------------------------------------------
Total                                  846,867
---------------------------------------------------------------------------------

[1] Cost based on fuel and variable O&M in nominal dollars.
[2] The operating costs of the Geothermal category reflect the fact that many of the utility-owned geothermal facilities have long term steam contracts with steam suppliers.
[3] Includes solar, biomass, and other renewable.
[4] Based on cost and production estimates provided by the Project Operator.
[5] Cost based on average aggregated operating expenses of hydroelectric facilities in the WSCC as reported to FERC on FERC Form 1.


Project operating costs are compared to the Base Case annual average MCP in the Figure 5-1 below. Inflation of 3 percent per year is embedded in both the price and cost projections.

---------------------
/10/ The table displays operating cost by plant-type for various plant categories in the Prosym simulation results. The values shown are for the simulation year 2005 and are stated in nominal dollars. These values reflect expenses for fuel and variable operation and maintenance only. They do not include costs associated with fixed operation and maintenance, the inclusion of which would increase overall costs for some plants substantially. For example, inclusion of fixed operation and maintenance in the nuclear category would increase the cost reported in the Table from $13.33/MWh to $34.00/MWh. In as much as it is presently unclear what portion of fixed costs will be recovered in the competitive market and under what conditions, the Table should be viewed as a conservative representation of the operational costs of these plants.


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                                      5-2

                         PROPRIETARY AND CONFIDENTIAL

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                     ELECTRICITY MARKET AND PRICE FORECAST
                                   1999-2009
-------------------------------------------------------------------------------

                                   Figure 5-1
            Base Case Annual Average MCP and Project Operating Costs


                            [GRAPHIC APPEARS HERE]


As Figure 5-1 shows, Project operating costs are expected to be well below HESI's Base Case average annual MCP forecast. In fact, over the 2000 to 2009 period, Project costs are, on average, 69 percent below Southern California power prices.

Figure 5-2 below compares Project operating costs to the Base Case off-peak power price forecast. Although off-peak prices are about 25 percent below average annual power prices, the Project is still very competitive. Project costs are, on average, 62 percent below Southern California off-peak annual power prices.


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                                      5-3

                         PROPRIETARY AND CONFIDENTIAL

                            THE SOUTHERN CALIFORNIA
                     ELECTRICITY MARKET AND PRICE FORECAST
                                   1999-2009
-------------------------------------------------------------------------------

                                   Figure 5-2
           Base Case Annual Off-Peak MCP and Project Operating Costs


                            [GRAPHIC APPEARS HERE]


The last analysis compares Project operating costs to off-peak prices in the Low Gas Price 2 Case, which is the worst-case scenario. Off-peak power prices are about 27 percent below Base Case average annual power prices. The comparison is shown in Figure 5-3 below. In this case, Project costs are, on average, 58 percent below off-peak prices.


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                                      5-4

                         PROPRIETARY AND CONFIDENTIAL

                            THE SOUTHERN CALIFORNIA
                     ELECTRICITY MARKET AND PRICE FORECAST
                                   1999-2009
-------------------------------------------------------------------------------

                                   Figure 5-3
                    Low Gas Price Case 2 Annual Off-Peak MCP
                          and Project Operating Costs


                            [GRAPHIC APPEARS HERE]


5.2  SOUTHERN CALIFORNIA MCP FORECAST AND THE MARKET POSITION OF THE PROJECT

For an additional perspective of the relative position of the Project in the market, a table summarizing the frequency of the Southern California power price forecast is developed. This approach captures more of the hour by hour price variability than the preceding results. First, the hourly price results from the Base Case year 2005 are ranked from highest to lowest. From this, the frequency of price levels (i.e. the percentage of hours in which the price is at, or above, a given level) is developed. The analysis for 2005 indicates that in 96 percent of the hours the power price is greater than, or equal to, $19.7/MWh. This means that the Project, with an average operating cost of $10.8/MWh will be below the average annual MCP more than 96 percent of the time.


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                                      5-5

                         PROPRIETARY AND CONFIDENTIAL

                            THE SOUTHERN CALIFORNIA
                     ELECTRICITY MARKET AND PRICE FORECAST
                                   1999-2009
-------------------------------------------------------------------------------

                                   Table 5-2
                           MCP Frequency Analysis in
                  Southern California Transmission Area, 2005


                            Minimum           MCP
                            % of Time         $/MWh
                          ---------------------------
                             70             31.45
                          ---------------------------
                             75             28.24
                          ---------------------------
                             80             26.27
                          ---------------------------
                             85             24.50
                          ---------------------------
                             90             22.98
                          ---------------------------
                             95             21.22
                          ---------------------------
                             96             19.69
                          ---------------------------


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                                      5-6

                         PROPRIETARY AND CONFIDENTIAL

                            THE SOUTHERN CALIFORNIA
                     ELECTRICITY MARKET AND PRICE FORECAST
                                   1999-2009

6  THE RENEWABLE RESOURCE FUNDING PROGRAM
-------------------------------------------------------------------------------

AB 1890 established a $540 million fund to promote and develop renewable energy projects and directed the CEC to administer and distribute the funds. In response, the CEC established four separate accounts to deliver these funds over the period January 1, 1998 to January 1, 2002. Each account has been allocated a fixed percentage of the total fund and a different distribution mechanism is used for each account. The four accounts and the amount of funds allocated to each are shown in Table 6-1.

                                   Table 6-1
                        AB 1890 Accounts - Total Funding
                           Allocations by Technology
                                   $Millions

                Technology                            $Millions
          ----------------------------------------------------------
          Existing Technologies                                  243
          ----------------------------------------------------------
          New Technologies                                       162
          ----------------------------------------------------------
          Emerging Technologies                                   54
          ----------------------------------------------------------
          Consumer-Side                                           81
          ----------------------------------------------------------
          Total                                                  540
          ----------------------------------------------------------

Source: Policy Report on AB 1890 Renewables Funding, Report to the Legislature, California Energy Commission, March 1998.

The "existing" and "new" categories are the most important, accounting for 75% of the total fund disbursement. Further, these accounts are applicable to the majority of active or economically feasible renewable energy projects in California. The distinction between an existing and a new technology is a matter of vintage. An existing technology refers to a facility that started operation prior to September 23, 1996 and a new technology means a facility that started generation on or after September 26, 1996 but before January 1, 2002. The Project is eligible for funding under the Existing Renewable Resource category.

Existing facilities that are substantially refurbished on or after September 23, 1996 can apply for funding from the new technology category.


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

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                     ELECTRICITY MARKET AND PRICE FORECAST
                                   1999-2009
-------------------------------------------------------------------------------

However, the non-refurbished portion of the facility cannot exceed 20% of the refurbished facility's total value.

The "emerging" category is restricted to projects using small wind turbines of 10 kW or less, fuel cell technology and solar power - both photovoltaic and solar thermal. A total of $54 million has been allocated to the emerging technology account - $10.5 million of which became available on March 20 on a first-come, first-served basis.

The consumer-side account is designed to promote customer participation in the renewable energy market. This fund has been allocated $81 million in total, which in turn is divided between two sub-accounts: a customer credit account - which has been allotted most of the consumer-side funds, and secondly a consumer information account.

Existing Renewable
------------------
The Existing Renewable Resource Account was designed to help maintain existing renewable technologies during the first four years of the electric industry restructuring. The total amount of funds allocated to the existing renewable account is $243 million, which is divided among three tiers.

Existing technologies are assigned to a tier according to their cost characteristics and potential for further cost efficiencies. Tier 1 contains biomass and solar thermal technologies and is allocated 25% of the total existing renewable account. Wind generation is placed in Tier 2 and is allocated 13% of the total. Tier 3 is allocated 7% of the existing renewable fund total and consists of geothermal, small hydro, digester gas, and municipal solid waste and landfill gas technologies.


                                   Table 6-2
           Existing Renewable Resource Account - Allocations by Tier
                                   $Millions

      Tier 1                              Tier 3
  Biomass, Solar,       Tier 2      Geothermal, Small
      Thermal            Wind          Hydro, Other             Total
---------------------------------------------------------------------
       $135              $70.2            $37.8                  $243
---------------------------------------------------------------------

Source: Policy Report on AB 1890 Renewables Funding, Report to the Legislature, California Energy Commission, March 1998, page ES-8.


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                                      6-2

                         PROPRIETARY AND CONFIDENTIAL

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                     ELECTRICITY MARKET AND PRICE FORECAST
                                   1999-2009
-------------------------------------------------------------------------------

The amount of funds available annually to each tier declines over the four year period. The CEC structured the funding in this manner because they expect renewable generation facilities to become more cost efficient over time. Therefore, less financial help is required in order to compete in an unregulated market.

The subsidy is distributed monthly to renewable suppliers through a simple cents per kWh payment. However, the calculation of the subsidy is more complicated -it is based on the lowest of three possible calculations: 1) the difference between a Target Price and the market clearing price (the SRAC specific to each IOU is used as a proxy for the market clearing price at present), 2) a pre-determined cents per kWh price cap and 3) a funds adjusted price - which ensures that the amount disbursed does not exceed the amount of funds available. The CEC designated Target Price and Price Cap for Existing Renewable Resource Tier 3 facilities are 3.0 cents and 1.0 cents per kWh respectively. Between January and December of 1998, the SRAC price applicable to Southern California Edison varied from 2.7 to 3.1 cents per kWh. The average subsidy paid to eligible generators was about 0.21 cents per kWh.

Of the $37.80 million targeted for eligible existing Tier 3 generation, $12.15 million was scheduled for disbursement in 1998, $10.80 million is planned for 1999, $8.10 million in 2000 and $6.75 in 2001. However, only $8.32 million was actually paid out in 1998, leaving a $3.83 million surplus that can be used to supplement funds allocated to future years. It appears therefore that additional geothermal generation could financially benefit from the program without adversely affecting the subsidy paid to current Tier 3 generators. However, as shown in Appendix D, SRAC prices are forecast to be above the Target Price of
3.0 cents per kWh in all, or almost all, months in 2000 and 2001, depending upon gas price levels. This situation is not exceptional. During 1998, a Tier 3 subsidy was not paid in six of the twelve months because the calculated SRAC exceeded the target price.

In the event that future SRAC prices are lower than forecast here, HESI believes that the AB 1890 program has ample funds to ensure that Tier 3 producers receive the minimum of 3.0 cents per kWh until the end of 2001. It is important to note that if PX-based pricing replaces the Transition Formula before March 2002, as we expect, then the likelihood of positive Tier 3 subsidy payments is much higher because PX prices are more likely to be below the Target Price than formula-based SRAC prices.


-------------------------------------------------------------------------------
(C)1999 Henwood Energy Services, Inc.                              May 20, 1999

                                      6-3

                         PROPRIETARY AND CONFIDENTIAL

                            THE SOUTHERN CALIFORNIA
                     ELECTRICITY MARKET AND PRICE FORECAST
                                   1999-2009
-------------------------------------------------------------------------------

New Renewable Resource Account
------------------------------

The New Renewable Resources Account contains $162 million to support new renewable power generation projects. According to the legislation, "new" in this context means a renewable energy facility located in California that became operational on or after September 23, 1996, but prior to January 1, 2002. As Table 6-3 shows, the proportion of total funds devoted to new technologies increases from $32.4 million in 1998 to $48.6 million by 2001. However, eligible facilities receive subsidy payments over a 5 year period commencing when the facility comes on-line - though funding will terminate at the end of 2006, or five years after the last winning project begins operation.


                                   Table 6-3
             New Renewable Resource Account - Allocations by Year,
                                   $Millions

    1998        1999         2000        2001        Total
----------------------------------------------------------
    $32.4        $37.8       $43.2       $48.6       $162
----------------------------------------------------------

Source: Policy Report on AB 1890 Renewables Funding, Report to the Legislature, California Energy Commission, March 1998, page 33.


The full $162 million allocated to new renewable energy technologies was disbursed in a single auction held in July of this year. Auction participants were required to submit "bids" - a cents per kWh subsidy, and an estimate of project generation over a 5 year period (however, acceptable bids were capped at 1.5 cents per kWh). The fund was then allocated from lowest to highest bidder until it was exhausted. Winners will receive a payment for renewable electric generation produced and sold in the first five years of project operation.

According to California Energy Commission records, 55 out of 56 bids, representing 600 MW, divided up the $162 million allotment. The average bid was
1.2 cents per kilowatt hour. The winning bids consisted of approximately 300 MW of wind; 157 MW of geothermal; 70 MW of landfill gas; 12 MW of biomass; 1 megawatt of digester gas; and 1 megawatt of small hydro.


-------------------------------------------------------------------------------
(C)1999 Henwood Energy Services, Inc.                              May 20, 1999

                                      6-4

                         PROPRIETARY AND CONFIDENTIAL

                            THE SOUTHERN CALIFORNIA
                     ELECTRICITY MARKET AND PRICE FORECAST
                                   1999-2009
-------------------------------------------------------------------------------

Emerging Renewables Account
---------------------------
The purpose of the emerging renewable subsidy program is to reduce the cost to consumers of certain renewable energy generation equipment. Four types of renewable power generation are eligible for these funds: small wind turbines of 10 kW or less, fuel cells that convert renewable fuels such as methane gas into electric power, and solar power - both photovoltaic (PV) and solar thermal. The first $10.5 million of the total $54 million allocated to this fund became available March 20, 1998 from the CEC on a first-come, first-served basis.

The delivery mechanism for this Account is a cash rebate equal to 50 percent of the purchase price or $3,000 per kW, whichever is less, of the cost of an eligible power generating system. In order to receive the rebate, the system must offset some or all of the electric power used by the consumer; have a full, five-year guarantee; and be installed by an appropriately licensed contractor. Most importantly, the system must be connected to local power lines. Remote, self-contained systems that are not grid-connected do not qualify. The offer is good only for systems installed in the service territories of the State's largest three investor-owned utilities -- PG&E, SCE and SDG&E.

Consumer-Side Incentives
------------------------
The consumer-side account is designed to promote customer participation in the renewable energy market. This account was allocated $81 million, or 15% of the total fund. These funds in turn have been allocated to two sub-accounts - a customer credit account, which has most of the allotted funds, and secondly to a consumer information account.

The customer credit account provides "credits" to consumers who purchase CEC-registered renewable power that satisfy certain eligibility criteria. Through this program, residential and small commercial customers' electric power bill who purchase renewable energy will automatically be credited up to 1.5 cents for every kilowatt-hour of renewable electric power they consume up to the total fund amount of $75.6 million. Funds for customer credits were distributed in early 1998. For at least the first two years, payments to some customers have a ceiling of $1,000 per year per customer.

As of early September, the CEC has not disbursed any monies under this program, even though a number of power providers have obtained CEC registered status and therefore are in a position to grant subsidies to


-------------------------------------------------------------------------------
(C)1999 Henwood Energy Services, Inc.                              May 20, 1999

                                      6-5

                         PROPRIETARY AND CONFIDENTIAL

                            THE SOUTHERN CALIFORNIA
                     ELECTRICITY MARKET AND PRICE FORECAST
                                   1999-2009
-------------------------------------------------------------------------------

consumers. The reason is largely due to the delay in getting deregulation underway. The CEC expects that the first set of customer power bills eligible for a rebate will begin coming in within a few weeks.


-------------------------------------------------------------------------------
(C)1999 Henwood Energy Services, Inc.                              May 20, 1999

                                      6-6

            Appendix A - Southern California Base Case MCP Forecast


      ------------------------------------------------------------------------------------------------------------
      Base Case Forecast                    TRANSAREA MARKET CLEARING PRICES BY MONTH AND PERIOD
      ------------------------------------------------------------------------------------------------------------
      TransArea          Jan    Feb    Mar    Apr    May    Jun    Jul    Aug    Sep    Oct    Nov    Dec    ANN
      ------------------------------------------------------------------------------------------------------------
        SoCal  On-Peak  33.98  30.20  31.34  27.80  28.50  27.54  33.86  38.70  37.04  34.87  34.39  34.26  32.74
        2000   Off-Peak 26.49  21.35  20.95  18.39  15.20  13.77  19.14  21.44  23.77  25.43  26.94  26.72  21.64
               Average  30.06  25.57  25.89  22.87  21.53  20.33  26.14  29.65  30.09  29.92  30.49  30.31  26.93
      ------------------------------------------------------------------------------------------------------------
        SoCal  On-Peak  35.00  33.47  29.82  28.51  35.25  31.96  34.96  40.14  39.25  34.42  35.95  36.45  34.62
        2001   Off-Peak 27.50  25.42  22.83  18.99  16.26  14.12  19.63  25.56  24.98  25.79  28.95  27.64  23.14
               Average  31.07  29.25  26.16  23.52  25.30  22.62  26.93  32.50  31.78  29.90  32.28  31.84  28.60
      ------------------------------------------------------------------------------------------------------------
        SoCal  On-Peak  43.58  39.64  33.81  33.54  34.02  32.63  42.49  49.05  49.17  45.78  45.96  45.83  41.32
        2002   Off-Peak 32.12  29.60  26.68  22.42  20.01  17.67  24.03  31.47  30.41  30.44  33.37  32.90  27.60
               Average  37.57  34.38  30.07  27.72  26.67  24.79  32.82  39.84  39.35  37.74  39.37  39.06  34.13
      ------------------------------------------------------------------------------------------------------------
        SoCal  On-Peak  45.90  41.15  35.38  36.08  35.18  33.82  46.01  53.05  51.85  52.12  48.17  48.87  44.00
        2003   Off-Peak 34.82  31.82  26.65  23.50  20.70  18.82  25.26  32.09  31.76  32.50  35.68  35.11  29.05
               Average  40.09  36.27  30.80  29.49  27.59  25.96  35.13  42.07  41.33  41.84  41.63  41.66  36.17
      ------------------------------------------------------------------------------------------------------------
        SoCal  On-Peak  48.56  41.34  37.70  35.34  37.80  35.88  47.22  57.83  54.94  48.39  51.30  49.48  45.53
        2004   Off-Peak 35.11  29.80  27.80  25.93  22.83  21.39  28.26  32.45  32.95  34.84  37.52  37.36  30.54
               Average  41.51  35.29  32.51  30.41  29.95  28.29  37.28  44.52  43.43  41.29  44.09  43.12  37.67
      ------------------------------------------------------------------------------------------------------------
        SoCal  On-Peak  52.99  49.47  39.39  38.89  42.36  38.48  51.34  61.54  57.64  52.36  51.11  52.72  49.05
        2005   Off-Peak 37.11  32.63  29.19  26.77  24.25  22.26  29.39  37.33  34.56  35.55  42.09  38.12  32.45
               Average  44.67  40.65  34.04  32.55  32.86  29.99  39.83  48.85  45.55  43.55  46.39  45.06  40.35
      ------------------------------------------------------------------------------------------------------------
        SoCal  On-Peak  55.79  49.21  47.35  39.05  41.66  40.94  51.36  63.51  58.02  55.14  56.52  56.28  51.28
        2006   Off-Peak 36.88  33.89  29.20  27.52  25.24  23.01  31.41  37.72  35.15  36.72  38.36  39.05  32.86
               Average  45.88  41.18  37.84  33.01  33.06  31.55  40.90  49.99  46.05  45.48  47.01  47.25  41.63
      ------------------------------------------------------------------------------------------------------------
        SoCal  On-Peak  55.63  55.93  41.53  40.41  47.11  41.60  53.91  59.56  57.56  56.55  59.33  57.31  52.20
        2007   Off-Peak 38.13  33.73  30.64  29.19  25.72  23.64  30.28  37.34  36.57  35.61  39.97  40.28  33.44
               Average  46.45  44.30  35.82  34.53  35.90  32.20  41.53  47.91  46.57  45.58  49.19  48.38  42.37
      ------------------------------------------------------------------------------------------------------------
        SoCal  On-Peak  59.34  46.42  46.56  43.88  48.11  42.04  57.14  60.81  58.34  56.33  56.12  57.80  52.82
        2008   Off-Peak 38.37  31.45  31.13  30.04  28.01  24.18  32.70  38.28  36.68  36.10  41.04  40.72  34.09
               Average  48.34  38.58  38.47  36.63  37.57  32.69  44.33  49.00  47.00  45.72  48.23  48.85  43.01
      ------------------------------------------------------------------------------------------------------------
        SoCal  On-Peak  58.73  60.97  43.20  44.66  48.33  46.51  55.87  62.62  60.61  56.56  60.22  59.13  54.75
        2009   Off-Peak 38.25  34.49  32.31  30.00  28.45  25.59  34.91  38.63  35.84  38.30  38.81  41.08  34.75
               Average  48.00  47.10  37.49  36.98  37.91  35.55  44.89  50.05  47.64  46.99  49.01  49.67  44.27
      ------------------------------------------------------------------------------------------------------------

         Appendix B - Southern California Low Gas Case 1 MCP Forecast


---------------------------------------------------------------------------------------------------
Low Gas Price Case 1          MARKET CLEARING PRICES FOR SOUTHERN CALIFORNIA TRANSMISSION AREA
---------------------------------------------------------------------------------------------------
Year           Period           Jan         Feb         Mar         Apr        May         Jun
---------------------------------------------------------------------------------------------------
2000           On-Peak          32.79      28.76       29.36       26.06      27.03       30.19
               Off-Peak         25.53      17.93       20.22       17.72      14.66       13.39
               Average          28.98      23.08       24.57       21.69      20.55       21.39
---------------------------------------------------------------------------------------------------
2001           On-Peak          34.44      31.05       30.96       26.93      29.35       31.86
               Off-Peak         25.96      24.26       21.29       18.29      15.71       13.78
               Average          30.00      27.49       25.89       22.41      22.20       22.39
---------------------------------------------------------------------------------------------------
2002           On-Peak          41.22      37.13       31.80       31.32      30.68       30.51
               Off-Peak         31.00      28.21       24.89       21.23      18.92       17.12
               Average          35.87      32.45       28.17       26.03      24.51       23.50
---------------------------------------------------------------------------------------------------
2003           On-Peak          43.32      39.85       32.59       32.43      32.40       32.20
               Off-Peak         31.49      29.80       25.10       22.46      19.72       17.91
               Average          37.12      34.59       28.66       27.21      25.75       24.71
---------------------------------------------------------------------------------------------------
2004           On-Peak          46.80      35.80       34.24       33.63      36.27       34.63
               Off-Peak         32.91      28.11       25.87       24.32      21.57       20.22
               Average          39.52      31.77       29.85       28.75      28.57       27.08
---------------------------------------------------------------------------------------------------
2005           On-Peak          50.18      46.56       36.48       35.16      41.80       36.62
               Off-Peak         34.50      30.16       26.87       25.07      22.94       21.06
               Average          41.96      37.97       31.44       29.88      31.91       28.47
---------------------------------------------------------------------------------------------------
2006           On-Peak          52.43      45.50       44.44       36.06      39.63       37.72
               Off-Peak         34.11      31.81       27.10       25.71      23.88       21.74
               Average          42.83      38.33       35.35       30.64      31.37       29.36
---------------------------------------------------------------------------------------------------
2007           On-Peak          52.10      46.96       39.47       39.35      42.57       38.14
               Off-Peak         35.59      30.82       28.64       26.75      24.17       22.26
               Average          43.45      38.50       33.79       32.75      32.93       29.83
---------------------------------------------------------------------------------------------------
2008           On-Peak          54.84      43.43       41.56       38.71      42.43       40.66
               Off-Peak         35.61      29.59       28.93       28.01      26.36       22.84
               Average          44.76      36.18       34.94       33.11      34.00       31.33
---------------------------------------------------------------------------------------------------
2009           On-Peak          55.12      50.26       41.09       40.07      44.24       41.73
               Off-Peak         35.12      31.93       29.96       28.05      26.56       24.16
               Average          44.63      40.66       35.26       33.78      34.97       32.53
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Low Gas Price Case 1          MARKET CLEARING PRICES FOR SOUTHERN CALIFORNIA TRANSMISSION AREA
---------------------------------------------------------------------------------------------------
Year             Jul            Aug         Sep        Oct         Nov         Dec        ANN
---------------------------------------------------------------------------------------------------
2000            33.94          37.40       35.85      32.58       32.72       33.60      31.72
                18.39          20.76       23.02      23.57       25.62       25.38      20.55
                25.79          28.68       29.13      27.86       29.01       29.29      25.86
---------------------------------------------------------------------------------------------------
2001            33.19          38.21       37.98      34.09       33.04       34.54      32.99
                18.78          23.65       23.32      22.59       27.75       26.62      21.83
                25.64          30.58       30.30      28.06       30.27       30.39      27.14
---------------------------------------------------------------------------------------------------
2002            41.16          46.69       45.94      42.95       43.56       42.92      38.85
                23.16          28.91       28.41      29.13       30.96       30.88      26.07
                31.73          37.37       36.76      35.71       36.96       36.61      32.15
---------------------------------------------------------------------------------------------------
2003            43.29          49.50       48.66      44.27       46.83       43.62      40.76
                23.86          30.00       29.38      30.35       33.32       32.70      27.17
                33.10          39.28       38.56      36.98       39.75       37.90      33.64
---------------------------------------------------------------------------------------------------
2004            45.16          51.54       49.49      45.52       47.63       46.66      42.34
                26.46          30.59       30.65      32.55       34.79       34.15      28.53
                35.36          40.56       39.62      38.72       40.91       40.10      35.11
---------------------------------------------------------------------------------------------------
2005            45.74          58.59       55.87      47.53       46.84       50.47      46.01
                27.67          34.99       32.40      32.83       39.37       35.07      30.25
                36.27          46.22       43.58      39.82       42.93       42.40      37.75
---------------------------------------------------------------------------------------------------
2006            47.76          60.79       55.73      49.50       50.53       52.63      47.77
                29.23          35.41       32.38      34.50       35.66       36.67      30.69
                38.04          47.48       43.51      41.64       42.75       44.26      38.83
---------------------------------------------------------------------------------------------------
2007            50.06          58.50       55.47      56.13       63.31       52.51      49.57
                28.52          35.25       33.89      33.30       36.88       37.28      31.13
                38.77          46.32       44.17      44.16       49.47       44.53      39.91
---------------------------------------------------------------------------------------------------
2008            52.55          58.89       57.12      53.57       51.78       53.95      49.19
                30.40          35.37       34.42      33.50       38.39       37.81      31.80
                40.94          46.56       45.23      43.05       44.77       45.49      40.08
---------------------------------------------------------------------------------------------------
2009            53.26          60.50       55.93      52.86       55.89       54.05      50.44
                32.27          35.82       33.29      35.34       36.35       37.94      32.25
                42.25          47.56       44.07      43.68       45.66       45.60      40.91
---------------------------------------------------------------------------------------------------

         Appendix C - Southern California Low Gas Case 2 MCP Forecast


      ------------------------------------------------------------------------------------------------------------
      Low Gas Price Case 2                 TRANSAREA MARKET CLEARING PRICES BY MONTH AND PERIOD
      ------------------------------------------------------------------------------------------------------------
      TransArea          Jan    Feb    Mar    Apr    May    Jun    Jul    Aug    Sep    Oct    Nov    Dec    ANN
      ------------------------------------------------------------------------------------------------------------
        SoCal  On-Peak  32.67  29.48  27.70  25.86  27.06  27.53  33.46  37.00  35.61  32.55  34.17  32.34  31.30
        2000   Off-Peak 25.46  17.81  20.09  17.68  14.76  13.40  18.36  20.64  22.75  23.49  25.63  25.70  20.51
               Average  28.89  23.37  23.71  21.57  20.61  20.13  25.55  28.42  28.88  27.80  29.70  28.86  25.65
      ------------------------------------------------------------------------------------------------------------
        SoCal  On-Peak  33.14  31.55  30.57  26.63  30.85  30.77  32.77  38.42  36.86  32.44  33.21  33.25  32.55
        2001   Off-Peak 25.63  24.06  21.26  18.08  15.59  13.70  18.89  24.03  23.11  22.24  27.39  26.12  21.67
               Average  29.20  27.62  25.69  22.15  22.85  21.83  25.49  30.88  29.66  27.10  30.16  29.51  26.85
      ------------------------------------------------------------------------------------------------------------
        SoCal  On-Peak  40.05  35.96  31.54  30.42  30.10  29.53  40.58  45.77  46.59  42.14  42.20  42.88  38.17
        2002   Off-Peak 30.25  27.53  24.54  20.81  18.87  16.84  22.70  28.63  28.10  28.05  30.67  30.24  25.60
               Average  34.92  31.54  27.87  25.39  24.21  22.89  31.21  36.79  36.90  34.75  36.16  36.26  31.59
      ------------------------------------------------------------------------------------------------------------
        SoCal  On-Peak  42.65  38.98  32.44  32.10  31.86  31.27  42.31  49.99  47.28  42.77  43.68  43.89  39.96
        2003   Off-Peak 31.14  28.93  24.83  21.61  19.46  17.62  23.56  29.48  28.74  29.80  32.98  31.81  26.66
               Average  36.62  33.71  28.45  26.61  25.36  24.12  32.48  39.24  37.57  35.97  38.08  37.56  32.99
      ------------------------------------------------------------------------------------------------------------
        SoCal  On-Peak  45.46  35.25  33.26  32.30  34.35  32.15  43.73  54.52  48.62  45.01  45.29  44.64  41.28
        2004   Off-Peak 31.70  27.26  25.20  23.48  20.95  19.75  25.90  29.74  29.74  31.64  34.18  33.83  27.80
               Average  38.25  31.06  29.04  27.68  27.32  25.66  34.38  41.53  38.74  38.00  39.47  38.97  34.22
      ------------------------------------------------------------------------------------------------------------
        SoCal  On-Peak  48.84  43.85  34.98  35.39  39.33  33.70  45.04  55.26  55.19  46.99  45.64  48.85  44.45
        2005   Off-Peak 32.85  28.76  25.93  24.30  22.25  20.54  26.72  33.89  30.99  31.88  39.67  34.14  29.34
               Average  40.46  35.95  30.24  29.59  30.38  26.81  35.44  44.06  42.52  39.07  42.51  41.14  36.53
      ------------------------------------------------------------------------------------------------------------
        SoCal  On-Peak  49.39  43.93  39.68  34.87  38.23  36.11  45.88  58.22  53.08  47.57  48.01  50.64  45.51
        2006   Off-Peak 32.56  30.62  26.20  24.52  22.98  21.18  28.30  34.40  31.42  33.00  33.90  35.23  29.54
               Average  40.57  36.96  32.61  29.45  30.24  28.29  36.66  45.73  41.74  39.93  40.62  42.56  37.14
      ------------------------------------------------------------------------------------------------------------
        SoCal  On-Peak  50.03  44.97  39.80  35.84  43.80  35.74  47.27  57.40  51.45  49.66  52.25  50.08  46.56
        2007   Off-Peak 34.14  29.91  27.17  25.73  23.39  21.51  27.47  33.76  32.39  32.33  35.42  34.96  29.86
               Average  41.70  37.08  33.18  30.54  33.10  28.29  36.89  45.00  41.47  40.57  43.44  42.15  37.81
      ------------------------------------------------------------------------------------------------------------
        SoCal  On-Peak  53.37  40.60  41.82  42.26  40.41  38.21  49.36  56.11  55.55  55.12  49.50  51.66  47.91
        2008   Off-Peak 33.79  28.24  27.56  26.74  25.33  21.93  29.59  34.08  33.23  32.20  36.69  36.23  30.50
               Average  43.11  34.13  34.35  34.13  32.51  29.69  39.00  44.57  43.86  43.11  42.79  43.58  38.78
      ------------------------------------------------------------------------------------------------------------
        SoCal  On-Peak  51.85  46.58  41.60  37.87  43.43  41.47  49.32  57.57  55.22  50.18  54.84  53.74  48.67
        2009   Off-Peak 34.32  30.64  28.76  26.67  25.26  23.08  31.11  34.51  32.73  34.21  34.34  36.77  31.06
               Average  42.66  38.23  34.87  32.00  33.90  31.84  39.77  45.48  43.44  41.81  44.11  44.84  39.44
      ------------------------------------------------------------------------------------------------------------

                              Appendix Table D.1
 Southern California Edison SRAC Prices by Month and Time-of-Day, 1999-2001
                                 Cents per kWh

                         Jan    Feb    Mar    Apr    May    Jun    Jul    Aug    Sep    Oct    Nov    Dec
        1999
        On Peak                                            4.212  4.254  4.334  4.451
        Mid Peak        3.342  3.090  2.953  3.026  3.596  2.989  2.987  3.197  3.225  3.938  4.100  4.171
        Off Peak        2.604  2.375  2.202  2.264  2.802  2.520  2.545  2.593  2.663  2.987  3.208  3.161
        Super-Off       2.129  1.968  1.881  1.927  2.290                              2.508  2.611  2.656

        Average         2.743  2.536  2.424  2.483  2.952  2.956  2.985  3.041  3.123  3.231  3.365  3.423

        Tier 3 Subsidy  0.257  0.464  0.576  0.517  0.048  0.044  0.015  0.000  0.000  0.000  0.000  0.000

        2000
        On Peak                                            4.358  4.401  4.485  4.607
        Mid Peak        4.161  3.903  3.809  3.748  3.721  3.093  3.091  3.308  3.338  4.076  4.247  4.320
        Off Peak        3.241  2.999  2.841  2.804  2.899  2.607  2.633  2.683  2.756  3.092  3.323  3.273
        Super-Off       2.650  2.486  2.426  2.387  2.370                              2.596  2.704  2.751

        Average         3.415  3.203  3.126  3.076  3.054  3.058  3.088  3.147  3.232  3.345  3.485  3.545

        Tier 3 Subsidy  0.000  0.000  0.000  0.000  0.000  0.000  0.000  0.000  0.000  0.000  0.000  0.000

        2001
        On Peak                                            4.494  4.541  4.626  4.754
        Mid Peak        4.294  4.026  3.929  3.866  3.838  3.190  3.188  3.412  3.444  4.207  4.384  4.461
        Off Peak        3.345  3.094  2.929  2.893  2.989  2.689  2.717  2.768  2.844  3.191  3.430  3.380
        Super-Off       2.735  2.564  2.502  2.462  2.444                              2.679  2.792  2.841

        Average         3.524  3.304  3.224  3.173  3.149  3.153  3.186  3.246  3.336  3.452  3.598  3.661   3.334

        Tier 3 Subsidy  0.000  0.000  0.000  0.000  0.000  0.000  0.000  0.000  0.000  0.000  0.000  0.000


        Note: Forecast based on HESI Base Case long term gas price forecast at Topock with 3% inflation per year.
        See Table 2.3 for annual average SRAC values.
        SRAC prices from January to April 1999 are actual.

                              Appendix Table D.2
 Southern California Edison SRAC Prices by Month and Time-of-Day, 1999 - 2001
                                 Cents per kWh

                               Jan           Feb           Mar           Apr           May           Jun           Jul
        1999
        On Peak                                                                                      3.657         3.693
        Mid Peak               3.342         3.090         2.953         3.026         3.123         2.596         2.594
        Off Peak               2.604         2.375         2.202         2.264         2.433         2.188         2.210
        Super-Off              2.129         1.968         1.881         1.927         1.989

        Average                2.743         2.536         2.424         2.483         2.563         2.566         2.592

        Tier 3 Subsidy         0.257         0.464         0.576         0.517         0.437         0.434         0.408

        2000
        On Peak                                                                                      4.253         4.296
        Mid Peak               4.027         3.808         3.717         3.658         3.631         3.018         3.017
        Off Peak               3.137         2.926         2.772         2.737         2.829         2.544         2.570
        Super-Off              2.565         2.425         2.367         2.330         2.312

        Average                3.305         3.125         3.050         3.002         2.980         2.984         3.015

        Tier 3 Subsidy         0.000         0.000         0.000         0.000         0.020         0.016         0.000

        2001
        On Peak                                                                                      4.354         4.399
        Mid Peak               4.126         3.900         3.807         3.746         3.718         3.090         3.089
        Off Peak               3.214         2.997         2.838         2.803         2.896         2.605         2.632
        Super-Off              2.628         2.484         2.424         2.385         2.368

        Average                3.386         3.201         3.124         3.074         3.051         3.055         3.087

        Tier 3 Subsidy         0.000         0.000         0.000         0.000         0.000         0.000         0.000



                                         Aug           Sep           Oct           Nov           Dec
        1999
        On Peak                         3.759         3.857
        Mid Peak                        2.773         2.794         3.408         3.544         3.616
        Off Peak                        2.249         2.307         2.585         2.773         2.740
        Super-Off                                                   2.170         2.257         2.303

        Average                         2.638         2.706         2.797         2.908         2.967

        Tier 3 Subsidy                  0.362         0.294         0.203         0.092         0.033

        2000
        On Peak                         4.377         4.496
        Mid Peak                        3.229         3.257         3.977         4.142         4.229
        Off Peak                        2.619         2.690         3.016         3.240         3.205
        Super-Off                                                   2.532         2.638         2.693

        Average                         3.072         3.155         3.263         3.399         3.470

        Tier 3 Subsidy                  0.000         0.000         0.000         0.000         0.000

        2001
        On Peak                         4.482         4.604
        Mid Peak                        3.306         3.336         4.073         4.243         4.333
        Off Peak                        2.682         2.754         3.090         3.320         3.284
        Super-Off                                                   2.594         2.702         2.760

        Average                         3.145         3.231         3.343         3.482         3.556

        Tier 3 Subsidy                  0.000         0.000         0.000         0.000         0.000

        Note: Forecast based on HESI short-term gas price forecast at Topock.
        SRAC prices from January to April 1999 are actual.

                                                                       EXHIBIT C



                         [GeothermEx, Inc. Letterhead]



                       INDEPENDENT REVIEW OF STEAM SUPPLY

                AND RESOURCE-RELATED CAPITAL AND OPERATING COSTS

                             COSO GEOTHERMAL FIELD






                                      for

                        CAITHNESS COSO FUNDING CORPORATION

                               New York, New York








                                       by

                               GeothermEx, Inc.
                              Richmond, California



                                   MAY 1999

                         [GeothermEx, Inc. Letterhead]


                                    CONTENTS


EXECUTIVE SUMMARY...................................................iv

1.  INTRODUCTION....................................................1-1

2.  STEAM SUPPLY....................................................2-1
     2.1  Introduction..............................................2-1
     2.2  Production................................................2-2
     2.3  Injection.................................................2-7
     2.4  Gases in Steam............................................2-8

3.  CAPITAL AND OPERATING COSTS.....................................3-1

Tables
Figures
Appendices
 Appendix A: Production Histories for Navy I Production Wells Appendix B: Production Histories for Navy II Production Wells Appendix C: Production Histories for BLM Production Wells Appendix D: Injection Histories for Navy I Injection Wells Appendix E: Injection Histories for Navy II Injection Wells Appendix F: Injection Histories for BLM Injection Wells

                         [GeothermEx, Inc. Letterhead]

                                 ILLUSTRATIONS

Table
-----
 2.1  H2S in Steam at Coso Wells

 3.1 Summary of Drilling, Gathering Systems and Workover Costs for the Coso Geothermal Project in Caithness financial projections

Figure
------
 1.1  Location of the Coso geothermal field, California

 1.2  Well location map, Coso geothermal field

 2.1  Coso MW forecast from Caithness financial projections

 2.2  Megawatts per well vs. time, Navy I

 2.3  Megawatts per well vs. time, Navy II

 2.4  Megawatts per well vs. time, BLM

 2.5  Total NCG/steam vs. time, Navy II well 15-17RD

 2.6  H2S/steam vs. time, Navy II well 15-17RD

 2.7  Comparison of Caithness and GeothermEx MW forecasts

 3.1  Planned drilling costs at Coso from Caithness financial projections

 3.2 Planned gathering system costs at Coso from Caithness financial projections

 3.3  Planned workover costs at Coso from Caithness financial projections

                         [GeothermEx, Inc. Letterhead]


                               EXECUTIVE SUMMARY

GeothermEx has been requested by Caithness Coso Funding Corporation ("Caithness") to conduct a due diligence review of the geothermal resource at the Coso Geothermal Field. This review has been conducted in connection with the re-financing of Caithness' recent acquisition of the Coso assets from CalEnergy Company, Inc. (CECI). The work by GeothermEx has consisted of:

   .   a review of the status of the steam supply from the geothermal field;

   .   a review of resource-related capital and operating costs; and

   . an assessment of the reasonableness of the forecasts of power production and resource-related costs as contained in Caithness' financial projections.

GeothermEx has acted as the independent geothermal engineer for the Coso projects (Navy I, Navy II, and BLM) since their initial financing in the late 1980s. Since 1993, GeothermEx has provided an annual independent assessment of the resource supply as a requirement of CECI's bond issue; the last such evaluation was prepared in June 1998.

Based upon this review, we have reached the following main conclusions:

   . The resource data supplied to us by Caithness appear reasonable based on our long familiarity with the Coso projects.

                         [GeothermEx, Inc. Letterhead]


   . The Coso geothermal reservoir has supplied steam to the installed plants for more than 10 years and has proven to be one of the most reliable geothermal reservoirs in the United States.

   . Geothermal energy reserves at Coso are more than sufficient to support the existing plants for 30 years. However, as in all geothermal fields, make-up well drilling will be necessary to maintain power output.

   . Development of leaseholds adjacent to the Caithness acreage is unlikely, and the possibility of any impact of offsetting development on the performance of the Caithness resource is remote.

   . The financial projections by Caithness show a combined generation capacity of about 264 net megawatts until year 2006 and declining thereafter. The forecasts of the generation decline trend after year 2006 made by Caithness are reasonable and very similar to the GeothermEx forecasts.

   . The well drilling and workover programs assumed in Caithness's financial projections are reasonable and should result in steam supply sufficient to maintain the generation capacity forecast in Caithness's financial projections.

   . Resource-related capital and operating costs assumed in Caithness's financial projections are reasonable and consistent with the historical trend and industry practice.

                         [GeothermEx, Inc. Letterhead]

In conducting the current review, GeothermEx has relied on resource and cost data supplied by Caithness; these data appear reasonable based on our long familiarity with the Coso projects. We have had numerous phone conversations with members of Caithness' technical and managerial staff to clarify questions relating to the data and to ensure that no significant resource issues have been overlooked.

The Coso reservoir has been operated profitably for more than 10 years, and has proven to be one of the most reliable geothermal reservoirs in the United States. In our previous assessments of the resource, we have repeatedly confirmed that the geothermal energy reserves at Coso are more than sufficient to support the three existing power plants for 30 years. However, in all geothermal fields, well productivity declines with time due to declines in reservoir pressure; generation capacity is maintained by drilling "make-up" wells to compensate for declining well productivity. Any decline in generation capacity at Coso will not be caused by a shortage of reserves, but by the economics of make-up well drilling in relation to the power price.

The financial projections presented by Caithness show the combined power generation at the Coso projects to be approximately 264 net megawatts (NMW) until 2006, declining thereafter at a rate of about 3.7% per year. The nearly constant generation level during 1999-2006 is to be maintained by make-up well drilling to compensate for declines in well productivity. After 2006, no make-up wells will be drilled, and therefore, generation will decline. We have forecast declines in steam supply based on decline curve analysis, a method that extrapolates the past trends in well productivity decline into the future. Caithness has conducted a similar decline curve analysis, which we have reviewed herein.

Caithness has assumed a harmonic decline trend in its analysis. This is a reasonable assumption. Geothermal wells in "two-phase" reservoirs (that is, reservoirs containing both hot water and

                         [GeothermEx, Inc. Letterhead]

steam) such as Coso often exhibit exponential declines in capacity during their first few years of operation, but later make a transition to a harmonic decline. Unlike exponential decline, where the decline rate remains constant with time, harmonic decline implies that the decline rate itself declines with time. GeothermEx's review of historical well capacities indicates that the wells at Coso are currently exhibiting harmonic declines. Also, there is still some spare capacity above the electromechanical limit of the plants. This spare capacity should allow a plateau of constant output for a year or so without drilling additional geothermal production wells, provided existing wells are maintained in good mechanical condition, which has generally been the case historically.

After 2006, the annual decline rate used in the financial projections is about 3.7% (harmonic). This is close to the decline rate of 4.1% (harmonic) starting in 2006 estimated by GeothermEx. The forecasts of generation decline trend after 2006 made by Caithness and GeothermEx differ by less than 5% throughout the 13-year period of declining generation.

Resource-related costs reviewed herein include those related to drilling new wells, connecting them to the gathering system (for wells drilled on pads with existing production wells) or extending the gathering system (for wells drilled
on new pads) and working over existing wells.   All projected costs are based on
1999 dollars and are escalated at 3% per year.

The historical drilling expenditures from 1995 to 1998 were in the range of $12 million to $15 million per year, with the exception of 1996, when drilling expenditures were about $2 million. Going forward, the financial projections include $6.5 million in drilling funds for 1999, about $4 million in 2000, $7 million in 2001, $10.5 million in 2002, and $7.5 to $8.5 million in 2003 - 2006.
No drilling is planned after 2006.

                         [GeothermEx, Inc. Letterhead]

The cost assumed in the financial projections for drilling a new well is $2.75 million in 1999, except for a BLM well to be drilled this year (see discussion below). Based on documents provided by Caithness, a total of six new wells were drilled in 1997 and 1998, with an average cost of $2.73 million and an average depth of approximately 9,000 feet. Considering that the average depths of future wells will be similar, the estimate of $2.75 million per well is reasonable. The average productivity of these wells was approximately 8 MW (gross); this includes the highly productive East Flank well 38B-9. Without 38B-9, the average productivity was approximately 5 MW (gross). Caithness has reasonably assumed an average 1999 productivity of 5.6 MW for new wells. The financial projections do not include any decline in the expected capacity of make-up wells; it remains at 5.6 MW throughout the project life. Realistically, this amount should be expected to decline according to the decline rate assigned to each area of the field; as few make-up wells are planned and the decline rate in well productivity is very small, the difference between the projections with and without declining the capacity of make-up wells is not significant.

Several production wells were redrilled in 1997 and 1998, at an average cost of $1.3 million, an average depth of 6,000 feet, and an average productivity of 3.2 MW (gross). No funds are allocated in the financial projections for production well redrills, as Caithness does not plan to redrill any existing production wells. However, Caithness reports that there is about $1.5 million per year in the O&M section of the budget, which will be used for well clean-outs and other
well maintenance.   Production well workovers are discussed below.  Two
injection well redrills are planned for 1999, and one injection well redrill per year is planned for years 2000 to 2006. The cost of injection well redrills in 1999 dollars is $1.2 million per well, which is reasonable.

In 1999, the drilling costs include injection well redrills in the BLM and Navy II areas ($1.2 million each), a purchase of new drill pipe ($150,000, allocated unequally between Navy II and BLM), drilling a slim exploration well in BLM North ($400,000), deepening the existing BLM

                         [GeothermEx, Inc. Letterhead]


North well 43-7 ($726,000) and drilling BLM North well 43A-7 ($2.9 million). The last is planned to a total depth of 10,000 feet, which is deeper than other planned wells at Coso, and accounts for its slightly greater cost.

One injection well redrill and one BLM production well (43B-7) are planned for
2000.   A total of 15 new wells are planned from 1999 through 2006, which equates to nearly 11 MW per year, using Caithness' assumption of no decline in the capacity of make-up wells. As indicated by drilling data provided by Caithness, six new wells were drilled in the last two years. Therefore, we would expect that two to three make-up wells would be needed each year to maintain production, unless the make-up wells have a higher-than-average capacity which is expected under Caithness' plans to drill in the East Flank area, a relatively undrilled portion of the resource that should prove more productive.

In addition to the cost of drilling a well, there are costs associated with connecting the well to the gathering system. In the case where a new well is drilled from a pad with existing production wells, the connection cost is assumed by Caithness to be $500,000; these are "pad pipelines," which are charged to the appropriate project. For wells drilled on new pads in the BLM North and East Flank areas, additional expenses will be incurred to extend the steam gathering pipelines; these are "trunk lines," which are shared equally between the projects. There are also expenses associated with low-pressure (LP) steam separation equipment included in this category in 1999. We have not independently estimated the costs of pipelines or LP separation equipment. The well connection costs are on the conservative side.

The assumptions page of the financial projections indicates a 1999 workover cost of $700,000 per well; however, discussion with Caithness revealed that $700,000 is budgeted for each unit, which is adequate for two to three workovers each year. This is escalated at 3% per year. Workovers

                         [GeothermEx, Inc. Letterhead]

are assumed to be needed throughout the life of the project. The workover costs and frequencies are reasonable.

                         [GeothermEx, Inc. Letterhead]


                                1. INTRODUCTION

GeothermEx has been requested by Caithness Coso Funding Corporation ("Caithness") to conduct a due diligence review of the geothermal resource at the Coso Geothermal Field. This review has been conducted in connection with the re-financing of Caithness' recent acquisition of the Coso assets from CalEnergy Company, Inc. (CECI). The work by GeothermEx has consisted of:

   .   a review of the status of the steam supply from the geothermal field;

   .   a review of resource-related capital and operating costs; and

   . an assessment of the reasonableness of the forecasts of power production and resource-related costs contained in the financial projections prepared by Caithness.

The Coso Geothermal Field is located about 150 miles northeast of Los Angeles in Inyo County, California (figure 1.1). Caithness recently took over operation of the field from CECI, and is the operator of three geothermal projects in the field: Navy I, Navy II, and BLM. Because Caithness has been a partner of CECI in the development and operation of the Coso field, Caithness's staff has long familiarity with this field. In addition, Caithness has retained most of the CECI employees who ran the Coso project.

Each of the three projects consist of three turbine-generator units and associated wells, pipelines and other surface facilities. For the purposes of assessing the available steam supply from the wells, the Navy I, Navy II, and BLM projects each have megawatt (MW) capacities of 80 MW. However, each project has plant facilities physically capable of generating about 90 net megawatts

                                      1-1

                         [GeothermEx, Inc. Letterhead]


(NMW) if sufficient steam is available from the wells, representing a total installed plant capacity of about 270 NMW. The capacity expressed in NMW is net of the power used by the plant facilities themselves ("parasitic power"). The Navy I and Navy II projects have single plant sites containing three turbine-generator units each. The BLM project has two plant sites: BLM East, with two turbine-generator units; and BLM West, with one turbine-generator unit. Figure
1.2 shows the three project areas with their respective plant sites and well locations.

The first turbine-generator unit at Navy I came on line in July 1987, and the
second and third units at Navy I came on line in December 1988.   All three
units of the Navy II power plant came on line in December 1989. The BLM East plant came on line in December 1988, and the BLM West plant came on line in August 1989. Since the plants came on line, make-up wells have been drilled to maintain or increase production, and the power plants have been modified to improve the efficiency of steam use. This has allowed the output of the plants to rise each year through 1996. The average fieldwide output over the past three years has been 260 NMW, including down time for plant maintenance. This represents a plant capacity factor of 96%, based on the electromechanical limit of 270 NMW, and 108% based on 240 MW.

GeothermEx has acted as the independent geothermal engineer for the Coso projects (Navy I, Navy II, and BLM) since their initial financing in the late 1980s. Since 1993, GeothermEx has provided independent annual evaluations of the resource supply for CalEnergy; the last such evaluation was prepared in June 1998.

In conducting the current review, GeothermEx has relied on resource and cost data supplied by Caithness. This data appear reasonable based on our long familiarity with the Coso projects. We have had numerous phone conversations with members of Caithness' technical and managerial staff to clarify questions relating to the data and to ensure that no significant resource issues have

                                      1-2

                         [GeothermEx, Inc. Letterhead]

been overlooked. Our review has focused on the geothermal resource and the operation of the wellfield; considerations pertaining to the plants have not been covered in this review.

Our review of the present and projected steam supply is described in detail in Chapter 2. Our review of present and projected capital costs for drilling and pipeline construction, as well as operating costs for workovers is presented in Chapter 3.

                                      1-3

                        [GeothermEx, Inc. Letterhead]

                                2.  STEAM SUPPLY

2.1 Introduction
    ------------

The geothermal reservoir at Coso consists of a fractured body of granitic rock with temperatures in the reservoir ranging from about 400(degrees) to 650(degrees)F. Since the early 1980s, approximately 150 wells have been drilled in the field, ranging in depth from 1,300 feet to 13,000 feet. About 57% of these wells have been commercially productive, another 18% have been used for injection, and the remaining 25% have been non-commercial. Of these 150 wells, 56 were drilled from 1991 through 1998, during which time the drilling success rate has been considerably higher. Of the 56 wells drilled in this period, only five have been non-productive, and the others have been used for production (33 wells) or injection (18 wells), indicating a drilling success rate of 91%.

The Coso reservoir has been operated at capacity and profitability for more than 10 years, and has proven to be one of the most reliable geothermal reservoirs in the United States. In our previous assessments of the resource, we have repeatedly confirmed that the geothermal energy reserves at Coso are more than sufficient to support the three existing power plants for 30 years. However, in all geothermal fields, well productivity declines with time due to declines in reservoir pressure; generation capacity is maintained by drilling "make-up" wells to compensate for declining well productivity. Any decline in generation capacity at Coso will not be caused by a shortage of reserves, but by the economics of make-up well drilling in relation to the power price.

There are two productive areas: the main reservoir, consisting of the western portions of the Navy I and Navy II areas and the northern portion of the BLM area; and the "East Flank," located in the eastern portion of the Navy I and Navy II areas. The main reservoir was the first part of the field to be developed and has the greatest concentration of wells, as can be seen in figure
1.2.  The

                                      2-1

                         [GeothermEx, Inc. Letterhead]

East Flank was developed later and was tied into the plants in 1994. There are pipelines allowing transfer of steam between projects, which allows flexibility in making use of available steam anywhere in the field. To date, each project has relied primarily on steam from wells within its own boundaries and has consistently maintained a steam supply in excess of that required for nominal generation. Leases offsetting the Caithness acreage do not appear to have significant resource potential. It is unlikely that development of these offsetting leases will occur, so the risk of any impact from offsetting development on the performance of the Caithness leases is negligible.

Within the main reservoir, the hottest temperatures are located at BLM West. However, the flow capacity of the reservoir rock (that is, the ability of the rock to transmit fluids) generally increases from BLM West northward (toward Navy II and Navy I) and eastward (toward BLM East). The resource is generally deeper at BLM and becomes progressively shallower to the north; on the East Flank, the reservoir is hotter and deeper, similar to the reservoir at BLM West.

2.2  Production
     ----------

Most of the wells at Coso produce a mixture of steam and boiling water. The steam is separated from the water and used to generate electricity at the plants. The separated water is returned to the reservoir by injection wells. The steam at the power plants is condensed to water (or "condensate") downstream of the turbines, and a portion of this condensate is also injected. Because some of the condensate is lost to evaporation in the cooling towers, not all of the mass from the production wells is returned to the reservoir. To some extent, this loss of mass is replaced by a natural inflow of groundwater (or "recharge"). However, as is commonly the case in geothermal projects using this type of plant technology, the rate of recharge at Coso has been less than the rate of mass lost to evaporation.

                                      2-2

                         [GeothermEx, Inc. Letterhead]

As a result, reservoir pressures have decreased, and the flow rates of most of the wells have declined. In addition, lower pressures have induced boiling in the reservoir, resulting in the formation of a vapor zone (or "steam cap") in the upper portions of the reservoir. As a consequence, many of the wells have produced higher proportions of steam over time, and some wells have "dried out" completely (that is, they have begun producing dry steam). These changes in the geothermal reservoir are not unusual or unique to Coso, and additional drilling and optimizing the location of injection has successfully compensated for them in the past. Still, some decline in steam production is to be expected and is considered normal for a development of this type.

The Caithness financial projections shows combined power generation at the Coso projects maintaining a level of about 264 MW through 2006 and declining about 3.7% per year thereafter (figure 2.1). Production is to be maintained by drilling make-up wells until 2006. The decline occurring thereafter reflects the anticipated gradual decrease in the amount of steam available from the wells.

Decline rates are determined by analyzing the historical behavior of the project wells. The field operator has evaluated the capacity of each of the wells on a quarterly basis since the projects started up; the capacities represent each well's best consistent performance during the evaluation period. Because the performance of individual wells is affected by the flow from other wells in the gathering system, flow rates from each well have varied in the course of routine operations. For instance, taking one well off line for maintenance work can cause higher flow rates from other wells that share the same pipeline. The variation in the flow rates of individual wells is illustrated in plots of actual performance at Navy I, Navy II, and BLM (Appendices A, B, and C, respectively).

                                      2-3

                         [GeothermEx, Inc. Letterhead]

In its annual reports on the Coso project, GeothermEx has used essentially the same methodology in estimating well capacities based on recent performance. Although estimates for individual wells have differed, GeothermEx's annual assessments of resource supply for each project (based on the sum of individual well capacities) have consistently matched the field operator's estimates within a few megawatts. For this reason, GeothermEx feels that operator's historical well capacity estimates are a reasonable basis for decline curve analysis, and have used them for that purpose in this study. The estimates for each well were summed for each of the three projects. These sums were then divided by the by the number of wells to achieve an estimate of average megawatt capacity per well for each project. This averaged megawatt capacity was then plotted versus time. The plots for Navy I, Navy II, and BLM are shown in figures 2.2 through 2.4.

Geothermal wells in "two-phase" reservoirs (that is, reservoirs containing both hot water and steam) often exhibit exponential declines in capacity during their first few years of operation, but later make a transition to a harmonic decline. Unlike exponential decline, where the decline rate remains constant with time, harmonic decline implies that the decline rate itself declines with time. In each case, the projects showed initial exponential declines in the range of 20 to 30% per year, followed by a transition to harmonic decline rates starting in early 1992.

Figure 2.2 shows the historical average megawatt capacity for wells in the Navy I area. In mid-1995, the average capacity of Navy I wells actually rose, apparently reflecting the effects of drying out of several wells in the shallower portion of the reservoir. Another increase in average capacity occurred in 1998, when new East Flank wells were tied into the gathering system. As shown in figure 2.2, the decline rate in productivity of the Navy I wells since January 1992 can be approximately fitted to a 3.4% initial harmonic trend.

                                      2-4

                         [GeothermEx, Inc. Letterhead]

At Navy II (figure 2.3), the data since 1992 can be approximately matched by a harmonic decline rate starting at 6.4%. At BLM (figure 2.4), well productivity decline since 1995 can be matched approximately to a 16% initial harmonic decline rate. It should be noted that between 1992 and mid-1995, the decline rate at BLM was gentler. The cause of the steepened decline since mid-1995 is not certain, but appears to be related to breakthrough of water from certain injection wells to offsetting production wells in the BLM West area. The configuration of injection wells in BLM West has been changed since 1992, and the decline rate appears to be moderating.

The fieldwide transition from high exponential rates to moderate harmonic decline rates in 1992 may represent an increase in the amount of recharge in response to the decline in reservoir pressure. This hypothesis is consistent with changes in the chemistry of produced steam over time. As part of the current review, GeothermEx has investigated trends in the concentrations of hydrogen sulfide (H2S) and total non-condensible gas (NCG) in Coso steam. These trends are discussed in section 2.4, but in the context of productivity decline curves, it is interesting to note that a large proportion of the Coso wells showed an initial steep decline in the concentrations of H2S and total NCG, followed by a transition to much more gradual declines or steady concentrations. Figures 2.5 and 2.6 show the typical pattern in H2S and NCG concentrations from a representative well at Navy II. The timing of this fieldwide transition in gas concentrations coincides with the start of harmonic declines in well capacities in 1992. This suggests that the transition reflects the same underlying reservoir process, that is, the depletion of the fluids initially present in the reservoir and the onset of production of a greater proportion of recharge fluid with relatively low gas concentrations from surrounding areas.

For the purposes of this review, GeothermEx has used the estimated well capacities based on its assessment of June 1998 as the starting point for its forecast of power generation. To convert the gross capacities to net megawatts, GeothermEx has assumed parasitic loads to be 10% of the

                                      2-5

                         [GeothermEx, Inc. Letterhead]


gross megawatt output, which is consistent with the historic performance of the Coso plants. GeothermEx has also assumed a plant capacity factor of 96% to allow for plant down time, based on the ratio of the field's average net megawatt output for the past three years (260 NMW) to the electromechanical limit of the plants after parasitic loads (270 NMW). The plant capacity factor is approximately 108% if the average net megawatts produced is compared to the rated capacity of the plants (240 MW). With these adjustments, the combined net megawatt capacity of the Coso projects as of mid-1996 was 273.5 NMW. This represents a spare capacity of 11 NMW over the field's actual output of 262.5 NMW in 1996.

This amount of spare capacity should allow a plateau of constant output for a year or so, provided existing wells are maintained in good mechanical condition which has generally been the case historically. New wells planned for the future will be drilled in relatively undeveloped portions of the reservoir, such as the BLM North area (located west of Navy I and Navy II on acreage formerly leased to the Los Angeles Department of Water and Power) and the northern portion of the East Flank. As discussed further in Chapter 3, the projected drilling costs in the financial projections are sufficient to drill two wells per year from 1999 to 2006.

Figure 2.7 shows a comparison of GeothermEx's power generation forecast based on decline curve analysis with the power generation forecast in the financial
projections.   GeothermEx's forecast of power generation assumes a 4.1% harmonic decline starting in 2006. The choice of this decline rate is explained below. As discussed earlier, the current decline trends of Navy I and Navy II wells could be approximately fitted to harmonic decline trends of 3.4% and 6.4%, respectively, starting in January 1992. Similarly, the decline trend of the BLM wells could be fitted to a harmonic decline trend of 16% starting in mid-1995. However, since the decline rate itself declines with time in the case of harmonic decline, these rates would be considerably lower by 2006.

                                      2-6

                         [GeothermEx, Inc. Letterhead]

We estimate harmonic decline rates (as of January, 2006) of 2.4%, 3.5% and 6.4% for Navy I, Navy II and BLM, respectively. Since these plants all have approximately the same net generation, it is reasonable to estimate an arithmetic average decline rate, which is 4.1%. In figure 2.7, the trend according to GeothermEx's forecast is compared to that of Caithness, which lies essentially parallel to and within 1 to 5% of GeothermEx's forecast. This similarity between the two forecasts is remarkable considering that Caithness's forecast was based on separate estimates of decline rates from six sub-areas within the Coso field (Navy I West, Navy I East, Navy II West, Navy II East, BLM East and West, and BLM North) compared to decline trend estimates for three sub-areas into which the field was divided (Navy I, Navy II and BLM) in preparing GeothermEx's forecast. We believe that Caithness's forecast is reasonable because it is very similar to our independent forecast.

2.3  Injection
     ---------

The Coso projects currently have spare injection capacity to dispose of produced water and steam condensate. Several injection wells are idle or under-utilized, particularly at Navy I where many of the production wells have dried out. Plots of individual injection well histories for the Navy I, Navy II, and BLM projects are included in Appendices D, E, and F, respectively. Wellhead pressures on active injectors are generally less than 150 pounds per square inch gauge
(psig). Some of the wellhead pressures in the plots show higher values when injection rates are low or zero. This is because some injection wells fill with a column of vapor (steam and NCG) when the rate of injection gets too low. In this vapor-filled condition, these wells show pressures at the wellhead which reflect the high pressures of the reservoir. However, once injection is started again with a high-pressure pump, wellhead pressures typically fall, and the wells again become capable of taking injection water.

                                      2-7

                         [GeothermEx, Inc. Letterhead]

Some injection wells (particularly on Navy II and BLM) have been affected by the formation of silica scale. Produced water is treated with sulfuric acid at several locations in the field to control this scale in surface pipelines and in injection wells. There has also been some success in using hydrofluoric acid stimulations to restore the injectivity of wells that have been damaged by silica scale. In the event of a sudden mechanical problem in an injection well, it is possible to divert injection water through temporary lines to idle injection wells until the problem well can be repaired or replaced.

The new low-pressure steam separation systems present some possibility of silica-scaling in the separators, injection lines and injection wells, because the low-pressure steam separation results in considerable over-saturation of silica. To mitigate this scaling, the operator has been testing acidification of the liquid phase and plans to use this method to control silica scale. Acidification for scale control has been successfully used at other geothermal projects, and it is reasonable to expect that it will be successful at Coso.

Properly controlled addition of acid should not result in undue corrosion, and should provide a significant level of protection to the injection wells. However, we cannot predict just what the remaining scaling effect on the injection wells will turn out to be, or the frequency of re-drills or workovers that could be needed to relieve the effects of downhole scale deposition.

2.4  Gases in Steam
     --------------

Historical trends of the hydrogen sulfide (H2S) and the total non-condensible gases (NCG) in steam have been examined by comparing measurements done since June 1996 with graphs and detailed tabulations that were compiled in 1997. Gas concentration trends bear a relationship to reservoir processes, and the H2S component is of particular interest because releases of H2S to the

                                      2-8

                         [GeothermEx, Inc. Letterhead]


atmosphere are regulated by the government and so H2S must be removed from the other gases that are released.

Table 2.1 is a summary of the H2S concentration at mid-year at each well, from 1990 through 1998. The status of the H2S trend (stable, decreasing, increasing) as of mid-1998 is indicated, along with an abbreviated description of the overall trend during the production history of the well. Total NCG content in steam is not separately tabulated, but trends of total NCG tend to correlate closely with trends of H2S.

As of June 1998, nearly all wells had stable or nearly stable gas concentrations. H2S was decreasing or possibly decreasing at 16 wells, and possibly increasing at only three wells. Gases at BLM East and BLM West wells remained particularly stable with one well decreasing and three possibly
decreasing.   Most Navy I wells were stable, with three decreasing and three possibly increasing, but none changing rapidly. At Navy II wells, the gases were stable in about 2/3 of the cases, and decreasing in about 1/3 of the cases. The highest concentrations of H2S occur in BLM West, and in the wells on the East Flank.

The currently stable and decreasing gas concentrations follow earlier instabilities and transient conditions. By 1996, it was established that most wells with high initial NCG concentrations had shown rapid decreases in these concentrations; then, commonly in 1991 or 1992 (1992-3 in the BLM areas), there was a distinct break in slope to stable conditions or a more gentle and linear decline trend.

In summary, current trends of gases in Coso steam are either stable of gently decreasing, and it is unlikely that there will be any significant increase in the concentrations of H2S or total NCG in Coso steam in the future.

                                      2-9

                         [GeothermEx, Inc. Letterhead]


                        3.  CAPITAL AND OPERATING COSTS

Resource-related costs reviewed herein include those related to drilling new wells, connecting them to the gathering system (for wells drilled on pads with existing production wells) or extending the gathering system (for wells drilled on new pads) and working over existing wells. Figures 3.1, 3.2 and 3.3 show the costs in these three categories as provided by Caithness, including both historical data from 1995 through 1998 and projections for 1999 through 2009. Also included in either the drilling or gathering system costs are the costs of building low-pressure separators to enable the use of low-pressure steam. Projected costs for the three projects are summarized in table 3.1. All projected costs are based on 1999 dollars and are escalated at 3% per year.

As illustrated in figure 3.1, historical drilling expenditures from 1995 to 1998 were in the range of $12 million to $15 million per year, with the exception of 1996, when drilling expenditures were about $2 million. Going forward, the financial projections include $6.5 million in drilling funds for 1999, about $4 million in 2000, $7 million in 2001, $10.5 million in 2002, and $7.5 to $8.5 million in 2003 - 2006. No drilling is planned after 2006. The number of new wells to be drilled each year and injection well redrills, which together make up the drilling costs, are included in table 3.1.

The cost assumed in the financial projections for drilling a new well is $2.75 million in 1999, except for a BLM well to be drilled this year (see discussion below). Based on documents provided by Caithness, a total of six new wells were drilled in 1997 and 1998, with an average cost of $2.73 million and an average depth of approximately 9,000 feet. Considering that the average depths of future wells will be similar, the estimate of $2.75 million per well is reasonable. The average productivity of these wells was approximately 8 MW (gross); this includes the highly

                                      3-1

                         [GeothermEx, Inc. Letterhead]

productive East Flank well 38B-9. Without 38B-9, the average productivity was approximately 5 MW (gross). Caithness has reasonably assumed an average 1999 productivity of 5.6 MW for new wells. The financial projections do not include any decline in the expected capacity of make-up wells; it remains at 5.6 MW throughout the project life. While this amount should be expected to decline according to the decline rate assigned to each area of the field (see Chapter
2), as few make-up wells are planned and the decline rate in well productivity is very small, the difference between the projections with and without declining the make-up wells is not significant.

Several production wells were redrilled in 1997 and 1998, at an average cost of $1.3 million, an average depth of 6,000 feet, and an average productivity of 3.2 MW (gross). No funds are allocated in the financial projections for production well redrills, as Caithness does not plan to redrill any existing production wells. However, Caithness reports that there is about $1.5 million per year in the O&M section of the budget, which will be used for well clean-outs and other
well maintenance.   Production well workovers are discussed below.  One
injection well redrill per year is planned, with a 1999 cost of $1.2 million per well, which is reasonable.

In 1999, the drilling costs include an injection well redrill in the BLM and Navy II areas ($1.2 million each), a purchase of new drill pipe ($150,000, allocated unequally between Navy II and BLM), drilling a slim exploration well in BLM North ($400,000), deepening of the existing BLM North well 43-7 ($726,000) and drilling BLM North well 43A-7 ($2.9 million). The last is planned to a total depth of 10,000 feet, which is deeper than other planned wells at Coso, and accounts for its slightly greater cost.

One injection well redrill and one BLM production well (43B-7) are planned for
2000 (table 3.1).   A total of 15 new wells are planned from 1999 through 2006, which equates to nearly 11 MW per year, using Caithness' assumption of no decline in the capacity of make-up wells. As indicated by

                                      3-2

                         [GeothermEx, Inc. Letterhead]

drilling data provided by Caithness, which are reflected in the costs in figure 3.1, six new wells were drilled in the last two years. Therefore, we would expect that two to three make-up wells would be needed each year to maintain production, unless the make-up wells have a higher-than-average capacity which is expected under Caithness' plan to drill in the East Flank area.

In addition to the cost of drilling a well, there are costs associated with connecting the well to the gathering system. In the case where a new well is drilled from a pad with existing production wells, the connection cost is assumed by Caithness to be $500,000; these are "pad pipelines," which are charged to the appropriate project. For wells drilled on new pads in the BLM North and East Flank areas, additional expenses will be incurred to extend the steam gathering pipelines as indicated in table 3.1; these are "trunk lines,"
which are shared equally between the projects.   There are also expenses
associated with additions or modifications to the steam separation equipment included in this category in 1999 and 2006. The projected gathering system costs are included in table 3.1 and figure 3.2. We have not independently estimated the costs of pipelines or LP separation equipment. The well connection costs are on the conservative side.

The assumptions page of the financial projections indicates a 1999 workover cost of $700,000 per well; however, discussion with Caithness revealed that $700,000 is budgeted for each unit, which is adequate for approximately two workovers each year. This is escalated at 3% per year. The workover costs and frequencies are reasonable. Workovers are assumed to be needed throughout the life of the project; the escalation of workover costs is shown in table 3.1 and figure 3.3.

                                      3-3

                    Table 2.1:  H2S in Steam at Coso Wells

                  H2S in Steam (parts per million by weight - ppmw) /a/
              ----------------------------------------------------------  Status
              June   June  June  June   June   June   June   June   June   June            Historical
 Well No.     1990   1991  1992  1993   1994   1995   1996   1997   1998   1998 /b/     Trend to mid-96 /c/
---------    ------  ----  ----  ----   ----   ----   ----   ----   ----   ----         ---------------
Navy 1
------------------------------------------------------------------------
     66-6                                                             30   insuff             insuff
     68-6                                       200    200    135    130   S-D                insuff
     78-6      130   110   110    110    110    110    110    105    100   S                    s
    78A-6       50    40    40    100    170    170    150           160   S                d-i(6/92)
    78B-6                         110     90     90    100     90    105   S                    s
     43-7                                                            340   insuff
     52-7       90    60    45     80    150    170    180    185    185   S                d-i(6/93)
    52A-7            110   140    130    150    190    195    220    225   I?                  i-s
    52B-7                  160    140    140    140    140    175    180   S-I                 d-s
     61-7       40    30    25     80    130    140    150    160    180   I                d-i(6/92)
    61A-7       45    55    80    110    150    170    170    180    180   I?                   i
     63-7       70    70    70     60     65     75     85     90     95   S                    s
    63A-7       40    40    25     25     50     50     50     60     90   I?               d-i(6/92)
    63B-7       40    30                         55     60     65    100   I                    s
     66-7                  250    200    175    175    150    140    115   D                    d
    66A-7                          50     80    100    120    120     55   S?                   i
     71-7       70   110   125    150    160    180    175    175    180   S                    i
    71A-7      100   120   130    150    190    200    200    215    215   S                    i-s
    71B-7             80                  80    100    100     95    130   S?               d-i(6/93)
     73-7       20    20    20    120     90     90     90     90     90   S             s-(jump 6/92)
    73A-7       50    65    75     75     80     90    100     90    100   S                    i
     75-7      225   150   125    120    120    120    120    105     95   D?               d-s(6/92)
    75A-7      200   140   125    115    115    110    110     95     85   D?               d-s(6/92)
    75B-7            100   100    100    100    100    100     85     75   D                    s
     76-7      170   120   110    110    100    100    110     90     40   D                d-s(6/91)
    76A-7       75    75                         75    100    100          S?               s (irreg.)
    76B-7      140   110   100    110    110    100    100     95    110   S                   d-s
     77-7      150   100   100    100    100    100     90     80     85   S-D              d-s(6/91)
     78-7      300   200   175    150    125    125    125    125    165   S?               d-s(6/91)
     87-7                  100     75     75     75     50     45     50   S                d-s(6/92)
    87A-7                                100    100    100    100    125   S                    s
    15A-8      225   125   100    100     90     90     90     80     80   S                d-s(3/92)
  16A-8RD      125   140   130    120    110    115    120    100     90   S-D              d-s(6/93)
     24-8      100         120    125    125    125    120     95    100   S                    s
     47-8                         130    100     80     80     80     90   S                   d-s
  47A-8RD                  150    150    100     95     95    105    115   S                   d-s
    34A-9                               1050   1050                                           insuff
     38-9                                       500   1000   1000    500   S?                 insuff
    38A-9                                                     630          insuff             insuff

Navy 2
------------------------------------------------------------------------
     78-7      300   200   175    150    125    125    125                 insuff           d-s(6/91)

    22-16                        1400   1000    900    850    800    800   S                    d
    51-16                                600    600    600    570    530   D?               irregular
   51A-16                                900    850    600    720    630   S               insuff. data
    64-16                  600    450    400                         240   D?              insuff. data
   83A-16                         700    500    400    350    450    325   S?                   d
   83B-16                         325    250    225           320    140   D                    d


                    Table 2.1:  H2S in Steam at Coso Wells

              ---------------------------------------------------------------------------------------------
                  H2S in Steam (parts per million by weight - ppmw) /a/
              ----------------------------------------------------------  Status
              June   June  June  June   June   June   June   June   June   June            Historical
 Well No.     1990   1991  1992  1993   1994   1995   1996   1997   1998   1998 /b/     Trend to mid-96 /c/
---------    ------  ----  ----  ----   ----   ----   ----   ----   ----   ----         ---------------
  15-17RD      430   300   260    230    210    200    180    140    175   S                 d-s(12/91)
 15A-17RD      350   290   250    210    170    190    210    170    160   S-D               d-s(3/94)
    37-17                  150    120    150    140    120    115    120   S                    s-d
   37A-17      200   110   110     90     80     70     80     70     80   S                 d-s(6/91)
   37B-17      175         125    140    150           140           100   S?                    s
   58A-18                                                            210   insuff
   58B-18                                                            290   insuff

  63-18RD      375   240   170    150    130    100    100     95    120   S                 d-s(12/91)
   63A-18      500   300   180    180    180    130    140           105   S                 d-s(6/92)
   63B-18      200   150   110    100    100    100                        insuff            d-s(6/92)
    65-18      650   430   400    375    320    330    350    325    235   D?                d-s(12/91)
   65A-18      900   500   450    500    375    375    375    360    270   D?                d-s(6/92)
    72-18      175    80    50     45     45                               insuff            d-s(6/92)
   72A-18      175   100    70     50     60            80     95     25   D?                d-s(6/92)
   72B-18      200   100    75     60     60     60     60     85     45   D?                d-s(6/92)
   72C-18      200   100    80     70     75     65     65    120     75   S                 d-s(6/92)
  73-18RD      400   150   100    100     80     80     80     65     60   S                 d-s(6/92)
   73A-18      400   200   180    175    160    150    150    130          S                 d-s(12/91)
    76-18      900   600   400    350    350    300    250    400    200   S-D               d-s(6/92)
   76A-18      650   400   350    300    270    240    200    320    140   D                 d-s(6/91)
    81-18      170   125   100    100    100    100    100     90    110   S                 d-s(6/92)
 81A-18RD                                                             70   insuff
------------------------------------------------------------------------
BLM East
------------------------------------------------------------------------
    16-20                          60     55     50     50     40     35   S                 d-s(6/93)
   16A-20                  600    650    500    520    510    510    500   S                 d-s(6/94)
   16B-20                         175    200    225    250    210    235   S                     s
    24-20      150   150   150    150    150    125    125    125          S                     s
   24A-20      150         100    100     90     80     70                 insuff            d-s(6/93)
   24B-20       80    60    45     50     65     85            60          S?                    s
    32-20      220   140   125    110    100    100    100    100    125   S                 d-s(6/93)
   32A-20            150    80     25     25     25     25     20     20   S                 d-s(12/92)
    34-20      150   110   110     75     60     60     60                 insuff            d-s(6/93)
   34A-20      110    80    60     40     60     50     60                 insuff            d-s(6/92)
    35-20      150   160   150     50     50     40     40     40          S                 d-s(6/93)
   35A-20      100    60    20     20                                                        d-s(12/91)
 35A-20RD                                        40     25     25     10   D?                  insuff
   35B-20             35    25     25     25     25     20     20      5   D?                    s
------------------------------------------------------------------------

                    Table 2.1:  H2S in Steam at Coso Wells

                      H2S in Steam (parts per million by weight - ppmw) /a/
              ------------------------------------------------------------------   Status
              June    June   June   June    June    June    June    June    June    June             Historical
 Well No.     1990    1991   1992   1993    1994    1995    1996    1997    1998    1998 /b/     Trend to mid-96 /c/
---------    ------   ----   ----   ----    ----    ----    ----    ----    ----    ----         -------------------
BLM West
--------------------------------------------------------------------------------
  23-19RD                    1050    850     750    700     700      930     830      S               d-s(5/94)
    33-19     1400    1000    900    800     600    600     600      620     500      S-D             d-s?(6/94)
 72A-19RD                                                   400      500     500      S
   72B-19                                                   500      430     340      D               insuff
    73-19     1200     900    300    400     700    500     400      410     370      D               d(irreg.)
    74-19      900     700    600    350     350    400     450      600     580      S?              d-s(6/93)
   74A-19      500     325    300    275     260    250     250      230     250      S               d-s(6/91)
 74B-19RD      400     300    270    250     250    250     250      230     270      S               d-s(6/91)
    81-19      800     700    600    500     425    425     475      580     570      S?              d-s(6/93)
 81A-19RD                     100     30      40     40      40              160      I?              d-s(6/93)
   81B-19                                    150                             150      S?
   33A-19                                                           1300    1200      S?
   33B-19                                                            410     310      D?
--------------------------------------------------------------------------------

Notes:(a) H2S concentration in bold italics is the highest level.
          H2S concentration in bold is the lowest level.

      (b) Status June 1998        D = decreasing
                                  S = stable
                                  I = increasing
                                  ? = no data or very uncertain
                                      Combined symbols indicate uncertain
                                      condition; e.g.,
                                      S-D = stable or decreasing

      (c) Historical Trend        d = decreasing
          (shown only if there    s = stable
          is a distinct pattern)  i = increasing
                                  d-s = decreasing then stable
                                  d-s (date) = strong decrease followed by
                                      gentle decrease or stable; date
                                      indicates approximate break in slope
                                  d-i (date) = decreasing, followed by
                                      increase; date indicates start of increase

  Table 3.1:  Summary of Drilling, Gathering System and Workover Costs for the
                 Coso Geothermal Project in Caithness pro forma

                               Drilling                                Gathering System                        Workover
                    --------------------------------------------------------------------------
                                                  Cost                                            Cost           Budget
 Year     Project        Summary               ($1,000s)                Summary                ($1,000s)       ($1,000s)
========================================================================================================================
1999      Navy I                                            1/3 of each: East Flank LP
                                                            system; 43-7 trunk line; safety
                    None                           0        platforms                              1,248          700
       -----------------------------------------------------------------------------------------------------------------
          Navy II                                           1/3 of each: East Flank LP
                    Injection well redrill;                 system; 43-7 trunk line; safety
                    1/5 of drill pipe costs     1,225       platforms                              1,248          700
       -----------------------------------------------------------------------------------------------------------------
          BLM       deepen 43-7; drill                      1/3 of each: East Flank LP
                    43A-7; injection well                   system; 43-7 trunk line; safety
                    redrill; slim                           platforms, plus BLM LP
                    exploration hole; 4/5                   system; tie-in 43-7, 43A-7 and
                    of drill pipe costs         5,351       46-19RD                                3,248          700
------------------------------------------------------------------------------------------------------------------------
2000      Navy I    None                           0        None                                      0           721
       -----------------------------------------------------------------------------------------------------------------
          Navy II   Injection well redrill      1,224       None                                      0           721
       -----------------------------------------------------------------------------------------------------------------
          BLM       Drill well 43B-7            2,918       Tie-in well 43B-7                        531          721
------------------------------------------------------------------------------------------------------------------------
2001      Navy I    Injection well redrill      1,249       None                                      0           743
       -----------------------------------------------------------------------------------------------------------------
          Navy II   None                           0        None                                      0           743
       -----------------------------------------------------------------------------------------------------------------
          BLM                                               Tie-in 43C-7 and 45-7; 45-7
                    Drill 43C-7 and 45-7        6,010       pad pipeline                           1,639          743
------------------------------------------------------------------------------------------------------------------------
2002      Navy I    None                           0        1/3 Navy II/BLM trunk line               563          765
       -----------------------------------------------------------------------------------------------------------------
          Navy II   Drill 22A-16 and                        1/3 Navy II/BLM trunk line plus
                    22B-16                      6,190       tie-in 22A-16 and 22B-16               1,688          765
       -----------------------------------------------------------------------------------------------------------------
          BLM       Injection well redrill;                 1/3 Navy II/BLM trunk line plus
                    drill well 46A-7            4,369       tie-in 46A-7                           1,126          765
------------------------------------------------------------------------------------------------------------------------

                                                            Page 1 of 4

                               Drilling                                Gathering System                        Workover
                    --------------------------------------------------------------------------
                                                  Cost                                            Cost           Budget
 Year     Project        Summary               ($1,000s)                Summary                ($1,000s)       ($1,000s)
========================================================================================================================
2003      Navy I    None                           0        1/3 Navy I/Navy II trunk line            386          788
       -----------------------------------------------------------------------------------------------------------------
          Navy II   Injection well redrill      1,299       1/3 Navy I/Navy II trunk line            386          788
       -----------------------------------------------------------------------------------------------------------------
          BLM                                               1/3 Navy I/Navy II trunk line
                    Drill 66A-6 and                         plus tie-in 66A-6 and 66B-6;
                    66B-6                       6,376       66-6 pad pipeline                      2,415          788
------------------------------------------------------------------------------------------------------------------------
2004      Navy I    Drill 38C-9; injection
                    well redrill                4,635       Tie-in 38C-9                             597          812
       -----------------------------------------------------------------------------------------------------------------
          Navy II   None                           0        None                                       0          812
       -----------------------------------------------------------------------------------------------------------------
          BLM       Drill 66B-6                 3,284       Tie-in 66B-6                             597          812
------------------------------------------------------------------------------------------------------------------------
2005      Navy I    None                           0        None                                       0          836
       -----------------------------------------------------------------------------------------------------------------
          Navy II   None                           0        None                                       0          836
       -----------------------------------------------------------------------------------------------------------------
          BLM       Injection well redrill;                 Tie-in 48-7 and 48B-7; 48-7
                    drill 48-7 and 48B-7        8,143       pad pipeline                           1,845          836
------------------------------------------------------------------------------------------------------------------------
2006      Navy I    None                           0        Separator modifications                  950          861
       -----------------------------------------------------------------------------------------------------------------
          Navy II   Injection well redrill      1,406       None                                       0          861
       -----------------------------------------------------------------------------------------------------------------
          BLM       Drill 48B-7 and                         Tie-in 48B-7 and 88A-1; 88-1
                    88A-1                       6,967       pad pipeline                           2,438          861
------------------------------------------------------------------------------------------------------------------------
2007      Navy I    None                           0        None                                       0          887
       -----------------------------------------------------------------------------------------------------------------
          Navy II   None                           0        None                                       0          887
       -----------------------------------------------------------------------------------------------------------------
          BLM       None                           0        None                                       0          887
------------------------------------------------------------------------------------------------------------------------
2008      Navy I    None                           0        None                                       0          913
       -----------------------------------------------------------------------------------------------------------------
          Navy II   None                           0        None                                       0          913
       -----------------------------------------------------------------------------------------------------------------
          BLM       None                           0        None                                       0          913
------------------------------------------------------------------------------------------------------------------------

                                                            Page 2 of 4

                               Drilling                                Gathering System                        Workover
                    --------------------------------------------------------------------------
                                                  Cost                                            Cost           Budget
 Year     Project        Summary               ($1,000s)                Summary                ($1,000s)       ($1,000s)
========================================================================================================================
2009      Navy I    None                           0        None                                       0          941
       -----------------------------------------------------------------------------------------------------------------
          Navy II   None                           0        None                                       0          941
       -----------------------------------------------------------------------------------------------------------------
          BLM       None                           0        None                                       0          941
------------------------------------------------------------------------------------------------------------------------
2010      Navy I    None                           0        None                                       0          969
       -----------------------------------------------------------------------------------------------------------------
          Navy II   None                           0        None                                       0          969
       -----------------------------------------------------------------------------------------------------------------
          BLM       None                           0        None                                       0          969
------------------------------------------------------------------------------------------------------------------------
2011      Navy I    None                           0        None                                       0          998
       -----------------------------------------------------------------------------------------------------------------
          Navy II   None                           0        None                                       0          998
       -----------------------------------------------------------------------------------------------------------------
          BLM       None                           0        None                                       0          998
------------------------------------------------------------------------------------------------------------------------
2012      Navy I    None                           0        None                                       0        1,028
       -----------------------------------------------------------------------------------------------------------------
          Navy II   None                           0        None                                       0        1,028
       -----------------------------------------------------------------------------------------------------------------
          BLM       None                           0        None                                       0        1,028
------------------------------------------------------------------------------------------------------------------------
2013      Navy I    None                           0        None                                       0        1,059
       -----------------------------------------------------------------------------------------------------------------
          Navy II   None                           0        None                                       0        1,059
       -----------------------------------------------------------------------------------------------------------------
          BLM       None                           0        None                                       0        1,059
------------------------------------------------------------------------------------------------------------------------
2014      Navy I    None                           0        None                                       0        1,091
       -----------------------------------------------------------------------------------------------------------------
          Navy II   None                           0        None                                       0        1,091
       -----------------------------------------------------------------------------------------------------------------
          BLM       None                           0        None                                       0        1,091
------------------------------------------------------------------------------------------------------------------------
2015      Navy I    None                           0        None                                       0        1,123
       -----------------------------------------------------------------------------------------------------------------
          Navy II   None                           0        None                                       0        1,123
       -----------------------------------------------------------------------------------------------------------------
          BLM       None                           0        None                                       0        1,123
------------------------------------------------------------------------------------------------------------------------

                                                            Page 3 of 4

                               Drilling                                Gathering System                        Workover
                    --------------------------------------------------------------------------
                                                  Cost                                            Cost           Budget
 Year     Project        Summary               ($1,000s)                Summary                ($1,000s)       ($1,000s)
========================================================================================================================
2016      Navy I    None                           0        None                                   0            1,157
       -----------------------------------------------------------------------------------------------------------------
          Navy II   None                           0        None                                   0            1,157
       -----------------------------------------------------------------------------------------------------------------
          BLM       None                           0        None                                   0            1,157
------------------------------------------------------------------------------------------------------------------------
2017      Navy I    None                           0        None                                   0            1,192
       -----------------------------------------------------------------------------------------------------------------
          Navy II   None                           0        None                                   0            1,192
       -----------------------------------------------------------------------------------------------------------------
          BLM       None                           0        None                                   0            1,192
------------------------------------------------------------------------------------------------------------------------
2018      Navy I    None                           0        None                                   0            1,228
       -----------------------------------------------------------------------------------------------------------------
          Navy II   None                           0        None                                   0            1,228
       -----------------------------------------------------------------------------------------------------------------
          BLM       None                           0        None                                   0            1,228
------------------------------------------------------------------------------------------------------------------------
2019      Navy I    None                           0        None                                   0            1,264
       -----------------------------------------------------------------------------------------------------------------
          Navy II   None                           0        None                                   0            1,264
       -----------------------------------------------------------------------------------------------------------------
          BLM       None                           0        None                                   0            1,264
-----------------=======================================================================================================

       Figure 1.1: Location of Coso geothermal field


                              [MAP APPEARS HERE]

                                                          1999, GeothermEx, Inc.

       Figure 1.2: Well location map, Coso geothermal field


                              [MAP APPEARS HERE]

                                                          1999, GeothermEx, Inc.

       Figure 2.1: Coso MW forecast from Caithness financial projections


                             [GRAPH APPEARS HERE]

                                                          1999, GeothermEx, Inc.

                Figure 2.2: Megawatts per well vs. time, Navy I


                             [GRAPH APPEARS HERE]

                                                          1999, GeothermEx, Inc.

               Figure 2.3: Megawatts per well vs. time, Navy II

                             [GRAPH APPEARS HERE]

                                                          1999, GeothermEx, Inc.

                 Figure 2.4: Megawatts per well vs. time, BLM

                              [GRAPH APPEARS HERE]

                                                          1999, GeothermEx, Inc.

                                  Figure 2.5:
                Total NCG/Steam Vs. Time - Navy II Well 15-17RD


                             [GRAPH APPEARS HERE]

                                     Date

                                  Figure 2.6:
                   H2S/Steam Vs. Time - Navy II Well 15-17RD


                              [GRAPH APPEARS HERE]

                                     Date

        Figure 2.7: Comparison of Caithness and GeothermEx MW forecasts


                             [GRAPH APPEARS HERE]

                                                          1999, GeothermEx, Inc.

Figure 3.1: Planned drilling costs at Coso from Caithness financial projections


                             [GRAPH APPEARS HERE]

                                                          1999, GeothermEx, Inc.

 Figure 3.2: Planned gathering system costs at Coso from Caithness financial projections


                             [GRAPH APPEARS HERE]

Figure 3.3: Planned workover costs at Coso from Caithness financial projections


                             [GRAPH APPEARS HERE]

                                                          1999, GeothermEx, Inc.

                            APPENDICES A THROUGH F

                                      OF

                                  GEOTHERMAL
                              CONSULTANT'S REPORT





APPENDICES A THROUGH F OF THE GEOTHERMAL CONSULTANT'S REPORT HAVE BEEN OMITTED FROM THIS PROSPECTUS. YOU CAN OBTAIN COPIES OF THESE APPENDICES FROM US UPON REQUEST.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

      , 1999

  Until     , 1999, all dealers that effect transactions in the Series B notes, whether or nor participating in this exchange offer, may be required to deliver a prospectus. This is in addition to the dealer(s) obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                          Caithness Coso Funding Corp.

                                  $110,000,000
                  6.80% Series B Senior Secured Notes due 2001

                                  $303,000,000
                  9.05% Series B Senior Secured Notes due 2009

                            -----------------------

                                   PROSPECTUS

                            -----------------------

                                Exchange Agent:
                      U.S. Bank Trust National Association

                             185 East Fifth Street
                           St. Paul, Minnesota 55101



--------------------------------------------------------------------------------

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell the securities or our solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of Caithness Energy, L.L.C., Caithness Coso Funding Corp., Coso Finance Partners, Coso Energy Developers or Coso Power Developers have not changed since the date hereof.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

  Pursuant to Section 102(b)(7) of the Delaware General Corporations Law,
Article IX of the Certificate of Incorporation for Funding Corp. (the "Certificate of Incorporation") provides that no director of Funding Corp. shall be liable to Funding Corp. or its stockholders for monetary damages for a breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined.

  Article X of the Certificate of Incorporation further provides that Funding Corp. shall, to the fullest extent permitted under the laws of the State of Delaware, indemnify, and upon request, advance expenses to its directors and officers against liabilities that may arise by reason of their status or service as directors, officers, trustees, partners, employees, or agents of the Corporation. Officers and directors shall be indemnified against expenses (including attorney's fees and expenses), judgments, fines, penalties, and amounts paid in settlement incurred in connection with the investigation, preparation, and defense of such actions, suits, proceedings, or claims. However, Funding Corp. will not be required to indemnify or advance expenses to any person in connection with such actions, suits, proceedings or claims when the action, suit, proceeding or claim was initiated by or on behalf of the officer or director seeking indemnity.

  Article XIV of the general partnership agreement of each of Coso Power Developers, Coso Finance Partners and Coso Energy Developers (collectively, the "General Partnership Agreements") empower each such partnership to indemnify and hold harmless its managing partner, and the officers, directors, shareholders, and agents of its managing partner ("Indemnitees") from and against any and all losses, claims, demands, costs, damages, judgments, fines, settlements and expenses (including attorney's fees and disbursements) arising out of or incidental to the business of each partnership provided that Indemnitee's conduct did not constitute fraud, willful misconduct, or gross negligence. Article XIV of each of the General Partnership Agreements also provides that the managing partner, in its capacity as such, or its officers, directors, shareholders, employees, or agents will not be held liable to their respective partnership or other partners of such partnership for any expense, loss, or liability suffered by such partnership or other partners of such partnership in connection with that partnership's activities, provided that the managing partner or its affiliates acted in good faith and without gross negligence and had previously determined that such a course of conduct was in the best interests of the partnership.

  The foregoing discussion of the Certificate of Incorporation, Bylaws, the General Partnership Agreements, and Delaware law is not intended to be exhaustive and is qualified in its entirety by the Certificate of Incorporation, Bylaws, the General Partnership Agreements and the relevant provisions of Delaware Corporation Law.

Item 21. Exhibits and Financial Statement Schedules.

 Exhibit
 Number                                Description
 -------                               -----------
   3.1   Certificate of Incorporation of Caithness Coso Funding Corp.
   3.2   Bylaws of Caithness Coso Funding Corp.
   3.3*  Third Amended and Restated Partnership Agreement of Coso Finance
         Partners, dated as of May 28, 1999.
   3.4*  Third Amended and Restated Partnership Agreement of Coso Energy
         Developers, dated as of May 28, 1999.
   3.5*  Third Amended and Restated Partnership Agreement of Coso Power
         Developers, dated as of May 28, 1999.
   4.1   Indenture, dated as of May 28, 1999, among Caithness Coso Funding
         Corp., Coso Finance Partners, Coso Energy Developers, Coso Power
         Developers, and U.S. Bank Trust National Association as trustee and as collateral agent.
   4.2   Specimen Series B notes (included in Exhibit 4.1).
   4.3   Notation of Guarantee, dated as of May 28, 1999, of Coso Finance
         Partners.
   4.4   Notation of Guarantee, dated as of May 28, 1999, of Coso Energy
         Developers.
   4.5   Notation of Guarantee, dated as of May 28, 1999, of Coso Power
         Developers.
   4.6   Registration Rights Agreement, dated as of May 28, 1999, by and among
         Caithness Coso Funding Corp., Coso Finance Partners, Coso Energy
         Developers, Coso Power Developers, and Donaldson, Lufkin & Jenrette
         Securities Corporation.
   5.1*  Opinion of Riordan & McKinzie, A Professional Law Corporation.
   5.2*  Opinion of Reed Smith Shaw & McClay LLP.
  10.1   Deposit and Disbursement Agreement, dated as of May 28, 1999, among
         Caithness Coso Funding Corp., Coso Finance Partners, Coso Energy
         Developers, Coso Power Developers, and U.S. Bank Trust National
         Association, as collateral agent, as trustee, and as depositary.
  10.2   Credit Agreement, dated as of May 28, 1999, between Caithness Coso
         Funding Corp. and Coso Finance Partners.
  10.3   Promissory Note due 2001 of Coso Finance Partners in favor of
         Caithness Coso Funding Corp.
  10.4   Promissory Note due 2009 of Coso Finance Partners in favor of
         Caithness Coso Funding Corp.
  10.5   Credit Agreement, dated as of May 28, 1999, between Caithness Coso
         Funding Corp. and Coso Energy Developers.
  10.6   Promissory Note due 2001 of Coso Energy Developers in favor of
         Caithness Coso Funding Corp.
  10.7   Promissory Note due 2009 of Coso Energy Developers in favor of
         Caithness Coso Funding Corp.
  10.8   Credit Agreement, dated as of May 28, 1999, between Caithness Coso
         Funding Corp. and Coso Power Developers.
  10.9   Promissory Note due 2001 of Coso Power Developers in favor of
         Caithness Coso Funding Corp.
  10.10  Promissory Note due 2009 of Coso Power Developers in favor of
         Caithness Coso Funding Corp.
  10.11  Purchase Agreement, dated as of May 21, 1999, by and among Caithness
         Coso Funding Corp., as issuer, Coso Finance Partners, Coso Energy
         Developers and Coso Power Developers, as guarantors, and Donaldson,
         Lufkin & Jenrette Securities Corporation, as initial purchaser.

 Exhibit
 Number                                Description
 -------                               -----------
 10.12   Security Agreement, dated as of May 28, 1999, executed by and among
         Caithness Coso Funding Corp. in favor of U.S. Bank Trust National
         Association, as collateral agent.
 10.13   Security Agreement, dated as of May 28, 1999, executed by and among
         Coso Finance Partners in favor of U.S. Bank Trust National
         Association, as collateral agent.
 10.14   Security Agreement, dated as of May 28, 1999, executed by Coso Energy
         Developers in favor of U.S. Bank Trust National Association, as collateral agent.
 10.15   Security Agreement, dated as of May 28, 1999, executed by Coso Power
         Developers in favor of U.S. Bank Trust National Association, as collateral agent.
 10.16   Reserved.
 10.17   Reserved.
 10.18*  Security Agreement (Navy I project permits), dated as of May 28, 1999, executed by Coso Operating Company LLC in favor of U.S. Bank Trust
         National Association, as collateral agent.
 10.19   Security Agreement (BLM project permits), dated as of May 28, 1999, executed by Coso Operating Company LLC in favor of U.S. Bank Trust
         National Association, as collateral agent.
 10.20   Security Agreement (Navy II project permits), dated as of May 28,
         1999, executed by Coso Operating Company LLC in favor of U.S. Bank
         Trust National Association, as collateral agent.
 10.21   Security Agreement (Navy I project permits), dated as of May 28, 1999, executed by FPL Energy Operating Services, Inc., in favor of U.S. Bank
         Trust National Association, as collateral agent.
 10.22   Security Agreement (BLM project permits), dated as of May 28, 1999, executed by FPL Energy Operating Services, Inc., in favor of U.S. Bank
         Trust National Association, as collateral agent.
 10.23   Security Agreement (Navy II project permits), dated as of May 28,
         1999, executed by FPL Energy Operating Services, Inc., in favor of
         U.S. Bank Trust National Association, as collateral agent.
 10.24   Deed of Trust, Assignment of Rents, Fixture Filing and Security
         Agreement, dated as of May 28, 1999, executed by Coso Finance Partners in favor of U.S. Bank Trust National Association, as trustee, and as beneficiary.
 10.25   Deed of Trust, Assignment of Rents, Fixture Filing and Security
         Agreement, dated as of May 28, 1999, executed by Coso Energy
         Developers in favor of U.S. Bank Trust National Association, as trustee, and as beneficiary.
 10.26   Deed of Trust, Assignment of Rents, Fixture Filing and Security
         Agreement, dated as of May 28, 1999, executed by Coso Power Developers in favor of U.S. Bank Trust National Association, as trustee, and as beneficiary.
 10.27   Deed of Trust, Assignment of Rents, Fixture Filing and Security
         Agreement, dated as of May 28, 1999, executed by Coso Transmission
         Line Partners in favor of U.S. Bank Trust National Association, as trustee, and as beneficiary.
 10.28   Deed of Trust, Assignment of Rents, Fixture Filing and Security
         Agreement, dated as of May 28, 1999, executed by China Lake Joint
         Venture in favor of U.S. Bank Trust National Association, as trustee, and as beneficiary.
 10.29   Deed of Trust, Assignment of Rents, Fixture Filing and Security
         Agreement, dated as of May 28, 1999, executed by Coso Land Company in favor of U.S. Bank Trust National Association, as trustee, and as beneficiary.

 Exhibit
 Number                                Description
 -------                               -----------
  10.30  Stock Pledge Agreement, dated as of May 28, 1999, by Coso Finance
         Partners, Coso Energy Developers and Coso Power Developers in favor of
         U.S. Bank Trust National Association, as collateral agent.
  10.31  Partnership Interest Pledge Agreement (Navy I), dated as of May 28,
         1999, by ESCA, LLC and New CLOC Company, LLC, in favor of U.S. Bank
         Trust National Association, as collateral agent.
  10.32  Partnership Interest Pledge Agreement (BLM), dated as of May 28, 1999, by Caithness Coso Holdings, LLC and New CHIP Company, LLC, in favor of
         U.S. Bank Trust National Association, as collateral agent.
  10.33  Partnership Interest Pledge Agreement (Navy II), dated as of May 28,
         1999, by Caithness Navy II Group, LLC and New CTC Company, LLC, in
         favor of U.S. Bank Trust National Association, as collateral agent.
  10.34  Partnership Interest Pledge Agreement (CTLP), dated as of May 28,
         1999, by Coso Energy Developers and Coso Power Developers, in favor of
         U.S. Bank Trust National Association, as collateral agent.
  10.35  Partnership Interest Pledge Agreement (CLJV), dated as of May 28,
         1999, by Caithness Acquisition Company, LLC and Caithness Geothermal
         1980 Ltd., L.P., in favor of U.S. Bank Trust National Association, as collateral agent.
  10.36  Partnership Interest Pledge Agreement (CLC), dated as of May 28, 1999, by Caithness Acquisition Company, LLC and Caithness Geothermal 1980
         Ltd., L.P., in favor of U.S. Bank Trust National Association, as collateral agent.
  10.37  Promissory Notes Security Agreement, dated as of May 28, 1999, by
         Caithness Coso Funding Corp., in favor of U.S. Bank Trust National
         Association, as collateral agent.
  10.38  Original Service Contract N62474-79-C-5382, dated December 6, 1979, between U.S. Naval Weapons Center and California Energy Company, Inc.,
         Contractor (the "Navy Contract"), including all amendments thereto.
  10.39  Escrow Agreement, dated December 16, 1992, as amended, by and among
         Coso Finance Partners, Bank of America and the Navy.
  10.40  Offer to Lease and Lease for Geothermal Resources, Serial No. 11402,
         dated April 29, 1985 but effective May 1, 1985, from the United States of America, acting through the Bureau of Land Management, to
         California Energy Company, Inc.; as assigned by Assignment Affecting
         Record Title to Geothermal Resources Lease, dated June 24, 1985, but effective July 1, 1985 from California Energy Company, Inc. to Coso
         Land Company; as assigned by Assignment of Record Title Interest in a
         Lease for Oil and Gas or Geothermal Resources, dated April 20, 1988, but effective May 1, 1988 from Coso Land Company to Coso Geothermal
         Company; as assigned by Assignment of Record Title Interest in a Lease for Oil and Gas or Geothermal Resources dated April 20, 1988 but effective
         May 1, 1988 from Coso Geothermal Company to Coso Energy Developers.
  10.41  Geothermal Resources Lease, Serial No. CA-11383, by and between the
         United States of America, acting through the Bureau of Land
         Management, and the LADWP, effective as of January 1, 1988; as assigned by Lease Assignment Agreement by and between LADWP and Coso
         Land Company , dated September 10, 1997; as assigned by Assignment of
         Record Title Interest in Lease for Oil and Gas or Geothermal
         Resources, by and between the United States of America, acting through the Bureau of Land Management, and Coso Land Company, effective
         January 1, 1998; and as extended by extension of primary term of CACA-
         11383 to September 23, 2004.

 Exhibit
 Number                                Description
 -------                               -----------
  10.42  Geothermal Resources Lease, Serial No. CA-11384, by and between the
         United States of America, acting through the Bureau of Land
         Management, and the LADWP, effective as of February 1, 1982; as assigned by Lease Assignment Agreement by and between LADWP and Coso
         Land Company, dated September 10, 1997; as assigned by Assignment of
         Record Title Interest in a Lease for Oil and Gas or Geothermal
         Resources (CACA-11384), by and between the United States of America, acting through the Bureau of Land Management, and Coso Land Company,
         effective as of January 1, 1998; and as extended by extension of primary term of CACA-11385 to December 24, 2002.
  10.43  Geothermal Resources Lease, Serial No. CA-11385, by and between the
         United States of America, acting through the Bureau of Land
         Management, and the LADWP, effective as of February 1, 1982; as assigned by Lease Assignment Agreement by and between LADWP and Coso
         Land Company, dated September 10, 1997; as assigned by Assignment of
         Record Title Interest in a Lease for Oil and Gas or Geothermal
         Resources (CACA-11385) by and between the United States of America, acting through the Bureau of Land Management, and Coso Land Company,
         effective as of January 1, 1998; and as extended by extension of primary term of CACA-11385 to December 24, 2002.
  10.44  License for Electric Power Plant Site Utilizing Geothermal Resources
         between the United States of America, Licensor, through the Bureau of
         Land Management, and Coso Energy Developers, Licensee, Serial No. CACA
         22512, dated March 8, 1989 (expires 3/8/19).
  10.45  License for Electric Power Plant Site Utilizing Geothermal Resources
         between the United States of America, acting through the Bureau of
         Land Management, and Coso Energy Developers, Licensee, Serial No.
         25690, dated 12/29/1989 (expires 12/28/19).
  10.46  Right of Way CA-18885 by and between the United States of America, acting through the Bureau of Land Management, and California Energy
         Company, Inc., dated May 7, 1986 (telephone cable) (expires 5/7/16).
  10.47  Right of Way CA-13510 by and between the United States of America, acting through the Bureau of Land Management, and California Energy
         Company, Inc., dated April 12, 1984 (Coso office site) (expires
         4/12/14).
  10.48  Agreement of Transfer and Assignment (Navy I Transmission Line), dated
         July 14, 1987, among China Lake Joint Venture and Coso Finance
         Partners.
  10.49  Agreement of Transfer and Assignment (Navy II Transmission Line),
         dated July 31, 1989, among Coso Power Developers and Coso Transmission
         Line Partners.
  10.50  Agreement of Transfer and Assignment (BLM Transmission Line), dated
         July 31, 1989, among Coso Energy Developers and Coso Transmission Line
         Partners.
  10.51  Agreement Regarding Overriding Royalty (CLC Royalty), dated May 5,
         1988, between Coso Energy Developers and Coso Land Company.
  10.52  Coso Geothermal Exchange Agreement, dated January 11, 1994, by and among Coso Finance Partners, Coso Energy Developers, Coso Power
         Developers, and California Energy Company, Inc.
  10.53  Amendment to Coso Geothermal Exchange Agreement, dated April 12, 1995, by and among Coso Finance Partners, Coso Energy Developers, Coso Power
         Developers, and California Energy Company, Inc.
  10.54  Reserved.
  10.55  Operation and Maintenance Agreement (Navy I Project), dated May 28,
         1999, by and among FPL Energy Operating Services, Inc. and Coso
         Operating Company, LLC and New CLOC Company, LLC.

 Exhibit
 Number                                Description
 -------                               -----------
  10.56  Operation and Maintenance Agreement (BLM Project), dated May 28, 1999, by and among FPL Energy Operating Services, Inc. and Coso Operating
         Company, LLC and New CHIP Company, LLC.
  10.57  Operation and Maintenance Agreement (Navy II Project), dated May 28,
         1999, by and among FPL Energy Operating Services, Inc. and Coso
         Operating Company, LLC and New CTC Company, LLC.
  10.58  Field Operation and Maintenance Agreement (Navy I), dated February 25,
         1999, between Coso Operating Company, LLC and New CLOC Company, LLC.
  10.59  Field Operations and Maintenance Agreement (Navy II), dated February
         25, 1999, between Coso Operating Company, LLC and New CTC Company,
         LLC.
  10.60  Field Operations and Maintenance Agreement (BLM), dated February 25,
         1999, between Coso Operating Company, LLC and New CHIP Company, LLC.
  10.61  Purchase Agreement, dated as of January 16, 1999, by and among
         Caithness Energy, L.L.C., Caithness Acquisition Company, LLC, and
         California Energy Company, Inc.
  10.62  Agreement Concerning Consideration, dated as of February 25, 1999, by and among Caithness Energy, L.L.C., Caithness Acquisition Company,
         L.L.C., New CLOC Company, LLC, New CHIP Company, LLC, New CTC Company,
         LLC, and CalEnergy Company, Inc.
  10.63  Future Revenue Agreement, dated February 25, 1999, by and between
         Caithness Energy, L.L.C., Caithness Acquisition Company, LLC, New CTC
         Company, LLC, New CLOC Company, LLC, New CHIP Company, LLC, Coso
         Finance Partners, Coso Energy Developers, Coso Power Developers, and
         California Energy Company, Inc.
  10.64  Acknowledgment and Agreement--Release, dated January 16, 1999, executed by Caithness Resources, Inc., Caithness Corporation,
         Caithness Power, L.L.C., James Bishop Sr.,and Caithness CEA
         Geothermal, L.P. (appended to Exhibit 10.61).
  10.65  Acknowledgment and Agreement--Indemnity, dated May 28, 1999, executed by Coso Finance Partners, New CLOC Company, LLC, ESCA, LLC, Coso
         Energy Developers, New CHIP Company, LLC, Caithness Coso Holdings,
         LLC, Coso Power Developers, New CTC Company, LLC, and Caithness Navy
         II Group, LLC.
  10.66  Acknowledgment and Agreement--Release, dated May 28, 1999, executed by
         Coso Finance Partners, New CLOC Company, LLC, ESCA, LLC, Coso Energy
         Developers, New CHIP Company, LLC, Caithness Coso Holdings, LLC, Coso
         Power Developers, New CTC Company, LLC, and Caithness Navy II Group,
         LLC.
  10.67  Acknowledgment and Agreement--Indemnity, dated January 16, 1999, executed by Caithness Resources, Inc., Caithness Corporation,
         Caithness Power, L.L.C., China Lake Operating Company, Coso Technology
         Corporation and Coso Hotsprings Intermountain Power (appended to
         Exhibit 10.61).
  10.68  Power Purchase Agreement (modified Standard Offer No.4) (Navy I), dated as of June 4, 1984, as amended, by and between Southern
         California Edison Company and Coso Finance Partners (as assignee of
         China Lake Joint Venture).
  10.69  Power Purchase Agreement (modified Standard Offer No.4) (BLM), dated as of February 1, 1985, by and between Southern California Edison
         Company and Coso Energy Developers (as assignee of China Lake Joint
         Venture).
  10.70  Power Purchase Agreement (modified Standard Offer No.4) (Navy II), dated as of February 1, 1985, by and between Southern California
         Edison Company and Coso Power Developers (as assignee of China Lake
         Joint Venture).
  10.71  Reserved.

 Exhibit
 Number                                Description
 -------                               -----------
  10.72  Interconnection and Integration Facilities Agreement (BLM project), dated December 15, 1988, between Southern California Edison Company and Coso Energy Developers (as assignee of China Lake Joint Venture).
  10.73  Interconnection and Integration Facilities Agreement (Navy II
         project), dated December 15, 1988, between Southern California Edison
         Company and Coso Power Developers (as assignee of China Lake Joint
         Venture).
  10.74  Operating Fee Subordination Agreement (Navy I), dated as of May 28,
         1999, by and among FPL Energy Operating Services, Inc., and U.S. Bank
         Trust National Association, as collateral agent.
  10.75  Operating Fee Subordination Agreement (BLM), dated as of May 28, 1999, by and among FPL Energy Operating Services, Inc., and U.S. Bank Trust
         National Association, as collateral agent.
  10.76  Operating Fee Subordination Agreement (Navy II), dated as of May 28,
         1999, by and among FPL Energy Operating Services, Inc., and U.S. Bank
         Trust National Association, as collateral agent.
  10.77  Operating Fee Subordination Agreement (Navy I), dated as of May 28,
         1999, by and among Coso Operating Company, LLC, and U.S. Bank Trust
         National Association, as collateral agent.
  10.78  Operating Fee Subordination Agreement (BLM), dated as of May 28, 1999, by and among Coso Operating Company, LLC, and U.S. Bank Trust National
         Association, as collateral agent.
  10.79  Operating Fee Subordination Agreement (Navy II), dated as of May 28,
         1999, by and among Coso Operating Company, LLC, and U.S. Bank Trust
         National Association, as collateral agent.
  10.80  Management Fee Subordination Agreement (Navy I), dated as of May 28,
         1999, by and among ESCA, LLC, New CLOC Company, LLC, Coso Finance
         Partners, and U.S. Bank Trust National Association, as collateral agent.
  10.81  Management Fee Subordination Agreement (BLM), dated as of May 28,
         1999, by and among Caithness Coso Holdings, LLC, New CHIP Company,
         LLC, Coso Energy Developers, and U.S. Bank Trust National Association,
         as collateral agent.
  10.82  Management Fee Subordination Agreement (Navy II), dated as of May 28,
         1999, by and among Caithness Navy II Group, LLC, New CTC Company, LLC,
         Coso Power Developers, and U.S. Bank Trust National Association, as
         collateral agent.
  10.83  Cotenancy Agreement, dated as of May 28, 1999, by and among Coso
         Finance Partners, Coso Energy Developers, and Coso Power Developers.
  10.84  Acquisition Agreement, dated as of May 28, 1999, among Coso Land
         Company, Coso Finance Partners, Coso Energy Developers, Coso Power
         Developers, and Coso Operating Company, LLC.
  10.85  Assignment and Assumption Agreement, dated as of May 28, 1999, by and among MidAmerican Energy Holdings Company as successor-in-interest to
         Cal Energy Company, Inc., Coso Energy Developers, Coso Power
         Developers and Coso Finance Partners.
  12.1   Statement regarding computation of Coso Finance Partners ratio of earnings to fixed charges.
  12.2   Statement regarding computation of Coso Energy Developers ratio of earnings to fixed charges.
  12.3   Statement regarding computation of Coso Power Developers ratio of earnings to fixed charges.
  21.1   Subsidiaries of Caithness Coso Funding Corp., Coso Finance Partners,
         Coso Energy Developers, and Coso Power Developers.
  23.1   Consent of KPMG LLP, Independent Auditors.
  23.2   Consent of PricewaterhouseCoopers LLP, Independent Auditors.
  23.3   Consent of Sandwell Engineering Inc.
  23.4   Consent of Henwood Energy Services, Inc.

 Exhibit
 Number                                Description
 -------                               -----------
  23.5   Consent of GeothermEx, Inc.
  23.6   Consent of Riordan & McKinzie, A Professional Law Corporation
         (included in Exhibit 5.1).
  23.7   Consent of Reed Smith Shaw & McClay LLP (included in Exhibit 5.2).
  24.1   Powers of Attorney (included on pages II-9, II-11, II-13 and II-15).
  25.1   Form T-1 Statement of Eligibility and Qualification of U.S. Bank Trust
         National Association as Trustee.
  27.1   Financial Data Schedule--Caithness Coso Funding Corp.
  27.2   Financial Data Schedule--Coso Finance Partners.
  27.3   Financial Data Schedule--Coso Energy Developers.
  27.4   Financial Data Schedule--Coso Power Developers.
  99.1*  Form of Letter of Transmittal.
  99.2*  Form of Notice of Guaranteed Delivery.
  99.3*  Letter to Brokers, Dealers, Commercial Banks, Trust Companies and
         Other Nominees.
  99.4*  Letter to Clients.

---------------------
* To be filed by amendment.

Item 22. Undertakings

  The undersigned Registrant hereby undertakes as follows:

1. That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred by the payment of a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

2. To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such requests, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

3. To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant has duly caused this Registration Statement on Form S-4 to be signed on behalf of the undersigned thereunto duly authorized, in the City of New York, on July 27, 1999.

                                          Caithness Coso Funding Corp.,
                                          a Delaware corporation

                                               /s/ James D. Bishop, Sr.
                                          By: _________________________________
                                                   James D. Bishop, Sr.
                                               Chairman and Chief Executive
                                                          Officer

                               POWER OF ATTORNEY

  Each of the undersigned hereby constitutes and appoints Leslie J. Gelber, James D. Bishop, Jr. and Christopher T. McCallion as his/her true and lawful attorneys-in-fact and agents, jointly and severally, with full power of substitution and re-substitution, for and in his stead, in any and all capacities, to sign on his behalf this registration statement on Form S-4 (the "Registration Statement") and to execute any amendments thereto (including post-effective amendments) that may be required in connection with the Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and granting unto said attorneys-in-fact and agents, jointly and severally, the full power and authority to do and perform each and every act and thing necessary or advisable to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, jointly and severally, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
    /s/ James D. Bishop, Sr.         Director, Chairman and Chief    July 27, 1999
____________________________________  Executive Officer
       James D. Bishop, Sr.           (Principal Executive
                                      Officer)
  /s/ Christopher T. McCallion       Director, Executive Vice        July 27, 1999
____________________________________  President and Chief
      Christopher T. McCallion        Financial Officer
                                      (Principal Accounting
                                      Officer)
      /s/ Leslie J. Gelber           Director, President and         July 27, 1999
____________________________________  Chief Operating Officer
          Leslie J. Gelber
    /s/ James D. Bishop, Jr.         Director                        July 27, 1999
____________________________________
        James D. Bishop, Jr.

             Signature                           Title                    Date
             ---------                           -----                    ----
     /s/ Larry K. Carpenter          Director                        July 27, 1999
____________________________________
         Larry K. Carpenter
     /s/ James C. Sullivan           Director                        July 27, 1999
____________________________________
         James C. Sullivan
      /s/ Mark A. Ferrucci           Director                        July 27, 1999
____________________________________
          Mark A. Ferrucci

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant has duly caused this Registration Statement on Form S-4 to be signed on behalf of the undersigned thereunto duly authorized, in the City of New York, July 27, 1999.

                                          Coso Finance Partners,
                                          a California general partnership

                                            By: New CLOC Company, LLC,
                                                its Managing General Partner

                                                      /s/ Christopher T.
                                                         McCallion
                                             By: ______________________________
                                                   Christopher T. McCallion
                                                   Executive Vice President

                               POWER OF ATTORNEY

  Each of the undersigned hereby constitutes and appoints Leslie J. Gelber, James D. Bishop, Jr. and Christopher T. McCallion as his/her true and lawful attorneys-in-fact and agents, jointly and severally, with full power of substitution and re-substitution, for and in his stead, in any and all capacities, to sign on his behalf this registration statement on Form S-4 (the "Registration Statement") and to execute any amendments thereto (including post-effective amendments) that may be required in connection with the Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and granting unto said attorneys-in-fact and agents, jointly and severally, the full power and authority to do and perform each and every act and thing necessary or advisable to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, jointly and severally, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                  Date
             ---------                           -----                  ----

    /s/ James D. Bishop, Sr.         Chief Executive Officer of     July 27, 1999
____________________________________  New CLOC Company, LLC, as
        James D. Bishop, Sr.          Managing General Partner of
                                      Registrant (Principal
                                      Executive Officer);
                                      Director of Caithness
                                      Acquisition Company, LLC,
                                      as Manager of New CLOC
                                      Company, LLC, as Managing
                                      General Partner of
                                      Registrant

             Signature                           Title                  Date
             ---------                           -----                  ----

  /s/ Christopher T. McCallion       Executive Vice President and   July 27, 1999
____________________________________  Chief Financial Officer of
      Christopher T. McCallion        New CLOC Company, LLC, as
                                      Managing General Partner of
                                      Registrant (Principal
                                      Financial Officer and
                                      Principal Accounting
                                      Officer); Director of
                                      Caithness Acquisition
                                      Company, LLC, as Manager of
                                      New CLOC Company, LLC, as
                                      Managing General Partner of
                                      Registrant

       /s/ Leslie Gelber             President and Chief            July 27, 1999
____________________________________  Operating Officer of New
           Leslie Gelber              CLOC Company, LLC, as
                                      Managing General Partner of
                                      Registrant; Director of
                                      Caithness Acquisition
                                      Company, LLC, as Manager of
                                      New CLOC Company, LLC, as
                                      Managing General Partner of
                                      Registrant

    /s/ James D. Bishop, Jr.         Director of Caithness          July 27, 1999
____________________________________  Acquisition Company, LLC,
        James D. Bishop, Jr.          as Manager of New CLOC
                                      Company, LLC, as Managing
                                      General Partner of
                                      Registrant

     /s/ Larry K. Carpenter          Director of Caithness          July 27, 1999
____________________________________  Acquisition Company, LLC,
         Larry K. Carpenter           as Manager of New CLOC
                                      Company, LLC, as Managing
                                      General Partner of
                                      Registrant

     /s/ James C. Sullivan           Director of Caithness          July 27, 1999
____________________________________  Acquisition Company, LLC,
         James C. Sullivan            as Manager of New CLOC
                                      Company, LLC, as Managing
                                      General Partner of
                                      Registrant

      /s/ Mark A. Ferrucci           Independent Manager of New     July 27, 1999
____________________________________  CLOC Company, LLC, as
          Mark A. Ferrucci            Managing General Partner of
                                      Registrant

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant has duly caused this Registration Statement on Form S-4 to be signed on behalf of the undersigned thereunto duly authorized, in the City of New York, on July 27, 1999.

                                          Coso Energy Developers,
                                          a California general partnership

                                          By: New CHIP Company, LLC,
                                             its Managing General Partner

                                                      /s/ Christopher T.
                                                         McCallion
                                             By: ______________________________
                                                   Christopher T. McCallion
                                                   Executive Vice President

                               POWER OF ATTORNEY

  Each of the undersigned hereby constitutes and appoints Leslie J. Gelber, James D. Bishop, Jr. and Christopher T. McCallion as his/her true and lawful attorneys-in-fact and agents, jointly and severally, with full power of substitution and re-substitution, for and in his stead, in any and all capacities, to sign on his behalf this registration statement on Form S-4 (the "Registration Statement") and to execute any amendments thereto (including post-effective amendments) that may be required in connection with the Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and granting unto said attorneys-in-fact and agents, jointly and severally, the full power and authority to do and perform each and every act and thing necessary or advisable to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, jointly and severally, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                  Date
             ---------                           -----                  ----

    /s/ James D. Bishop, Sr.         Chief Executive Officer of    July 27, 1999
____________________________________  New CHIP Company, LLC, as
        James D. Bishop, Sr.          Managing General Partner of
                                      Registrant (Principal
                                      Executive Officer);
                                      Director of Caithness
                                      Acquisition Company, LLC,
                                      as Manager of New CHIP
                                      Company, LLC, as Managing
                                      General Partner of
                                      Registrant

             Signature                           Title                  Date
             ---------                           -----                  ----

  /s/ Christopher T. McCallion       Executive Vice President and   July 27, 1999
____________________________________  Chief Financial Officer of
      Christopher T. McCallion        New CHIP Company, LLC, as
                                      Managing General Partner of
                                      Registrant (Principal
                                      Financial Officer and
                                      Principal Accounting
                                      Officer); Director of
                                      Caithness Acquisition
                                      Company, LLC, as Manager of
                                      New CHIP Company, LLC, as
                                      Managing General Partner of
                                      Registrant

       /s/ Leslie Gelber             President and Chief            July 27, 1999
____________________________________  Operating Officer of New
           Leslie Gelber              CHIP Company, LLC, as
                                      Managing General Partner of
                                      Registrant; Director of
                                      Caithness Acquisition
                                      Company, LLC, as Manager of
                                      New CHIP Company, LLC, as
                                      Managing General Partner of
                                      Registrant

    /s/ James D. Bishop, Jr.         Director of Caithness          July 27, 1999
____________________________________  Acquisition Company, LLC,
        James D. Bishop, Jr.          as Manager of New CHIP
                                      Company, LLC, as Managing
                                      General Partner of
                                      Registrant

     /s/ Larry K. Carpenter          Director of Caithness          July 27, 1999
____________________________________  Acquisition Company, LLC,
         Larry K. Carpenter           as Manager of New CHIP
                                      Company, LLC, as Managing
                                      General Partner of
                                      Registrant

     /s/ James C. Sullivan           Director of Caithness          July 27, 1999
____________________________________  Acquisition Company, LLC,
         James C. Sullivan            as Manager of New CHIP
                                      Company, LLC, as Managing
                                      General Partner of
                                      Registrant

      /s/ Mark A. Ferrucci           Independent Manager of New     July 27, 1999
____________________________________  CHIP Company, LLC, as
          Mark A. Ferrucci            Managing General Partner of
                                      Registrant

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant has duly caused this Registration Statement on Form S-4 to be signed on behalf of the undersigned thereunto duly authorized, in the City of New York, on July 27, 1999.

                                          Coso Power Developers,
                                          a California general partnership

                                            By:  New CTC Company, LLC,
                                                 its Managing General Partner

                                                      /s/ Christopher T.
                                                         McCallion
                                             By: ______________________________
                                                   Christopher T. McCallion
                                                   Executive Vice President

                               POWER OF ATTORNEY

  Each of the undersigned hereby constitutes and appoints Leslie J. Gelber, James D. Bishop, Jr. and Christopher T. McCallion as his/her true and lawful attorneys-in-fact and agents, jointly and severally, with full power of substitution and re-substitution, for and in his stead, in any and all capacities, to sign on his behalf this registration statement on Form S-4 (the "Registration Statement") and to execute any amendments thereto (including post-effective amendments) that may be required in connection with the Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and granting unto said attorneys-in-fact and agents, jointly and severally, the full power and authority to do and perform each and every act and thing necessary or advisable to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, jointly and severally, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                  Date
             ---------                           -----                  ----

    /s/ James D. Bishop, Sr.         Chief Executive Officer of     July 27, 1999
____________________________________  New CTC Company, LLC, as
        James D. Bishop, Sr.          Managing General Partner of
                                      Registrant (Principal
                                      Executive Officer);
                                      Director of Caithness
                                      Acquisition Company, LLC,
                                      as Manager of New CTC
                                      Company, LLC, as Managing
                                      General Partner of
                                      Registrant

             Signature                           Title                  Date
             ---------                           -----                  ----

  /s/ Christopher T. McCallion       Executive Vice President and   July 27, 1999
____________________________________  Chief Financial Officer of
      Christopher T. McCallion        New CTC Company, LLC, as
                                      Managing General Partner of
                                      Registrant ( Principal
                                      Financial Officer and
                                      Principal Accounting
                                      Officer); Director of
                                      Caithness Acquisition
                                      Company, LLC, as Manager of
                                      New CTC Company, LLC, as
                                      Managing General Partner of
                                      Registrant

       /s/ Leslie Gelber             President and Chief            July 27, 1999
____________________________________  Operating Officer of New
           Leslie Gelber              CTC Company, LLC, as
                                      Managing General Partner;
                                      Director of Caithness
                                      Acquisition Company, LLC,
                                      as Manager of New CTC
                                      Company, LLC, as Managing
                                      General Partner of
                                      Registrant

    /s/ James D. Bishop, Jr.         Director of Caithness          July 27, 1999
____________________________________  Acquisition Company, LLC,
        James D. Bishop, Jr.          as Manager of New CTC
                                      Company, LLC, as Managing
                                      General Partner of
                                      Registrant

     /s/ Larry K. Carpenter          Director of Caithness          July 27, 1999
____________________________________  Acquisition Company, LLC,
         Larry K. Carpenter           as Manager of New CTC
                                      Company, LLC, as Managing
                                      General Partner of
                                      Registrant

     /s/ James C. Sullivan           Director of Caithness          July 27, 1999
____________________________________  Acquisition Company, LLC,
         James C. Sullivan            as Manager of New CTC
                                      Company, LLC, as Managing
                                      General Partner of
                                      Registrant

      /s/ Mark A. Ferrucci           Independent Manager of New     July 27, 1999
____________________________________  CTC Company, LLC, as
          Mark A. Ferrucci            Managing General Partner of
                                      Registrant

                               INDEX TO EXHIBITS

 Exhibit
 Number                                Description
 -------                               -----------
   3.1   Certificate of Incorporation of Caithness Coso Funding Corp.
   3.2   Bylaws of Caithness Coso Funding Corp.
   3.3*  Third Amended and Restated Partnership Agreement of Coso Finance
         Partners, dated as of May 28, 1999.
   3.4*  Third Amended and Restated Partnership Agreement of Coso Energy
         Developers, dated as of May 28, 1999.
   3.5*  Third Amended and Restated Partnership Agreement of Coso Power
         Developers, dated as of May 28, 1999.
   4.1   Indenture, dated as of May 28, 1999, among Caithness Coso Funding
         Corp., Coso Finance Partners, Coso Energy Developers, Coso Power
         Developers, and U.S. Bank Trust National Association as trustee and as collateral agent.
   4.2   Specimen Series B notes (included in Exhibit 4.1).
   4.3   Notation of Guarantee, dated as of May 28, 1999, of Coso Finance
         Partners.
   4.4   Notation of Guarantee, dated as of May 28, 1999, of Coso Energy
         Developers.
   4.5   Notation of Guarantee, dated as of May 28, 1999, of Coso Power
         Developers.
   4.6   Registration Rights Agreement, dated as of May 28, 1999, by and among
         Caithness Coso Funding Corp., Coso Finance Partners, Coso Energy
         Developers, Coso Power Developers, and Donaldson, Lufkin & Jenrette
         Securities Corporation.
   5.1*  Opinion of Riordan & McKinzie, A Professional Law Corporation.
   5.2*  Opinion of Reed Smith Shaw & McClay LLP.
  10.1   Deposit and Disbursement Agreement, dated as of May 28, 1999, among
         Caithness Coso Funding Corp., Coso Finance Partners, Coso Energy
         Developers, Coso Power Developers, and U.S. Bank Trust National
         Association, as collateral agent, as trustee, and as depositary.
  10.2   Credit Agreement, dated as of May 28, 1999, between Caithness Coso
         Funding Corp. and Coso Finance Partners.
  10.3   Promissory Note due 2001 of Coso Finance Partners in favor of
         Caithness Coso Funding Corp.
  10.4   Promissory Note due 2009 of Coso Finance Partners in favor of
         Caithness Coso Funding Corp.
  10.5   Credit Agreement, dated as of May 28, 1999, between Caithness Coso
         Funding Corp. and Coso Energy Developers.
  10.6   Promissory Note due 2001 of Coso Energy Developers in favor of
         Caithness Coso Funding Corp.
  10.7   Promissory Note due 2009 of Coso Energy Developers in favor of
         Caithness Coso Funding Corp.
  10.8   Credit Agreement, dated as of May 28, 1999, between Caithness Coso
         Funding Corp. and Coso Power Developers.
  10.9   Promissory Note due 2001 of Coso Power Developers in favor of
         Caithness Coso Funding Corp.
  10.10  Promissory Note due 2009 of Coso Power Developers in favor of
         Caithness Coso Funding Corp.
  10.11  Purchase Agreement, dated as of May 21, 1999, by and among Caithness
         Coso Funding Corp., as issuer, Coso Finance Partners, Coso Energy
         Developers and Coso Power Developers, as guarantors, and Donaldson,
         Lufkin & Jenrette Securities Corporation, as initial purchaser.

 Exhibit
 Number                                Description
 -------                               -----------
 10.12   Security Agreement, dated as of May 28, 1999, executed by and among
         Caithness Coso Funding Corp. in favor of U.S. Bank Trust National
         Association, as collateral agent.
 10.13   Security Agreement, dated as of May 28, 1999, executed by and among
         Coso Finance Partners in favor of U.S. Bank Trust National
         Association, as collateral agent.
 10.14   Security Agreement, dated as of May 28, 1999, executed by Coso Energy
         Developers in favor of U.S. Bank Trust National Association, as collateral agent.
 10.15   Security Agreement, dated as of May 28, 1999, executed by Coso Power
         Developers in favor of U.S. Bank Trust National Association, as collateral agent.
 10.16   Reserved.
 10.17   Reserved.
 10.18*  Security Agreement (Navy I project permits), dated as of May 28, 1999, executed by Coso Operating Company LLC in favor of U.S. Bank Trust
         National Association, as collateral agent.
 10.19   Security Agreement (BLM project permits), dated as of May 28, 1999, executed by Coso Operating Company LLC in favor of U.S. Bank Trust
         National Association, as collateral agent.
 10.20   Security Agreement (Navy II project permits), dated as of May 28,
         1999, executed by Coso Operating Company LLC in favor of U.S. Bank
         Trust National Association, as collateral agent.
 10.21   Security Agreement (Navy I project permits), dated as of May 28, 1999, executed by FPL Energy Operating Services, Inc., in favor of U.S. Bank
         Trust National Association, as collateral agent.
 10.22   Security Agreement (BLM project permits), dated as of May 28, 1999, executed by FPL Energy Operating Services, Inc., in favor of U.S. Bank
         Trust National Association, as collateral agent.
 10.23   Security Agreement (Navy II project permits), dated as of May 28,
         1999, executed by FPL Energy Operating Services, Inc., in favor of
         U.S. Bank Trust National Association, as collateral agent.
 10.24   Deed of Trust, Assignment of Rents, Fixture Filing and Security
         Agreement, dated as of May 28, 1999, executed by Coso Finance Partners in favor of U.S. Bank Trust National Association, as trustee, and as beneficiary.
 10.25   Deed of Trust, Assignment of Rents, Fixture Filing and Security
         Agreement, dated as of May 28, 1999, executed by Coso Energy
         Developers in favor of U.S. Bank Trust National Association, as trustee, and as beneficiary.
 10.26   Deed of Trust, Assignment of Rents, Fixture Filing and Security
         Agreement, dated as of May 28, 1999, executed by Coso Power Developers in favor of U.S. Bank Trust National Association, as trustee, and as beneficiary.
 10.27   Deed of Trust, Assignment of Rents, Fixture Filing and Security
         Agreement, dated as of May 28, 1999, executed by Coso Transmission
         Line Partners in favor of U.S. Bank Trust National Association, as trustee, and as beneficiary.
 10.28   Deed of Trust, Assignment of Rents, Fixture Filing and Security
         Agreement, dated as of May 28, 1999, executed by China Lake Joint
         Venture in favor of U.S. Bank Trust National Association, as trustee, and as beneficiary.
 10.29   Deed of Trust, Assignment of Rents, Fixture Filing and Security
         Agreement, dated as of May 28, 1999, executed by Coso Land Company in favor of U.S. Bank Trust National Association, as trustee, and as beneficiary.

 Exhibit
 Number                                Description
 -------                               -----------
  10.30  Stock Pledge Agreement, dated as of May 28, 1999, by Coso Finance
         Partners, Coso Energy Developers and Coso Power Developers in favor of
         U.S. Bank Trust National Association, as collateral agent.
  10.31  Partnership Interest Pledge Agreement (Navy I), dated as of May 28,
         1999, by ESCA, LLC and New CLOC Company, LLC, in favor of U.S. Bank
         Trust National Association, as collateral agent.
  10.32  Partnership Interest Pledge Agreement (BLM), dated as of May 28, 1999, by Caithness Coso Holdings, LLC and New CHIP Company, LLC, in favor of
         U.S. Bank Trust National Association, as collateral agent.
  10.33  Partnership Interest Pledge Agreement (Navy II), dated as of May 28,
         1999, by Caithness Navy II Group, LLC and New CTC Company, LLC, in
         favor of U.S. Bank Trust National Association, as collateral agent.
  10.34  Partnership Interest Pledge Agreement (CTLP), dated as of May 28,
         1999, by Coso Energy Developers and Coso Power Developers, in favor of
         U.S. Bank Trust National Association, as collateral agent.
  10.35  Partnership Interest Pledge Agreement (CLJV), dated as of May 28,
         1999, by Caithness Acquisition Company, LLC and Caithness Geothermal
         1980 Ltd., L.P., in favor of U.S. Bank Trust National Association, as collateral agent.
  10.36  Partnership Interest Pledge Agreement (CLC), dated as of May 28, 1999, by Caithness Acquisition Company, LLC and Caithness Geothermal 1980
         Ltd., L.P., in favor of U.S. Bank Trust National Association, as collateral agent.
  10.37  Promissory Notes Security Agreement, dated as of May 28, 1999, by
         Caithness Coso Funding Corp., in favor of U.S. Bank Trust National
         Association, as collateral agent.
  10.38  Original Service Contract N62474-79-C-5382, dated December 6, 1979, between U.S. Naval Weapons Center and California Energy Company, Inc.,
         Contractor (the "Navy Contract"), including all amendments thereto.
  10.39  Escrow Agreement, dated December 16, 1992, as amended, by and among
         Coso Finance Partners, Bank of America and the Navy.
  10.40  Offer to Lease and Lease for Geothermal Resources, Serial No. 11402,
         dated April 29, 1985 but effective May 1, 1985, from the United States of America, acting through the Bureau of Land Management, to
         California Energy Company, Inc.; as assigned by Assignment Affecting
         Record Title to Geothermal Resources Lease, dated June 24, 1985, but effective July 1, 1985 from California Energy Company, Inc. to Coso
         Land Company; as assigned by Assignment of Record Title Interest in a
         Lease for Oil and Gas or Geothermal Resources, dated April 20, 1988, but effective May 1, 1988 from Coso Land Company to Coso Geothermal
         Company; as assigned by Assignment of Record Title Interest in a Lease for Oil and Gas or Geothermal Resources dated April 20, 1988 but effective
         May 1, 1988 from Coso Geothermal Company to Coso Energy Developers.
  10.41  Geothermal Resources Lease, Serial No. CA-11383, by and between the
         United States of America, acting through the Bureau of Land
         Management, and the LADWP, effective as of January 1, 1988; as assigned by Lease Assignment Agreement by and between LADWP and Coso
         Land Company , dated September 10, 1997; as assigned by Assignment of
         Record Title Interest in Lease for Oil and Gas or Geothermal
         Resources, by and between the United States of America, acting through the Bureau of Land Management, and Coso Land Company, effective
         January 1, 1998; and as extended by extension of primary term of CACA-
         11383 to September 23, 2004.

 Exhibit
 Number                                Description
 -------                               -----------
  10.42  Geothermal Resources Lease, Serial No. CA-11384, by and between the
         United States of America, acting through the Bureau of Land
         Management, and the LADWP, effective as of February 1, 1982; as assigned by Lease Assignment Agreement by and between LADWP and Coso
         Land Company, dated September 10, 1997; as assigned by Assignment of
         Record Title Interest in a Lease for Oil and Gas or Geothermal
         Resources (CACA-11384), by and between the United States of America, acting through the Bureau of Land Management, and Coso Land Company,
         effective as of January 1, 1998; and as extended by extension of primary term of CACA-11385 to December 24, 2002.
  10.43  Geothermal Resources Lease, Serial No. CA-11385, by and between the
         United States of America, acting through the Bureau of Land
         Management, and the LADWP, effective as of February 1, 1982; as assigned by Lease Assignment Agreement by and between LADWP and Coso
         Land Company, dated September 10, 1997; as assigned by Assignment of
         Record Title Interest in a Lease for Oil and Gas or Geothermal
         Resources (CACA-11385) by and between the United States of America, acting through the Bureau of Land Management, and Coso Land Company,
         effective as of January 1, 1998; and as extended by extension of primary term of CACA-11385 to December 24, 2002.
  10.44  License for Electric Power Plant Site Utilizing Geothermal Resources
         between the United States of America, Licensor, through the Bureau of
         Land Management, and Coso Energy Developers, Licensee, Serial No. CACA
         22512, dated March 8, 1989 (expires 3/8/19).
  10.45  License for Electric Power Plant Site Utilizing Geothermal Resources
         between the United States of America, acting through the Bureau of
         Land Management, and Coso Energy Developers, Licensee, Serial No.
         25690, dated 12/29/1989 (expires 12/28/19).
  10.46  Right of Way CA-18885 by and between the United States of America, acting through the Bureau of Land Management, and California Energy
         Company, Inc., dated May 7, 1986 (telephone cable) (expires 5/7/16).
  10.47  Right of Way CA-13510 by and between the United States of America, acting through the Bureau of Land Management, and California Energy
         Company, Inc., dated April 12, 1984 (Coso office site) (expires
         4/12/14).
  10.48  Agreement of Transfer and Assignment (Navy I Transmission Line), dated
         July 14, 1987, among China Lake Joint Venture and Coso Finance
         Partners.
  10.49  Agreement of Transfer and Assignment (Navy II Transmission Line),
         dated July 31, 1989, among Coso Power Developers and Coso Transmission
         Line Partners.
  10.50  Agreement of Transfer and Assignment (BLM Transmission Line), dated
         July 31, 1989, among Coso Energy Developers and Coso Transmission Line
         Partners.
  10.51  Agreement Regarding Overriding Royalty (CLC Royalty), dated May 5,
         1988, between Coso Energy Developers and Coso Land Company.
  10.52  Coso Geothermal Exchange Agreement, dated January 11, 1994, by and among Coso Finance Partners, Coso Energy Developers, Coso Power
         Developers, and California Energy Company, Inc.
  10.53  Amendment to Coso Geothermal Exchange Agreement, dated April 12, 1995, by and among Coso Finance Partners, Coso Energy Developers, Coso Power
         Developers, and California Energy Company, Inc.
  10.54  Reserved.
  10.55  Operation and Maintenance Agreement (Navy I Project), dated May 28,
         1999, by and among FPL Energy Operating Services, Inc. and Coso
         Operating Company, LLC and New CLOC Company, LLC.

 Exhibit
 Number                                Description
 -------                               -----------
  10.56  Operation and Maintenance Agreement (BLM Project), dated May 28, 1999, by and among FPL Energy Operating Services, Inc. and Coso Operating
         Company, LLC and New CHIP Company, LLC.
  10.57  Operation and Maintenance Agreement (Navy II Project), dated May 28,
         1999, by and among FPL Energy Operating Services, Inc. and Coso
         Operating Company, LLC and New CTC Company, LLC.
  10.58  Field Operation and Maintenance Agreement (Navy I), dated February 25,
         1999, between Coso Operating Company, LLC and New CLOC Company, LLC.
  10.59  Field Operations and Maintenance Agreement (Navy II), dated February
         25, 1999, between Coso Operating Company, LLC and New CTC Company,
         LLC.
  10.60  Field Operations and Maintenance Agreement (BLM), dated February 25,
         1999, between Coso Operating Company, LLC and New CHIP Company, LLC.
  10.61  Purchase Agreement, dated as of January 16, 1999, by and among
         Caithness Energy, L.L.C., Caithness Acquisition Company, LLC, and
         California Energy Company, Inc.
  10.62  Agreement Concerning Consideration, dated as of February 25, 1999, by and among Caithness Energy, L.L.C., Caithness Acquisition Company,
         L.L.C., New CLOC Company, LLC, New CHIP Company, LLC, New CTC Company,
         LLC, and CalEnergy Company, Inc.
  10.63  Future Revenue Agreement, dated February 25, 1999, by and between
         Caithness Energy, L.L.C., Caithness Acquisition Company, LLC, New CTC
         Company, LLC, New CLOC Company, LLC, New CHIP Company, LLC, Coso
         Finance Partners, Coso Energy Developers, Coso Power Developers, and
         California Energy Company, Inc.
  10.64  Acknowledgment and Agreement--Release, dated January 16, 1999, executed by Caithness Resources, Inc., Caithness Corporation,
         Caithness Power, L.L.C., James Bishop Sr., and Caithness CEA
         Geothermal, L.P. (appended to Exhibit 10.61).
  10.65  Acknowledgment and Agreement--Indemnity, dated May 28, 1999, executed by Coso Finance Partners, New CLOC Company, LLC, ESCA, LLC, Coso
         Energy Developers, New CHIP Company, LLC, Caithness Coso Holdings,
         LLC, Coso Power Developers, New CTC Company, LLC, and Caithness Navy
         II Group, LLC.
  10.66  Acknowledgment and Agreement--Release, dated May 28, 1999, executed by
         Coso Finance Partners, New CLOC Company, LLC, ESCA, LLC, Coso Energy
         Developers, New CHIP Company, LLC, Caithness Coso Holdings, LLC, Coso
         Power Developers, New CTC Company, LLC, and Caithness Navy II Group,
         LLC.
  10.67  Acknowledgment and Agreement--Indemnity, dated January 16, 1999, executed by Caithness Resources, Inc., Caithness Corporation,
         Caithness Power, L.L.C., China Lake Operating Company, Coso Technology
         Corporation and Coso Hotsprings Intermountain Power (appended to
         Exhibit 10.61).
  10.68  Power Purchase Agreement (modified Standard Offer No.4) (Navy I), dated as of June 4, 1984, as amended, by and between Southern
         California Edison Company and Coso Finance Partners (as assignee of
         China Lake Joint Venture).
  10.69  Power Purchase Agreement (modified Standard Offer No.4) (BLM), dated as of February 1, 1985, by and between Southern California Edison
         Company and Coso Energy Developers (as assignee of China Lake Joint
         Venture).
  10.70  Power Purchase Agreement (modified Standard Offer No.4) (Navy II), dated as of February 1, 1985, by and between Southern California
         Edison Company and Coso Power Developers (as assignee of China Lake
         Joint Venture).
  10.71  Reserved.

 Exhibit
 Number                                Description
 -------                               -----------
  10.72  Interconnection and Integration Facilities Agreement (BLM project), dated December 15, 1988, between Southern California Edison Company and Coso Energy Developers (as assignee of China Lake Joint Venture).
  10.73  Interconnection and Integration Facilities Agreement (Navy II
         project), dated December 15, 1988, between Southern California Edison
         Company and Coso Power Developers (as assignee of China Lake Joint
         Venture).
  10.74  Operating Fee Subordination Agreement (Navy I), dated as of May 28,
         1999, by and among FPL Energy Operating Services, Inc., and U.S. Bank
         Trust National Association, as collateral agent.
  10.75  Operating Fee Subordination Agreement (BLM), dated as of May 28, 1999, by and among FPL Energy Operating Services, Inc., and U.S. Bank Trust
         National Association, as collateral agent.
  10.76  Operating Fee Subordination Agreement (Navy II), dated as of May 28,
         1999, by and among FPL Energy Operating Services, Inc., and U.S. Bank
         Trust National Association, as collateral agent.
  10.77  Operating Fee Subordination Agreement (Navy I), dated as of May 28,
         1999, by and among Coso Operating Company, LLC, and U.S. Bank Trust
         National Association, as collateral agent.
  10.78  Operating Fee Subordination Agreement (BLM), dated as of May 28, 1999, by and among Coso Operating Company, LLC, and U.S. Bank Trust National
         Association, as collateral agent.
  10.79  Operating Fee Subordination Agreement (Navy II), dated as of May 28,
         1999, by and among Coso Operating Company, LLC, and U.S. Bank Trust
         National Association, as collateral agent.
  10.80  Management Fee Subordination Agreement (Navy I), dated as of May 28,
         1999, by and among ESCA, LLC, New CLOC Company, LLC, Coso Finance
         Partners, and U.S. Bank Trust National Association, as collateral agent.
  10.81  Management Fee Subordination Agreement (BLM), dated as of May 28,
         1999, by and among Caithness Coso Holdings, LLC, New CHIP Company,
         LLC, Coso Energy Developers, and U.S. Bank Trust National Association,
         as collateral agent.
  10.82  Management Fee Subordination Agreement (Navy II), dated as of May 28,
         1999, by and among Caithness Navy II Group, LLC, New CTC Company, LLC,
         Coso Power Developers, and U.S. Bank Trust National Association, as
         collateral agent.
  10.83  Cotenancy Agreement, dated as of May 28, 1999, by and among Coso
         Finance Partners, Coso Energy Developers, and Coso Power Developers.
  10.84  Acquisition Agreement, dated as of May 28, 1999, among Coso Land
         Company, Coso Finance Partners, Coso Energy Developers, Coso Power
         Developers, and Coso Operating Company, LLC.
  10.85  Assignment and Assumption Agreement, dated as of May 28, 1999, by and among MidAmerican Energy Holdings Company as successor-in-interest to
         Cal Energy Company, Inc., Coso Energy Developers, Coso Power
         Developers and Coso Finance Partners.
  12.1   Statement regarding computation of Coso Finance Partners ratio of earnings to fixed charges.
  12.2   Statement regarding computation of Coso Energy Developers ratio of earnings to fixed charges.
  12.3   Statement regarding computation of Coso Power Developers ratio of earnings to fixed charges.
  21.1   Subsidiaries of Caithness Coso Funding Corp., Coso Finance Partners,
         Coso Energy Developers, and Coso Power Developers.
  23.1   Consent of KPMG LLP, Independent Auditors.
  23.2   Consent of PricewaterhouseCoopers LLP, Independent Auditors.
  23.3   Consent of Sandwell Engineering Inc.
  23.4   Consent of Henwood Energy Services, Inc.

 Exhibit
 Number                                Description
 -------                               -----------
  23.5   Consent of GeothermEx, Inc.
  23.6   Consent of Riordan & McKinzie, A Professional Law Corporation
         (included in Exhibit 5.1).
  23.7   Consent of Reed Smith Shaw & McClay LLP (included in Exhibit 5.2).
  24.1   Powers of Attorney (included on pages II-9, II-11, II-13 and II-15).
  25.1   Form T-1 Statement of Eligibility and Qualification of U.S. Bank Trust
         National Association as Trustee.
  27.1   Financial Data Schedule--Caithness Coso Funding Corp.
  27.2   Financial Data Schedule--Coso Finance Partners.
  27.3   Financial Data Schedule--Coso Energy Developers.
  27.4   Financial Data Schedule--Coso Power Developers.
  99.1*  Form of Letter of Transmittal.
  99.2*  Form of Notice of Guaranteed Delivery.
  99.3*  Letter to Brokers, Dealers, Commercial Banks, Trust Companies and
         Other Nominees.
  99.4*  Letter to Clients.

---------------------
* To be filed by amendment.